                                                FILED PURSUANT TO RULE 424(b)(5)
                                                 REGISTRATION NO.: 333-127968-01

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED AUGUST 20, 2005

                          $3,593,754,000 (APPROXIMATE)
                      GS MORTGAGE SECURITIES TRUST 2006-GG6
                                AS ISSUING ENTITY
                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR
                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                         GOLDMAN SACHS MORTGAGE COMPANY
                          AS LOAN SELLERS AND SPONSORS
                         COMMERZBANK AG, NEW YORK BRANCH
                                 AS LOAN SELLER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-GG6

      The Commercial Mortgage Pass-Through Certificates, Series 2006-GG6 will include 13 classes of certificates that GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement. The Series 2006-GG6 certificates represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2006-GG6. The trust's main assets will be a pool of 188 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

                                                                                                        RATED FINAL
                       INITIAL CERTIFICATE        INITIAL                          EXPECTED RATINGS    DISTRIBUTION
                       PRINCIPAL AMOUNT(1)   PASS-THROUGH RATE      DESCRIPTION      (S&P/FITCH)           DATE
----------------------------------------------------------------------------------------------------------------------

Class A-1............      $  102,000,000          5.417%              Fixed           AAA/AAA        April 10, 2038
Class A-2............      $1,052,000,000          5.506%            Fixed(2)          AAA/AAA        April 10, 2038
Class A-3............      $   75,600,000          5.739%(11)       Variable(8)        AAA/AAA        April 10, 2038
Class A-AB...........      $  187,800,000          5.587%            Fixed(2)          AAA/AAA        April 10, 2038
Class A-4............      $1,001,467,000          5.553%            Fixed(2)          AAA/AAA        April 10, 2038
Class A-1A...........      $  311,801,000          5.556%            Fixed(2)          AAA/AAA        April 10, 2038
Class A-M............      $  390,095,000          5.622%            Fixed(2)          AAA/AAA        April 10, 2038
Class A-J............      $  292,572,000          5.782%(11)       Variable(9)        AAA/AAA        April 10, 2038
Class B..............      $   19,504,000          5.813%(11)      Variable(10)        AA+/AA+        April 10, 2038
Class C..............      $   48,762,000          5.813%(11)      Variable(10)         AA/AA         April 10, 2038
Class D..............      $   39,010,000          5.813%(11)      Variable(10)        AA-/AA-        April 10, 2038
Class E..............      $   29,257,000          5.813%(11)      Variable(10)         A+/A+         April 10, 2038
Class F..............      $   43,886,000          5.813%(11)      Variable(10)          A/A          April 10, 2038

__________________
(Footnotes to table begin on page S-10)

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-32 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2006-GG6 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

--------------------------------------------------------------------------------

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF
THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE
DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR
ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

      EACH CLASS OF CERTIFICATES WILL RECEIVE DISTRIBUTIONS OF INTEREST,
PRINCIPAL OR BOTH MONTHLY, COMMENCING ON APRIL 12, 2006. CREDIT ENHANCEMENT WILL
BE PROVIDED BY CERTAIN CLASSES OF SUBORDINATE CERTIFICATES THAT WILL BE
SUBORDINATE TO CERTAIN CLASSES OF SENIOR CERTIFICATES AS DESCRIBED IN THIS
PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE OFFERED
CERTIFICATES--SUBORDINATION."

      THE UNDERWRITERS, GREENWICH CAPITAL MARKETS, INC., GOLDMAN, SACHS & CO.,
CREDIT SUISSE SECURITIES (USA) LLC, MERRILL LYNCH & CO., MORGAN STANLEY & CO.
INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC, WILL PURCHASE THE OFFERED
CERTIFICATES FROM GS MORTGAGE SECURITIES CORPORATION II AND WILL OFFER THEM TO
THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST,
DETERMINED AT THE TIME OF SALE. GREENWICH CAPITAL MARKETS, INC. AND GOLDMAN,
SACHS & CO. ARE ACTING AS CO-LEAD BOOKRUNNING MANAGERS AND CREDIT SUISSE
SECURITIES (USA) LLC, MERRILL LYNCH & CO., MORGAN STANLEY & CO. INCORPORATED AND
WACHOVIA CAPITAL MARKETS, LLC ARE ACTING AS CO-MANAGERS FOR THIS OFFERING.

      The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear
Bank, as operator of the Euroclear System in Europe against payment in New York,
New York on or about March 23, 2006. GS Mortgage Securities Corporation II expects to receive from this offering approximately $3,610,829,054, plus accrued interest from March 1, 2006, before deducting expenses payable by the depositor.

[LOGO] RBS GREENWICH CAPITAL                                GOLDMAN, SACHS & CO.
CREDIT SUISSE                                                MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES

March 7, 2006

--------------------------------------------------------------------------------
                     GS MORTGAGE SECURITIES CORPORATION II
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-GG6
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL
--------------------------------------------------------------------------------

 [MAP OF THE UNITED STATES INDICATING LOCATION OF MORTGAGED PROPERTIES OMITTED]

                     GS MORTGAGE SECURITIES CORPORATION II
         COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-GG6
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

WASHINGTON                        TENNESSEE              NEW YORK
8 properties                      5 properties           2 properties
$248,533,741                      $24,002,463            $41,500,000
6.4% of total                     0.6% of total          1.1% of total

OREGON                            IDAHO                  VERMONT
2 properties                      1 property             1 property
$35,056,107                       $15,804,289            $2,865,000
0.9% of total                     0.4% of total          0.1% of total

UTAH                              WYOMING                MASSACHUSETTS
3 properties                      1 property             3 properties
$12,980,246                       $4,600,000             $23,885,000
0.3% of total                     0.1% of total          0.6% of total

NEVADA                            MONTANA                CONNECTICUT
17 properties                     1 property             5 properties
$120,812,564                      $2,370,245             $50,747,795
3.1% of total                     0.1% of total          1.3% of total

CALIFORNIA                        NEBRASKA               RHODE ISLAND
25 properties                     3 properties           1 property
$358,240,860                      $38,459,405            $4,985,363
9.2% of total                     1.0% of total          0.1% of total

HAWAII                            SOUTH DAKOTA           NEW JERSEY
7 properties                      1 property             4 properties
$185,383,861                      $1,069,617             $43,733,331
4.8% of total                     0.0% of total          1.1% of total

ARIZONA                           MISSOURI               DELAWARE
10 properties                     5 properties           2 properties
$105,946,973                      $19,045,278            $7,946,101
2.7% of total                     0.5% of total          0.2% of total

COLORADO                          MINNESOTA              DISTRICT OF COLUMBIA
9 properties                      6 properties           1 property
$167,946,740                      $17,356,162            $71,100,000
4.3% of total                     0.4% of total          1.8% of total

NEW MEXICO                        IOWA                   MARYLAND
1 property                        5 properties           22 properties
$25,667,956                       $43,368,512            $319,279,000
0.7% of total                     1.1% of total          8.2% of total

KANSAS                            WISCONSIN              VIRGINIA
1 property                        3 properties           5 properties
$1,076,636                        $5,871,316             $63,386,000
0.0% of total                     0.2% of total          1.6% of total

OKLAHOMA                          ILLINOIS               NORTH CAROLINA
1 property                        8 properties           16 properties
$2,822,806                        $105,389,053           $466,512,187
0.1% of total                     2.7% of total          12.0% of total

TEXAS                             MICHIGAN               WEST VIRGINIA
37 properties                     8 properties           1 property
$405,076,644                      $63,075,597            $1,339,816
10.4% of total                    1.6% of total          0.0% of total

ARKANSAS                          INDIANA                SOUTH CAROLINA
2 properties                      11 properties          12 properties
$44,481,238                       $16,999,322            $76,112,896
1.1% of total                     0.4% of total          2.0% of total

LOUISIANA                         PENNSYLVANIA           GEORGIA
13 properties                     5 properties           10 properties
$46,411,607                       $184,531,572           $139,202,366
1.2% of total                     4.7% of total          3.6% of total

Mississippi                       Ohio                   Florida
1 property                        9 properties           19 properties
$5,115,413                        $58,583,133            $194,878,023
0.1% of total                     1.5% of total          5.0% of total

ALABAMA
2 properties
$27,402,287
0.7% of total

[  ] >10.0% of Initial Pool Balance

[  ] >5.0 - 10.0% of Initial Pool Balance

[  ] >1.0 - 5.0% of Initial Pool Balance

[  ] (less than or equal to)1.0% of Initial Pool Balance

                      MORTAGED PROPERTIES BY PROPERTY TYPE

                Industrial                          5.6%

                Multifamily                         7.9%

                Hospitality                        15.9%

                Retail                             31.3%

                Other                               1.1%

                Self-Storage                        0.9%

                Mobile Home Park                    0.1%

                Office                             37.2%

NORTHLAKE MALL                                         Charlotte, North Carolina
--------------------------------------------------------------------------------

                      [2 PHOTOS OF NORTHLAKE MALL OMITTED]

JQH HOTEL PORTFOLIO D                                          Various Locations
--------------------------------------------------------------------------------

                   [2 PHOTOS OF JQH HOTEL PORTFOLIO D OMITTED]

WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO                       Various Locations
--------------------------------------------------------------------------------

         [2 PHOTOS OF WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO OMITTED]

MARYLAND MULTIFAMILY PORTFOLIO                                 Various Locations
--------------------------------------------------------------------------------
              [2 PHOTOS OF MARYLAND MULTIFAMILY PORTFOLIO OMITTED]

ONE COMMERCE SQUARE                                  Philadelphia, Pennsylvania
--------------------------------------------------------------------------------

                     [PHOTO OF ONE COMMERCE SQUARE OMITTED]

1625 & 1675 BROADWAY                                           Denver, Colorado
--------------------------------------------------------------------------------

                     [PHOTO OF 1625 & 1675 BROADWAY OMITTED]

THE SHOPS AT LACANTERA                                       San Antonio, Texas
--------------------------------------------------------------------------------

                    [PHOTO OF THE SHOPS AT LACANTERA OMITTED]

WHALERS VILLAGE                                                 Lahaina, Hawaii
--------------------------------------------------------------------------------
                         [PHOTO OF WHALERS VILLAGE OMITTED]

COPT PORTFOLIO                                                Various Locations
--------------------------------------------------------------------------------

                        [PHOTO OF COPT PORTFOLIO OMITTED]

HUGHES AIRPORT CENTER PORTFOLIO                               Various Locations
--------------------------------------------------------------------------------

               [PHOTO OF HUGHES AIRPORT CENTER PORTFOLIO OMITTED]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED
CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT.

      You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

      This prospectus supplement begins with several introductory sections describing the Series 2006-GG6 certificates and the trust in abbreviated form:

            Certificate Summary, commencing on page S-10 of this prospectus supplement, which sets forth important statistical information relating to the Series 2006-GG6 certificates;

            Summary of Prospectus Supplement, commencing on page S-12 which gives a brief introduction to the key features of the Series 2006-GG6 certificates and a description of the underlying mortgage loans; and

            Risk Factors, commencing on page S-32 of this prospectus supplement, which describes risks that apply to the Series 2006-GG6 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Significant Definitions" commencing on page S-196 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page 83 of the prospectus.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to GS Mortgage Securities Corporation II.

                             EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                                       S-3

      (I)   TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

      (II)  TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

      (III) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

      (I)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY
COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN
INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE
OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA
DOES NOT APPLY TO THE ISSUER; AND

      (II)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE
AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

                                       S-4

                SELLING LEGENDS FOR HONG KONG, JAPAN OR SINGAPORE

      THE CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER
THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES,
WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN
OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF
HONG KONG, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE
CERTIFICATES MAY BE ISSUED, WHETHER IN HONG KONG OR ELSEWHERE, WHICH IS DIRECTED
AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN
HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG)
OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED
OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN
THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND
ANY RULES MADE THEREUNDER.

      THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES AND EXCHANGE LAW OF JAPAN (THE SECURITIES AND EXCHANGE LAW) AND EACH
UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY CERTIFICATES, DIRECTLY
OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN
(WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN
JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF
JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN
OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE
LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF
JAPAN.

      THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH
THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND
ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR
INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES MAY NOT BE
CIRCULATED OR DISTRIBUTED, NOR MAY THE CERTIFICATES BE OFFERED OR SOLD, OR BE
MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY
OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL
INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF
SINGAPORE (THE "SFA"), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS
OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

      WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A
RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED
INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE
CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN
ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED
INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN
ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF
THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL
NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS
ACQUIRED THE NOTES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR
UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY
OPERATION OF LAW.

                                       S-5

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and
"Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition,

      o     political and/or social conditions, and

      o     the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                       S-6

                                                                                                               PAGE
                                                                                                              ------

   Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance
       Provisions............................................................................................  S-33
   Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating
       Income................................................................................................  S-34
   The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust
       Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our

                                       S-7

   You Will Not Have any Control Over the Servicing of The Non-Serviced Loans................................  S-68
   Conflicts of Interest May Occur as a Result of the Rights of Third Parties to Terminate the Special

                                       S-8

ANNEX C-1--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS....................................................  C-1-1
ANNEX C-2--CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE....................................................  C-2-1
ANNEX C-3--THE SHOPS AT LACANTERA AMORTIZATION SCHEDULE.....................................................  C-3-1
ANNEX D--STRUCTURAL AND COLLATERAL TERM SHEET...............................................................    D-1

                                       S-9

                               CERTIFICATE SUMMARY

                                    INITIAL
                                  CERTIFICATE      APPROXIMATE    PASS-THROUGH    PASS-THROUGH     WEIGHTED
                RATINGS           PRINCIPAL OR        CREDIT          RATE         RATE AS OF        AVG.           PRINCIPAL
  CLASS        S&P/FITCH       NOTIONAL AMOUNT(1)   SUPPORT(3)     DESCRIPTION    CLOSING DATE   LIFE(4) (YRS.)     WINDOW(4)
------------  ------------    -------------------  ------------   ------------    ------------   --------------    ------------

Offered Certificates
 A-1(5)         AAA/AAA          $  102,000,000        30.000%          Fixed         5.417%           3.01        04/06 - 06/10
 A-2(5)         AAA/AAA          $1,052,000,000        30.000%        Fixed(2)        5.506%           4.72        06/10 - 03/11
 A-3(5)         AAA/AAA          $   75,600,000        30.000%       Variable(8)      5.739%(11)       6.80        01/13 - 01/13
 A-AB(5)        AAA/AAA          $  187,800,000        30.000%        Fixed(2)        5.587%           7.46        03/11 - 09/15
 A-4(5)         AAA/AAA          $1,001,467,000        30.000%        Fixed(2)        5.553%           9.62        09/15 - 12/15
 A-1A(5)        AAA/AAA          $  311,801,000        30.000%        Fixed(2)        5.556%           7.49        04/06 - 12/15
   A-M          AAA/AAA          $  390,095,000        20.000%        Fixed(2)        5.622%           9.78        12/15 - 01/16
   A-J          AAA/AAA          $  292,572,000        12.500%       Variable(9)      5.782%(11)       9.83        01/16 - 02/16
    B           AA+/AA+          $   19,504,000        12.000%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
    C            AA/AA           $   48,762,000        10.750%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
    D           AA-/AA-          $   39,010,000         9.750%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
    E            A+/A+           $   29,257,000         9.000%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
    F             A/A            $   43,886,000         7.875%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
Non-Offered Certificates
   X-P          AAA/AAA          $3,810,055,000(6)        NA       Variable IO(7)     0.200%(11)        NA              NA
   X-C          AAA/AAA          $3,900,954,520(6)        NA       Variable IO(7)     0.040%(11)        NA              NA
    G            A-/A-           $   39,009,000         6.875%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
    H          BBB+/BBB+         $   39,010,000         5.875%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
    J           BBB/BBB          $   43,886,000         4.750%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
    K          BBB-/BBB-         $   43,885,000         3.625%      Variable(10)      5.813%(11)       9.88        02/16 - 02/16
    L           BB+/BB+          $   24,381,000         3.000%        Fixed(2)        5.232%           9.88        02/16 - 02/16
    M            BB/BB           $   14,629,000         2.625%        Fixed(2)        5.232%           9.88        02/16 - 02/16
    N           BB-/BB-          $   19,505,000         2.125%        Fixed(2)        5.232%           9.89        02/16 - 03/16
    O            B+/B+           $    4,876,000         2.000%        Fixed(2)        5.232%           9.96        03/16 - 03/16
    P             B/B            $    9,752,000         1.750%        Fixed(2)        5.232%           9.96        03/16 - 03/16
    Q            B-/B-           $   14,629,000         1.375%        Fixed(2)        5.232%           9.96        03/16 - 03/16
    S            NR/NR           $   53,638,520         0.000%        Fixed(2)        5.232%           9.96        03/16 - 03/16

________________

(1)   Approximate, subject to a variance of plus or minus 5%.

(2)   For any distribution date, the pass-through rates on the Class A-2, Class
      A-AB, Class A-4, Class A-1A, Class A-M, Class L, Class M, Class N, Class
      O, Class P, Class Q and Class S certificates will equal a rate equal to the lesser of a specified fixed per annum rate and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360 day year consisting of twelve 30 day months).

(3)   The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-AB, Class A-4 and Class A-1A certificates are represented in the aggregate.

(4)   Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(5)   For purposes of making distributions on the Class A-1, Class A-2, Class
      A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 168 mortgage loans, representing approximately 92.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes all mortgage loans other than the mortgage loans secured by multifamily and manufactured housing community properties. Loan group 2 will consist of 20 mortgage loans, representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes all mortgage loans that are secured by multifamily properties and 2 mortgage loans secured by a manufactured housing community property.

(6)   The Class X certificates collectively consist of the Class X-P and the
      Class X-C certificates, neither of which is offered by this prospectus supplement. The Class X certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X certificates at their respective pass-through rates based upon their notional amounts. The notional amount of the Class X certificates in the aggregate will initially be $3,900,954,520, which will be equal to the aggregate initial principal amounts of the Class A-1,
      Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class
      A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
      J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
      S certificates.

(7)   The pass-through rate on the Class X certificates in the aggregate will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii)
      the weighted average of the pass-through rates of the certificates (other than the Class R and Class LR certificates) as described in this prospectus supplement.

(8)   For any distribution date the pass-through rate on the Class A-3 certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus 0.074%.

                                      S-10

(9)   For any distribution date the pass-through rate on the Class A-J certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus 0.031%.

(10)  For any distribution date the pass-through rate on the Class B, Class C,
      Class D, Class E, Class F, Class G, Class H, Class J and Class K
      certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months).

(11)  Approximate as of the closing date.

      The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                      S-11

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.

              TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

      The certificates to be issued are known as the GS Mortgage Securities
Trust 2006-GG6, Commercial Mortgage Pass-Through Certificates, Series 2006-GG6.
The offered certificates will be issued in book-entry form through The
Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking,
societe anonyme or Euroclear Bank, as operator of the Euroclear System in
Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear
Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the
Offered Certificates--Book-Entry Registration" in this prospectus supplement and
"Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.

                                            TRANSACTION PARTIES AND DATES

Issuing Entity...........................   GS Mortgage Securities Trust 2006-GG6, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement.  For more detailed information, see "Transaction Parties--The
                                            Issuing Entity" in this prospectus supplement.

Depositor................................   GS Mortgage Securities Corporation II, a Delaware corporation.  As depositor, GS
                                            Mortgage Securities Corporation II will acquire the mortgage loans from the loan sellers and deposit them into the trust.  The depositor's address is 85 Broad
                                            Street, New York, New York 10004 and its telephone number is (212) 902-1000.  See
                                            "Transaction Parties--The Depositor" in this prospectus supplement and "The
                                            Seller" in the prospectus.  All references to the depositor in this prospectus supplement are references to the Seller in the prospectus.

Sponsors.................................   Greenwich Capital Financial Products, Inc., a Delaware corporation and Goldman
                                            Sachs Mortgage Company, a New York limited partnership.  The sponsors have organized and initiated the transaction in which the certificates will be issued.  For more information, see "Transaction Parties--The Sponsors" in this prospectus supplement.

Loan Sellers.............................   The mortgage loans will be sold to the depositor by:

                                            o    Greenwich Capital Financial Products, Inc., a Delaware corporation (58.5%);

                                            o    Goldman Sachs Mortgage Company, a New York limited partnership (38.5%); and

                                            o    Commerzbank AG, New York Branch (3.1%) (representing its portion of the mortgage loans jointly originated with

                                      S-12

                                                 Goldman Sachs Commercial Mortgage Capital, L.P. (formerly known as Archon
                                                 Financial, L.P.) as described under "--Originators" below and, in each case, jointly held with Goldman Sachs Mortgage Company prior to the closing date).

                                            See "Transaction Parties--The Loan Sellers and Originators" in this prospectus supplement.

Originators..............................   The mortgage loans were originated by:

                                            o    Greenwich Capital Financial Products, Inc., a Delaware corporation (58.5%);

                                            o    Goldman Sachs Commercial Mortgage Capital, L.P. (formerly known as Archon
                                                 Financial, L.P.), a Delaware limited partnership (35.4%); and

                                            o    With respect to two (2) mortgage loans, Goldman Sachs Commercial Mortgage
                                                 Capital, L.P. and Commerzbank AG, New York Branch, on a joint basis (6.1%).

Trustee..................................   Wells Fargo Bank, N.A., a national banking association.  The Trustee will initially act as trustee, custodian, paying agent, certificate registrar and authenticating agent.  The principal corporate trust offices of Wells Fargo Bank,
                                            N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See
                                            "Transaction Parties--The Trustee" in this prospectus supplement.

Master Servicer..........................   Wachovia Bank, National Association, a national banking association.  The master servicer will initially service all of the mortgage loans (other than with respect to the non-serviced mortgage loans) either directly or through a subservicer pursuant to the pooling and servicing agreement.  The Maryland
                                            Multifamily Portfolio whole loan, the JQH Hotel Portfolio B3 whole loan and the
                                            Shaner Hotel Portfolio whole loan will be serviced by Wachovia Bank, National
                                            Association as master servicer under the 2005-GG5 pooling and servicing agreement entered into in connection with the issuance of Greenwich Capital Commercial
                                            Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-GG5.
                                            The servicing offices of Wachovia Bank, National Association are NC 1075, 8739
                                            Research Drive URP4, Charlotte, North Carolina 28262.  See "Transaction
                                            Parties--The Master Servicer; Master Servicer Servicing Compensation and Payment
                                            of Expenses" in this prospectus supplement.

Special Servicer.........................   ING Clarion Partners, LLC, a New York limited liability company.  The Special
                                            Servicer will initially service all of the mortgage loans (other than with respect to the non-serviced mortgage loans) pursuant to the pooling and servicing agreement.  The Maryland Multifamily Portfolio whole loan, the JQH Hotel
                                            Portfolio B3 whole loan and the Shaner Hotel Portfolio whole loan will be specially serviced by LNR Partners, Inc. as special servicer under the 2005-GG5 pooling and servicing agreement entered into in connection with the issuance of
                                            Greenwich

                                      S-13

                                            Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates,
                                            Series 2005-GG5.  The servicing offices of LNR Partners, Inc. are 101 Washington
                                            Avenue, Miami Beach Florida 33139 and its telephone number is (305) 695-5600.
                                            See "Transaction Parties--The Special Servicer; Special Servicer Servicing
                                            Compensation and Payment of Expenses" in this prospectus supplement.

Significant Affiliations.................   GS Mortgage Securities Corporation II, the depositor, is an affiliate of Goldman
                                            Sachs Mortgage Company, a loan seller and a sponsor, Goldman Sachs Commercial
                                            Mortgage Capital, L.P., an originator, and Goldman, Sachs & Co., one of the underwriters.  Greenwich Capital Financial Products, Inc., a loan seller and a sponsor, is an affiliate of Greenwich Capital Markets, Inc., one of the underwriters.  Wachovia Bank, National Association, the master servicer, is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters.  ING Clarion
                                            Partners, LLC, the special servicer, is an affiliate of ING Clarion Capital LLC, the anticipated controlling class representative as of the closing date.  These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under "Risk Factors--Potential
                                            Conflicts of Interest."

Cut-off Date.............................   With respect to each mortgage loan, the later of the due date in March 2006 for that mortgage loan and the date of origination for that mortgage loan.

Closing Date.............................   On or about March 23, 2006.

Distribution Date........................   The trustee will make distributions on the certificates, to the extent of available funds, on the 10th day of each month or, if any 10th day is not a business day, on the next business day, provided that the distribution date will be at least 4 business days following the determination date beginning in
                                            April 2006, to the holders of record at the end of the previous month.

Determination Date.......................   The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date.........   Class A-1         June, 2010

                                            Class A-2         March, 2011

                                            Class A-3         January, 2013

                                            Class A-AB        September, 2015

                                            Class A-4         December, 2015

                                            Class A-1A        December, 2015

                                            Class A-M         January, 2016

                                            Class A-J         February, 2016

                                            Class B           February, 2016

                                            Class C           February, 2016

                                      S-14

                                            Class D           February, 2016

                                            Class E           February, 2016

                                            Class F           February, 2016

                                            The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.

Rated Final Distribution Date............   As to each class of certificates, the distribution date in April, 2038.

Collection Period........................   For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview.....................   On the closing date, each loan seller will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2006, among the depositor, the master servicer, the special servicer and the trustee.  The master servicer will service the mortgage loans (other than the specially-serviced mortgage loans and the non-serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the trustee as necessary for the trustee to calculate distributions and other information regarding the certificates.

                                            The transfers of the mortgage loans from the loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

                                      [GRAPHIC OMITTED]

                                      S-15

                                            THE MORTGAGE LOANS

The Mortgage Pool........................   The trust's primary assets will be 188 fixed rate mortgage loans secured by first liens on 315 commercial, multifamily and manufactured housing community properties located in 45 states and the District of Columbia.  See "Risk
                                            Factors--Commercial, Multifamily and Manufactured Housing Community Lending is
                                            Dependent Upon Net Operating Income" in this prospectus supplement.

                                            Nine (9) of the mortgage loans included in the mortgage pool will be comprised of
                                            1 of 2 or more loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property.  Six
                                            (6) of these split-structure mortgage loans will be serviced under the pooling and servicing agreement.  Three (3) of these split-structure mortgage loans will be serviced under the 2005-GG5 pooling and servicing agreement.  With respect to six (6) of the mortgage loans in a split loan structure, each of the subordinate loans that is part of the split loan structure but not included in the trust is generally pari passu in right of payment prior to certain defaults (i.e., the pooled mortgage loans and their respective subordinate companion loans are entitled to their respective pro rata share of all payments of principal and/or interest) and subordinate in right of payment after these defaults. With respect to two (2) of the mortgage loans in a split loan structure, the other loan that is part of the split loan structure but not included in the trust is pari passu in right of payment with the related pooled mortgage loan in the trust.  With respect to one (1) mortgage loan in a split loan structure, one of the mortgage loans in the split loan structure but not included in the trust is pari passu in right of payment with the related pooled mortgage loan in the trust and one subordinate loan that is part of the split loan structure but not included in the trust is generally pari passu in right of payment prior to certain defaults
                                            (i.e., the pooled mortgage loan and its respective subordinate companion loan are entitled to their respective pro rata share of all payments of principal and/or interest) and subordinate in right of payment after these defaults.  The mortgage loans that are part of a split loan structure are described in the following chart.

                                      S-16

                                                                        SPLIT LOANS

                                                                                   TRUST
                                                                                  MORTGAGE
                                                                                 LOAN AS A
                                                                                    % OF                            NON-TRUST
                                                               TRUST MORTGAGE     INITIAL                           PARI PASSU
                                                                CUT-OFF DATE      MORTGAGE    NON-TRUST B NOTE       ORIGINAL
                                      MORTGAGE LOAN             LOAN BALANCE    POOL BALANCE  ORIGINAL BALANCE   LOAN(S) BALANCE
                             -------------------------------   ---------------  ------------  ----------------   ---------------

                             Maryland Multifamily Portfolio      $ 140,000,000      3.6%             NA            $ 200,000,000
                             The Shops at LaCantera              $ 129,255,976      3.3%        $  50,000,000           NA
                             Millennium in Midtown               $  73,070,000      1.9%        $   8,090,000           NA
                             SilverCreek Portfolio Phase I       $  68,740,000      1.8%        $   4,700,000           NA
                             JQH Hotel Portfolio B3              $  55,000,000      1.4%             NA            $ 186,000,000
                             Shaner Hotel Portfolio              $  24,615,228      0.6%        $  11,200,000      $  82,500,000
                             Manchester Parkade                  $  17,427,059      0.4%        $   2,000,000           NA
                             Stones River Apartments             $   7,886,895      0.2%        $     495,000           NA
                             North Chase I                       $   6,060,554      0.2%        $     380,000           NA

                                            For more information regarding the split loan structure mortgage loans, see
                                            "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

                                            Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

                                                                                                                  % OF INITIAL
                                                                            DEFAULT GRACE         NUMBER OF       MORTGAGE POOL
                                                    DUE DATE                 PERIOD DAYS       MORTGAGE LOANS        BALANCE
                                            ---------------------------    ---------------     --------------    ---------------

                                                     1st                            5                 11               2.5%
                                                     6th                            0                174              86.6%
                                                     6th                            3                  2               6.1%
                                                     6th                           10                  1               4.8%

                                            As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each mortgage loan.  See
                                            Annex C-1 for information on the number of days before late payment charges are due under each mortgage loan.

                                            All but twenty-five (25) of the mortgage loans (which are interest-only until maturity) provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan.  One hundred and fourteen (114) of these mortgage loans provide for an interest-only period ranging from 12 months to 84 months.  These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

                                            With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as The Shops at LaCantera, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan amortizes based on a changing amortization schedule as set forth on Annex C-3 to this prospectus supplement.

                                            With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement

                                      S-17

                                            as Villa Toscana, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the interest rate is 4.53% through the November 2006 payment date and increases annually thereafter to a maximum rate of 5.28% for all payment dates after the November 2010 payment date.

                                            General characteristics of the mortgage loans as of the cut-off date:

                                                                                    ALL
                                                                              MORTGAGE LOANS     LOAN GROUP 1      LOAN GROUP 2
                                                                              --------------    --------------    --------------

                                            Initial Pool Balance(1)........   $3,900,954,521    $3,589,152,703      $311,801,818
                                            Number of Mortgage Loans.......              188               168                20
                                            Number of Mortgaged Properties.              315               286                29
                                            Average Cut-off Date Mortgage
                                              Loan Balance.................      $20,749,758       $21,364,004       $15,590,091
                                            Weighted Average Mortgage
                                              Rate(2)......................           5.654%            5.677%             5.394%
                                            Range of Mortgage Rates(2).....  4.850% - 6.865%   4.850% - 6.865%    4.910% - 6.052%
                                            Weighted Average Cut-off Date
                                              Loan-to-Value Ratio(2).......            72.7%             72.5%              75.4%
                                            Weighted Average Cut-off Date
                                              Remaining Term to Maturity
                                              (months).....................              98                98                 93
                                            Weighted Average Cut-off Date
                                              DSCR(2)......................            1.43x             1.44x              1.39x
                                            Balloon Mortgage Loans(3)......            15.1%             16.0%               4.8%
                                            Interest-Only Mortgage Loans...            25.3%             22.4%              58.3%
                                            Partial Interest-Only
                                              Mortgage Loans...............            59.6%             61.6%              36.9%

                                            __________________

                                            (1)  Subject to a permitted variance of plus or minus 5%.

                                            (2)  The loan amount used for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion loans.  The subordinate companion loans, if any, are not included in these calculations unless otherwise indicated.  Additional adjustments for the cross-collateralized mortgage loan groups and the mortgage loans with earnout provisions are described on
                                                 Annex A to this prospectus supplement.  See "Description of the Mortgage
                                                 Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement for a description of the calculation of the debt service coverage ratio and loan-to-value ratio.  When information presented in this prospectus supplement with respect to the interest rates on the mortgage loans, such numbers are presented, including without limitation for purposes of calculating the weighted average mortgage interest rates and debt-service coverage ratios, with respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Villa Toscana, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which has an interest rate that steps up annually, assuming the highest interest rate payable under that mortgage loan of 5.28%.

                                            (3)  Excludes the mortgage loans that pay interest-only until maturity or for a partial interest-only period.

                                            All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

                                            The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan.  One hundred and seventy-four (174) mortgage loans, representing approximately 97.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower to

                                      S-18

                                            substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan.

                                            Thirteen (13) mortgage loans, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium.

                                            One (1) mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower to prepay the mortgage loan with a yield maintenance charge or a prepayment premium prior to the beginning of a defeasance period in connection with the release of one or more of the related mortgaged properties.  From the beginning of the defeasance period until the beginning of an open prepayment period, the mortgage loan permits the related borrower to substitute U.S.
                                            government securities as collateral and obtain a release of one or more of the mortgaged properties.  See "Description of the Mortgage Pool--Additional
                                            Indebtedness--Defeasance; Collateral Substitution" and Annex C-1 to this prospectus supplement.

                                            All of the mortgage loans are freely prepayable within a limited period prior to their stated maturity date.  For twenty-two (22) of the mortgage loans, representing approximately 13.5% of the pool of mortgage loans as of the cut-off date, this period is approximately 2 months or less prior to the stated maturity date.  For one hundred and fifty-five (155) of the mortgage loans, representing approximately 65.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months prior to the stated maturity date.  For four (4) of the mortgage loans, representing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 4 months prior to the stated maturity date.  For six (6) of the mortgage loans, representing approximately 13.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 6 months prior to the stated maturity date.  For one (1) mortgage loan, representing approximately 0.2%
                                            of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 12 months prior to the stated maturity date.

                                            The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that
                                            (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.  The sum of the numerical data in any column in a table may not equal the indicated total due to rounding.
                                            Unless

                                      S-19

                                            otherwise indicated, all figures presented in this "Summary of Prospectus
                                            Supplement" are calculated as described under "Description of the Mortgage
                                            Pool--Additional Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

                                            When information presented in this prospectus supplement  with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.

                                            All information presented in this prospectus supplement with respect to a mortgage loan with a pari passu companion loan or subordinate companion loan is calculated without regard to the related companion loan, unless otherwise indicated.  The loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each mortgage loan with a pari passu companion loan is the aggregate principal balance of the mortgage loans and the related pari passu companion loans, unless otherwise indicated.  Subordinate companion loans, if any, are not included in these calculations.  See "Description of the Mortgage Pool--The Whole Loans" in
                                            this prospectus supplement for more information regarding the aggregate debt service coverage ratio for mortgage loans with subordinate companion loans.

                                            THE SECURITIES

The Certificates.........................   We are offering the following classes of Commercial Mortgage Pass-Through
                                            Certificates from the Series 2006-GG6:

                                            o    Class A-1

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class A-AB

                                            o    Class A-4

                                            o    Class A-1A

                                            o    Class A-M

                                            o    Class A-J

                                            o    Class B

                                            o    Class C

                                      S-20

                                            o    Class D

                                            o    Class E

                                            o    Class F

                                            Series 2006-GG6 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the prospectus:
                                            Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
                                            Class P, Class Q, Class S, Class R and Class LR.  The Class X certificates will consist of the Class X-P certificates and the Class X-C certificates.

Certificate Principal Amounts............   Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

                                                 Class A-1               $  102,000,000

                                                 Class A-2               $1,052,000,000

                                                 Class A-3               $   75,600,000

                                                 Class A-AB              $  187,800,000

                                                 Class A-4               $1,001,467,000

                                                 Class A-1A              $  311,801,000

                                                 Class A-M               $  390,095,000

                                                 Class A-J               $  292,572,000

                                                 Class B                 $   19,504,000

                                                 Class C                 $   48,762,000

                                                 Class D                 $   39,010,000

                                                 Class E                 $   29,257,000

                                                 Class F                 $   43,886,000

                                            See "Description of the Offered Certificates--General" in this prospectus supplement.

PASS-THROUGH RATES

A.  Offered Certificates.................   Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class or a rate equal to, based on, or limited by, the weighted average of the net interest rates on the mortgage loans
                                            (in every case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months).  The initial pass-through rate for each class of certificates is set forth below.

                                                 Class A-1                  5.417%

                                                 Class A-2                5.506%(1)

                                                 Class A-3                5.739%(2)

                                      S-21

                                                 Class A-AB               5.587%(1)

                                                 Class A-4                5.553%(1)

                                                 Class A-1A               5.556%(1)

                                                 Class A-M                5.622%(1)

                                                 Class A-J                5.782%(2)

                                                 Class B                  5.813%(3)

                                                 Class C                  5.813%(3)

                                                 Class D                  5.813%(3)

                                                 Class E                  5.813%(3)

                                                 Class F                  5.813%(3)

                                            ________________

                                            (1)  Subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
                                                 30-day months).

                                            (2)  The Pass-through rate on the Class A-3 and Class A-J certificates will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
                                                 360-day year consisting of twelve 30-day months) minus 0.074% and
                                                 0.031%, respectively.

                                            (3)  The Pass-through rate on each of the Class B, Class C, Class D, Class E and Class F certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B.  Interest Rate Calculation
    Convention...........................   Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis.  For purposes of calculating the pass-through rates on the Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency.

                                            In addition, the interest rate for each mortgage loan for any month that is not a
                                            30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under "The Pooling and Servicing
                                            Agreement--Accounts" in this prospectus supplement.

                                            See "Description of the Offered Certificates--Distributions--Payment Priorities" in
                                            this prospectus supplement.

                                      S-22

DISTRIBUTIONS

A.  Amount and Order of
    Distributions........................   On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                            First:  Class A and Class X certificates:  To interest on Class A (which includes
                                            Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A) and
                                            Class X certificates, concurrently, (i) to the Class A-1, Class A-2, Class A-3,
                                            Class A-AB and Class A-4 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1,
                                            (ii) to the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2, and (iii) to the
                                            Class X-P and Class X-C certificates, pro rata, from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements.  However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                            Second:  Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
                                            certificates:

                                            (i)   to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates to the extent of funds allocable to principal attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the remaining funds allocable to principal attributable to mortgage loans in loan group 2:

                                                  (A)   to the Class A-AB certificates, the amount necessary to reduce the certificate principal amount of the Class A-AB certificates to the Class A-AB planned principal balance for the relevant distribution date set forth in
                                                  Annex C-2 to this prospectus supplement;

                                                  (B)   to the Class A-1 certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A);

                                                  (C)   to the Class A-2 certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A) and (B);

                                                  (D)   to the Class A-3 certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A), (B) and (C);

                                      S-23

                                                  (E)   to the Class A-AB certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A), (B), (C) and (D);

                                                  (F)   to the Class A-4 certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A), (B), (C), (D) and (E);

                                            (ii)  to the Class A-1A certificates to the extent of funds allocable to principal attributable to mortgage loans in loan group 2 and, after the Class A-4 certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 1.

                                            If the certificate principal amounts of each and every Class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
                                            Class A-1A certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class
                                            A-AB, Class A-4 and Class A-1A certificates, pro rata, based on their certificate principal amount without regard to loan groups and without regard to the Class
                                            A-AB planned principal balance for the relevant distribution date set forth in
                                            Annex C-2 to this prospectus supplement.

                                            Third:  Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
                                            certificates:  To reimburse Class A-1, Class A-2, Class A-3, Class A-AB,
                                            Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups, together with interest.

                                            Fourth:  Class A-M certificates:  To Class A-M certificates as follows:  (a) to interest on Class A-M certificates in the amount of its interest entitlement;
                                            (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the
                                            Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
                                            certificates), to principal on Class A-M certificates until reduced to zero; and
                                            (c) to reimburse Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                            Fifth:  Class A-J certificates:  To the Class A-J certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                            Sixth:  Class B certificates:  To the Class B certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                      S-24

                                            Seventh:  Class C certificates:  To the Class C certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                            Eighth:  Class D certificates:  To the Class D certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                            Ninth:  Class E certificates:  To the Class E certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                            Tenth:  Class F certificates:  To the Class F certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                            Eleventh:  Non-offered certificates (other than the Class X certificates):  In the amounts and order of priority described in "Description of the Offered
                                            Certificates--Distributions--Payment Priorities" in this prospectus supplement.

                                            For purposes of making distributions to the Class A-1, Class A-2, Class A-3,
                                            Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2.
                                            Loan group 1 will consist of 168 mortgage loans, representing approximately 92.0%
                                            of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and loan group 2 will consist of 20 mortgage loans, representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  Loan group 1 will include all mortgage loans other than mortgage loans secured by multifamily and manufactured housing community properties.  Loan group 2 will include all of the mortgage loans secured by multifamily properties and 2 mortgage loans secured by a manufactured housing community property.  Annex C-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                            For more information, see "Description of the Offered
                                            Certificates--Distributions--Payment Priorities" in this prospectus supplement.

B.  Interest and Principal
    Entitlements.........................   A description of each class's interest entitlement can be found in "Description of the Offered Certificates--Distributions--Method, Timing and Amount" and
                                            "--Payment Priorities" in this prospectus supplement.  As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                                            A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered Certificates--

                                      S-25

                                            Distributions--Method, Timing and Amount" and "--Payment Priorities" in this prospectus supplement.

C.  Servicing and
    Administration Fees..................   The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans.  The master servicing fee for each distribution date is calculated on the outstanding principal balance of the pool of mortgage loans in the trust and one-twelfth of the master servicing fee rate which ranges from
                                            0.02% to 0.09% and is set forth on Annex C-1 to this prospectus supplement for each mortgage loan.  The special servicing fee for each distribution date is calculated based on the outstanding principal balance of mortgage loans that are specially serviced mortgage loans and one-twelfth of the special servicing fee rate which is equal to 0.35% (with a $4,000 per mortgage loan per month minimum).  The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees.  The trustee fee for each distribution date is calculated on the outstanding principal balance of the pool of mortgage loans in the trust and one-twelfth of the trustee fee rate which is equal to 0.0005% as set forth on Annex C-1 to this prospectus supplement for each mortgage loan.  Each of the master servicing fee rate, the special servicing fee rate and the trustee fee rate will be calculated on a 30/360 basis and prorated for any partial period.  See "Transaction Parties--The Master Servicer; Master
                                            Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

D.  Prepayment Premiums..................   The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-C certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions--Prepayment
                                            Premiums" in this prospectus supplement.

ADVANCES

A.  Principal and Interest Advances......   The master servicer is required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan (excluding each companion loan but including each non-serviced loan consisting of the Maryland Multifamily Portfolio loan, the JQH Hotel Portfolio B3 loan and the Shaner Hotel Portfolio loan as described below under "--Advances on The Non-Serviced Loans") if it determines that the advance will be recoverable.  The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan's regular interest rate (without considering any default rate) or
                                            (c) delinquent monthly payments on companion loans.  The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges.  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance.  See
                                            "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.  If an

                                      S-26

                                            advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B.  Property Protection Advances.........   The master servicer also is required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to all mortgage loans other than non-serviced mortgage loans.  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable.  In addition, the special servicer may elect to make certain property protection advances on an emergency basis.  See "The Pooling and
                                            Servicing Agreement--Advances" in this prospectus supplement.

C.  Interest on Advances.................   The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on these advances.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

                                            See "Description of the Offered Certificates--Distributions--Realized Losses" and
                                            "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

D.  Advances on the
    Non-Serviced Loans...................   The master servicer under the 2005-GG5 pooling and servicing agreement that controls servicing for each of the non-serviced loans is required to make property protection advances with respect to the mortgaged properties related to the applicable non-serviced loan, unless that master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan.  If that master servicer is required to but fails to make a required property protection advance, then the trustee under the 2005-GG5 pooling and servicing agreement that controls servicing for each of the non-serviced loans will be required to make that property protection advance.

                                            The master servicer under the pooling and servicing agreement is not required to advance delinquent monthly mortgage loan payments with respect to each companion loan.

Subordination............................   The amount available for distribution will be applied in the order described in
                                            "--Distributions--Amount and Order of Distributions" above.

                                            The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive principal and interest on any

                                      S-27

                                            distribution date in descending order (beginning with the Class A and Class X certificates).  Among the Class A and Class X certificates, payment rights of certain classes will be as more particularly described in "Description of the
                                            Offered Certificates--Distributions" in this prospectus supplement.  It also shows the manner in which mortgage loan losses are allocated in ascending order
                                            (beginning with other Series 2006-GG6 certificates that are not being offered by this prospectus supplement).  (However, no principal payments or loan losses will be allocated to the Class X certificates, although loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.)

                                                                 -------------------------------------
                                                                         Class A-1, Class A-2,
                                                                        Class A-3, Class A-AB,
                                                                    Class A-4, Class A-1A, Class X*
                                                                 -------------------------------------

                                                                           ----------------
                                                                              Class A-M
                                                                           ----------------
                                                                                  |
                                                                           ----------------
                                                                              Class A-J
                                                                           ----------------
                                                                                  |
                                                                           ----------------
                                                                               Class B
                                                                           ----------------
                                                                                  |
                                                                           ----------------
                                                                               Class C
                                                                           ----------------
                                                                                  |
                                                                           ----------------
                                                                               Class D
                                                                           ----------------
                                                                                  |
                                                                           ----------------
                                                                               Class E
                                                                           ----------------
                                                                                  |
                                                                           ----------------
                                                                               Class F
                                                                           ----------------
                                                                                  |
                                                                           ----------------
                                                                             Non-Offered
                                                                            Certificates**
                                                                           ----------------

                                            ___________________
                                            *    Class X certificates are interest only.
                                            **   Other than the Class X certificates.

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE
                                            HOLDERS OF THE OFFERED CERTIFICATES.

                                            See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

                                            Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class.

                                            In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer's, special servicer's and trustee's right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest or late charges paid by the related

                                      S-28

                                            borrower), the special servicer's right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan's interest rate or principal balance or as a result of other unanticipated trust expenses.  These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities.
                                            In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass-through rate on your certificates.

Information Available to
    Certificateholders...................   Please see "The Pooling and Servicing Agreement--Reports to Certificateholders;
                                            Available Information" in this prospectus supplement for a description of the periodic reports that you will receive.

Optional Termination.....................   On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan).  Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                            If the aggregate principal balances of the Class A, Class A-M, Class A-J,
                                            Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates, for the mortgage loans remaining in the trust, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Required Repurchase
    of Mortgage Loans....................   Under the circumstances described in this prospectus supplement, the related loan seller will be required to repurchase any mortgage loan for which it cannot remedy the material breach or material document defect affecting such mortgage loan.  See "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

Sale of Defaulted Loans..................   Pursuant to the pooling and servicing agreement, each of (i) the holder of the certificates representing the greatest percentage interest in the Controlling
                                            Class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or delinquent in its balloon payment).
                                            Pursuant to the intercreditor agreements with respect to The Shops at LaCantera loan, the Millennium in Midtown loan,

                                      S-29

                                            the Manchester Parkade loan, the SilverCreek Portfolio Phase I loan, the Shaner
                                            Hotel Portfolio loan, the Stones River Apartments loan and the North Chase I loan, the related subordinate companion loan holder has a right to purchase the related defaulted mortgage loan as described in "Description of the Mortgage
                                            Pool--The Whole Loans" in this prospectus supplement.  See "The Pooling and
                                            Servicing Agreement--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage
                                            Loans" in this prospectus supplement.

                                            OTHER INVESTMENT CONSIDERATIONS

Federal Income Tax Consequences..........   Elections will be made to treat parts of the trust as two separate REMICs (the
                                            "Lower-Tier REMIC" and the "Upper-Tier REMIC").  The offered certificates will represent ownership of "regular interests" in the Upper-Tier REMIC.  Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    Each class of offered certificates will constitute REMIC "regular interests."

                                            o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o    You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                            o    It is anticipated that the offered certificates, other than the Class E and
                                                 Class F certificates, will be issued at a premium, and that the Class E and
                                                 Class F certificates will be issued with a de minimis amount of original issue discount.

                                            For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

Yield Considerations.....................   You should carefully consider the matters described under "Risk Factors--Special
                                            Yield Considerations" and "--Risks Relating to Prepayments and Repurchases" in
                                            this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations.....................   Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                                      S-30

Ratings..................................   On the closing date, the offered certificates must have the minimum ratings from
                                            Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.
                                            and Fitch, Inc. set forth below:

                                                                                       S&P             FITCH
                                                                                    ----------      -----------

                                            Class A-1...........................       AAA              AAA
                                            Class A-2...........................       AAA              AAA
                                            Class A-3...........................       AAA              AAA
                                            Class A-AB..........................       AAA              AAA
                                            Class A-4...........................       AAA              AAA
                                            Class A-1A..........................       AAA              AAA
                                            Class A-M...........................       AAA              AAA
                                            Class A-J...........................       AAA              AAA
                                            Class B.............................       AA+              AA+
                                            Class C.............................       AA               AA
                                            Class D.............................       AA-              AA-
                                            Class E.............................       A+               A+
                                            Class F.............................        A                A

                                            A rating agency may downgrade, qualify or withdraw a rating at any time.  A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

                                            The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

                                            See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, "Risk Factors" in this prospectus supplement and in the prospectus, and "Description of the Certificates" and "Yield Considerations" in the
                                            prospectus.

Legal Investment.........................   The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
                                            Class A-M, Class A-J, Class B, Class C and Class D certificates will constitute
                                            "mortgage related securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended, commonly known as SMMEA, so long as they are rated in one of the two highest rating categories by S&P, Fitch or another nationally recognized statistical rating organization.  The Class E and Class F certificates will not constitute "mortgage related securities" for purposes of
                                            SMMEA.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of the purchase, ownership and sale of the offered certificates.  See "Legal Investment" in this prospectus supplement and in the prospectus.

                                      S-31

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described in "Risk Factors" in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

      The yield to maturity on each class of the offered certificates will depend in part on the following:

      o     the purchase price for the certificates;

      o     the rate and timing of principal payments on the mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group);

      o     the receipt and allocation of prepayment premiums and/or yield maintenance charges;

      o     the allocation of principal payments to pay down classes of certificates;

      o     interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and

      o     the purchase of a mortgage loan whether by (i) a loan seller as a result of a material breach of a representation or warranty made by that loan seller, (ii) the holder of a related companion loan, (iii)
            a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

      In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations"
in this prospectus supplement and "Yield Considerations" in the prospectus.

      In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      The yield on each of the Class A-2, Class A-AB, Class A-4, Class A-1A and
Class A-M certificates could (and in the case of each of the Class A-3, Class
A-J, Class B, Class C, Class D, Class E and Class

                                      S-32

F certificates will) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since each of the Class A-2, Class A-AB, Class A-4, Class A-1A and Class A-M
certificates bear interest at a rate limited by (and each of the Class A-3,
Class A-J, Class B, Class C, Class D, Class E and Class F certificates bear interest at a rate based on) the weighted average of the net mortgage rates of the mortgage loans. The pass through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

      Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

      In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group)
will affect distributions on the certificates and their timing. See "--Risks
Relating to Borrower Default" below.

      In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Loans" in this prospectus supplement.

      In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates. See "Description of the
Offered Certificates--Distributions" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Distributions" in
this prospectus supplement.

      We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in
this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

                                      S-33

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT
UPON NET OPERATING INCOME

      The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

      The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the age, design and construction quality of the properties;

      o     perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     increases in operating expenses at the mortgaged property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and
            unemployment rates;

      o     local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or manufactured housing
            communities or hotel capacity;

      o     demographic factors;

      o     consumer confidence;

      o     changes or continued weakness in specific industry segments;

                                      S-34

      o     the public perception of safety for customers and clients;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases (including that in certain cases, all of the tenants at a particular mortgaged property may have leases that expire or permit the tenant to terminate its lease during the term of the loan);

      o     the creditworthiness of tenants;

      o     tenant defaults;

      o     in the case of rental properties, the rate at which new rentals occur; and

      o     the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS

      While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.
Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus

                                      S-35

supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

INCREASES IN REAL ESTATE TAXES MAY REDUCE AVAILABLE FUNDS

      Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of "payment in lieu of taxes" programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

LIMITATIONS OF APPRAISALS

      Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan. See Annex
C-1 to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

      In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios)
presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.
Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

      o     changes in governmental regulations, zoning or tax laws;

      o     potential environmental or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant's business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

                                      S-36

      o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Forty-one (41) of the mortgaged properties, representing in the aggregate approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are leased to a single tenant. No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to certain of these mortgage properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.

      Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. For example, with respect to one (1) mortgage loan secured by the mortgaged properties identified on Annex C-1 as Showplace Portfolio, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged properties are primarily used in connection with the High
Point, North Carolina furniture market and a majority of the tenants at the mortgaged properties are in the furniture industry. See "--Tenant Bankruptcy
Entails Risk" below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan. In certain cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan. For example, with respect to one (1) mortgage loan secured by the mortgage property identified on
Annex C-1 to this prospectus supplement as North Chase I, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all five of the leases are with the United States government and may be terminated with prior notice ranging from 30 to 90 days.
See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.

      Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy. In these cases we cannot assure you that these tenants will take occupancy of the related mortgaged properties. In addition, in some cases, tenants at a mortgaged property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related mortgaged property. In addition, the underwritten occupancy and net cash flow for some of the mortgage loans may reflect rents from tenants whose lease terms are under negotiation but not yet signed. If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space

                                      S-37

at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties identified on Annex
C-1 as Showplace Portfolio, Reid Murdoch Center, 1733 Ocean Avenue, Coral
Springs Financial Plaza, Parkway 109 Office Center, Goodman Theater, Pearlridge
Shopping Center and Drive Time Portfolio.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). At any given time, including as of the cut-off date, certain of the tenants at any mortgaged properties may be in bankruptcy.

      For example, in the case of one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Westland
Promenade, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Winn-Dixie Stores Inc., the largest tenant, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on February 21, 2005. Winn-Dixie Stores Inc. has
indicated that its reorganization plan includes closing stores located in 14
"designated market areas." The store at Westland Promenade is not located in one of the "designated market areas." We cannot assure you, however, that Winn-Dixie
Stores Inc. will not close this store, that the current reorganization plan will be confirmed or that Winn-Dixie Stores Inc. will emerge from bankruptcy.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re-leased;

      o     leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;

      o     rental payments could not be collected for any other reason; or

      o     a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space

                                      S-38

on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

      With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

      If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

TERRORIST ATTACKS AND MILITARY CONFLICTS MAY ADVERSELY AFFECT YOUR INVESTMENT

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Property
Insurance" below.

      Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance

                                      S-39

costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

      Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

RISKS RELATING TO LOAN CONCENTRATIONS

      The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:

                             POOL OF MORTGAGE LOANS

                                                                       AGGREGATE CUT-OFF           % OF INITIAL
                                                                         DATE BALANCE              POOL BALANCE
                                                                      -------------------         --------------

Largest Single Mortgage Loan..................................           $   215,500,000                5.5%
Largest 5 Mortgage Loans......................................           $   887,000,000               22.7%
Largest 10 Mortgage Loans.....................................           $ 1,406,860,898               36.1%
Largest Group of Crossed Loans................................           $    41,000,000                1.1%
Largest Related-Borrower Concentration(1).....................           $   269,000,000                6.9%
Next Largest Related-Borrower Concentration(1)................           $   238,760,898                6.1%

_________________

(1)   Excluding single mortgage loans.

                                  LOAN GROUP 1

                                                                       AGGREGATE CUT-OFF         % OF INITIAL LOAN
                                                                         DATE BALANCE             GROUP 1 BALANCE
                                                                      -------------------        -----------------

Largest Single Mortgage Loan..................................           $   215,500,000                6.0%
Largest 5 Mortgage Loans......................................           $   876,255,976               24.4%
Largest 10 Mortgage Loans.....................................           $ 1,347,860,898               37.6%
Largest Group of Crossed Loans................................           $    41,000,000                1.1%
Largest Related-Borrower Concentration(1).....................           $   269,000,000                7.5%
Next Largest Related-Borrower Concentration(1)................           $   238,760,898                6.7%

___________________

(1)   Excluding single mortgage loans.

                                  LOAN GROUP 2

                                                                       AGGREGATE CUT-OFF         % OF INITIAL LOAN
                                                                         DATE BALANCE             GROUP 2 BALANCE
                                                                      -------------------        -----------------

Largest Single Mortgage Loan..................................           $   140,000,000               44.9%
Largest 5 Mortgage Loans......................................           $   227,870,000               73.1%
Largest 10 Mortgage Loans.....................................           $   270,078,895               86.6%
Largest Group of Crossed Loans................................           $    20,600,000                6.6%
Largest Related-Borrower Concentration(1).....................           $    43,032,000               13.8%
Next Largest Related-Borrower Concentration(1)................           $    14,850,000                4.8%

__________________

(1)   Excluding single mortgage loans.

      Other than with respect to the largest 10 mortgage loans, each of the other mortgage loans or group of cross-collateralized mortgage loans represents no more than 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Top Ten Loan Summaries" on Annex B to this prospectus supplement for more information on the largest 10 mortgage loans.

                                      S-40

      Other than with respect to the two largest related borrower concentrations, each of the other groups of mortgage loans with related borrowers represents no more than 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

      Each of the other mortgage loans or group of cross-collateralized mortgage loans with related borrowers in loan group 1 represents no more than 6.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date.

      One (1) group of mortgage loans, comprised of nine (9) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Shoppes at Woodruff, Surfside Commons, East Towne Center,
Plantation Plaza, Sussex Plaza, Smithfield Plaza, River Bend Shops, East Town
Plaza and Taylorsville, one (1) group of mortgage loans, comprised of two (2)
mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Alderbrook Apartments and Summit Apartments, and
one (1) group of mortgage loans, comprised of two (2) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Village Portico and Brickell Marketplace, each, as a group, representing approximately 1.1%, 0.5% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted. Additionally, one (1) group of mortgage loans, comprised of two (2) mortgage loans secured by the mortgage properties identified on Annex C-1 to this prospectus supplement as East Broad
Street Retail (Large) and East Broad Street (Small), as a group, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a one-way cross-default whereby it is a default under the East Broad Street Retail (Small) loan if an event of default occurs under the East Broad Street Retail (Large) loan, but it is not a default on the East Broad Street Retail (Large) loan if an event of default occurs under the East Broad Street Retail (Small) loan.

      A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property.
The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's and the trustee's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

      The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the
Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

                                      S-41

      A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                  PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                             POOL OF MORTGAGE LOANS

                                                                      NUMBER OF
                                                                      MORTGAGED     AGGREGATE CUT-OFF   % OF INITIAL
                          PROPERTY TYPE                              PROPERTIES       DATE BALANCE      POOL BALANCE
--------------------------------------------------------------      -----------     -----------------   ------------

Office........................................................           70          $ 1,451,443,431         37.2%
Retail........................................................          116            1,222,272,796         31.3
Hospitality...................................................           46              619,964,692         15.9
Multifamily...................................................           27              307,212,863          7.9
Industrial....................................................           36              217,055,951          5.6
                                                                   -----------     -----------------   ------------
Total.........................................................          295          $ 3,817,949,733         97.9%
                                                                   ===========     =================   ============

                                  LOAN GROUP 1

                                                                     NUMBER OF                          % OF INITIAL
                                                                     MORTGAGED      AGGREGATE CUT-OFF   LOAN GROUP 1
                          PROPERTY TYPE                              PROPERTIES       DATE BALANCE         BALANCE
--------------------------------------------------------------      -----------     -----------------   ------------

Office........................................................           70          $ 1,451,443,431         40.4%
Retail........................................................          116            1,222,272,796         34.1
Hospitality...................................................           46              619,964,692         17.3
Industrial....................................................           36              217,055,951          6.0
                                                                   -----------     -----------------   ------------
Total.........................................................          268          $ 3,510,736,870         97.8%
                                                                   ===========     =================   ============

      None of the mortgage loans in loan group 1 are secured by multifamily or manufactured housing community properties and 98.5% of the mortgage loans in loan group 2 are secured by multifamily properties.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

      As described above and on Annex C-1 to this prospectus supplement, one (1)
group comprised of nine (9) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Shoppes at Woodruff,
Surfside Commons, East Towne Center, Plantation Plaza, Sussex Plaza, Smithfield
Plaza, River Bend Shops, East Town Plaza and Taylorsville, representing approximately 0.3%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1%,
respectively, and 1.1% in the aggregate of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one (1) group comprised of two (2) mortgage loans secured by the mortgaged properties identified on Annex
C-1 to this prospectus supplement as Alderbrook Apartments and Summit
Apartments, representing approximately 0.3% and 0.2%, respectively, and 0.5% in the aggregate of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and one (1) group of mortgage loans, comprised of two
(2) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Village Portico and Brickell Marketplace, representing approximately 0.2% and 0.1%, respectively, and 0.3% in the aggregate of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted.
Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                      S-42

      A lien granted by such a borrower entity could be avoided if a court were to determine that:

      o     such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured after the lien was granted;
            and

      o     such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire
            indebtedness.

      Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

      o     subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

      o     recover payments made under that mortgage loan; or

      o     take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers'
organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a
"single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

      o     individuals that have personal liabilities unrelated to the mortgaged property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or

                                      S-43

individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of the Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Sixteen (16) mortgage loans, collectively representing approximately 6.1%
of the aggregate principal balance of the pool of mortgage loans (as identified on Annex C-1 to this prospectus supplement), have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

      With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

      In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

                                      S-44

      Four (4) of the mortgage loans secured by mortgaged properties identified on Annex C-1 to this prospectus supplement as JQH Hotel Portfolio B3 (with respect to the Montgomery Embassy Suites property), Independence Market Place, the Shaner Hotel Portfolio (with respect to the Marriott-Chattanooga property)
and Wise Group MOB, representing approximately 1.4%, 0.7%, 0.6% and 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are secured, in certain cases, in part, by the related borrower's interest in one or more units in a condominium. With respect to all such mortgage loans, except for the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Wise Group
MOB, the borrower generally controls the appointment and voting of the condominium board.

      With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as The Pavilion, representing approximately 0.8% of the aggregate balance of the pool of mortgage loans as of the cut-off date, the borrower has the right to convert the mortgaged property to condominiums in the future.

RETAIL PROPERTIES HAVE SPECIAL RISKS

      One hundred and sixteen (116) retail properties secure, in whole or in part, seventy-four (74) mortgage loans representing approximately 31.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      The quality and success of a retail property's tenants significantly affect the property's value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An
"anchor tenant" is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

      o     an anchor tenant's or shadow anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's or shadow anchor tenant's lease;
            or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

      o     the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

      o     the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
            payment of rent).

      Fifty-four (54) of the mortgaged properties, securing mortgage loans representing approximately 26.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to have an "anchor tenant." Fifty-two
(52) of the mortgaged properties, securing mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "shadow anchored." One (1) of the mortgaged properties, securing mortgage loans representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "unanchored."

      If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the

                                      S-45

tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property, certain "shadow anchors" not being open for business or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

      Certain tenants at certain of the mortgaged properties are paying rent but not physically occupying the leased space or have signed leases but have not commenced rent payments.

      Certain of the retail mortgaged properties, including the mortgaged properties identified on Annex C-1 to this prospectus supplement as Northlake
Mall, EPR-Hamilton, EPR-Deer Valley, EPR-Boise, EPR-Pompano, EPR-Little Rock,
EPR-Raleigh and Manchester Parkade, representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have theaters as part of the mortgaged property, although the theater parcel at Manchester Parkade may be released without consideration. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

      Seventy (70) office properties secure, in whole or in part, fifty-eight
(58) of the mortgage loans representing approximately 37.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      A large number of factors may adversely affect the value of office properties, including:

      o     the quality of an office building's tenants;

      o     an economic decline in the business operated by the tenant;

      o     the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

      o     the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

      o     the diversity of an office building's tenants (or reliance on a single or dominant tenant);

                                      S-46

      o     an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

      o     the desirability of the area as a business location;

      o     the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

      o     in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b)
            reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Loan Concentrations" above.

HOSPITALITY PROPERTIES HAVE SPECIAL RISKS

      Forty-six (46) hospitality properties secure, in whole or in part, thirteen (13) mortgage loans representing approximately 15.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      Various factors may adversely affect the economic performance of a hospitality property, including:

      o     adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     the presence or construction of competing hotels or resorts;

      o     continuing expenditures for modernizing, refurbishing and
            maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o     a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property; and

      o     changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

      Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow.
Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties. See "--Terrorist Attacks and Military Conflicts May Adversely Affect
Your Investment" above.

      Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

      The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license

                                      S-47

in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

      Forty-two (42) of the hospitality properties that secure mortgage loans, representing approximately 15.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

      o     the continued existence and financial strength of the franchisor or hotel management company;

      o     the public perception of the franchise or hotel chain service mark;
            and

      o     the duration of the franchise licensing or management agreements.

      The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

      The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

      Twenty-seven (27) multifamily properties secure, in whole or in part, eighteen (18) mortgage loans representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. All of the mortgaged properties that are multifamily properties are in loan group 2. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

      o     the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

      o     the location of the property, for example, a change in the neighborhood over time;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the types of services or amenities that the property provides;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the presence of competing properties;

      o     the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                      S-48

      o     certain of these mortgaged properties may be student housing facilities or leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

      o     dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

      o     adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;

      o     state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
            and

      o     government assistance/rent subsidy programs.

      Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

      Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

      o     rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

      o     tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

      For example, six (6) of the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Alderbrook
Apartments, Hillmoor Apartments, Summit Apartments, Aspen Court, Hillwood
Apartments and Sabal Palms, representing approximately 0.3%, 0.3%, 0.2%, 0.1%,
0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of

                                      S-49

the cut-off date, have received low income housing tax credits with respect to various units within the mortgaged property pursuant to Section 42 of the
Internal Revenue Code.

      Also, for example, with respect to one (1) mortgage loan secured by a portfolio of nine (9) mortgaged properties identified on Annex C-1 to this prospectus supplement as Maryland Multifamily Portfolio, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 12.6% of the units have tenants that rely on rent subsidies under various government-funded programs, including the Section 8
Tenant-Based Assistance Rental Certificate Program of the United States
Department of Housing and Urban Development.

      Two (2) of the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Wellington Park
Apartments and Pine Oak Apartments, representing approximately 0.2% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have 91 units and 84 units, respectively, set aside for low income tenants under a land use restriction agreement.

      The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

      The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases of a companion holder or mezzanine holder pursuant to a purchase option or purchases relating to a fair value purchase option. See "The Pooling and Servicing Agreement--Servicing of
the Whole Loans" and "--Servicing of the Mortgage Loans" in this prospectus supplement.

                                      S-50

      In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      The yield on each class of certificates with a pass-through rate that is limited by the weighted average of the net interest rates could, and in the case of any classes of certificates with a pass-through rate that is based on or equal to the weighted average of the net interest rates, will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

      Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

      Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a specified period (ranging from approximately 2 to 12 months) prior to the stated maturity date. See "Description of the
Mortgage Pool" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

      With respect to eleven (11) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as The
Watergate, Independence Market Place, Santa Clarita Marketplace, Sawmill Square
Shopping Center, Sunset Plaza, East Broad Street Large Retail, Shoppes at Rita
Ranch, Acoma Drive Office Building, East Broad Street Small, Fry's at the
Islands and Southshore Industrial Center, representing approximately 1.8%, 0.7%,
0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each have earnout escrows that were established at origination in amounts equal to $1,851,000, $2,500,000, $3,300,000, $450,000, $220,000, $1,224,000,
$1,050,000, $875,000, $235,000, $500,000 and $545,000, respectively. If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay the related mortgage loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.

      Additionally, certain mortgage loans may provide that in the event of the exercise of a purchase option by a tenant, that the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lock-out provision.
See "Description of the Mortgage Pool--Additional Indebtedness--Partial
Releases" in this prospectus supplement.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

                                      S-51

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges;

      o     the master servicer's or special servicer's ability to enforce those charges or premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield
Maintenance Charges, Prepayment Premiums or Defeasance Provisions" above. In addition, certain of the mortgage loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may not be accompanied by any prepayment consideration.

      Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.
In addition, if the breach or defect relates to a mortgage loan jointly sold by
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to the portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, or Goldman Sachs
Mortgage Company will repurchase or otherwise comply with any repurchase obligations. In this respect, see "Description of the Mortgage
Pool--Representations and Warranties" and "The Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

      Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

      (i)   will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      (ii)  if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. For more detail with respect to such mortgage loans, see Annex A to this prospectus supplement.

                                      S-52

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

      The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

      Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

      As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

      See the tables entitled "Distribution of Remaining Term to Maturity" in
Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks
Relating to Loan Concentrations" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protection available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other
Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.
There can be no assurance that

                                      S-53

in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

      With respect to one (1) mortgage loan secured by the mortgage property identified as One Commerce Square on Annex C-1 to this prospectus supplement, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that an affiliate of the related borrower emerged from bankruptcy more than 5 years but less than 10 years ago. The predecessor of the One Commerce Square Borrower, which was controlled by Maguire Thomas Partners, one of the sponsors, was involved in bankruptcy proceedings from July 1997 through March 1998. The predecessor borrower filed for bankruptcy protection in July 1997 because, despite positive cash flows at the property, it was unable to refinance or extend the loan prior to a balloon payment becoming due. The bankruptcy case was discharged in March
1998 and the Mortgaged Property was refinanced with Goldman Sachs Commercial
Mortgage Capital, L.P.

      With respect to one (1) mortgage loan secured by a portfolio of mortgage properties, identified as Hawaii Airport Hotels on Annex C-1 to this prospectus supplement, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that Nimitz
Partners LLC ("Nimitz"), the managing member of the borrower, was released from bankruptcy proceedings on January 20, 2006 in connection with the closing of the mortgage loan. Nimitz originally filed for Chapter 11 bankruptcy protection in
2000 and was released in early 2001. The bankruptcy case was reopened in 2003 after the owner of a prior loan on the mortgaged property, Llama Capital
Mortgage Company ("Llama"), alleged that Nimitz had defaulted under its reorganization plan by failing to renovate the properties and to make certain required payments. A portion of the proceeds of the mortgage loan were used to settle Nimitz's dispute with Llama. Additionally, Joseph Beale, a former 50%
owner of Nimitz Partners, LLC has been the subject of an involuntary bankruptcy proceeding under Chapter 7 since March 2004. On October 12, 2005, the bankruptcy trustee approved the sale of Beale's 50% interest in KXE, LLC to David Elmore.
KXE, LLC currently holds a subordinate mortgage lien in each of the Mortgaged
Properties related to the Hawaii Airport Hotels Loan, each of which was pledged to the lender as additional collateral for the mortgage loan. Beale's 50%
interest in Nimitz Partners, LLC was abandoned by the bankruptcy estate, revested in Beale personally and subsequently transferred to a trust for the benefit of certain members of Mr. Beale's immediate family.

                                      S-54

GEOGRAPHIC CONCENTRATION

      This table shows the states with the concentrations of mortgaged properties of over 5%:

               GEOGRAPHIC DISTRIBUTION - ALL MORTGAGED PROPERTIES

                                           NUMBER OF MORTGAGED      AGGREGATE CUT-OFF             % OF INITIAL
                STATE                          PROPERTIES              DATE BALANCE               POOL BALANCE
------------------------------------       -------------------      -----------------           -----------------

North Carolina......................                16                $ 466,512,187                  12.0%
Texas...............................                37                $ 405,076,644                  10.4%
California..........................                25                $ 358,240,860                   9.2%
Maryland............................                22                $ 319,279,000                   8.2%
Washington..........................                 8                $ 248,533,741                   6.4%
Florida.............................                19                $ 194,878,023                   5.0%

                     GEOGRAPHIC DISTRIBUTION - LOAN GROUP 1

                                           NUMBER OF MORTGAGED      AGGREGATE CUT-OFF DATE      % OF INITIAL LOAN
                STATE                          PROPERTIES                  BALANCE               GROUP 1 BALANCE
------------------------------------       -------------------      -----------------           -----------------

North Carolina......................                16                  $ 466,512,187                 13.0%
Texas...............................                33                  $ 357,591,644                 10.0%
California..........................                23                  $ 337,940,860                  9.4%
Washington..........................                 6                  $ 227,933,741                  6.4%
Hawaii..............................                 7                  $ 185,383,861                  5.2%
Pennsylvania........................                 5                  $ 184,531,572                  5.1%
Maryland............................                13                  $ 179,279,000                  5.0%

                     GEOGRAPHIC DISTRIBUTION - LOAN GROUP 2

                                           NUMBER OF MORTGAGED      AGGREGATE CUT-OFF DATE      % OF INITIAL LOAN
                STATE                          PROPERTIES                  BALANCE               GROUP 2 BALANCE
------------------------------------       -------------------      -----------------           -----------------

Maryland............................                 9                  $ 140,000,000                 44.9%
Texas...............................                 4                  $  47,485,000                 15.2%
Georgia.............................                 2                  $  34,000,000                 10.9%
Washington..........................                 2                  $  20,600,000                  6.6%
California..........................                 2                  $  20,300,000                  6.5%
Florida.............................                 4                  $  19,920,954                  6.4%

      Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. The following geographic factors could adversely affect the income from, and market value of, the mortgaged property and/or impair the borrowers' ability to repay the mortgage loans:

      o     economic conditions in regions where the borrowers and the mortgaged properties are located;

      o     conditions in the real estate market where the mortgaged properties are located;

      o     changes in local governmental rules and fiscal policies; and

      o     acts of nature (including earthquakes, floods, forest fires or hurricanes, which may result in uninsured losses).

      For example, mortgaged properties located in California, Texas, Florida and other coastal states including, but not limited to, Louisiana, Alabama and
Mississippi, may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country.
Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result

                                      S-55

of the winds and the associated flooding. Some of the mortgaged properties do not require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance.

ENVIRONMENTAL RISKS

      The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

      An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 12 months prior to the cut-off date. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

      None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

      o     in which the adverse conditions were remediated or abated before the closing date;

      o     in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

      o     for which an escrow, guaranty or letter of credit for the
            remediation was established;

      o     for which an environmental insurance policy was obtained from a third-party insurer;

      o     for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

      o     for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

      o     as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;

      o     that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

      o     involving radon; or

      o     in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

      In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to

                                      S-56

remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

      With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Manchester Parkade, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the soil and groundwater at the property had previously been impacted by PCE (a dry cleaning solvent) and its breakdown constituents. The dry cleaner is no longer a tenant at the mortgaged property. In addition, from 1970 until the present, an automotive repair shop has been located at the mortgaged property. In connection with a Phase II investigation in December 1970, an environmental consultant determined that although contamination from the dry cleaner operation existed, the contamination was below Connecticut remediation standards and as such, no remediation or monitoring action was required. However, based on these facts, the mortgaged property qualifies as an "establishment" under the Connecticut Property Transfer
Act. As such, upon the transfer of the mortgaged property (including a transfer as a result of a foreclosure), the state of Connecticut is likely to require subsurface investigation to confirm that no remedial or monitoring work is then required. We cannot assure you that such subsurface investigation will not reveal a condition requiring remediation.

      It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk Factors--Environmental Risks" and
"Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the
prospectus.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

      We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the loan sellers, and the applicable loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. Further, if a representation or warranty has been breached with respect to a mortgage loan jointly sold by
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to its portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of

                                      S-57

Commerzbank AG, New York Branch, or Goldman Sachs Mortgage Company will repurchase a mortgage loan that it has jointly originated if a representation or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

      There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

      In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

OTHER FINANCINGS

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

      The borrower may have difficulty servicing and repaying multiple loans.
The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the applicable loan sellers have informed us that they are aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business.
Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement. For more information see "The Pooling and Servicing Agreement--Servicing of the Whole
Loans" in this prospectus supplement.

      Nine (9) of the mortgage loans, with other debt secured by the mortgaged property, representing approximately 13.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of a whole loan structure. In addition, with respect to four (4) mortgage loans, the borrower has incurred unsecured subordinate debt. For additional information, see
"Description of the Mortgage Pool--Additional Indebtedness" in this prospectus supplement.

      Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

                                      S-58

      The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the partnership, members' or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

      Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.

      The applicable loan sellers have informed us that thirty-three (33) of the mortgage loans, representing approximately 31.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, either have or permit future mezzanine debt as described under "Description of the Mortgage
Pool--Additional Indebtedness" in this prospectus supplement.

      Although the pari passu companion loans or subordinate companion loans related to the serviced and non-serviced loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

      o     the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

      o     the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the pari passu companion loan and/or the subordinate companion loan and the non-serviced loan upon the maturity of the mortgage loan.

      See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of mortgage loan delinquencies and defaults will affect:

      o     the aggregate amount of distributions on the offered certificates;

                                      S-59

      o     their yield to maturity;

      o     their rate of principal payments; and

      o     their weighted average lives.

      If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class).

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

      To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in
The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

BALLOON PAYMENTS

      Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

                                      S-60

      A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

      o     the prevailing interest rates;

      o     the fair market value of the related mortgaged properties;

      o     the borrower's equity in the related mortgaged properties;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the mortgaged property;

      o     reductions in government assistance/rent subsidy programs;

      o     the tax laws; and

      o     prevailing general and regional economic conditions.

      All of the mortgage loans are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes one hundred and fourteen (114) mortgage loans, representing approximately 59.6%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 12 to 84 months of their respective terms and twenty-five (25) mortgage loans, representing approximately
25.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term.

      We cannot assure you that each borrower will have the ability to repay the remaining principal balances on its stated maturity date.

GROUND LEASES AND OTHER LEASEHOLD INTERESTS

      A leasehold interest under a ground lease secures twenty-eight (28) of the mortgaged properties, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. With respect to four (4) mortgaged properties identified on Annex C-1 to this prospectus supplement as Met Park East, The Watergate, Park Place and
Woodglen Office Park, representing approximately 2.0%, 1.8%, 1.8% and 0.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has a leasehold interest in a portion of the mortgaged property and a fee interest in the remaining portion of the mortgaged property.

      For purposes of this prospectus supplement, the encumbered interest will be characterized as a "fee interest" if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower's leasehold interest in the mortgaged property as well as the borrower's (or an affiliate of the borrower's) overlapping fee interest in the related mortgaged property.

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the

                                      S-61

lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease, although not all these protective provisions are included in each case.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy
Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases do not.

      For example, two (2) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Met Park East and Park
Place, representing 2.0% and 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are partially secured by ground leases with the Washington State Department of Transportation. The ground leases do not contain all of the standard mortgagee protections. Among other things, neither ground lease prohibits amendment or modifications without the consent of the mortgagee or allows for the assignment of the related ground lease without the reasonable consent of the ground lessor.

      Additionally, in the case of the mortgage loan secured by a portfolio of thirteen (13) mortgaged properties identified on Annex C-1 to this prospectus supplement as Sealy Industrial Portfolio II, representing 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the ground leases with respect to those mortgaged properties that are secured by a ground lease may not be assigned without the reasonable consent of the ground lessor.

      With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Saxon Woods, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, in the event of a condemnation where the mortgaged property is no longer in compliance with parking regulations, the ground lease will terminate. Condemnation insurance has been purchased to mitigate this risk.

                                      S-62

      With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

RISKS ASSOCIATED WITH ONE ACTION RULES

      Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See
"Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

      If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New
York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

      Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.
For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

                                      S-63

      Furthermore, certain properties may be subject to certain low income housing restrictions in order to remain eligible for low-income housing credits or grant subsidized rental payments. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See
"--Multifamily Properties Have Special Risks" above.

      Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions" below.

ZONING COMPLIANCE AND USE RESTRICTIONS

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

      In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

      Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

      Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

                                      S-64

PROPERTY INSURANCE

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 10.4%, 9.2%, 5.0%, 1.2%, 0.7%
and 0.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Texas, California,
Florida, Louisiana, Alabama and Mississippi, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

      Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions
(such as availability at reasonable rates or maximum cost limits) are satisfied.

      The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a mortgaged property securing one of the mortgage loans in the trust.

      Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program.

      The Terrorism Insurance Program was originally scheduled to expire on
December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance
Extension Act of 2005 was enacted, which extended the duration of the Terrorism
Insurance Program until December 31, 2007.

      The Terrorism Insurance Program is administered by the Secretary of the
Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

      In addition, with respect to any act of terrorism occurring after March
31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

      The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%)
of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                      S-65

      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

      Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

      With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

      With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

      Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance (and neither the master servicer nor the special servicer will be required to obtain this insurance) if the special servicer has determined, in its reasonable judgment (which determination, with respect to terrorism insurance, will be made by the 2005-GG5 special servicer subject to the consent of the directing holder of the 2005-GG5 securitization in the case of the Maryland Multifamily Portfolio loan, the JQH Hotel Portfolio B3 loan and the Shaner Hotel Portfolio loan, as described under "Description of the Mortgage
Pool--The Whole Loans" in this prospectus supplement), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real estate properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate. In making this determination, the special servicer, to the extent consistent with its servicing standard, is entitled to rely on the opinion of an insurance consultant.

      Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

      We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES

      Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

      For example, fourteen (14) of the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Northlake
Mall, JQH Hotel Portfolio D, The Shops at

                                      S-66

LaCantera, Whalers Village, 1625 & 1675 Broadway, Hock Plaza, Met Park East,
Park Place, JQH Hotel Portfolio B3, 1733 Ocean Avenue, Hawaii Airport Hotels,
313 Washington Street, Boardwalk Inn & Suites and 701 Gramercy representing approximately 5.5%, 5.5%, 3.3%, 2.8%, 2.4%, 2.1%, 2.0%, 1.8%, 1.4%, 0.9%, 0.6%,
0.3%, 0.2% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to affiliated borrowers. The insurance coverage for these mortgage loans is pursuant to blanket insurance policies that cover these mortgaged properties as well as other properties owned by affiliates of such borrowers.

POTENTIAL CONFLICTS OF INTEREST

      The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

      Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series 2006-GG6 non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer that holds Series 2006-GG6 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-GG6 non-offered certificates or the related companion loans.

      Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

      In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a loan seller or an affiliate of a loan seller and the loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

      Each loan seller is obligated to repurchase a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

      Each of the foregoing relationships should be considered carefully by prospective investors.

      The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

      o     a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o     these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

                                      S-67

      o     affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

YOU WILL NOT HAVE ANY CONTROL OVER THE SERVICING OF THE NON-SERVICED LOANS

      Each of the Maryland Multifamily Portfolio loan, the JQH Hotel Portfolio
B3 loan and the Shaner Hotel Portfolio loan is secured by mortgaged properties that also secure one or more companion loans that are not assets of the trust and are serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the related pooling and servicing agreement, and according to the servicing standard provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.
See "The Pooling and Servicing Agreement--Servicing of The Whole Loans" in this prospectus supplement.

CONFLICTS OF INTEREST MAY OCCUR AS A RESULT OF THE RIGHTS OF THIRD PARTIES TO
TERMINATE THE SPECIAL SERVICER OF THE WHOLE LOANS

      With respect to certain of the whole loans, the holders of the applicable companion loans may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement and appoint a special servicer for one or more mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or other parties for having acted solely in their respective interests. See
"Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement for a description of these rights to terminate a special servicer.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

      In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. Similarly, the special servicer may, at the direction of the majority of the holders of a subordinate companion loan, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under "Description of the Mortgage
Pool--the Whole Loans" in this prospectus supplement. See "The Pooling and
Servicing Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Each of the (i) controlling class representative and (ii) in the case of each subordinate companion loan the related subordinate companion loan holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative or, in the case of each subordinate companion loan, the related subordinate companion loan holder, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

      With respect to certain mortgage loans with companion loans, similar rights under a pooling and servicing agreement that controls the servicing of the loans may be exercisable by the holders of pari passu companion loans, the subordinate companion loans, and the related controlling class of certificateholders of any related trust or operating advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting

                                      S-68

some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the
Mortgage Pool--The Whole Loans" in this prospectus supplement.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

      Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OF A DEFECTIVE
MORTGAGE LOAN

      Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates
(except Goldman Sachs Mortgage Company in its capacity as a loan seller) are obligated to repurchase any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers will have the financial ability to effect such repurchases or substitutions. In addition, if the breach or defect relates to a mortgage loan jointly sold by Commerzbank AG, New York Branch, and Goldman Sachs Mortgage
Company, each of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage
Company will be obligated to take those remedial actions only with respect to its portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will repurchase or otherwise comply with any repurchase obligations. Any mortgage loan that is not repurchased and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See
"Description of the Mortgage Pool--Representations and Warranties" and "--Cures
and Repurchases" in this prospectus supplement for a summary of certain representations and warranties.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

      As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A
certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with a higher distribution priority and to the Class X certificates.

      See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

      Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a secondary market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop.
Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

                                      S-69

BOOK-ENTRY REGISTRATION

      Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

OTHER RISKS

      Recent Hurricanes. In late August, September and October 2005, hurricanes
Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana,
Mississippi, Alabama and Florida) and certain other parts of the southeastern
United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

      See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-70

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The assets of the Trust created pursuant to the Pooling and Servicing
Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans
(the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of the later of the due date for such Mortgage Loan in March or the date of origination of such Mortgage Loan (the "Cut-off Date"), after deducting payments of principal due on such date, of approximately $3,900,954,521 (with respect to each Mortgage Loan, the "Cut-off Date Balance" and, in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by one or more promissory notes (each a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interest in a retail, office, hospitality, multifamily, industrial, self storage, manufactured housing community or other commercial property (each, a "Mortgaged Property"). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.

      The pool of Mortgage Loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan
Group 1 will consist of 168 Mortgage Loans, representing approximately 92.0% of the Initial Pool Balance (the "Initial Loan Group 1 Balance") and includes all
Mortgage Loans other than the Mortgage Loans secured by multifamily and manufactured housing community properties. Loan Group 2 will consist of 20
Mortgage Loans, representing approximately 8.0% of the Initial Pool Balance (the
"Initial Loan Group 2 Balance") and includes all Mortgage Loans that are secured by multifamily properties and 2 Mortgage Loans secured by manufactured housing community properties. Annex C-1 to this prospectus supplement sets forth the loan group designation with respect to each Mortgage Loan.

      The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-off
Date will be made and (ii) no defaults, delinquencies or prepayments on any
Mortgage Loan on or prior to the Cut-off Date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this prospectus supplement are calculated as described under "Description of the Mortgage Pool--Additional
Information" in this prospectus supplement and all percentages represent the indicated percentage of the Initial Pool Balance, the Initial Loan Group 1
Balance or the Initial Loan Group 2 Balance, as applicable.

      When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool
Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on
Annex C-1 to this prospectus supplement.

      All information presented in this prospectus supplement with respect to a
Mortgage Loan with a Pari Passu Companion Loan or Subordinate Companion Loan is
calculated without regard to the related Pari Passu Companion Loan or
Subordinate Companion Loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the LTV's and DSCR's for each of the Mortgage Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion
Loan.

      Of the Mortgage Loans to be included in the Trust Fund:

      o     Ninety-three (93) Mortgage Loans (the "Greenwich Loans"),
            representing approximately 58.5% of the Initial Pool Balance, were originated or acquired by Greenwich Capital Financial Products, Inc.
            ("GCFP"); and

                                      S-71

      o     Ninety-five (95) Mortgage Loans (the "GSCMC Loans"), representing approximately 41.5% of the Initial Pool Balance, were originated by
            Goldman Sachs Commercial Mortgage Capital, L.P. (formerly Archon,
            L.P.) ("GSCMC") (including the Mortgage Loans secured by the
            Mortgaged Properties identified on Annex C-1 to this prospectus supplement as The Shops at LaCantera and Whalers Village that were originated jointly with Commerzbank AG, New York Branch
            ("Commerzbank") and that are being sold jointly to the Depositor).

      The originators of the Mortgage Loans are referred to in this prospectus supplement as the "Originators". The GSCMC Loans were originated for sale to
Goldman Sachs Mortgage Company ("GSMC"). GSMC has or will acquire prior to the
Closing Date (i) the GSCMC Loans and (ii) GSCMC's portion of each of The Shops at LaCantera Loan and the Whalers Village Loan. GS Mortgage Securities
Corporation II (the "Depositor") will acquire the Mortgage Loans from GSMC, GCFP and Commerzbank (collectively, the "Loan Sellers") on or about March 23, 2006
(the "Closing Date"). The Depositor will cause the Mortgage Loans in the
Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and
Servicing Agreement.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                                     ALL                 LOAN                LOAN
                                                               MORTGAGE LOANS           GROUP 1             GROUP 2
                                                              -----------------    ----------------    ----------------

Initial Cut-off Date Balance(1)...........................       $3,900,954,521      $3,589,152,703        $311,801,818
Number of Mortgage Loans..................................                  188                 168                  20
Number of Mortgaged Properties............................                  315                 286                  29
Average Cut-off Date Mortgage Loan Balance................          $20,749,758         $21,364,004         $15,590,091
Weighted Average Mortgage Rate(3).........................               5.654%              5.677%              5.394%
Range of Mortgage Rates(3)................................     4.850% to 6.865%    4.850% to 6.865%    4.910% to 6.052%
Weighted Average Cut-off Date Remaining Term to Maturity
   (months)...............................................                   98                  98                  93
Range of Cut-off Date Remaining Terms to Maturity (months)            51 to 120           51 to 120           63 to 118
Weighted Average Cut-off Date DSCR(2)(3)..................                1.43x               1.44x               1.39x
Range of Cut-off Date DSCRs(2)(3).........................       1.13x to 2.52x      1.13x to 2.52x      1.20x to 1.60x
Weighted Average Cut-off Date LTV(3)......................                72.7%               72.5%               75.4%
Range of Cut-off Date LTVs(3).............................       38.2% to 89.3%      38.2% to 89.3%      62.5% to 81.1%
Weighted Average LTV at Maturity(4).......................                67.4%               67.1%               71.5%
Balloon Mortgage Loans(5).................................                15.1%               16.0%                4.8%
Defeasance Loans..........................................                97.2%               96.9%              100.0%

___________________

(1)   Subject to a permitted variance of plus or minus 5%.

(2)   "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property or Properties divided by the annual debt service for such Mortgage Loan. The annual debt service used for purposes of calculating the DSCR for each of the Whole Loans with a Pari Passu
      Companion Loan is the aggregate annual debt service of the Mortgage Loan and the related Pari Passu Companion Loan. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loan(s) with earnout provisions are described on Annex A to this prospectus supplement.

(3)   "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). The principal balance used for purposes of calculating the LTV for each of the
      Whole Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loans and the related Pari Passu Companion Loan.
      Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement. When information presented in this prospectus supplement with respect to the interest rates on the mortgage loans, such numbers are presented, including without limitation for purposes of calculating the weighted average mortgage interest rates and debt-service coverage ratios, with respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Villa Toscana, representing approximately
      0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which has an interest rate that steps up annually assuming the highest interest rate payable under that mortgage loan of
      5.28%.

(4)   "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Cut-off Date Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the appraised value as of the date of the original appraisal. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement.
      There can be no assurance that the value of any particular Mortgaged
      Property is now, will be at maturity equal to or greater than its original appraised value.

(5)   Excludes the Mortgage Loans that pay interest-only until maturity or for a partial interest-only period.

                                      S-72

ADDITIONAL INDEBTEDNESS

      The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the
Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

      Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, borrowers that do not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

      Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-off Date, each Loan Seller has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

                                              Aggregate     % of Initial  Initial Principal    Interest Rate    Maturity Date
               Mortgaged                       Cut-off          Pool           Amount of       on Mezzanine     of Mezzanine
             Property Name                   Date Balance      Balance      Mezzanine Debt         Loan             Loan
----------------------------------           ------------   ------------  -----------------    --------------   --------------

Maryland Multifamily Portfolio               $140,000,000       3.6%          $20,000,000      Libor + 6.25%    July 6, 2012
Millennium in Midtown(1)                     $ 73,070,000       1.9%          $ 8,090,000             6.383%    January 6, 2016
Atrium at Empire Lakes                       $ 50,895,000       1.3%          $ 5,000,000      Libor + 2.5%     April 6, 2006
Monte Bello Apartments (Partridge Pointe)    $ 14,300,000       0.4%          $ 7,834,125      Libor + 8.25%    June 6, 2011

_________________

(1)   Includes a $7,000,000 mezzanine financing advance obligation required
      (under the terms of the mezzanine loan documents, so long as no event of default under the mezzanine loan documents exists) to be funded by the holder of the mezzanine loan on or before August 1, 2006. The advance will be used to fund a tenant leasing reserve account, which account must, in order to avoid a default under the mortgage loan documents, be funded in the amount of $7,000,000 by August 1, 2006.

      In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the
Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      With respect to the Mortgage Loans listed in the chart below, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed below.

                                      S-73

      The applicable Loan Sellers have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur future mezzanine debt, as described below.

                                               MORTGAGE LOAN      COMBINED                     MAXIMUM
                                                CUT-OFF DATE    MAXIMUM LTV     COMBINED      MEZZANINE
          MORTGAGED PROPERTY NAME                 BALANCE          RATIO      MINIMUM DSCR  DEBT PERMITTED
---------------------------------------       ---------------   -----------   ------------  --------------

One Commerce Square                           $  130,000,000        75%           1.20x           NA
The Shops at LaCantera                        $129,255,976          75%           1.05x(1)        NA
Whalers Village                               $  109,504,922        75%           1.05x(1)        NA
1625 & 1675 Broadway                          $   94,100,000        90%            NA             NA
Met Park East                                 $   79,700,000        80%            NA             NA
Millennium in Midtown(4)                      $   73,070,000        85%          1.20x            NA
The Watergate                                 $   71,100,000        90%          1.05x            NA
Park Place                                    $   69,250,000        80%            NA             NA
Reid Murdoch Center                           $   56,000,000        75%          1.20x            NA
Hilton DFW                                    $   46,500,000        75%          1.40x           (2)
Century Centre II                             $   25,300,000        80%          1.10x            NA
Century Centre I                              $   16,900,000        80%          1.10x            NA
Balentine Park                                $   14,000,000        75%          1.20x            NA
Hilton Garden Inn Tampa                       $   13,825,000        75%          1.40x           (3)
Goodman Theater                               $   11,500,000        75%          1.20x            NA
313 Washington Street                         $   10,200,000        80%            NA             NA
Cherry Creek Center                           $    9,082,000        80%          1.20x            NA
Tenth & Pearl Street                          $    9,000,000        70%          1.30x            NA
Lone Tree Retail Center                       $    8,159,969        80%          1.20x            NA
Holsum Lofts                                  $    6,825,000        80%          1.20x            NA
The Bradbury Building                         $    6,500,000        80%          1.20x            NA
SpringHill Suites by Marriott                 $    4,425,000        70%          1.40x           (3)
Park Lane Shopping Center                     $    3,900,000        80%          1.20x            NA
Omni 3 Self Storage                           $    3,656,604        80%          1.35x            NA
4170 Douglas Boulevard                        $    3,400,000        65%          1.30x            NA
Omni 2 Self Storage                           $    3,192,669        80%          1.35x            NA
Omni 1 Self Storage                           $    3,127,818        80%          1.35x            NA
Iron Gate Storage at Pearson Airport          $    2,596,534        75%          1.30x            NA
Iron Gate Storage at Cascade Park             $    2,087,207        75%          1.30x            NA
2011 North Capitol Ave                        $    2,300,000        75%          1.25x           (3)

_____________________

(1)   Not less than 1.20x based on actual loan constant and not less than 1.05x based on assumed loan constant of 9%.

(2)   Mezzanine or unsecured debt is permitted in an amount no greater than (a)
      amount necessary to buy all of the equity in the borrower under the
      Mortgage Loan (b) 50% of any actual third party costs in connection with the construction of a pool and spa at the property (up to a maximum of
      $10,000,000), or (c) if, in connection with an approved assumption of the
      Mortgage Loan, the difference between 75% of the purchase price of the property and the outstanding principal balance of the Mortgage Loan. Such mezzanine or unsecured debt may be converted to debt secured by the mortgaged property with the consent of the special servicer and each rating agency then rating the certificates.

(3)   Mezzanine or unsecured debt is permitted in connection with a lender-approved sale of the mortgaged property and the assumption of the
      Mortgage Loan in an amount no greater than the difference between the combined debt correlating to maximum permitted LTV ratio and the then-outstanding principal balance of the mortgage loan. Such mezzanine or unsecured debt may be converted to debt secured by the mortgaged property with the consent of the special servicer and each rating agency then rating the certificates.

(4)   The future mezzanine debt would be in addition to the existing mezzanine debt and the combined loan-to-value and debt service coverage requirements take into account the related mortgage loan, any existing mezzanine debt and the future mezzanine debt.

                                      S-74

      As of the Cut-off Date, each Loan Seller has informed us that it is aware of the following subordinate indebtedness and permitted subordinate indebtedness with respect to borrowers under their respective Mortgage Loans:

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Property identified on Annex C-1 to this prospectus supplement as
            The Watergate, representing approximately 1.8% of the Initial Pool
            Balance, Capri Select II Watergate, LLC, (the "Preferred Equity
            Holder") contributed approximately $12,500,000 to BentleyForbes
            Watergate II, LLC, a holder of an indirect ownership interest in the borrower (the "Indirect Owner"). This contribution accrues interest at 9.5% per annum and is payable monthly to the extent there is net cash flow, however, any shortfall in payments will accrue interest.
            In addition, the Indirect Owner is required to pay to the Preferred
            Equity Holder a "standby fee" of 0.75% on an unfunded portion of additional contribution of up to $1,800,000 in October 2006 and
            2007. Although there are no regularly scheduled payments required, the Preferred Equity Holder has the right to "put" its interest to
            BentleyForbes Watergate III, LLC, its co-member in the Indirect
            Owner, if the contribution has not been paid in full by October
            2010. In addition, the borrower is permitted to incur future mezzanine debt, subject to the satisfaction of certain conditions set forth in the related loan documents, including, among other things, (i) the sum of the outstanding principal amount of the
            Mortgage Loan plus the aggregate of all mezzanine debt does not exceed ninety-percent (90%) of the value of the Mortgaged Property,
            (ii) the aggregate sums payable in respect of the outstanding principal amount of the Mortgage Loan plus the sums payable in respect of the aggregate of all mezzanine debt does not cause the debt-service-coverage ratio for the Mortgage Loan to be less than
            1.05x, and (iii) any contribution by the Preferred Equity Holder is repaid and satisfied in full simultaneous with the origination of such mezzanine debt.

      o     With respect to three (3) Mortgage Loans secured by the Mortgaged
            Properties identified on Annex C-1 to this prospectus supplement as
            Alderbrook Apartments, Summit Apartments and Aspen Court,
            representing approximately 0.3%, 0.2% and 0.1%, respectively, of the
            Initial Pool Balance, the borrower is permitted to incur unsecured subordinate debt from its members for operating deficits, but the debt is repayable only from net cash flow after all debt service and expenses have been paid.

      o     With respect to one (1) Mortgage Loan secured by a portfolio of
            Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Hawaii Airport Hotels, representing approximately 0.6%
            of the Initial Pool Balance, the borrower is indebted to one of its affiliates (KXC, LLC) under a subordinate mortgage loan in the amount of $10,024,780 plus $4,723,388 of accrued but unpaid interest as of the date of closing of the Mortgage Loan. The subordinate loan
            (i) is payable only to the extent of excess cash flow and (ii) is subject to a subordination agreement and a standstill and
            intercreditor agreement pursuant to which the subordinate mortgage loan is subordinated to the Mortgage Loan and which contains a complete standstill agreement during the term of the Mortgage Loan.
            In addition, the affiliated lender has pledged its interest in such subordinate mortgage loan as additional collateral for the Mortgage
            Loan.

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Property identified on Annex C-1 to this prospectus supplement as
            1733 Ocean Avenue, representing approximately 0.9% of the Initial
            Pool Balance, the mortgage loan documents permit the related borrower's parent (or any entity holding any direct or indirect interests in the borrower's parent) to pledge its direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than 33% of the total value of all assets directly or indirectly securing such financing.

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Property identified on Annex C-1 to this prospectus supplement as
            Fairfield Inn & Suites - Virginia Beach, VA, representing
            approximately 0.3% of the Initial Pool Balance, the borrower is permitted to incur up to $1,250,000 of subordinated and unsecured debt from Thomas J. Lyons, Jr., the non-recourse guarantor, for uses directly related to the operations and management of the subject property,

                                      S-75

            subject to the satisfaction of certain conditions, including, among other things, the combined loan-to-value ratio of the Mortgage Loan and the subordinate indebtedness is not greater than 85% and the holder of the subordinate debt executes a subordination and standstill agreement.

      o     With respect to two (2) Mortgage Loans secured by the Mortgaged
            Properties identified on Annex C-1 to this prospectus supplement as
            Atrium at Empire Lakes and 5751-5771 Copley Drive, representing approximately 1.3% and 0.5%, respectively, of the Initial Pool
            Balance, the borrower is permitted to incur indebtedness secured by a subordinate lien encumbering the property in connection with the sale of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, among other things, the combined loan-to-value ratio does not exceed 70%, and the combined
            debt-service coverage is not less than 1.25x.

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Property identified on Annex C-1 to this prospectus supplement as
            Boardwalk Inn & Suites, representing approximately 0.2% of the
            Initial Pool Balance, the borrower is permitted to incur unsecured subordinate debt, subject to certain conditions including, among other things, a maximum combined loan-to-value ratio not to exceed
            85%, a subordination and standstill agreement, the inclusion in the subordinate debt documents of provisions providing that such subordinate debt is only payable to the extent available net cash flow is available, and the holder of the subordinate debt must be a member of the borrower, extending debt to the borrower pursuant to the terms of its operating agreement entered prior to the effective date of the Mortgage Loan, and the holder of the subordinate debt not being permitted to assign its rights as holder of the
            subordinate debt during the term of the Mortgage Loan.

      o     With respect to two (2) Mortgage Loans secured by the Mortgaged
            Property and a portfolio of Mortgaged Properties identified on Annex
            C-1 to this prospectus supplement as Bridgewater Hill Corporate
            Center and Verizon New England Telephone, respectively, representing approximately 0.4% and 0.2%, respectively, of the Initial Pool
            Balance, the mortgage loan documents permit the related borrower's parent (or any entity holding any direct or indirect interests in the borrower's parent) to pledge their direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than 10% of the total value of all assets directly or indirectly securing such financing.

      Furthermore, the respective Mortgaged Properties that secure each Whole
Loan also secure the related Pari Passu Companion Loans and/or the related
Subordinate Companion Loan on a pari passu and/or subordinate basis, as described in "--The Whole Loans" below.

      Certain risks relating to additional debt are described in "Risk
Factors--Other Financings" in this prospectus supplement.

      DUE DATES; MORTGAGE RATES; CALCULATIONS OF INTEREST. Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage
Note (each such date, a "Due Date") that occur as described in the following table with the indicated grace period.

                                                              % of Initial
                            Default Grace      Number of        Mortgage
        Due Date             Period Days     Mortgage Loans   Pool Balance
     --------------        ---------------  ---------------   -------------
         1st                      5                11              2.5%
         6th                      0               174             86.6%
         6th                      3                 2              6.1%
         6th                     10                 1              4.8%

      As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each Mortgage Loan.
See Annex C-1 for information on the number of days before late payment charges are due under the Mortgage Loan.

                                      S-76

      All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the
Mortgage Loans bear fixed interest rates. All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a
360-day year ("Actual/360 Basis"). One hundred and fourteen (114) of the
Mortgage Loans, representing approximately 59.6% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from 12 months to 84 months. Twenty-five (25) of the
Mortgage Loans, representing approximately 25.3% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates.
The remaining forty-nine (49) Mortgage Loans, representing approximately 15.1%
of the Mortgage Loans (of the Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon Mortgage Loan").
These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

      With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as The Shops at LaCantera, representing approximately 3.3% of the Initial Pool Balance, the related
Mortgage Loan amortizes based on a changing amortization schedule as set forth on Annex C-3 to this prospectus supplement.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Villa Toscana, representing approximately 0.7% of the Initial Pool Balance, the interest rate is 4.53% through the November 2006 payment date and increases annually thereafter to a maximum rate of 5.28% for all payment dates after the November
2010 payment date, and the DSCR as of the Cut-off Date assuming the highest interest rate payable under the Mortgage Loan of 5.28% is 1.60x.

      "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans
generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the
Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged
Property or a controlling interest in the borrower without the consent of the mortgagee. Certain of the Mortgage Loans provide that transfers of the Mortgaged
Property are permitted if certain conditions are satisfied, which may include one or more of the following:

            (i)    no event of default has occurred,

            (ii)   the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the
      Mortgaged Property,

            (iii)  the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

            (iv)   the transferee has executed and delivered an assumption
      agreement evidencing its agreement to abide by the terms of the Mortgage
      Loan together with legal opinions and title insurance endorsements, and

            (v)   the assumption fee has been received (which assumption fee will be paid to the Master Servicer and the Special Servicer, as described in this prospectus supplement and as provided in the Pooling and Servicing
      Agreement, and will not be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

      Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer. See "Description of the Mortgage Pool--Additional Indebtedness" above. In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as The Watergate, representing approximately 1.8% of the Initial Pool Balance, the borrower obtained preferred equity financing from a preferred partner of the borrower. Although payments to the preferred partner may only be from excess cash returned to the

                                      S-77

borrower, in the event the preferred equity financing is not satisfied by an outside date or upon an event of default under the partnership agreement, the preferred partner will be permitted to exercise a buy/sell option under the partnership agreement and cause the transfer of control of the borrower to the preferred partner.

      In addition, certain of the Mortgage Loans permit certain transfers specified in the related loan documents such as transfers to an entity or type of entity specifically described in the related loan documents, transfers to affiliates, transfers for estate planning purposes and transfers that result from changes in ownership interests in the borrower. Generally, the Mortgage
Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.

      The Special Servicer will determine, in a manner consistent with the
Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property, subject to the approval of the Controlling Class
Representative. See "Certain Legal Aspects of the Mortgage Loans--Enforceability
of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

      DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of all but one hundred and seventy-four (174) of the Mortgage Loans (the "Defeasance Loans"), representing approximately 97.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the
"Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). With respect to all of the Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

      The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option,
(iii) an amount (the "Defeasance Deposit") that will be sufficient to (x)
purchase non-callable obligations backed by the full faith and credit of the
United States of America or, in certain cases, other U.S. government securities providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government securities and (B)
delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and, in certain cases, the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Master
Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing
Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the
Mortgage Loan and the pledged government securities (together with any Mortgaged
Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

      In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a
Mortgage Loan is partially defeased, if consistent with the related loan documents, generally

                                      S-78

the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

      With respect to the two (2) Mortgage Loans, secured by a portfolio of nine
(9) and eight (8) Mortgaged Properties, respectively, identified on Annex C-1 to this prospectus supplement as JQH Hotel Portfolio D and JQH Hotel Portfolio B3,
together representing approximately 6.9% of the Initial Pool Balance, the borrower is permitted to replace up to two of the related mortgaged properties with a substitute property prior to the payment date in October 2014, subject to the satisfaction of certain conditions, including, among other things, (i) the property to be substituted is (a) a real property located in the United States that is primarily used or designed to be used as a hotel and (b) of a quality equal to or greater than that of the property to be replaced, as reasonably determined by lender, (ii) the market value of the substitute property (based on an appraisal less than three months old) equals or exceeds the greater of the appraised value of the property to be replaced at origination or the current appraised value of the property to be replaced (based on an appraisal less than
12 months old) (which may be calculated in the aggregate if two properties are being substituted for simultaneously), (iii) the debt-service coverage ratio for the prior 12-month period based on the remaining properties and the substitute properties is not less than 1.35x (the debt service coverage ratio at origination) and (iv) with respect to the second property substitution only, the lender have received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates.

      One (1) Mortgage Loan secured by a portfolio of thirteen (13) Mortgaged
Properties identified on Annex C-1 to this prospectus supplement as Sealy
Industrial Portfolio II, representing approximately 1.5% of the Initial Pool
Balance, permits the borrower to obtain the release of an individual property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions including among other things, (a) no substitution will be permitted until after the date after which defeasance is permitted has passed or if any event of default has occurred; (b) obtaining confirmation from each Rating Agency that the then current ratings of the Certificates will not be downgraded, withdrawn or qualified as a result of the substitution; (c) borrower shall have delivered to lender a current appraisal for the substitute property and a current appraisal for the released property; (d) the debt-service-coverage ratio is equal to or greater than the greater of (i) the debt-service-coverage ratio for the properties immediately prior to the substitution and (ii) 1.25x; (e) the loan-to-value ratio will not be in excess of the lesser of (i) the loan-to-value ratio for the properties immediately prior to the substitution and (ii) 75%; and
(f) after giving effect to the substitution, the geographic concentrations and general use of the properties will not have materially changed. The borrower is not permitted more than four (4) substitutions during the entire term of the loan, and the aggregate allocated loan amounts of the released properties for all substitutions during the entire term of the loan may not exceed thirty percent (30%) of the original principal balance of the loan.

      With respect to one (1) Mortgage Loan secured by a portfolio of eight (8)
Mortgaged Properties identified on Annex C-1 to this prospectus supplement as
COPT Portfolio, representing approximately 2.6% of the Initial Pool Balance, prior to November 6, 2014, the COPT Portfolio loan permits the release of up to four of the COPT Portfolio properties by simultaneously substituting one or more other properties (such a simultaneous release and substitution, a "COPT
Substitution"), subject to the satisfaction of certain conditions, including among other things: (i) after giving effect to the applicable COPT
Substitution(s), at least 4 of the original 8 COPT Portfolio properties remain subject to the COPT Portfolio loan and there is no reduction in the number of overall properties; (ii) the delivery of confirmation from each Rating Agency that the then current ratings of the Certificates will not be downgraded, withdrawn or qualified and a REMIC opinion; (iii) an appraisal acceptable to lender for each substitute property indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the property(ies) being released; (iv) after giving effect to the applicable COPT Substitution(s), the aggregate underwritten net operating income of all of the substitute properties will not exceed the lesser of (A) 40% of the underwritten net operating income of all the properties Current COPT Portfolio loan and (B) $3,272,400; (v) after giving effect to the applicable COPT
Substitution(s), the aggregate fair market value of all of the substitute properties will not exceed the lesser of (A) 40% of the aggregate fair market value of all the properties Current COPT Portfolio loan and (B) $53,080,000;
(vi) after giving effect to the applicable substitution(s), the underwritten debt-service-coverage ratio

                                      S-79

(calculated using underwritten cash flow and the greater of the actual debt service constant and an 8.50% constant) for all the properties Current COPT
Portfolio loan be no less than the greater of (A) the underwritten debt-service-coverage ratio for all of the COPT Portfolio properties immediately preceding such COPT Substitution(s) and (B) 1.00x; (vii) after giving effect to the applicable COPT Substitution(s), the loan-to-value ratio for all of the properties then subject to the COPT Portfolio loan be no greater than the lesser of (A) the loan-to-value ratio for all of the properties immediately preceding such COPT Substitution(s) or (B) 78%; and (viii) no event of default then existing. If the COPT Portfolio borrowers are unable to simultaneously effectuate the substitution of a substitute property for a released property as contemplated above, the COPT Portfolio borrowers may obtain the release of the applicable released property(ies), subject to the satisfaction of certain conditions, including: (i) the deposit of cash or a letter of credit (the
"Substitution Collateral") in an amount equal to the greater of (A) the then fair market value of the proposed released property(ies) and (B) the amount that would be required to purchase defeasance collateral necessary to partially defease the COPT Portfolio loan and obtain a release of the released property(ies) if such released property(ies) was being released pursuant to the provisions described under "--Partial Releases" below; (ii) the delivery to lender of a REMIC opinion with respect to such release of property(ies) and substitution of the Substitution Collateral and related matters; (iii) the satisfaction of all of the requirements set forth in the previous sentence with respect to the proposed substitute property(ies) within 90 days after the release of the released property(ies); (iv) the COPT Portfolio guarantor has delivered to lender an unconditional full guaranty of payment of the loan, subject to a maximum liability under such guaranty equal to the product of (A)
three (3) multiplied by (B) an amount equal to all of the rents from the released property(ies) that were deposited into the lender controlled lockbox account during the month immediately preceding the month in which such release occurs; (v) delivery by the COPT Portfolio guarantor of an unconditional guaranty of payment of the obligation of the COPT Portfolio borrowers to pay the
Substitution Collateral Shortfall Amount (as defined below). If for any reason the applicable substitution fails to occur within 90 days after the release of the applicable released property(ies), lender may use any cash Substitution
Collateral and draw on any letter of credit Substitution Collateral and apply the proceeds to purchase the defeasance collateral necessary to effect a partial defeasance in the amount that would then be necessary to obtain a release of the released property(ies) pursuant to the provisions described under "--Partial
Releases" below (assuming such release was occurring on the date of such partial defeasance). If the Substitution Collateral is not sufficient to purchase such defeasance collateral (such deficiency, the "Substitution Collateral Shortfall
Amount"), the COPT Portfolio borrowers are required to, within two (2) business days after demand by lender, immediately pay to lender an amount equal to the
Substitution Collateral Shortfall Amount.

      VOLUNTARY PREPAYMENTS. All of the Mortgage Loans provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

      A defeasance period, as described with respect to the Defeasance Loans under "--Defeasance; Collateral Substitution" above with respect to one hundred and seventy-four (174) of the Mortgage Loans representing approximately 97.2% of the Initial Pool Balance, followed by an open prepayment period during which the related Mortgage Loan (even if defeased previously) may be freely prepaid without payment of a prepayment premium or yield maintenance charge.

      A prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of a prepayment premium equal to 1% of the outstanding principal balance of the
Mortgage Loan and a yield maintenance premium with respect to twelve (12) of the
Mortgage Loans representing approximately 2.4% of the Initial Pool Balance, followed by an open prepayment period during which the related Mortgage Loan may be prepaid at par.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Avery at Morrocroft, representing 0.2% of the Initial Pool Balance, the related borrower is permitted to prepay the Mortgage Loan during a prepayment consideration period during which voluntary prepayments are permitted subject to the payment of the greater of a yield maintenance premium plus 1% or a prepayment premium equal to 2%, followed by an open prepayment period during which the related Mortgage Loan may be prepaid at par.

      Additionally, with respect to one (1) Mortgage Loan secured by a portfolio of two (2) Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Verizon New England Telephone,

                                      S-80

representing approximately 0.2% of the Initial Pool Balance date, the sole tenant, Verizon, has the right under its leases to offer to purchase one or both of the related Mortgaged Properties on January 1, 2010, at the end of each renewal period or at any time if the tenant determines, in its sole discretion, that its use of such building is no longer economically feasible. The borrower has the option either to sell the related Mortgaged Property or Mortgaged
Properties to the tenant or not to sell and have the tenant's lease at the related Mortgaged Property terminate. If the borrower sells one or more of the related Mortgaged Properties to the tenant prior to the beginning of the defeasance period or on or after the permitted prepayment date, the borrower will be required to repay the mortgage loan in an amount equal to (x) if one of the related Mortgaged Properties is purchased, 125% of the allocated loan amount or (y) if both of the related Mortgaged Properties are purchased, the full amount of the Mortgage Loan, plus, in the case of either (x) or (y) and a repayment prior to the beginning of the defeasance period, the greater of the applicable yield maintenance premium and 8%. From the beginning of the defeasance period until the beginning of an open prepayment period, the mortgage loan permits defeasance, as described with respect to the Defeasance Loans under
"--Defeasance; Collateral Substitution" above. During the subsequent open prepayment period, the related Mortgage Loan may be prepaid at par.

      PARTIAL RELEASES. The Mortgage Loans secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as JQH Hotel Portfolio D,
Windsor Capital Embassy Suites Portfolio, Maryland Multifamily Portfolio, COPT
Portfolio, Hughes Airport Center Portfolio, SilverCreek Portfolio Phase I, Sealy
Industrial Portfolio II, JQH Hotel Portfolio B3, Oakwood Vista/Parkway Vista,
Hawaii Airport Hotels, Shaner Hotel Portfolio, Ocean View/Haseko, TBC Corp
Portfolio II and TBC Corp Portfolio III, representing approximately 5.5%, 4.8%,
3.6%, 2.6%, 2.2%, 1.8%, 1.5%, 1.4%, 0.9%, 0.6%, 0.6%, 0.6%, 0.2% and 0.2%,
respectively, of the Initial Pool Balance, are secured by more than one
Mortgaged Property and permit the release of one or more of the Mortgaged
Properties in connection with a partial defeasance, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (1) deliver defeasance eligible collateral to the lender in an amount generally equal to between 110% and 125% of the allocated loan amount for the
Mortgaged Property to be released or, in certain cases, if applicable, 100% of the sale or refinancing proceeds and/or (2) satisfy certain debt service coverage tests loan-to-value ratio tests with respect to the remaining Mortgaged
Properties after the partial defeasance (in some cases the partial defeasance amount may be increased in order to satisfy debt service coverage and/or loan-to-value tests with respect to the remaining undefeased debt). In addition, the cross collateralized and cross defaulted Mortgage Loans (identified as
Shoppes at Woodruff, Surfside Commons, East Towne Center, Plantation Plaza,
Sussex Plaza, Smithfield Plaza, River Bend Shops, East Town Plaza and
Taylorsville, as Alderbrook Apartments and Summit Apartments, and as Village
Portico and Brickell Marketplace, on Annex C-1 to this prospectus supplement), each, as a group, collectively representing approximately 1.1%, 0.5% and 0.3%, respectively, of the Initial Pool Balance, permit the partial defeasance and release of an individual Mortgaged Property, subject generally to the criteria listed above for Mortgage Loans secured by more than one Mortgaged Property, except that the Mortgage Loan being defeased will be fully defeased and the remaining Mortgage Loans will be partially defeased. The defeased note and the undefeased notes will remain cross collateralized and cross defaulted.

      With respect to the two (2) Mortgage Loans secured by a portfolio of nine
(9) Mortgaged Properties and eight (8) Mortgaged Properties, respectively, identified on Annex C-1 to this prospectus supplement as JQH Hotel Portfolio D and JQH Hotel Portfolio B3, together representing approximately 6.9% of the
Initial Pool Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties, subject to the satisfaction of certain conditions, including (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to the JQH Defeasance Amount, (ii) after giving effect to such release, the debt-service coverage ratio is not less than
1.35x and (iii) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of Certificates. The debt-service-coverage ratio is calculated based on trailing 12 months' net operating income and a loan constant of 6.80%. The "JQH Defeasance Amount" is (1) 102%, until 5% of the related mortgage loan has been defeased; then (2) 110%, until 10% of the related mortgage loan has been defeased; then (3) 115%, until 20% of the related mortgage loan has been defeased; then (4) 120%, until 30% of the related mortgage loan has been defeased; and then (5) 125%.

                                      S-81

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Woodglen Office Park, representing approximately 0.9% of the Initial Pool Balance, the borrower has the right to obtain the release of a portion of the parking area for purposes of constructing a parking garage thereon, upon the satisfaction of the lender's standard release conditions including the requirements that adequate alternative parking exists for purposes of complying with applicable law and the terms of all leases. In addition to satisfaction of these standard conditions, the borrower is required to furnish adequate assurance with respect to the completion of the parking garage, and must provide adequate assurance to the lender that sufficient parking will be available to the related Mortgaged
Property throughout the duration of such construction.

      One (1) Mortgage Loan secured by a portfolio of nine (9) Mortgaged
Properties identified on Annex C-1 to this prospectus supplement as Maryland
Multifamily Portfolio, representing approximately 3.6% of the Initial Pool
Balance, permits the partial defeasance and release of a portion of the
Mortgaged Properties known as Commons at White Marsh I, II, III and V, subject to the satisfaction of certain conditions, including that (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to 100% of the allocated unpaid loan amount attributable to that portion of the Mortgaged
Properties being released plus other amounts, which, collectively, will be sufficient to purchase defeasance collateral. The Mortgage Loan further permits the partial defeasance of the remaining portion of this Mortgaged Property as well as the other Mortgaged Properties that secure this Mortgage Loan, subject to the satisfaction of certain conditions, including that (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to 125% of the allocated unpaid loan amount attributable to the specific parcel of the
Mortgaged Property being released plus other amounts, which, collectively, will be sufficient to purchase defeasance collateral.

      With respect to one (1) Mortgage Loan secured by a portfolio of fourteen
(14) Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Hughes Airport Center, representing approximately 2.2% of the Initial Pool
Balance, the loan consists of fourteen (14) Mortgaged Properties separated into three property pools (each, a "Hughes Property Pool"). The Mortgage Loan permits the release of all (but not less than all) of the Mortgaged Properties in any
Hughes Property Pool after April 6, 2008, subject to the satisfaction of certain conditions, including among others: (i) the delivery of defeasance collateral in an amount equal to 125% of the allocated loan amount for the Hughes Property
Pool being released, (ii) after giving effect to such release and defeasance, the debt-service-coverage ratio (calculated using the actual net cash flow and the actual debt service) for the related Hughes Property Pool(s) then remaining subject to the Mortgage Loan will be no less than 1.20x and (iii) no event of default exists under the loan documents.

      With respect to one (1) Mortgage Loan secured by a portfolio of eleven
(11) Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Shaner Hotel Portfolio, representing approximately 0.6% of the Initial Pool
Balance, in the event of a defeasance and related release of any of the properties that secure the Shaner Hotel Portfolio Whole Loan, such defeasance will be allocated pro rata between the Shaner Hotel Portfolio Subordinate
Companion and either (i) the Shaner Hotel Portfolio Loan (if the property released is one of the Shaner Trust Loan Priority Properties) or (ii) the Shaner
Hotel Portfolio Pari Passu Companion Loan (if the property released is one of the Shaner Senior Companion Loan Priority Properties); provided, however, that the applicable senior note will receive a minimum defeasance amount specified in the related loan documents.

      With respect to one (1) Mortgage Loan secured by one (1) Mortgaged
Property identified on Annex C-1 to this prospectus supplement as Manchester
Parkade, representing approximately 0.4% of the Initial Pool Balance, the borrower is permitted to obtain the release from the lien of the mortgage (and related loan documents) without the payment of any consideration a theater parcel subject to the satisfaction of certain conditions, including that the theater parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot, that no monetary event of default exists, that after giving effect to such release the borrower remains a special purpose bankruptcy remote entity, that borrower submits to the lender certain documents relating to the legal release and subdivision of the property, accompanied by payment of all costs and expenses incurred by the lender.

      In addition, certain Mortgage Loans provide for the release of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process.

                                      S-82

Additionally, certain Mortgage Loans permit the release of portions of the
Mortgaged Property that were given no value or minimal value in the underwriting process, but that may be improved in the future, provided, however, that the borrower satisfies additional loan-to-value and debt-service-coverage ratio tests.

      See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance
Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

      ESCROWS. One hundred and fifty-three (153) of the Mortgage Loans, representing approximately 70.3% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

      One hundred and forty-seven (147) of the Mortgage Loans, representing approximately 67.7% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

      One hundred and thirty-six (136) of the Mortgage Loans, representing approximately 63.2% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

      Eighty-two (82) of the Mortgage Loans, representing approximately 58.7% of the Initial Pool Balance, that are secured by office, retail and industrial properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

      ADDITIONAL MORTGAGE LOAN INFORMATION. Each of the tables presented in
Annex A sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an
individual basis, see Annex C-1 to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see
Annex B to this prospectus supplement.

THE WHOLE LOANS

      GENERAL. Nine (9) of the Mortgage Loans (each a "Whole Loan"), representing approximately 13.4% of the Initial Pool Balance, are part of a split loan structure, where the related Mortgage Loan and one or more other companion loans that are pari passu in right of payment with the related
Mortgage Loan (each a "Pari Passu Companion Loan") or are subordinate in right of payment with the related Mortgage Loan (each a "Subordinate Companion Loan", and together with the Pari Passu Companion Loans, the "Companion Loans") are
secured by the same mortgage instrument on the related Mortgaged Property. In each case, the Mortgage Loan and its related Pari Passu Companion Loan(s) have the same interest rate, maturity date and amortization term.

      Three (3) of the Mortgage Loans that are part of a Whole Loan, identified on Annex C-1 to this prospectus supplement as Maryland Multifamily Portfolio,
JQH Hotel Portfolio B3 and Shaner Hotel Portfolio (the "Non-Serviced Loans"),
with principal balances as of the cut-off date of $140,000,000, $55,000,000 and
$24,615,228, respectively, and representing approximately 3.6%, 1.4% and 0.6%, respectively, of the Initial Pool Balance as applicable, are being serviced in accordance with the 2005-GG5 Pooling and Servicing Agreement, which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below by the master servicer and special servicer that are parties to the 2005-GG5 Pooling and Servicing Agreement, and subject to the servicing standard provided for in the 2005-GG5 Pooling and Servicing Agreement.

      Six (6) of the Whole Loans (the "Serviced Whole Loans") will be serviced pursuant to the Pooling and Servicing Agreement. Any Companion Loan that is part of a Serviced Whole Loan is referred to in this prospectus supplement as a
"Serviced Companion Loan").

                                      S-83

      The table below identifies each of the pooled Mortgage Loans that have corresponding Companion Loans.

                                         CUT-OFF
                                           DATE         % OF      SUBORDINATE       PARI PASSU
                                        PRINCIPAL      INITIAL     COMPANION        COMPANION                          ORIGINAL
                                           LOAN         POOL       ORIGINAL          ORIGINAL           ORIGINAL      WHOLE LOAN
           MORTGAGE LOAN                 BALANCE       BALANCE      BALANCE       LOAN(S) BALANCE    WHOLE LOAN LTV      DSCR
-----------------------------------    ------------   ---------   ------------    ---------------    --------------   ----------

Maryland Multifamily Portfolio         $140,000,000     3.6%           NA         $200,000,000            75.9%          1.42x
The Shops at LaCantera                 $129,255,976     3.3%      $50,000,000(1)       NA                 63.2%          1.46x
Millennium in Midtown                  $ 73,070,000     1.9%      $ 8,090,000(2)       NA                 81.6%          1.32x
SilverCreek Portfolio Phase I          $ 68,740,000     1.8%      $ 4,700,000(3)       NA                 85.5%          1.18x
JQH Hotel Portfolio B3                 $ 55,000,000     1.4%        NA            $186,000,000            68.3%          1.49x
Shaner Hotel Portfolio                 $ 24,615,228     0.6%      $11,200,000(4)   $82,500,000            72.9%          1.56x
Manchester Parkade                     $ 17,427,059     0.4%      $ 2,000,000(5)       NA                 75.6%          1.33x
Stones River Apartments                $  7,886,895     0.2%      $   495,000(6)       NA                 83.3%          1.09x
North Chase I                          $  6,060,554     0.2%      $   380,000(7)       NA                 85.0%          1.14x

__________________

(1)   The Shops at LaCantera Subordinate Companion Loan has an interest rate of
      5.656%.

(2)   The Millennium in Midtown Subordinate Companion Loan has an interest rate of 6.383%.

(3)   The SilverCreek Portfolio Phase I Subordinate Companion Loan has an
      interest rate of 6.500%.

(4)   The Shaner Hotel Portfolio Subordinate Companion Loan has an interest rate of 5.710%.

(5)   The Manchester Parkade Subordinate Companion Loan has an interest rate of
      5.795%.

(6)   The Stones River Apartments Subordinate Companion Loan has an interest rate of 12.750%.

(7)   The North Chase I Subordinate Companion Loan has an interest rate of
      12.750%.

THE MARYLAND MULTIFAMILY PORTFOLIO WHOLE LOAN.

      The Mortgage Loan identified as Maryland Multifamily Portfolio on Annex C to this prospectus supplement (the "Maryland Multifamily Portfolio Loan"), which has an outstanding principal balance as of the Cut-off Date of $140,000,000, representing approximately 3.6% of the Initial Pool Balance, is secured by the same Mortgaged Properties on a pari passu basis with one Pari Passu Companion
Loan (the "Maryland Multifamily Portfolio Pari Passu Companion Loan" and,
together with the Maryland Multifamily Portfolio Loan, the "Maryland Multifamily
Portfolio Whole Loan") that is not included in the trust and that had an original principal balance of $200,000,000. The Maryland Multifamily Pari Passu
Companion Loan is owned by the trust fund established pursuant to the pooling and servicing agreement (the "2005-GG5 Pooling and Servicing Agreement") related to the Greenwich Capital Funding Corp. Commercial Mortgage Trust 2005-GG5,
Commercial Mortgage Pass-Through Certificates, Series 2005-GG5, among Greenwich
Capital Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer (the "2005-GG5 Master Servicer"), LNR Partners, Inc., as special servicer (the "2005-GG5 Special Servicer"), LaSalle Bank National Association,
as trustee and ABN AMRO Bank, N.V., as fiscal agent.

      The Maryland Multifamily Portfolio Pari Passu Companion Loan and the
Maryland Multifamily Portfolio Loan will be serviced pursuant to the 2005-GG5
Pooling and Servicing Agreement, and, therefore, the 2005-GG5 Master Servicer will remit collections on the Maryland Multifamily Portfolio Loan to or on
behalf of the trust and will make Property Advances in respect of the Mortgaged
Property securing the Maryland Multifamily Portfolio Whole Loan.

      A co-lender agreement (the "Maryland Multifamily Portfolio Co-Lender
Agreement") governs the respective rights and powers of the noteholders of the
Maryland Multifamily Portfolio Whole Loan. The Maryland Multifamily Portfolio
Co-Lender Agreement provides, in general, that:

      o     the Maryland Multifamily Portfolio Loan and the Maryland Multifamily
            Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

      o     the 2005-GG5 Pooling and Servicing Agreement will govern the servicing and administration of the Maryland Multifamily Portfolio
            Loan and the Maryland Multifamily Portfolio Pari Passu Companion
            Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of the holder of the Maryland Multifamily Portfolio Loan and the Maryland
Multifamily Portfolio Pari Passu Companion Loan will be effected in accordance with the 2005-GG5 Pooling and Servicing Agreement. However, certain decisions are to be approved by the holder of certificates representing a majority interest in a designated controlling class in accordance with the 2005-GG5
Pooling and Servicing Agreement. The holders of the individual loans that comprise the Maryland Multifamily Portfolio Whole Loan will be deemed to be the following:

                                      S-84

(1) in the case of the Maryland Multifamily Portfolio Loan, the majority
Certificateholder of the Controlling Class, and (2) in the case of the Maryland
Multifamily Pari Passu Portfolio Companion Loan, the holder of certificates representing a majority interest in a designated controlling class of certificates issued under the 2005-GG5 Pooling and Servicing Agreement (the
"Maryland Multifamily Directing Holder"). Additionally, notwithstanding any consent provisions in the 2005-GG5 Pooling and Servicing Agreement, the Maryland
Multifamily Directing Holder (subject to the non-binding consultation rights of the holder of the Maryland Multifamily Portfolio Loan with respect to the first ten items below) will have the right to approve the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property securing the Maryland Multifamily
            Portfolio Whole Loan (the "Maryland Multifamily Portfolio Mortgaged
            Property") if it comes into and continues in default;

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments) or any material non-monetary term
            (including any material term relating to insurance) of the Maryland
            Multifamily Portfolio Whole Loan;

      o     any proposed or actual sale of an REO Property related to the
            Maryland Multifamily Portfolio Mortgaged Property (other than in connection with the termination of the trust fund), for less than the unpaid principal balance of Maryland Multifamily Portfolio Whole
            Loan, plus accrued interest (other than default interest) thereon;

      o     any acceptance of a discounted payoff with respect to Maryland
            Multifamily Portfolio Whole Loan;

      o     any determination to bring an REO Property related to the Maryland
            Multifamily Portfolio Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for the Maryland Multifamily Portfolio
            Whole Loan or any release of a borrower or any guarantor under the
            Maryland Multifamily Portfolio Whole Loan, other than in accordance with the terms of the Maryland Multifamily Portfolio Whole Loan
            (with no material discretion by the mortgagee), or upon satisfaction of the Maryland Multifamily Portfolio Whole Loan;

      o     any acceptance of substitute or additional collateral for the
            Maryland Multifamily Portfolio Whole Loan, other than in accordance with the terms of the Maryland Multifamily Portfolio Whole Loan
            (with no material discretion by the mortgagee);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Maryland Multifamily Portfolio Whole Loan;

      o     any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under the Maryland Multifamily Portfolio
            Whole Loan;

      o     taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

      o     any acceptance of a change in the property management company, subject to certain thresholds set forth in the 2005-GG5 Pooling and
            Servicing Agreement;

      o     any extension of the maturity date of the Maryland Multifamily
            Portfolio Whole Loan; and

      o     any determination by the 2005-GG5 Special Servicer that a servicing transfer event substantially similar to clauses (b), (c) or (h) of the definition of Servicing Transfer Event has occurred;

provided that, in the event that the 2005-GG5 Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders and the holders of the Maryland Multifamily

                                      S-85

Portfolio Whole Loan (as a collective whole), the 2005-GG5 Special Servicer may take any such actions without obtaining the approval of the Maryland Multifamily
Portfolio Directing Holder.

      In addition, the Maryland Multifamily Portfolio Directing Holder may
direct the 2005-GG5 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the Maryland Multifamily
Portfolio Directing Holder may consider advisable or as to which provision is otherwise made in the 2005-GG5 Pooling and Servicing Agreement.

      Notwithstanding the preceding two paragraphs, no advice, direction or objection from or by the Maryland Multifamily Portfolio Directing Holder may
require or cause the 2005-GG5 Master Servicer or the 2005-GG5 Special Servicer,
as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the 2005-GG5 Pooling and Servicing Agreement.

      All payments, proceeds and other recoveries on or in respect of the
Maryland Multifamily Portfolio Loan and/or the Maryland Multifamily Portfolio
Pari Passu Companion Loan will be applied to the Maryland Multifamily Portfolio
Loan and the Maryland Multifamily Portfolio Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the Maryland Multifamily Portfolio Pari Passu
Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

      The 2005-GG5 Pooling and Servicing Agreement provides that the Maryland
Multifamily Portfolio Directing Holder may remove the special servicer for the
Maryland Multifamily Portfolio Whole Loan under the 2005-GG5 Pooling and
Servicing Agreement without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the Maryland Multifamily Portfolio Whole Loan.

      The Maryland Multifamily Portfolio Co-Lender Agreement provides that if any of the master servicer, special servicer, trustee or fiscal agent under the
2005-GG5 Pooling and Servicing Agreement has determined that a servicing advance made with respect to the Maryland Multifamily Portfolio Whole Loan is not
recoverable out of collections on the Maryland Multifamily Portfolio Mortgaged
Property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the Maryland Multifamily
Portfolio Loan or the trust formed under the Pooling and Servicing Agreement.

THE SHOPS AT LACANTERA WHOLE LOAN.

      The Mortgage Loan identified as The Shops at LaCantera on Annex C-1 to this prospectus supplement ("The Shops at LaCantera Loan"), which has an outstanding principal balance as of the Cut-off Date of $129,255,976, representing approximately 3.3% of the Initial Pool Balance, is secured by the same Mortgaged Property securing a related subordinate companion loan ("The
Shops at LaCantera Subordinate Companion Loan" and, together with The Shops at
LaCantera Loan, "The Shops at LaCantera Whole Loan") that is not included in the trust and that had an original principal balance of $50,000,000.

      The Shops at LaCantera Whole Loan will be serviced by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard. An intercreditor agreement ("The Shops at LaCantera Intercreditor Agreement")
governs the respective rights and powers of the holder of The Shops at LaCantera
Loan and holder of The Shops at LaCantera Subordinate Companion Loan. The Shops
at LaCantera Intercreditor Agreement provides, in general, that:

      o     The Shops at LaCantera Subordinate Companion Loan is subordinate to
            The Shops at LaCantera Loan;

                                      S-86

      o     so long as no monetary event of default with respect to The Shops at
            LaCantera Whole Loan has occurred and is continuing (subject to the right of the holder of The Shops at LaCantera Subordinate Companion
            Loan to cure such monetary events of default), each of The Shops at
            LaCantera Loan and The Shops at LaCantera Subordinate Companion Loan
            are generally pari passu in right of payment with the other (i.e., the holders of each of The Shops at LaCantera Loan and The Shops at
            LaCantera Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest due under the mortgage loan documents, although the holders of The
            Shops at LaCantera Loan will be paid their share prior to the holder of The Shops at LaCantera Subordinate Companion Loan) and following the occurrence and during the continuance of the monetary events of default described above, The Shops at LaCantera Loan will be senior in right of payment to The Shops at LaCantera Subordinate Companion
            Loan, such that all amounts received in respect of The Shops at
            LaCantera Whole Loan will be used to pay interest on The Shops at
            LaCantera Loan, then to pay principal on The Shops at LaCantera Loan until its principal balance is reduced to zero, then to pay interest on The Shops at LaCantera Subordinate Companion Loan, then to pay principal on The Shops at LaCantera Subordinate Companion Loan until its principal balance is reduced to zero; and

      o     the Pooling and Servicing Agreement will govern the servicing and administration of The Shops at LaCantera Whole Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of the holders of The Shops at LaCantera Whole Loan will be effected in accordance with the Pooling and Servicing Agreement. However, certain decisions are required to be approved by the directing holder of The Shops at LaCantera Whole
Loan ("The Shops at LaCantera Directing Holder"), which, for so long as a control appraisal event does not exist, will be the holder of The Shops at
LaCantera Subordinate Companion Loan, and, after a control appraisal event has occurred, will be the holder of a majority interest in the controlling class. A control appraisal event with respect to The Shops at LaCantera Whole Loan will exist if and for so long as the initial principal balance of The Shops at
LaCantera Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to The Shops at LaCantera
Subordinate Companion Loan is less than or equal to 25% of the initial principal balance of The Shops at LaCantera Subordinate Companion Loan. The Shops at
LaCantera Directing Holder will have the right to approve the following with respect to The Shops at LaCantera Whole Loan:

      o     any proposed or actual foreclosure upon or comparable conversion of the ownership of the Mortgaged Property securing The Shops at
            LaCantera Whole Loan or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

      o     any modification, extension, amendment or waiver of a monetary term
            (including a change in the timing of payments) or any material non-monetary term of The Shops at LaCantera Whole Loan;

      o     any proposed or actual sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the Pooling and Servicing Agreement;

      o     any acceptance of substituted or additional collateral (other than in accordance with the terms of The Shops at LaCantera Whole Loan or the related intercreditor agreement);

      o     a reduction in the interest or the monthly debt service payment or a deferral or a forgiveness of interest or principal;

      o     any proposed sale of The Shops at LaCantera Whole Loan following the occurrence of a default or of the related Mortgaged Property after it becomes REO property;

      o     any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if approval is required by the related mortgage loan documents;

      o     any determination to bring the Mortgaged Property into compliance with applicable environmental laws;

                                      S-87

      o     any release of collateral other than in accordance with the terms of
            The Shops at LaCantera Whole Loan;

      o     any waiver of a "due-on-sale" or "due on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing the related borrower from liability under The Shops at LaCantera Whole Loan;

      o     any replacement of the property manager, if approval is required by the related mortgage loan documents;

      o     any extension of the maturity date of The Shops at LaCantera Whole
            Loan;

      o     any renewal or replacement of the then existing insurance policies for the Mortgaged Property to the extent such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance required, if such actions require the approval of the lender under the related mortgage loan documents;

      o     any modification or waiver of any provision of The Shops at
            LaCantera Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness;

      o     the adoption or approval of a plan of bankruptcy with respect to the related borrower; and

      o     approval of any material capital expenditure that requires the approval of the lender under the related mortgage loan documents.

      In addition, The Shops at LaCantera Directing Holder may direct the
Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of The Shops at LaCantera Whole Loan that
The Shops at LaCantera Directing Holder may consider advisable.

      No advice, direction or objection from or by The Shops at LaCantera
Directing Holder may require or cause the Master Servicer or the Special
Servicer, as applicable, to violate the terms of the related mortgage loan documents, applicable law (including the REMIC provisions of the Code) or any provision of The Shops at LaCantera Intercreditor Agreement or the Pooling and
Servicing Agreement.

      During the continuance of a control appraisal event, The Shops at
LaCantera Directing Holder will have non-binding rights, to consult with the
Special Servicer in connection with the items listed above.

      The transfer of more than 49% of the ownership of The Shops at LaCantera
Subordinate Companion Loan to any person or entity other than (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of those loans, or
(iii) other entities as to which a ratings confirmation has been received with respect to the Certificates, is generally prohibited.

      The Shops at LaCantera Intercreditor Agreement provides that in the event that (a) any payment of principal or interest on The Shops at LaCantera Whole
Loan is delinquent for longer than the applicable cure period, or (b) a non-monetary default by the related borrower occurs under the mortgage loan documents for longer than the applicable cure period, the holder of The Shops at
LaCantera Subordinate Companion Loan will have the right to purchase The Shops at LaCantera Loan at a price generally equal to the unpaid principal balance of
The Shops at LaCantera Loan, plus (i) accrued and unpaid interest on The Shops at LaCantera Loan, (ii) all related unreimbursed property advances, (iii)
accrued and unpaid interest on all advances, (iv) all unreimbursed fees payable to the Master Servicer and Special Servicer, including work-out and liquidation fees payable under the Pooling and Servicing Agreement, and (v) any other expenses relating to The Shops at LaCantera Whole Loan.

      The Shops at LaCantera Intercreditor Agreement also provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults on The Shops at LaCantera Whole Loan, the holder of The Shops at LaCantera Subordinate Companion Loan will have

                                      S-88

the right to cure such default, (i) in the case of a scheduled payment default, within 5 business days of the date of notice of such default or within 10 business days of the date of notice of an unscheduled payment default and (ii)
in the case of a default other than a monetary default, within a period of up to
90 days of the date of notice of such default as long as the holder of The Shops at LaCantera Subordinate Companion Loan is diligently proceeding with such cure.
The holder of The Shops at LaCantera Subordinate Companion Loan is not permitted to cure more than 4 consecutive scheduled payment defaults or more than 5 scheduled payment defaults in the aggregate within any 12-month period.

MILLENNIUM IN MIDTOWN WHOLE LOAN AND MANCHESTER PARKADE WHOLE LOAN.

      Each of the Mortgage Loans identified as Millennium in Midtown and
Manchester Parkade on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off Date of $73,070,000 and
$17,427,059, respectively, collectively representing in the aggregate approximately 2.3% of the Initial Pool Balance, is secured by a single Mortgaged
Property that also secures the related Subordinate Companion Loan. These
Subordinate Companion Loans are not included in the trust.

      Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, in accordance with the Pooling and Servicing
Agreement and the Servicing Standard. A co-lender agreement governs the respective rights and powers of the holders of each of these Whole Loans and provides, in general, that:

      o     each Subordinate Companion Loan is subordinate to its related
            Mortgage Loan;

      o     so long as neither (i) a monetary event of default with respect to a
            Whole Loan nor (ii) a material non-monetary event of default with respect to a Whole Loan has occurred and is continuing, the respective Mortgage Loan and its related Subordinate Companion Loan are generally pari passu in right of payment (i.e., the Mortgage
            Loan and the Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the Mortgage Loan will be paid their share prior to holders of the related Subordinate Companion Loan), although the
            Subordinate Companion Loan related to the Millennium in Midtown Loan is structured to begin to amortize during the interest only period of the Millennium in Midtown Loan, and following the occurrence and during the continuance of the events described in clauses (i) or
            (ii) above, the Mortgage Loan will be senior in right of payment to the related Subordinate Companion Loan, such that all amounts received in respect of the Whole Loan will be used to pay interest on the Mortgage Loan, then to pay principal of such Mortgage Loan until its principal balance is reduced to zero, then to pay interest on the related Subordinate Companion Loan, then to pay principal of the related Subordinate Companion Loan until its principal balance is reduced to zero; and

      o     the Pooling and Servicing Agreement will govern the servicing and administration of each such Whole Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of holders of each Whole Loan will be effected in accordance with the Pooling and
Servicing Agreement. However, certain decisions are to be approved by the directing holder of each Whole Loan, which for so long as a control appraisal event does not exist, will be the holder of the respective Subordinate Companion
Loan, and after a control appraisal event has occurred, will be the holder of a majority interest in the controlling class of each Whole Loan. A control appraisal event with respect to a Whole Loan will exist if and for so long as the initial principal balance of the related Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to such Subordinate Companion Loan is less than 25% of an amount equal to the initial principal balance of such Subordinate Companion Loan. A directing holder of one of these Whole Loans will have the right to approve the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include the acquisition of REO Property) of the ownership of the Mortgaged Property securing the Whole Loan if it comes into and continues in default or other enforcement action under the related loan documents;

                                      S-89

      o     any proposed modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non-monetary term of the Whole Loan;

      o     any proposed or actual sale of Mortgaged Property (other than in connection with the termination of the trust fund) securing the
            Whole Loan for less than the purchase price specified in the Pooling and Servicing Agreement;

      o     any acceptance of a discounted payoff with respect to the Whole
            Loan;

      o     any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO
            Property;

      o     any release of collateral for the Whole Loan or any release of the borrower or any guarantor or indemnitor under such Whole Loan (other than as required by the terms of, or upon satisfaction of, the Whole
            Loan);

      o     any acceptance of substitute or additional collateral for the Whole
            Loan (other than as required by the terms of such Whole Loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing a borrower from liability under the Whole Loan;

      o     any approval of any replacement Special Servicer for the Whole Loan
            (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Pooling and Servicing
            Agreement);

      o     any acceptance of a change in the property management company
            (provided that the unpaid principal balance of the Whole Loan is greater than $5,000,000);

      o     any determination pursuant to clauses (b), (c) and (h) of the definition of Servicing Transfer Event has occurred;

      o     any determination (i) that the Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations); and

      o     any extension of the maturity date of the Whole Loan.

      In addition, each directing holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the respective Whole Loan as such directing holder may deem advisable.

      No advice, direction or objection from or by a directing holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the
REMIC provisions of the Code) or any provision of a co-lender agreement or the
Pooling and Servicing Agreement.

      Each co-lender agreement provides that in the event that (a) any payment of principal or interest on the respective Whole Loan is 90 days delinquent, (b)
such Whole Loan has been accelerated, (c) the principal balance of such Whole
Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) such Whole Loan becomes a specially serviced loan (and the Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the related Subordinate Companion Loan will have the right to purchase the related Mortgage Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related

                                      S-90

unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other amounts payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement relating to the related Whole Loan.

      Each co-lender agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the respective Subordinate Companion Loan will have limited rights to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within
30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure.

      The holders of the related Subordinate Companion Loan will not have any rights to terminate the Special Servicer with respect to the related Whole
Loans.

THE JQH HOTEL PORTFOLIO B3 WHOLE LOAN.

      The Mortgage Loan identified as JQH Hotel Portfolio B3 on Annex C-1 to this prospectus supplement (the "JQH Hotel Portfolio B3 Loan"), which has an outstanding principal balance as of the Cut-off Date of $55,000,000, representing approximately 1.4% of the Initial Pool Balance, is secured by the same Mortgaged Properties on a pari passu basis with two Pari Passu Companion
Loans (the "JQH Hotel Portfolio B3 Pari Passu Companion Loans" and, together with the JQH Hotel Portfolio B3 Loan, the "JQH Hotel Portfolio B3 Whole Loan")
that are not included in the trust and that have an original principal balance of $186,000,000. One (1) of the JQH Hotel Portfolio B3 Pari Passu Companion
Loans is owned by the trust fund established pursuant to the 2005-GG5 Pooling and Servicing Agreement. The JQH Hotel Portfolio B3 Pari Passu Companion Loans
are not assets of the trust.

      The JQH Hotel Portfolio B3 Whole Loan will be serviced pursuant to the
2005-GG5 Pooling and Servicing Agreement, and, therefore, the 2005-GG5 Master
Servicer will remit collections on the JQH Hotel Portfolio B3 Loan to or on behalf of the Trust Fund and will make Property Advances in respect of the
Mortgaged Properties securing the JQH Hotel Portfolio B3 Whole Loan.

      An intercreditor agreement (the "JQH Hotel Portfolio B3 Intercreditor
Agreement") governs the respective rights and powers of the noteholders of the
JQH Hotel Portfolio B3 Whole Loan. The JQH Hotel Portfolio B3 Intercreditor
Agreement provides, in general, that:

      o     the JQH Hotel Portfolio B3 Loan and the JQH Hotel Portfolio B3 Pari
            Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

      o     the 2005-GG5 Pooling and Servicing Agreement will govern the servicing and administration of the JQH Hotel Portfolio B3 Loan and the JQH Hotel Portfolio B3 Pari Passu Companion Loans.

      All decisions, consents, waivers, approvals and other actions on the part of the holder of the JQH Hotel Portfolio B3 Loan and the JQH Hotel Portfolio B3
Pari Passu Companion Loans will be effected in accordance with the 2005-GG5
Pooling and Servicing Agreement. However, certain decisions are to be approved by the holder or holders of a majority interest in the JQH Hotel Portfolio B3
Whole Loan (which may consist of two or more holders acting together as a majority). The holder of the majority interest in the JQH Hotel Portfolio B3
Whole Loan will be deemed to be the following: (1) in the case of the JQH Hotel
Portfolio B3 Loan, the majority Certificateholder of the Controlling Class, (2)
in the case of one of the JQH Hotel Portfolio B3 Pari Passu Companion Loans, the
holders of certificates representing a majority interest in the controlling class of certificates issued under the 2005-GG5 Pooling and Servicing Agreement, and (3) in the case of the other JQH Hotel Portfolio B3 Pari Passu Companion
Loan, the holders of certificates representing a majority interest in the controlling class of certificates issued by the related securitization trust
(the "JQH Hotel Portfolio B3 Majority Holder"), subject to the non-binding consultation rights of each other holder of a portion of the JQH Hotel Portfolio
Whole Loan or certificates representing a majority interest in the controlling class of the applicable securitization trust. Additionally, notwithstanding any consent provisions in the 2005-GG5 Pooling and Servicing Agreement, the JQH
Hotel Portfolio B3 Majority Holder will have the right to approve the following:

                                      S-91

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property securing the JQH Hotel Portfolio B3 Whole
            Loan (the "JQH Hotel Portfolio B3 Mortgaged Property") if it comes into and continues in default;

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments) or any material non-monetary term
            (including any material term relating to insurance) of the JQH Hotel
            Portfolio B3 Whole Loan;

      o     any proposed or actual sale of an REO Property related to the JQH
            Hotel Portfolio B3 Mortgaged Property (other than in connection with the termination of the trust fund), for less than the unpaid principal balance of the JQH Hotel Portfolio B3 Whole Loan, plus accrued interest (other than default interest) thereon;

      o     any acceptance of a discounted payoff with respect to the JQH Hotel
            Portfolio B3 Whole Loan;

      o     any determination to bring an REO Property related to the JQH Hotel
            Portfolio B3 Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for the JQH Hotel Portfolio B3 Whole Loan or any release of a borrower or any guarantor under the JQH Hotel
            Portfolio B3 Whole Loan, other than in accordance with the terms of the JQH Hotel Portfolio B3 Whole Loan (with no material discretion by the mortgagee), or upon satisfaction of the JQH Hotel Portfolio
            B3 Whole Loan;

      o     any acceptance of substitute or additional collateral for the JQH
            Hotel Portfolio B3 Whole Loan, other than in accordance with the terms of the JQH Hotel Portfolio B3 Whole Loan (with no material discretion by the mortgagee);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the JQH Hotel Portfolio B3 Whole Loan;

      o     any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under the JQH Hotel Portfolio B3 Whole
            Loan;

      o     any acceptance of a change in the property management company, subject to certain thresholds set forth in the 2005-GG5 Pooling and
            Servicing Agreement, or hotel franchise for the JQH Hotel Portfolio
            B3 Mortgaged Property;

      o     any extension of the maturity date of the JQH Hotel Portfolio B3
            Whole Loan; and

      o     any determination by the special servicer that a servicing transfer event has occurred, including solely by reason of the failure of the borrower to maintain or caused to be maintained insurance coverage against damages or losses arising from acts of terrorism;

provided that, in the event that the 2005-GG5 Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders and the holders of the JQH Hotel Portfolio B3 Whole Loan (as a collective whole), the 2005-GG5 Special Servicer may take any such actions without obtaining the approval of the JQH Hotel Portfolio B3 Majority Holder.

      In addition, the JQH Hotel Portfolio B3 Majority Holder may direct the
2005-GG5 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the JQH Hotel Portfolio B3 Majority
Holder may consider advisable or as to which provision is otherwise made in the
2005-GG5 Pooling and Servicing Agreement.

      Notwithstanding the preceding two paragraphs, no advice, direction or objection from or by the JQH Hotel Portfolio B3 Majority Holder may require or cause the 2005-GG5 Master Servicer or the 2005-GG5

                                      S-92

Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the 2005-GG5 Pooling and Servicing
Agreement.

      All payments, proceeds and other recoveries on or in respect of the JQH
Hotel Portfolio B3 Loan and/or the JQH Hotel Portfolio B3 Pari Passu Companion
Loans will be applied to the JQH Hotel Portfolio B3 Loan and the JQH Hotel
Portfolio B3 Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the
JQH Hotel Portfolio B3 Pari Passu Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

      The 2005-GG5 Pooling and Servicing Agreement provides that the JQH Hotel
Portfolio B3 Majority Holder may remove the special servicer for the JQH Hotel
Portfolio B3 Whole Loan under the 2005-GG5 Pooling and Servicing Agreement for cause only, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the JQH Hotel
Portfolio B3 Whole Loan.

      The JQH Hotel Portfolio B3 Intercreditor Agreement provides that if any of the master servicer, special servicer, trustee or fiscal agent under a pooling and servicing agreement entered into in connection with the securitization of either of the JQH Hotel Portfolio B3 Pari Passu Companion Loans has determined that a servicing advance made with respect to the JQH Hotel Portfolio B3 Whole
Loan is not recoverable out of collections on the JQH Hotel Portfolio B3
Mortgaged Property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the other holders of the JQH Hotel
Portfolio B3 Whole Loan.

THE SHANER HOTEL PORTFOLIO WHOLE LOAN.

      The Mortgage Loan identified as Shaner Hotel Portfolio on Annex C-1 to this prospectus supplement (the "Shaner Hotel Portfolio Loan"), which has an outstanding principal balance as of the Cut-off Date of $24,615,228, representing approximately 0.6% of the Initial Pool Balance, is secured by the same Mortgaged Properties as one senior mortgage loan (the "Shaner Hotel
Portfolio Pari Passu Companion Loan") and one subordinate mortgage loan (the
"Shaner Hotel Portfolio Subordinate Companion Loan") that are not included in the trust (together, the "Shaner Hotel Portfolio Companion Loans" and, together with the Shaner Hotel Portfolio Loan, the "Shaner Hotel Portfolio Whole Loan").
The Shaner Hotel Portfolio Pari Passu Companion Loan had an original outstanding principal balance of $82,500,000 and the Shaner Hotel Portfolio Subordinate
Companion Loan had an original outstanding principal balance of $11,200,000. The
Shaner Hotel Portfolio Pari Passu Companion Loan is owned by the trust fund established pursuant to the 2005-GG5 Pooling and Servicing Agreement.

      A co-lender agreement (the "Shaner Hotel Portfolio Co-Lender Agreement")
governs the respective rights and powers of the noteholders of the Shaner Hotel
Portfolio Whole Loan. Under the Shaner Hotel Portfolio Co-Lender Agreement, for
purposes of allocating funds following a monetary event of default or a material non-monetary event of default, and for purposes of allocating casualty and condemnation proceeds applied to pay the Shaner Hotel Portfolio Whole Loan and liquidation proceeds, the Shaner Hotel Portfolio Loan will be given a priority
(to the extent described below) with respect to funds related to the properties located in Cromwell, Connecticut, Paramus, New Jersey, Augusta, Georgia and
Shreveport, Louisiana, (the "Shaner Trust Loan Priority Properties"), and the
Shaner Hotel Portfolio Pari Passu Companion Loan will be given a priority (to the extent described below) with respect to funds related to the properties located in Newport Harbor, Rhode Island, Jacksonville, Florida, Pittsburgh,
Pennsylvania, Chattanooga, Tennessee, Edina, Minnesota, Durham, North Carolina,
and Charleston, West Virginia (the "Shaner Senior Companion Loan Priority
Properties"). Prior to either (i) a monetary event of default with respect to the Shaner Hotel Portfolio Whole Loan or (ii) a material non monetary event of default with respect to the Shaner Hotel Portfolio Whole Loan, except as described below with respect to casualty or condemnation proceeds or liquidation proceeds, the Shaner Hotel Portfolio Loan, Shaner Hotel Portfolio Pari Passu
Companion Loan and Shaner Hotel Portfolio Subordinate Companion

                                      S-93

Loan are pari passu in right of payment (i.e., each of the Shaner Hotel
Portfolio Loan, Shaner Hotel Portfolio Pari Passu Companion Loan and Shaner
Hotel Portfolio Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the
Shaner Hotel Portfolio Loan and Shaner Hotel Portfolio Pari Passu Companion Loan
will be paid their share prior to holders of the Shaner Hotel Portfolio
Subordinate Companion Loan). Subsequent to either (i) a monetary event of default with respect to the Shaner Hotel Portfolio Whole Loan or (ii) a material non-monetary event of default with respect to the Shaner Hotel Portfolio Whole
Loan, (A) all payments (other than liquidation proceeds or casualty and condemnation proceeds) related to Shaner Trust Loan Priority Properties will be applied in the following priority; (i) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest and to apply all such funds remaining (less an amount equal to interest on the Shaner Hotel Portfolio Pari Passu Companion Loan) to pay
principal) on the Shaner Hotel Portfolio Loan, (ii) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest) on the Shaner Hotel Portfolio Pari Passu
Companion Loan, (iii) to repay the principal of the Shaner Hotel Portfolio Loan until paid in full, (iv) to repay the principal of the Shaner Hotel Portfolio
Pari Passu Companion Loan until paid in full and (v) to pay interest and principal (until paid in full) on the Shaner Hotel Portfolio Subordinate
Companion Loan and (B) all payments (other than liquidation proceeds or casualty and condemnation proceeds) related to Shaner Senior Companion Loan Priority
Properties will be applied in the following priority; (i) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest and to apply all such funds remaining (less an amount equal to interest on the Shaner Hotel Portfolio Loan) to pay principal)
on the Shaner Hotel Portfolio Pari Passu Companion Loan, (ii) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest) on the Shaner Hotel Portfolio Loan, (iii) to repay the principal of the Shaner Hotel Portfolio Pari Passu Companion Loan
until paid in full, (iv) to repay the principal of the Shaner Hotel Portfolio
Loan until paid in full and (v) to pay interest and principal (until paid in full) on the Shaner Hotel Portfolio Subordinate Companion Loan. With respect to any payment made from casualty or condemnation proceeds (whether prior to or following an event of default), and with respect to any liquidation proceeds, if such proceeds relate to the Shaner Trust Loan Priority Properties, such proceeds shall be applied to pay interest and principal of the Shaner Hotel Portfolio
Loan, and if such proceeds relate to the Shaner Senior Companion Loan Priority
Properties, such proceeds shall be applied to pay interest and principal of the
Shaner Hotel Portfolio Pari Passu Companion Loan, in each case until paid in full, with any excess after such payment in full to be applied to pay interest and principal to the other such note until paid in full, and then to the Shaner
Hotel Portfolio Subordinate Companion Loan until paid in full.

      The Shaner Hotel Portfolio Co-Lender Agreement provides that P&I Advances, and interest thereon, made with respect to the Shaner Hotel Portfolio Loan and any P&I Advances with respect to the Shaner Hotel Portfolio Pari Passu Companion
Loan (which the master servicer under the pooling and servicing agreement will have no obligation to make) will be reimbursed only from funds allocated to the related loan or general collections on the related securitizations. Property
Advances and interest thereon and other expenses that are related to the Shaner
Trust Loan Priority Properties, to the extent not covered by funds otherwise allocable to the Shaner Hotel Portfolio Subordinate Companion Loan, will be reimbursed only from funds otherwise allocable to the Shaner Hotel Portfolio
Loan (which will generally be derived from the Shaner Trust Loan Priority
Properties) and servicing advances and interest thereon and other expenses that are related to the Shaner Senior Companion Loan Priority Properties, to the
extent not covered by funds otherwise allocable to the Shaner Hotel Portfolio
Subordinate Companion Loan, will be reimbursed only from funds otherwise allocable to the Shaner Hotel Portfolio Pari Passu Companion Loan (which will generally be derived from the Shaner Senior Companion Loan Priority Properties).
The 2005-G5 Master Servicer, 2005-GG5 Special Servicer, 2005-GG5 Trustee and
2005-GG5 Fiscal Agent under the 2005-GG5 Pooling and Servicing Agreement will make their determination of whether any such advance is recoverable taking into account the priorities for allocation of funds, and for reimbursement of advances and other expenses, set forth above. If any of the 2005-GG5 Master
Servicer, 2005-GG5 Special Servicer, 2005-GG5 Trustee and 2005-GG5 Fiscal Agent
has determined that a Property Advance made with respect to the Shaner Hotel
Portfolio Whole Loan is not recoverable out of payments on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from (x) to the extent that the Property
Advance is related to

                                      S-94

the Shaner Trust Loan Priority Properties, this trust or (y), to the extent that the Property Advance is related to the Shaner Senior Companion Loan Priority
Properties, to the holder of the Shaner Hotel Portfolio Pari Passu Companion
Loan or the trust formed under the 2005-GG5 Pooling and Servicing Agreement.

      All decisions, consents, waivers, approvals and other actions on behalf of the holder of the Shaner Hotel Portfolio Loan and the Shaner Hotel Portfolio
Pari Passu Companion Loan and Shaner Hotel Portfolio Subordinate Companion Loan
will be effected in accordance with the 2005-GG5 Pooling and Servicing
Agreement. However, certain decisions are to be approved by a designated directing holder (the "Shaner Hotel Portfolio Directing Holder"). For so long as a control appraisal event does not exist, the directing holder will be the holder of the Shaner Hotel Portfolio Subordinate Companion Loan, and while a control appraisal event does exist, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the certificates issued pursuant to the 2005-GG5 Pooling and Servicing
Agreement. Notwithstanding the foregoing, upon the occurrence of a control appraisal event, the controlling class of this securitization will have the right to appoint an operating advisor, and the directing holder and the Special
Servicer will be required to consult with such operating advisor prior to making any decision regarding any of the Shaner Hotel Portfolio Trust Loan Priority
Properties. The Shaner Hotel Portfolio Directing Holder will have the right to approve the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisition as an REO Property) of the ownership of the Mortgaged Properties securing the Shaner Hotel Portfolio
            Whole Loan (the "Shaner Hotel Portfolio Mortgaged Properties") if
            they come into and continue in default;

      o     any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non monetary term of the Shaner Hotel Portfolio Whole Loan;

      o     any proposed or actual sale of an REO Property related to the Shaner
            Hotel Portfolio Mortgaged Properties (other than in connection with the termination of the trust fund), for less than the unpaid principal balance of Shaner Hotel Portfolio Whole Loan, plus accrued interest (other than default interest) thereon;

      o     any acceptance of a discounted payoff with respect to Shaner Hotel
            Portfolio Whole Loan;

      o     any determination to bring any Shaner Hotel Portfolio Mortgaged
            Property or an REO Property related to the Shaner Hotel Portfolio
            Mortgaged Properties into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for the Shaner Hotel Portfolio Whole Loan or any release of a borrower or any guarantor under the Shaner Hotel
            Portfolio Whole Loan, other than in accordance with the terms of the
            Shaner Hotel Portfolio Whole Loan (with no material discretion by the mortgagee), or upon satisfaction of the Shaner Hotel Portfolio
            Whole Loan;

      o     any acceptance of substitute or additional collateral for the Shaner
            Hotel Portfolio Whole Loan, other than in accordance with the terms of the Shaner Hotel Portfolio Whole Loan (with no material discretion by the mortgagee);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Shaner Hotel Portfolio Whole Loan;

      o     any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under the Shaner Hotel Portfolio Whole
            Loan;

      o     any acceptance of a change in the property management company
            (provided that the unpaid principal balance of the Shaner Hotel
            Portfolio Whole Loan is greater than $5,000,000) or, if applicable, hotel franchise for the Shaner Hotel Portfolio Mortgaged Properties;

      o     any extension of the maturity date of the Shaner Hotel Portfolio
            Whole Loan;

                                      S-95

      o     any determination by the 2005-GG5 Special Servicer that a servicing transfer event substantially similar to clauses (b), (c) or (h) of the definition of Servicing Transfer Event has occurred; and

      o     any determination by the 2005-GG5 Special Servicer that a servicing transfer event has occurred solely by reason of the failure of the borrower to maintain or caused to be maintained insurance coverage against damages or losses arising from acts of terrorism;

provided that, in the event that the 2005-GG5 Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders and the holders of the Shaner Hotel Portfolio Whole Loan (as a collective whole), the 2005-GG5 Special Servicer may take any such actions without obtaining the approval of the Shaner Hotel Portfolio Directing Holder.

      In addition, the Shaner Hotel Portfolio Directing Holder may direct the
2005-GG5 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the Shaner Hotel Portfolio Directing
Holder may consider advisable or as to which provision is otherwise made in the
2005-GG5 Pooling and Servicing Agreement.

      Notwithstanding the preceding two paragraphs, no advice, direction or objection from or by the Shaner Hotel Portfolio Directing Holder may require or cause the 2005-GG5 Master Servicer or the 2005-GG5 Special Servicer, as
applicable, to violate the terms of the related loan documents, applicable law
(including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the 2005-GG5 Pooling and Servicing Agreement.

      The Shaner Hotel Portfolio Co-Lender Agreement also provides that in the event that (a) any payment of principal or interest on the Shaner Hotel
Portfolio Whole Loan is 90 days delinquent, (b) the Shaner Hotel Portfolio Whole
Loan has been accelerated, (c) the principal balance of the Shaner Hotel
Portfolio Whole Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the Shaner Hotel Portfolio Whole Loan becomes a specially serviced loan (and the Shaner Hotel Portfolio Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the
Shaner Hotel Portfolio Subordinate Companion Loan will have the right to purchase the Shaner Hotel Portfolio Mortgage Loan and the Shaner Hotel Portfolio
Pari Passu Companion Loan (together and not individually) at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the 2005-GG5 Master Servicer and the 2005-GG5 Special Servicer and any other amounts payable to the 2005-GG5
Master Servicer or the 2005-GG5 Special Servicer under the 2005-GG5 Pooling and
Servicing Agreement relating to the Shaner Hotel Portfolio Whole Loan.

      The transfer of the ownership of the Shaner Hotel Portfolio Pari Passu
Companion Loan and the Shaner Hotel Portfolio Subordinate to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

      The 2005-GG5 Pooling and Servicing Agreement provides that the holders of a majority interest in a designated controlling class of the certificates issued pursuant to the 2005-GG5 Pooling and Servicing Agreement may remove the special servicer for the Shaner Hotel Portfolio Whole Loan under the 2005-GG5 Pooling and Servicing Agreement without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the Shaner Hotel Portfolio Whole Loan.

      With respect to the Shaner Hotel Portfolio Whole Loan, any Appraisal
Reduction Amount allocated to the Shaner Hotel Portfolio Whole Loan will be allocated first to the Shaner Hotel Portfolio Subordinate Companion Loan, and to
the extent of any excess after such allocation, shall be allocated to the Shaner
Hotel Portfolio Loan, to the extent such Appraisal Reduction Amount relates to the Shaner Trust Loan Priority Properties and to the Shaner Hotel Portfolio Pari
Passu Companion Loan to the extent such Appraisal Reduction Amount relates to the Shaner Senior Companion Loan Priority Properties.

                                      S-96

THE SILVERCREEK PORTFOLIO PHASE I WHOLE LOAN.

      The Mortgage Loan identified as SilverCreek Portfolio Phase I on Annex C-1 to this prospectus supplement (the "SilverCreek Portfolio Phase I Loan"), which has an outstanding principal balance as of the Cut-off Date of $68,740,000, representing approximately 1.8% of the Initial Pool Balance, is secured by a portfolio of Mortgaged Properties that also secures a subordinate companion loan
(the "SilverCreek Portfolio Phase I Subordinate Companion Loan" and, together with the SilverCreek Portfolio Phase I Loan, the "SilverCreek Portfolio Phase I
Whole Loan"). The SilverCreek Portfolio Phase I Subordinate Companion Loan is
not included in the trust and had an original principal balance of $4,700,000.

      The SilverCreek Portfolio Phase I Whole Loan will be serviced by the
Master Servicer and the Special Servicer, as applicable, in accordance with the
Pooling and Servicing Agreement and the Servicing Standard. A co-lender agreement governs the respective rights and powers of the holders of the
SilverCreek Portfolio Phase I Whole Loan and provides, in general, that:

      o     the SilverCreek Portfolio Phase I Subordinate Companion Loan is
            subordinate to the SilverCreek Portfolio Phase I Loan;

      o     so long as neither (i) a monetary event of default with respect to the SilverCreek Portfolio Phase I Whole Loan nor (ii) a material non monetary event of default with respect to the SilverCreek Portfolio
            Phase I Whole Loan has occurred and is continuing, the SilverCreek
            Portfolio Phase I Loan and the SilverCreek Portfolio Phase I
            Subordinate Companion Loan are generally pari passu in right of payment (i.e., the SilverCreek Portfolio Phase I Loan and the
            SilverCreek Portfolio Phase I Subordinate Companion Loan are
            entitled to their respective pro rata share of all payments of principal and interest, although the holder of the SilverCreek
            Portfolio Phase I Loan will be paid their share prior to holder of the SilverCreek Portfolio Phase I Subordinate Companion Loan) and
            following the occurrence and during the continuance of the events described in clauses (i) or (ii) above, the SilverCreek Portfolio
            Phase I Loan will be senior in right of payment to the SilverCreek
            Portfolio Phase I Subordinate Companion Loan, such that all amounts received in respect of the SilverCreek Portfolio Phase I Whole Loan will be used to pay interest on the SilverCreek Portfolio Phase I
            Loan, then to pay principal of the SilverCreek Portfolio Phase I
            Loan until its principal balance is reduced to zero, then to pay interest on the SilverCreek Portfolio Phase I Subordinate Companion
            Loan, then to pay principal of the SilverCreek Portfolio Phase I
            Subordinate Companion Loan until its principal balance is reduced to zero; and

      o     the Pooling and Servicing Agreement will govern the servicing and administration of the SilverCreek Portfolio Phase I Whole Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of the holder of the SilverCreek Portfolio Phase I Whole Loan will be effected in accordance with the Pooling and Servicing Agreement. Although the holder of the subordinate non-trust mortgage loan will not be the directing holder, for so long as a control appraisal event does not exist, it will have non-binding consultation rights with respect to various matters affecting the SilverCreek
Portfolio Phase I Loan. A control appraisal event with respect to the
SilverCreek Portfolio Phase I Whole Loan will exist if and for so long as the initial principal balance of the SilverCreek Portfolio Phase I Subordinate
Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to the SilverCreek Portfolio Phase I Subordinate
Companion Loan is less than 25% of the initial principal balance of the
SilverCreek Portfolio Phase I Subordinate Companion Loan. The holder or holders of more than 50% of the principal balance of the SilverCreek Portfolio Phase I
Subordinate Companion Loan (the "Consulting Holder") will have the right to advise the Master Servicer or Special Servicer with respect to the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include the acquisition of REO Property) of the ownership of the Mortgaged Property securing the SilverCreek Portfolio Phase I
            Whole Loan if it comes into and continues in default or other enforcement action under the related loan documents;

                                      S-97

      o     any proposed modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non monetary term of the SilverCreek Portfolio Phase I
            Whole Loan;

      o     any proposed or actual sale of Mortgaged Property (other than in connection with the termination of the trust fund) securing the
            SilverCreek Portfolio Phase I Whole Loan for less than the purchase price specified in the Pooling and Servicing Agreement;

      o     any acceptance of a discounted payoff with respect to the
            SilverCreek Portfolio Phase I Whole Loan;

      o     any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO
            Property;

      o     any release of collateral for the SilverCreek Portfolio Phase I
            Whole Loan or any release of the borrower or any guarantor or indemnitor under the SilverCreek Portfolio Phase I Whole Loan (other than as required by the terms of, or upon satisfaction of, the
            SilverCreek Portfolio Phase I Whole Loan);

      o     any acceptance of substitute or additional collateral for the
            SilverCreek Portfolio Phase I Whole Loan (other than as required by the terms of such SilverCreek Portfolio Phase I Whole Loan);

      o     any waiver of a "due on sale" or "due on encumbrance" clause;

      o     any acceptance of an assumption agreement releasing a borrower from liability under the SilverCreek Portfolio Phase I Whole Loan;

      o     any approval of any replacement special servicer for the SilverCreek
            Portfolio Phase I Whole Loan (other than in connection with the
            Trustee becoming the successor thereto pursuant to the terms of the
            Pooling and Servicing Agreement);

      o     any acceptance of a change in the property management company
            (provided that the unpaid principal balance of the SilverCreek
            Portfolio Phase I Whole Loan is greater than $5,000,000);

      o     any determination pursuant to clauses (b), (c) and (h) of the definition of Servicing Transfer Event has occurred;

      o     any determination (i) that the SilverCreek Portfolio Phase I Whole
            Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations); and

      o     any extension of the maturity date of the SilverCreek Portfolio
            Phase I Whole Loan.

      In the event that the holder of the SilverCreek Portfolio Phase I Loan or the servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the SilverCreek Portfolio Phase
I Loan and the SilverCreek Portfolio Phase I Subordinate Companion Loan (as a
collective whole), the holder of the SilverCreek Portfolio Phase I Loan or the servicer may take any such action without consulting with the Consulting Holder.
The holder of the SilverCreek Portfolio Phase I Loan or the Master Servicer or
Special Servicer on its behalf, may, in its sole discretion, reject any advice or direction from the Consulting Holder.

      The co-lender agreement provides that in the event that (a) any payment of principal or interest on the SilverCreek Portfolio Phase I Whole Loan is 90 days delinquent, (b) the SilverCreek Portfolio Phase I Whole Loan has been accelerated, (c) the principal balance of the SilverCreek Portfolio Phase I
Whole Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the SilverCreek Portfolio Phase I Whole Loan becomes a specially serviced loan (and the SilverCreek Portfolio Phase I Whole

                                      S-98

Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the SilverCreek Portfolio Phase I Subordinate
Companion Loan will have the right to purchase the SilverCreek Portfolio Phase I
Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other amounts payable to the Master Servicer or the Special Servicer under the Pooling and Servicing
Agreement.

      The co-lender agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the SilverCreek Portfolio Phase I Subordinate Companion Loan will have limited rights to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within
30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure.

      The holder of the SilverCreek Portfolio Phase I Subordinate Companion Loan
will not have any right to terminate the Special Servicer with respect to the
SilverCreek Portfolio Phase I Whole Loan.

THE STONES RIVER APARTMENTS WHOLE LOAN AND THE NORTH CHASE I WHOLE LOAN.

      Each of the Mortgage Loans identified as Stones River Apartments and North
Chase I on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off Date of $7,886,895 and
$6,060,554, respectively, collectively representing approximately 0.4% of the
Initial Pool Balance, is secured by a single Mortgaged Property that also secures a related Subordinate Companion Loan. These Subordinate Companion Loans
are not included in the trust.

      Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, according to the Servicing Standard. At origination, the holder of these Mortgage Loans and the holder of the related
Subordinate Companion Loans entered into an intercreditor agreement that sets forth the respective rights of the holder of the these Mortgage Loans and the holder of the related Subordinate Companion Loans.

      All payments in respect of the related Subordinate Companion Loan will be made directly to the servicer of the related Subordinate Companion Loan until the occurrence of (i) either the Mortgage Loan or the related Subordinate
Companion Loan being accelerated, (ii) the occurrence and continuation of a monetary event of default, under each Whole Loan or (iii) an event of default under each Whole Loan caused by certain insolvency actions, and prior to the occurrence of any of these events.

      Payments in respect of each Whole Loan are generally paid pari passu between the Mortgage Loan and the related Subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the Mortgage Loan first, and then to the related Subordinate Companion Loan. After the occurrence and during the continuation of any of the events listed in the previous paragraph, the related servicer of the related Subordinate Companion Loan is required to forward all payments to the Master Servicer within 1 business day of receipt and the servicer of the related Subordinate Companion Loan is required to cooperate with the related borrower and Master Servicer to require the borrower under the related Subordinate Companion Loan make all payments to the
Master Servicer for application pursuant to the related intercreditor agreement and the Mortgage Loan will be senior in right of payment to the related
Subordinate Companion Loan such that all amounts collected in respect of each
Whole Loan will first be used to pay interest and principal on the Mortgage Loan until its principal balance has been reduced to zero and then to pay interest and principal on the related Subordinate Companion Loan.

      With respect to these Whole Loans, the Master Servicer or Special
Servicer, as applicable, will be required to obtain the consent of the holder of the related Subordinate Companion Loan in connection with any modification or amendment that would among other things (i) adversely affect the lien priority,
(ii) increase the interest rate or principal amount of the Mortgage Loan, (iii)
increase in any other material respect any monetary obligations of the borrower under the related loan documents, (iv) decrease, forgive, waive, release or defer the interest or the interest rate or the principal amount of the related
Subordinate Companion Loan or forgive, waive, decrease, defer or release all or any portion of the

                                      S-99

related Subordinate Companion Loan, (v) shorten the maturity date of the
Mortgage Loan, (vi) increase the term of the related Subordinate Companion Loan to a date occurring after the maturity date of the Mortgage Loan, (vii) accept a grant of any lien on or security interest in any other collateral or property for the related Whole Loan unless it also secures the related Subordinate
Companion Loan, (viii) modify the cash management arrangements, (ix) cross default the related mortgage, (x) obtain any contingent interest or so called
"kicker" measured on the basis of cash flow or appreciation of the related
Mortgaged Property, (xi) release the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents, (xii) spread the lien of the mortgage to encumber additional real property unless it also secures the related Subordinate Companion Loan and (xiii) extend the lockout period or impose additional prepayment premiums or yield maintenance charges or otherwise modify any prepayment or defeasance provision in a manner materially adverse to the holder of the related Subordinate Companion Loan; provided that no such consent will be required if the period set forth in the related intercreditor agreement during which the holder of the related Subordinate Companion Loan may purchase the Mortgage Loan has expired.

      The intercreditor agreement with respect to each Whole Loan provides that in the event that (a) any payment of principal or interest on the Whole Loan becomes 90 days or more delinquent, (b) the Whole Loan is accelerated, (c) the balloon payments are not made, (d) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding, or (e) any other event that causes the related Subordinate Companion Loan to be paid on a subordinated basis as described above, the holder of the related Subordinate Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the Mortgage Loan at a price equal to the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon (other than default interest), (iii) the amount of unreimbursed property protection advances made with respect to the Mortgage Loan, (iv) interest on any unreimbursed advances, (v) servicing fees and trustee's fees payable with respect to the Whole Loan, and (vi) other property protection expenses.

REPRESENTATIONS AND WARRANTIES

      As of the Closing Date, each of the Loan Sellers will make with respect to each Mortgage Loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related
Mortgage Loan purchase agreement:

      o     The information pertaining to the Mortgage Loan set forth in the loan schedule attached to the Pooling and Servicing Agreement is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing
            Agreement to be contained therein.

      o     Prior to the sale of the Mortgage Loan to the Depositor, the Loan
            Seller was the owner of such Mortgage Loan, had good title to it, had full right, power and authority to sell, assign and transfer such Mortgage Loan and has transferred such Mortgage Loan free and clear of any and all liens, pledges and security interests of any nature encumbering such Mortgage Loan other than with respect to
            Mortgage Loans in a split loan structure, the applicable Pari Passu
            Companion Loans or Subordinate Companion Loans.

      o     As of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the
            Mortgage Loan, including applicable usury laws.

      o     The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged
            Property), and there is no requirement for future advances.

                                      S-100

      o     The Mortgage Note, each Mortgage, and each assignment of leases and rents, if any, with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a)
            bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

      o     Each related Mortgage is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related Mortgaged Property, except for permitted encumbrances and, with respect to Mortgage Loans with a split loan structure, the applicable companion loan. The permitted encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related mortgagor to pay its obligations under the subject Mortgage Loan when they become due (other than a balloon payment, which would require a refinancing).

      o     Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the Mortgage
            Note or any related Mortgage or other agreement executed by the related borrower in connection with the Mortgage Loan.

      o     The assignment of each related Mortgage in favor of the Trustee (or in the case of a Non-Serviced Loan, the assignment in favor of the current holders of the Mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that Mortgage to the
            Trustee.

      o     All real estate taxes and governmental assessments, and that prior to the Cut-off Date became due and payable in respect of, and materially affect, any related Mortgaged Property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

      o     To the actual knowledge of the Loan Seller, there is no proceeding pending for total or partial condemnation of each related Mortgaged
            Property that materially affects its value, and each related
            Mortgaged Property was free of material damage.

      o     To the actual knowledge of the Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the Mortgage Loan was in full force and effect with respect to each related Mortgaged Property.

      o     As of the Closing Date, the Mortgage Loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

      o     The related borrower is not a debtor in any bankruptcy,
            reorganization, insolvency or comparable proceeding.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable
Loan Seller, and that breach materially and adversely affects the value of the
Mortgage Loan, the related Mortgaged Property or the interests of the
Certificateholders in the subject Mortgage Loan, then that breach will be a material breach as to which the Trust will have the rights against the applicable Loan Seller, as applicable, described under "--Cures and Repurchases"
below.

                                      S-101

SALE OF MORTGAGE LOANS;  MORTGAGE FILE DELIVERY

      On the Closing Date, the Depositor will acquire the Mortgage Loans from each Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a
"Custodian"), among other things, the following documents with respect to each
Mortgage Loan sold by the applicable Loan Seller (collectively, as to each
Mortgage Loan, the "Mortgage File"): (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated
thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder's office;
(iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or mortgage note have been modified as to a monetary term other material term thereof; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) with respect to any hospitality loan, any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the
Trustee of any UCC financing statements, (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan. In the case of The Shops at LaCantera Loan and the
Whalers Village Loan, the delivery of the Mortgage File by one of the Loan
Sellers will satisfy the requirements set forth in this paragraph.

      As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. The Pooling and Servicing
Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans. In addition, the
Trustee is required to maintain custody of the Mortgage File for each Mortgage
Loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the
Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the
Rating Agencies to the effect that the Trustee's first priority interest in the
Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See "The Pooling and Servicing
Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement.

CURES AND REPURCHASES

      If there exists a Material Breach of any of the representations and warranties made by the applicable Loan Seller with respect to any of the
Mortgage Loans sold by it, as discussed under "--Representations and Warranties"
above, or if there exists a Material Document Defect with respect to any
Mortgage Loan sold by it, then the applicable Loan Seller, as applicable, will be required either:

      o     to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or

                                      S-102

      o     to repurchase the affected Mortgage Loan at a price ("Repurchase
            Price") generally equal to the sum of--

            1.    the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

            2.    all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

            3.    all unreimbursed property protection advances relating to that
                  Mortgage Loan, plus

            4.    all outstanding interest accrued on advances made by the
                  Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

            5.    to the extent not otherwise covered by clause 4 of this
                  bullet, all outstanding Special Servicing Fees and other
                  additional trust fund expenses related to that Mortgage Loan, plus

            6.    if the affected Mortgage Loan is not repurchased by the Loan
                  Seller within 180 days after discovery by or notice to the applicable Loan Seller of such Material Breach or Material
                  Document Defect, a Liquidation Fee in connection with such repurchase.

      A "Material Breach" is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan, the related
Mortgaged Property or the interests of the Certificateholders in the affected
Mortgage Loan.

      A "Material Document Defect" is a document defect that materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the affected Mortgage Loan.

      The time period within which the applicable Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject
Material Breach or Material Document Defect, as the case may be. However, if the applicable Loan Seller is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code), it will be entitled to an additional 90 days (or more in the case of a Material Document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

      The cure/repurchase obligations described above will constitute the sole remedy available to the series 2006-GG6 certificateholders in connection with a
Material Breach of any representations or warranties or a Material Document
Defect with respect to any Mortgage Loan in the Trust Fund. None of the
Depositor, the Underwriters, the Master Servicer, the Special Servicer, the
Trustee, any other Loan Seller nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Loan Seller will have sufficient assets to repurchase a Mortgage Loan if required to do so. If the breach or defect relates to The Shops at LaCantera Loan or the Whalers Village Loan, each of GSMC and
Commerzbank will be obligated to take these remedial actions only with respect to the Seller Percentage Interest of that Mortgage Loan, as applicable, sold by
it. Therefore, it is possible that under certain circumstances only one of those two Loan Sellers will repurchase or otherwise comply with the foregoing obligations.

      The "Seller Percentage Interest" is 50% with respect to each of The Shops at LaCantera Loan and the Whalers Village Loan:

      Any Material Breach or Material Document Defect with respect to a Mortgage
Loan that is cross-collateralized with other Mortgage Loans will require the repurchase of such other Mortgage Loans.

                                      S-103

ADDITIONAL INFORMATION

      A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the
Pooling and Servicing Agreement, with the Securities and Exchange Commission
(the "Commission") after the initial issuance of the Offered Certificates.

                               TRANSACTION PARTIES

THE SPONSORS

      GOLDMAN SACHS MORTGAGE COMPANY

      General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller.

      GSMC is a New York limited partnership. GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984. Its general partner is Goldman Sachs Real
Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc.
(NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York,
New York 10004, telephone number (212) 902-1000.

      GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS
Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage
Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. GSMC has acted as a sponsor and mortgage loan seller on 44 fixed and floating-rate commercial mortgage backed securitization transactions.

      Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2005, GSMC acquired approximately 1,339 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $30.9 billion. Approximately 1,304 fixed and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $28.2 billion were included in 44 securitization transactions. As of December 31, 2005, GSMC securitized approximately $8.0 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $3.0 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $5.0 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

      GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

      General. Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor and a loan seller. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland
Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the
United Kingdom and internationally. GCFP is also an affiliate of Greenwich
Capital Markets, Inc., one of the underwriters. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830. The main telephone number of GCFP is (203) 625-2700.

                                      S-104

      GCFP's Commercial Mortgage Securitization Program. GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

      o     Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

      o     Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.
            These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

      o     Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

      In general, GCFP does not hold the loans it originates until maturity. As of December 31, 2005, GCFP had a portfolio of commercial mortgage loans in excess of $3.3 billion of assets.

      As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

      Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

      GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2005, GCFP was the sponsor of 22 commercial mortgage-backed securitization transactions.
Approximately $20.1 billion of the mortgage loans included in those transactions were originated by GCFP. The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by GCFP for the two years ending on December 31,
2005:

                  FIXED RATE COMMERCIAL MORTGAGE LOANS

                    TOTAL GCFP FIXED RATE      TOTAL GCFP FIXED RATE
                      LOANS ORIGINATED           LOANS SECURITIZED
        YEAR            (APPROXIMATE)              (APPROXIMATE)
       ------      -----------------------    -----------------------
        2005            $7.3 billion               $7.0 billion
        2004            $4.3 billion               $2.7 billion

                                      S-105

                  FLOATING RATE COMMERCIAL MORTGAGE LOANS

                    TOTAL GCFP FLOATING RATE   TOTAL GCFP FLOATING RATE
                        LOANS ORIGINATED          LOANS SECURITIZED
        YEAR             (APPROXIMATE)              (APPROXIMATE)
       ------      -----------------------    -----------------------
        2005              $2.0 billion               $0.8 billion
        2004              $2.4 billion               $0.9 billion

      UNDERWRITING STANDARDS

      General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

      Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

      Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

      Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan is greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

      Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

      Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are

                                      S-106

preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

      Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

      Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered.
The Debt Service Coverage Ratio is based upon the Underwritten Net Cash Flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

      Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

      o     Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

      o     Insurance--If the property is insured under an individual policy
            (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

      o     Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

      o     Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

      o     Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

      Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

                                      S-107

THE DEPOSITOR

      GS Mortgage Securities Corporation II (the "Depositor") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 85 Broad Street, New York, New York
10004. Its telephone number is (212) 902-1000. The Depositor will not have any material assets other than the trust funds.

      The Depositor will have minimal ongoing duties with respect to the
Certificates and the Mortgage Loans. The Depositor's duties will include: (i)
the duty to appoint a successor trustee in the event of the removal of the
Trustee, (ii) pay any ongoing fees of the Rating Agencies, (iii) to promptly deliver to the Trustee any document that comes into the Depositor's possession that constitutes part of the Mortgage File or servicing file for any Mortgage
Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) to provide information in its possession with respect to the certificates to the Trustee to the extent necessary to perform REMIC tax administration, (vi) to indemnify the Trust, the Trustee, the
Master Servicer and the Special Servicer for any loss, liability or reasonable expense incurred by such parties arising form the Depositor's willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement, (vii) to sign any annual report on Form 10-K, including the required certification therein under the
Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current
Reports on Form 8-K required to be filed by the Trust, and (viii) to mail the notice of a succession of Trustee to all Certificateholders.

      The Depositor is an affiliate of GSMC, one of the sponsors and mortgage loan sellers, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

      On the Closing Date, the Depositor will acquire the mortgage loans from each Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The
Seller" in the prospectus.

                                [GRAPHIC OMITTED]

THE LOAN SELLERS AND ORIGINATORS

      The Loan Sellers are Goldman Sachs Mortgage Company, Greenwich Capital
Financial Products, Inc. and Commerzbank AG, New York Branch. Goldman Sachs
Mortgage Company is an affiliate of GSCMC, the Depositor and one of the
Underwriters. Greenwich Capital Financial Products, Inc. is an affiliate of one of the Underwriters. The Originators are Goldman Sachs Commercial Mortgage
Capital, L.P., Greenwich Capital Financial Products, Inc. and Commerzbank AG,
New York Branch.

                                      S-108

      The information set forth in this prospectus supplement concerning the
Loan Sellers, Originators and their underwriting standards has been provided by the Loan Sellers and Originators.

      Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller. See "--The Sponsors--Goldman Sachs Mortgage Company" above.

      Goldman Sachs Commercial Mortgage Capital, L.P. Goldman Sachs Commercial
Mortgage Capital, L.P. ("GSCMC") (formerly known as Archon Financial, L.P.), a
Delaware limited partnership, is an affiliate of GSMC, one of the loan sellers and sponsors, Goldman, Sachs & Co., one of the underwriters, and GS Commercial
Mortgage Securities Corporation II, the depositor. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996.
Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage
Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital
Corporation generally were loan sellers and sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG" program in which GSMC, Greenwich
Capital Financial Products, Inc. and Commerzbank AG, New York Branch generally are mortgage loan sellers.

      Between the inception of its commercial mortgage securitization program in
1996 and December 31, 2005, GSCMC originated approximately. 1,337 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $30.9 billion, of which approximately 1,302 commercial mortgage loans with an aggregate original principal balance of approximately $28.2 billion, was included in 44 securitization transactions. In connection with originating commercial mortgage loans for securitization, GSCMC also originates subordinate or mezzanine debt which is typically syndicated. As of December 31, 2005, GSCMC originated approximately $8.0 billion of commercial mortgage loans for the GG program, of which approximately $3.0 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately $5.0 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

              TOTAL GSCMC FIXED RATE LOANS       TOTAL GSCMC FIXED RATE LOANS
                       ORIGINATED                        SECURITIZED
    YEAR             (APPROXIMATE)                      (APPROXIMATE)
   ------     ----------------------------       ----------------------------
    2005              $5.6 billion                       $6.1 billion
    2004              $3.4 billion                       $3.0 billion
    2003              $2.1 billion                       $2.1 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

              TOTAL GSCMC FLOATING RATE LOANS    TOTAL GSCMC FLOATING RATE LOANS
                        ORIGINATED                         SECURITIZED
    YEAR               (APPROXIMATE)                      (APPROXIMATE)
   ------     -------------------------------    -------------------------------
    2005               $1.5 billion                       $0.6 billion
    2004               $1.5 billion                       $0.0 billion
    2003               $1.4 billion                       $1.0 billion

      UNDERWRITING STANDARDS

      Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as

                                      S-109

a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of
GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

      Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals which typically includes of a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below and "--Third
Party Reports--Property Analysis," "--Appraisal and Loan-to-Value Ratio,"
"--Environmental Report," "--Physical Condition Report," "--Title Insurance
Policy" and "--Property Insurance" in this prospectus supplement).

      A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

      The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

      After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

      Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

      Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

      The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each Mortgage Loan as reported in this prospectus supplement and Annex C-1. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

      Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial

                                      S-110

interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C-1 reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

      Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master
Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

      Greenwich Capital Financial Products, Inc. Greenwich Capital Financial
Products, Inc. is a loan seller and Originator. See "--The Sponsors--Greenwich
Capital Financial Products, Inc." above.

      Commerzbank AG, New York Branch. Commerzbank is the New York branch of
Commerzbank Aktiengesellschaft ("Commerzbank AG"). Commerzbank AG is a German
private-sector bank which conducts extensive banking business in the United
States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions.
The Shops at LaCantera Loan and the Whalers Village Loan were jointly originated by Commerzbank and GSCMC. The principal offices of Commerzbank are located at 2
World Financial Center, 34th Floor, New York, New York 10281. Its telephone number is (212) 266-7200.

      THIRD PARTY REPORTS

      General. In addition to the guidelines described above, each of the
Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from May 31, 2005 to the present by the Originator.

      Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

      Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

      Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm

                                      S-111

approved by the applicable Originator. Each Originator or their designated agents typically review the Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

      Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

      Title Insurance Policy. The borrower is required to provide, and each
Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c)
protection and benefits run to the mortgagee and its successors and assigns, (d)
written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e)
if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

      Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All
Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

THE ISSUING ENTITY

      The issuing entity with respect to the Offered Certificates will be the GS
Mortgage Securities Trust 2006-GG6 (the "Trust"). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and
Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master
Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Trust, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and
Servicing Agreement may be amended as set in this prospectus supplement under
"The Pooling and Servicing Agreement--Amendment." The Trust administers the
Mortgage Loans through the Trustee, the Master Servicer and the Special
Servicer. A discussion of the duties of the Trustee, the Master Servicer and the
Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "--The Trustee," "--The
Master Servicer" and "--The Special Servicer" and "The Pooling and Servicing
Agreement--Servicing of the Mortgage Loans."

      The only assets of the Trust other than the Mortgage Loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and

                                      S-112

the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Master Servicer and the Special Servicer. The
fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Master Servicer and the Special Servicer.

      The Depositor is contributing the Mortgage Loans to the Trust. The
Depositor is purchasing the Mortgage Loans from the Loan Sellers, as described in this prospectus supplement under "Description of the Mortgage Pool--Sale of
Mortgage Loans; Mortgage File Delivery" and "--Cures and Repurchases."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust."

      See "Risk Factors--The Loan Sellers Are Subject To Bankruptcy Or
Insolvency Laws That May Affect The Trust's Ownership Of The Mortgage Loans."

THE TRUSTEE

      Wells Fargo Bank, N.A. (the "Trustee" or "Wells Fargo Bank") will act as trustee on behalf of the Certificateholders under the Pooling and Servicing
Agreement. The Trustee is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading
U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. The Trustee provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Loan Sellers, the Master
Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

      The Trustee has provided corporate trust services since 1934. As of
December 31, 2005, the Trustee was acting as trustee with respect to over 10,000 series of securities with an aggregate outstanding principal balance of approximately $800 billion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2005, the Trustee was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $180 billion. In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

      There have been no material changes to the Trustee's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

      In the past three years, the Trustee has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

      The Trustee is acting as custodian of the Mortgage Loan Files pursuant to the Pooling and Servicing Agreement (in such capacity, the "Custodian"). In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the
Certificateholders. The Custodian has been engaged in the mortgage document custody business for more than 25 years. The Custodian maintains its commercial document custody facilities in Minneapolis,

                                      S-113

Minnesota. As of December 31, 2005, Wells Fargo Bank was acting as custodian of more than 3,000 commercial mortgage loan files.

      The Trustee serves or has served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Loan Sellers or an affiliate of such Loan Seller and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, the filing of annual reports on
Form 10-K and other reports on Form 8-K (in accordance with the Pooling and
Servicing Agreement) that are required to be filed with the Securities and
Exchange Commission on behalf of the issuing Trust. The Trustee has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 300 series of commercial mortgage-backed securities, and, as of December 31, 2005, was acting as securities administrator with respect to more than $225 billion of outstanding commercial mortgage-backed securities.

      The Trustee may resign at any time by giving written notice to the
Depositor, the Master Servicer, the Special Servicer and the Rating Agencies.
However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor Trustee reasonably acceptable to the Master Servicer. If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

      The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing
Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee and, if such Trustee is not rated at least "AA-" by each Rating Agency (or such other rating as the
Rating Agencies confirm will not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates), will not become effective until acceptance of the appointment by the successor Trustee.
Notwithstanding the foregoing, upon any termination of the Trustee under the
Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling and Servicing Agreement. Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

      As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the per annum rate set forth on Annex C-1 to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans and will be calculated on a 30/360 basis and prorated for any partial periods. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear

                                      S-114

any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

      The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing
Agreement.

      The Trustee (except for the information under the first paragraph of
"--The Trustee" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the
Mortgage Loans, this prospectus supplement or related documents.

      If no Event of Default has occurred, and after the curing of all Events of
Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

      In addition, pursuant to the Pooling and Servicing Agreement, the Trustee,
at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the
Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe)
required to be filed with the Commission pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

THE MASTER SERVICER; MASTER SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

      THE INITIAL MASTER SERVICER. Wachovia Bank, National Association (the
"Master Servicer" or "Wachovia") will be the master servicer under the Pooling and Servicing Agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at
NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

      Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs
(formerly known as McCracken) Strategy software and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

             COMMERCIAL AND                        AS OF                 AS OF                 AS OF
       MULTIFAMILY MORTGAGE LOANS            DECEMBER 31,2003      DECEMBER 31,2004      DECEMBER 31,2005
----------------------------------------     -----------------     ----------------      ----------------

By Approximate Number...................            10,015               15,531                17,641
By Approximate Aggregate Unpaid
   Principal Balance (in Billions)......         $    88.6             $  141.3              $  182.5

                                      S-115

      Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage-backed securities.
In addition to servicing loans related to commercial mortgage-backed securities,
Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of January 31,
2006, were located in all 50 states, the District of Columbia, Guam, Mexico,
Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by
Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                                                                                               OUTSTANDING
                                             SECURITIZED MASTER       OUTSTANDING ADVANCES      ADVANCES
                DATE                      SERVICED PORTFOLIO (UPB)*      (P&I AND PPA)*        AS % OF UPB
-------------------------------------     -------------------------   ---------------------    ------------

December 31, 2003....................          $ 74,461,414,561           $  84,616,014            0.1%
December 31, 2004....................          $113,159,013,933           $ 129,858,178            0.1%
December 31, 2005....................          $142,222,662,628           $ 164,516,780            0.1%

_________________

*     "UPB" means unpaid principal balance, "P&l" means principal and interest advances and "PPA" means property protection advances.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia' s ratings by each of these agencies is outlined below:

                                                FITCH               S&P
                                              ---------           --------
        Primary Servicer.............           CPS2+              Strong
        Master Servicer..............            CMS2              Strong

      The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody's,
F1+ by Fitch.

      Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

      o     provision of Strategy and Strategy CS software

      o     identification, classification, imaging and storage of documents

                                      S-116

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance

      o     entry of rent roll information and property performance data from operating statements

      o     tracking and reporting of flood zone changes

      o     tracking, maintenance and payment of rents due under ground leases

      o     abstracting of insurance requirements contained in loan documents

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

      o     abstracting of leasing consent requirements contained in loan documents

      o     legal representation

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

      o     maintenance and storage of letters of credit

      o     tracking of anticipated repayment dates for loans with such terms

      o     reconciliation of deal pricing, tapes and annexes prior to securitization

      o     entry of new loan data and document collection

      o     initiation of loan payoff process and provision of payoff quotes

      o     printing, imaging and mailing of statements to borrowers

      o     performance of property inspections

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

      o     review of financial spreads performed by sub-servicers

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

      o     performance of UCC searches and filing of UCCs

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

      Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under "The Pooling and Servicing
Agreement--Accounts" in this prospectus supplement within the time required by the Pooling and Servicing Agreement. On the day any amount is to be disbursed by
Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

                                      S-117

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The information set forth in the previous eleven paragraphs under "--The
Master Servicer; Master Servicing Compensation and Payment of Expenses--The
Initial Master Servicer" in this prospectus supplement concerning Wachovia has been provided by it.

      The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor
REO Mortgage Loan), and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate is equal to the per annum rate set forth on
Annex C-1 to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan.

      With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the
Master Servicer will be entitled to retain, as additional servicing compensation
(1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers (other than that accrued on Specially
Serviced Mortgage Loans), but only on the related Mortgage Loan to the extent such late payment charges and default interest are not needed to pay interest on
Advances or certain additional Trust Fund expenses (excluding Special Servicing
Fees, Workout Fees and Liquidation Fees) that are outstanding with respect to the related Mortgage Loan at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior
12 months with respect to the related Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

      The Servicing Fee is calculated on the Stated Principal Balance of the
Mortgage Loans and the Servicing Fee Rate will be calculated on a 30/360 basis and will be prorated for partial periods.

      Although the Master Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the
Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the
Master Servicer with an economic disincentive to comply with this standard.

      The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement
(subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

THE SPECIAL SERVICER; SPECIAL SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

      ING Clarion Partners, LLC ("ING Clarion"), a New York limited liability company, is the U.S. arm of ING Real Estate, one of the world's largest real estate investment management firms. ING Real Estate is an affiliate of ING
Group, one of the world's largest financial institutions with global operations in insurance, banking and investment management. ING Clarion will initially be appointed as special servicer of the Mortgage Loans under the Pooling and
Servicing Agreement (in such capacity, the "Special Servicer"). The principal executive offices of ING Clarion are located at 230 Park Avenue, 12th Floor, New
York, New York 10169 and its telephone number is (212)-883-2500. ING Clarion through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

                                      S-118

      o     investing in high-yielding real estate loans; and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

      ING Clarion and its affiliates have substantial experience in working out loans and have been engaged in investing and managing commercial real estate assets for 24 years and servicing CMBS assets for 8 years. The number of CMBS pools specially serviced by ING Clarion and its affiliates has increased from 9 as of December 31, 2003 to 16 as of December 31, 2005. More specifically, ING
Clarion acted as special servicer with respect to: (a) 9 domestic CMBS pools containing 748 loans as of December 31, 2003, with a then current face value in excess of $8.5 billion; (b) 14 domestic CMBS pools containing 1,295 loans as of
December 31, 2004, with a then current face value in excess of $14.7 billion;
and (c) 16 domestic CMBS pools containing 1,687 loans as of December 31, 2005, with a then current face value in excess of $18.3 billion. Additionally, ING
Clarion has resolved over $185 million of U.S. commercial and multifamily loans over the past 3 years, of which all of it was resolved during 2005.

      Generally, ING Clarion or one of its affiliates seeks investments where it has the right to appoint ING Clarion as the special servicer. ING Clarion and its affiliates have 10 regional offices; and it manages over 735 investments in
55 markets throughout the U.S., which equates to over 35 million sf of commercial space under direct property management and over 45,000 multifamily units.

      As of December 31, 2005, ING Clarion had 10 employees responsible for the special servicing of commercial real estate assets, of which 3 employees worked almost full-time on special servicing and 7 employees had part-time responsibilities in special servicing. As of December 31, 2005, ING Clarion and its affiliates specially serviced a portfolio which included approximately 1,906 assets throughout the 50 United States, the District of Columbia and Puerto Rico
with a then current face value in excess of $18.3 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates. Accordingly, the assets of
ING Clarion and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. ING Clarion does not service or manage any assets other than commercial and multifamily real estate assets.

      The ING Clarion has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. During the past three years, policies and procedures of special servicing at ING Clarion have been modified to incorporate the development of an Internet-based infrastructure. ING
Clarion has recognized that technology can greatly improve the performance of the Special Servicer, and the IT-based infrastructure provides improved controls for compliance with pooling and servicing agreements; loan administration; and
procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

      ING Clarion occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. ING Clarion does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. ING Clarion does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer.

      ING Clarion will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, ING
Clarion may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that ING Clarion has custody of any such documents, such documents will be maintained in a

                                      S-119

manner consistent with the Servicing Standard. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against ING Clarion or of which any of its property is the subject, that is material to the Certificateholders. ING Clarion is not an affiliate of the Depositor, the Sponsors, the Trust Fund, the Master Servicer,
the Trustee or any Originator or Loan Seller of any of the underlying mortgage loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between ING Clarion or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between ING Clarion or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the Offered Certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which ING Clarion was acting as special servicer has experienced an event of default as a result of any action or inaction performed by ING Clarion as special servicer. In addition, there has been no previous disclosure of material non compliance with servicing criteria by ING Clarion with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ING Clarion was acting as special servicer.

      From time-to-time ING Clarion and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. ING
Clarion does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as Special Servicer.

      The information set forth herein regarding the Special Servicer has been provided by ING Clarion Partners, LLC.

      The Pooling and Servicing Agreement provides that the Controlling Class
Representative, at its expense, may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies except as described in this prospectus supplement with respect to each Whole Loan (other than the
Whole Loans related to the Mortgage Loans identified on Annex C-1 to this prospectus supplement as Millennium in Midtown, Manchester Parkade and
SilverCreek Portfolio Phase I) under "The Pooling and Servicing
Agreement--Servicing of the Whole Loans" in this prospectus supplement.

      The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

      The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.35% per annum, subject to a minimum of $4,000 per loan per month (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced
Mortgage Loans on a 30/360 basis and will be prorated for partial periods, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage
Loans and any REO Properties in the Trust Fund.

      The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan (or Serviced Whole Loan) for so long as it remains a
Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage
Loan will cease to be payable if the Corrected Mortgage Loan again becomes a
Specially Serviced Mortgage Loan but will become payable again if and when the
Mortgage Loan again becomes a Corrected Mortgage Loan.

      The successor Special Servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable

                                      S-120

on Specially Serviced Mortgage Loans that were Corrected Mortgage Loans at the time of the termination or for which the resigning or terminated Special
Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive full and timely Monthly Payments and which subsequently becomes a
Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan.

      A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate"
of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable
Loan Seller for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Loan Seller of
Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially
Serviced Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than 60 days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), or if applicable under the related
Intercreditor Agreement, the holder of the related Companion Loan or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a
Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

      The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees
(2) late payment charges and default interest paid by the borrowers accrued on
Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the later payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage
Loans.

      Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the
Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the
Special Servicer with an economic disincentive to comply with this standard.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement and will consist of twenty-eight (28) classes (each, a "Class"), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class
A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates and
the Class A-1A Certificates (collectively, the "Class A Certificates"), the
Class X-P Certificates and the Class X-C Certificates (together, the "Class X
Certificates"), the Class A-M Certificates, the Class A-J Certificates, the
Class B Certificates, the Class C Certificates, the Class D Certificates, the
Class E Certificates, the Class F Certificates, the Class G Certificates, the
Class H Certificates, the Class J Certificates, the Class K Certificates, the
Class L Certificates, the Class M Certificates, the Class N Certificates, the
Class O Certificates, the Class P Certificates, the Class Q Certificates, the
Class S Certificates, the Class R Certificates and the Class LR Certificates
(collectively, the "Certificates"). Only

                                      S-121

the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class
A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates
(collectively, the "Offered Certificates") are offered hereby. The Class X,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class Q, Class S, Class R and Class LR Certificates (the Class R Certificates
together with the Class LR Certificates, the "Residual Certificates") are not
offered hereby. The Class X Certificates collectively consist of the Class X-P
Certificates and the Class X-C Certificates.

      The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off
Date, (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO
Property"), but in the case of each Serviced Whole Loan, only to the extent of the Trust Fund's interest therein, or, in the case of a Non-Serviced Loan, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of the
Non-Serviced Loan under the 2005-GG5 Pooling and Servicing Agreement; (iii) all
of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an "REO Account"), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the
Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Loan Sellers, the Originators, the Master
Servicer, the Special Servicer, the Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

      Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P, Class Q and Class S Certificates (collectively, the "Sequential Pay
Certificates") will have the following Certificate Principal Amounts and the
Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):

                                                 INITIAL CERTIFICATE PRINCIPAL
                   CLASS                           AMOUNT OR NOTIONAL AMOUNT
--------------------------------------------     -----------------------------
Class A-1...................................          $     102,000,000
Class A-2...................................          $   1,052,000,000
Class A-3...................................          $      75,600,000
Class A-AB..................................          $     187,800,000
Class A-4...................................          $   1,001,467,000
Class A-1A..................................          $     311,801,000
Class A-M...................................          $     390,095,000
Class A-J...................................          $     292,572,000
Class B.....................................          $      19,504,000
Class C.....................................          $      48,762,000
Class D.....................................          $      39,010,000
Class E.....................................          $      29,257,000
Class F.....................................          $      43,886,000
Class X-P...................................          $   3,810,055,000
Class X-C...................................          $   3,900,954,520
Class G.....................................          $      39,009,000
Class H.....................................          $      39,010,000
Class J.....................................          $      43,886,000
Class K.....................................          $      43,885,000
Class L.....................................          $      24,381,000
Class M.....................................          $      14,629,000
Class N.....................................          $      19,505,000
Class O.....................................          $       4,876,000
Class P.....................................          $       9,752,000
Class Q.....................................          $      14,629,000
Class S.....................................          $      53,638,520

                                      S-122

      The "Certificate Principal Amount" of any Class of Sequential Pay
Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their
Certificate Principal Amounts are recovered subsequent to the reduction of the
Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any
Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under "--Distributions--Realized Losses"
below.

      The Class X Certificates will not have a Certificate Principal Amount. The
Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on a notional principal amount (a "Notional Amount"). The Notional Amount of the
Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay
Certificates. The Notional Amount of the Class X Certificates will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Sequential Pay Certificates as
of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

      METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 10th day of each month, or if that day is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the
Special Servicer are located, or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in April 2006; provided that the distribution date will be at least 4 business days after the related determination date (each, a "Distribution
Date"). All distributions (other than the final distribution on any Certificate)
are required to be made by the Trustee to the persons in whose names the
Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the "Record Date"). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution
Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest"
evidenced by any Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

      The aggregate distribution to be made on the Certificates on any
Distribution Date will equal the Available Funds. The "Available Funds" for a
Distribution Date will, in general, equal the sum of the following amounts
(without duplication):

      (x)   the total amount of all cash received on the Mortgage Loans and any
REO Properties that are on deposit in the Collection Account, the Lower-Tier
Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Pari Passu
Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the 2005-GG5 Pooling and
Servicing Agreement and/or Intercreditor Agreement), exclusive of (without duplication):

                                      S-123

            (1)   all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

            (2)   all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

            (3)   all amounts in the Collection Account that are due or
      reimbursable to any person other than the Certificateholders;

            (4)   with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

            (5)   all yield maintenance charges and prepayment premiums;

            (6)   all amounts deposited in the Collection Account in error; and

            (7)   any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

      (y)   all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master
Servicer or the Trustee, as applicable, with respect to the Distribution Date
(net of certain amounts that are due or reimbursable to persons other than the
Certificateholders); and

      (z)   for the Distribution Date occurring in each March, the related
Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

      "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Mortgage Loan) and any Due Date is the scheduled monthly payment of principal
(if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any
Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special
Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage
Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

      "Collection Period" with respect to a Distribution Date and each Mortgage
Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 2006, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

      "Determination Date" with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not business day, the next business day.

      PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

      The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual
Period at the Pass-Through Rate for such Class on the related Certificate
Principal Amount or Notional Amount, as applicable, immediately prior to that
Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

                                      S-124

      The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each
Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

      The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the
Interest Accrual Amount for such Distribution Date and (ii) the Interest
Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment
Interest Shortfall allocated to such Class on such Distribution Date.

      An "Interest Shortfall" with respect to any Distribution Date for any
Class of Regular Certificates is the sum of (a) the portion of the Interest
Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

      The "Pass-Through Rate" for any Class of Regular Certificates for any
Interest Accrual Period is the per annum rate at which interest accrues on the
Certificates of such Class during such Interest Accrual Period. The Initial
Pass-Through Rates are as follows:

            The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.417%.

            The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.506%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the WAC Rate minus 0.074%.

            The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to 5.587%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.553%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.556%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to 5.622%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate minus 0.031%.

            The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class J Certificates is a per annum rate equal to the WAC Rate.

                                      S-125

            The Pass-Through Rate on the Class K Certificates is a per annum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.232%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.232%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.232%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 5.232%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.232%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 5.232%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class S Certificates is a per annum rate equal to 5.232%, subject to a maximum rate equal to the WAC Rate.

            The Pass-Through Rate on the Class X Certificates in the aggregate is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay
      Certificates, weighted on the basis of their respective Certificate
      Principal Amounts.

      The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

      The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class Q, Class S, Class X-P and Class X-C Certificates.

      The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate. However, for purposes of calculating
Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

      The "Administrative Fee Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

      The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Mortgage Note in each case without giving effect to the Excess Rate or default rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through
Rates, the Mortgage Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Mortgage
Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and
(ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld
Amounts.

                                      S-126

      The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus. If any
Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the Mortgage Loan will be zero.

      The "Principal Distribution Amount" for any Distribution Date will be equal to (a) the sum, without duplication, of:

            (i)   the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such
      Distribution Date);

            (ii)  the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related
      Determination Date, net of the principal portion of any unreimbursed P&I
      Advances related to such Mortgage Loan (the amounts in clauses (i) and
      (ii), the "Scheduled Principal Distribution Amount");

            (iii) Unscheduled Payments for that Distribution Date on deposit in the Collection Account; and

            (iv)  the Principal Shortfall, if any, for such Distribution Date, less

            (b)   the sum, without duplication, of the amount of any
      reimbursements of:

            (1)   Non-Recoverable Advances, with interest on such
      Non-Recoverable Advances, that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
      Distribution Amount for such Distribution Date; and

            (2)   Workout-Delayed Reimbursement Amounts that are paid or
      reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, that, if any of the amounts that were previously allocated as a
Realized Loss to reduce the Certificate Principal Amount of any Class of
Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs.

      So long as the Class A-4 Certificates and the Class A-1A Certificates
remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution
Date after the Certificate Principal Amount of the Class A-4 Certificates or the
Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both loan groups.

      The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (x) the sum of (a) the Group 1 Principal Shortfall
for that Distribution Date, (b) the Scheduled Principal Distribution Amount for
all Mortgage Loans in Loan Group 1 for that Distribution Date and (c) the
Unscheduled Payments for all Mortgage Loans in Loan Group 1 for that
Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i)
Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan
Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal

                                      S-127

Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Non-Recoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 as described in clauses (i)
and (ii) of the definition of "Group 2 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs) and (y) after reduction of the Class A-1A Certificates to zero, the Loan Group 2 Principal Distribution
Amount (or portion thereof remaining after Class A-1A has been reduced to zero and assuming the distribution of the Group 2 Principal Distribution Amount prior to the distribution of the Group 1 Principal Distribution Amount).

      The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (x) the sum of (a) the Group 2 Principal Shortfall
for that Distribution Date, (b) the Scheduled Principal Distribution Amount for
all Mortgage Loans in Loan Group 2 for that Distribution Date and (c) the
Unscheduled Payments for all Mortgage Loans in Loan Group 2 for that
Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i)
Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan
Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution
Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Non-Recoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs) and (y)
after the reduction of the Class A-4 certificates to zero, the Loan Group 1
Principal Distribution Amount (or portion thereof remaining after Class A-4 has been reduced to zero and assuming the distribution of the Group 1 Principal
Distribution Amount prior to the distribution of the Group 2 Principal
Distribution Amount).

      For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-AB and Class
A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4
Certificates on the preceding Distribution Date.

      For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Principal

                                      S-128

Amount of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date.

      The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding
Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

      The "Class A-AB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Annex C-2 to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield, Prepayment and
Maturity Considerations--Weighted Average Life of the Offered Certificates" in
this prospectus supplement. Based on such assumptions, the Certificate Principal
Amount of the Class A-AB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Principal Amount of the Class A-AB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Principal
Amounts of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the entire Principal Distribution Amount remaining on any Distribution
Date, will be distributed to the Class A-AB Certificates until the Certificate
Principal Amount of the Class A-AB Certificates is reduced to zero.

      The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) any other collections
(exclusive of payments by borrowers) received on the Mortgage Loans and any REO
Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees,
accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

      An "REO Mortgage Loan" is any Mortgage Loan as to which the related
Mortgaged Property has become an REO Property or a beneficial interest in a
Mortgaged Property acquired upon a foreclosure of a Non-Serviced Loan under the
2005-GG5 Pooling and Servicing Agreement.

      On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

            First, in respect of interest, concurrently (i) to the Class A-1,
      Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate
      Interest Distribution Amount for those Classes, (ii) to the Class A-1A
      Certificates from the portion of the Available Funds for such Distribution
      Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class, and (iii) to the Class X-P and Class X-C Certificates, pro rata, in each case based upon their respective entitlements to interest for that Distribution Date;

            Second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
      A-4 and Class A-1A Certificates, in reduction of the Certificate Principal
      Amount thereof:

            (i)   to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
A-4 Certificates in an amount equal to the Group 1 Principal Distribution Amount in the following priority:

                  (A)   to the Class A-AB Certificates, in an amount equal to
            the lesser of the Group 1 Principal Distribution Amount for such
            Distribution Date and the amount necessary to reduce the Certificate
            Principal Amount of the Class A-AB Certificates to the Class A-AB
            Planned Principal Balance for such Distribution Date,

                                      S-129

                  (B)   to the Class A-1 Certificates, in an amount equal to the
            Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) above) for such
            Distribution Date, until the Certificate Principal Amount of the
            Class A-1 Certificates is reduced to zero,

                  (C)   to the Class A-2 Certificates, in an amount equal to the
            Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) and (B) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero,

                  (D)   to the Class A-3 Certificates, in an amount equal to the
            Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B) and (C) above)
            for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero,

                  (E)   to the Class A-AB Certificates, in an amount equal to
            the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C) and (D)
            above) for such Distribution Date, until the Certificate Principal
            Amount of the Class A-AB Certificates is reduced to zero,

                  (F)   to the Class A-4 Certificates, in an amount equal to the
            Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C), (D) and
            (E) above) for such Distribution Date, to Class A-4 until the
            Certificate Principal Amounts of the Class A-4 Certificates is
            reduced to zero; and

            (ii)  to the Class A-1A Certificates, in an amount equal to the
      Group 2 Principal Distribution Amount;

            Third, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
      and Class A-1A Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such
      Class;

            Fourth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such
      Class;

            Fifth, to the Class A-M Certificates in reduction of their
      Certificate Principal Amount, an amount equal to the Principal
      Distribution Amount for such Distribution date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Sixth, to the Class A-M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class, compounded monthly from the date the Realized Loss was allocated to such Class;

            Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Eighth, to the Class A-J Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Ninth, to the Class A-J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                      S-130

            Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Eleventh, to the Class B Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Twelfth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Fourteenth, to the Class C Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Fifteenth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Seventeenth, to the Class D Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Eighteenth, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Twentieth, to the Class E Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Twenty-first, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Twenty-third, to the Class F Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

                                      S-131

            Twenty-fourth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Twenty-sixth, to the Class G Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Twenty-seventh, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Twenty-ninth, to the Class H Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Thirtieth, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Thirty-second, to the Class J Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Thirty-third, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Thirty-fifth, to the Class K Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Thirty-sixth, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                                      S-132

            Thirty-eighth, to the Class L Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Thirty-ninth, to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Forty-first, to the Class M Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Forty-second, to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Forty-fourth, to the Class N Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Forty-fifth, to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Forty-seventh, to the Class O Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Forty-eighth, to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Fiftieth, to the Class P Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Fifty-first, to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for

                                      S-133

      such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            Fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Fifty-third, to the Class Q Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Fifty-fourth, to the Class Q Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            Fifty-fifth, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Fifty-sixth, to the Class S Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Fifty-seventh, to the Class S Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            Fifty-eighth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any
      amounts remaining in the Lower-Tier Distribution Account.

      On each Distribution Date occurring on and after the date the Certificate
Principal Amount of all Sequential Pay Certificates (other than the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates) is
reduced to zero (that date, the "Cross Over Date"), regardless of the allocation of principal payments described in priority Second above, the Principal
Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Classes of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
and Class A-1A Certificates.

      All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

      PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

      On each Distribution Date, yield maintenance charges collected on the
Mortgage Loans and on deposit in the Collection Account as of the related
Determination Date are required to be distributed to the following Classes of
Certificates: to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J and Class K Certificates, as applicable, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class in respect of the applicable Loan Group on such
Distribution Date, and whose denominator is the total amount distributed in respect of the applicable Loan Group as principal to the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates, as
applicable, on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such Class of

                                      S-134

Certificates, and (c) the aggregate amount of such yield maintenance charges.
Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the Class X-C Certificates.

      The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates and the
Class G, Class H, Class J and Class K Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such
Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base
Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the
Pass-Through Rate described in the preceding sentence, then the Base Interest
Fraction shall equal zero.

      If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

      No prepayment premiums or yield maintenance charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S,
Class X-P or Residual Certificates. Instead, after the Certificate Principal
Amount of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class
A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J and Class K Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-C Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C-1 to this prospectus supplement. See also "Certain Legal Aspects of the Mortgage
Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the
prospectus.

      Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the
Mortgage Loans as of the related Determination Date.

      DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS. Except to the extent
Realized Losses have been allocated to Classes of Certificates that include the
Offered Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation
Proceeds" are the excess of:

      o     proceeds from the sale or liquidation of a Mortgage Loan or REO
            Property, net of expenses and related Advances and interest on
            Advances, over

      o     the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

      REALIZED LOSSES. The Certificate Principal Amount of each Class of
Sequential Pay Certificates will be reduced without distribution on any
Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any
Distribution Date is the amount, if any, by which the aggregate Certificate
Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated
Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the

                                      S-135

amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement
Amounts, to the extent those amounts are not otherwise determined to be
Nonrecoverable Advances). Any such write-offs will be applied to such Classes of
Certificates in the following order, until each is reduced to zero: first, to the Class S Certificates; second, to the Class Q Certificates; third, to the
Class P Certificates; fourth, to the Class O Certificates; fifth, to the Class N
Certificates; sixth, to the Class M Certificates; seventh, to the Class L
Certificates; eighth, to the Class K Certificates; ninth, to the Class J
Certificates; tenth, to the Class H Certificates; eleventh, to the Class G
Certificates; twelfth, to the Class F Certificates; thirteenth, to the Class E
Certificates; fourteenth, to the Class D Certificates; fifteenth, to the Class C
Certificates; sixteenth, to the Class B Certificates; seventeenth, to the Class
A-J Certificates; eighteenth, to the Class A-M Certificates and, finally, pro rata, to the (i) Class A-1, (ii) Class A-2, (iii) Class A-3, (iv) Class A-AB,
(v) Class A-4 and (vi) Class A-1A Certificates, based on their respective
Certificate Principal Amounts, regardless of Loan Group. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the
Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Nonrecoverable Advances to the Master Servicer, Special
Servicer or Trustee (or a servicer under the 2005-GG5 Pooling and Servicing
Agreement) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs and (2) will increase the Certificate
Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

      Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the
Classes of Regular Certificates (other than the Class X Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal
Amounts of such Classes.

      PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees)
accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to
the extent not offset by Prepayment Interest Shortfalls) collected on the
Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution
Date that are not covered by the Master Servicer's Compensating Interest Payment
for the related Distribution Date (the aggregate of the Prepayment Interest
Shortfalls that are not so covered, as to the related Distribution Date, the
"Excess Prepayment Interest Shortfall") will be allocated pro rata on that
Distribution Date among each Class of Certificates (other than the Class R and
Class LR Certificates), in accordance with their respective Interest Accrual
Amounts for that Distribution Date.

      The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a
Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related
Distribution Date with respect to each and every

                                      S-136

Mortgage Loan and REO Mortgage Loan for which such Servicing Fees are being paid in such Collection Period and (b) all Prepayment Interest Excesses and net
investment earnings on the Prepayment Interest Excesses; provided that if any
Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. No compensating interest payments will be made by the Master Servicer for any
Non-Serviced Loans and no Master Servicer under the 2005-GG5 Pooling and
Servicing Agreement will be required to make Compensating Interest Payments on any Non-Serviced Loan.

SUBORDINATION

      As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class
X Certificates against losses associated with delinquent and defaulted Mortgage
Loans, the rights of the holders of the Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A and Class X Certificates. The Class A-M Certificates will likewise be protected by the subordination of the Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates. The Class A-J
Certificates will likewise be protected by the subordination of the Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class
B Certificates will likewise be protected by the subordination of the Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates. The Class C
Certificates will likewise be protected by the subordination of the Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class Q and Class S Certificates. The Class D Certificates
will likewise be protected by the subordination of the Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
Q and Class S Certificates. The Class E Certificates will likewise be protected by the subordination of Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class
F Certificates will likewise be protected by the subordination of the Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
and Class S Certificates.

      On and after the Cross Over Date has occurred, allocation of principal will be made to the (a) Class A-1, (b) Class A-2, (c) Class A-3, (d) Class A-AB,
(e) Class A-4 and (f) Class A-1A Certificates, pro rata until their Certificate
Principal Amounts have been reduced to zero without regard to the planned principal balance of the Class A-AB Certificates. Prior to the Cross-Over Date,
allocation of principal will be made as described under "--Distributions" above.
Allocation to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount with respect to the related Loan Group for each
Distribution Date will have the effect of reducing the aggregate Certificate
Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the
percentage interest in the trust fund evidenced by the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be decreased
(with a corresponding increase in the percentage interest in the trust fund evidenced by the Sequential Pay Certificates other than the Class A
Certificates), thereby increasing, relative to their respective Certificate
Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class
A-3, Class A-AB, Class A-4 and Class A-1A Certificates by the Sequential Pay
Certificates other than the Class A Certificates.

      Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates, pro rata.

      This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution
Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any
Classes of

                                      S-137

Certificates subordinate to that other Class and (ii) by the allocation of
Realized Losses: first, to the Class S Certificates; second, to the Class Q
Certificates; third, to the Class P Certificates; fourth, to the Class O
Certificates; fifth, to the Class N Certificates; sixth, to the Class M
Certificates; seventh, to the Class L Certificates; eighth, to the Class K
Certificates; ninth, to the Class J Certificates; tenth, to the Class H
Certificates; eleventh, to the Class G Certificates; twelfth, to the Class F
Certificates; thirteenth, to the Class E Certificates; fourteenth, to the Class
D Certificates; fifteenth, to the Class C Certificates; sixteenth, to the Class
B Certificates; seventeenth, to the Class A-J Certificates; eighteenth, to the
Class A-M Certificates and, finally, to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, based on their respective Certificate Principal Amounts without regard to the Class A-AB
Planned Principal Balance and regardless of Loan Groups. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

APPRAISAL REDUCTIONS

      After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

      o     the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage
            Loan, or changes any other material economic term of the Mortgage
            Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event,

      o     that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

      o     that date on which the Mortgage Loan that is delinquent in respect of its balloon payment has been (A) 20 days delinquent (except as described in clause B below), or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special
            Servicer prior to the date the balloon payment was due, 30 days delinquent,

      o     that date on which the related Mortgaged Property became an REO
            Property,

      o     the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged
            Property,

      o     the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

      o     the date on which the Mortgage Loan remains outstanding five (5)
            years following any extension of its maturity date pursuant to the
            Pooling and Servicing Agreement.

      No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Principal Amount of all classes of Certificates (other than the
Class A Certificates) has been reduced to zero.

      Within 60 days of an Appraisal Reduction Event with respect to a Mortgage
Loan, the Special Servicer is required to obtain an appraisal of the related
Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the
Master Servicer and will be reimbursed to the Master Servicer as a Property
Advance.

      On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special
Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal

                                      S-138

Reduction will be deemed to be an amount, calculated as of the Determination
Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related
Mortgage Loan until the appraisal is received.

      The "Appraisal Reduction" for any Distribution Date and for any Mortgage
Loan (including a Serviced Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan
(or Serviced Whole Loan) over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged Property as determined by the appraisal or desktop estimation, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer's review of the appraisal and such other information as the Special Servicer may deem appropriate and (ii)
all escrows, letters of credit and reserves in respect of such Mortgage Loan (or
Serviced Whole Loan) as of the date of calculation over (2) the sum as of the
Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those
Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole
Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an
Advance by the Master Servicer or Trustee, as applicable). The Master Servicer will be entitled to conclusively rely on the Special Servicer's calculation or determination of any Appraisal Reduction amount.

      Pursuant to the 2005-GG5 Pooling and Servicing Agreement, similar but not identical events to those described in the definition of Appraisal Reduction
Event will require the calculation of a similar "appraisal reduction amount"
under the 2005-GG5 Pooling and Servicing Agreement, which will be applied pro rata among (i) the Maryland Multifamily Portfolio Loan and the Maryland
Multifamily Portfolio Pari Passu Companion Loan, (ii) the JQH Hotel Portfolio B3
Loan and the JQH Hotel Portfolio B3 Pari Passu Companion Loan, and (iii) the
Shaner Hotel Portfolio Loan and the Shaner Hotel Portfolio Pari Passu Companion
Loan.

      With respect to each Serviced Whole Loan with a Subordinate Companion
Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the Mortgage Loan and the related Subordinate Companion Loans, and all resulting Appraisal Reductions will be allocated first to the Subordinate
Companion Loan and then to the related Mortgage Loan (and Pari Passu Companion
Loans, if applicable).

      As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class S Certificates, then to the Class Q
Certificates, then to the Class P Certificates, then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates and then to the Class A-M
Certificates. See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

      With respect to each Mortgage Loan or Serviced Whole Loan as to which an
Appraisal Reduction has occurred (unless the Mortgage Loan or Serviced Whole
Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had
occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and remained current for three consecutive Monthly Payments, and no other Appraisal
Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole
Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction
Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct a desktop estimation, as applicable. Based upon the

                                      S-139

appraisal or desktop estimation, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage
Loan or Serviced Whole Loan.

      Any Mortgage Loan or Serviced Whole Loan previously subject to an
Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal
Reduction Event has occurred and is continuing, will no longer be subject to an
Appraisal Reduction.

DELIVERY, FORM AND DENOMINATION

      The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal
Amount, and in multiples of $1 in excess of $10,000.

      The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of
The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a
"Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive
Certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to holders of Offered Certificates through its
Participants in accordance with DTC procedures.

      Until Definitive Certificates are issued in respect of the Offered
Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the
Offered Certificates.

BOOK-ENTRY REGISTRATION

      Holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect
Participants").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

                                      S-140

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of
Offered Certificates ("Certificate Owners"). Except as otherwise provided under
"The Pooling and Servicing Agreement--Reports to Certificateholders; Available
Information" in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the Certificate Owners have accounts with respect to the
Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate
Owners. Accordingly, although the Certificate Owners will not possess the
Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the
Trustee, the Master

                                      S-141

Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the
Depositor takes no responsibility for the accuracy or completeness of this information.

DEFINITIVE CERTIFICATES

      Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered
Certificates, and the Depositor is unable to locate a qualified successor, (ii)
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC
Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the
Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events,
DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive
Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the
Pooling and Servicing Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of
Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

      The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of
Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

      The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of
Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4 and Class A-1A Certificates, on the Mortgage Loans in the related Loan
Group. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of
Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases", purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing
Agreement--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement or the exercise of purchase options by the holder of a
Companion Loan, a mezzanine loan or, in the case of certain loans, other parties as described in this prospectus supplement in "Description of the Mortgage
Pool--The Whole Loans" and "Top Ten Loan Summaries" on Annex B to this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary

                                      S-142

prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

      The Certificate Principal Amount of any Class of Offered Certificates may
be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged
Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a
Non-Recoverable Advance on a Distribution Date. Realized Losses will be allocated to the Certificates (other than the Class X, Class R and Class LR
Certificates) in reverse distribution priority and as more particularly described in "Description of the Offered Certificates--Subordination" in this prospectus supplement.

      Certificateholders are not entitled to receive distributions of Monthly
Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such
Advance is made will tend to extend the weighted average lives of the
Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

      The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the
Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C-1 hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

      In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates will generally be based upon the particular Loan Group in which the related Mortgage Loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on
Mortgage Loans in Loan Group 2.

      The yield on each of the Class A-2, Class A-AB, Class A-4, Class A-1A and
Class A-M Certificates could (and in the case of each of the Class A-3, Class
A-J, Class B, Class C, Class D, Class E and Class F Certificates will) be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since each of the Class A-2, Class
A-AB, Class A-4, Class A-1A and Class A-M Certificates bear interest at a rate limited by (and each of the Class A-3, Class A-J, Class B, Class C, Class D,
Class E and Class F Certificates bear interest at a rate based on) the WAC Rate.
The Pass-Through Rates on those Classes of Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

      The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate

                                      S-143

anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      No representation is made as to the rate of principal payments on the
Mortgage Loans or as to the yield to maturity of any Class of Offered
Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered
Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such
Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any
Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

      An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the
Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the
Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

      The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual
Period, the distribution of such interest will not be made until the
Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

      The "Rated Final Distribution Date" for each Class of Offered Certificates will be April 2038, the first Distribution Date after the 24th month following the longest amortization period, for any Mortgage Loan.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the
Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

                                      S-144

      Calculations reflected in the following tables assume that the Mortgage
Loans have the characteristics shown on Annexes C-1, C-2 and C-3 to this prospectus supplement, and are based on the following additional assumptions
("Modeling Assumptions"): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective
Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Trust
Fund described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no
Mortgage Loan is required to be purchased from the Trust Fund, (vii) the
Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex
C-1 to this prospectus supplement with respect to each Mortgage Loan, (viii)
there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered
Certificates, (ix) distributions on the Certificates are made on the 10th day
(each assumed to be a business day) of each month, commencing in April 2006, (x)
the Certificates will be issued on March 23, 2006, (xi) partial payments on the
Mortgage Loans are permitted, but are assumed not to affect the amortization term, (xii) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-10 in this prospectus supplement (including any applicable footnotes) and (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a
Mortgage Loan from the Trust Fund and any prepayment that is accepted by the
Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification.

      The weighted average life of any Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
Class E or Class F Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal
Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--Payment
Priorities" in this prospectus supplement.

      The following tables indicate the percentage of the initial Certificate
Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered
Certificates. The tables have been prepared on the basis of, among others, the
Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E Certificates and/or Class F
Certificates may mature earlier or later than indicated by the tables.
Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal
Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

                                      S-145

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date ................................      100%         100%         100%         100%          100%
March 10, 2007 ..............................      91%          91%          91%          91%            91%
March 10, 2008 ..............................      80%          80%          80%          80%            80%
March 10, 2009 ..............................      58%          58%          58%          58%            58%
March 10, 2010 ..............................      28%          17%           4%           0%            0%
March 10, 2011 and thereafter ...............       0%           0%           0%           0%            0%
Weighted Average Life (in years) ............      3.01         2.96         2.92         2.89          2.86
First Principal Payment Date ................    Apr 2006     Apr 2006     Apr 2006     Apr 2006      Apr 2006
Last Principal Payment Date .................    Jun 2010     Jun 2010     Apr 2010     Feb 2010      Dec 2009

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%          98%          91%
March 10, 2011 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      4.72         4.70         4.69         4.66          4.44
First Principal Payment Date.................    Jun 2010     Jun 2010     Apr 2010     Feb 2010      Dec 2009
Last Principal Payment Date..................    Mar 2011     Mar 2011     Mar 2011     Mar 2011      Mar 2011

                                      S-146

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      6.80         6.79         6.77         6.75          6.57
First Principal Payment Date.................    Jan 2013     Oct 2012     Oct 2012     Oct 2012      Oct 2012
Last Principal Payment Date..................    Jan 2013     Jan 2013     Jan 2013     Jan 2013      Nov 2012

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      83%          83%          83%          83%           83%
March 10, 2013...............................      66%          66%          66%          66%           66%
March 10, 2014...............................      33%          33%          33%          33%           33%
March 10, 2015...............................      13%          13%          13%          12%            6%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      7.46         7.44         7.43         7.42          7.38
First Principal Payment Date.................    Mar 2011     Mar 2011     Mar 2011     Mar 2011      Mar 2011
Last Principal Payment Date..................    Sep 2015     Jun 2015     May 2015     Apr 2015      Apr 2015

                                      S-147

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                      PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013...............................      100%         100%         100%         100%          100%
March 10, 2014...............................      100%         100%         100%         100%          100%
March 10, 2015...............................      100%         100%         100%         100%          100%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      9.62         9.60         9.57         9.53          9.32
First Principal Payment Date.................    Sep 2015     Jun 2015     May 2015     Apr 2015      Apr 2015
Last Principal Payment Date..................    Dec 2015     Dec 2015     Dec 2015     Nov 2015      Sep 2015

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                      PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      99%          99%          99%          99%           99%
March 10, 2010...............................      99%          99%          99%          99%           99%
March 10, 2011...............................      98%          98%          97%          97%           94%
March 10, 2012...............................      93%          93%          93%          93%           93%
March 10, 2013...............................      39%          39%          39%          39%           39%
March 10, 2014...............................      38%          38%          38%          38%           38%
March 10, 2015...............................      37%          37%          37%          37%           37%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      7.49         7.48         7.47         7.43          7.25
First Principal Payment Date.................    Apr 2006     Apr 2006     Apr 2006     Apr 2006      Apr 2006
Last Principal Payment Date..................    Dec 2015     Dec 2015     Dec 2015     Dec 2015      Oct 2015

                                      S-148

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-M CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013...............................      100%         100%         100%         100%          100%
March 10, 2014...............................      100%         100%         100%         100%          100%
March 10, 2015...............................      100%         100%         100%         100%          100%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      9.78         9.77         9.75         9.72          9.55
First Principal Payment Date.................    Dec 2015     Dec 2015     Dec 2015     Dec 2015      Oct 2015
Last Principal Payment Date..................    Jan 2016     Jan 2016     Jan 2016     Jan 2016      Oct 2015

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013...............................      100%         100%         100%         100%          100%
March 10, 2014...............................      100%         100%         100%         100%          100%
March 10, 2015...............................      100%         100%         100%         100%          100%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      9.83         9.82         9.80         9.80          9.55
First Principal Payment Date.................    Jan 2016     Jan 2016     Jan 2016     Jan 2016      Oct 2015
Last Principal Payment Date..................    Feb 2016     Feb 2016     Feb 2016     Jan 2016      Oct 2015

                                      S-149

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013...............................      100%         100%         100%         100%          100%
March 10, 2014...............................      100%         100%         100%         100%          100%
March 10, 2015...............................      100%         100%         100%         100%          100%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      9.88         9.88         9.88         9.80          9.55
First Principal Payment Date.................    Feb 2016     Feb 2016     Feb 2016     Jan 2016      Oct 2015
Last Principal Payment Date..................    Feb 2016     Feb 2016     Feb 2016     Jan 2016      Oct 2015

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                      PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013...............................      100%         100%         100%         100%          100%
March 10, 2014...............................      100%         100%         100%         100%          100%
March 10, 2015...............................      100%         100%         100%         100%          100%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      9.88         9.88         9.88         9.81          9.55
First Principal Payment Date.................    Feb 2016     Feb 2016     Feb 2016     Jan 2016      Oct 2015
Last Principal Payment Date..................    Feb 2016     Feb 2016     Feb 2016     Feb 2016      Oct 2015

                                      S-150

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013...............................      100%         100%         100%         100%          100%
March 10, 2014...............................      100%         100%         100%         100%          100%
March 10, 2015...............................      100%         100%         100%         100%          100%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      9.88         9.88         9.88         9.88          9.62
First Principal Payment Date.................    Feb 2016     Feb 2016     Feb 2016     Feb 2016      Oct 2015
Last Principal Payment Date..................    Feb 2016     Feb 2016     Feb 2016     Feb 2016      Nov 2015

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013...............................      100%         100%         100%         100%          100%
March 10, 2014...............................      100%         100%         100%         100%          100%
March 10, 2015...............................      100%         100%         100%         100%          100%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      9.88         9.88         9.88         9.88          9.63
First Principal Payment Date.................    Feb 2016     Feb 2016     Feb 2016     Feb 2016      Nov 2015
Last Principal Payment Date..................    Feb 2016     Feb 2016     Feb 2016     Feb 2016      Nov 2015

                                      S-151

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                    PREPAYMENT ASSUMPTION (CPR)
                                                 -------------------------------------------------------------
                DISTRIBUTION DATE                 0% CPR      25% CPR      50% CPR      75% CPR       100% CPR
---------------------------------------------    --------     --------     --------     --------      --------

Closing Date.................................      100%         100%         100%         100%          100%
March 10, 2007...............................      100%         100%         100%         100%          100%
March 10, 2008...............................      100%         100%         100%         100%          100%
March 10, 2009...............................      100%         100%         100%         100%          100%
March 10, 2010...............................      100%         100%         100%         100%          100%
March 10, 2011...............................      100%         100%         100%         100%          100%
March 10, 2012...............................      100%         100%         100%         100%          100%
March 10, 2013...............................      100%         100%         100%         100%          100%
March 10, 2014...............................      100%         100%         100%         100%          100%
March 10, 2015...............................      100%         100%         100%         100%          100%
March 10, 2016 and thereafter................       0%           0%           0%           0%            0%
Weighted Average Life (in years).............      9.88         9.88         9.88         9.88          9.63
First Principal Payment Date.................    Feb 2016     Feb 2016     Feb 2016     Feb 2016      Nov 2015
Last Principal Payment Date..................    Feb 2016     Feb 2016     Feb 2016     Feb 2016      Nov 2015

PRICE/YIELD TABLES

      The tables set forth below show the corporate bond equivalent ("CBE")
yield, weighted average life (as described above under "--Weighted Average Life of the Offered Certificates") and the period during which principal payments would be received with respect to each Class of Offered Certificates under the
Modeling Assumptions. Purchase prices set forth below for each such Class of
Offered Certificates are expressed as a percentage of the initial Certificate
Principal Amount of such Class of Certificates, before adding accrued interest.

      The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing
Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including March 1, 2006 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such
Classes of Offered Certificates when such reinvestment rates are considered.

                                      S-152

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-06......................................        5.358         5.356         5.355         5.354          5.353
100-08......................................        5.335         5.333         5.331         5.330          5.328
100-10......................................        5.312         5.309         5.307         5.306          5.304
100-12......................................        5.289         5.286         5.283         5.282          5.280
100-14......................................        5.265         5.262         5.259         5.258          5.256
100-16......................................        5.242         5.239         5.236         5.234          5.232
100-18......................................        5.219         5.215         5.212         5.210          5.207
100-20......................................        5.196         5.192         5.188         5.186          5.183
100-22......................................        5.173         5.169         5.164         5.162          5.159
100-24......................................        5.150         5.145         5.141         5.138          5.135
100-26......................................        5.127         5.122         5.117         5.114          5.111
Weighted Average Life (yrs.)................        3.011         2.962         2.918         2.890          2.863
First Principal Payment Date................      April 2006    April 2006    April 2006    April 2006     April 2006
Last Principal Payment Date.................      June 2010     June 2010     April 2010     Feb 2010       Dec 2009

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-06......................................        5.489         5.489         5.489         5.488          5.485
100-08......................................        5.474         5.474         5.473         5.473          5.469
100-10......................................        5.459         5.458         5.458         5.457          5.453
100-12......................................        5.443         5.443         5.443         5.442          5.436
100-14......................................        5.428         5.428         5.427         5.426          5.420
100-16......................................        5.413         5.412         5.412         5.411          5.404
100-18......................................        5.397         5.397         5.396         5.395          5.388
100-20......................................        5.382         5.382         5.381         5.380          5.372
100-22......................................        5.367         5.366         5.366         5.365          5.356
100-24......................................        5.351         5.351         5.350         5.349          5.340
100-26......................................        5.336         5.336         5.335         5.334          5.324
Weighted Average Life (yrs.)................        4.716         4.704         4.687         4.658          4.441
First Principal Payment Date................      June 2010     June 2010     April 2010     Feb 2010       Dec 2009
Last Principal Payment Date.................       Mar 2011      Mar 2011      Mar 2011      Mar 2011       Mar 2011

                                      S-153

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-06......................................        5.633         5.633         5.633         5.634          5.633
100-08......................................        5.622         5.622         5.622         5.622          5.621
100-10......................................        5.611         5.611         5.611         5.611          5.610
100-12......................................        5.599         5.599         5.599         5.600          5.598
100-14......................................        5.588         5.588         5.588         5.588          5.586
100-16......................................        5.577         5.577         5.577         5.577          5.575
100-18......................................        5.566         5.566         5.566         5.566          5.563
100-20......................................        5.554         5.554         5.554         5.554          5.552
100-22......................................        5.543         5.543         5.543         5.543          5.540
100-24......................................        5.532         5.532         5.532         5.532          5.528
100-26......................................        5.521         5.521         5.520         5.520          5.517
Weighted Average Life (yrs.)................        6.797         6.787         6.774         6.753          6.569
First Principal Payment Date................       Jan 2013      Oct 2012      Oct 2012      Oct 2012       Oct 2012
Last Principal Payment Date.................       Jan 2013      Jan 2013      Jan 2013      Jan 2013       Nov 2012

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
          LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-AB CERTIFICATES
                             AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-06......................................        5.596         5.596         5.596         5.596          5.595
100-08......................................        5.585         5.585         5.585         5.585          5.585
100-10......................................        5.575         5.575         5.575         5.575          5.574
100-12......................................        5.564         5.564         5.564         5.564          5.564
100-14......................................        5.554         5.554         5.554         5.554          5.553
100-16......................................        5.543         5.543         5.543         5.543          5.542
100-18......................................        5.533         5.533         5.533         5.532          5.532
100-20......................................        5.522         5.522         5.522         5.522          5.521
100-22......................................        5.512         5.512         5.512         5.511          5.511
100-24......................................        5.502         5.501         5.501         5.501          5.500
100-26......................................        5.491         5.491         5.491         5.491          5.490
Weighted Average Life (yrs.)................        7.457         7.435         7.425         7.417          7.376
First Principal Payment Date................       Mar 2011      Mar 2011      Mar 2011      Mar 2011       Mar 2011
Last Principal Payment Date.................       Sep 2015      Jun 2015      May 2015      Apr 2015       Apr 2015

                                      S-154

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-06......................................        5.573         5.573         5.573         5.572          5.572
100-08......................................        5.564         5.564         5.564         5.564          5.563
100-10......................................        5.556         5.556         5.555         5.555          5.554
100-12......................................        5.547         5.547         5.547         5.547          5.545
100-14......................................        5.539         5.539         5.538         5.538          5.537
100-16......................................        5.530         5.530         5.530         5.529          5.528
100-18......................................        5.522         5.521         5.521         5.521          5.519
100-20......................................        5.513         5.513         5.513         5.512          5.510
100-22......................................        5.505         5.504         5.504         5.504          5.502
100-24......................................        5.496         5.496         5.496         5.495          5.493
100-26......................................        5.488         5.487         5.487         5.487          5.484
Weighted Average Life (yrs.)................        9.624         9.603         9.573         9.530          9.316
First Principal Payment Date................       Sep 2015      Jun 2015      May 2015     April 2015     April 2015
Last Principal Payment Date.................       Dec 2015      Dec 2015      Dec 2015      Nov 2015       Sep 2015

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
          LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1A CERTIFICATES
                             AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-06......................................        5.566         5.566         5.566         5.565          5.564
100-08......................................        5.555         5.555         5.555         5.555          5.553
100-10......................................        5.545         5.545         5.544         5.544          5.543
100-12......................................        5.534         5.534         5.534         5.534          5.532
100-14......................................        5.524         5.524         5.523         5.523          5.521
100-16......................................        5.513         5.513         5.513         5.513          5.510
100-18......................................        5.503         5.503         5.502         5.502          5.499
100-20......................................        5.492         5.492         5.492         5.491          5.489
100-22......................................        5.482         5.482         5.481         5.481          5.478
100-24......................................        5.471         5.471         5.471         5.470          5.467
100-26......................................        5.461         5.461         5.461         5.460          5.457
Weighted Average Life (yrs.)................        7.494         7.482         7.467         7.431          7.246
First Principal Payment Date................      April 2006    April 2006    April 2006    April 2006     April 2006
Last Principal Payment Date.................       Dec 2015      Dec 2015      Dec 2015      Dec 2015       Oct 2015

                                      S-155

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-M CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-06......................................        5.634         5.634         5.634         5.634          5.633
100-08......................................        5.626         5.626         5.626         5.626          5.624
100-10......................................        5.618         5.617         5.617         5.617          5.616
100-12......................................        5.609         5.609         5.609         5.609          5.607
100-14......................................        5.601         5.601         5.600         5.600          5.598
100-16......................................        5.592         5.592         5.592         5.592          5.590
100-18......................................        5.584         5.584         5.584         5.583          5.581
100-20......................................        5.575         5.575         5.575         5.575          5.572
100-22......................................        5.567         5.567         5.567         5.566          5.564
100-24......................................        5.558         5.558         5.558         5.558          5.555
100-26......................................        5.550         5.550         5.550         5.549          5.547
Weighted Average Life (yrs.)................        9.783         9.769         9.751         9.723          9.547
First Principal Payment Date................       Dec 2015      Dec 2015      Dec 2015      Dec 2015       Oct 2015
Last Principal Payment Date.................       Jan 2016      Jan 2016      Jan 2016      Jan 2016       Oct 2015

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-06......................................        5.684         5.684         5.685         5.685          5.683
100-08......................................        5.676         5.676         5.676         5.677          5.675
100-10......................................        5.667         5.668         5.668         5.668          5.666
100-12......................................        5.659         5.659         5.659         5.660          5.657
100-14......................................        5.650         5.651         5.651         5.651          5.649
100-16......................................        5.642         5.642         5.642         5.643          5.640
100-18......................................        5.634         5.634         5.634         5.634          5.632
100-20......................................        5.625         5.625         5.626         5.626          5.623
100-22......................................        5.617         5.617         5.617         5.617          5.614
100-24......................................        5.608         5.608         5.609         5.609          5.606
100-26......................................        5.600         5.600         5.600         5.600          5.597
Weighted Average Life (yrs.)................        9.833         9.820         9.803         9.797          9.547
First Principal Payment Date................       Jan 2016      Jan 2016      Jan 2016      Jan 2016       Oct 2015
Last Principal Payment Date.................       Feb 2016      Feb 2016      Feb 2016      Jan 2016       Oct 2015

                                      S-156

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-03+.....................................        5.726         5.726         5.726         5.727          5.726
100-05+.....................................        5.718         5.718         5.718         5.719          5.717
100-07+.....................................        5.709         5.709         5.710         5.710          5.708
100-09+.....................................        5.701         5.701         5.701         5.702          5.700
100-11+.....................................        5.692         5.692         5.693         5.693          5.691
100-13+.....................................        5.684         5.684         5.684         5.685          5.682
100-15+.....................................        5.675         5.676         5.676         5.676          5.674
100-17+.....................................        5.667         5.667         5.667         5.668          5.665
100-19+.....................................        5.659         5.659         5.659         5.659          5.657
100-21+.....................................        5.650         5.650         5.651         5.651          5.648
100-23+.....................................        5.642         5.642         5.642         5.642          5.639
Weighted Average Life (yrs.)................        9.881         9.881         9.881         9.797          9.547
First Principal Payment Date................       Feb 2016      Feb 2016      Feb 2016      Jan 2016       Oct 2015
Last Principal Payment Date.................       Feb 2016      Feb 2016      Feb 2016      Jan 2016       Oct 2015

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

100-01+.....................................        5.735         5.735         5.735         5.736          5.734
100-03+.....................................        5.726         5.726         5.726         5.727          5.726
100-05+.....................................        5.718         5.718         5.718         5.719          5.717
100-07+.....................................        5.709         5.709         5.710         5.710          5.708
100-09+.....................................        5.701         5.701         5.701         5.702          5.700
100-11+.....................................        5.692         5.692         5.693         5.693          5.691
100-13+.....................................        5.684         5.684         5.684         5.685          5.682
100-15+.....................................        5.675         5.676         5.676         5.676          5.674
100-17+.....................................        5.667         5.667         5.667         5.668          5.665
100-19+.....................................        5.659         5.659         5.659         5.659          5.657
100-21+.....................................        5.650         5.650         5.651         5.651          5.648
Weighted Average Life (yrs.)................        9.881         9.881         9.881         9.807          9.547
First Principal Payment Date................       Feb 2016      Feb 2016      Feb 2016      Jan 2016       Oct 2015
Last Principal Payment Date.................       Feb 2016      Feb 2016      Feb 2016      Feb 2016       Oct 2015

                                      S-157

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

99-26.......................................        5.766         5.766         5.767         5.767          5.768
99-28.......................................        5.758         5.758         5.758         5.758          5.760
99-30.......................................        5.749         5.750         5.750         5.750          5.751
100-00......................................        5.741         5.741         5.741         5.742          5.742
100-02......................................        5.732         5.733         5.733         5.733          5.734
100-04......................................        5.724         5.724         5.724         5.725          5.725
100-06......................................        5.716         5.716         5.716         5.716          5.716
100-08......................................        5.707         5.707         5.707         5.708          5.708
100-10......................................        5.699         5.699         5.699         5.699          5.699
100-12......................................        5.690         5.690         5.691         5.691          5.690
100-14......................................        5.682         5.682         5.682         5.682          5.682
Weighted Average Life (yrs.)................        9.881         9.881         9.881         9.881          9.616
First Principal Payment Date................       Feb 2016      Feb 2016      Feb 2016      Feb 2016       Oct 2015
Last Principal Payment Date.................       Feb 2016      Feb 2016      Feb 2016      Feb 2016       Nov 2015

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

99-16+......................................        5.807         5.807         5.807         5.807          5.810
99-18+......................................        5.798         5.798         5.799         5.799          5.801
99-20+......................................        5.790         5.790         5.790         5.790          5.792
99-22+......................................        5.781         5.781         5.782         5.782          5.784
99-24+......................................        5.773         5.773         5.773         5.773          5.775
99-26+......................................        5.764         5.764         5.765         5.765          5.766
99-28+......................................        5.756         5.756         5.756         5.756          5.758
99-30+......................................        5.747         5.747         5.748         5.748          5.749
100-00+.....................................        5.739         5.739         5.739         5.739          5.740
100-02+.....................................        5.730         5.730         5.731         5.731          5.732
100-04+.....................................        5.722         5.722         5.722         5.722          5.723
Weighted Average Life (yrs.)................        9.881         9.881         9.881         9.881          9.631
First Principal Payment Date................       Feb 2016      Feb 2016      Feb 2016      Feb 2016       Nov 2015
Last Principal Payment Date.................       Feb 2016      Feb 2016      Feb 2016      Feb 2016       Nov 2015

                                      S-158

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                         FIRST PRINCIPAL PAYMENT DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS

                                                          0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                      -- OTHERWISE AT INDICATED CPR
                                                  -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                               0% CPR       25% CPR       50% CPR       75% CPR        100% CPR
--------------------------------------------      ----------    ----------    ----------    ----------     ----------

99-09+......................................        5.837         5.837         5.837         5.837          5.840
99-11+......................................        5.828         5.828         5.828         5.829          5.831
99-13+......................................        5.820         5.820         5.820         5.820          5.823
99-15+......................................        5.811         5.811         5.811         5.812          5.814
99-17+......................................        5.802         5.803         5.803         5.803          5.805
99-19+......................................        5.794         5.794         5.794         5.795          5.797
99-21+......................................        5.785         5.786         5.786         5.786          5.788
99-23+......................................        5.777         5.777         5.777         5.778          5.779
99-25+......................................        5.768         5.769         5.769         5.769          5.771
99-27+......................................        5.760         5.760         5.760         5.761          5.762
99-29+......................................        5.751         5.752         5.752         5.752          5.753
Weighted Average Life (yrs.)................        9.881         9.881         9.881         9.881          9.631
First Principal Payment Date................       Feb 2016      Feb 2016      Feb 2016      Feb 2016       Nov 2015
Last Principal Payment Date.................       Feb 2016      Feb 2016      Feb 2016      Feb 2016       Nov 2015

      Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the
Offered Certificates.

      There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the
Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

      For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

EFFECT OF LOAN GROUPS

      Generally, prior to the Cross Over Date, the Class A-1, Class A-2, Class
A-3, Class A-AB and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage
Loans in Loan Group 1 until the Certificate Principal Amount of the Class A-1A
Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2 until the Certificate Principal Amount of the Class A-4 Certificates has been reduced to zero. Accordingly, holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2. Holders of the
Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in
Loan Group 1. Investors should take this into account when reviewing this
"Yield, Prepayment and Maturity Considerations" section.

                                      S-159

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

      The Certificates will be issued pursuant to a Pooling and Servicing
Agreement to be dated as of March 1, 2006 (the "Pooling and Servicing
Agreement"), by and among the Depositor, the Master Servicer, the Special
Servicer and the Trustee.

      The servicing of the Mortgage Loans (including the Serviced Whole Loans but not any Non-Serviced Loan) and any REO Properties will be governed by the
Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than any Non-Serviced Loan) and any
REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and
Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than any
Non-Serviced Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

SERVICING OF THE WHOLE LOANS

      In general, the Serviced Whole Loans and their related Companion Loans will be serviced and administered under the Pooling and Servicing Agreement and the related intercreditor or co-lender agreement, as applicable, as though the related Companion Loans were a part of the Mortgage Pool. If any Companion Loan of a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Whole Loan shall become a Specially Serviced Mortgage Loan. For more detailed information, including any termination rights with respect to the
Special Servicer, please see "Description of the Mortgage Pool--The Whole Loans"
in this prospectus supplement.

      In general, the Non-Serviced Loans and their related Companion Loans will be serviced and administered under the 2005-GG5 Pooling and Servicing Agreement.
The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the 2005-GG5 Master Servicer and/or the 2005-GG5 Special
Servicer under the 2005-GG5 Pooling and Servicing Agreement or to make property protection advances with respect to the related Non-Serviced Loan. The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the related Non-Serviced Loans is dependent on its receipt of the same from the applicable party under the 2005-GG5 Pooling and Servicing Agreement. The 2005-GG5 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2005-GG5 Pooling and
Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement. For more detailed information, please see "Description of the Mortgage Pool--The Whole Loans" in
this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

      On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. See "The Mortgage
Pools--Assignment of Mortgage Loans" in the prospectus.

SERVICING OF THE MORTGAGE LOANS

      Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but excluding any Non-Serviced Loans) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage

                                      S-160

Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, Certificateholders and the holders of the Serviced Companion Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

      With respect to each Non-Serviced Loan, the Non-Serviced Loan and the related Companion Loans are being serviced and administered in accordance with the 2005-GG5 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the
Non-Serviced Loan and the related Companion Loans will be effected in accordance with the 2005-GG5 Pooling and Servicing Agreement and the related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to any Non-Serviced Loan, but instead such servicing and administration of the
Non-Serviced Loan will be governed by the 2005-GG5 Pooling and Servicing
Agreement.

      The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (including the Serviced
Whole Loans, but not any Non-Serviced Loan) and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the terms of the respective Mortgage Loans and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

      1.    with the same care, skill, prudence and diligence with which the
Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO
Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

      2.    with the same care, skill, prudence and diligence with which the
Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the
Special Servicer, as the case may be,

      in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

      o     with a view to--

      1.    the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans, or

      2.    in the case of (a) a Specially Serviced Mortgage Loan or (b) a
Mortgage Loan in the trust as to which the related Mortgaged Property is an REO
Property, the maximization of recovery on that Mortgage Loan to the
Certificateholders (as a collective whole) (or, if a Whole Loan is involved, with a view to the maximization of recovery on the Whole Loan to the series
2006-GG6 Certificateholders and the holders of the related Companion Loans (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

      o     without regard to--

      1.    any relationship, including as lender on any other debt, that the
Master Servicer or the Special Servicer or any affiliate thereof may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the Pooling and Servicing Agreement,

                                      S-161

      2.    the ownership of any series 2006-GG6 Certificate (or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or
any affiliate thereof,

      3.    the obligation, if any, of the Master Servicer or the Special
Servicer to make Advances,

      4.    the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

      5.    the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the
Master Servicer or the Special Servicer or any affiliate thereof (the "Servicing
Standard").

      The Pooling and Servicing Agreement provides, however, that none of the
Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the
Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master
Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor
Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

      In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan (other than the
Non-Serviced Loans)--

      o     which is not a Specially Serviced Mortgage Loan, or

      o     that is a Corrected Mortgage Loan.

      A "Specially Serviced Mortgage Loan" means any Mortgage Loan (other than
Non-Serviced Loans but including the Serviced Whole Loans and REO Mortgage
Loans) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a "Servicing Transfer Event") has occurred:

      (a)   the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

      o     except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

      o     solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

      (b)   the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith, reasonable judgment, based on communications with the related borrower, that a default in the making of a scheduled monthly debt

                                      S-162

service payment on the Mortgage Loan or Serviced Whole Loan or a balloon payment is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

      (c)   there has occurred a default (other than as described in clause (a)
above and other than an Acceptable Insurance Default) that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or
Serviced Whole Loan or otherwise materially adversely affects the interests of
Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan); or

      (d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

      (e)   the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

      (f)   the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (g)   the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property; or

      (h)   the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) determines that (i) a default (other than a payment default) under the Mortgage Loan or
Serviced Whole Loan is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of
Certificateholders or, in the case of Serviced Whole Loans, the interests of the holder of the related Companion Loans, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the
Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or
Serviced Whole Loan); provided that any determination that a loan is a Specially
Serviced Loan pursuant to this bullet point with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Controlling Class Representative or, in certain cases, the related holder of the related Companion Loan) as described with respect to the definition of Acceptable Insurance Default.

      It shall be considered an "Acceptable Insurance Default" if the related
Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the Special Servicer has determined, in its reasonable judgment, that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent

                                      S-163

owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate. In making this determination, the Special Servicer, to the extent consistent with the Servicing
Standard, is entitled to rely on the opinion of an insurance consultant.

      A Mortgage Loan (including the Serviced Whole Loans) will become a
"Corrected Mortgage Loan" when:

      o     with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

      o     with respect to the circumstances described in clauses (b), (d),
            (e), (f) and (h) of the definition of Specially Serviced Mortgage
            Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e)
            and (f), no later than the entry of an order or decree dismissing such proceeding;

      o     with respect to the circumstances described in clause (c) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

      o     with respect to the circumstances described in clause (g) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to one loan in a Whole
Loan, it will be considered to exist for the entire Whole Loan.

      The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Serviced Whole
Loans but excluding the Non-Serviced Loans) as to which a Servicing Transfer
Event has occurred and which has not yet become a Corrected Loan. The Special
Servicer will also be responsible for the administration of each REO Property acquired by the trust.

      Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared with respect to any
Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially
Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially
Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

      Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

      The Master Servicer will transfer servicing of a Mortgage Loan (including the Serviced Whole Loans but excluding the Non-Serviced Loans) to the Special
Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially
Serviced Mortgage Loan. The Special Servicer will return the servicing of that
Mortgage Loan (or Serviced Whole Loan) to the Master Servicer when it becomes a
Corrected Mortgage Loan.

                                      S-164

      The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans (including the Serviced Whole Loans)
and act as disposition manager of REO Properties.

      The 2005-GG5 Pooling and Servicing Agreement provides for servicing transfer events that are similar but not identical to those set forth above.
Upon the occurrence of a servicing transfer event under the 2005-GG5 Pooling and
Servicing Agreement, servicing of the both the related Non-Serviced Loan and its
Pari Passu Companion Loan will be transferred to the related special servicer under the 2005-GG5 Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the
Pooling and Servicing Agreement. Below is a summary of the main fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the Mortgage Loans. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee,
but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

FEE                         FEE RATE OR RANGE
----------------------      --------------------------------------------------
Trustee Fee                 0.0005%
Master Servicing Fee        0.02% - 0.09%
Special Servicing Fee       0.35% (minimum $4,000 per Mortgage Loan per month)
Liquidation Fee             1.0%
Workout Fee                 1.0%
Expenses

      In addition, the Trustee, the Master Servicer, the Special Servicer and
the Depositor will be entitled to be indemnified by the Trust Fund as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the
Depositor, the Master Servicer and the Special Servicer" in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.
See "Transaction Parties--The Master Servicer, Master Servicer Servicing
Compensation and Payment of Expenses" and "--The Special Servicer, Special
Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

ADVANCES

      The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a
Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly
Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
Rate) on a Mortgage Loan (excluding each Companion Loan but including each
Non-Serviced Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master
Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.
The amount required to be advanced by the Master Servicer with respect to any
Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal
Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with

                                      S-165

respect to such Mortgage Loan and the denominator of which is the Stated
Principal Balance of such Mortgage Loan as of the last day of the related
Collection Period.

      The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Serviced
Whole Loan but not a Non-Serviced Loan) to make cash advances ("Property
Advances" and, together with P&I Advances, "Advances") to pay all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced
Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged
Property, the cost of delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

      The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Trust Fund and paid from the Collection Account.

      The Pooling and Servicing Agreement will obligate the Trustee to make any
P&I Advance that the Master Servicer was obligated, but failed to make.

      The Special Servicer may request the Master Servicer to make Property
Advances with respect to a Specially Serviced Mortgage Loan or REO Property
under the Pooling and Servicing Agreement, in lieu of the Special Servicer's making that advance itself. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer's receipt of the request unless the Master
Servicer determines such Advance would be a Non-Recoverable Advance. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master
Servicer to make, regardless of whether or not the Master Servicer actually makes that advance. The Special Servicer may elect to make certain Property
Advances on an emergency basis.

      If the Master Servicer is required under the Pooling and Servicing
Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

      o     if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

      o     if the failure continues for three more business days, to make the
            Property Advance.

      The Master Servicer, the Special Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date. If the interest on such Advance is not recovered from default interest or late payments on such
Mortgage Loan, a shortfall will result which will have the same effect as a
Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in
The Wall Street Journal, New York edition.

      The obligation of the Master Servicer or the Trustee, as applicable, to make Advances (and right of the Special Servicer to elect to make emergency
Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and
Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.
Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

                                      S-166

      None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, determines will not be ultimately recoverable
(including interest accrued on the Advance) by the Master Servicer, the Special
Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the
Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a "Non-Recoverable Advance"), then the
Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the
Advance Rate, out of amounts payable on or in respect of all of the Mortgage
Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, the
Master Servicer or the Special Servicer (and in the case of the Trustee, the
Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer and the
Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee. Although the Special Servicer
may determine whether an advance is a Non-Recoverable Advance, the Special
Servicer will have no right to make an affirmative determination that any
Advance to be made (or contemplated to be made) by the Master Servicer or the
Trustee is, or would be, recoverable. In the absence of a determination by the
Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable. In addition, the 2005-GG5 Master
Servicer under the 2005-GG5 Pooling and Servicing Agreement will be entitled to seek recovery from the Trust of the pro rata share of any non-recoverable servicing advance made with respect to the related Non-Serviced Loan.

      Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced
Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a
Property Advance would be nonrecoverable if making the payment would prevent (i)
the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or remediates any adverse environmental condition or circumstance at any of the
Mortgaged Properties, if, in each instance, the Special Servicer determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders.

      The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all
Advances made with respect to any Whole Loan, equal to the amount of such
Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the
Mortgage Loan (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged
Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

      Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution
Date are insufficient to fully reimburse the Master

                                      S-167

Servicer, the Special Servicer or the Trustee, as applicable, for a
Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed
12 months in any event. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections in the
Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon). The Master Servicer, the Special Servicer, or the Trustee
will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special
Servicer or the Trustee, as applicable, (a) has determined that such
Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed
Reimbursement Amount would not ultimately be recoverable, along with any other
Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the
principal portion of future collections on the Mortgage Loans and the REO
Properties.

      Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more
Mortgage Loans. To the extent a Non-Recoverable Advance or a Workout-Delayed
Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage
Loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as the Mortgage Loan and if the principal collections in such
Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Non-Recoverable Advances and Workout-Delayed Reimbursement
Amounts that are related to such other Loan Group). To the extent a
Non-Recoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage
Loans as described above, such reimbursement will be made first, from the interest collections available on the Mortgage Loans included in the same Loan
Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of any other Non-Recoverable Advances that are related to such other Loan Group).

      Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that
Non-Recoverable Advance) or portion thereof with respect to any Distribution
Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection
Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance
(together with interest on that Non-Recoverable Advance). An election by the
Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes of Certificateholders will not constitute a violation of the Servicing
Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the
Certificateholders. The Master Servicer's, the Special Servicer's or the
Trustee's decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special
Servicer or the Trustee or a right of the Certificateholders.

                                      S-168

ACCOUNTS

      The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection
Account") established pursuant to the Pooling and Servicing Agreement. The
Master Servicer will also be required to establish and maintain a segregated companion collection account (the "Companion Collection Account") with respect to any Serviced Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Whole Loan therein.
The trust will only be entitled to amounts on deposit in the Companion
Collection Account to the extent these funds are not otherwise payable to a
Companion Loan holder.

      The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution
Account" and the "Upper-Tier Distribution Account" and, collectively, the
"Distribution Account"). With respect to each Distribution Date, the Master
Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance
Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution
Account on the related Master Servicer Remittance Date. To the extent the Master
Servicer fails to do so, the Trustee will deposit all P&I Advances into the
Lower-Tier Distribution Account as described in this prospectus supplement. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R
Certificates (which are expected to be zero) from the Lower-Tier Distribution
Account and deposit such amounts in the Upper-Tier Distribution Account. See
"Description of the Offered Certificates--Distributions" in this prospectus supplement.

      The Trustee will also be required to establish and maintain an account
(the "Interest Reserve Account"), which may be a sub-account of the Distribution
Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan, an amount equal to one day's interest at the related Mortgage Rate on the respective Stated
Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable
Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February,
"Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier
Distribution Account.

      The Trustee will also be required to establish and maintain an account
(the "Gain-On-Sale Reserve Account") which may be a sub-account of the
Distribution Account. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

      Other accounts to be established pursuant to the Pooling and Servicing
Agreement are one or more REO Accounts for collections from REO Properties.

      The Collection Account, the Lower-Tier Distribution Account, the
Upper-Tier Distribution Account, the Interest Reserve Account and the
Gain-On-Sale Reserve Account will be held in the name of the Trustee (or the
Master Servicer on behalf of the Trustee) on behalf of the holders of
Certificates. Each of the Collection Account, the Companion Collection Account,
any REO Account, the Lower-Tier Distribution Account, the Upper-Tier
Distribution Account, the Interest Reserve Account, any escrow account and the
Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

      Amounts on deposit in the Collection Account, the Companion Collection
Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any
REO Account may be invested in certain United States government

                                      S-169

securities and other high-quality investments satisfactory to the Rating
Agencies. Interest or other income earned on funds in the Collection Account and the Companion Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier
Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve
Account will be payable to the Trustee.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

      The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted: (i) to remit on or before each
Master Servicer Remittance Date (A) to the Trustee for deposit into the
Lower-Tier Distribution Account an amount equal to the sum of (I) Available
Funds and any prepayment premiums or yield maintenance charges and (II) the
Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation
Proceeds received in the related Collection Period, if any, and (C) to the
Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under "--Accounts", (ii) to pay or reimburse the
Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer's, the Special Servicer's or
the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the
Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO
Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on the
Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the
Special Servicer, the Trustee and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and
certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and
Servicing Agreement, (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, (vii) to
withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (viii) to clear and terminate the
Collection Account pursuant to a plan for termination and liquidation of the
Trust Fund. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the 2005-GG5 Pooling and Servicing
Agreement pursuant to the related intercreditor agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

      DUE-ON-SALE. Subject to the discussion under "--The Controlling Class
Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Non-Serviced Loan) may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. In some circumstances, however, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make a recommendation to the
Special Servicer, which in all cases will be entitled (subject to the discussion under "--The Controlling Class Representative" below) to approve or disapprove the transaction. The Special Servicer may not waive its rights of the lender or grant its consent under any due-on-sale clause, unless--

                                      S-170

      o     the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2006-GG6 certificates or any certificate issued pursuant to a securitization of any Companion Loan, or

      o     such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance.

      DUE-ON-ENCUMBRANCE. Subject to the discussion under "--The Controlling
Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Mortgaged Property securing a
Non-Serviced Loan) may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. The Special Servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless--

      o     the Master Servicer or Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the Certificates or any certificate issued pursuant to a securitization of any Pari Passu Companion Loan,

      o     such Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance, (D)
            does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio
            (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x, or

      o     the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the Master Servicer determines will not have a material adverse impact on the value, use or operation of the
            Mortgaged Property or the ability of the borrower to perform its obligations under the Mortgage Loan.

      See "Certain Legal Aspects of the Mortgage Loans--Enforceability of
Certain Provisions" in the prospectus.

INSPECTIONS

      The Master Servicer (or with respect to any Specially Serviced Mortgage
Loan, the Special Servicer) is required to inspect or cause to be inspected each
Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced
Loan) at such times and in such manner as are consistent with the Servicing
Standard, but in any event at least once every calendar year with respect to
Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance or allocated loan amount of less than $2,000,000, in each case commencing in 2007; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the
Special Servicer during the preceding 12 months. The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced
Mortgage Loan as soon as practicable after it becomes a Specially Serviced
Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master
Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

                                      S-171

EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement will require that each of the Master
Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master
Servicer), which is a member of the American Institute of Certified Public
Accountants, to furnish to the Trustee annually on a specified date, a report which expresses an opinion to the effect that the assertion of management of the
Master Servicer or the Special Servicer that the Master Servicer or the Special
Servicer has complied with certain minimum mortgage loan servicing standard (to the extent applicable to commercial, multifamily and manufactured housing community mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, is fairly stated, based on an examination, conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions stated in such report. In rendering its report that firm may rely, as to matters relating to the direct servicing of commercial, multifamily and manufactured housing community Mortgage
Loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers. In addition, the Special Servicer will not be required to cause such a report to be delivered if there were no Specially
Serviced Mortgage Loans during the most recently ended calendar year.

      The Pooling and Servicing Agreement also requires each of the Master
Servicer and the Special Servicer to deliver to the Trustee annually on specified date, an officers' certificate of the Master Servicer or the Special
Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer, the Special Servicer or any subservicer, as the case may be, has fulfilled its material obligations under the Pooling and
Servicing Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status of the default, and the Master Servicer or the
Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either of the Upper-Tier REMIC or
Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the relevant details.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL
SERVICER

      Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing
Agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The resigning Master Servicer or
Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing
Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master
Servicer or the Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement. The Trustee or any other successor Master Servicer or
Special Servicer assuming the obligations of the Master Servicer or the Special
Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized
Losses.

      The Pooling and Servicing Agreement also provides that none of the
Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or

                                      S-172

the Special Servicer will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing
Agreement, or for errors in judgment. However, none of the Depositor, the Master
Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any
willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations or duties under the Pooling and Servicing Agreement.
The Pooling and Servicing Agreement further provides that the Depositor, the
Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling and
Servicing Agreement), other than any such loss, liability or expense: (i)
specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing
Agreement; (ii) which constitutes a Property Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv)
incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

      In addition, the Pooling and Servicing Agreement provides that none of the
Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and
Servicing Agreement and the rights and duties of the parties to the Pooling and
Servicing Agreement and the interests of the holders of Certificates under the
Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and
the Special Servicer will be entitled to be reimbursed for those amounts from the Collection Account. The Special Servicer will, for the benefit of the
Certificateholders and the Trustee, be responsible for directing, managing, prosecuting and/or defending any and all claims and litigation relating to (a)
the enforcement of the obligations of each mortgagor under the related Mortgage
Loan or Serviced Whole Loan documents and (b) any action brought by a mortgagor against the Trust Fund. This enforcement is required to be carried out in accordance with the terms of the Pooling and Servicing Agreement, including, without limitation, the Servicing Standard. Notwithstanding the foregoing, nothing will affect the right of the Master Servicer (i) to defend its interests against any claims or causes of action that may be asserted against it in litigation in which it is named as a party (it being understood that the Special
Servicer would have exclusive authority to direct and handle the representation of the interests of the Trust Fund, if any, in any such litigation, as provided above), or (ii) to seek indemnification with respect to any matter for which it is entitled to seek indemnification with respect to its obligations under the
Pooling and Servicing Agreement.

      Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the
Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests
(but not to otherwise direct, manage or prosecute such litigation or claim);
provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a mortgagor under the related mortgage loan documents or the obligations of a Loan Seller under a Mortgage Loan Purchase Agreement, the
Master Servicer or the Special Servicer, as applicable,

                                      S-173

will not, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or
(C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the
Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the Pooling and Servicing Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim), provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

      The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and
Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the
Special Servicer or exercise any right of the Master Servicer or the Special
Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust
Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special
Servicer of its obligations under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will provide that each of the 2005-GG5
Master Servicer, 2005-GG5 Special Servicer, 2005-GG5 Depositor, 2005-GG5 Trustee
and the 2005-GG5 Fiscal Agent under the 2005-GG5 Pooling and Servicing
Agreement, and any of their respective directors, officers, employees or agents
(each, a "Pari Passu Indemnified Party"), shall be indemnified by the Trust Fund and held harmless against the Trust Fund's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Whole Loan under the
2005-GG5 Pooling and Servicing Agreement or the Pooling and Servicing Agreement
(but excluding any such losses allocable to the 2005-GG5 Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 2005-GG5 Pooling and
Servicing Agreement.

EVENTS OF DEFAULT

      "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

            (a)   (i) any failure by the Master Servicer to make a required
      deposit to the Collection Account or any failure by the master servicer to deposit amounts to which any holder of a Companion Loan is entitled to the applicable serviced companion loan account or remit to the holder of the
      Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii)
      any failure by the Master Servicer to deposit into, or remit to the
      Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m.
      New York City time on the relevant Distribution Date;

            (b)   any failure by the Special Servicer to deposit into any REO
      Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection
      Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

                                      S-174

            (c)   any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (3 days in the case of the
      Master Servicer's failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement after written notice of the failure has been given to the Master Servicer or the Special
      Servicer, as the case may be, by any other party to the Pooling and
      Servicing Agreement, or to the Master Servicer or the Special Servicer, as
      the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that
      30-day period will be extended an additional 60 days; provided that the
      Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

            (d)   any breach on the part of the Master Servicer or the Special
      Servicer of any representation or warranty in the Pooling and Servicing
      Agreement, which materially and adversely affects the interests of any
      Class of Certificateholders, or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master
      Servicer, the Special Servicer, the Depositor and the Trustee by the
      holders of Certificates entitled to not less than 25% of the Voting Rights or the holder of a Companion Loan if affected thereby, as applicable;
      provided, however, if that breach is capable of being cured and the Master
      Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

            (e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

            (f)   the Trustee has received a written notice from Fitch (which the Trustee is required to promptly forward to the Master Servicer or the
      Special Servicer, as applicable), to the effect that if the Master
      Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the
      Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the
      Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the
      Master Servicer or the Special Servicer or the downgrade of any Class of
      Certificates;

            (g)   the Master Servicer or the Special Servicer is removed from
      S&P's select servicer list as a U.S. commercial mortgage master servicer or a U.S. commercial mortgage special servicer, as applicable, and any of the ratings assigned by S&P to the series 2006-GG6 certificates or any securities backed by a Pari Passu Companion Loan is qualified, downgraded or withdrawn in connection with that removal and the Master Servicer or
      Special Servicer is not reinstated to such status on such select servicer list within 30 days; and

            (h)   the Master Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Loan Seller), shall fail to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Trustee or Depositor to comply with the Trust's reporting obligations under the Securities
      Exchange Act of 1934, as amended.

                                      S-175

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default with respect to the Master Servicer or the Special
Servicer occurs, then the Trustee may and, at the direction of the holders of
Certificates evidencing at least 25% of the aggregate Voting Rights of all
Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer or the Special Servicer as master servicer or special servicer under the Pooling and Servicing Agreement and in and to the
Trust Fund (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special
Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and
Servicing Agreement).

      On and after the date of termination following an Event of Default by the
Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the
Rating Agencies do not provide written confirmation that the succession of the
Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the
Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master
Servicer or Special Servicer, as applicable, under the Pooling and Servicing
Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special
Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation, any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer will be allocated to the
Certificates in the same manner as Realized Losses.

      Notwithstanding the foregoing, if an Event of Default on the part of the
Master Servicer affects only a Companion Loan, the Trustee, at the direction of the holder(s) of the Companion Loan will be required to direct the Master
Servicer to appoint a sub-servicer that will be responsible for servicing the related Whole Loan but will not be entitled to terminate the Master Servicer.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f) and (g) under "--Events of Default" above, the Master
Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer whose appointment Fitch and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

      No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Pooling and Servicing
Agreement or the Mortgage Loans, unless, with respect to the Pooling and
Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

                                      S-176

      The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

AMENDMENT

      The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or, as applicable, the holders of the
Serviced Companion Loans:

            (a)   to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holders of the Serviced
      Companion Loans;

            (b)   to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing
      Agreement, with the description of the provisions in this prospectus supplement or the prospectus or to correct any error;

            (c)   to change the timing and/or nature of deposits in the
      Collection Account, the Lower-Tier Distribution Account, the Upper-Tier
      Distribution Account or any REO Account, provided that (A) the Master
      Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment), or the holders of the Serviced Companion Loans and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

            (d)   to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii)
      to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee
      (see "Federal Income Tax Consequences--Federal Income Tax Consequences for
      REMIC Certificates--Taxation of Residual Certificates--Tax-Related
      Restrictions on Transfer of Residual Certificates" in the prospectus);

            (e)   to make any other provisions with respect to matters or
      questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans, as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of
      Certificates by either Rating Agency; and

            (f)   to amend or supplement any provision of the Pooling and
      Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any
      Class of Certificates by either Rating Agency; provided, that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans;
      provided, further, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan Seller or change the rights or obligations of a holder of a Companion Loan under the applicable intercreditor agreements without the consent of any affected holder of a
      Companion Loan.

                                      S-177

      In addition, in the event that one but not both of the two promissory notes evidencing either of The Shops at LaCantera Loan or the Whalers Village
Loan is repurchased by a Loan Seller, the Pooling and Servicing Agreement may be
amended, without consent of any Certificateholder, to add or modify provisions relating to Pari Passu Companion Loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any
Certificateholder, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

      The Pooling and Servicing Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 ?% of the aggregate Percentage
Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and
Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of the related holder,
(2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any holder of the Serviced Companion Loans without the consent of the holders of all Certificates of that Class then outstanding or the holders of the
Serviced Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any
Loan Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of
Certificates and the holders of the Serviced Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

      Notwithstanding the foregoing, no party to the Pooling and Servicing
Agreement will be required to consent to any amendment to the Pooling and
Servicing Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a
REMIC.

      The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 1% in the case of the Class X
Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class
P, Class Q and Class S Certificates, a percentage equal to the product of (i)
99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal
Amounts of all Classes of Certificates. For purposes of determining Voting
Rights, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Voting
Rights of any Class of Certificates shall be allocated among holders of
Certificates of such Class in proportion to their respective Percentage
Interests.

                                      S-178

REALIZATION UPON MORTGAGE LOANS

      SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan (including the Serviced Whole
Loans but not including Non-Serviced Loans) with an outstanding principal balance equal to or in excess of $2,000,000, to obtain an appraisal of the
Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii)
with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, to perform an internal valuation of the Mortgaged Property.
However, the Special Servicer will not be required to obtain an Updated
Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal or internal valuation. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

      STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF
DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

      If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

      Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund and, if applicable, the related Companion
Loans, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of, such
Mortgaged Property within the meaning of the federal Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged
Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO Property.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates or, if applicable, the holder of the related
Companion Loan. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an
REO Mortgage Loan held in the Trust Fund until such time as the related REO
Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

                                      S-179

      If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust
Fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC)
to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of
Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related
Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the
Mortgaged Property as required under the Pooling and Servicing Agreement.

      Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the
Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar
Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That
May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

      To the extent that liquidation proceeds collected with respect to any
Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all

                                      S-180

Advances and (iv) additional Trust Fund expenses) incurred with respect to the
Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any
Mortgage Loan, prior to the distribution of those liquidation proceeds to
Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed
Advances (including interest on Advances) made with respect to the Mortgage
Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

      SALE OF DEFAULTED MORTGAGE LOANS. The Pooling and Servicing Agreement
grants to the majority Certificateholder of the Controlling Class and the
Special Servicer an option to purchase from the Trust Fund any defaulted
Mortgage Loans (including the Non-Serviced Loans) that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payments). Any purchase option with respect to any Whole Loan is subject to the rights granted to any other person under the related intercreditor agreement.

      The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The
Special Servicer is required to recalculate the fair value of such defaulted
Mortgage Loan if there has been a material change in circumstances or the
Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). To the extent the Special Servicer or one of its affiliates is exercising the option to purchase a defaulted Mortgage Loan, the Trustee will be required to verify the fair value of the defaulted Mortgage Loan. In making such verification, the Trustee, in accordance with the Pooling and Servicing
Agreement, will be entitled to rely on an appraisal of the Mortgaged Property.
Subject to certain conditions specified in the Pooling and Servicing Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) made all delinquent payments, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related mezzanine loan.

      Subject to the rights of a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the
Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Mortgage Loan in default other than pursuant to the exercise of the purchase option.

      With respect to the Maryland Multifamily Portfolio Loan and the JQH Hotel
Portfolio B3 Loan, the option of the Controlling Class and the Special Servicer to purchase such loan when it becomes a defaulted Mortgage Loan will be limited to that loan and such purchaser will not have any rights to purchase any of the respective Companion Loans.

      MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling and Servicing Agreement
will permit the Special Servicer to modify, waive or amend any term of any
Mortgage Loan if (other than a Non-Serviced Loan) (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b)
except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related
Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment

                                      S-181

of amounts due on the Mortgage Loan. The Master Servicer may enter into waivers, consents or approvals involving routine or immaterial matters without the consent of any person.

      Notwithstanding clause (b) of the preceding paragraph, the Special
Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage
Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any
Specially Serviced Mortgage Loan, including by way of a reduction in the related
Mortgage Rate, (iii) forbear in the enforcement of any right granted under any
Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv)
extend the maturity date of any Specially Serviced Mortgage Loan, (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi)
accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage
Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to
Certificateholders on a net present value basis. In no event, however, will the
Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or
(ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or, to the extent consistent with the Servicing
Standard 10 years if the Special Servicer gives due consideration to the remaining term of the ground lease).

      Any modification, waiver or amendment with respect to a Whole Loan may be subject to the approval of one or more holders of a related Companion Loan as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

      Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

      In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan (other than a Non-Serviced Loan) that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and (b) would be in accordance with the Servicing Standard. The Master Servicer or the Special
Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

THE CONTROLLING CLASS REPRESENTATIVE

      The Controlling Class Representative will be entitled to advise the
Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan as to which the
Controlling Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten business day period (or 30 days with respect to the 200 Madison Avenue Whole
Loan), the Controlling Class Representative will be deemed to have approved such action):

      o     any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Specially Serviced Mortgage Loans as come into and continue in default;

                                      S-182

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

      o     any proposed sale of an REO Property for less than the Purchase
            Price (other than in connection with the termination of the Trust
            Fund as described below under "--Optional Termination; Optional
            Mortgage Loan Purchase" or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of
            Defaulted Mortgage Loans");

      o     any acceptance of a discounted payoff of a Mortgage Loan (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan
            Purchase" or pursuant to a purchase option as described above under
            "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage
            Loans");

      o     any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Mortgaged Property or an
            REO Property;

      o     any release of collateral for a Mortgage Loan or any release of a
            Mortgagor or guarantor or acceptance of any assumption agreement
            (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

      o     any acceptance of substitute or additional collateral for a Mortgage
            Loan (other than in accordance with the terms of such Mortgage
            Loan);

      o     any waiver of a "due on sale" or "due on encumbrance" clause with respect to any Mortgage Loan;

      o     any acceptance of an assumption agreement releasing a mortgagor or a guarantor from liability under a Mortgage Loan; or

      o     any release of any performance or "earn-out" reserves.

      In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the
Controlling Class Representative's response.

      The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage
Loan, as the Controlling Class Representative may reasonably deem advisable;
provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

      The Controlling Class Representative at its expense has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

      The "Controlling Class Representative" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Principal Amount, as certified by the
Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3)
upon receipt of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Principal Amount, that a Controlling Class
Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling
Class will be the Controlling Class Representative.

                                      S-183

      A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

      The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate
Principal Amount at least equal to 25% of the initial Certificate Principal
Amount of that Class. For purposes of determining identity of the Controlling
Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling
Class as of the Closing Date will be the Class P Certificates.

      With respect to The Shops at LaCantera Loan, if any Certificate is held by the related borrower or an affiliate of the related borrower, that borrower or affiliate will not be entitled to have any voting or veto rights with respect to any matters as to which the Controlling Class has any approval or voting rights regarding The Shops at LaCantera Loan or the related Companion Loan.

      Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Controlling Class Representative will not have any of the above described approval rights unless permitted under the related intercreditor agreement or will exercise them in conjunction with the holders of the related Companion
Loans as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

      With respect to each Non-Serviced Loan, any consent or approvals on actions to be taken by the special servicer or master servicer under the
2005-GG5 Pooling and Servicing Agreement are governed by the terms of the
2005-GG5 Pooling and Servicing Agreement and the related Intercreditor Agreement and described under "Description of the Mortgage Pool" and "The Pooling and
Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

      The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

      Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Controlling Class Representative:

      o     may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

      o     may act solely in the interests of the holders of the Controlling
            Class,

      o     does not have any duties to the holders of any Class of certificates other than the Controlling Class,

      o     may take actions that favor the interests of the holders of the
            Controlling Class over the interests of the holders of one or more other classes of certificates, and

      o     will have no liability whatsoever for having so acted and that no
            Certificateholder may take any action whatsoever against the
            Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

                                      S-184

TERMINATION; RETIREMENT OF CERTIFICATES

      The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of
(1) the final payment (or related Advance) or other liquidation of the last
Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under "--Optional Termination;
Optional Mortgage Loan Purchase" or (3) the purchase or other liquidation of all of the assets of the trust fund as described below under "--Optional
Termination; Optional Mortgage Loan Purchase." Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each
Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the
Certificate Registrar or other location specified in the notice of termination.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

      The holders of the Controlling Class representing greater than a 50%
Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling
Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class LR Certificates, representing greater than a 50% Percentage
Interest of the Class LR Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of the holders of Subordinate Companion Loans provided for in the related intercreditor agreement) and all property acquired in respect of any Mortgage
Loan remaining in the Trust Fund, and thereby effect termination of the Trust
Fund and early retirement of the then outstanding Certificates, on any
Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate
Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution
Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage
Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D)
Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling and Servicing Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any
Mortgage Loan in the Trust Fund, on the last day of the month preceding such
Distribution Date, as determined by an independent appraiser acceptable to the
Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related
REO Mortgage Loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the
Certificates--Termination" in the prospectus.

      The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the Class X Certificates, for the Mortgage
Loans remaining in the Trust Fund at any time the aggregate Certificate
Principal Amounts of the Class A, Class A-M, Class A-J, Class B, Class C, Class
D, Class E and Class F Certificates have been reduced to zero, but all the holders of such classes of outstanding Certificates would have to voluntarily participate in such exchange.

                                      S-185

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution
Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

      In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each
Certificateholder, each holder of a Companion Loan and other parties to the
Pooling and Servicing Agreement, the following reports prepared by the Master
Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

      (1)   a report as of the close of business on the immediately preceding
            Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool
            Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master
            Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

      (2)   a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report;

      (3)   a CMSA historical loan modification and corrected mortgage loan report;

      (4)   a CMSA historical liquidation report;

      (5)   a CMSA REO status report;

      (6)   a CMSA servicer watch list; and

      (7)   a CMSA loan level reserve and LOC report.

      The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or
the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Loan Seller, any master servicer, special servicer or other similar party under the 2005-GG5
Pooling and Servicing Agreement other third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

      Before each Distribution Date, the Master Servicer will deliver to the
Trustee by electronic means:

      o     a CMSA comparative financial status report; and

      o     a CMSA loan periodic update file.

      In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

      o     Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2006, a CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO
            Property as of the end of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

                                      S-186

      o     Within 30 days after receipt by the Special Servicer or the Master
            Servicer of an annual operating statement, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the
            Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1)
            above. The Special Servicer or the Master Servicer will deliver to the Trustee by electronic means the CMSA NOI adjustment worksheet upon request.

      Certificate Owners and any holder of a Companion Loan who have certified to the Trustee their beneficial ownership of any Offered Certificate or a
Companion Loan, as applicable, may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk
Factors--Book Entry Registration" in this prospectus supplement.

      Information Available Electronically. The Trustee will make available each month, to any interested person (including any holder of a Companion Loan), the
Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at www.ctslink.com. In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and
CMSA loan periodic update file format, available each month to any interested person via the Trustee's internet website. The Trustee will also make available, as a convenience for interested persons (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

      The Trustee will make available each month, on a restricted basis, the
CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the
CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or Certificate Owner of an Offered Certificate and each holder of a
Companion Loan or any person identified to the Trustee by a holder or
Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered Certificate, the Rating Agencies, designees of the
Depositor and to any of the parties to the Pooling and Servicing Agreement via the Trustee's internet website. Access will be provided by the Trustee to that person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the Trustee's internet website. The
Rating Agencies and the parties to the Pooling and Servicing Agreement will not be required to provide that certification.

      In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public
Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330.

      In connection with providing access to the Trustee's internet website, the
Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.

                                      S-187

      Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or any holder of a Companion Loan or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

      o     the Pooling and Servicing Agreement and any amendments;

      o     all Trustee reports made available to holders of each relevant class of Offered Certificates since the Closing Date;

      o     all officers' certificates and accountants' reports delivered to the
            Trustee since the Closing Date;

      o     the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

      o     the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as
            applicable, and delivered to the Trustee for each Mortgaged
            Property; and

      o     the mortgage note, mortgage or other legal documents relating to each Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a Mortgage Loan entered into by the
            Master Servicer or Special Servicer, as applicable, and delivered to the Trustee.

      The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

      Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the Mortgage Loans and/or REO
Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master
Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

      The Trustee is responsible for the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form
10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

      The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing
Agreement via the Trustee's internet website. The Trustee will also make the periodic reports described in the prospectus under "Description of
Certificates--Reports to Certificateholders" relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The
Trustee's internet website will initially be located at www.ctslink.com.
Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                      S-188

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Certificates will be used by the
Depositor to pay the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

      Elections will be made to treat designated portions of the Trust Fund as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC"
and the "Lower-Tier REMIC", respectively, and each, a "REMIC" within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions"). The
Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage
Loans, and any property (including a beneficial interest on real property in the case of the Non-Serviced Loan) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests")
to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class
X-P, Class X-C, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
S Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the
Upper-Tier REMIC.

      On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and
Servicing Agreement, (3) compliance with the provisions of the 2005-GG5 Pooling and Servicing Agreement and the continued qualification of each REMIC formed thereunder and (4) compliance with applicable changes in the Internal Revenue
Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the
"regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC within the meaning of the REMIC Provisions and (3) the Class LR Certificates
will represent the sole classes of "residual interests" in each of the
Lower-Tier REMIC.

      Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class E and Class F Certificates will be issued with a de minimis amount of original issue discount ("OID") for federal income tax purposes, and that the other Classes of Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

      Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered
Certificates--Distributions--Prepayment Premiums" in this prospectus supplement.
It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an
Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as

                                      S-189

capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

      Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, Mortgage Loans representing approximately
8.0% of the Initial Pool Balance by allocated loan amount are secured by multifamily and manufactured housing community properties. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the
Code. See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates" in the prospectus.

      See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                       STATE TAX AND LOCAL CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences" in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

      A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The U.S. Department of Labor issued substantially identical individual exemptions to each of Goldman, Sachs & Co., Prohibited Transaction Exemption
89-88 (October 17, 1989), and Greenwich Capital Markets, Inc., Prohibited
Transaction Exemption 90-59 (September 6, 1990) (collectively, the "Exemption").
The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered

                                      S-190

Certificates, underwritten by Goldman, Sachs & Co. and Greenwich Capital
Markets, Inc., provided that certain conditions set forth in the Exemption are satisfied.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"),
Fitch, Inc. ("Fitch") or Moody's Investors Service, Inc. Third, the Trustee
cannot be an affiliate of any other member of the Restricted Group other than an
Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the
Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of the
Mortgage Loans and the sum of all payments made to and retained by the Master
Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and
Servicing Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and
Exchange Commission under the Securities Act of 1933, as amended.

      It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

      The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, or Fitch or Moody's Investors Service, Inc. for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes

                                      S-191

imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage
Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3)
the holding of Offered Certificates by a Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage
Loans.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA
Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

      THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

      The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
Class A-M, Class A-J, Class B, Class C and Class D Certificates will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by S&P, Fitch or another nationally recognized statistical rating organization. The Class E, Class F and Class G
Certificates will not constitute "mortgage related securities" for purposes of
SMMEA and as a result, the appropriate characterization of those classes of
Certificates under various legal investment restrictions, and the ability of investors subject to those restrictions to purchase those classes of
Certificates, is subject to significant interpretive uncertainties. Except as to the status of certain classes of Certificates as "mortgage related securities,"
no representations are made as to the proper characterization of the Offered
Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

      The Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc.,
Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets,
LLC (collectively, the "Underwriters") have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which, the
Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the

                                      S-192

Depositor, the respective Certificate Principal Amounts of each class of Offered
Certificates set forth below subject in each case to a variance of 5%.

                                                                         Merrill
                                                                         Lynch,
                                                                         Pierce,
                           Greenwich                       Credit       Fenner &        Morgan        Wachovia
                            Capital        Goldman,        Suisse         Smith      Stanley & Co.    Capital
         Class           Markets, Inc.    Sachs & Co.     (USA) LLC   Incorporated   Incorporated   Markets, LLC
--------------------     -------------  --------------   -----------  -------------  -------------  -------------

Class A-1...........     $  59,630,000  $   42,370,000   $         0  $           0  $           0  $           0
Class A-2...........     $ 615,008,000  $  436,992,000   $         0  $           0  $           0  $           0
Class A-3...........     $  44,196,000  $   31,404,000   $         0  $           0  $           0  $           0
Class A-AB..........     $ 109,789,000  $   78,011,000   $         0  $           0  $           0  $           0
Class A-4...........     $ 583,128,000  $  414,339,000   $ 1,000,000  $   1,000,000  $   1,000,000  $   1,000,000
Class A-1A..........     $ 182,282,000  $  129,519,000   $         0  $           0  $           0  $           0
Class A-M...........     $ 228,053,000  $  162,042,000   $         0  $           0  $           0  $           0
Class A-J...........     $ 171,040,000  $  121,532,000   $         0  $           0  $           0  $           0
Class B.............     $  11,402,000  $    8,102,000   $         0  $           0  $           0  $           0
Class C.............     $  28,507,000  $   20,255,000   $         0  $           0  $           0  $           0
Class D.............     $  22,806,000  $   16,204,000   $         0  $           0  $           0  $           0
Class E.............     $  17,104,000  $   12,153,000   $         0  $           0  $           0  $           0
Class F.............     $  25,656,000  $   18,230,000   $         0  $           0  $           0  $           0

      The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,000,000.

      The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

      The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect the transactions by selling the
Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

      The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered
Certificates.

      We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered
Certificates will be the monthly statements discussed under "The Pooling
Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under "The Pooling
Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

      Goldman, Sachs & Co. is an affiliate of the Depositor, GSMC, a Loan Seller and a Sponsor, and GSCMC, an Originator. Greenwich Capital Markets, Inc. is an
affiliate of GCFP, a Loan Seller and a Sponsor.

                                      S-193

                                  LEGAL MATTERS

      The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by
Cadwalader, Wickersham & Taft LLP, New York, New York.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      Sixteen (16) of the Mortgaged Properties, securing Mortgage Loans representing approximately 12.0% of the Initial Pool Balance by allocated loan amount are located in the State of North Carolina. Mortgage loans in North
Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final
(including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

      Thirty-seven (37) of the Mortgaged Properties, securing Mortgage Loans representing approximately 10.4% of the Initial Pool Balance by allocated loan amount are located in the State of Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note.
Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the Mortgage
Loans because of the limited nature of its recourse liabilities.

      Other Aspects. Please see the discussion under "Certain Legal Aspects of the Mortgage Loans" in the prospectus regarding other legal aspects of the
Mortgage Loans that you should consider prior to making any investment in the
Certificates.

                                     RATINGS

      It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Standard & Poor's, a division of the
McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch" and, together with
S&P, the "Rating Agencies"), respectively:

                                      S-194

                                                                      RATINGS
                            CLASS                                    S&P/FITCH
--------------------------------------------------------------       ----------
Class A-1.....................................................        AAA/AAA
Class A-2.....................................................        AAA/AAA
Class A-3.....................................................        AAA/AAA
Class A-AB....................................................        AAA/AAA
Class A-4.....................................................        AAA/AAA
Class A-1A....................................................        AAA/AAA
Class A-M.....................................................        AAA/AAA
Class A-J.....................................................        AAA/AAA
Class B.......................................................        AA+/AA+
Class C.......................................................         AA/AA
Class D.......................................................        AA-/AA-
Class E.......................................................         A+/A+
Class F.......................................................          A/A

      A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.

      We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or
Fitch.

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      Pursuant to an agreement between Depositor and each of the Rating
Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

                                      S-195

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                   PAGE
                                                                 --------

2005-GG5 Master Servicer........................................... S-84
2005-GG5 Pooling and Servicing Agreement........................... S-84
2005-GG5 Special Servicer.......................................... S-84
30/360............................................................. S-22
Acceptable Insurance Default...................................... S-163
Actual/360 Basis................................................... S-77
Administrative Fee Rate.................................... S-114, S-126
Advance Rate...................................................... S-166
Advances.......................................................... S-166
ALTA.............................................................. S-112
anchor tenant...................................................... S-45
Appraisal Reduction............................................... S-139
Appraisal Reduction Event......................................... S-138
Available Funds................................................... S-123
Balloon Mortgage Loan.............................................. S-77
Base Interest Fraction............................................ S-135
CBE............................................................... S-152
Certificate Owners................................................ S-141
Certificate Principal Amount...................................... S-123
Certificate Registrar............................................. S-140
Certificateholder................................................. S-140
Certificates...................................................... S-121
Class............................................................. S-121
Class A Certificates.............................................. S-121
Class A-AB Planned Principal Balance.............................. S-129
Class X Certificates.............................................. S-121
Clearstream....................................................... S-140
Closing Date....................................................... S-72
CMSA.............................................................. S-186
Code.............................................................. S-189
Collection Account................................................ S-169
Collection Period................................................. S-124
Commerzbank........................................................ S-72
Commerzbank AG.................................................... S-111
Commission................................................. S-104, S-115
Companion Collection Account...................................... S-169
Companion Loans.................................................... S-83
Compensating Interest Payment..................................... S-136
Consulting Holder.................................................. S-97
Controlling Class................................................. S-184
Controlling Class Certificateholder............................... S-184
Controlling Class Representative.................................. S-183
COPT Substitution.................................................. S-79
Corrected Mortgage Loan........................................... S-164
CPR............................................................... S-145
Cross Over Date................................................... S-134
Custodian.................................................. S-102, S-113

Depositor................................................... S-72, S-108
Depositories...................................................... S-140
Determination Date................................................ S-124
Distribution Account.............................................. S-169
Distribution Date................................................. S-123
DSCR............................................................... S-72
DTC............................................................... S-140
Due Date........................................................... S-76
ERISA............................................................. S-190
ERISA Plan........................................................ S-190
Euroclear......................................................... S-140
Events of Default................................................. S-174
Excess Liquidation Proceeds....................................... S-135
Excess Prepayment Interest Shortfall.............................. S-136
Excluded Plan..................................................... S-191
Exemption......................................................... S-190
fee interest....................................................... S-61
Fitch...................................................... S-191, S-194
Form 8-K.......................................................... S-104
FSMA................................................................ S-4
Gain-On-Sale Reserve Account...................................... S-169
GCFP........................................................ S-71, S-104

GSCMC....................................................... S-72, S-109
GSCMC Loans....................................................... .S-72
GSMC........................................................ S-72, S-104
Hughes Property Pool............................................... S-82
Indirect Owner..................................................... S-75
Indirect Participants............................................. S-140
ING Clarion....................................................... S-118
Initial Loan Group 1 Balance....................................... S-71
Initial Loan Group 2 Balance....................................... S-71
Initial Pool Balance............................................... S-71
Interest Accrual Amount........................................... S-124
Interest Accrual Period........................................... S-125
Interest Distribution Amount...................................... S-125
Interest Reserve Account.......................................... S-169
Interest Shortfall................................................ S-125
IRS............................................................... S-180
JQH Defeasance Amount.............................................. S-81
JQH Hotel Portfolio B3 Intercreditor Agreement..................... S-91
JQH Hotel Portfolio B3 Loan........................................ S-91
JQH Hotel Portfolio B3 Majority Holder............................. S-91

                                      S-196

JQH Hotel Portfolio B3 Mortgaged Property.......................... S-92
JQH Hotel Portfolio B3 Pari Passu Companion Loans.................. S-91
JQH Hotel Portfolio B3 Whole Loan.................................. S-91
Liquidation Fee................................................... S-121
Liquidation Fee Rate.............................................. S-121
Llama.............................................................. S-54
Loan Group 1....................................................... S-71
Loan Group 2....................................................... S-71
Loan Groups........................................................ S-71
Loan Sellers....................................................... S-72
Loan-to-Value Ratio................................................ S-72
Lower-Tier Distribution Account................................... S-169
Lower-Tier Regular Interests...................................... S-189
Lower-Tier REMIC............................................ S-30, S-189
LTV................................................................S-72
LTV at Maturity.................................................... S-72
Maryland Multifamily Directing Holder.............................. S-85
Maryland Multifamily Portfolio Co-Lender Agreement................. S-84
Maryland Multifamily Portfolio Loan................................ S-84
Maryland Multifamily Portfolio Mortgaged Property.................. S-85
Maryland Multifamily Portfolio Pari Passu Companion Loan........... S-84
Maryland Multifamily Portfolio Whole Loan.......................... S-84
Master Servicer................................................... S-115
Master Servicer Remittance Date................................... S-165
Material Breach................................................... S-103
Material Document Defect.......................................... S-103
Modeling Assumptions.............................................. S-145
Monthly Payment................................................... S-124
Mortgage........................................................... S-71
Mortgage File..................................................... S-102
Mortgage Loans..................................................... S-71
Mortgage Note...................................................... S-71
Mortgage Pool...................................................... S-71
Mortgage Rate..................................................... S-126
Mortgaged Property................................................. S-71
Net Mortgage Rate................................................. S-126
Nimitz............................................................. S-54
Non-Recoverable Advance........................................... S-167
Non-Serviced Loans................................................. S-83
Notional Amount................................................... S-123
Offered Certificates.............................................. S-122
OID............................................................... S-189
Originators........................................................ S-72
P&I Advance....................................................... S-165
Pari Passu Companion Loan.......................................... S-83
Pari Passu Indemnified Party...................................... S-174
Participants...................................................... S-140
Pass-Through Rate................................................. S-125
PCR............................................................... S-112
Percentage Interest............................................... S-123
Plan.............................................................. S-190
Pooling and Servicing Agreement................................... S-160
Preferred Equity Holder............................................S-75
Prepayment Assumption............................................. S-189
Prepayment Interest Excess........................................ S-136
Prepayment Interest Shortfall..................................... S-136
Prime Rate.................................................. S-60, S-166
Principal Distribution Amount..................................... S-127
Principal Shortfall............................................... S-129
pro rata.......................................................... S-134
Property Advances................................................. S-166
Rated Final Distribution Date..................................... S-144
Rating Agencies................................................... S-194
Realized Loss..................................................... S-135
Record Date....................................................... S-123
Regular Certificates....................................... S-126, S-189
Release Date....................................................... S-78
Relevant Implementation Date........................................ S-3
Relevant Member State............................................... S-3
REMIC............................................................. S-189
REMIC Provisions.................................................. S-189
REO Account....................................................... S-122
REO Mortgage Loan................................................. S-129
REO Property...................................................... S-122
Repurchase Price.................................................. S-103
Residual Certificates............................................. S-122
Restricted Group.................................................. S-191
Rules............................................................. S-141
S&P........................................................ S-191, S-194
Scheduled Principal Distribution Amount........................... S-127
Seller Percentage Interest........................................ S-103
Sequential Pay Certificates....................................... S-122
Serviced Companion Loan............................................ S-83
Serviced Whole Loans............................................... S-83
Servicing Fee..................................................... S-118
Servicing Fee Rate................................................ S-118
Servicing Standard................................................ S-162
Servicing Transfer Event.......................................... S-162
SFA................................................................. S-5
shadow anchor...................................................... S-45
Shaner Hotel Portfolio Co Lender Agreement......................... S-93
Shaner Hotel Portfolio Companion Loans............................. S-93
Shaner Hotel Portfolio Directing Holder............................ S-95
Shaner Hotel Portfolio Loan........................................ S-93
Shaner Hotel Portfolio Mortgaged Properties........................ S-95
Shaner Hotel Portfolio Pari Passu Companion Loan................... S-93
Shaner Hotel Portfolio Subordinate Companion Loan.................. S-93
Shaner Hotel Portfolio Whole Loan.................................. S-93
Shaner Senior Companion Loan Priority Properties................... S-93
Shaner Trust Loan Priority Properties.............................. S-93

                                      S-197

SilverCreek Portfolio Phase I Loan................................. S-97
SilverCreek Portfolio Phase I Subordinate Companion Loan........... S-97
SilverCreek Portfolio Phase I Whole Loan........................... S-97
Similar Law....................................................... S-190
SMMEA............................................................. S-192
Special Servicer.................................................. S-118
Special Servicing Fee............................................. S-120
Special Servicing Fee Rate........................................ S-120
Specially Serviced Mortgage Loan.................................. S-162
Stated Principal Balance.......................................... S-127
Subordinate Companion Loan......................................... S-83
Substitution Collateral............................................ S-80
Substitution Collateral Shortfall Amount........................... S-80
The Shops at LaCantera Directing Holder............................ S-87
The Shops at LaCantera Intercreditor Agreement..................... S-86
The Shops at LaCantera Loan........................................ S-86
The Shops at LaCantera Subordinate Companion Loan.................. S-86
The Shops at LaCantera Whole Loan.................................. S-86
Trust............................................................. S-112
Trust Fund......................................................... S-71
Trustee........................................................... S-113
Trustee Fee....................................................... S-114
Trustee Fee Rate.................................................. S-114
Underwriters...................................................... S-192
Unscheduled Payments.............................................. S-129
Updated Appraisal................................................. S-179
Upper-Tier Distribution Account................................... S-169
Upper-Tier REMIC............................................ S-30, S-189
Voting Rights..................................................... S-178
WAC Rate.......................................................... S-126
Wachovia.......................................................... S-115
Wells Fargo Bank.................................................. S-113
Whole Loan......................................................... S-83
Withheld Amounts.................................................. S-169
Workout Fee....................................................... S-120
Workout Fee Rate.................................................. S-120
Workout-Delayed Reimbursement Amount.............................. S-168

                                      S-198

                                     ANNEX A

                            MORTGAGE POOL INFORMATION

      Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the
Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing
Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.
The loan amount used for purposes of calculating the loan-to-value ratio, debt service coverage ratio and Cut-off Date principal balance/unit for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by each Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

      (1)   "Most Recent NOI" and "Trailing 12 NOI" (which is for the period ending as of the date specified in Annex C-1) is the net operating income for a
Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.
Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent
NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

      (2)   "Annual Debt Service" means for any Mortgage Loan the current annualized debt service payable as of March 2006 on the related Mortgage Loan.

      (3)   "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the Mortgaged Properties securing such Mortgage Loan. In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A, as The Watergate, Independence Market Place, Santa Clarita
Marketplace, Sawmill Square Shopping Center, Sunset Plaza, East Broad Street
Large Retail, Shoppes at Rita Ranch, Acoma Drive Office Building, East Broad
Street Small, Fry's at the Islands and Southshore Industrial Center, the cut-off
date LTV ratio is calculated net of the earnout. In the case of the cross-collateralized mortgage loans secured by the Mortgaged Properties identified in Annex C-1 as Shoppes at Woodruff, Surfside Commons, East Towne
Center, Plantation Plaza, Sussex Plaza, Smithfield Plaza, River Bend Shops, East
Town Plaza and Taylorsville, as Alderbrook Apartments and Summit Apartments, and
as Village Portico and Brickell Marketplace (other crossed group), the Cut-off
Date LTV Ratio is shown on an aggregate basis for the crossed group of Mortgage
Loans. With respect to any Whole Loan, the cut-off date LTV ratio reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu
Companion Loans, if any, excluding the Subordinate Companion Loans, if any.

                                       A-1

      (4)   "Cut-off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-off Date. With respect to any Whole Loan, the
Cut-off Date Principal Balance/Unit reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any,
excluding the Subordinate Companion Loans, if any.

      (5)   "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service. In the case of the earnout loans secured by the
Mortgaged Properties identified in this Annex A as The Watergate, Independence
Market Place, Santa Clarita Marketplace, Sawmill Square Shopping Center, Sunset
Plaza, East Broad Street Large Retail, Shoppes at Rita Ranch, Acoma Drive Office
Building, East Broad Street Small, Fry's at the Islands and Southshore
Industrial Center, the Underwritten DSCR is calculated net of the earnout. In the case of the cross-collateralized mortgage loans secured by the Mortgaged
Properties identified in Annex C-1 as Shoppes at Woodruff, Surfside Commons,
East Towne Center, Plantation Plaza, Sussex Plaza, Smithfield Plaza, River Bend
Shops, East Town Plaza and Taylorsville, as Alderbrook Apartments and Summit
Apartments, and as Village Portico and Brickell Marketplace (other crossed group), the Underwritten DSCR is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the underwritten DSCR reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari
Passu Companion Loans, if any, excluding Subordinate Companion Loans, if any.

      (6)   "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

      (7)   "Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

      (8)   "LTV at Maturity" or "Maturity Date LTV" for any Mortgage Loan is
calculated in the same manner as the Cut-off Date LTV Ratio, except that the
Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date
LTV Ratio has been adjusted to give effect to the amortization of the applicable
Mortgage Loan as of its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value. In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A as The Watergate,
Independence Market Place, Santa Clarita Marketplace, Sawmill Square Shopping
Center, Sunset Plaza, East Broad Street Large Retail, Shoppes at Rita Ranch,
Acoma Drive Office Building, East Broad Street Small, Fry's at the Islands and
Southshore Industrial Center, the maturity date LTV is calculated on the full loan balance divided by the stabilized appraised value. In the case of the cross-collateralized mortgage loans secured by the Mortgaged Properties identified in Annex C-1 as Shoppes at Woodruff, Surfside Commons, East Towne
Center, Plantation Plaza, Sussex Plaza, Smithfield Plaza, River Bend Shops, East
Town Plaza and Taylorsville, as Alderbrook Apartments and Summit Apartments, and
as Village Portico and Brickell Marketplace (other crossed group), the Maturity
Date LTV is shown on an aggregate basis for the crossed group of Mortgage Loans.
With respect to any Whole Loan, the LTV at maturity reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans,
if any, excluding the Subordinate Companion Loans, if any.

      (9)   "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Loan Seller based in part upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Loan Seller.

                                       A-2

      (10)  "Occupancy" means the percentage of net rentable square feet, rooms, units, beds or sites of the Mortgaged Property that are leased (including spaces that are leased to tenants that are not yet in occupancy). Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

      (11)  "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

      (12)  "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

      (13)  "Appraised Value" means for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than
12 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Original Appraisal Date" on Annex C-1 attached hereto.

      (14)  "Weighted Average Mortgage Rate" means the weighted average of the
Mortgage Rates as of the Cut-off Date.

      (15)  "Related Group" identifies Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number.

      (16)  "Prepayment Penalty Description" means the number of payments from the first payment date through and including the maturity date for which a
Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

      (17)  "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

      (18)  "Hard Lockbox" means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.
Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property.

      (19)  "Springing Lockbox" means a lockbox that is not currently in place but the loan documents require the imposition of a hard lockbox upon the occurrence of one or more specified trigger events.

      (20)  "Soft Lockbox" means borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

EARNOUT LOANS

      "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of the Earnout
Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C-1 are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans. Those underwritten
DSCRs and LTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and
"Net of Earnout LTV" in the table below. The amounts beneath the captions "Full
Loan Amount LTV" and "Full Loan Amount DSCR"

                                       A-3

are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the as is appraised value and
Underwritten Net Cash Flow figures. The following table sets forth certain information regarding the Earnout Loans:

                                                                             FULL                 FULL LOAN    NET OF
                                                                             LOAN      NET OF      AMOUNT      EARNOUT
                                 EARNOUT       EARNOUT        CURRENT       AMOUNT     EARNOUT       NCF         NCF
        PROPERTY NAME            RESERVE        AMOUNT        BALANCE        LTV         LTV        DSCR        DSCR
------------------------------  ----------    ----------    -----------     ------     -------    ---------    -------

The Watergate                   $2,036,100    $1,851,000    $71,100,000      74.5%      72.6%       1.21x       1.21x
Independence Market Place       $2,750,000    $2,500,000    $28,500,000      73.5%      67.0%       1.46x       1.26x
Santa Clarita Marketplace       $3,300,000    $3,300,000    $10,400,000      78.8%      53.8%       1.26x       1.21x
Sawmill Square Shopping Center  $  495,000    $  450,000    $10,250,000      80.0%      76.4%       1.22x       1.19x
Sunset Plaza                    $  242,000    $  220,000    $ 9,720,000      79.7%      77.9%       1.25x       1.25x
East Broad Street Large Retail  $1,346,400    $1,224,000    $ 9,244,000      80.4%      69.7%       1.20x       1.26x
Shoppes at Rita Ranch           $1,155,000    $1,050,000    $ 7,600,000      80.0%      68.9%       1.29x       1.21x
Acoma Drive Office Building     $  962,500    $  875,000    $ 5,375,000      74.7%      62.5%       1.22x       1.22x
East Broad Street Small         $  258,500    $  235,000    $ 4,270,000      79.1%      74.7%       1.21x       1.20x
Fry's at the Islands            $  550,000    $  500,000    $ 3,750,000      85.0%      73.7%       1.21x       1.20x
Southshore Industrial Center    $  599,500    $  545,000    $ 2,787,710      97.5%      78.4%       1.39x       1.36x

                                 EARLIEST                 IF PREPAY,
                                DEFEASANCE                  YIELD
                                OR PREPAY     DEFEASE/      MAINT.
        PROPERTY NAME              DATE        PREPAY     APPLICABLE
------------------------------  ----------    --------    ----------

The Watergate                     4/1/2007     Prepay         Yes
Independence Market Place         3/1/2008     Prepay         Yes
Santa Clarita Marketplace        12/6/2006     Prepay         Yes
Sawmill Square Shopping Center  12/31/2007     Prepay         Yes
Sunset Plaza                     3/29/2007     Prepay         Yes
East Broad Street Large Retail    1/6/2008     Prepay         Yes
Shoppes at Rita Ranch            1/31/2008     Prepay         Yes
Acoma Drive Office Building       2/6/2008     Prepay         Yes
East Broad Street Small           1/6/2008     Prepay         Yes
Fry's at the Islands              7/6/2007     Prepay         Yes
Southshore Industrial Center     11/6/2007     Prepay         Yes

                                       A-4

                                                           AGGREGATE POOL
                                                     DISTRIBUTION BY LOAN TYPE

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
           LOAN TYPE               LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

Interest Only, Then Amortizing      114         $ 2,325,161,482        59.6%         $  20,396,153         1.35x           5.717%
Interest Only                        25             986,459,000        25.3%         $  39,458,360         1.48x           5.568%
Amortizing                           49             589,334,039        15.1%         $  12,027,225         1.67x           5.548%
                                    ---         ---------------       -----
TOTAL/WTD.AVG.                      188         $ 3,900,954,521       100.0%         $  20,749,758         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
           LOAN TYPE              MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Interest Only, Then Amortizing        104.8              74.5%         68.0%
Interest Only                          85.2              75.7%         75.7%
Amortizing                             90.2              60.8%         51.5%
TOTAL/WTD.AVG.                         97.6              72.7%         67.4%

                                                           AGGREGATE POOL
                                          DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
     RANGE OF CUT-OFF DATE       MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
    PRINCIPAL BALANCES ($)         LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

1,392,238 - 2,499,999                10         $    20,465,760         0.5%         $   2,046,576         1.58x           5.487%
2,500,000 - 4,999,999                43             156,778,065         4.0%         $   3,646,002         1.41x           5.563%
5,000,000 - 6,999,999                22             128,477,942         3.3%         $   5,839,906         1.36x           5.580%
7,000,000 - 9,999,999                28             228,614,994         5.9%         $   8,164,821         1.42x           5.695%
10,000,000 - 14,999,999              27             320,361,171         8.2%         $  11,865,229         1.37x           5.608%
15,000,000 - 19,999,999              18             307,434,524         7.9%         $  17,079,696         1.37x           5.692%
20,000,000 - 39,999,999              16             456,104,167        11.7%         $  28,506,510         1.41x           5.716%
40,000,000 - 59,999,999               7             352,997,000         9.0%         $  50,428,143         1.36x           5.691%
60,000,000 - 69,999,999               2             137,990,000         3.5%         $  68,995,000         1.30x           6.018%
70,000,000 - 89,999,999               6             468,870,000        12.0%         $  78,145,000         1.30x           5.891%
90,000,000 - 109,999,999              3             306,604,922         7.9%         $ 102,201,641         1.59x           5.527%
110,000,000 - 149,999,999             3             399,255,976        10.2%         $ 133,085,325         1.60x           5.288%
150,000,000 - 215,500,000             3             617,000,000        15.8%         $ 205,666,667         1.50x           5.659%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     188         $ 3,900,954,521       100.0%         $  20,749,758         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
     RANGE OF CUT-OFF DATE           TERM TO         CUT-OFF DATE  MATURITY DATE
    PRINCIPAL BALANCES ($)        MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

1,392,238 - 2,499,999                 116.8              65.6%         56.7%
2,500,000 - 4,999,999                 116.2              71.2%         63.7%
5,000,000 - 6,999,999                 114.4              75.0%         65.9%
7,000,000 - 9,999,999                 107.8              70.0%         63.1%
10,000,000 - 14,999,999               107.2              72.3%         65.8%
15,000,000 - 19,999,999               109.3              72.8%         63.9%
20,000,000 - 39,999,999               110.6              70.0%         63.3%
40,000,000 - 59,999,999               104.4              73.9%         67.4%
60,000,000 - 69,999,999                58.0              79.9%         79.9%
70,000,000 - 89,999,999                85.5              77.0%         73.7%
90,000,000 - 109,999,999               77.1              72.1%         70.6%
110,000,000 - 149,999,999              81.6              64.8%         62.2%
150,000,000 - 215,500,000              99.4              75.9%         70.6%
TOTAL/WTD. AVG.                        97.6              72.7%         67.4%

                           MIN      1,392,238
                           MAX    215,500,000
                       AVERAGE     20,749,758

                                       A-5

                                                           AGGREGATE POOL
                                            DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
    RANGE OF DEBT SERVICE        MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
       COVERAGE RATIOS             LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

1.13 - 1.19                           6         $    88,154,774         2.3%         $  14,692,462         1.18x           5.762%
1.20 - 1.29                          72           1,067,990,905        27.4%         $  14,833,207         1.23x           5.665%
1.30 - 1.39                          33             832,705,168        21.3%         $  25,233,490         1.35x           5.805%
1.40 - 1.49                          23             601,267,583        15.4%         $  26,142,069         1.45x           5.737%
1.50 - 1.59                          18             736,318,931        18.9%         $  40,906,607         1.55x           5.513%
1.60 - 1.69                          13             134,263,444         3.4%         $  10,327,957         1.64x           5.573%
1.70 - 1.79                          11             253,799,657         6.5%         $  23,072,696         1.73x           5.667%
1.80 - 1.89                           4              21,630,847         0.6%         $   5,407,712         1.81x           5.371%
1.90 - 1.99                           3              15,121,982         0.4%         $   5,040,661         1.91x           5.791%
2.00 - 2.29                           4             146,701,230         3.8%         $  36,675,307         2.09x           5.111%
2.30 - 2.52                           1               3,000,000         0.1%         $   3,000,000         2.52x           4.850%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     188         $ 3,900,954,521       100.0%         $  20,749,758         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
    RANGE OF DEBT SERVICE            TERM TO         CUT-OFF DATE  MATURITY DATE
       COVERAGE RATIOS            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

1.13 - 1.19                           118.2              76.7%         67.5%
1.20 - 1.29                           107.0              75.6%         69.8%
1.30 - 1.39                            89.2              76.3%         71.2%
1.40 - 1.49                            94.5              73.6%         68.1%
1.50 - 1.59                           107.7              74.9%         70.5%
1.60 - 1.69                            84.5              67.7%         64.3%
1.70 - 1.79                            87.1              59.5%         53.1%
1.80 - 1.89                            96.6              62.3%         60.2%
1.90 - 1.99                           118.0              55.3%         47.5%
2.00 - 2.29                            55.2              45.9%         42.9%
2.30 - 2.52                           115.0              39.5%         34.0%
TOTAL/WTD. AVG.                        97.6              72.7%         67.4%

                           MIN        1.13x
                           MAX        2.52x
              WEIGHTED AVERAGE        1.43x

                                                           AGGREGATE POOL
                                              DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
       RANGE OF MORTGAGE         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        INTEREST RATES             LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

4.850% - 5.000%                       7         $   164,407,976         4.2%         $  23,486,854         1.95x           4.975%
5.001% - 5.250%                      17             295,396,026         7.6%         $  17,376,237         1.43x           5.195%
5.251% - 5.500%                      32           1,001,302,178        25.7%         $  31,290,693         1.49x           5.436%
5.501% - 5.750%                      72           1,206,214,015        30.9%         $  16,752,972         1.35x           5.610%
5.751% - 6.000%                      42             608,405,970        15.6%         $  14,485,856         1.39x           5.820%
6.001% - 6.500%                      14             494,094,418        12.7%         $  35,292,458         1.37x           6.232%
6.501% - 6.865%                       4             131,133,938         3.4%         $  32,783,485         1.53x           6.660%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     188         $ 3,900,954,521       100.0%         $  20,749,758         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
       RANGE OF MORTGAGE             TERM TO         CUT-OFF DATE  MATURITY DATE
        INTEREST RATES            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

4.850% - 5.000%                        64.7              52.0%         47.9%
5.001% - 5.250%                        96.4              72.9%         68.2%
5.251% - 5.500%                       108.8              72.1%         66.6%
5.501% - 5.750%                       102.5              75.5%         70.2%
5.751% - 6.000%                        99.2              71.6%         65.2%
6.001% - 6.500%                        78.7              75.5%         71.6%
6.501% - 6.865%                        75.7              71.7%         66.9%
TOTAL/WTD. AVG.                        97.6              72.7%         67.4%

                           MIN       4.850%
                           MAX       6.865%
              WEIGHTED AVERAGE       5.654%

                                       A-6

                                                           AGGREGATE POOL
                                          DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
     RANGE OF CUT-OFF DATE       MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
   LOAN-TO-VALUE RATIOS (%)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

38.20 - 50.00                         9         $   193,523,325         5.0%         $  21,502,592         2.00x           5.384%
50.01 - 60.00                        12              94,426,636         2.4%         $   7,868,886         1.66x           5.510%
60.01 - 65.00                        15             247,202,755         6.3%         $  16,480,184         1.60x           5.530%
65.01 - 70.00                        28             401,324,726        10.3%         $  14,333,026         1.45x           5.685%
70.01 - 75.00                        35             853,777,571        21.9%         $  24,393,645         1.41x           5.676%
75.01 - 80.00                        83           2,026,119,367        51.9%         $  24,411,077         1.36x           5.682%
80.01 - 89.30                         6              84,580,142         2.2%         $  14,096,690         1.36x           5.737%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     188         $ 3,900,954,521       100.0%         $  20,749,758         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
     RANGE OF CUT-OFF DATE           TERM TO         CUT-OFF DATE  MATURITY DATE
   LOAN-TO-VALUE RATIOS (%)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

38.20 - 50.00                          65.8              45.3%         41.3%
50.01 - 60.00                         117.4              55.3%         47.7%
60.01 - 65.00                          88.5              61.9%         56.5%
65.01 - 70.00                         103.2              67.5%         60.9%
70.01 - 75.00                         114.0              73.1%         68.4%
75.01 - 80.00                          92.0              77.9%         72.9%
80.01 - 89.30                         117.5              82.9%         73.1%
TOTAL/WTD. AVG.                        97.6              72.7%         67.4%

                           MIN        38.2%
                           MAX        89.3%
              WEIGHTED AVERAGE        72.7%

                                                           AGGREGATE POOL
                                             DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
      RANGE OF REMAINING         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
    TERMS TO MATURITY (MOS)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

51 - 60                              21         $ 1,085,035,898        27.8%         $  51,668,376         1.51x           5.805%
61 - 110                              9             289,555,000         7.4%         $  32,172,778         1.40x           5.456%
111 - 115                            17             380,595,492         9.8%         $  22,387,970         1.52x           5.454%
116 - 116                            36             569,192,482        14.6%         $  15,810,902         1.37x           5.561%
117 - 117                            20             369,182,372         9.5%         $  18,459,119         1.33x           5.678%
118 - 118                            41             550,832,921        14.1%         $  13,434,949         1.36x           5.748%
119 - 120                            44             656,560,356        16.8%         $  14,921,826         1.42x           5.595%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     188         $ 3,900,954,521       100.0%         $  20,749,758         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
      RANGE OF REMAINING             TERM TO         CUT-OFF DATE  MATURITY DATE
    TERMS TO MATURITY (MOS)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

51 - 60                                56.9              71.3%         69.2%
61 - 110                               79.1              75.1%         73.9%
111 - 115                             114.9              73.2%         61.9%
116 - 116                             116.0              73.5%         66.3%
117 - 117                             117.0              74.6%         68.7%
118 - 118                             118.0              72.3%         64.5%
119 - 120                             119.1              72.3%         67.6%
TOTAL/WTD. AVG.                        97.6              72.7%         67.4%

                           MIN      51 months
                           MAX     120 months
              WEIGHTED AVERAGE      98 months

                                       A-7

                                                           AGGREGATE POOL
                                             DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
      RANGE OF REMAINING         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
   AMORTIZATION TERMS (MOS)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

 Interest Only                       25         $   986,459,000        25.3%         $  39,458,360         1.48x           5.568%
238 - 299                            13             181,072,028         4.6%         $  13,928,618         1.51x           5.895%
300 - 359                            41             689,232,010        17.7%         $  16,810,537         1.60x           5.711%
360 - 360                           109           2,044,191,482        52.4%         $  18,754,050         1.35x           5.654%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     188         $ 3,900,954,521       100.0%         $  20,749,758         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
      RANGE OF REMAINING             TERM TO         CUT-OFF DATE  MATURITY DATE
   AMORTIZATION TERMS (MOS)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

 Interest Only                         85.2              75.7%         75.7%
238 - 299                             116.8              63.0%         47.6%
300 - 359                              78.4              66.7%         60.7%
360 - 360                             108.4              74.2%         67.5%
TOTAL/WTD. AVG.                        97.6              72.7%         67.4%

                           MIN     238 months
                           MAX     360 months
              WEIGHTED AVERAGE     350 months

                                                           AGGREGATE POOL
                                              DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
       RANGE OF ORIGINAL         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
       TERMS TO MATURITY           LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

56 - 60                              21         $ 1,085,035,898        27.8%         $  51,668,376         1.51x           5.805%
61 - 119                             10             505,055,000        12.9%         $  50,505,500         1.47x           5.436%
120 - 120                           157           2,310,863,623        59.2%         $  14,718,877         1.38x           5.630%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     188         $ 3,900,954,521       100.0%         $  20,749,758         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
       RANGE OF ORIGINAL             TERM TO         CUT-OFF DATE  MATURITY DATE
       TERMS TO MATURITY          MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

56 - 60                                56.9              71.3%         69.2%
61 - 119                               96.1              74.8%         74.1%
120 - 120                             117.1              72.9%         65.2%
TOTAL/WTD. AVG.                        97.6              72.7%         67.4%

                           MIN      56 months
                           MAX     120 months
              WEIGHTED AVERAGE     100 months

                                       A-8

                                                           AGGREGATE POOL
                                                DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
       PREPAYMENT TYPE             LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

Defeasance                          174         $ 3,790,351,302        97.2%         $  21,783,628          1.43           5.653%
Greater of YM or 1%                  12              95,053,219         2.4%         $   7,921,102          1.32           5.580%
YM/Defeasance                         1               9,550,000         0.2%         $   9,550,000          2.16           6.605%
Greater of YM +1% or 2%               1               6,000,000         0.2%         $   6,000,000          1.29           5.550%
                                    ---         ---------------       -----
Total/Wtd.Avg.                      188         $ 3,900,954,521       100.0%         $  20,749,758          1.43           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
       PREPAYMENT TYPE            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Defeasance                             97.3              72.7%         67.5%
Greater of YM or 1%                   113.1              75.8%         66.9%
YM/Defeasance                          60.0              47.8%         43.6%
Greater of YM +1% or 2%               111.0              77.9%         66.8%
Total/Wtd.Avg.                         97.6              72.7%         67.4%

                                 AGGREGATE POOL
                         DISTRIBUTION OF LOCKBOX TYPES

                                                                 PERCENTAGE OF
                                 NUMBER OF                         AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
           LOCKBOXES               LOANS         BALANCE ($)        BALANCE
-------------------------------  ---------     ---------------   -------------
Hard                                42         $ 2,339,357,389       60.0%
Soft                                15             440,667,059       11.3%
--------------------------------------------------------------------------------

                                 AGGREGATE POOL
                            DISTRIBUTION OF ESCROWS

                                                                 PERCENTAGE OF
                                 NUMBER OF                         AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
          ESCROW TYPE              LOANS         BALANCE ($)        BALANCE
-------------------------------  ---------     ---------------   -------------
Replacement Reserves                136         2,465,078,984        63.2%
Real Estate Tax                     153         2,743,975,407        70.3%
Insurance                           147         2,639,241,865        67.7%
TI/LC                                82         1,696,687,153        58.7%   (a)
--------------------------------------------------------------------------------

(a) Percentage of total office, retail and industrial properties only.

                                       A-9

                                                           AGGREGATE POOL
                                                   DISTRIBUTION OF PROPERTY TYPES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGED       CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        PROPERTY TYPES           PROPERTIES       BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ----------     ---------------    -------------     -------------     -------------   -------------

Office                               70         $ 1,451,443,431        37.2%         $  20,734,906         1.38x           5.740%
Retail                              116           1,222,272,796        31.3%         $  10,536,834         1.49x           5.505%
Hospitality                          46             619,964,692        15.9%         $  13,477,493         1.50x           5.868%
Multifamily                          27             307,212,863         7.9%         $  11,378,254         1.39x           5.388%
Industrial                           36             217,055,951         5.6%         $   6,029,332         1.32x           5.700%
Other                                 4              43,490,000         1.1%         $  10,872,500         1.37x           5.462%
Self-Storage                         14              34,925,833         0.9%         $   2,494,702         1.47x           5.756%
Mobile Home Park                      2               4,588,954         0.1%         $   2,294,477         1.29x           5.780%
                                    ---         ---------------       -----
Total/Wtd.Avg.                      315         $ 3,900,954,521       100.0%         $  12,383,983         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
        PROPERTY TYPES            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Office                                 99.0              75.4%         71.1%
Retail                                101.0              68.3%         62.8%
Hospitality                            91.6              72.8%         64.8%
Multifamily                            92.3              75.5%         71.7%
Industrial                             85.9              75.5%         71.4%
Other                                 118.2              72.4%         71.3%
Self-Storage                          117.9              74.0%         61.4%
Mobile Home Park                      116.6              68.0%         60.4%
Total/Wtd.Avg.                         97.6              72.7%         67.4%

                                      A-10

                                                           AGGREGATE POOL
                                                       GEOGRAPHIC DISTRIBUTION

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGED       CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        PROPERTY STATE           PROPERTIES       BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ----------     ---------------    -------------     -------------     -------------   -------------

North Carolina                       16         $   466,512,187        12.0%         $  29,157,012         1.46x           5.678%
Texas                                37             405,076,644        10.4%         $  10,948,017         1.60x           5.515%
California                           25             358,240,860         9.2%         $  14,329,634         1.37x           5.648%
Maryland                             22             319,279,000         8.2%         $  14,512,682         1.47x           5.413%
Washington                            8             248,533,741         6.4%         $  31,066,718         1.33x           5.700%
Florida                              19             194,878,023         5.0%         $  10,256,738         1.44x           5.649%
Hawaii                                7             185,383,861         4.8%         $  26,483,409         1.64x           5.669%
Pennsylvania                          5             184,531,572         4.7%         $  36,906,314         1.33x           5.579%
Colorado                              9             167,946,740         4.3%         $  18,660,749         1.48x           5.688%
Georgia                              10             139,202,366         3.6%         $  13,920,237         1.39x           6.211%
Nevada                               17             120,812,564         3.1%         $   7,106,621         1.24x           5.740%
Arizona                              10             105,946,973         2.7%         $  10,594,697         1.27x           5.583%
Illinois                              8             105,389,053         2.7%         $  13,173,632         1.42x           5.541%
South Carolina                       12              76,112,896         2.0%         $   6,342,741         1.39x           5.583%
District Of Columbia                  1              71,100,000         1.8%         $  71,100,000         1.21x           5.430%
Virginia                              5              63,386,000         1.6%         $  12,677,200         1.38x           5.604%
Michigan                              8              63,075,597         1.6%         $   7,884,450         1.35x           5.779%
Ohio                                  9              58,583,133         1.5%         $   6,509,237         1.33x           5.729%
Connecticut                           5              50,747,795         1.3%         $  10,149,559         1.41x           5.851%
Louisiana                            13              46,411,607         1.2%         $   3,570,124         1.43x           5.770%
Arkansas                              2              44,481,238         1.1%         $  22,240,619         1.55x           5.556%
New Jersey                            4              43,733,331         1.1%         $  10,933,333         1.35x           5.724%
Iowa                                  5              43,368,512         1.1%         $   8,673,702         1.54x           5.532%
New York                              2              41,500,000         1.1%         $  20,750,000         1.31x           5.555%
Nebraska                              3              38,459,405         1.0%         $  12,819,802         1.53x           5.598%
Oregon                                2              35,056,107         0.9%         $  17,528,053         1.38x           6.101%
Alabama                               2              27,402,287         0.7%         $  13,701,143         1.38x           5.903%
New Mexico                            1              25,667,956         0.7%         $  25,667,956         1.56x           5.487%
Tennessee                             5              24,002,463         0.6%         $   4,800,493         1.43x           5.685%
Massachusetts                         3              23,885,000         0.6%         $   7,961,667         1.74x           6.053%
Missouri                              5              19,045,278         0.5%         $   3,809,056         1.42x           5.905%
Minnesota                             6              17,356,162         0.4%         $   2,892,694         1.31x           5.853%
Indiana                              11              16,999,322         0.4%         $   1,545,393         1.26x           6.500%
Idaho                                 1              15,804,289         0.4%         $  15,804,289         1.38x           5.770%
Utah                                  3              12,980,246         0.3%         $   4,326,749         1.35x           5.882%
Delaware                              2               7,946,101         0.2%         $   3,973,051         1.25x           5.531%
Wisconsin                             3               5,871,316         0.2%         $   1,957,105         1.65x           5.649%
Mississippi                           1               5,115,413         0.1%         $   5,115,413         1.39x           5.320%
Rhode Island                          1               4,985,363         0.1%         $   4,985,363         1.72x           5.710%
Wyoming                               1               4,600,000         0.1%         $   4,600,000         1.31x           5.000%
Vermont                               1               2,865,000         0.1%         $   2,865,000         2.16x           6.605%
Oklahoma                              1               2,822,806         0.1%         $   2,822,806         1.26x           6.500%
Montana                               1               2,370,245         0.1%         $   2,370,245         1.26x           6.500%
West Virginia                         1               1,339,816         0.0%         $   1,339,816         1.72x           5.710%
Kansas                                1               1,076,636         0.0%         $   1,076,636         1.26x           6.500%
South Dakota                          1               1,069,617         0.0%         $   1,069,617         1.26x           6.500%
                                    ---         ---------------       -----
TOTAL/WTD.AVG                       315         $ 3,900,954,521       100.0%         $  12,383,983         1.43x           5.654%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
        PROPERTY STATE            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

North Carolina                        107.1              75.7%         72.4%
Texas                                  83.3              64.3%         59.5%
California                            107.6              70.4%         64.7%
Maryland                               92.3              74.2%         73.3%
Washington                             62.9              79.3%         77.0%
Florida                               105.4              73.9%         66.9%
Hawaii                                 76.5              59.8%         55.3%
Pennsylvania                          117.7              74.1%         66.0%
Colorado                               74.9              76.1%         73.3%
Georgia                               109.7              73.9%         68.8%
Nevada                                 73.1              74.6%         70.4%
Arizona                               117.5              73.9%         66.2%
Illinois                              115.6              74.3%         67.0%
South Carolina                        117.2              76.4%         66.7%
District Of Columbia                  116.0              72.6%         69.2%
Virginia                              117.3              72.1%         65.7%
Michigan                               96.1              71.6%         65.4%
Ohio                                   93.8              75.5%         72.0%
Connecticut                           110.7              76.9%         67.0%
Louisiana                             116.1              74.4%         63.3%
Arkansas                              115.2              71.3%         59.3%
New Jersey                            117.3              68.5%         57.6%
Iowa                                  112.5              74.8%         63.9%
New York                              118.1              80.8%         72.3%
Nebraska                              109.0              75.6%         65.4%
Oregon                                 71.1              77.0%         70.3%
Alabama                               116.5              76.7%         70.3%
New Mexico                            115.0              75.1%         63.6%
Tennessee                              97.0              74.4%         65.9%
Massachusetts                          65.6              67.5%         65.3%
Missouri                               92.3              75.8%         69.2%
Minnesota                             102.9              75.4%         66.0%
Indiana                                60.0              80.0%         80.0%
Idaho                                 116.0              66.7%         51.5%
Utah                                  102.6              81.0%         71.5%
Delaware                              119.5              79.9%         69.0%
Wisconsin                             108.7              62.3%         54.4%
Mississippi                           114.0              79.3%         66.3%
Rhode Island                          115.0              65.5%         50.6%
Wyoming                               115.0              80.0%         69.2%
Vermont                                60.0              47.8%         43.6%
Oklahoma                               60.0              80.0%         80.0%
Montana                                60.0              80.0%         80.0%
West Virginia                         115.0              65.5%         50.6%
Kansas                                 60.0              80.0%         80.0%
South Dakota                           60.0              80.0%         80.0%
TOTAL/WTD.AVG                          97.6              72.7%         67.4%

                                      A-11

                                                               GROUP 1
                                                      DISTRIBUTION BY LOAN TYPE

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
          LOAN TYPE                LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

Interest Only, Then Amortizing      100         $ 2,210,160,927        61.6%         $  22,101,609         1.36x           5.724%
Interest Only                        22             804,749,000        22.4%         $  36,579,500         1.48x           5.638%
Amortizing                           46             574,242,776        16.0%         $  12,483,539         1.68x           5.547%
                                    ---         ---------------       -----
TOTAL/WTD.AVG.                      168         $ 3,589,152,703       100.0%         $  21,364,004         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
          LOAN TYPE               MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Interest Only, Then Amortizing        104.2              74.4%         68.0%
Interest Only                          87.4              76.0%         76.0%
Amortizing                             89.6              60.3%         51.1%
TOTAL/WTD.AVG.                         98.1              72.5%         67.1%

                                                              GROUP 1
                                          DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
    RANGE OF CUT-OFF DATE        MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
    PRINCIPAL BALANCES ($)         LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

1,392,238 - 2,499,999                 8         $    15,896,806         0.4%         $   1,987,101         1.62x           5.556%
2,500,000 - 4,999,999                39             142,537,510         4.0%         $   3,654,808         1.42x           5.593%
5,000,000 - 6,999,999                18             105,564,529         2.9%         $   5,864,696         1.35x           5.605%
7,000,000 - 9,999,999                24             197,438,099         5.5%         $   8,226,587         1.45x           5.691%
10,000,000 - 14,999,999              24             282,869,171         7.9%         $  11,786,215         1.36x           5.652%
15,000,000 - 19,999,999              18             307,434,524         8.6%         $  17,079,696         1.37x           5.692%
20,000,000 - 39,999,999              14             394,694,167        11.0%         $  28,192,440         1.42x           5.717%
40,000,000 - 59,999,999               7             352,997,000         9.8%         $  50,428,143         1.36x           5.691%
60,000,000 - 69,999,999               2             137,990,000         3.8%         $  68,995,000         1.30x           6.018%
70,000,000 - 89,999,999               6             468,870,000        13.1%         $  78,145,000         1.30x           5.891%
90,000,000 - 109,999,999              3             306,604,922         8.5%         $ 102,201,641         1.59x           5.527%
110,000,000 - 149,999,999             2             259,255,976         7.2%         $ 129,627,988         1.70x           5.325%
150,000,000 - 215,500,000             3             617,000,000        17.2%         $ 205,666,667         1.50x           5.659%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     168         $ 3,589,152,703       100.0%         $  21,364,004         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
    RANGE OF CUT-OFF DATE            TERM TO         CUT-OFF DATE  MATURITY DATE
    PRINCIPAL BALANCES ($)        MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

1,392,238 - 2,499,999                 117.1              62.3%         53.9%
2,500,000 - 4,999,999                 116.2              70.7%         63.4%
5,000,000 - 6,999,999                 113.8              74.5%         65.6%
7,000,000 - 9,999,999                 106.4              68.6%         62.2%
10,000,000 - 14,999,999               108.8              71.8%         65.2%
15,000,000 - 19,999,999               109.3              72.8%         63.9%
20,000,000 - 39,999,999               112.2              69.9%         62.8%
40,000,000 - 59,999,999               104.4              73.9%         67.4%
60,000,000 - 69,999,999                58.0              79.9%         79.9%
70,000,000 - 89,999,999                85.5              77.0%         73.7%
90,000,000 - 109,999,999               77.1              72.1%         70.6%
110,000,000 - 149,999,999              84.6              58.8%         54.8%
150,000,000 - 215,500,000              99.4              75.9%         70.6%
TOTAL/WTD. AVG.                        98.1              72.5%         67.1%

                           MIN      1,392,238
                           MAX    215,500,000
                       AVERAGE     21,364,004

                                      A-12

                                                               GROUP 1
                                            DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
     RANGE OF DEBT SERVICE       MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        COVERAGE RATIOS            LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

1.13 - 1.19                           6         $    88,154,774         2.5%         $  14,692,462         1.18x           5.762%
1.20 - 1.29                          63             978,760,455        27.3%         $  15,535,880         1.23x           5.656%
1.30 - 1.39                          29             815,675,801        22.7%         $  28,126,752         1.35x           5.817%
1.40 - 1.49                          21             456,947,583        12.7%         $  21,759,409         1.45x           5.902%
1.50 - 1.59                          14             702,506,931        19.6%         $  50,179,066         1.55x           5.521%
1.60 - 1.69                          12             106,853,444         3.0%         $   8,904,454         1.65x           5.648%
1.70 - 1.79                          11             253,799,657         7.1%         $  23,072,696         1.73x           5.667%
1.80 - 1.99                           7              36,752,829         1.0%         $   5,250,404         1.85x           5.544%
2.00 - 2.29                           4             146,701,230         4.1%         $  36,675,307         2.09x           5.111%
2.30 - 2.52                           1               3,000,000         0.1%         $   3,000,000         2.52x           4.850%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     168         $ 3,589,152,703       100.0%         $  21,364,004         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
     RANGE OF DEBT SERVICE           TERM TO         CUT-OFF DATE  MATURITY DATE
        COVERAGE RATIOS           MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

1.13 - 1.19                           118.2              76.7%         67.5%
1.20 - 1.29                           106.1              75.5%         70.0%
1.30 - 1.39                            88.6              76.3%         71.3%
1.40 - 1.49                           100.0              72.8%         65.7%
1.50 - 1.59                           108.4              74.9%         70.5%
1.60 - 1.69                            85.6              67.8%         63.4%
1.70 - 1.79                            87.1              59.5%         53.1%
1.80 - 1.99                           105.4              59.4%         55.0%
2.00 - 2.29                            55.2              45.9%         42.9%
2.30 - 2.52                           115.0              39.5%         34.0%
TOTAL/WTD. AVG.                        98.1              72.5%         67.1%

                           MIN        1.13x
                           MAX        2.52x
              WEIGHTED AVERAGE        1.44x

                                                               GROUP 1
                                               DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
       RANGE OF MORTGAGE         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        INTEREST RATES             LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

4.850% - 5.000%                       3         $   141,975,976         4.0%         $  47,325,325         2.03x           4.980%
5.001% - 5.250%                      13             129,571,026         3.6%         $   9,967,002         1.48x           5.163%
5.251% - 5.500%                      30             968,776,765        27.0%         $  32,292,559         1.49x           5.441%
5.501% - 5.750%                      67           1,174,431,506        32.7%         $  17,528,828         1.35x           5.610%
5.751% - 6.000%                      38             583,169,074        16.2%         $  15,346,555         1.39x           5.816%
6.001% - 6.500%                      13             460,094,418        12.8%         $  35,391,878         1.38x           6.245%
6.501% - 6.865%                       4             131,133,938         3.7%         $  32,783,485         1.53x           6.660%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     168         $ 3,589,152,703       100.0%         $  21,364,004         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
       RANGE OF MORTGAGE             TERM TO         CUT-OFF DATE  MATURITY DATE
        INTEREST RATES            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

4.850% - 5.000%                        56.7              47.5%         44.4%
5.001% - 5.250%                       114.6              68.4%         59.8%
5.251% - 5.500%                       109.6              72.2%         66.5%
5.501% - 5.750%                       102.7              75.6%         70.2%
5.751% - 6.000%                        98.4              71.4%         65.1%
6.001% - 6.500%                        75.8              75.7%         72.0%
6.501% - 6.865%                        75.7              71.7%         66.9%
TOTAL/WTD. AVG.                        98.1              72.5%         67.1%

                           MIN       4.850%
                           MAX       6.865%
              WEIGHTED AVERAGE       5.677%

                                      A-13

                                                               GROUP 1
                                          DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
    RANGE OF CUT-OFF DATE        MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
   LOAN-TO-VALUE RATIOS (%)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

38.20 - 50.00                         9         $   193,523,325         5.4%         $  21,502,592         2.00x           5.384%
50.01 - 60.00                        12              94,426,636         2.6%         $   7,868,886         1.66x           5.510%
60.01 - 65.00                        14             244,702,755         6.8%         $  17,478,768         1.61x           5.526%
65.01 - 70.00                        26             359,614,726        10.0%         $  13,831,336         1.43x           5.718%
70.01 - 75.00                        31             808,868,061        22.5%         $  26,092,518         1.42x           5.661%
75.01 - 80.00                        71           1,814,469,059        50.6%         $  25,555,902         1.35x           5.728%
80.01 - 89.30                         5              73,548,142         2.0%         $  14,709,628         1.33x           5.861%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     168         $ 3,589,152,703       100.0%         $  21,364,004         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
    RANGE OF CUT-OFF DATE            TERM TO         CUT-OFF DATE  MATURITY DATE
   LOAN-TO-VALUE RATIOS (%)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

38.20 - 50.00                          65.8              45.3%         41.3%
50.01 - 60.00                         117.4              55.3%         47.7%
60.01 - 65.00                          88.2              61.9%         56.4%
65.01 - 70.00                         106.6              67.5%         60.0%
70.01 - 75.00                         113.8              73.0%         68.5%
75.01 - 80.00                          92.3              78.0%         72.8%
80.01 - 89.30                         117.9              83.2%         73.3%
TOTAL/WTD. AVG.                        98.1              72.5%         67.1%

                           MIN        38.2%
                           MAX        89.3%
              WEIGHTED AVERAGE        72.5%

                                                               GROUP 1
                                             DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
      RANGE OF REMAINING         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
    TERMS TO MATURITY (MOS)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

51 - 60                              21         $ 1,085,035,898        30.2%         $  51,668,376         1.51x           5.805%
61 - 110                              6             107,845,000         3.0%         $  17,974,167         1.31x           5.785%
111 - 115                            11             337,159,125         9.4%         $  30,650,830         1.55x           5.493%
116 - 116                            33             554,505,586        15.4%         $  16,803,200         1.38x           5.565%
117 - 117                            18             329,957,372         9.2%         $  18,330,965         1.35x           5.647%
118 - 118                            35             518,089,366        14.4%         $  14,802,553         1.36x           5.745%
119 - 120                            44             656,560,356        18.3%         $  14,921,826         1.42x           5.595%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     168         $ 3,589,152,703       100.0%         $  21,364,004         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
      RANGE OF REMAINING             TERM TO         CUT-OFF DATE  MATURITY DATE
    TERMS TO MATURITY (MOS)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

51 - 60                                56.9              71.3%         69.2%
61 - 110                               85.0              76.8%         73.6%
111 - 115                             114.9              72.3%         61.0%
116 - 116                             116.0              73.4%         66.2%
117 - 117                             117.0              74.6%         69.0%
118 - 118                             118.0              72.1%         64.4%
119 - 120                             119.1              72.3%         67.6%
TOTAL/WTD. AVG.                        98.1              72.5%         67.1%

                           MIN      51 months
                           MAX     120 months
              WEIGHTED AVERAGE      98 months

                                      A-14

                                                               GROUP 1
                                             DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
      RANGE OF REMAINING         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
   AMORTIZATION TERMS (MOS)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

 Interest Only                       22         $   804,749,000        22.4%         $  36,579,500         1.48x           5.638%
238 - 299                            13             181,072,028         5.0%         $  13,928,618         1.51x           5.895%
300 - 359                            38             674,140,748        18.8%         $  17,740,546         1.60x           5.714%
360 - 360                            95           1,929,190,927        53.8%         $  20,307,273         1.35x           5.659%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     168         $ 3,589,152,703       100.0%         $  21,364,004         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
      RANGE OF REMAINING             TERM TO         CUT-OFF DATE  MATURITY DATE
   AMORTIZATION TERMS (MOS)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

 Interest Only                         87.4              76.0%         76.0%
238 - 299                             116.8              63.0%         47.6%
300 - 359                              77.6              66.4%         60.6%
360 - 360                             107.9              74.0%         67.5%
TOTAL/WTD. AVG.                        98.1              72.5%         67.1%

                           MIN     238 months
                           MAX     360 months
              WEIGHTED AVERAGE     349 months

                                                               GROUP 1
                                              DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
      RANGE OF ORIGINAL          MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
      TERMS TO MATURITY            LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

56 - 60                              21         $ 1,085,035,898        30.2%         $  51,668,376         1.51x           5.805%
61 - 119                              7             323,345,000         9.0%         $  46,192,143         1.48x           5.535%
120 - 120                           140           2,180,771,805        60.8%         $  15,576,941         1.39x           5.633%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                     168         $ 3,589,152,703       100.0%         $  21,364,004         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
      RANGE OF ORIGINAL              TERM TO         CUT-OFF DATE  MATURITY DATE
      TERMS TO MATURITY           MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

56 - 60                                56.9              71.3%         69.2%
61 - 119                              107.7              75.1%         74.1%
120 - 120                             117.1              72.7%         65.0%
TOTAL/WTD. AVG.                        98.1              72.5%         67.1%

                           MIN      56 months
                           MAX     120 months
              WEIGHTED AVERAGE     101 months

                                      A-15

                                                               GROUP 1
                                                DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
       PREPAYMENT TYPE             LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

Defeasance                          154         $ 3,478,549,485        96.9%         $  22,587,984          1.44           5.677%
Greater of YM or 1%                  12              95,053,219         2.6%         $   7,921,102          1.32           5.580%
YM/Defeasance                         1               9,550,000         0.3%         $   9,550,000          2.16           6.605%
Greater of YM +1% or 2%               1               6,000,000         0.2%         $   6,000,000          1.29           5.550%
                                    ---         ---------------       -----
Total/Wtd.Avg.                      168         $ 3,589,152,703       100.0%         $  21,364,004          1.44           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
       PREPAYMENT TYPE            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Defeasance                             97.7              72.5%         67.2%
Greater of YM or 1%                   113.1              75.8%         66.9%
YM/Defeasance                          60.0              47.8%         43.6%
Greater of YM +1% or 2%               111.0              77.9%         66.8%
Total/Wtd.Avg.                         98.1              72.5%         67.1%

                                    GROUP 1
                         DISTRIBUTION OF LOCKBOX TYPES

                                                                   PERCENTAGE OF
                                    NUMBER OF                        AGGREGATE
                                    MORTGAGE       CUT-OFF DATE    CUT-OFF DATE
           LOCKBOXES                  LOANS         BALANCE ($)       BALANCE
-------------------------------     ---------     ---------------  -------------
Hard                                   41         $ 2,311,947,389      64.4%
Soft                                   11             246,367,059       6.9%
--------------------------------------------------------------------------------

                                    GROUP 1
                            DISTRIBUTION OF ESCROWS

                                                                   PERCENTAGE OF
                                    NUMBER OF                        AGGREGATE
                                    MORTGAGE       CUT-OFF DATE    CUT-OFF DATE
          ESCROW TYPE                 LOANS         BALANCE ($)       BALANCE
-------------------------------     ---------     ---------------  -------------
Replacement Reserves                   116          2,153,277,166      60.0%
Real Estate Tax                        133          2,432,173,589      67.8%
Insurance                              127          2,327,440,047      64.8%
TI/LC                                   82          1,696,687,153      58.7% (a)
--------------------------------------------------------------------------------

(a) Percentage of total office, retail and industrial properties only.

                                      A-16

                                                               GROUP 1
                                                   DISTRIBUTION OF PROPERTY TYPES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGED       CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        PROPERTY TYPES           PROPERTIES       BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ----------     ---------------    -------------     -------------     -------------   -------------

Office                               70         $ 1,451,443,431        40.4%         $  20,734,906         1.38x           5.740%
Retail                              116           1,222,272,796        34.1%         $  10,536,834         1.49x           5.505%
Hospitality                          46             619,964,692        17.3%         $  13,477,493         1.50x           5.868%
Industrial                           36             217,055,951         6.0%         $   6,029,332         1.32x           5.700%
Other                                 4              43,490,000         1.2%         $  10,872,500         1.37x           5.462%
Self-Storage                         14              34,925,833         1.0%         $   2,494,702         1.47x           5.756%
                                    ---         ---------------       -----
TOTAL/WTD.AVG.                      286         $ 3,589,152,703       100.0%         $  12,549,485         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
        PROPERTY TYPES            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Office                                 99.0              75.4%         71.1%
Retail                                101.0              68.3%         62.8%
Hospitality                            91.6              72.8%         64.8%
Industrial                             85.9              75.5%         71.4%
Other                                 118.2              72.4%         71.3%
Self-Storage                          117.9              74.0%         61.4%
TOTAL/WTD.AVG.                         98.1              72.5%         67.1%

                                      A-17

                                                               GROUP 1
                                                       GEOGRAPHIC DISTRIBUTION

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGED       CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        PROPERTY STATE           PROPERTIES       BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ----------     ---------------    -------------     -------------     -------------   -------------

North Carolina                       16         $   466,512,187        13.0%         $  29,157,012         1.46x           5.678%
Texas                                33             357,591,644        10.0%         $  10,836,110         1.62x           5.519%
California                           23             337,940,860         9.4%         $  14,693,081         1.35x           5.648%
Washington                            6             227,933,741         6.4%         $  37,988,957         1.35x           5.743%
Hawaii                                7             185,383,861         5.2%         $  26,483,409         1.64x           5.669%
Pennsylvania                          5             184,531,572         5.1%         $  36,906,314         1.33x           5.579%
Maryland                             13             179,279,000         5.0%         $  13,790,692         1.52x           5.565%
Florida                              15             174,957,069         4.9%         $  11,663,805         1.43x           5.723%
Colorado                              9             167,946,740         4.7%         $  18,660,749         1.48x           5.688%
Nevada                               17             120,812,564         3.4%         $   7,106,621         1.24x           5.740%
Illinois                              8             105,389,053         2.9%         $  13,173,632         1.42x           5.541%
Georgia                               8             105,202,366         2.9%         $  13,150,296         1.45x           6.263%
Arizona                               9             103,446,973         2.9%         $  11,494,108         1.27x           5.575%
South Carolina                       12              76,112,896         2.1%         $   6,342,741         1.39x           5.583%
District Of Columbia                  1              71,100,000         2.0%         $  71,100,000         1.21x           5.430%
Virginia                              5              63,386,000         1.8%         $  12,677,200         1.38x           5.604%
Michigan                              8              63,075,597         1.8%         $   7,884,450         1.35x           5.779%
Connecticut                           5              50,747,795         1.4%         $  10,149,559         1.41x           5.851%
Ohio                                  7              49,189,578         1.4%         $   7,027,083         1.35x           5.762%
Louisiana                            13              46,411,607         1.3%         $   3,570,124         1.43x           5.770%
Arkansas                              2              44,481,238         1.2%         $  22,240,619         1.55x           5.556%
New Jersey                            4              43,733,331         1.2%         $  10,933,333         1.35x           5.724%
Iowa                                  5              43,368,512         1.2%         $   8,673,702         1.54x           5.532%
New York                              2              41,500,000         1.2%         $  20,750,000         1.31x           5.555%
Nebraska                              3              38,459,405         1.1%         $  12,819,802         1.53x           5.598%
Oregon                                2              35,056,107         1.0%         $  17,528,053         1.38x           6.101%
Alabama                               2              27,402,287         0.8%         $  13,701,143         1.38x           5.903%
New Mexico                            1              25,667,956         0.7%         $  25,667,956         1.56x           5.487%
Massachusetts                         3              23,885,000         0.7%         $   7,961,667         1.74x           6.053%
Missouri                              5              19,045,278         0.5%         $   3,809,056         1.42x           5.905%
Minnesota                             6              17,356,162         0.5%         $   2,892,694         1.31x           5.853%
Indiana                              11              16,999,322         0.5%         $   1,545,393         1.26x           6.500%
Tennessee                             4              16,115,568         0.4%         $   4,028,892         1.53x           5.639%
Idaho                                 1              15,804,289         0.4%         $  15,804,289         1.38x           5.770%
Utah                                  3              12,980,246         0.4%         $   4,326,749         1.35x           5.882%
Delaware                              2               7,946,101         0.2%         $   3,973,051         1.25x           5.531%
Wisconsin                             3               5,871,316         0.2%         $   1,957,105         1.65x           5.649%
Rhode Island                          1               4,985,363         0.1%         $   4,985,363         1.72x           5.710%
Vermont                               1               2,865,000         0.1%         $   2,865,000         2.16x           6.605%
Oklahoma                              1               2,822,806         0.1%         $   2,822,806         1.26x           6.500%
Montana                               1               2,370,245         0.1%         $   2,370,245         1.26x           6.500%
West Virginia                         1               1,339,816         0.0%         $   1,339,816         1.72x           5.710%
Kansas                                1               1,076,636         0.0%         $   1,076,636         1.26x           6.500%
South Dakota                          1               1,069,617         0.0%         $   1,069,617         1.26x           6.500%
                                    ---         ---------------       -----
TOTAL/WTD.AVG                       286         $ 3,589,152,703       100.0%         $  12,549,485         1.44x           5.677%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
        PROPERTY STATE            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

North Carolina                        107.1              75.7%         72.4%
Texas                                  81.7              63.3%         58.4%
California                            109.3              70.4%         64.5%
Washington                             58.2              79.3%         77.7%
Hawaii                                 76.5              59.8%         55.3%
Pennsylvania                          117.7              74.1%         66.0%
Maryland                              105.0              72.8%         71.2%
Florida                               104.2              73.2%         66.5%
Colorado                               74.9              76.1%         73.3%
Nevada                                 73.1              74.6%         70.4%
Illinois                              115.6              74.3%         67.0%
Georgia                               107.3              74.0%         69.5%
Arizona                               117.5              74.1%         66.4%
South Carolina                        117.2              76.4%         66.7%
District Of Columbia                  116.0              72.6%         69.2%
Virginia                              117.3              72.1%         65.7%
Michigan                               96.1              71.6%         65.4%
Connecticut                           110.7              76.9%         67.0%
Ohio                                   89.2              75.0%         72.6%
Louisiana                             116.1              74.4%         63.3%
Arkansas                              115.2              71.3%         59.3%
New Jersey                            117.3              68.5%         57.6%
Iowa                                  112.5              74.8%         63.9%
New York                              118.1              80.8%         72.3%
Nebraska                              109.0              75.6%         65.4%
Oregon                                 71.1              77.0%         70.3%
Alabama                               116.5              76.7%         70.3%
New Mexico                            115.0              75.1%         63.6%
Massachusetts                          65.6              67.5%         65.3%
Missouri                               92.3              75.8%         69.2%
Minnesota                             102.9              75.4%         66.0%
Indiana                                60.0              80.0%         80.0%
Tennessee                              87.7              72.5%         65.8%
Idaho                                 116.0              66.7%         51.5%
Utah                                  102.6              81.0%         71.5%
Delaware                              119.5              79.9%         69.0%
Wisconsin                             108.7              62.3%         54.4%
Rhode Island                          115.0              65.5%         50.6%
Vermont                                60.0              47.8%         43.6%
Oklahoma                               60.0              80.0%         80.0%
Montana                                60.0              80.0%         80.0%
West Virginia                         115.0              65.5%         50.6%
Kansas                                 60.0              80.0%         80.0%
South Dakota                           60.0              80.0%         80.0%
TOTAL/WTD.AVG                          98.1              72.5%         67.1%

                                      A-18

                                                               GROUP 2
                                                      DISTRIBUTION BY LOAN TYPE

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
          LOAN TYPE                LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

Interest Only                         3         $   181,710,000        58.3%         $  60,570,000         1.46x           5.261%
Interest Only, Then Amortizing       14             115,000,555        36.9%         $   8,214,325         1.28x           5.577%
Amortizing                            3              15,091,263         4.8%         $   5,030,421         1.30x           5.599%
                                    ---         ---------------       -----
TOTAL/WTD.AVG.                       20         $   311,801,818       100.0%         $  15,590,091         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
          LOAN TYPE               MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Interest Only                          75.6              74.1%         74.1%
Interest Only, Then Amortizing        116.6              77.0%         68.1%
Amortizing                            115.2              78.0%         65.7%

TOTAL/WTD.AVG.                         92.6              75.4%         71.5%

                                                              GROUP 2
                                          DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
    RANGE OF CUT-OFF DATE        MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
    PRINCIPAL BALANCES ($)         LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

2,088,954 - 2,499,999                 2         $     4,568,954         1.5%         $   2,284,477         1.46x           5.247%
2,500,000 - 4,999,999                 4              14,240,555         4.6%         $   3,560,139         1.32x           5.265%
5,000,000 - 6,999,999                 4              22,913,413         7.3%         $   5,728,353         1.38x           5.466%
7,000,000 - 9,999,999                 4              31,176,895        10.0%         $   7,794,224         1.22x           5.717%
10,000,000 - 14,999,999               3              37,492,000        12.0%         $  12,497,333         1.43x           5.281%
15,000,000 - 39,999,999               2              61,410,000        19.7%         $  30,705,000         1.38x           5.707%
40,000,000 - 140,000,000              1             140,000,000        44.9%         $ 140,000,000         1.42x           5.220%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                      20         $   311,801,818       100.0%         $  15,590,091         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
    RANGE OF CUT-OFF DATE            TERM TO         CUT-OFF DATE  MATURITY DATE
    PRINCIPAL BALANCES ($)        MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

2,088,954 - 2,499,999                 115.5              76.8%         66.5%
2,500,000 - 4,999,999                 116.4              75.5%         66.7%
5,000,000 - 6,999,999                 116.9              77.3%         67.0%
7,000,000 - 9,999,999                 116.7              79.0%         68.5%
10,000,000 - 14,999,999                95.2              76.0%         69.9%
15,000,000 - 39,999,999               100.5              71.1%         67.2%
40,000,000 - 140,000,000               76.0              75.9%         75.9%

TOTAL/WTD. AVG.                        92.6              75.4%         71.5%

                           MIN      2,088,954
                           MAX    140,000,000
                       AVERAGE     15,590,091

                                      A-19

                                                               GROUP 2
                                            DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
    RANGE OF DEBT SERVICE        MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
       COVERAGE RATIOS             LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

1.20 - 1.29                           9         $    89,230,450        28.6%         $   9,914,494         1.21x           5.766%
1.30 - 1.39                           4              17,029,367         5.5%         $   4,257,342         1.36x           5.235%
1.40 - 1.49                           2             144,320,000        46.3%         $  72,160,000         1.42x           5.213%
1.50 - 1.59                           4              33,812,000        10.8%         $   8,453,000         1.54x           5.355%
1.60 - 1.69                           1              27,410,000         8.8%         $  27,410,000         1.60x           5.280%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                      20         $   311,801,818       100.0%         $  15,590,091         1.39x           5.394%

                           MIN        1.20x
                           MAX        1.60x
              WEIGHTED AVERAGE        1.39x

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
    RANGE OF DEBT SERVICE            TERM TO         CUT-OFF DATE  MATURITY DATE
       COVERAGE RATIOS            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

1.20 - 1.29                           116.7              76.6%         67.7%
1.30 - 1.39                           115.3              78.5%         66.6%
1.40 - 1.49                            77.2              76.0%         75.7%
1.50 - 1.59                            93.6              74.2%         69.2%
1.60 - 1.69                            80.0              67.6%         67.6%

TOTAL/WTD. AVG.                        92.6              75.4%         71.5%

                                                               GROUP 2
                                               DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
       RANGE OF MORTGAGE         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        INTEREST RATES             LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

4.910% - 5.000%                       4         $    22,432,000         7.2%         $   5,608,000         1.46x           4.944%
5.001% - 5.250%                       4             165,825,000        53.2%         $  41,456,250         1.39x           5.220%
5.251% - 5.500%                       2              32,525,413        10.4%         $  16,262,706         1.57x           5.286%
5.501% - 5.750%                       5              31,782,509        10.2%         $   6,356,502         1.45x           5.617%
5.751% - 6.000%                       4              25,236,895         8.1%         $   6,309,224         1.22x           5.904%
6.001% - 6.500%                       1              34,000,000        10.9%         $  34,000,000         1.20x           6.052%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                      20         $   311,801,818       100.0%         $  15,590,091         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
       RANGE OF MORTGAGE             TERM TO         CUT-OFF DATE  MATURITY DATE
        INTEREST RATES            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

4.910% - 5.000%                       115.3              80.3%         70.6%
5.001% - 5.250%                        82.1              76.4%         74.8%
5.251% - 5.500%                        85.3              69.4%         67.4%
5.501% - 5.750%                        93.1              72.7%         67.7%
5.751% - 6.000%                       117.4              77.2%         67.3%
6.001% - 6.500%                       117.0              73.9%         66.8%

TOTAL/WTD. AVG.                        92.6              75.4%         71.5%

                           MIN       4.910%
                           MAX       6.052%
              WEIGHTED AVERAGE       5.394%

                                      A-20

                                                               GROUP 2
                                          DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
    RANGE OF CUT-OFF DATE        MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
   LOAN-TO-VALUE RATIOS (%)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

62.50 - 65.00                         1         $     2,500,000         0.8%         $   2,500,000         1.23x           5.930%
65.01 - 70.00                         2              41,710,000        13.4%         $  20,855,000         1.59x           5.397%
70.01 - 75.00                         4              44,909,509        14.4%         $  11,227,377         1.25x           5.954%
75.01 - 80.00                        12             211,650,308        67.9%         $  17,637,526         1.37x           5.293%
80.01 - 81.10                         1              11,032,000         3.5%         $  11,032,000         1.50x           4.910%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                      20         $   311,801,818       100.0%         $  15,590,091         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
    RANGE OF CUT-OFF DATE            TERM TO         CUT-OFF DATE  MATURITY DATE
   LOAN-TO-VALUE RATIOS (%)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

62.50 - 65.00                         118.0              62.5%         58.4%
65.01 - 70.00                          74.2              68.1%         68.1%
70.01 - 75.00                         117.1              73.7%         66.2%
75.01 - 80.00                          89.6              77.0%         73.4%
80.01 - 81.10                         115.0              81.1%         71.7%

TOTAL/WTD. AVG.                        92.6              75.4%         71.5%

                           MIN        62.5%
                           MAX        81.1%
              WEIGHTED AVERAGE        75.4%

                                                               GROUP 2
                                             DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
      RANGE OF REMAINING         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
    TERMS TO MATURITY (MOS)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

63 - 110                              3         $   181,710,000        58.3%         $  60,570,000         1.46x           5.261%
111 - 115                             6              43,436,367        13.9%         $   7,239,395         1.32x           5.148%
116 - 118                            11              86,655,450        27.8%         $   7,877,768         1.27x           5.795%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                      20         $   311,801,818       100.0%         $  15,590,091         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
      RANGE OF REMAINING             TERM TO         CUT-OFF DATE  MATURITY DATE
    TERMS TO MATURITY (MOS)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

63 - 110                               75.6              74.1%         74.1%
111 - 115                             114.9              79.7%         69.2%
116 - 118                             117.2              75.9%         67.2%

TOTAL/WTD. AVG.                        92.6              75.4%         71.5%

                           MIN      63 months
                           MAX     118 months
              WEIGHTED AVERAGE      93 months

                                      A-21

                                                               GROUP 2
                                             DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
      RANGE OF REMAINING         MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
   AMORTIZATION TERMS (MOS)        LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

 Interest Only                        3         $   181,710,000        58.3%         $  60,570,000         1.46x           5.261%
354 - 359                             3              15,091,263         4.8%         $   5,030,421         1.30x           5.599%
360 - 360                            14             115,000,555        36.9%         $   8,214,325         1.28x           5.577%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                      20         $   311,801,818       100.0%         $  15,590,091         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
      RANGE OF REMAINING             TERM TO         CUT-OFF DATE  MATURITY DATE
   AMORTIZATION TERMS (MOS)       MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

 Interest Only                         75.6              74.1%         74.1%
354 - 359                             115.2              78.0%         65.7%
360 - 360                             116.6              77.0%         68.1%

TOTAL/WTD. AVG.                        92.6              75.4%         71.5%

                           MIN     354 months
                           MAX     360 months
              WEIGHTED AVERAGE     359 months

                                                               GROUP 2
                                              DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
      RANGE OF ORIGINAL          MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
      TERMS TO MATURITY            LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

66 - 119                              3         $   181,710,000        58.3%         $  60,570,000         1.46x           5.261%
120 - 120                            17             130,091,818        41.7%         $   7,652,460         1.29x           5.579%
                                    ---         ---------------       -----
TOTAL/WTD. AVG.                      20         $   311,801,818       100.0%         $  15,590,091         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
      RANGE OF ORIGINAL              TERM TO         CUT-OFF DATE  MATURITY DATE
      TERMS TO MATURITY           MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

66 - 119                               75.6              74.1%         74.1%
120 - 120                             116.4              77.1%         67.9%

TOTAL/WTD. AVG.                        92.6              75.4%         71.5%

                           MIN      66 months
                           MAX     120 months
              WEIGHTED AVERAGE      98 months

                                      A-22

                                                               GROUP 2
                                                DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGE        CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
       PREPAYMENT TYPE             LOANS          BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ---------      ---------------    -------------     -------------     -------------   -------------

Defeasance                           20         $   311,801,818       100.0%         $  15,590,091          1.39           5.394%
                                    ---         ---------------       -----
TOTAL/WTD.AVG.                       20         $   311,801,818       100.0%         $  15,590,091          1.39           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
       PREPAYMENT TYPE            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Defeasance                             92.6              75.4%         71.5%

TOTAL/WTD.AVG.                         92.6              75.4%         71.5%

                                       GROUP 2
                            DISTRIBUTION OF LOCKBOX TYPES

                                                                 PERCENTAGE OF
                                   NUMBER OF                       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     CUT-OFF DATE
          LOCKBOXES                  LOANS       BALANCE ($)        BALANCE
-------------------------------    ---------    ------------     -------------
Hard                                   1        $ 27,410,000          8.8%
Soft                                   4         194,300,000         62.3%
--------------------------------------------------------------------------------

                                    GROUP 2
                            DISTRIBUTION OF ESCROWS

                                                                 PERCENTAGE OF
                                    NUMBER OF                      AGGREGATE
                                    MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
         ESCROW TYPE                  LOANS      BALANCE ($)        BALANCE
-------------------------------    ---------    ------------     -------------
Replacement Reserves                   20        311,801,818        100.0%
Real Estate Tax                        20        311,801,818        100.0%
Insurance                              20        311,801,818        100.0%
--------------------------------------------------------------------------------

                                      A-23

                                                               GROUP 2
                                                   DISTRIBUTION OF PROPERTY TYPES

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGED       CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        PROPERTY TYPES           PROPERTIES       BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ----------     ---------------    -------------     -------------     -------------   -------------

Multifamily                          27         $   307,212,863        98.5%         $  11,378,254         1.39x           5.388%
Mobile Home Park                      2               4,588,954         1.5%         $   2,294,477         1.29x           5.780%
                                    ---         ---------------       -----
TOTAL/WTD.AVG.                       29         $   311,801,818       100.0%         $  10,751,787         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
        PROPERTY TYPES            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Multifamily                            92.3              75.5%         71.7%
Mobile Home Park                      116.6              68.0%         60.4%

TOTAL/WTD.AVG.                         92.6              75.4%         71.5%

                                                               GROUP 2
                                                       GEOGRAPHIC DISTRIBUTION

                                                                                                         WEIGHTED
                                                                   PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                           AGGREGATE          AVERAGE           SERVICE        WEIGHTED
                                 MORTGAGED       CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE        COVERAGE         AVERAGE
        PROPERTY STATE           PROPERTIES       BALANCE ($)         BALANCE         BALANCE ($)          RATIO       MORTGAGE RATE
-------------------------------  ----------     ---------------    -------------     -------------     -------------   -------------

Maryland                              9         $   140,000,000        44.9%         $  15,555,556         1.42x           5.220%
Texas                                 4              47,485,000        15.2%         $  11,871,250         1.46x           5.487%
Georgia                               2              34,000,000        10.9%         $  17,000,000         1.20x           6.052%
Washington                            2              20,600,000         6.6%         $  10,300,000         1.21x           5.220%
California                            2              20,300,000         6.5%         $  10,150,000         1.56x           5.646%
Florida                               4              19,920,954         6.4%         $   4,980,239         1.48x           5.000%
Ohio                                  2               9,393,555         3.0%         $   4,696,778         1.24x           5.560%
Tennessee                             1               7,886,895         2.5%         $   7,886,895         1.22x           5.780%
Mississippi                           1               5,115,413         1.6%         $   5,115,413         1.39x           5.320%
Wyoming                               1               4,600,000         1.5%         $   4,600,000         1.31x           5.000%
Arizona                               1               2,500,000         0.8%         $   2,500,000         1.23x           5.930%
                                    ---         ---------------       -----
TOTAL/WTD.AVG                        29         $   311,801,818       100.0%         $  10,751,787         1.39x           5.394%

                                     WEIGHTED
                                     AVERAGE           WEIGHTED      WEIGHTED
                                    REMAINING          AVERAGE        AVERAGE
                                     TERM TO         CUT-OFF DATE  MATURITY DATE
        PROPERTY STATE            MATURITY (MOS)         LTV            LTV
-------------------------------   --------------     ------------  -------------

Maryland                               76.0              75.9%         75.9%
Texas                                  96.0              72.4%         68.0%
Georgia                               117.0              73.9%         66.8%
Washington                            115.0              79.5%         69.2%
California                             79.3              70.0%         67.8%
Florida                               115.3              79.7%         70.2%
Ohio                                  118.0              78.2%         68.6%
Tennessee                             116.0              78.1%         66.1%
Mississippi                           114.0              79.3%         66.3%
Wyoming                               115.0              80.0%         69.2%
Arizona                               118.0              62.5%         58.4%

TOTAL/WTD.AVG                          92.6              75.4%         71.5%

                                      A-24

GSMS 2006-GG6                                                            ANNEX B
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTHLAKE MALL
--------------------------------------------------------------------------------

[PHOTOS OMITTED]

                                       B-1

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTHLAKE MALL
--------------------------------------------------------------------------------

[MAP OMITTED]

                                       B-2

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - NORTHLAKE MALL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           1
Location (City/State)                                 Charlotte, North Carolina
Property Type                                                            Retail
Size (sf)                                                               540,854
Percentage Mall Shop Leased as of February 15, 2006                       95.4%
Year Built                                                                 2005
Appraisal Value                                                    $290,000,000
Underwritten Occupancy                                                    95.4%
Underwritten Revenues                                               $27,093,177
Underwritten Total Expenses                                          $8,190,612
Underwritten Net Operating Income (NOI)                             $18,902,565
Underwritten Net Cash Flow (NCF)                                    $18,392,280
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $215,500,000
Cut-off Date Principal Balance PSF/Unit                                 $398.44
Percentage of Initial Mortgage Pool Balance                                5.5%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.410%
Original Term to Maturity (Months)                                          119
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    74.3%
LTV Ratio at Maturity                                                     74.3%
Underwritten DSCR on NOI                                                  1.60x
Underwritten DSCR on NCF                                                  1.56x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "NORTHLAKE MALL LOAN") is evidenced by a note in the original principal amount of $215,500,000 and is secured by a first mortgage encumbering a super-regional shopping mall located in
      Charlotte, North Carolina (the "NORTHLAKE MALL PROPERTY"). The Northlake
      Mall Loan was originated by Goldman Sachs Commercial Mortgage Capital,
      L.P. (formerly known as Archon Financial, L.P.), and Goldman Sachs
      Mortgage Company is the holder of the $215,500,000 note and is the loan seller of the Northlake Mall Loan. The Northlake Mall Loan was originated on February 15, 2006 and represents approximately 5.5% of the initial mortgage pool balance. The note evidencing the Northlake Mall Loan has a principal balance as of the cut-off date of $215,500,000 and an interest rate of 5.410%. The proceeds of the Northlake Mall Loan were used to refinance existing debt on the Northlake Mall Property.

      The Northlake Mall Loan had an initial term of 119 months and has a remaining term of 119 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in February 2016. Voluntary prepayment of the Northlake Mall Loan is prohibited until the payment date in October 2015. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date but prior to the payment date in October 2015.

o     THE PROPERTY. The Northlake Mall Property is a 1,071,642 sf super-regional shopping center with three anchors and approximately 140 stores. The
      Northlake Mall Property opened in September 2005 and is located in
      Charlotte, North Carolina. The Northlake Mall Property's trade area has an average household income of $73,283 and a current population of approximately 385,507. Charlotte is the largest metropolitan area in the
      Carolinas.

      The Northlake Mall Property is anchored by Hecht's, Dillard's and Belk, along with majors Dick's Sporting Goods and Borders Books and Music Cafe
      (totaling 625,789 sf). Hecht's, Dillard's and Belk are not part of the collateral securing the Northlake Mall Loan. The Northlake Mall Property
      also features a 14-screen stadium seating AMC theatre. In-line store space at the Northlake Mall Property totals 386,253 sf.

      The following table represents certain information relating to the anchor tenants at the Northlake Mall Property:

                                                        CREDIT RATING
                                                          OF PARENT                               OPERATING
                                                           COMPANY                 COLLATERAL     COVENANT
         ANCHOR               PARENT COMPANY           (FITCH/MIS/S&P)     GLA      INTEREST     EXPIRATION
---------------------  ----------------------------    ----------------  -------   ----------    ----------

Hecht's                 Federated Department Stores     BBB+/Baa1/BBB    165,000       No         9/15/2020
Dillard's               Dillard's, Inc.                   BB-/B2/BB      185,788       No         9/15/2020
Belk                    Belk, Inc.                         NR/NR/NR      180,000       No         9/15/2020
                                                                         -------
TOTAL ANCHOR TENANTS                                                     530,788

      The Northlake Mall Property is 98.4% leased (including the anchor spaces), with mall shop leased occupancy at 95.4%. Pottery Barn, Coach, Ann Taylor,
      Guess and Banana Republic are among the retailers occupying the in-line space at the Northlake Mall Property. Pursuant to ICSC's Retail Chain
      Store Sales Index, projected sales psf for mall shop tenants (with less than 10,000 sf) is $394 based upon partial year sales for the period
      October 2005 through January 2006. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 14.6% for such tenants.

                                       B-3

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      The following table presents certain information relating to the major mall shop tenants at the Northlake Mall Property:

                          TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
--------------------------------------------------------------------------------------------------------------------------------

                                                                                        % OF TOTAL      ANNUALIZED
                                                                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            CREDIT RATING                                UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
       TENANT NAME         (FITCH/MIS/S&P)(2)  TENANT NRSF  % OF NRSF     BASE RENT      BASE RENT     ($ PER NRSF)   EXPIRATION
-----------------------    ------------------  -----------  ---------   ------------    ------------   ------------   ----------

AMC Theatres                 B / NR / B          59,600        11.0%    $1,070,605          6.5%         $17.96       1/31/2018
Dick's Sporting Goods       NR / NR / B+         75,000        13.9%       918,750          5.6%          12.25       1/31/2021
Brooks Brothers             NR / NR / NR          7,437         1.4%       306,960          1.9%          41.27       1/31/2015
Borders Books Music Cafe    NR / NR / NR         20,001         3.7%       300,015          1.8%          15.00       2/28/2021
Pottery Barn                NR / NR / NR         10,242         1.9%       299,735          1.8%          29.27       1/31/2018
Anthropologie               NR / NR / NR         10,000         1.8%       290,000          1.8%          29.00       1/31/2016
American Eagle
   Outfitters               NR / NR / NR          7,000         1.3%       245,000          1.5%          35.00       1/31/2015
Abercrombie & Fitch         NR / NR / NR          8,062         1.5%       241,860          1.5%          30.00       9/30/2015
Express/Express Men         NR / Baa2 /
                                BBB               7,500         1.4%       225,000          1.4%          30.00       1/31/2016
Forever 21                  NR / NR / NR          7,254         1.3%       217,620          1.3%          30.00       1/31/2015
                                               --------------------------------------------------------------------
TEN LARGEST OWNED TENANTS                       212,096        39.2%    $4,115,545         25.0%         $19.40
Remaining Owned Tenants                         311,134        57.5%    12,366,564         75.0%          39.75
Vacant Spaces (Owned
   Space)                                        17,624         3.3%             0          0.0%           0.00
                                               --------------------------------------------------------------------
TOTAL ALL OWNED TENANTS                         540,854       100.0%    $16,482,109       100.0%         $31.50
--------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Northlake Mall Property:

                                       LEASE EXPIRATION SCHEDULE (1) (2)
----------------------------------------------------------------------------------------------------------------

                                                                                     % OF TOTAL     ANNUALIZED
                                                       CUMULATIVE    ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              EXPIRING       % OF         % OF      UNDERWRITTEN    UNDERWRITTEN    BASE RENT
 YEAR ENDING DECEMBER 31,    OWNED NRSF   TOTAL NRSF   TOTAL NRSF     BASE RENT      BASE RENT     ($ PER NRSF)
-------------------------    ----------   ----------   ----------   ------------    ------------   -------------

2006                            2068         0.4%          0.4%    $   135,000           0.8%       $   65.28
2007                               0         0.0%          0.4%              0           0.0%            0.00
2008                               0         0.0%          0.4%              0           0.0%            0.00
2009                              22         0.0%          0.4%        105,000           0.6%        4,772.73
2010                           1,979         0.4%          0.8%        329,000           2.0%          166.25
2011                           1,842         0.3%          1.1%        115,000           0.7%           62.43
2012                           3,879         0.7%          1.8%        292,000           1.8%           75.28
2013                          14,319         2.6%          4.5%        561,302           3.4%           39.20
2014                          24,301         4.5%          9.0%        585,390           3.6%           24.09
2015                         137,557        25.4%         34.4%      5,936,152          36.0%           43.15
2016 and Thereafter          337,263        62.4%         96.7%      8,423,265          51.1%           24.98
Vacant                        17,624         3.3%        100.0%              0           0.0%            0.00
                            ------------------------------------------------------------------------------------
TOTAL                        540,854       100.0%                  $16,482,109          100.0%      $   31.50
----------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Borrower owned in-line space only.

o     THE BORROWER. The borrower is TRG Charlotte LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the
      Northlake Mall Loan. The borrower of the Northlake Mall Loan is indirectly owned by The Taubman Realty Group Limited Partnership ("TAUBMAN"). Taubman
      owns, develops, operates and/or manages 22 upscale shopping malls in 11 states. Taubman is a guarantor of the non-recourse carve-outs, and an indemnitor of certain environmental obligations, under the Northlake Mall
      Loan. In addition, certain unfunded obligations at the Northlake Mall
      Property totaling $14,743,899 were secured by an unfunded obligations guaranty from Taubman.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance and tenant termination fees to be funded during an event of default under the Northlake Mall Loan.

                                       B-4

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o     LOCK BOX AND CASH MANAGEMENT. The Northlake Mall Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account, except that the loan documents permit the borrower to maintain a separate account (the "NORTHLAKE MALL KIOSK ACCOUNT") into which rents from tenants under license agreements and other miscellaneous revenue from sources other than tenants at the Northlake Mall Property may be deposited. No withdrawals are permitted from the Northlake Mall Kiosk
      Account and on any business day on which the amount on deposit in the
      Northlake Mall Kiosk Account exceeds $150,000 (or, during an event of default under the Northlake Mall Loan, $50,000), such excess funds are required to be transferred into the lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that no event of default under the
      Northlake Mall Loan is continuing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of an event of default under the Northlake Mall Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Northlake Mall Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The Northlake Mall Property is currently managed by
      The Taubman Company LLC, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Northlake Mall
      Property may be managed by a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value as the Northlake Mall Property for whom each rating agency has confirmed in writing that the management of the Northlake Mall
      Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The lender may require the borrower to replace the property manager if an event of default under the Northlake Mall Loan has occurred and the lender has accelerated the loan or if the property manager becomes insolvent.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of all or any part of a (i) certain parcel of land and (ii) certain other portions of the Northlake Mall Property, which with respect to clause (ii) are improved only by surface parking and required to be transferred to an anchor tenant pursuant to the REA, the release of which would not have a material adverse impact on the value, use or operation of the Northlake Mall Property. Any portion of the Northlake
      Mall Property so released must be transferred to a third party, which may be an affiliate of the borrower and may be used only for purposes that are consistent with the character and quality of the balance of the Northlake
      Mall Property. Any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release parcel has been legally subdivided if required, (b) evidence that the release parcel is not necessary for the uses of the remainder of the Northlake Mall
      Property and (c) evidence that sufficient parking remains on the remainder of the Northlake Mall Property. In the alternative, the loan documents permit the borrower to ground lease the release parcels to one or more third parties, which may be an affiliate of the borrower. Any such ground lease must provide, among other things, that the ground leased parcel will be used solely for purposes that are consistent with the character and quality of the balance of the Northlake Mall Property, and that the ground lessee will provide the lender with reasonably satisfactory assurances against liens which may be in the form of a letter of credit or a completion guaranty. The Northlake Mall Loan would be subordinate to any such ground lease.

o     TERRORISM INSURANCE. The Northlake Mall Loan documents require that the commercial property and business income insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to 100% of the replacement cost of the
      Northlake Mall Property and 100% of the projected gross rental income from the Northlake Mall Property on an actual loss sustained basis, from the date of the casualty to the date that the Northlake Mall Property is repaired or replaced, plus a 12-month period after the completion of restoration. The borrower is only required to maintain such amount of coverage as may be obtained at a cost equal to (x) $155,000 for the first four years after the one-year anniversary of the origination of the loan and (y) $200,000 for the remainder of the term of the loan. In addition, the borrower is permitted to maintain such coverage through a blanket policy with a deductible not in excess of $500,000 or such higher deductible if the borrower delivers to the lender a letter of credit in an amount equal to the difference between the actual deductible and $500,000.
      The letter of credit may be drawn upon by the lender upon the occurrence of a casualty to pay such amounts that would have been paid by the issuer of the insurance policy if the actual deductible had been $500,000.

                                       B-5

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[PHOTOS OMITTED]

                                       B-6

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--------------------------------------------------------------------------------

[MAP OMITTED]

                                       B-7

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-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           9
Location (City/State)                                                   Various
Property Type                                                       Hospitality
Size (rooms)                                                              2,022
Percentage Occupancy Trailing 12 as of December 31, 2005                  70.4%
Year Built / Renovated                                        Various / Various
Appraisal Value                                                    $284,900,000
Underwritten Occupancy                                                    70.4%
Underwritten Revenues                                               $84,230,235
Underwritten Total Expenses                                         $58,185,778
Underwritten Net Operating Income (NOI)                             $26,044,458
Underwritten Net Cash Flow (NCF)                                    $22,675,249

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $214,000,000
Cut-off Date Principal Balance  PSF/Unit                            $105,835.81
Percentage of Initial Mortgage Pool Balance                                5.5%
Number of Mortgage Loans                                                      1
Type of Security                                   8 Fee Simple and 1 Leasehold
Mortgage Rate                                                            5.487%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                                  35 IO; 360
Cut-off Date LTV Ratio                                                    75.1%
LTV Ratio at Maturity                                                     63.6%
Underwritten DSCR on NOI                                                  1.79x
Underwritten DSCR on NCF                                                  1.56x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "JQH HOTEL PORTFOLIO D LOAN") is evidenced by a single note and is secured by a first mortgage encumbering nine full-service hotels located in eight states (the "JQH HOTEL PORTFOLIO
      D PROPERTIES"). The JQH Hotel Portfolio D Loan was originated on September
      26, 2005 by Goldman Sachs Commercial Mortgage Capital, L.P. (formerly known as Archon Financial, L.P.) and was subsequently purchased by Goldman
      Sachs Mortgage Company and had an original principal balance of
      $214,000,000 and represents approximately 5.5% of the initial mortgage pool balance. The note evidencing the JQH Hotel Portfolio Loan has a principal balance as of the cut off date of $214,000,000 and an interest rate of 5.487%. The proceeds of the JQH Hotel Portfolio D Loan were primarily used to acquire the JQH Hotel Portfolio D Properties.

      The JQH Hotel Portfolio D Loan had an initial term of 120 months and has a remaining term of 115 months. The scheduled maturity date is the payment date in October 2015. Voluntary prepayment of the JQH Hotel Portfolio D
      Loan is prohibited until the payment date in April 2015. On or after the payment date in April 2015, full or partial prepayment is permitted on the
      JQH Hotel Portfolio D Loan without penalty. Defeasance and substitution are permitted with respect to the JQH Hotel Portfolio D Loan as described under "Defeasance and Substitution" below.

      THE PROPERTIES. The JQH Hotel Portfolio D Properties consist of nine hotel properties located in eight states. The borrower has pledged its fee interest in eight of the JQH Hotel Portfolio D Properties and its leasehold interest in one of the JQH Hotel Portfolio D Properties. The following table presents certain information relating to the JQH Hotel
      Portfolio D Properties:

                                                                    ALLOCATED                                              # OF
       PROPERTY NAME                  CITY            STATE        LOAN AMOUNT    OCCUPANCY (1)   ADR (1)    REVPAR (1)    ROOMS
-----------------------------      -----------    -------------    -----------    -------------   -------    ----------    -----

Omaha Embassy Suites               Omaha          Nebraska         $ 34,249,033      77.9%        $130.77     $101.87       248
Little Rock Embassy Suites         Little Rock    Arkansas           33,646,852      75.1%         115.64       86.83       250
Greensboro Embassy Suites          Greensboro     North Carolina     32,141,400      75.3%         121.77       91.70       218
Greenville Embassy Suites          Greenville     South Carolina     31,539,219      71.4%         105.43       75.32       267
Albuquerque Marriott               Albuquerque    New Mexico         25,667,956      65.5%          98.26       64.33       309
Des Moines Embassy Suites          Des Moines     Iowa               25,442,139      68.8%         113.46       78.11       233
Davenport Radisson                 Davenport      Iowa               12,570,524      62.5%          90.25       56.36       221
Mesquite Hampton Inn and Suites    Mesquite       Texas              11,290,890      69.8%          84.60       59.02       160
Kansas City Homewood Suites        Kansas City    Missouri            7,451,987      65.4%          94.35       61.73       116
                                                                   --------------------------------------------------------------
TOTAL / AVERAGE PORTFOLIO                                          $214,000,000      70.4%        $107.47     $ 76.29      2,022

___________________
(1)   Trailing 12 months through 12/31/2005.

                                       B-8

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      Omaha Embassy Suites Property is a full-service, 248-room hotel located in the central business district of Omaha in the Old Market District, situated one mile from I-480, which connects with I-29 and I-80, the major regional north-south and east-west thoroughfares, respectively; bordered to the north by the ConAgra Foods headquarters. The property was originally completed and opened in 1997, followed by renovations in
      2004-2005. The Omaha Embassy Suites Property's amenities include a swimming pool, whirlpool, sauna, fitness center, sun deck, Internet cafe, game room and 12,480 sf of meeting space.

      Little Rock Embassy Suites Property is a full-service, 250-room hotel located in the western portion of Little Rock, near the I-430/I-630 interchange, the area's major north-south and east-west thoroughfares, respectively; situated in a prominent residential district with various corporations and multi-tenant office buildings nearby. The property was originally completed and opened in 1997, followed by renovations in
      2004-2005. The Little Rock Embassy Suites Property's amenities include a car rental desk, gift shop, fitness room, indoor swimming pool and 13,563 sf of meeting space.

      Greensboro Embassy Suites Property is a full-service, 218-room hotel located along I-40, a major regional and national east-west thoroughfare, between downtown Greensboro to the east and Winston-Salem to the west;
      also close to State Route 68, a local roadway with heavy commercial concentration; situated near the Greensboro airport. The property was originally completed and opened in 1989, followed by further renovations in 2005. The Greensboro Embassy Suites Property's amenities include a fitness center, indoor pool, jacuzzi, sauna and 20,512 sf of meeting space.

      Greenville Embassy Suites Property is a full-service, 267-room hotel located along I-85, which provides access to Charlotte, NC, to the north, and Atlanta, GA, to the south; situated in an area of commercial development, near Motor Mile, the home of most of Greenville's car dealerships and big-box retailers. The property was originally completed and opened in 1993, followed by further renovations in 1999-2000 and 2003.
      The ownership interest in the Greenville Embassy Suites Property is in the form of a 55-year ground lease with two 10-year extension options. The
      Greenville Embassy Suites Property's amenities include a business center, fitness center, indoor and outdoor swimming pool, adjacent golf course and tennis courts, gift shop and 18,470 sf of meeting space.

      Albuquerque Marriott Property is a full-service, 309-room hotel located in northern Albuquerque, 6 miles north of downtown; adjacent to I-25, the major regional thoroughfare with access to the north to Sante Fe, New
      Mexico, and to the south to Las Cruces, New Mexico; situated in the
      Journal Center, a growing business and industrial park. The property was originally completed and opened in 1987, followed by further renovations in 2002 and 2005. The Albuquerque Marriott Property's amenities include a gift shop, fitness center, indoor/outdoor swimming pool, two spas and
      26,189 sf of meeting space.

      Des Moines Embassy Suites Property is a full-service, 233-room hotel located in the central business district of Des Moines, within close proximity of state government buildings, major corporations and the new
      Iowa Events Center; situated near I-235, which connects to I-80 and I-35, the region's major east-west and north-south roadways, respectively. The
      Des Moines Embassy Suites Property was originally completed and opened in
      1990, followed by further renovations in 2004-2005. The Des Moines Embassy
      Suites Property's amenities include a swimming pool, whirlpool, sauna, fitness center, sun deck, gift shop, business center and 15,534 sf of meeting space.

      Davenport Radisson Property is a full-service, 221-room hotel located just off of Second Street. The neighborhood is defined by 5th Street to the north, Interstate 280 to the west, the Mississippi River to the south, and
      Interstate 74 to the east. The property was originally completed and opened in 1995, followed by further renovations in 2003. The Davenport
      Radisson Property's amenities include a fitness room, indoor swimming pool and 7,812 sf of meeting space.

      Mesquite Hampton Inn and Suites Property is a full-service, 160-room hotel located in the southwest portion of Mesquite, within the greater Dallas /
      Forth Worth area (east of Dallas); in close proximity to major regional roadways, in particular the LBJ Freeway (Interstate-635), the major traffic loop in Dallas County; situated in an

                                       B-9

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--------------------------------------------------------------------------------

      area of mature retail and residential use and growing industrial use. The property was originally completed and opened in 1999, followed by further renovations in 2004-2005. The Mesquite Hampton Inn and Suites Property's
      amenities include a fitness room, swimming pool, business center, lobby lounge and 84,000 sf of meeting space in the adjacent Mesquite Convention
      Center, owned by the City of Mesquite and managed and catered by the
      Hampton Inn and Suites.

      Kansas City Homewood Suites Property is a full-service, 116-room hotel located in the northern Kansas City market, easily accessible and visible from I-29, a major north-south thoroughfare in the area; less than five miles from the Kansas City International Airport; situated in a prominent business district populated mainly by office buildings and residential developments. The property was originally completed and opened in 1997, followed by further renovations in 2005. The Kansas City Homewood Suites
      Property's amenities include a fitness room, outdoor swimming pool and
      1,800 sf of meeting space.

o     THE BORROWER. The borrower is Atrium Finance III, LP, a special-purpose entity. Legal counsel to the borrower delivered a non consolidation opinion in connection with the origination of the JQH Hotel Portfolio D
      Loan. Atrium Hotels, LP (formerly known as John Q. Hammons Hotels, L.P.)
      is the guarantor of the non recourse carve-outs of the JQH Hotel Portfolio
      D Loan. Atrium Hotels, LP was established in 1989 (as John Q. Hammons
      Hotels, L.P.) and its indirect principals include a founding member of the
      Starwood Capital Group as well as iStar Financial, Inc. Atrium Hotels,
      LP's investments are comprised of equity interests in the borrower and in certain other entities that own other hotels.

o     ESCROWS. At origination, the borrower was required to deposit $598,429, which represented capital expenditures under property improvement plans required by certain of the franchisors of the properties. Additionally, the loan documents required certain escrows to be funded at origination in respect of real estate taxes, ground rents and insurance premiums.

      The loan documents also provide for the monthly funding of a reserve for real estate taxes, ground rents and insurance premiums with respect to the
      JQH Hotel Portfolio D Properties. In addition, the loan documents require the borrower to fund an FF&E reserve starting in January 2006 in the monthly amount equal to 4% of the trailing 12 month operating income from the JQH Hotel Portfolio D Properties, with a credit commencing in October
      2008 for certain excess amounts spent in the calendar year 2005 on FF&E.

      In lieu of cash escrows and reserves, the loan documents permit the borrower to post a letter of credit or provide a guaranty from Atrium
      Hotels, LP (formerly known as John Q. Hammons Hotels, L.P.) so long as
      Atrium Hotels, LP maintains a net worth of at least $120 million and the aggregate amount of the guarantees delivered pursuant to the loan documents does not exceed $10 million. At origination, the borrower delivered guarantees from Atrium Hotels, LP in respect of all of the escrows and reserves.

o     LOCKBOX AND CASH MANAGEMENT. The JQH Hotel Portfolio D Loan requires a lockbox throughout the term of the JQH Hotel Portfolio D Loan. The loan documents require the borrower to deposit or cause to be deposited in a lender-controlled account all credit card receivables and other cash revenue from the JQH Hotel Portfolio D Properties received within two business days of receipt by the borrower, the property manager or the JQH
      D Operator Lessee (as defined below), as the case may be. Provided no event of default is then continuing under the JQH Hotel Portfolio D Loan, all amounts then contained in the lockbox are swept to the borrower at the end of each business day (or on a less frequent basis at the borrower's election).

o     PROPERTY MANAGEMENT. Each of the JQH Hotel Portfolio D Properties is
      leased to Atrium TRS III, LP (the "JQH D OPERATOR LESSEE"), a
      special-purpose entity affiliated with Atrium Hotels, L.P. (formerly known as John Q. Hammons Hotels, L.P.), which operates the JQH Hotel Portfolio D
      Properties. The JQH D Operator Lessee has pledged all of its interests in the operating leases, subleases, FF&E, accounts and its other assets in connection with the JQH D Operator Lessee's guaranty of the JQH Hotel
      Portfolio D Loan.

      The JQH Hotel Portfolio D Properties are managed by John Q. Hammons Hotels
      Management, LLC pursuant to a management agreement between the property manager and the JQH D Operator Lessee. The management fees are equal to actual costs and expenses of managing the JQH Hotel Portfolio D Properties and other hotel

                                      B-10

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      properties (including an allocable portion of overhead and salaries) and are currently approximately 1.5% of gross revenues. The management fees payable by the JQH D Operator Lessee are capped at the rate that would be obtained in an arms-length negotiation. Upon an event of default under the
      JQH Hotel Portfolio D Loan, the lender may require the borrower to exercise, or cause the JQH D Operator Lessee to exercise, its right under the management agreement to request the replacement of the property manager's senior management with individuals reasonably satisfactory to the lender (and under the management agreement, the property manager is not permitted to unreasonably deny such request). Upon foreclosure or deed-in-lieu of foreclosure on a property, the management agreement is terminable by the property owner with respect to that property without payment of any termination fee or similar amount. The management agreement is subordinate to the JQH Hotel Portfolio D Loan.

      Each of the JQH Hotel Portfolio D Properties is operated under a franchise flag. Five of the JQH Hotel Portfolio D Properties are operated under an
      Embassy Suites flag, one is operated under a Marriott flag, one is operated under a Hampton Inn and Suites flag, one is operated under a
      Radisson and one is operated under a Homewood Suites flag.

o     DEFEASANCE AND SUBSTITUTION. From and after the second anniversary of the
      Closing Date, provided no event of default is then continuing under the
      JQH Hotel Portfolio D Loan, the borrower may obtain the release of one or more of the JQH Hotel Portfolio D Properties by defeasing with permitted government securities individual properties comprising the JQH Hotel
      Portfolio D, subject to the satisfaction of certain requirements, including, (i) unless the JQH Hotel Portfolio D Loan is defeased in full, a JQH Hotel Portfolio D DSCR for the 12 month period ending on the fiscal quarter most recently ended (after giving effect to such defeasance and excluding interest expense on the aggregate amount defeased) of not less than 1.35x, (ii) delivery of defeasance collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive payment dates through and including a payment date selected by the JQH Hotel Portfolio D Borrower that is on or after the payment date in
      April 2015 with respect to a portion of the JQH Hotel Portfolio D Loan equal to the JQH Defeasance Amount through and (iii) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. The debt service coverage ratio for the
      JQH Hotel Portfolio D Loan (the "JQH HOTEL PORTFOLIO D DSCR") is
      calculated based on trailing 12 months' net operating income and a loan constant of 6.80%. The "JQH DEFEASANCE AMOUNT" under the JQH Hotel
      Portfolio D Loan is (1) 102%, until 5% of the JQH Hotel Portfolio D Loan has been defeased; then (2) 110%, until 10% of the JQH Hotel Portfolio D
      Loan has been defeased; then (3) 115%, until 20% of the JQH Hotel
      Portfolio D Loan has been defeased; then (4) 120%, until 30% of the JQH
      Hotel Portfolio D Loan has been defeased; and then (z) 125%.

      Additionally, the borrower is permitted until October 6, 2014 to substitute up to two of the JQH Hotel Portfolio D Properties with other properties which have values (based on an appraisal less than three months old) equal to or greater than the higher of (x) the initial appraised value of the corresponding replaced properties and (y) the then current value (based on an appraisal less than twelve months old) of the replaced property (which may be tested in the aggregate), subject to the satisfaction of certain requirements, including (i) a JQH Hotel Portfolio
      D DSCR (after giving effect to the property substitution) for the 12 month period ending on the fiscal quarter then most recently ended of not less than 1.35x, and (ii) with respect to the second property substitution but not the first property substitution, written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The loan documents require the borrower to maintain
      "all-risk" insurance in an amount equal to 100% of the full replacement cost of the JQH Hotel Portfolio D Properties. This insurance must have a deductible that does not exceed $500,000, provided that a loss limit of not less than $300,000,000 is permitted, subject to the lender's reasonable approval in the case of any addition after the origination date of any real property covered under the same umbrella policy. The borrower is also required to obtain coverage for terrorism (either as part of its
      "all-risk" policy or as a separate policy) providing casualty insurance in an aggregate amount equal to not less than $70,000,000 per occurrence, and business interruption and liability

                                      B-11

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--------------------------------------------------------------------------------

      coverage consistent with the requirements set forth in the loan documents, if and to the extent that this coverage (i) is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the applicable JQH Hotel Portfolio D
      Properties, or (ii) is otherwise available for an annual premium (computed after taking into account the effect of any subsidies or credits that may be provided to the borrower by or pursuant to any law, regulation, policy or other initiative relating to the purchase and/or maintenance of terrorism insurance enacted by any governmental authority) that is less than or equal to the product of (x) $10,000 (as adjusted on each anniversary of the origination date by a percentage equal to the percentage increase in the consumer price index during the preceding twelve-month period), times (y) the number of JQH Hotel Portfolio D
      Properties (the "JQH MAXIMUM PREMIUM"). If neither clause (i) nor clause
      (ii) of the preceding sentence is satisfied, then the borrower is required to obtain terrorism coverage (at a premium that does not exceed the JQH
      Maximum Premium) from such insurers, and with such coverage, as shall be acceptable to the lender in its reasonable discretion.

o     GROUND LEASE. The Greenville Embassy Suites Property located in
      Greenville, South Carolina is situated on a ground lease parcel. The term of the ground lease commenced on August 14, 1989 and expires on February
      14, 2046 unless sooner terminated pursuant to the terms of the ground lease. The lessee under the ground lease also has two options to renew for a term of 10 years each. Although the lessor under the ground lease has a right of first refusal to purchase the Greenville Embassy Suites Property, such right does not apply to assignments to or by lender or its designee
      (including a purchaser at a foreclosure sale), which are permitted without the consent of the lessor under the ground lease.

                                      B-12

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[PHOTOS OMITTED]

                                      B-13

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[MAP OMITTED]

                                      B-14

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-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           8
Location (City/State)                                         Various Locations
Property Type                                                       Hospitality
Size (sf)                                                                 1,906
Percentage Occupancy Trailing 12 as of December 31, 2005                  72.7%
Year Built/Year Renovated                                 1976-1992 / 2002-2006
Appraisal Value                                                    $238,600,000
Year End 2005 Net Cash Flow(1)                                      $16,710,873
Underwritten Occupancy                                                    72.8%
Underwritten Revenues                                               $71,945,086
Underwritten Total Expenses                                         $50,028,647
Underwritten Net Operating Income (NOI) (2)                         $21,916,439
Underwritten Net Cash Flow (NCF) (2)                                $20,058,638
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $187,500,000
Cut-off Date Principal Balance PSF/Unit                              $98,373.56
Percentage of Initial Mortgage Pool Balance                                4.8%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                             6.14%
Original Term to Maturity (Months)                                           60
Original Amortization Term (Months)                       24 IO; 300 thereafter
Cut-off Date LTV Ratio                                                    78.6%
LTV Ratio at Maturity                                                     74.4%
Underwritten DSCR on NOI (2)                                              1.49x
Underwritten DSCR on NCF (2)                                              1.37x
-------------------------------------------------------------------------------

___________________
(1)   DSCR based on YE 2005 Net Cash Flow is 1.43x based on the interest-only debt service payment and is 1.14x based on the amortizing debt constant.

(2)   Sponsors have invested $19.64 million in property improvements 2002-2007 and intend to invest an addition $17 million in 2006-2007. Underwritten revenues, expenses, NOI and NCF calculated assuming sponsors' 2006 budget
      RevPar of $81.30.

o     THE LOAN. The mortgage loan (the "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO
      LOAN") is evidenced by a single note and is secured by eight first mortgages encumbering eight full-service hotels flagged under the Embassy
      Suites brand (the "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO PROPERTIES").
      The Windsor Capital Embassy Suites Portfolio Properties contain a total of
      1,906 rooms and are located in Colorado, Michigan, Ohio, Oregon, Texas and
      Washington. The Windsor Capital Embassy Suites Portfolio Loan represents approximately 4.8% of the initial mortgage pool balance. The Windsor
      Capital Embassy Suites Portfolio Loan was originated on January 9, 2006, has an original principal balance of $187,500,000, a principal balance as of the cut-off date of $187,500,000 and an interest rate of 6.14%. The
      DSCR and LTV on the Windsor Capital Embassy Suites Portfolio Loan are
      1.37x and 78.6% respectively. The proceeds of the Windsor Capital Embassy
      Suites Portfolio Loan were used to retire an existing first mortgage, fund reserves and pay closing costs.

      The Windsor Capital Embassy Suites Portfolio Loan has a term of 60 months and a remaining term of 59 months. The Windsor Capital Embassy Suites
      Portfolio Loan is interest-only for the first 24 months and amortizes thereafter on a 300-month schedule, with required monthly payments of
      $1,224,161.92. The scheduled maturity date is February 6, 2011. Voluntary prepayment of the Windsor Capital Embassy Suites Portfolio Loan is
      prohibited prior to the payment date of November 6, 2010 and is permitted on such payment date and thereafter without penalty. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008 (the "WINDSOR INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The Windsor Capital Embassy Suites Portfolio Properties
      consist of eight hotel properties, as described below. The following table presents certain information relating to the Windsor Capital Embassy
      Suites Portfolio Properties:

                                                                 YEAR       YEAR       NUMBER OF    ALLOCATED
         PROPERTY NAME                       LOCATION            BUILT    RENOVATED      ROOMS     LOAN AMOUNT    LOAN $/ROOM
--------------------------------    --------------------------   ------   ---------    ---------   -----------    -----------

Embassy Suites - Bellevue           Bellevue, Washington          1990       2006          240    $ 43,400,000    $180,833
Embassy Suites - Lynnwood           Lynnwood, Washington          1992       2006          240      30,900,000     128,750
Embassy Suites - Tigard             Tigard, Oregon                1986       2006          354      27,600,000      77,966
Embassy Suites - Blue Ash           Cincinnati, Ohio              1988       2002          235      23,700,000     100,851
Embassy Suites - Livonia            Livonia, Michigan             1989       2005          240      19,000,000      79,167
Embassy Suites - Colorado Springs   Colorado Springs, Colorado    1985       2006          207      17,400,000      84,058
Embassy Suites - El Paso            El Paso, Texas                1976       2006          184      15,500,000      84,239
Embassy Suites - Denver             Denver, Colorado              1980       2006          206      10,000,000      48,544
                                                                                      ---------------------------------------
TOTAL/AVERAGE                                                                            1,906    $187,500,000    $ 98,374

                                      B-15

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      The following table presents certain historical operating performance relating to the Windsor Capital Embassy Suites Portfolio Properties:

                                       2003      2003      2003       2004      2004      2004    2005      2005       2005
        PROPERTY NAME                  ADR        OCC     REVPAR      ADR        OCC     REVPAR    ADR       OCC      REVPAR
---------------------------------     -------   -------   -------  ---------  -------   -------  -------   -------   --------

Embassy Suites - Bellevue             $127.71    76.90%    $98.21   $127.20    77.50%   $98.58   $134.74    77.32%   $104.18
Embassy Suites - Lynnwood               94.58    67.60%     63.94     97.51    76.60%    74.69    105.47    79.76%     84.12
Embassy Suites - Tigard                 88.44    62.70%     55.45     89.10    66.10%    58.90     90.99    67.58%     61.49
Embassy Suites - Blue Ash              100.86    69.20%     69.80    104.22    70.00%    72.95    111.25    73.19%     81.42
Embassy Suites - Livonia               106.13    60.20%     63.89    108.01    64.80%    69.99    107.10    67.97%     72.80
Embassy Suites - Colorado Springs       90.85    71.50%     64.96     92.38    72.90%    67.35     97.73    73.31%     71.65
Embassy Suites - El Paso                90.97    74.10%     67.41     94.57    80.60%    76.22     99.44    80.87%     80.42
Embassy Suites - Denver                 85.96    57.70%     49.60     85.01    57.60%    48.97     95.11    64.91%     61.74
                                      ----------------------------------------------------------------------------------------
WEIGHTED AVERAGE                      $ 99.73    67.10%    $66.92   $100.33    70.40%   $70.63   $105.30    72.70%    $76.56

      All eight of the hotels in the Windsor Capital Embassy Suites Portfolio
      Properties Portfolio are managed by Windsor Capital Group, Inc.
      ("WINDSOR") and franchised under the Embassy Suites brand, which is owned by the Hilton Hotels Corporation. Six of the hotels have undergone approximately $19.46 million in renovations since 2002 and an additional
      $15 million is budgeted to be spent by 2008 on the Embassy Suites -
      Belleview, Embassy Suites - Lynnwood and Embassy Suites - Colorado Springs
      properties.

      Embassy Suites - Bellevue is a 240-room all-suite hotel located in
      Bellevue, Washington. The hotel is in the midst of renovation. This property is located within the Cabot, Cabot & Forbes I-90 Business Park north of I-90 in the Eastgate area of Bellevue, roughly five miles southeast of downtown Bellevue. Embassy Suites - Bellevue has a 72-seat restaurant, a 65-seat lounge, a gift shop, approximately 8,000 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

      Embassy Suites - Lynnwood is a 240-room all-suite hotel located in
      Lynnwood, Massachusetts. The hotel is just south of the intersection of
      I-5 and 44th Avenue West, in an office park known as the Quadrant I-5
      Business Center. In addition to guest suites, the property contains a
      174-seat restaurant, a 64-seat lounge, approximately 10,133 square feet of meeting space, an indoor swimming pool, a whirlpool, a fitness room, a game room and a coffee kiosk.

      Embassy Suites - Tigard is a 354-room all-suite hotel and conference center located in Tigard, Oregon. The nine-story property opened in 1986 with 234 rooms and approximately 5,000 square feet of meeting space. In
      1992 a second nine-story tower was added at the north end of the property, which added 10,000 square feet of meeting space and an additional 120 guestrooms. Each level of the north tower is connected to the corresponding level of the main building. The hotel is located less than one-half mile south of the intersection formed by State Highway 217 and SW
      Hall Boulevard, immediately south of Scholl Ferry Road and adjacent to the
      Washington Square Mall. Embassy Suites - Tigard contains a 120-seat full-service restaurant, an 81-seat lounge, a gift shop, an indoor swimming pool, a whirlpool, a sauna, an exercise room and a business center.

      Embassy Suites - Blue Ash is a 235-room all-suite hotel located north of
      Cincinnati, Ohio in the business district of Blue Ash. The property recently underwent a $5 million renovation ($21,277 per key) that was completed in August 2002. This property is located approximately one mile west of the intersection formed by I-71 and Pfeiffer Road, approximately
      15 miles north of Cincinnati's downtown business district. Embassy Suites
      - Blue Ash has a 90-seat restaurant, a 47-seat lounge, a gift shop, approximately 11,000 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

      Embassy Suites - Livonia is a 240-room all-suite hotel located in Livonia,
      Michigan. The hotel is located east of I-275, west of Victor Parkway, and approximately halfway between Seven Mile Road and Eight Mile Road. Embassy
      Suites - Livonia contains a 160-seat full-service restaurant, a 72-seat lounge, approximately 7,000 square feet of meeting space, an indoor swimming pool, whirlpool, exercise room and game room.

      Embassy Suites - Colorado Springs is a 207-room all-suite hotel located in
      Colorado Springs Colorado. This hotel is located on Commerce Center Drive in the northwestern quadrant of the intersection formed by I-25 and
      Woodmen Road in the northwestern portion of Colorado Springs, approximately five miles north of the central

                                      B-16

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      business district. Embassy Suites - Colorado Springs contains a 45-seat full-service restaurant, an 80-seat lounge, approximately 7,800 square feet of meeting space, an indoor swimming pool, whirlpool, exercise room and game room.

      Embassy Suites - El Paso is a 184-room all-suite hotel located in El Paso,
      Texas. The hotel was originally developed as a Granada Royale in 1976 and was converted to an Embassy Suites at the time of purchase by the sponsors in August 1993. Embassy Suites - El Paso contains a breakfast area, an atrium lounge/seating area used for evening receptions, roughly 6,640 square feet of meeting space, a gift shop, an indoor swimming pool and whirlpool, dry sauna and a fitness area.

      Embassy Suites - Denver is a 206-room all-suite hotel located in Denver,
      Colorado. The hotel is located roughly one-half mile east of the intersection formed by I-25 and East Hampden Avenue, adjacent to Tamarac
      Square and across the street from Tiffany Plaza. Embassy Suites-Denver contains a 70 seat full-service restaurant, a 110-seat breakfast area, a
      60-seat lounge, a gift shop, approximately 6,900 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

o     THE BORROWER. The borrowers (collectively the "WINDSOR CAPITAL EMBASSY
      SUITES PORTFOLIO BORROWERS") are eight single-asset, special-purpose, bankruptcy-remote entities, each with an independent director. Legal counsel to each of the Windsor Capital Embassy Suites Portfolio Borrowers
      delivered a non-consolidation opinion in connection with the origination of the Windsor Capital Embassy Suites Portfolio Loan. The Windsor Capital
      Embassy Suites Portfolio Borrowers are a joint venture owned by DLJ Real
      Estate Capital Partners II, L.P. and certain companies controlled by
      Patrick Nesbitt (the "WINDSOR COMPANIES"). Windsor Companies are privately owned hotel ownership and hotel management companies based in Santa
      Monica, California. Founded by Patrick Nesbitt in 1972, the Windsor
      Companies own and operate a portfolio of 25 hotels with approximately
      5,300 rooms making Windsor Capital the largest private operator of Embassy
      Suites Hotels in the United States. DLJ Real Estate Capital Partners II,
      L.P. is the real estate division of Credit Suisse First Boston's
      Alternative Capital Division investing over $2.7 billion in commercial real estate. In 2004, DLJ Real Estate Capital Partners II, L.P. made an equity investment of $24 million for a 50% interest in the Windsor Capital
      Embassy Suites Portfolio Properties. An affiliate of the Windsor
      Companies, Nesbitt Family Trust 3 LLC (the "WINDSOR GUARANTOR") guarantees the non-recourse carve-out provisions of the Windsor Capital Embassy
      Suites Portfolio Loan. The Windsor Capital Embassy Suites Portfolio Loan
      documents require the Nesbitt Family Trust 3 LLC to maintain a net worth of at least $20,000,000. The Windsor Guarantor's recourse obligations will be capped at $5,000,000, however neither the Windsor Capital Embassy
      Suites Portfolio Borrowers nor the Windsor Guarantor's liability is capped for fraud, misappropriation, violation of certain covenants related to the
      Windsor Capital Embassy Suites Portfolio Borrowers' special purpose entity status or insolvency.

o     RELEASE OF COLLATERAL UPON A SALE OF A PROPERTY. After the Windsor Initial
      Defeasance Date, the Windsor Capital Embassy Suites Portfolio Loan permits the release of one or more of the Windsor Capital Embassy Suites Portfolio
      Properties from the lien of the mortgage upon a bona fide third-party sale of such Windsor Capital Embassy Suites Portfolio Property, subject to the satisfaction of certain conditions, including: the delivery of defeasance collateral in an amount equal to the sum of (i) the greater of (A) 100% of the Net Sales Proceeds (as defined in the loan documents) with respect to such Windsor Capital Embassy Suites Portfolio Property and (B) 125% of the
      allocated loan amount for such Windsor Capital Embassy Suites Portfolio
      Property plus (ii) the amount necessary to cause the underwritten DSCR
      (based on the calculation of net cash flow as defined in the loan documents and an 11.33% constant) of the Windsor Capital Embassy Suites
      Portfolio Properties to be equal to the greater of (x) the underwritten
      DSCR immediately preceding such release, (y) the underwritten DSCR immediately preceding such release and (z) an underwritten DSCR of 1.50x.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of a minimum of 4% of revenues as an ongoing FF&E and capital-expenditure reserve. In addition, at closing, the Windsor Capital Embassy Suites Portfolio Borrowers
      deposited $7,500,000 into the FF&E and capital expenditure reserve account. The Windsor Capital Embassy Suites Portfolio Borrowers covenanted to

                                      B-17

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      spend at least $15,000,000 toward approved capital improvements and FF&E expenses at the Windsor Capital Embassy Suites Portfolio Properties before
      February 1, 2008 (which may be funded, in part, by the funds on deposit in the FF&E and capital expenditure reserve). In the event that the Windsor
      Capital Embassy Suites Portfolio Borrowers fail to spend such amounts on such improvements prior to February 1, 2008, then cash flow in excess of operating expenses, regular reserves and debt service will be deposited into a reserve account until the amount on deposit in such account equals the deficiency.

o     LOCK BOX AND CASH MANAGEMENT. The Windsor Capital Embassy Suites Loan
      requires a hard lock box, which is already in place. The loan documents require the Windsor Capital Embassy Suites Portfolio Borrowers to direct credit card receipts directly to a lender-controlled account. The Windsor
      Capital Embassy Suites Portfolio Borrowers and the manager are also required to cause all non-credit card receipts to be transmitted into the lender-controlled account. Unless a Windsor Capital Embassy Suites
      Portfolio Cash Trap Period (as defined below) is in effect, on each regularly scheduled payment date any amounts in the lender-controlled account, after payment of debt service and required reserves, will be disbursed to the Windsor Capital Embassy Suites Portfolio Borrowers. A
      "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO CASH TRAP PERIOD" will exist if
      (i) an event of default (as defined in the loan documents) has occurred and is continuing, until the event of default is cured, or (ii) the underwritten DSCR with respect to any calendar quarter is less than 0.75x
      (based on the calculation of net cash flow as defined in the loan documents and an 11.33% constant), until the underwritten DSCR is at least
      0.75x for two consecutive calendar quarters. During a Windsor Capital
      Embassy Suites Cash Trap Period, all available cash (revenue remaining after payment of debt service, required reserves and operating expenses)
      is swept into a cash collateral account to be held as additional cash collateral for the Windsor Capital Embassy Suites Portfolio Loan (which may be applied to the Windsor Capital Embassy Suites Portfolio Loan upon an event of default under the Windsor Capital Embassy Suites Portfolio
      Loan).

o     PROPERTY MANAGEMENT. Windsor, an affiliate of the Windsor Capital Embassy
      Suites Portfolio Borrowers, is the property manager of the Windsor Capital
      Embassy Suites Portfolio Properties. With respect to each hotel, the property manager receives (i) a management fee equal to 3.5% of the gross revenue and (ii) an accounting fee of $5,000/month (subject to CPI adjustments). The lender may replace the property manager if (i) the
      Windsor Capital Embassy Suites Portfolio Borrowers fails to maintain a
      DSCR (based on calculation of net cash flow as defined in the loan documents and the actual debt service) of at least 1.00x for two consecutive calendar quarters, (ii) an event of default is continuing under the Windsor Capital Embassy Suites Portfolio Loan, (iii) the
      property manager is in default under the management agreement, or (iv)
      upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The loan documents require the Windsor Capital
      Embassy Suites Portfolio Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Windsor Capital
      Embassy Suites Portfolio Properties. If such terrorism coverage is not commercially available for the premium currently being paid for such coverage, the Windsor Capital Embassy Suites Portfolio Borrowers are
      nonetheless required to obtain such required terrorism coverage, but in no event are the Windsor Capital Embassy Suites Portfolio Borrowers required to pay any insurance premiums with respect to such insurance coverage in excess of an amount equal to 150% of the insurance premiums paid for terrorism coverage at the time of closing of the Windsor Capital Embassy
      Suites Portfolio Loan, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Property
      Insurance" in the prospectus supplement.

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                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           9
Location (City/State)                                         Various, Maryland
Property Type                                                       Multifamily
Size (units)                                                              5,517
Percentage Occupancy as of November 17, 2005                              94.0%
Year Built/Year Renovated                                   1946-1972/1996-2005
Appraisal Value                                                    $447,680,000
Underwritten Occupancy                                                    94.0%
Underwritten Revenues                                              $ 45,353,947
Underwritten Total Expenses                                         $18,357,636
Underwritten Net Operating Income (NOI)                             $26,996,311
Underwritten Net Cash Flow (NCF)                                    $25,617,061
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $140,000,000
Cut-off Date Principal Balance PSF/Unit                              $61,627.70
Percentage of Initial Mortgage Pool Balance                                3.6%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.220%
Original Term to Maturity (Months)                                           84
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    75.9%
LTV Ratio at Maturity                                                     75.9%
Underwritten DSCR on NOI                                                  1.50x
Underwritten DSCR on NCF                                                  1.42x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "MARYLAND MULTIFAMILY PORTFOLIO LOAN") is evidenced by a single note and is secured by two first mortgages encumbering nine multifamily properties located within the Baltimore, MD
      MSA and Washington, D.C. MSA consisting of 5,517 apartment units (the
      "MARYLAND MULTIFAMILY PROPERTIES"). The Maryland Multifamily Portfolio
      Loan represents approximately 3.6% of the initial mortgage pool balance.
      The Maryland Multifamily Portfolio Loan was originated on June 30, 2005, has an original principal balance and a principal as of the cut-off date of $140,000,000, and an interest rate of 5.22% per annum. The proceeds of the Maryland Multifamily Portfolio Loan, together with the Maryland
      Multifamily Portfolio Pari Passu Companion Loan (as described below), were used to refinance existing debt totaling $224,949,986.

      The Maryland Multifamily Portfolio Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $340,000,000. The companion loan to the Maryland Multifamily Portfolio Loan is evidenced by a separate pari passu note with an interest rate of 5.22% per annum and an original principal balance and a principal balance as of the cut-off date of $200,000,000 (the "MARYLAND MULTIFAMILY PORTFOLIO PARI PASSU COMPANION
      LOAN"). The Maryland Multifamily Portfolio Pari Passu Companion Loan will not be an asset of the trust. The Maryland Multifamily Portfolio Loan and the Maryland Multifamily Portfolio Pari Passu Companion Loan
      (collectively, the "MARYLAND MULTIFAMILY PORTFOLIO WHOLE LOAN") are
      governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Maryland
      Multifamily Portfolio Whole Loan" and will be serviced pursuant to the terms of the pooling and servicing agreement related to the Commercial
      Mortgage Trust 2005-GG5, Commercial Mortgage Pass-Through Certificates,
      Series 2005-GG5.

      The DSCR and LTV on the Maryland Multifamily Portfolio Whole Loan are
      1.42x and 75.9%, respectively.

      The Maryland Multifamily Portfolio Loan has an initial term of 84 months and a remaining term of 76 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is July 6, 2012.
      Voluntary prepayment of the Maryland Multifamily Portfolio Loan is prohibited prior to the payment date of April 6, 2012 and permitted on such payment date and thereafter without penalty. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from
      April 6, 2008 (the "MARYLAND MULTIFAMILY PROPERTIES INITIAL DEFEASANCE
      DATE").

o     THE PROPERTIES. The Maryland Multifamily Properties consist of nine garden-style apartment complexes, as described below. The following table presents certain information relating to the Maryland Multifamily
      Properties:

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                                                                                          YEAR BUILT /     NOVEMBER 2005
           PROPERTY NAME                 LOCATION             ALLOCATED LOAN    UNITS    YEAR RENOVATED      OCCUPANCY
---------------------------------   ----------------------    --------------    -----    --------------    -------------

Commons at White Marsh Apartments   Middle River, Maryland     $ 79,200,000     1,212     1972 / 2005          93.7%
Highland Village Townhomes          Baltimore,Maryland           73,000,000     1,098     1961 / 2005          93.2%
Harbor Point Estates                Essex, Maryland              44,500,000       650     1971 / 2005          94.8%
Dutch Village Townhomes             Baltimore, Maryland          38,900,000       803     1967 / 2005          95.5%
Whispering Woods Townhomes          Baltimore, Maryland          29,000,000       524     1972 / 2004          92.4%
Fontana Village Townhomes           Rosedale, Maryland           21,500,000       356     1969 / 2005          96.4%
Riverview Townhomes                 Baltimore, Maryland          19,000,000       330     1954 / 2005          93.0%
Hamilton Manor                      Hyattsville, Maryland        18,900,000       245     1946 / 2005          98.0%
Cove Village Apartments             Essex, Maryland              16,000,000       299     1967 / 1996          90.3%
                                                              ------------------------                     -------------
TOTAL/WTD. AVG.                                                $340,000,000     5,517                          94.0%

      Commons at White Marsh Apartments is a 1,212-unit garden-style apartment complex located in Middle River, Maryland, in the northeastern portion of the Baltimore PMSA, approximately 15 miles northeast of Baltimore. The property consists of 85 two-story townhouse and apartment buildings.
      Project amenities include a rental office, two swimming pools, kids' pool, two playgrounds, tennis court, gazebo and a car vacuum area. The unit mix includes one, two and three-bedroom units, with an overall average unit size of 807 sf.

      Highland Village Townhomes is a 1,098-unit townhouse-style apartment complex located in Baltimore, Maryland, in the southwestern portion of the
      Baltimore PMSA, approximately four miles southwest of the Baltimore CBD.
      The property includes 107 two-story townhome buildings with one, two, and three-bedroom units, with an overall average unit size of 756 sf. Project amenities include a playground, laundry facility and leasing office.

      Harbor Point Estates is a 650-unit townhouse-style apartment complex located in Essex, Maryland, in the northeastern portion of the Baltimore
      PMSA, approximately 15 miles northeast of Baltimore. The property features
      54, two-story townhome buildings. Project amenities include a swimming pool, two playgrounds, a laundry facility, and a leasing office. The unit mix includes two and three-bedroom units with an overall average unit size of 862 sf.

      Dutch Village Townhomes is a 803-unit townhouse-style apartment complex located in Baltimore, Maryland, the northern portion of the Baltimore
      PMSA, approximately eight miles north of the Baltimore CBD. The property consists of 76 two-story townhome and apartment buildings. The unit mix includes one, two and three-bedroom units, with an overall average unit size of 752 sf. Project amenities include a playground, laundry facility and leasing office.

      Whispering Woods Townhomes is a 524-unit townhouse-style apartment complex located in Baltimore, Maryland, in the northeastern portion of the
      Baltimore PMSA, approximately 14 miles northeast of the Baltimore CBD. The property consists of 34 two-story townhome buildings. Property amenities include a playground, laundry facility and leasing office. The average unit size is 785 sf, with a mix of one, two and three-bedroom units.

      Fontana Village Townhomes is a 356-unit townhouse-style apartment complex located in Rosedale, Maryland, in the northeastern portion of the
      Baltimore PMSA, approximately ten miles northeast of the Baltimore CBD.
      The property consists of 23 two-story townhouse buildings with a mix of one, two and three-bedroom units. The average unit size is 754 sf.
      Amenities include a playground, laundry facility, community center and leasing office.

      Riverview Townhomes is a 330-unit townhouse-style apartment complex located in Baltimore, Maryland, in the southwestern portion of the
      Baltimore PMSA, approximately 12 miles southwest of the Baltimore CBD. The property consists of 39 two-story townhouse buildings with a mix of one, two and three-bedroom units. The average unit size is 777 sf. Property amenities include a playground and leasing office.

                                      B-22

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      Hamilton Manor is a 245-unit garden-style apartment complex located in
      Hyattsville, MD, approximately 6 miles northeast of Washington, D.C. The property consists of 18 two and three-story apartment buildings. The average unit size is 784 sf, with a mix of one and two-bedroom apartments.
      Property amenities include a laundry facility, leasing office and playground.

      Cove Village Apartments is a 299-unit townhouse-style apartment complex located in Essex, Maryland in the northeastern portion of the Baltimore
      PMSA, approximately 12 miles northeast of the Baltimore CBD. The property consists of 27 two-story townhouse buildings. The average unit size is 757 sf, with a mix of one, two and three-bedroom units. Property amenities include a playground, laundry facility and leasing office.

      Commons at White Marsh and Harbor View were acquired in August 2002 and the balance of the portfolio was acquired in April 2003. Since acquisition, the borrower has spent approximately $20.2 million ($3,661 per unit on average) on exterior, common area and interior upgrades.
      Approximately 10% of the unit interiors have been renovated with either or both new kitchens (cabinets, counters, floors, appliances) and baths. At closing, $10,385,885 was reserved, which amount is anticipated to be sufficient to complete interior unit renovations. Across the portfolio,
      13.5% of the units are occupied by Section 8 tenants.

o     THE BORROWER. The borrowers and IDOT guarantors (collectively the
      "MARYLAND MULTIFAMILY PORTFOLIO BORROWER PARTIES") are 34 single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of 17 phases of the nine properties; each phase has a separate borrower and IDOT guarantor). Legal counsel to each of the Maryland Multifamily Portfolio Borrower Parties delivered a non-consolidation opinion in connection with the origination of the
      Maryland Multifamily Portfolio Whole Loan. The sponsors of the Maryland
      Multifamily Portfolio Borrower Parties are Sawyer Realty Holdings LLC
      ("SAWYER"), which has a 25% interest, and entities owned by Lubert-Adler
      Real Estate Fund III, L.P., Lubert-Adler Real Estate Parallel Fund III,
      L.P. and Lubert-Adler Capital Real Estate Fund III, L.P. ("LUBERT-ADLER"),
      which have a 75% interest. Sawyer is a privately held, fully integrated real estate investment and management company specializing in the identification, acquisition, improvement, operation and long-term ownership and asset management of multi-family properties. Sawyer currently owns and/or manages approximately 20,000 multi-family residential units located predominantly along the Eastern seaboard of the
      United States. Lubert-Adler is a real estate private equity firm specializing in redevelopments through joint ventures with local operating partners. The firm was co-founded by Ira Lubert and Dean Adler in 1997.
      Since its inception, Lubert-Adler has invested in $8 billion of real estate assets. David Rosenberg, Lubert-Adler Real Estate Fund III, L.P.,
      Lubert-Adler Real Estate Parallel Fund III, L.P. and Lubert-Adler Capital
      Real Estate Fund III, L.P. (collectively, the "LUBERT ADLER FUND") are the guarantors under the non-recourse carveouts for the Maryland Multifamily
      Portfolio Whole Loan. The liability under the non-recourse carveout guaranty of the three Lubert Adler Fund guarantors identified above is capped at $10,000,000, but only with respect to recourse liability related to bankruptcy matters and non-permitted property transfers.

o     RELEASE OF COLLATERAL. The Maryland Multifamily Portfolio Whole Loan
      permits the release of any or all of the properties after the Maryland
      Multifamily Properties Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to the greater of (a) 120% of the allocated loan amount for the mortgaged property being released, except with respect to a certain portion of the Commons at White Marsh property, which has an allocated loan amount of $45,100,000, 100% of such allocated loan amount and (b) the amount necessary to cause the underwritten DSCR
      (calculated using underwritten cash flow and a 6.75% constant) of the
      Maryland Multifamily Properties to be equal to the greater of (x) the underwritten DSCR immediately preceding such release and (y) an underwritten DSCR of 1.05x (calculated using a 6.75% constant); (ii) no event of default then existing and (iii) other standard conditions as specified in the related loan documents.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of $257.94 per unit per annum into an ongoing replacement reserve account. In addition, the
      Maryland Multifamily Portfolio Borrower Parties deposited at closing
      $10,385,885 into an upfront capital reserve account to be used to complete interior unit renovations. At closing, the Maryland Multifamily Portfolio
      Borrower Parties funded a deferred-maintenance reserve of $632,803, which is 125% of the recommended amount specified in the property condition reports.

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o     LOCKBOX AND CASH MANAGEMENT. The loan requires soft lockboxes at all of the properties. The loan documents require the Maryland Multifamily
      Portfolio Borrower Parties to direct the property managers at each of the
      Maryland Multifamily Properties to deposit rent checks into local property lockbox accounts within three business days of receipt. All local property lockboxes are automatically swept into a central lender-controlled account. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, are swept into a lockbox account established under the mezzanine loan described below, unless an event of default is continuing or the combined Maryland Multifamily Portfolio Whole Loan and mezzanine loan
      (described below) DSCR (calculated using actual cash flow and a 6.75%
      constant) at the end of any quarter falls below 1.00x from and including the 48th payment date through but excluding the 60th payment date, or
      1.10x from and including the 60th payment date through but excluding the
      72nd payment date, or 1.15x from and after the 72nd payment date, at which point a cash-trap period will commence (and will continue until such time that the event of default has been cured or such DSCR is restored for two consecutive calendar quarters). During a cash-trap period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below)
      is required to be deposited into a cash collateral account (which may be applied to the debt upon an event of default under the Maryland
      Multifamily Portfolio Whole Loan).

o     PROPERTY MANAGEMENT. Sawyer Property Management, LLC, a subsidiary of
      Sawyer and an affiliate of the borrower, is the property manager for all of the Maryland Multifamily Properties. The property manager receives a management fee on the Maryland Multifamily Properties equal to 4.0% of the gross revenue. The lender may require the Maryland Multifamily Portfolio
      Borrower Parties to terminate the property manager following one or more of the following events: (i) if for any two consecutive calculation dates, the Maryland Multifamily Properties fail to maintain the minimum DSCR described above under "--Lockbox and Cash Management," (ii) an event of default is continuing under the Maryland Multifamily Portfolio Whole Loan,
      (iii) the property manager is in default under any management agreement or
      (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the Maryland Multifamily Portfolio Whole Loan, Potomac Realty Capital
      ("PRC"), an affiliate of Sawyer and an affiliate of the Maryland
      Multifamily Portfolio Borrower Parties, originated a $20,000,000 mezzanine loan to SRH/LA Chesapeake Mezzanine, LLC and SRH/LA Baltimore Mezzanine,
      LLC., which are collectively, the owners of 100% of the direct and indirect ownership interests in each of the Maryland Multifamily Portfolio
      Borrower Parties. The mezzanine loan has an interest rate equal to one-month LIBOR plus 6.25% per annum and a maturity date of July 6, 2012, which is coterminous with the Maryland Multifamily Portfolio Whole Loan.
      The mezzanine loan is secured by a pledge of the equity interests in the
      Maryland Multifamily Portfolio Borrower Parties. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for the mezzanine loan. PRC oversees disbursement of the $10,385,885 upfront capital reserve described above. PRC, as collateral for an existing financing facility, has pledged the mezzanine loan to GCFP.

      Pursuant to the intercreditor agreement between the lender under the
      Maryland Multifamily Portfolio Whole Loan and the mezzanine lender, (i)
      the mezzanine lender has the right to cure a default under the Maryland
      Multifamily Portfolio Whole Loan and (ii) the holder of the Maryland
      Multifamily Portfolio Whole Loan may not amend the loan documents for the
      Maryland Multifamily Portfolio Whole Loan if the amendment increases the interest rate or principal amount of the Maryland Multifamily Portfolio
      Whole Loan, modifies the maturity date or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the partnership or membership interests in the Maryland Multifamily Portfolio
      Borrower Parties, which would result in a change of control with respect to the Maryland Multifamily Portfolio Borrower Parties and could result in a change in the management of the Maryland Multifamily Properties.
      Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee under the intercreditor agreement or rating agency approval has been obtained.
      Notwithstanding the foregoing, so long as PRC is the holder of the mezzanine loan and an affiliate of the Maryland Multifamily Portfolio
      Borrower Parties, (A) PRC is not permitted to exercise any of the mezzanine lender's cure rights and/or purchase rights set forth in the intercreditor agreement with respect to the Maryland Multifamily Portfolio
      Whole Loan and (B) the

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      intercreditor agreement prohibits the mezzanine lender from, among other things, (i) exercising foreclosure remedies under the mezzanine loan documents, (ii) exercising any other remedies under the mezzanine loan documents which could reasonably be expected to adversely affect the rights or remedies of lender under the Maryland Multifamily Portfolio
      Whole Loan, (iii) filing, joining in the filing, or consenting to the filing, of any insolvency action against the mezzanine loan borrower and
      (iv) seeking the appointment of (or consenting to the appointment of) a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the mezzanine borrower or any collateral securing the mezzanine loan (or any portion thereof).

o     TERRORISM INSURANCE. The loan documents require the Maryland Multifamily
      Portfolio Borrower Parties to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Maryland Multifamily
      Properties, provided such coverage is available. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

                                      B-25

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-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           1
Location (City/State)                                Philadelphia, Pennsylvania
Property Type                                                            Office
Size (sf)                                                               942,866
Percentage Leased as of December 27, 2005                                 95.3%
Year Built/Year Renovated                                             1987/2004
Appraisal Value                                                    $180,000,000
Underwritten Occupancy                                                    94.8%
Underwritten Revenues                                               $24,489,609
Underwritten Total Expenses                                         $11,276,548
Underwritten Net Operating Income (NOI)                             $13,213,061
Underwritten Net Cash Flow (NCF)                                    $12,027,005
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $130,000,000
Cut-off Date Principal Balance PSF/Unit                                 $137.88
Percentage of Initial Mortgage Pool Balance                               3.3%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.665%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                       60 IO; 360 thereafter
Cut-off Date LTV Ratio                                                    72.2%
LTV Ratio at Maturity                                                     67.2%
Underwritten DSCR on NOI                                                  1.46x
Underwritten DSCR on NCF                                                  1.33x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "ONE COMMERCE SQUARE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 942,866 sf class-A office complex located in Philadelphia, Pennsylvania (the "ONE
      COMMERCE SQUARE PROPERTY"). The One Commerce Square Loan represents approximately 3.3% of the initial mortgage pool balance. The One Commerce
      Loan was originated on December 28, 2005, has an original principal balance and a principal balance as of the cut-off date of $130,000,000, and an interest rate of 5.665% per annum. The DSCR and LTV on the One
      Commerce Square Loan are 1.33x and 72.2%, respectively. The proceeds of the One Commerce Square Loan were used to refinance existing debt totaling
      $77,186,866, fund reserves, pay closing costs and return equity to the borrower.

      The One Commerce Square Loan has an initial term of 120 months and a remaining term of 118 months. The loan requires payments of interest only for 60 months and amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $751,639.67 beginning February
      6, 2011. The scheduled maturity date is January 6, 2016. Voluntary prepayment of the One Commerce Square Loan is prohibited prior to the payment date of October 6, 2015 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008.

o     THE PROPERTY. The One Commerce Square Property is a 41-story, 942,866 sf class-A office complex located at 2005 Market Street, in Philadelphia,
      Pennsylvania. Developed in 1987, the One Commerce Square Property is part of the larger Commerce Square complex, which occupies an entire city block and consists of an outdoor plaza with a fountain, on-site retail and restaurants, and over 2 million sf of office space. The One Commerce
      Square Property features a granite and glass exterior, along with a marble-lined lobby with entrances on all four sides of the building. The
      One Commerce Square Property is located along West Market Street, the city's primary business corridor, and offers convenient access to highways and public transportation. One Commerce Square is proximate to
      Philadelphia's 30th Street Station, which provides Amtrak and SEPTA
      (Southeastern Pennsylvania Transportation Authority) service to all major
      East Coast and Mid-Atlantic destinations.

      The largest tenant at the One Commerce Square Property, Delaware
      Management Holdings, Inc. ("DELAWARE INVESTMENTS"), occupies 263,682 sf
      (28.0% NRA) through September 2012. Delaware Investments, which occupied
      43,899 sf at the property's opening in 1987, has since expanded to over
      260,000 sf and utilizes the subject as its headquarters. Delaware
      Investments is an asset management and advisory services firm with over
      $95 billion in assets under management. Delaware Investments is a subsidiary of Lincoln National Corporation (NYSE: LNC) which as of January
      24, 2006, had a market capitalization of $9.12 billion.

      The second largest tenant, NF Clearing, Inc., leases 118,908 sf (12.6%
      NRA) through August 2013. The space was originally leased to Fiserv
      Securities, Inc., which was wholly acquired by NF Clearing in 2005. NF
      Clearing, Inc. is currently consolidating its operations to Boston and is in the process of vacating their space. Despite its imminent departure, NF
      Clearing, Inc. remains a very strong credit and is obligated to pay rent through 2013. As of June 30, 2005, NF Clearing reported $836 million in assets and $196.2 million in cash. NF Clearing is a subsidiary of Fidelity
      Global Brokerage Group, Inc., a privately held investment company.

                                      B-28

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      As of December 27, 2005, the One Commerce Square Property was 95.3% leased to 40 tenants, including 36.3% leased to investment-grade tenants. Over the last 10 years, The One Commerce Square Property has maintained an average occupancy above 95.0%.

      The following table presents certain information relating to some of the largest tenants at the One Commerce Square Property:

                                    LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
---------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL    ANNUALIZED
                                     CREDIT RATING                        ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                                    (FITCH/MOODY'S/   TENANT     % OF    UNDERWRITTEN  UNDERWRITTEN    BASE RENT        LEASE
          TENANT NAME                   S&P)(1)        NRSF      NRSF    BASE RENT($)   BASE RENT    ($ PER  NRSF)   EXPIRATION
----------------------------------  ---------------   -------   ------   ------------  ------------  -------------  -------------

Delaware Management Holdings, Inc.     A/A3/A-        263,682    28.0%    $ 3,691,548       29.5%        $14.00      9/30/2012
NF Clearing, Inc                      NR/Aa3/AA       118,908    12.6%      1,843,074       14.7%         15.50      8/31/2013(2)
Pew Charitable Trust                   NR/NR/NR        82,937     8.8%      1,244,055       10.0%         15.00      9/30/2013
Stradley, Ronon, Stevens & Young      NR/NR/NR         83,058     8.8%      1,164,043        9.3%         14.01      12/31/2017
Akin, Gump, Struss, Hauer & Feld      NR/NR/NR         45,862     4.9%        493,016        3.9%         10.75      10/31/2008
                                                      ------------------------------------------------------------
TOTAL LARGEST TENANTS                                 594,447    63.0%    $ 8,435,736       67.5%        $14.19
Other Tenants                                         303,971    32.2%      4,061,291       32.5%         13.36
Vacant Space                                           44,448     4.7%              0        0.0%          0.00
                                                      ------------------------------------------------------------
TOTAL ALL TENANTS                                     942,866   100.0%    $12,497,027      100.0%        $13.91
---------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   NF Clearing is in the process of vacating their space. Tenant is anticipated to begin marketing the space for sublease in early 2006.

      The following table presents certain information relating to the lease rollover schedule at One Commerce Square Property:

                                         LEASE EXPIRATION SCHEDULE(1)
-------------------------------------------------------------------------------------------------------------

                                                                                    % OF TOTAL    ANNUALIZED
                                                                     ANNUALIZED     ANNUALIZED   UNDERWRITTEN
  YEAR ENDING                           % OF TOTAL  CUMULATIVE OF   UNDERWRITTEN   UNDERWRITTEN   BASE RENT
  DECEMBER 31,          EXPIRING NRSF      NRSF      TOTAL NRSF     BASE RENT ($)   BASE RENT    ($ PER NRSF )
---------------         -------------   ----------  -------------  -------------   ------------  ------------

2006                        21,940          2.3%          2.3%     $   278,304           2.2%       $12.68
2007                        88,565          9.4%         11.7%       1,216,482           9.7%        13.74
2008                       108,178         11.5%         23.2%       1,230,041           9.8%        11.37
2009                        43,451          4.6%         27.8%         567,962           4.5%        13.07
2010                        10,948          1.2%         29.0%         178,990           1.4%        16.35
2011                        10,270          1.1%         30.1%         133,347           1.1%        12.98
2012                       282,075         29.9%         60.0%       3,988,564          31.9%        14.14
2013                       201,845         21.4%         81.4%       3,087,129          24.7%        15.29
2014                             0          0.0%         81.4%               0           0.0%         0.00
2015                        34,586          3.7%         85.0%         464,268           3.7%        13.42
2016                        96,560         10.2%         95.3%       1,351,940          10.8%         2.12
Vacant                      44,448          4.7%        100.0%               0           0.0%         0.00
                        -------------------------------------------------------------------------------------
TOTAL/WTD. AVG.            942,866        100.0%                   $12,497,027         100.0%       $13.91
-------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is Commerce Square Partners - Philadelphia
      Plaza, L.P. ("ONE COMMERCE SQUARE BORROWER"), a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the lender, delivered a non-consolidation opinion in connection with the origination of the One Commerce Square Loan. The sponsor of the borrower is Thomas Properties Group, Inc. ("TPG") which owns a 87.90% interest in the One Commerce Square Borrower through affiliates. TPG (Nasdaq: TPGI) is a full-service real estate operating company that owns, acquires, develops and manages office, retail and multi-family properties on a nationwide basis. TPG was founded in late 1996 by Mr. James A. Thomas. Mr. Thomas'
      real estate experience dates back to 1976, as a co-founder and co-managing partner of Maguire Thomas Partners, a national full-service real estate operating company. From 1976 to 1996, Maguire Thomas Partners acquired, developed, managed and/or owned interests in 17 properties with approximately 14 million rentable square feet of commercial space. TPG's current portfolio includes 12 properties in Texas, California, Virginia
      and

                                      B-29

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE COMMERCE SQUARE
--------------------------------------------------------------------------------

      Pennsylvania. Of the 12, ten are office properties ranging in size from
      187,799 sf to 2,648,920 sf. There is no non-recourse carve-out guarantor for the One Commerce Square Loan. After the One Commerce Square Loan
      closing, the sponsor retained a $36,500,000 equity investment in the One
      Commerce Square Property. The predecessor of the One Commerce Square
      Borrower (the "ONE COMMERCE SQUARE PREDECESSOR BORROWER"), which was controlled by Maguire Thomas Partners, was involved in bankruptcy proceedings from July 1997 through March 1998 as a result of difficulties relating to the refinancing of a previous loan secured by the One Commerce
      Square Property. When the loan matured in July 1997, rents at the property were generally over market levels and the One Commerce Square Predecessor
      Borrower was unable to refinance or extend the loan held by Mitsubishi
      Trust & Banking Corporation (which was in the process of closing its lending operations), and the One Commerce Square Predecessor Borrower
      filed for bankruptcy protection. In connection with the One Commerce
      Square Predecessor Borrower's discharge from bankruptcy in March 1998,
      James A. Thomas formed a partnership with Lazard Freres and refinanced the property with Goldman Sachs Commercial Mortgage Capital, L.P.

o     ESCROWS. The One Commerce Square Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the One Commerce
      Square Borrower also deposited $382,000 into a tenant improvement and leasing commission reserve for payments due under the lease between One
      Commerce Square Borrower and Stradley, Ronon, Stevens & Young. The One
      Commerce Square Borrower is not required to make ongoing monthly deposits into this reserve. However a "LEASE SWEEP PERIOD" will commence upon (i)
      the date that is the stated expiration date of the term of any Major Lease
      (defined as the Delaware Investments lease, the NF Clearing lease and any other lease with a tenant occupying more than 200,000 square feet), or
      (ii) the date required under a Major Lease by which the applicable Major
      Tenant (defined as a tenant under a Major Lease occupying more than
      200,000 square feet) is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); or (iii) any
      Major Lease is surrendered, cancelled or terminated (in whole or in part)
      prior to its then current expiration date; or (iv) the occurrence of a bankruptcy or insolvency proceeding relating to a Major Tenant. During the
      Lease Sweep Period, all excess cash flow (after payment of debt service, reserves and operating expenses) will be deposited into the tenant improvement and leasing commission reserve until such time that $2,500,000 has been accumulated in the reserve. Funds held in the tenant improvement and leasing commission reserve will be used to cover the re-tenanting costs of the applicable space. A Lease Sweep Period will not commence if, after giving effect to the circumstances described in clauses (i), (ii)
      and (iii) above, the debt service coverage ratio is at least 1.30x. For purposes of calculating the debt service coverage ratio, no credit will be given for any rent payable under the subject Major Lease (or portion thereof) that gave rise to the matters described in clauses (i), (ii) or
      (iii) above.

o     LOCK BOX AND CASH MANAGEMENT. The One Commerce Square Loan requires a hard lock box, which is already in place. The loan documents require the One
      Commerce Square Borrower to direct tenants to pay their rents directly to a lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Cash Management Period is in effect.
      A "CASH MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) the debt service coverage ratio is less than
      1.10x (based on the net operating income of the One Commerce Square
      Property and debt service for that period) as of the end of any two consecutive calendar quarters (a "DSCR CASH MANAGEMENT PERIOD"), until the debt service coverage ratio minimum threshold of 1.10x has been achieved for two consecutive calculation dates after the commencement of the Cash
      Management Period; (iii) a Lease Sweep Period has commenced, until such
      Lease Sweep Period has ended or (iv) an approved mezzanine loan is outstanding. During the continuance of a Cash Management Period (other than such a period triggered by an approved mezzanine loan), all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the One Commerce Square Loan and may be applied to prepay the One Commerce Square Loan during the continuance of an event of default. Additionally, if a DSCR Cash
      Management Period is continuing for three consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral towards a partial defeasance of the One Commerce Square Loan.

o     PROPERTY MANAGEMENT. The property manager is Thomas Properties Group, LP, an affiliate of the One Commerce Square Borrower. The property management agreement commenced on October 13, 2004 and

                                      B-30

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE COMMERCE SQUARE
--------------------------------------------------------------------------------

      expires on June 30, 2015. If an event of default is continuing, if the property manager is in default under the property management agreement beyond any applicable notice and cure period, or upon the gross negligence, malfeasance or willful misconduct of the property manager, the
      One Commerce Square Borrower is required, at the request of the lender, terminate the property management agreement and replace the property manager with an acceptable replacement property manager. The One Commerce
      Square Borrower's failure to appoint an acceptable property manager within thirty (30) days after the lender's request will constitute an immediate event of default under the loan documents. The One Commerce Square
      Borrower may, from time to time, appoint a successor property manager to manage the One Commerce Square Property, provided that such successor property manager and property management agreement is approved in writing by the lender and the rating agencies. The contractual management fee is equal to 3.0% of collected gross revenues from the One Commerce Square
      Property, with a guaranteed annual minimum of $0.90 per square foot of rentable office area and rental space at the One Commerce Square Property.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit mezzanine financing from a TPG Approved Mezzanine Lender (as defined below) to the holder or holders of all of the direct and indirect ownership interests in borrowers
      (other than TDP-Commerce Square Gen-Par, Inc. and TDP-Commerce Square
      Gen-Par, LLC) if the TPG Approved Mezzanine Lender enters into an intercreditor agreement with lender, the One Commerce Square Borrower delivers a rating agency "comfort letter", and the approved mezzanine loan: (i) is in an amount that when added to the One Commerce Square Loan will result in a combined loan to "as is" appraised value of not more than
      75%, (ii) will result in a minimum combined debt service coverage ratio of not less than 1.20x, (iii) is secured only by a pledge of all or a portion of the direct or indirect equity ownership interests in the One Commerce
      Square Borrower or any other collateral that is not collateral for the One
      Commerce Square Loan, (iv) creates no obligations or liabilities on the part of the One Commerce Square Borrower and does not result in any lien on any portion of the One Commerce Square Property, (v) has a term expiring on the stated maturity date for the One Commerce Square Loan, and
      (vi) is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender. A "TPG APPROVED MEZZANINE LENDER" means any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution: (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $250,000,000, (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and (iii) has been reasonably approved by lender and the rating agencies.

o     TERRORISM INSURANCE. The One Commerce Square Property is insured against acts of terrorism as part of its "all-risk" property coverage. The One
      Commerce Square Loan documents require the One Commerce Square Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the One Commerce Square Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the One Commerce Square Property, subject to a premium cap equal to 150% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer
      Price Index. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-31

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

[PHOTOS OMITTED]

                                      B-32

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

[MAP OMITTED]

                                      B-33

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           1
Location (City/State)                                        San Antonio, Texas
Property Type                                                            Retail
Size (sf)                                                               381,978
Percentage Mall Shop Occupancy as of September 16, 2005                   92.8%
Year Built                                                                 2005
Appraisal Value                                                    $285,000,000
Underwritten Occupancy                                                    92.8%
Underwritten Revenues                                               $25,033,296
Underwritten Total Expenses                                          $7,360,751
Underwritten Net Operating Income (NOI)                             $17,672,545
Underwritten Net Cash Flow (NCF)                                    $17,225,378
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                    GSCMC/Commerzbank
Cut-off Date Principal Balance                                     $129,255,976
Cut-off Date Principal Balance PSF/Unit                                 $338.39
Percentage of Initial Mortgage Pool Balance                                3.3%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                 4.98307692307692%
Original Term to Maturity (Months)                                           56
Original Amortization Term (Months)                                         360
Cut-off Date LTV Ratio                                                    45.4%
LTV Ratio at Maturity                                                     42.4%
Underwritten DSCR on NOI                                                  2.13x
Underwritten DSCR on NCF                                                  2.08x
Shadow Rating (1)                                                  "A+" / "AAA"
-------------------------------------------------------------------------------

___________________
(1)   Fitch and S&P have confirmed that the Shops at LaCantera Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A+" by Fitch and "AAA" by S&P.

o     THE LOAN. The mortgage loan (the "SHOPS AT LACANTERA LOAN") is evidenced by two senior notes in the aggregate original principal amount of
      $130,000,000 and is secured by a first mortgage encumbering a super regional shopping mall located in San Antonio, Texas (the "SHOPS AT
      LACANTERA PROPERTY"). The Shops at LaCantera Whole Loan was jointly originated 50% by Goldman Sachs Commercial Mortgage Capital, L.P.
      (formerly known as Archon Financial, L.P.), and 50% by Commerzbank AG, New
      York Branch ("COMMERZBANK") in the original principal amount of
      $180,000,000, of which a subordinated junior interest in the amount of
      $50,000,000 was subsequently sold. Goldman Sachs Mortgage Company and
      Commerzbank are the holders and joint sellers of the Shops at LaCantera
      Loan. The Shops at LaCantera Loan was originated on September 9, 2005 and represents approximately 3.3% of the initial mortgage pool balance. The proceeds from the Shops at LaCantera Loan were used to refinance existing debt on the Shops at LaCantera Property.

      The Shops at LaCantera Loan is a senior interest of a whole mortgage loan
      (the "SHOPS AT LACANTERA WHOLE LOAN") with an original principal balance of $180,000,000. The junior companion loan to the Shops at LaCantera Whole
      Loan is evidenced by a junior note (the "SHOPS AT LACANTERA SUBORDINATE
      COMPANION LOAN") with an original principal balance of $50,000,000 and an interest rate of 5.656%, which is subordinate to the Shops at LaCantera
      Loan. The Shops at LaCantera Subordinate Companion Loan is not an asset of the trust. Prior to an event of default, payments of principal and interest by the borrower are applied to the Shops at LaCantera Loan and the LaCantera Subordinate Companion Loan pro-rata, based on the outstanding principal amounts of the respective loans. Each note provides for payments of interest based on the outstanding balance and the interest rate applicable to such note. Payments of principal are due under the notes pursuant to separate amortization schedules calculated based on the applicable interest rate and a 360 month amortization schedule.

      The loans comprising the Shops at LaCantera Whole Loan are governed by an intercreditor agreement, as described in the prospectus supplement under
      "Description of Mortgage Pool--The Shops at LaCantera Whole Loan" and will be serviced pursuant to the terms of the pooling and servicing agreement.
      The DSCR and LTV on the Shops at LaCantera Loan are 2.08x and 45.4%,
      respectively, while the DSCR and LTV on the Shops at LaCantera Whole Loan are 1.46x and 62.8% respectively.

      The Shops at LaCantera Loan had an initial term of 56 months and has a remaining term of 51 months. The scheduled maturity date is the payment date in June 2010. Voluntary prepayment of the Shops at LaCantera Loan is prohibited until the payment date in December 2009. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Shops at LaCantera Property is a newly constructed
      1,010,978 SF open-air, super-regional shopping center with four anchors and approximately 130 stores. The Shops at La Cantera Property is part of a 1,700 acre mixed-use site that includes the Westin Hotel La Cantera, Six
      Flags Great Adventure Fiesta Texas and two world class golf courses - The
      Palmer Course at La Cantera and The Resort. The Shops at LaCantera
      Property was completed and opened in September 2005 and is located at the northeast quadrant of North Loop

                                      B-34

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

      1604 West of Interstate 10 in the San Antonio MSA where the 8-mile trade area has an average household income of $72,534 and a total population of approximately 347,101.

      The Shops at LaCantera Property is anchored by Foley's, Dillard's,
      Nordstrom and Neiman Marcus. The land and improvements comprising the anchor stores are owned by the respective anchors. Both Neiman Marcus and
      Nordstrom are new to the San Antonio market.

      The following table represents certain information relating to the anchor tenants at The Shops at LaCantera:

                                                            CREDIT RATING
                                                              OF PARENT                             OPERATING
                                                               COMPANY                 COLLATERAL    COVENANT
        ANCHOR                  PARENT COMPANY             (FITCH/MIS/S&P)     GLA      INTEREST    EXPIRATION
--------------------   --------------------------------    ---------------   -------   ----------   ----------

Nordstrom              Nordstrom Inc.                         A-/Baa1/A-     144,000       No       9/16/2020
Neiman Marcus          Neiman Marcus Group Inc.               CCC+/B2/B+     120,000       No       9/16/2020
Dillard's              Dillard's, Inc.                        BB-/B2/BB      200,000       No       9/12/2020
Foley's                Federated Department Stores, Inc.    BBB+/Baa1/BBB    165,000       No       9/14/2020
                                                                             -------
TOTAL ANCHOR TENANTS                                                         629,000

      The Shops at LaCantera Property is 97.3% occupied with mall shop occupancy at 92.8%. Tiffany's, Burberry, Lacoste, Coach, Pottery Barn, Williams
      Sonoma and Apple are among the retailers occupying the in-line space at the Shops at LaCantera Property. Pursuant to ICSC's Retail Chain Store
      Sales Index, projected sales psf for mall shop tenants (with less than
      10,000 sf) is $590 based upon partial year sales for the period October
      2005 through December 2005. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 10.4% for such tenants.

      The following table presents certain information relating to the major mall shop tenants at the Shops at La Cantera Property:

                         TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
--------------------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL    ANNUALIZED
                                                                            ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                CREDIT RATING                              UNDERWRITTEN  UNDERWRITTEN   BASE RENT       LEASE
       TENANT NAME            (FITCH/MIS/S&P)(2)  TENANT NRSF  % OF NRSF    BASE RENT     BASE RENT     ($ PER NRSF)  EXPIRATION
---------------------------   ------------------  -----------  ---------   ------------  ------------  ------------   ----------

Apple                           NR/NR/NR             6,891       1.8%       $   411,252       2.6%        $59.68       9/16/2010
Gap                             BBB-/Baa3/BBB-      12,679       3.3%           364,521       2.3%         28.75       9/16/2017
Finishline                      NR/NR/NR             7,607       2.0%           342,315       2.2%         45.00       9/16/2015
Brooks Brothers                 NR/NR/NR             9,376       2.5%           337,536       2.1%         36.00       9/16/2015
Express                         NR/Baa2/BBB          9,940       2.6%           318,080       2.0%         32.00       9/16/2010
Victoria's Secret               NR/Baa2/BBB          9,651       2.5%           308,832       2.0%         32.00       9/16/2010
Abercrombie & Fitch             NR/NR/NR             8,076       2.1%           302,850       1.9%         37.50       9/16/2015
Anthropologie                   NR/NR/NR             9,328       2.4%           298,496       1.9%         32.00       9/16/2015
New York & Company              NR/Baa2/BBB          7,062       1.8%           289,542       1.8%         41.00       9/16/2015
Banana Republic                 BBB-/Baa3/BBB-       7,767       2.0%           279,612       1.8%         36.00       9/16/2017
                                                  -----------------------------------------------------------------
TEN LARGEST OWNED TENANTS                           88,377      23.1%       $ 3,253,036      20.6%        $36.81
Remaining Owned Tenants                             266,279     69.7%        12,530,991      79.4%         47.06
Vacant Spaces (Owned Space)                          27,322      7.2%                 0       0.0%          0.00
                                                  -----------------------------------------------------------------
TOTAL ALL OWNED TENANTS                             381,978     100.0%      $15,784,027     100.0%        $41.32
--------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      B-35

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at The Shops at LaCantera:

                                           LEASE EXPIRATION SCHEDULE (1)
----------------------------------------------------------------------------------------------------

                                                                           % OF TOTAL    ANNUALIZED
                                        % OF    CUMULATIVE   ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                             EXPIRING   TOTAL      % OF     UNDERWRITTEN  UNDERWRITTEN   BASE RENT
 YEAR ENDING DECEMBER 31,   OWNED NRSF  NRSF    TOTAL NRSF   BASE RENT     BASE RENT    ($ PER NRSF)
-------------------------   ----------  ------  ----------  ------------  ------------  ------------

2006                                 0    0.0%      0.0%    $         0       0.0%         $ 0.00
2007                                 0    0.0%      0.0%              0       0.0%           0.00
2008                                 0    0.0%      0.0%              0       0.0%           0.00
2009                                 0    0.0%      0.0%              0       0.0%           0.00
2010                            33,374    8.7%      8.7%      1,526,068       9.7%          45.73
2011                                 0    0.0%      8.7%              0       0.0%           0.00
2012                             1,588    0.4%      9.2%        135,040       0.9%          85.04
2013                               250    0.1%      9.2%         69,996       0.4%         279.98
2014                                 0    0.0%      9.2%              0       0.0%           0.00
2015                           275,784   72.2%     81.4%     12,590,104      79.8%          45.65
2016 and Thereafter             43,660   11.4%     92.8%      1,462,819       9.3%          33.50
Vacant                          27,322    7.2%    100.0%              0       0.0%           0.00
                           -------------------------------------------------------------------------
TOTAL                          381,978  100.0%              $15,784,027      100.0%        $41.32
----------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is LaCantera Retail Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Shops at LaCantera Loan. LaCantera Retail Limited Partnership is
      indirectly majority owned by General Growth Properties, Inc. General
      Growth Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the
      Shops at LaCantera Loan.

o     ESCROWS. The loan documents require that the borrower under the Shops at
      LaCantera Loan provide security in the amount of $54,840,232 for certain unfunded obligations at the Shops at LaCantera Property. Such security may be in the form of a cash escrow, sponsor guaranty, letter of credit or any combination of the foregoing. At closing, The Rouse Company Operating
      Partnership, LP gave a guaranty in respect of such unfunded obligations.
      As of February 9, 2006, the amount of outstanding unfunded obligations had been reduced to $12,062,282. In addition, The Rouse Company Operating
      Partnership, LP has guaranteed up to $10 million of the Shops at LaCantera
      Loan until such time as annualized net operating income from the Shops at
      LaCantera Property is at least $17,000,000.

      The loan documents also provide for escrows of real estate taxes and insurance, certain tenant improvements and leasing commissions (in a maximum amount as of origination equal to $381,977, which amount is subject to change based upon the aggregate sf of all rentable area in the
      Shops at LaCantera Property) and capital expenditures (in a maximum amount, as of origination, equal to $76,396 which amount is subject to change based upon the aggregate sf of all rentable area in the Shops at
      LaCantera Property) during a Shops at LaCantera Cash Sweep Period. A
      "SHOPS AT LACANTERA CASH SWEEP PERIOD" means any period during the continuance of an event of default under the Shops at LaCantera Loan and/or (i) prior to the second anniversary of the origination of the Shops at La Cantera Loan, any period commencing as of the end of any fiscal quarter in which annualized net operating income of the Shops at LaCantera
      Property is less than $14,400,000 and terminating as of the end of any fiscal quarter in which annualized net operating income of the Shops at
      LaCantera Property is at least equal to $14,400,000, and (ii) after the second anniversary of the Shops at La Cantera Loan, any period commencing as of the end of any fiscal quarter in which net operating income of the
      Shops at LaCantera Property for the prior twelve-month period is less than
      $14,400,000 and terminating as of the end of any fiscal quarter in which net operating income of the Shops at LaCantera Property for the prior twelve-month period is at least equal to $14,400,000.

o     LOCKBOX AND CASH MANAGEMENT. The Shops at LaCantera Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business

                                      B-36

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

      day that no Shops at LaCantera Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower.
      Within two business days of commencement of a Shops at LaCantera Cash
      Sweep Period, a cash management account will be established into which all funds in the sweep account will be remitted on each business day during a
      Shops at LaCantera Cash Sweep Period. During the existence of a Shops at
      LaCantera Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the Shops at LaCantera Loan.

o     PROPERTY MANAGEMENT. Under the loan documents, the Shops at LaCantera
      Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The Shops at LaCantera Property is currently managed by Rouse Property Management, Inc., an affiliate of the borrower.
      The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the Shops at LaCantera Loan has occurred and is continuing. During the continuance of a Shops at LaCantera Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the geographic area.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, the release of which would not have a material adverse impact on the value, use or operation of the Shops at LaCantera Property. Any parcel or out lot so released must be transferred to a third party in connection with an expansion or other development of the Shops at LaCantera Property, and any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Shops at LaCantera Property as collateral for the Shops at LaCantera Loan, (b) an opinion of counsel that any REMIC trust that has acquired the Shops at LaCantera Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c)
      written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. In addition, if a parcel to be released was improved as of the origination date of the
      Shops at LaCantera Loan, the consent of the lender must be obtained, and certain debt service coverage ratio and loan to value tests must be satisfied, prior to the release of any such parcel.

      The loan documents also give the borrower the right to obtain the release of a certain unimproved portion of the property reserved for the development of a "Lifestyle Center" upon the conveyance of such property to a third party. As of the origination date of the Shops at LaCantera
      Loan, the parcel on which the Lifestyle Center will be developed had been legally subdivided from the remainder of the Shops at LaCantera Property.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Shops at LaCantera Property
      also secures the Shops at LaCantera Subordinate Companion Loan, which is subordinate to the Shops at LaCantera Loan, as described under
      "Description of the Mortgage Pool--The Shops at LaCantera Whole Loan" in
      the prospectus supplement. In addition, the Shops at LaCantera Loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower and its general partner in connection with Permitted Mezzanine Debt, (b) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt, (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d)
      the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity.
      "PERMITTED MEZZANINE DEBT" means indebtedness of a direct owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG6 certificates issued has been obtained and (ii) the Shops at LaCantera Property meets certain performance requirements specified in the Shops at LaCantera Loan agreement, including: (A) the aggregate loan-to-value ratio of the Shops at LaCantera Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the Shops at LaCantera Loan and the

                                      B-37

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

      mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than 1.05x based on an assumed loan constant of 9%.

o     TERRORISM INSURANCE. The loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Shops at LaCantera Property and 100% of the projected annual gross rental income from the Shops at LaCantera Property from the date of the casualty to the date that the Shops at LaCantera Property is repaired or replaced and operations are resumed (plus an extended period of indemnity for 60 days after the completion of restoration). After such policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such coverage at all times while the
      Shops at LaCantera Loan is outstanding (either as part of its "all-risk"
      and business income/rental-loss insurance policies or as a separate policy), provided such coverage is available at commercially reasonable rates. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-38

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

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                                      B-39

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

[MAP OMITTED]

                                      B-40

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           1
Location (City/State)                                           Lahaina, Hawaii
Property Type                                                            Retail
Size (sf)                                                               112,261
Percentage Mall Shop Occupancy as of December 1, 2005                     96.6%
Year Built/Renovated                                           1969-1971 / 1988
Appraisal Value                                                     180,000,000
Underwritten Occupancy                                                    96.6%
Underwritten Revenues                                               $18,451,437
Underwritten Total Expenses                                          $5,453,434
Underwritten Net Operating Income (NOI)                             $12,998,003
Underwritten Net Cash Flow (NCF)                                    $12,735,188
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                    GSCMC/Commerzbank
Cut-off Date Principal Balance                                     $109,504,922
Cut-off Date Principal Balance PSF/Unit                                 $975.45
Percentage of Initial Mortgage Pool Balance                                2.8%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.386%
Original Term to Maturity (Months)                                           60
Original Amortization Term (Months)                                         360
Cut-off Date LTV Ratio                                                    60.8%
LTV Ratio at Maturity                                                     56.7%
Underwritten DSCR on NOI                                                  1.76x
Underwritten DSCR on NCF                                                  1.72x
Shadow Rating (1)                                                 "BBB+" / "AA"
-------------------------------------------------------------------------------

___________________
(1)   Fitch and S&P have confirmed that the Whalers Village Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" by Fitch and "AA" by S&P.

o     THE LOAN. The mortgage loan (the "WHALERS VILLAGE LOAN") is evidenced by two notes in the aggregate original principal amount of $110,000,000 and is secured by a first mortgage encumbering a regional shopping mall located in Lahaina, Maui, Hawaii (the "WHALERS VILLAGE PROPERTY"). The
      Whalers Village Loan was jointly originated 50% by Goldman Sachs
      Commercial Mortgage Capital, L.P. (formerly known as Archon Financial,
      L.P.) and 50% by Commerzbank AG, New York Branch ("COMMERZBANK"). Goldman
      Sachs Mortgage Company and Commerzbank are the holders of the Whalers
      Village Loan, and they are the joint loan sellers of the Whalers Village
      Loan. The Whalers Village Loan was originated on November 1, 2005 and represents approximately 2.8% of the initial mortgage pool balance. The proceeds from the Whalers Village Loan were used to acquire the Whalers
      Village Property.

      The Whalers Village Loan had an initial term of 60 months and has a remaining term of 56 months. The scheduled maturity date is the payment date in November 2010. Voluntary prepayment of the Whalers Village Loan is prohibited until the payment date in May 2010. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Whalers Village Property is a 112,261 sf open-air regional shopping center located on prime oceanfront property along Maui's famous Kaanapali Beach Resort. Originally built in 1969-1971, the Property has been renovated at various intervals, with the last renovation occurring in 1988. The center offers approximately 70 in-line retail shops and restaurants, as well as on-site structured parking for over 500 vehicles. In-line space totals 84,566 sf, with an additional 25,138 sf of restaurants and 2,557 sf of office space.

      The Whalers Village Property is the dominant retail center in the region and is located in Maui County's metropolitan statistical area where the
      7-mile trade area has an average household income of $77,476 and a total population of approximately 19,536. In addition to the local population, according to the appraisal, approximately 2.2 million tourists visited
      Maui in 2004. With approximately 5,000 hotel and condominium rooms in the
      Kannapali Beach Resort, the Whalers Village Property is exposed to one of the largest consumer bases in the state of Hawaii. Up to 60% of the daily visitors to the Whalers Village Property access its shops and restaurants from the beachfront walk along Kaanapali Beach.

      The Whalers Village Property is 96.6% occupied. Sales as of October 2005 for the trailing twelve months were $1,104 psf for comparable in-line tenants occupying less than 10,000 sf, with occupancy costs of 13.2%
      (based on comparable sales, which includes tenants in occupancy for over twelve months that have reported sales over the period of their occupancy).

                                      B-41

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--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Whalers Village Property:

                             TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
-------------------------------------------------------------------------------------------------------------------------------

                                                                                        % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                               CREDIT RATING                             UNDERWRITTEN  UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME           (FITCH/MIS/S&P)(2)  TENANT NRSF  % OF NRSF   BASE RENT      BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------------  ------------------  -----------  ---------  ------------  -------------  -------------  ----------

Louis Vuitton                   NR / NR / NR       4,235        3.8%     $  431,976         5.1%        $102.00      5/31/2007
ABC Stores                      NR / NR / NR       3,103        2.8%        339,120         4.0%         109.29      1/31/2014
Tommy Bahama                    NR / NR / NR       3,566        3.2%        331,608         3.9%          92.99      5/31/2012
Rusty Harpoon                   NR / NR / NR       4,991        4.4%        324,420         3.8%          65.00      3/31/2006
Hula Grill                      NR / NR / NR      13,400       11.9%        270,000         3.2%          20.15      3/31/2009
Leilani's on the Beach          NR / NR / NR       9,647        8.6%        258,000         3.1%          26.74      12/31/2017
Cruise                          NR / NR / NR       2,880        2.6%        241,920         2.9%          84.00      4/30/2009
Baron & Leeds                   NR / NR / NR       1,599        1.4%        230,256         2.7%         144.00      7/31/2014
Sgt Leisure                     NR / NR / NR       1,415        1.3%        220,920         2.6%         156.13      12/31/2006
Tropical Palm                   NR / NR / NR       1,462        1.3%        201,756         2.4%         138.00      11/30/2007
                                                 ------------------------------------------------------------------
TEN LARGEST OWNED TENANTS                         46,298       41.2%     $2,849,976        33.7%        $ 61.56
Remaining Owned Tenants                           62,480       55.7%      5,599,779        66.3%          89.63
Vacant Spaces (Owned Space)                        3,483        3.1%              0         0.0%           0.00
                                                 ------------------------------------------------------------------
TOTAL ALL OWNED TENANTS                          112,261      100.0%     $8,449,755       100.0%        $ 77.68
-------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Whalers Village Property:

                                       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------

                                                                                 % OF TOTAL    ANNUALIZED
                                                    CUMULATIVE     ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                             EXPIRING      % OF        % OF       UNDERWRITTEN  UNDERWRITTEN    BASE RENT
 YEAR ENDING DECEMBER 31,   OWNED NRSF  TOTAL NRSF  TOTAL NRSF     BASE RENT     BASE RENT    ($ PER NRSF)
-------------------------  -----------  ---------   ----------    ------------  ------------  -------------

MTM                           6,853        6.1%         6.1%        $  627,948       7.4%        $ 91.63
2006                          4,580        4.1%        10.2%           570,208       6.7%         124.50
2007                         18,688       16.6%        26.8%         1,652,148      19.6%          88.41
2008                         15,138       13.5%        40.3%         1,369,144      16.2%          90.44
2009                         32,271       28.7%        69.1%         2,064,427      24.4%          63.97
2010                          7,643        6.8%        75.9%           550,080       6.5%          71.97
2011                            624        0.6%        76.4%           140,028       1.7%         224.40
2012                          3,566        3.2%        79.6%           331,608       3.9%          92.99
2013                          5,066        4.5%        84.1%           316,788       3.7%          62.53
2014                          4,702        4.2%        88.3%           569,376       6.7%         121.09
2015                              0        0.0%        88.3%                 0       0.0%           0.00
2016 and Thereafter           9,647        8.6%        96.9%           258,000       3.1%          26.74
Vacant                        3,483        3.1%       100.0%                 0       0.0%           0.00
                           -------------------------------------------------------------------------------
TOTAL                       112,261      100.0%                     $8,449,755     100.0%        $ 77.68
-----------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is WV SUB, LLC, a single-member, single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Whalers Village Loan. WV SUB, LLC is indirectly owned by General
      Growth Properties, Inc. General Growth Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Whalers Village Loan.

o     ESCROWS. The loan documents provide for escrows of real estate taxes and insurance, certain tenant improvements and leasing commissions (in a maximum amount as of origination equal to $112,261, which amount is subject to change based upon the aggregate sf of all rentable area in the
      Whalers Village Property) and capital expenditures (in a maximum amount, as of origination, equal to $22,452 which amount is subject to change based upon the aggregate sf of all rentable area in the Whalers Village
      Property) during a Whalers

                                      B-42

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

      Village Cash Sweep Period. A "WHALERS VILLAGE CASH SWEEP PERIOD" means any period during the continuance of an event of default under the Whalers
      Village Loan and/or any period commencing as of the end of any fiscal quarter in which the net operating income of the Whalers Village Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of any fiscal quarter in which the net operating income of the Whalers Village Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

o     LOCKBOX AND CASH MANAGEMENT. The Whalers Village Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business day that no Whalers Village Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower.
      Within two business days of commencement of a Whalers Village Cash Sweep
      Period, a cash management account will be established into which all funds in the sweep account will be remitted on each business day during a
      Whalers Village Cash Sweep Period. During the existence of a Whalers
      Village Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the Whalers Village Loan.

o     PROPERTY MANAGEMENT. Under the loan documents, the Whalers Village
      Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The Whalers Village Property is currently managed by General Growth Management, Inc., an affiliate of the borrower. The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the
      Whalers Village Loan has occurred and is continuing. During the continuance of a Whalers Village Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the applicable geographic area.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, the release of which would not have a material adverse impact on the value, use or operation of the Whalers Village Property. Any parcel or out lot so released must be transferred to a third party in connection with an expansion or other development of the Whalers Village Property, and any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Whalers Village Property as collateral for the
      Whalers Village Loan, (b) an opinion of counsel that any REMIC trust that has acquired the Whalers Village Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. In addition, if a parcel to be released was improved as of the origination date of the Whalers Village Loan, the consent of the lender must be obtained, and certain debt service coverage ratio and loan to value tests must be satisfied, prior to the release of any such parcel.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with Permitted Mezzanine Debt, (b) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt,
      (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d) the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity. "PERMITTED MEZZANINE DEBT" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG6 certificates issued has been obtained and (ii) the Whalers Village Property meets certain performance requirements specified in the Whalers Village loan agreement, including:
      (A) the aggregate

                                      B-43

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

      loan-to-value ratio of the Whalers Village Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the Whalers Village Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than
      1.05x based on an assumed loan constant of 9%.

o     TERRORISM INSURANCE. The loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Whalers Village Property and 100% of the projected annual gross rental income from the Whalers Village Property from the date of the casualty to the date that the Whalers Village Property is repaired or replaced and operations are resumed (plus an extended period of indemnity for 60 days after the completion of restoration). After such policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such coverage at all times while the
      Whalers Village Loan is outstanding (either as part of its "all-risk" and business income/rental-loss insurance policies or as a separate policy), provided such coverage is available at commercially reasonable rates. See
      "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-44

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

[PHOTOS OMITTED]

                                      B-45

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

[MAP OMITTED]

                                      B-46

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           8
Location (City/State)                                         Various, Maryland
Property Type                                                            Office
Size (sf)                                                               702,924
Percentage Occupancy as of September 9, 2005                              95.7%
Year Built/Year Renovated                                        1981-2005/2003
Appraisal Value                                                    $132,700,000
Underwritten Occupancy                                                    95.7%
Underwritten Revenues                                               $13,237,802
Underwritten Total Expenses                                          $3,591,728
Underwritten Net Operating Income (NOI)                              $9,666,074
Underwritten Net Cash Flow (NCF)                                     $8,822,563
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $103,000,000
Cut-off Date Principal Balance PSF/Unit                                 $146.53
Percentage of Initial Mortgage Pool Balance                                2.6%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.533%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    77.6%
LTV Ratio at Maturity                                                     77.6%
Underwritten DSCR on NOI                                                  1.67x
Underwritten DSCR on NCF                                                  1.53x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "COPT PORTFOLIO LOAN") is evidenced by a single note and is secured by two first mortgages encumbering eight class
      A & B office buildings located in the Baltimore/Washington DC corridor in
      Maryland consisting of 702,924 sf (the "COPT PROPERTIES"). The COPT
      Portfolio Loan represents approximately 2.6% of the initial mortgage pool balance. The COPT Portfolio Loan was originated on October 17, 2005, has an original principal balance and a principal as of the cut-off date of
      $103,000,000, and an interest rate of 5.533% per annum. The DSCR and LTV on the COPT Portfolio Loan are 1.53x and 77.6%, respectively. The proceeds of the COPT Portfolio Loan were used to refinance existing debt totaling
      $15,998,883.89 and to pay down unsecured corporate debt and for other general corporate purposes.

      The COPT Portfolio Loan has an initial term of 120 months and a remaining term of 116 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is November 6, 2015. Voluntary prepayment of the COPT Portfolio Loan is prohibited prior to the payment date of August 6, 2015 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the
      United States of America is permitted from April 6, 2008 (the "COPT
      PORTFOLIO PROPERTIES INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The COPT Portfolio Properties consist of eight office properties in the Baltimore MSA, each within a ten mile radius of the
      Baltimore-Washington International Airport ("BWI"). The following table presents certain information relating to the COPT portfolio:

                                                                                               YEAR BUILT /
                                                                   ALLOCATED                       YEAR         SEPTEMBER
        PROPERTY NAME                    LOCATION                 LOAN AMOUNT     SIZE (SF)     RENOVATED     2005 OCCUPANCY
-----------------------------     ---------------------------    ------------    ---------     ------------   --------------

134 National Business Parkway     Annapolis Junction, Maryland   $19,200,000       93,482          1999           100.0%
870-880 Elkridge Landing Road     Linthicum, Maryland             18,900,000      105,151        1981/2003        100.0%
6940 Columbia Gateway Drive       Columbia, Maryland              17,300,000      108,909          1999            95.1%
7000 Columbia Gateway Drive       Columbia, Maryland              15,800,000      145,806          1999           100.0%
8621 Robert Fulton Drive          Columbia, Maryland              11,000,000       85,466          2005            76.2%
8671 Robert Fulton Drive          Columbia, Maryland               7,600,000       56,350          2001           100.0%
7320 Parkway Drive                Hanover, Maryland                7,000,000       58,453          1983           100.0%
8661 Robert Fulton Drive          Columbia, Maryland               6,200,000       49,307          2001            90.4%
                                                                 --------------------------                   ---------------
TOTAL/WTD. AVG.                                                  $103,000,00      702,924                          95.7%

      134 National Business Parkway is a four-story, 93,482 sf class-A office building located in Annapolis Junction, Maryland. Built by the sponsor in
      1999, the building is situated in the National Business Park, a 175-acre business community located in Anne Arundel County at the intersection of the Baltimore-Washington Parkway (MD Route 295) and MD Route 32. A
      complete range of services and amenities are available nearby including more than 20 restaurants, several banks, a post office, and a Marriott
      Suites hotel. Booz Allen Hamilton occupies 100% of the space under a lease expiring in September 2009.

      870-880 Elkridge Landing Road is a two-building office complex located in
      Linthicum, Maryland. 880 Elkridge Landing Road is a four-story, 99,524 sf class-A office building that was built in 1981, acquired by the sponsor in
      2001 and renovated in 2003. Northrop Grumman Corporation occupies 100% of the space at 880 Elkridge Landing Road, under a lease expiration in
      December 2009. 870 Elkridge Landing Road is a single-story, 5,627 sf building built in 1981 and currently 100% occupied by the US Government
      (AAA/Aaa/AAA)

                                      B-47

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      under a lease expiring in September 2008. The building is currently used as a fitness center for government employees. The 5.6-acre site is situated just off the Baltimore-Washington Parkway (MD Route 295), two
      miles from I-95. The property is in close proximity to the BWI business district and a wide range of hotels, restaurants and retail outlets.

      6940 Columbia Gateway Drive is a four-story, 108,909 sf class-A office building located in Columbia, Maryland. Built by the sponsor in 1999, the building is part of Columbia Gateway, a 600-acre business community located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. Columbia Gateway features a range of business amenities and services. 6940 Columbia Gateway Drive is 95.1%
      occupied by five tenants, including Ameritrade (39.1% of NRA) and Magellan
      Behavioral Health (31.6% of NRA) under leases expiring in March 2010 and
      July 2011, respectively.

      7000 Columbia Gateway Drive is a two-story, 145,806 sf class-A office building located in Columbia, Maryland. The rectangular, center-core building has floor plates that allow for easy adaptation for either single- or multi-tenant uses. Built in 1999 and acquired in 2002, the building is part of Columbia Gateway, a 600-acre business community located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. Columbia Gateway features a range of business amenities and services. Honeywell International occupies 100%
      of the space under a lease expiring in January 2011.

      8621 Robert Fulton Drive is a newly constructed two-story, 85,466 sf class-A office building located in Columbia, Maryland. Completed by the sponsor in October 2005, the building is situated on a 6.35-acre site. The building is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. The building officially opened for occupancy on November 4, 2005. Cadmus Communications Corporation
      occupies 76.2% of the building's NRA under a lease expiring in October
      2017.

      8671 Robert Fulton Drive is a one-story, 56,350 sf class-A office/flex building located in Columbia, Maryland. Approximately 5,800 sf (10.3% of
      the NRA) functions as warehouse space. Built by the sponsor in 2001, the building is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. 8671 Robert Fulton Drive is
      100% occupied by Nucletron Corporation (50.9% of NRA) and First American
      Credit (49.1% of NRA) under leases expiring in August 2010 and November
      2011, respectively. 8671 Robert Fulton Drive is adjacent to 8661 Robert
      Fulton Drive property, also one of the COPT Properties.

      7320 Parkway Drive is a one-story, 58,453 sf class-B office building located in Hanover, Maryland. Built in 1983, the building was originally constructed as office/industrial flex space, but is currently 100%
      finished as office space. The sponsor acquired the property in 2002. The rectangular shaped building has floor plates that are easily adaptable for either single- or multi-tenant uses. 7320 Parkway Drive is situated just off the Baltimore-Washington Parkway (MD Route 295) and is 100% occupied by three tenants, including SAIC (69.1% of NRA) and Baltimore Gas &
      Electric (26.8% of NRA) under leases expiring in August 2008 and July
      2010, respectively.

      8661 Robert Fulton Drive is a one-story, 49,307 sf class-A flex building located in Columbia, Maryland. Approximately 5,800 sf (11.7% of the NRA)
      functions as warehouse space. Built by the sponsor in 2001, the property is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. 8661 Robert Fulton Drive is
      currently 90.4% occupied by Rohde & Schwartz, Inc. (69.6% of NRA) and
      Konover Construction Corp. (20.7% of NRA) under leases expiring in May
      2010 and February 2011, respectively. 8661 Robert Fulton Drive is adjacent to 8671 Robert Fulton Drive property, also one of the COPT Properties.

                                      B-48

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--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the COPT Properties:

                                       LEASE EXPIRATION SCHEDULE(1)
----------------------------------------------------------------------------------------------------------

                                                                              % OF TOTAL      ANNUALIZED
                                                               ANNUALIZED     ANNUALIZED     UNDERWRITTEN
  YEAR ENDING                      % OF TOTAL    CUMULATIVE   UNDERWRITTEN   UNDERWRITTEN     BASE RENT
  DECEMBER 31,     EXPIRING NRSF      NRSF     OF TOTAL NRSF  BASE RENT ($)   BASE RENT      ($ PER NRSF)
---------------    -------------   ----------  -------------  -------------  -------------   -------------

2006                   14,540          2.1%        2.1%       $   169,680          1.5%         $11.67
2007                        0          0.0%        2.1%                 0          0.0%           0.00
2008                   33,895          4.8%        6.9%           437,930          3.8%          12.92
2009                  200,980         28.6%       35.5%         4,510,335         39.3%          22.44
2010                  130,816         18.6%       54.1%         2,210,754         19.2%          16.90
2011                  227,128         32.3%       86.4%         3,003,176         26.1%          13.22
2012                        0          0.0%       86.4%                 0          0.0%           0.00
2013                        0          0.0%       86.4%                 0          0.0%           0.00
2014                        0          0.0%       86.4%                 0          0.0%           0.00
2015                        0          0.0%       86.4%                 0          0.0%           0.00
2016                   65,143          9.3%       95.7%         1,152,860         10.0%          17.70
Vacant                 30,422          4.3%      100.0%                 0          0.0%           0.00
                   ---------------------------------------------------------------------------------------
TOTAL/WTD. AVG.       702,924        100.0%                   $11,484,736        100.0%         $17.08
----------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers and IDOT guarantors (collectively the "COPT
      BORROWER PARTIES") are 14 single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of 8 properties; one IDOT guarantor owns two of the properties). Legal counsel to each of the COPT Borrower Parties delivered a non-consolidation opinion in connection with the origination of the COPT Portfolio Loan. The sponsor of the COPT Borrower Parties is Corporate Office Properties Trust
      ("COPT"). Founded in 1988, COPT is a leading office REIT with a market capitalization of approximately $1.65 billion as of February 23, 2006.
      Headquartered in Columbia, Maryland (within five miles of the subject properties), the company is among the largest owners of suburban office properties in the Greater Washington/Baltimore region, owning 158 office properties totaling 13.3 million sf (including 18 properties totaling
      885,000 sf held through joint ventures). Among those assets are 73 properties located in the Baltimore/Washington corridor, totaling nearly
      5.35 million sf (94.4% occupied as of the first quarter of 2005). COPT has implemented a core customer expansion strategy that centers on meeting, through acquisitions and development, the multi-location requirements of their existing tenant base. COPT has developed longstanding relationships with the US Government, AT&T, Wachovia, Boeing, Ciena, Booz Allen
      Hamilton, The Titan Corporation, General Dynamics Corporation, Unisys and
      many other prominent government contractors. COPT holds an 80% interest in
      Corporate Office Properties, L.P. which holds a 100% interest in the COPT
      Borrower Parties and is the guarantor (the "COPT GUARANTOR") under the non-recourse carveouts for the COPT Portfolio Loan.

o     RELEASE OF COLLATERAL. The COPT Portfolio Loan permits the release of any or all of the COPT Portfolio Properties after the COPT Portfolio
      Properties Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to (a) if, after giving effect to such release and the related defeasance, the undefeased/unpaid principal balance of the COPT
      Portfolio Loan exceeds $51,500,000, 110% of the allocated loan amount for the mortgaged property being released and (b) if, after giving effect to such release and the related defeasance, the undefeased/unpaid principal balance of the COPT Portfolio Loan, is equal to or is less than
      $51,500,000, 115% of the allocated loan amount for the mortgaged property being released; (ii) no event of default then existing; (iii) the requirement that, after giving effect to such release and defeasance, the underwritten DSCR (calculated using underwritten cash flow and the greater of (A) the actual debt service constant and (B) an 8.50% constant) for all of the remaining COPT Portfolio Properties be no less than the greater of
      (x) the underwritten DSCR immediately preceding such release and defeasance and (y) 1.00x and (iv) other standard conditions as specified in the related loan documents.

o     SUBSTITUTION OF COLLATERAL. Prior to November 6, 2014, the COPT Portfolio
      Loan permits the release of up to four of the COPT Portfolio Properties by simultaneously substituting one or more other properties (such a simultaneous release and substitution, a "COPT SUBSTITUTION"), subject to the satisfaction of certain conditions, including: (i) the payment of a fee equal to 0.50% of the allocated loan amount for the COPT Property(ies)

                                      B-49

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--------------------------------------------------------------------------------

      being released and the payment of all costs and expenses incurred by lender; (ii) after giving effect to the applicable COPT Substitution(s), at least four of the original eight COPT Portfolio Properties remain subject to the COPT Portfolio Loan and does not result in a reduction in the number of overall properties; (iii) the delivery to lender of a letter from each Rating Agency confirming that the COPT Substitution will not result in any qualification, withdrawal or downgrade of any existing rating of the Series 2006-GG6 Certificates; (iv) an appraisal acceptable to lender for each substitute property indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the property(ies) being released; (v) after giving effect to the applicable COPT Substitution(s), the aggregate underwritten
      NOI of all of the substitute properties will not exceed the lesser of (A)
      40% of the underwritten NOI of all the properties then subject to the COPT
      Portfolio Loan and (B) $3,272,400; (vi) after giving effect to the applicable COPT Substitution(s), the aggregate fair market value of all of the substitute properties will not exceed the lesser of (A) 40% of the aggregate fair market value of all the properties then subject to the COPT
      Portfolio Loan and (B) $53,080,000; (vii) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies); (viii) after giving effect to the applicable COPT
      Substitution(s), the underwritten DSCR (calculated using underwritten cash flow and the greater of the actual debt service constant and an 8.50%
      constant) for all the properties then subject to the COPT Portfolio Loan be no less than the greater of (A) the underwritten DSCR for all of the
      COPT Portfolio Properties immediately preceding such release(s) and substitution(s) and (B) 1.00x; (ix) after giving effect to the applicable
      COPT Substitution(s), the LTV Ratio for all of the properties then subject to the COPT Portfolio Loan be no greater than the lesser of (A) the LTV
      Ratio for all of the properties immediately preceding such COPT
      Substitution(s) (B) 78%; (x) no event of default then existing, (xi) after giving effect to the applicable COPT Substitution(s), the number of square feet at the substitute property(ies) demised under leases to tenants having a rating from any nationally recognized rating agency ("RATED
      TENANTS") not be less than the number of square feet at the released property(ies) demised under leases to Rated Tenants and (xii) the satisfaction of standard due diligence and other conditions specified in the related loan documents.

      If the COPT Borrower Parties are unable to simultaneously effectuate the substitution of a substitute property for a released property as contemplated above, the COPT Borrower Parties may nevertheless obtain the release of the applicable released property(ies), subject to the satisfaction of certain conditions, including: (i) the deposit of cash or a letter of credit (the "SUBSTITUTION COLLATERAL") in an amount equal to the greater of (A) the then fair market value of the proposed released property(ies) and (B) the amount that would be required to purchase defeasance collateral necessary to partially defease the COPT Portfolio
      Loan and obtain a release of the released property(ies) if such released property(ies) was being released pursuant to the provisions described under "Release of Collateral" above and (ii) the delivery to lender of a
      REMIC opinion with respect to such release of property(ies) and substitution of the Substitution Collateral and related matters. If for any reason the applicable substitution fails to occur within 90 days after the release of the applicable released property(ies), lender may use any cash Substitution Collateral and draw on any letter of credit Substitution
      Collateral and apply the proceeds to purchase the defeasance collateral necessary to effect a partial defeasance in the amount that would then be necessary to obtain a release of the released property(ies) pursuant to the provisions described under "Release of Collateral" above (assuming such release was occurring on the date of such partial defeasance). If the
      Substitution Collateral is not sufficient to purchase such defeasance collateral (such deficiency, the "SUBSTITUTION COLLATERAL SHORTFALL
      AMOUNT"), the COPT Borrower Parties are required to, within two (2)
      business days after demand by lender, immediately pay to lender an amount equal to the Substitution Collateral Shortfall Amount.

o     ESCROWS. Ongoing reserve collections have been waived for the entire loan term. At closing, GCFP held back $300,000 to cover a tenant's 50-day free rent period at the 8621 Robert Fulton Drive property (which ended December
      23, 2005). $200,000 has been returned to the sponsor in two $100,000 installments on January 6 and February 6, 2006. The remaining $100,000 is anticipated to be returned to the sponsor on March 6, 2006.

o     LOCK BOX AND CASH MANAGEMENT. The COPT Portfolio Loan requires a hard lock box, which is already in place. The COPT Portfolio Loan documents require the COPT Borrower Parties to direct tenants to pay their rents directly to a lender controlled lockbox account. The loan documents also require that all rents received by (or on behalf of) the borrower parties or the property manager be deposited into such lender-controlled lockbox

                                      B-50

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--------------------------------------------------------------------------------

      account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the COPT Borrower Parties'
      operating account unless an event of default is continuing , in which case, amounts in such lender-controlled lockbox account will be swept into another account controlled by lender and held as cash collateral for the
      COPT Portfolio Loan (which amounts lender may (but is not required to)
      apply to prepay a portion of the COPT Portfolio Loan).

o     PROPERTY MANAGEMENT. Corporate Realty Management, LLC, an affiliate of the
      COPT Borrower Parties, is the property manager for all of the COPT
      Properties. The property manager receives a management fee on the COPT
      Portfolio Properties equal to the greater of (a) $1,000 per month and (b)
      3.0% of the gross revenue and 5% of project costs if the COPT Borrower
      Parties require the property manager to supervise capital projects or tenant improvement projects. The lender may require the COPT Borrower
      Parties to terminate the property manager following one or more of the following events: (i) an event of default is continuing under the COPT
      Portfolio Loan, (ii) the property manager is in default under any management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o     TERRORISM INSURANCE. The loan documents require the COPT Borrower Parties to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the COPT Properties, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the COPT Borrower Parties will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the COPT Properties, subject to a premium cap equal to
      100% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

                                      B-51

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

[PHOTOS OMITTED]

                                      B-52

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--------------------------------------------------------------------------------

[MAP OMITTED]

                                      B-53

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--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           1
Location (City/State)                                          Denver, Colorado
Property Type                                                            Office
Size (sf)                                                               767,238
Percentage Leased as of  January 1, 2006                                   88.7
Year Built/Year Renovated                                           1980 / 2005
Appraisal Value                                                    $118,800,000
Underwritten Occupancy                                                    88.7%
Underwritten Revenues                                               $15,684,030
Underwritten Total Expenses                                          $6,601,774
Underwritten Net Operating Income (NOI)                              $9,082,256
Underwritten Net Cash Flow (NCF)                                     $8,243,276
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                      $94,100,000
Cut-off Date Principal Balance PSF/Unit                                 $122.65
Percentage of Initial Mortgage Pool Balance                                2.4%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.685%
Original Term to Maturity (Months)                                           60
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    79.2%
LTV Ratio at Maturity                                                     79.2%
Underwritten DSCR on NOI                                                  1.67x
Underwritten DSCR on NCF                                                  1.52x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "1625 & 1675 BROADWAY LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a class-A office complex located in Denver, Denver County, Colorado (the "1625 &
      1675 BROADWAY PROPERTY"). The 1625 & 1675 Broadway Loan represents approximately 2.4% of the initial mortgage pool balance. The 1625 & 1675
      Broadway Loan was originated on January 10, 2006, has an original principal balance and a principal balance as of the cut-off date of
      $94,100,000, and an interest rate of 5.685% per annum. The DSCR and LTV on the 1625 & 1675 Broadway Loan are 1.52x and 79.2%, respectively. The proceeds of the 1625 & 1675 Broadway Loan were used to acquire the 1625 &
      1675 Broadway Property for approximately $116,000,000. Including reserves, escrows and closing costs, the borrower invested approximately $25,800,000 in the project at origination (inclusive of the amount of letters of credit provided in lieu of cash reserves).

      The 1625 & 1675 Broadway Loan has an initial term of 60 months and a remaining term of 59 months. The 1625 & 1675 Broadway Loan requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2011. Voluntary prepayment of the 1625 & 1675 Broadway Loan is prohibited prior to the payment date of December 6, 2010 and permitted on such payment date and thereafter without a penalty. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008.

o     THE PROPERTY. The 1625 & 1675 Broadway Property is comprised of two
      Class-A office towers, containing 767,238 sf located at 1625 & 1675
      Broadway Street, in Denver, Denver County, Colorado. The property is commonly known as the World Trade Center. The 28-story, Tower I building was constructed in 1979 and renovated in 1996, while the 29-story, Tower
      II building was constructed in 1980 and renovated in 2005. There is a plaza area between the two buildings which was also renovated in 2005. The property has a two-level, 111-space subterranean parking garage, and benefits from easements which give it rights to use 315 spaces at two other properties. Typical floor plates in the buildings are approximately
      14,000 square feet and the buildings' tenant mix is comprised of high quality tenants in the financial, legal and energy sectors.

      The 1625 & 1675 Broadway Property is well located in the Denver central business district, along the 16th Street Mall and is bounded by 16th
      Street to the southwest, Court Street to the northwest, and Broadway to the east. The 16th Street Mall has more than 80 specialty retail tenants, three major shopping complexes and numerous bars and restaurants. The surrounding area also features various hotels, including the Brown Place
      Hotel which is directly north of the property and numerous large commercial office buildings. Due to its location just east of I-25, the region's north/south freeway, the 1625 & 1675 Broadway Property has good access to all of Denver's surrounding suburban areas. Additionally, the buildings are close to Denver's mass transit light rail system, which currently provides access to central and southwest Denver.

      As of January 1, 2006, the 1625 & 1675 Broadway Property was 88.7% leased to approximately 90 tenants in a variety of industries, including energy, law and financial services. Approximately 30% of the net rentable square footage is leased by tenants with an investment grade credit rating. The property has average tenant size of approximately 8,000 sf. The two largest tenants at the 1625 & 1675 Broadway Property are Noble Energy,
      Inc. (76,930 sf) and Keybank National Association (60,319 sf).

                                      B-54

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--------------------------------------------------------------------------------

      The following table presents certain information relating to some of the largest tenants at the 1625 & 1675 Broadway Property:

                              LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
------------------------------------------------------------------------------------------------------------------------------

                                   CREDIT                             ANNUALIZED    % OF TOTAL     ANNUALIZED
                                   RATING                            UNDERWRITTEN   ANNUALIZED     UNDERWRITTEN
                                (FITCH/MOODY'S/   TENANT    % OF       BASE RENT    UNDERWRITTEN     BASE RENT        LEASE
          TENANT NAME              S&P)(1)         NRSF     NRSF         ($)         BASE RENT     ($ PER  NRSF)    EXPIRATION
----------------------------    ---------------  -------    ------   ------------   ------------   ------------     ----------

Keybank National Association       A/A2/A-        60,319      7.9%   $1,109,370         13.0%         $18.39        3/31/2010
Noble Energy, Inc.              NR/Baa2/BBB-      76,930     10.0%    1,033,764         12.1%          13.44        3/31/2012
Mincom, Inc.                      NR/NR/NR        52,963      6.9%      847,408         10.0%          16.00        2/28/2007
Bear Paw Energy LLC               NR/NR/NR        23,877      3.1%      439,337          5.2%          18.40        11/30/2006
Westerngeco, LLC                  NR/A1/A         41,823      5.5%      313,674          3.7%           7.50        5/31/2013
TOTAL LARGEST TENANTS                            255,912     33.4%   $3,743,552         44.0%         $14.63
Other Tenants                                    424,300     55.3%    4,768,578         56.0%          11.24
Vacant Space                                      87,026     11.3%            0          0.0%           0.00

TOTAL ALL TENANTS                                767,238    100.0%   $8,512,130        100.0%         $12.51
------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the 1625 & 1675 Broadway Property:

                                        LEASE EXPIRATION SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL      ANNUALIZED
                                                               ANNUALIZED       ANNUALIZED     UNDERWRITTEN
 YEAR ENDING                       % OF TOTAL   CUMULATIVE    UNDERWRITTEN    UNDERWRITTEN     BASE RENT
 DECEMBER 31,     EXPIRING NRSF       NRSF     OF TOTAL NRSF  BASE RENT ($)     BASE RENT     ($ PER NRSF)
--------------    ------------     ----------  ------------   -------------   ------------    -------------

2006                  79,681          10.4%        10.4%        $1,142,143        13.4%         $14.33
2007                  98,417          12.8%        23.2%         1,430,584        16.8%          14.54
2008                  75,945           9.9%        33.1%           872,283        10.2%          11.49
2009                  67,186           8.8%        41.9%           630,776         7.4%           9.39
2010                 133,283          17.4%        59.2%         1,820,437        21.4%          13.66
2011                  23,258           3.0%        62.3%           239,332         2.8%          10.29
2012                  81,903          10.7%        72.9%         1,198,824        14.1%          14.64
2013                  82,336          10.7%        83.7%           766,918         9.0%           9.31
2014                  24,262           3.2%        86.8%           288,153         3.4%          11.88
2015                  13,941           1.8%        88.7%           122,681         1.4%           8.80
Vacant                87,026          11.3%       100.0%                 0         0.0%           0.00
                  -----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.      767,238          100.0%                     $8,512,130       100.0%        $12.51
-----------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is Transwestern Broadreach WTC, L.L.C. ("1625 &
      1675 BROADWAY BORROWER"), a special purpose, bankruptcy-remote entity with one independent manager. Legal counsel to the 1625 & 1675 Broadway
      Borrower delivered a non-consolidation opinion in connection with the origination of the 1625 & 1675 Broadway Loan. The sponsors of the borrower are Transwestern Investment Company ("TRANSWESTERN") and Broadreach
      Capital Partners ("BROADREACH"). Transwestern is a Chicago-based company that was established in 1996 by Robert D. Duncan and Stephen R. Quazzo.
      Since 1996, Transwestern has made over 370 property investments nationwide representing a gross investment in excess of $6.3 billion. Transwestern invested in the 1625 & 1675 Broadway Property through its Aslan Realty
      Partners III, L.L.C. ("ASLAN III") fund, which indirectly holds a 50%
      interest in the 1625 & 1675 Borrower. Aslan III is a fully discretionary fund with $800 million of equity commitments from 50 institutional partners and its general partner. The general partner is controlled by principals of Transwestern and has committed $10 million of the equity.
      The Aslan III portfolio currently consists of 10 office and 2 retail properties totaling over 4.3 million square feet representing a combined gross investment of $430 million. Broadreach, formed in early 2002, is a private equity firm founded by the former executive team of Spieker
      Properties, Inc. (NYSE: SPK). Broadreach invested in the 1627 & 1675
      Broadway Property through its discretionary real estate fund, BCRP Realty,
      L.P. I ("BCRP I"), which indirectly holds a 50% interest in the 1625 &
      1675 Borrower. Broadreach has raised $314 million of equity for investment activity, which it expects will be focused on major markets in the western
      United States.

                                      B-55

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o     ESCROWS. The 1625 & 1675 Broadway Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the 1625 & 1675
      Borrower deposited $169,400 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the 1625 & 1675
      Broadway Property. The 1625 & 1675 Broadway Borrower also caused letters of credit in the aggregate amount of $4,617,238 to be posted at closing as security relating to various tenant improvement, leasing commissions, allowances and other leasing costs (collectively, "1625 & 1675 BROADWAY
      LEASING COSTS") at the 1625 & 1675 Broadway Property as follows: (i)
      $1,850,000 on account of specified Leasing Costs to be paid or incurred in connection with the Westerngeco lease extension that was entered into prior to January 10, 2006, such $1,850,000 to be reduced, and ultimately released, as such costs are paid; (ii) $2,000,000 on account of 1625 &
      1675 Broadway Leasing Costs for leasing after January 10, 2006, to be reduced, and ultimately released, as such costs are paid; and (iii)
      $767,238 (equivalent to $1.00 psf per year), provided in lieu of monthly leasing reserve deposits for on-going 1625 & 1675 Broadway Leasing Costs.
      The $767,238 amount described in clause (iii) is not subject to reduction or release, and to the extent 1625 & 1675 Broadway Leasing Costs paid by the 1625 & 1675 Broadway Borrower (over and above the initial $2,000,000 of such costs) aggregate to less than $767,238 multiplied by the number of loan years elapsed, monthly leasing deposits (or at the 1625 & 1675
      Broadway Borrower's option, an increased or additional letter of credit)
      to make up for the deficiency may be required. In addition, the 1625 &
      1675 Broadway Borrower is required to deposit $12,787 (equivalent to $0.20 psf per year) each month into a replacement reserve for ongoing capital expenditures.

o     LOCK BOX AND CASH MANAGEMENT. The 1625 & 1675 Broadway Loan requires a hard lock box, which is already in place. The 1625 & 1675 Broadway Loan documents require the 1625 & 1675 Broadway Borrower to direct tenants to pay their rents directly to a lender controlled account. The loan documents also require that all rents received by the 1625 & 1675 Broadway
      Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days of receipt. On each regularly scheduled payment date, any amounts remaining in the lender controlled account, after payment of debt service and required reserves, are returned to the 1625 & 1675 Broadway Borrower, unless an event of default is continuing or the debt service coverage ratio is less than 1.05x for two consecutive quarters, in which case excess cash flow, after funding an additional reserve to pay budgeted operating expenses, will be swept (the "1625 & 1675 BROADWAY CASH SWEEP")
      and held in a lender-controlled account as additional collateral for the
      1625 & 1675 Broadway Loan, to be released when the debt service coverage ratio increases above 1.05x and no event of default exists (in which event the 1625 & 1675 Broadway Cash Sweep would terminate).

o     PROPERTY MANAGEMENT. The property manager is Transwestern Property Company
      Southwest, L.P., d/b/a Transwestern Commercial Services, a subsidiary of
      Transwestern and an affiliate of the 1625 & 1675 Broadway Borrower. The property management agreement has a one year term and is automatically renewed on December 31st each year unless terminated by either party with at least 30 days' written notice. If an event of default is continuing, if the debt service ratio is less than 1.05x for two consecutive quarters, if the property manager is in default under the management agreement beyond any applicable notice and cure period, upon the gross negligence, malfeasance or willful misconduct of the property manager, or a change in control of the property management agent, the 1625 & 1675 Broadway
      Borrower is required, at the request of the lender, to terminate the management agreement and replace the property manager with an acceptable replacement property manager. The contractual management fee is equal to the greater of (i) 1.5% of collected gross revenues from the 1625 & 1675
      Broadway Property and (ii) $2,000.00.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine financing or subordinate indebtedness. The equity owners of 1625 & 1675
      Broadway Borrower may obtain a mezzanine loan in the future so long as:
      (i) the mezzanine loan is not secured by a lien on the 1625 & 1675
      Broadway Property or any other collateral for the 1625 & 1675 Broadway
      Loan (although the ownership interest in the 1625 & 1675 Broadway
      Borrower, and/or interests in the upper tier owners of such ownership interests, may be pledged as security for the mezzanine loan); (ii) the
      1625 & 1675 Broadway Borrower does not have any liability for the mezzanine loan or any liabilities or obligations under the mezzanine loan documents; (iii) the value of the 1625 & 1675 Broadway Property value, as determined by the lender based on a then current FIRREA appraisal reasonably acceptable to lender, is sufficient to satisfy an aggregate loan-to-value ratio (based on the aggregate

                                      B-56

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      balances of the 1625 & 1675 Broadway Loan and the mezzanine loan) not in excess of 90%; (iv) the maturity date of the mezzanine loan is on or after the maturity date of the 1625 & 1675 Broadway Loan; (v) the mezzanine loan documents are in form and substance reasonably acceptable to the lender;
      (vi) the lender has received confirmation that incurring the mezzanine loan will not result in the downgrade, qualification or suspension of the series 2006-GG6 certificates; and (vii) the holder of the mezzanine loan has executed and delivered an intercreditor agreement in form and substance reasonably acceptable to the lender.

o     TERRORISM INSURANCE. The 1625 & 1675 Broadway Property is insured against acts of terrorism as part of its "all-risk" property coverage. The 1625 &
      1675 Broadway Loan documents require the 1625 & 1675 Broadway Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 1625 & 1675 Broadway Property, provided that such coverage is available. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-57

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[PHOTOS OMITTED]

                                      B-58

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[MAP OMITTED]

                                      B-59

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-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                          14
Location (City/State)                                         Las Vegas, Nevada
Property Type                                                   Flex Industrial
Size (sf)                                                               703,603
Percentage Occupancy as of  February 1, 2006                              94.8%
Year Built                                                            1986-1998
Appraisal Value                                                    $110,300,000
Underwritten Occupancy                                                    95.0%
Underwritten Revenues                                                $8,919,803
Underwritten Total Expenses                                          $1,463,259
Underwritten Net Operating Income (NOI)                              $7,456,544
Underwritten Net Cash Flow (NCF)                                     $7,078,566
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                      $84,000,000
Cut-off Date Principal Balance  PSF/Unit                                $119.39
Percentage of Initial Mortgage Pool Balance                                2.2%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.775%
Original Term to Maturity (Months)                                           60
Original Amortization Term (Months)                       24 IO; 360 thereafter
Cut-off Date LTV Ratio                                                    76.2%
LTV Ratio at Maturity                                                     73.3%
Underwritten DSCR on NOI                                                  1.26x
Underwritten DSCR on NCF                                                  1.20x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "HUGHES AIRPORT CENTER LOAN") is evidenced by a single note and is secured by three first mortgages encumbering fourteen flex industrial properties located in Las Vegas,
      Nevada (the "HUGHES AIRPORT CENTER PROPERTIES"). The Hughes Airport Center
      Loan represents approximately 2.2% of the initial mortgage pool balance.
      The Hughes Airport Center Loan was originated on December 29, 2005, has an original principal balance and a principal balance as of the cut-off date of $84,000,000, and an interest rate of 5.775% per annum. The DSCR and LTV on the Hughes Airport Center Loan are 1.20x and 76.2%, respectively. The proceeds of the Hughes Airport Loan were used to acquire and recapitalize the Hughes Airport Center Properties for approximately $105,000,000.
      Including reserves, escrows and costs of approximately $3,100,000, the borrower invested approximately $24,100,000 in the project at origination.

      The Hughes Airport Center Loan has an initial term of 60 months and a remaining term of 58 months. The loan requires payments of interest only for 24 months and amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $491,536.06 beginning February
      6, 2008. The scheduled maturity date is January 6, 2011. Voluntary prepayment of the Hughes Airport Center Loan is prohibited prior to the payment date of October 6, 2010 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008
      (the "HUGHES AIRPORT CENTER INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The Hughes Airport Center Properties consist of fourteen flex industrial buildings, separated into three pools (each, a "HUGHES
      PROPERTY POOL" and separately the "HUGHES PROPERTY POOL A", THE "HUGHES
      PROPERTY POOL B" and the "HUGHES PROPERTY POOL C"), as described below.
      The following table presents certain information relating to the Hughes
      Airport Center Properties:

                                      B-60

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                                                   ALLOCATED LOAN                                FEBRUARY 2006
        PROPERTY NAME              LOCATION            AMOUNT        SIZE (SF)    YEAR BUILT       OCCUPANCY
----------------------------   -----------------  ---------------    ---------    ----------     -------------

711 Pilot Road                 Las Vegas, Nevada    $ 7,280,000        75,886        1995           100.00%
731 Pilot Road                 Las Vegas, Nevada      6,190,000        64,535        1995           100.00%
751 Pilot Road                 Las Vegas, Nevada      4,530,000        47,235        1995           100.00%
                                                  ----------------------------                   -------------
HUGHES PROPERTY POOL A TOTAL                        $18,000,000       187,656                       100.00%

823 Pilot Road                 Las Vegas, Nevada    $ 5,620,000        62,860        1994           100.00%
815 Pilot Road                 Las Vegas, Nevada      4,920,000        55,005        1994           100.00%
839 Pilot Road                 Las Vegas, Nevada      4,220,000        47,210        1994           100.00%
831 Pilot Road                 Las Vegas, Nevada      3,140,000        35,073        1994           100.00%
                                                  ---------------------------                    -------------
HUGHES PROPERTY POOL B TOTAL                        $17,900,000       200,148                       100.00%

750 Pilot Road                 Las Vegas, Nevada    $ 8,590,000        56,416        1998            35.20%
770 Pilot Road                 Las Vegas, Nevada      8,100,000        53,178        1998           100.00%
680 Pilot Road                 Las Vegas, Nevada      7,760,000        50,950        1997           100.00%
420 Pilot Road                 Las Vegas, Nevada      7,700,000        50,536        1996           100.00%
600 Pilot Road                 Las Vegas, Nevada      5,720,000        37,526        1997           100.00%
500 Pilot Road                 Las Vegas, Nevada      5,250,000        34,493        1996           100.00%
6600 Bermuda Road              Las Vegas, Nevada      4,980,000        32,700        1986           100.00%
                                                  ---------------------------                    -------------
HUGHES PROPERTY POOL C TOTAL                        $48,100,000       315,799                        88.42%
                                                  ---------------------------                    -------------

TOTAL/WTD. AVG.                                     $84,000,000       703,603                        94.80%

      HUGHES PROPERTY POOL A

      711 Pilot Road is a 75,886 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      Corporate Express, Inc., D A/V Inc., and KB Homes representing 24,133 sf,
      18,305 sf, and 12,212 sf, respectively. Corporate Express Inc. is a business to business supplier of office and computer products. Corporate
      Express Inc. is a whole owned subsidiary of Buhrmann NV (NYSE: BUH), which had a market capitalization of $2.8 billion as of January 31, 2006. D A/V
      Inc. is a video production, audio visual rental and event production company. KB Homes engages in the design, construction and sale of homes in
      Nevada.

      731 Pilot Road is a 64,535 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      Converse Professional Group, Builders Showcase, and Cyberscan Technology
      representing 20,854 sf, 18,947 sf and 9,031 sf, respectively. Converse
      Professional Group is a geotechnical engineering and environmental science consulting firm, headquartered in Southern California. Builders Showcase is a supplier of floor covers to homebuilders based out of San Diego,
      California. Cyberscan Technology distributes electronic gaming systems to casinos, lotteries and betting operations worldwide.

      751 Pilot Road is a 47,235 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by a single tenant, SigmaTron International (NASDAQ: SGMA), under a lease expiring in October 2009. SigmaTron International manufactures printed circuit board and assembled electronic products and had a market capitalization of $43.9 million, as of January 31, 2006.

      HUGHES PROPERTY POOL B

      823 Pilot Road is a 62,860 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was fully occupied by two tenants, International Gaming Technologies Inc. (NYSE:
      IGT) ("IGT") and Option One Mortgage representing 42,841 sf and 20,019 sf, respectively. IGT is a leading supplier of microprocessor-based gaming devices, including video poker and slot machines and had a market capitalization of $12.06 billion, as of January 31, 2006. Option One
      Mortgage is a mortgage banking firm involved in the origination, purchase, sale and servicing of residential mortgages and a subsidiary of H&R Block
      (NYSE: HRB), which had a market capitalization of $8.01 billion as of
      January 31, 2006.

                                      B-61

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      815 Pilot Road is a 55,005 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      IGT, Leco Corporation, and Richardson Partnership representing 32,411 sf,
      10,163 sf and 5,727 sf, respectively. Leco Corporation manufactures products such as microscopes and image analysis systems. Richardson
      Partnership is a Las Vegas architectural and design firm.

      839 Pilot Road is a 47,210 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by two tenants, Franklin Machine Products and IGT representing
      24,344 sf and 22,866 sf, respectively. Franklin Machine Products manufactures parts and accessories for the foodservice industry.

      831 Pilot Road is a 35,073 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by a single tenant, IGT under a lease expiring in July 2007.

      HUGHES PROPERTY POOL C

      750 Pilot Road is a 56,416 sf one-story concrete tilt-up structure constructed in 1998. As of November 1, 2005, the property was 35.2%
      occupied by a single tenant, Lillian Vernon Corp., under a lease expiring in March 2010. Lillian Vernan Corp., is national catalog and online retailer that markets gifts, houseware, gardening, seasonal and children's products.

      770 Pilot Road is a 53,178 sf one-story concrete tilt-up structure constructed in 1998. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      FCC National Bank, EB Catalog Company, and CHSI of Nevada representing
      24,925 sf, 12,172 sf and 10,353 sf, respectively. FCC National Bank is a subsidiary of JP Morgan Chase (NYSE: JPM). As of January 31, 2006 JP
      Morgan Chase had a market capitalization of $139.03 billion. EB Catalog
      Company is a subsidiary of Electronics Boutique, a retailer of electronic gaming technology. CHSI of Nevada provides consulting, business management and alternative risk financing services to corporate clients.

      680 Pilot Road is a 50,950 sf one-story concrete tilt-up structure constructed in 1997. As of November 1, 2005, the property was 100%
      occupied by three tenants, Wynn Design & Development, IKON Office
      Solutions and Anita Brooks Design Associates representing 25,086 sf,
      17,819 sf and 8,045 sf, respectively. Wynn Design & Development is a full service website design firm targeting small and medium-sized organizations. IKON Office Solutions (NYSE: IKN) is an integrated imaging systems and service provider for copier and printer technologies. As of
      January 31, 2006, IKON Office Solution had a market capitalization of
      $1.57 billion. Anita Brooks Design Associates is a Las Vegas architecture and design firm.

      420 Pilot Road is a 50,536 sf one-story concrete tilt-up structure constructed in 1996. As of November 1, 2005, the property was 100%
      occupied by a single tenant, ClientLogic Corp under a lease expiring
      November 2007. ClientLogic Corp., is an international provider of integrated customer management solutions, including customer contact, fulfillment and marketing services.

      600 Pilot Road is a 37,526 sf one-story concrete tilt-up structure constructed in 1997. As of November 1, 2005, the property was 100%
      occupied by two tenants, United Coin Machine Company and First Performance
      Recovery Corp. representing 23,818 sf and 13,708 sf, respectively. United
      Coin Machine Company is an operator of slot machines and slot clubs in
      Nevada. First Performance Recovery Corp. is a debt management and collection servicer.

      500 Pilot Road is a 34,493 sf one-story concrete tilt-up structure constructed in 1996. As of November 1, 2005, the property was 100%
      occupied by three tenants, William Lyon Homes, Entravision Communications
      Corp., and Lucchesi, Galati Architects Inc. representing 16,048 sf, 11,680 sf and 6,675 sf, respectively. William Lyon Homes engages in the design, construction and sale of single family detached homes in California,
      Arizona and Nevada. Entravision Communications Corp is a diversified
      Spanish-language media company with interests in television, radio and outdoor advertising. Lucchesi, Galati Architects Inc. is a provider of architectural design services.

                                      B-62

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      6600 Bermuda Road is a 32,700 sf one-story concrete tilt-up structure constructed in 1986. As of November 1, 2005, the property was 100%
      occupied by two tenants, ClientLogic Corp. and Systems Research representing 17,493 sf and 15,027 sf, respectively. Systems Research specializes in designing identity resolution technology and is a subsidiary of IBM (NYSE: IBM), which had a market capitalization of
      $128.41 billion as of January 31, 2006.

      The following table presents certain information relating to the lease rollover schedule at Hughes Airport Center Properties:

                                       LEASE EXPIRATION SCHEDULE(1)
---------------------------------------------------------------------------------------------------------

                                                                              % OF TOTAL      ANNUALIZED
                                                               ANNUALIZED     ANNUALIZED     UNDERWRITTEN
 YEAR ENDING                      % OF TOTAL    CUMULATIVE     UNDERWRITTEN   UNDERWRITTEN     BASE RENT
 DECEMBER 31,      EXPIRING NRSF     NRSF      OF TOTAL NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)
--------------     -------------  ----------   -------------   -------------  ------------   ------------

2006                    3,025          0.4%         0.4%        $   36,585         0.5%         $12.09
2007                  286,125         40.7         41.1%         2,897,128        40.9          $10.13
2008                   44,237          6.3         47.4%           546,201         7.7          $12.35
2009                  241,401         34.3         81.7%         2,321,365        32.8           $9.62
2010                   42,896          6.1         87.8%           651,194         9.2          $15.18
2011                   26,779          3.8         91.6%           316,601         4.5          $11.82
2012                    8,848          1.3         92.9%           114,670         1.6          $12.96
2013                        0          0.0         92.9%                 0         0.0           $0.00
2014                   13,708          1.9         94.8%           199,928         2.8          $14.58
2015                        0          0.0         94.8%                 0         0.0           $0.00
2016                        0          0.0         94.8%                 0         0.0           $0.00
Vacant                 36,583          5.2        100.0%
                   --------------------------------------------------------------------------------------
TOTAL/WTD. AVG.       703,603        100.0%                     $7,083,673       100.0%         $10.62
---------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is CIP Airport Industrial/Flex Portfolio, LLC
      ("HUGHES AIRPORT CENTER BORROWER"), a special purpose, bankruptcy-remote entity with an independent director. Legal counsel to the Hughes Airport
      Center Borrower delivered a non-consolidation opinion in connection with the origination of the Hughes Airport Center Loan. The sponsors of the
      Hughes Airport Center Borrower are CIP Portfolio Manager, LLC and Buchanan
      Urban Investors II, LLC. CIP Portfolio Manager, LLC is owned and controlled by the principals of CIP Real Estate ("CIP"), a real estate investment company based in Irvine, California, specializing in the acquisition, development, repositioning and management of office, business and industrial parks throughout Southern California and Nevada. With its partners, CIP has acquired approximately 3 million square feet of office, business and industrial parks valued at more than $300 million. The principals of CIP, Charles McKenna, Eric Smyth and Robert Strom, have a combined 50 years of real estate ownership and management experience.
      Buchanan Urban Investors II, LLC is a fund sponsored by Buchanan Street
      Partners, a real estate investment bank that specializes in providing capital for property owners and developers. The firm makes principal equity investments for real estate on behalf of funds managed by Buchanan
      Street Partners, arranges debt and structured finance, manages investments for institutional and private accounts, and offers investment sale brokerage services. CalPERS, the nation's largest pension fund with $9.4 billion in real estate assets, provided 96.0% of the equity in the
      Buchanan Urban Investors II fund. The principals of CIP, Charles McKenna,
      Eric Smyth and Robert Strom are the non-recourse carve-out guarantors for the Hughes Airport Center Loan. At the Hughes Airport Loan closing, the sponsors invested approximately $24,100,000 in cash equity in the Hughes
      Airport Center Properties.

o     RELEASE OF COLLATERAL. The Hughes Airport Center Loan permits the release of all (but not less than all) of the Hughes Airport Center Properties in
      Hughes Property Pool A or Hughes Property Pool B or Hughes Property Pool C
      after the Hughes Airport Center Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to 125% of the allocated loan amount for the Hughes Property Pool being released, (ii) after giving effect to such release and defeasance, the DSCR (calculated using the actual net cash flow and the actual debt service) for the Hughes Property
      Pool(s) then remaining subject to the Hughes Airport Center Loan will be no less than 1.20x, (iii) no event of default then existing and (iv) other standard conditions as specified in the related loan documents.

                                      B-63

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o     ESCROWS. The Hughes Airport Center Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the Hughes
      Airport Center Borrower deposited $390,191 (equivalent to $0.55 psf) into a general rollover reserve for the payment of tenant improvement and leasing commissions costs associated with new or renewal tenants at the
      Hughes Airport Center Properties and is required to deposit $43,975 on a monthly basis (equivalent to $0.75 psf per year). Additionally, the Hughes
      Airport Center Borrower deposited $1.6 million (equivalent to $12.01 psf)
      into a special rollover reserve for the payment of tenant improvement and leasing commissions costs associated with new or renewal of the
      International Gaming Technologies tenant space, as this tenant occupies approximately 18.9% of the rentable area of the Hughes Airport Center
      Properties with lease expiration dates in July and December 2007. In the event that the aggregate funds on deposit in the general rollover reserve and the special rollover reserve are less than (x) $1,600,000 less (y) the product of the aggregate square footage of all International Gaming
      Technology space which has been renewed or retenanted multiplied by $12, and such deficiency continues for three consecutive months, then cash flow in excess of operating expenses, regular reserves and debt service will be deposited into the special rollover reserve account until such deficiency is cured. In addition, the Hughes Airport Center Borrower is required to deposit $8,795 (equivalent to $0.15 psf per year) each month into a replacement reserve for ongoing capital expenditures.

o     LOCK BOX AND CASH MANAGEMENT. The Hughes Airport Center Loan requires a hard lock box, which is already in place. The loan documents require the
      Hughes Airport Center Borrower to direct all tenants to transmit their rents directly into a lockbox account. In addition, all rents received by the Hughes Airport Center Borrower or the property manager must be deposited within one business day into the lockbox account. Funds on deposit in the lockbox account are then swept on a daily basis into a borrower-controlled account, unless a Hughes Airport Center Cash
      Management Period is in effect. During a Hughes Airport Center Cash
      Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender. A "HUGHES AIRPORT CENTER CASH MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) or the DSCR with respect to any calendar quarter is less than 1.05x (based on the actual net operating income of the Hughes Airport Center Properties and actual debt service for that period) (a "HUGHES AIRPORT CENTER DSCR CASH
      MANAGEMENT PERIOD"), until the underwritten DSCR is at least 1.05x for at two consecutive calendar quarters. During the continuance of a Hughes
      Airport Center Cash Management Period, all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the Hughes Airport Center Loan and may be applied to prepay the Hughes Airport Center Loan during the continuance of an event of default. Additionally, if a Hughes Airport Center DSCR Cash Management
      Period is continuing for three consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral towards a partial defeasance of the Hughes Airport Center Loan.

o     PROPERTY MANAGEMENT. CIP Real Estate Property Services, a subsidiary of
      CIP and an affiliate of the Hughes Airport Center Borrower, is the property manager for all of the Hughes Airport Center Properties. The property manager receives a management fee on the Hughes Airport Center
      Properties equal to 3.0% of the gross revenue. The lender may require the
      Hughes Airport Center Borrower to terminate the property manager following one or more of the following events: (i) the Hughes Airport Center
      Borrower fails to maintain a DSCR (based on the actual net operating income of the Hughes Airport Center Properties and actual debt service for that period) of at least 1.05x for two consecutive calendar quarters or
      (ii) an event of default (as defined in the loan documents) shall be continuing, or (iii) the property manager is in default under the related management agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The Hughes Airport Center Properties are insured against acts of terrorism as part of their "all-risk" property coverage.
      The Hughes Airport Center Loan documents require the Hughes Airport Center
      Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Hughes Airport Center Properties, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the Hughes Airport
      Center Borrower will,

                                      B-64

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

      nevertheless be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100%
      of the replacement cost of the Hughes Airport Center Properties. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

                                      B-65

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

   CONTROL                      LOAN             LOAN                 MORTGAGE
    NUMBER        FOOTNOTES     GROUP           NUMBERS             LOAN SELLER                        PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------

      1                        Group 1      00-1001174       GSMC                       Northlake Mall
      2               2        GROUP 1      00-1001155       GSMC                       JQH HOTEL PORTFOLIO D
     2.01                      Group 1      00-1001155-1                                Omaha Embassy Suites
     2.02                      Group 1      00-1001155-2                                Little Rock Embassy Suites
     2.03                      Group 1      00-1001155-3                                Greensboro Embassy Suites
     2.04                      Group 1      00-1001155-4                                Greenville Embassy Suites
     2.05                      Group 1      00-1001155-5                                Albuquerque Marriott
     2.06                      Group 1      00-1001155-6                                Des Moines Embassy Suites
     2.07                      Group 1      00-1001155-7                                Davenport Radisson
     2.08                      Group 1      00-1001155-8                                Mesquite Hampton Inn & Suites
     2.09                      Group 1      00-1001155-9                                Kansas City Homewood Suites
      3                        GROUP 1      04-0211          GCFP                       WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO
     3.01                      Group 1      04-0211                                     Embassy Suites - Bellevue
     3.02                      Group 1      04-0211                                     Embassy Suites - Lynnwood
     3.03                      Group 1      04-0211                                     Embassy Suites - Tigard
     3.04                      Group 1      04-0211                                     Embassy Suites - Blue Ash
     3.05                      Group 1      04-0211                                     Embassy Suites - Livonia
     3.06                      Group 1      04-0211                                     Embassy Suites - Colorado Springs
     3.07                      Group 1      04-0211                                     Embassy Suites - El Paso
     3.08                      Group 1      04-0211                                     Embassy Suites - Denver
      4               3        GROUP 2      05-0650          GCFP                       MARYLAND MULTIFAMILY PORTFOLIO
     4.01                      Group 2      05-0650                                     Commons at White Marsh Apartments
     4.02                      Group 2      05-0650                                     Highland Village Townhomes
     4.03                      Group 2      05-0650                                     Harbor Point Estates
     4.04                      Group 2      05-0650                                     Dutch Village Townhomes
     4.05                      Group 2      05-0650                                     Whispering Woods Townhomes
     4.06                      Group 2      05-0650                                     Fontana Village Townhomes
     4.07                      Group 2      05-0650                                     Riverview Townhomes
     4.08                      Group 2      05-0650                                     Hamilton Manor
     4.09                      Group 2      05-0650                                     Cove Village Apartments
      5                        Group 1      05-1343          GCFP                       One Commerce Square
------------------------------------------------------------------------------------------------------------------------------------
      6             4, 5       Group 1      00-1001158/59    GSMC/Commerzbank           The Shops at LaCantera
      7                        Group 1      00-1001162/63    GSMC/Commerzbank           Whalers Village
      8                        GROUP 1      05-1007          GCFP                       COPT PORTFOLIO
     8.01                      Group 1      05-1007                                     134 National Business Parkway
     8.02                      Group 1      05-1007                                     870-880 Elkridge Landing
     8.03                      Group 1      05-1007                                     6940 Columbia Gateway Drive
     8.04                      Group 1      05-1007                                     7000 Columbia Gateway Drive
     8.05                      Group 1      05-1007                                     8621 Robert Fulton Drive
     8.06                      Group 1      05-1007                                     8671 Robert Fulton Drive
     8.07                      Group 1      05-1007                                     7320 Parkway Drive
     8.08                      Group 1      05-1007                                     8661 Robert Fulton Drive
      9                        Group 1      05-1465          GCFP                       1625 & 1675 Broadway
      10                       GROUP 1      05-1486          GCFP                       HUGHES AIRPORT CENTER PORTFOLIO
    10.01                      Group 1      05-1486                                     750 Pilot Road
    10.02                      Group 1      05-1486                                     770 Pilot Road
    10.03                      Group 1      05-1486                                     680 Pilot Road
    10.04                      Group 1      05-1486                                     420 Pilot Road
    10.05                      Group 1      05-1486                                     711 Pilot Road
    10.06                      Group 1      05-1486                                     731 Pilot Road
    10.07                      Group 1      05-1486                                     600 Pilot Road
    10.08                      Group 1      05-1486                                     823 Pilot Road
    10.09                      Group 1      05-1486                                     500 Pilot Road
    10.10                      Group 1      05-1486                                     6600 Bermuda Road
    10.11                      Group 1      05-1486                                     815 Pilot Road
    10.12                      Group 1      05-1486                                     751 Pilot Road
    10.13                      Group 1      05-1486                                     839 Pilot Road
    10.14                      Group 1      05-1486                                     831 Pilot Road
------------------------------------------------------------------------------------------------------------------------------------
      11                       GROUP 1      05-1163          GCFP                       SHOWPLACE PORTFOLIO
    11.01                      Group 1      05-1163                                     Showplace
    11.02                      Group 1      05-1163                                     Hamilton Properties
    11.03                      Group 1      05-1163                                     101 South Main Street
      12                       Group 1      05-1230          GCFP                       Hock Plaza
      13                       Group 1      05-1057          GCFP                       Met Park East
      14            5, 6       Group 1      05-1237          GCFP                       Millennium in Midtown
      15              7        Group 1      09-0002223       GSMC                       The Watergate
------------------------------------------------------------------------------------------------------------------------------------
      16                       Group 1      05-1055          GCFP                       Park Place
      17              5        GROUP 1      05-1340          GCFP                       SILVERCREEK PORTFOLIO PHASE I
    17.01                      Group 1      05-1340                                     173 Tovera Road
    17.02                      Group 1      05-1340                                     3540 W Sunshine Street
    17.03                      Group 1      05-1340                                     1330 Providence Center Drive
    17.04                      Group 1      05-1340                                     503 South Dunlap Road
    17.05                      Group 1      05-1340                                     1151 Ryans Road
    17.06                      Group 1      05-1340                                     627 12th Ave NE
    17.07                      Group 1      05-1340                                     3410 Avenue I
    17.08                      Group 1      05-1340                                     1749 Main Street
    17.09                      Group 1      05-1340                                     355 South Willowbrook Road
    17.10                      Group 1      05-1340                                     1867 - 1896 US Hwy 82 West
    17.11                      Group 1      05-1340                                     2474 - 2488 East Wabash
    17.12                      Group 1      05-1340                                     1625 - 1633 North Michigan
    17.13                      Group 1      05-1340                                     1748 - 1752 Indianapolis
    17.14                      Group 1      05-1340                                     3202 Belt Highway
    17.15                      Group 1      05-1340                                     201 E Leota Street
    17.16                      Group 1      05-1340                                     2216 - 2224 Cassopolis
    17.17                      Group 1      05-1340                                     350 - 354 Hoke Street
    17.18                      Group 1      05-1340                                     1220 N 200 West
    17.19                      Group 1      05-1340                                     354 East Chicago St
    17.20                      Group 1      05-1340                                     12547 State Road 143
    17.21                      Group 1      05-1340                                     3697 Portage Road
    17.22                      Group 1      05-1340                                     2020 - 2040 North Main Street
    17.23                      Group 1      05-1340                                     200 Production Drive
    17.24                      Group 1      05-1340                                     12950 Willow Centre Drive
    17.25                      Group 1      05-1340                                     1651 - 1659 Highway 10 West
    17.26                      Group 1      05-1340                                     1319 Holden Street
    17.27                      Group 1      05-1340                                     102 - 106 Peter Pan Road
    17.28                      Group 1      05-1340                                     1212 - 1314 Independence Street
    17.29                      Group 1      05-1340                                     5615 - 5623 E Arrowhead Parkway
    17.30                      Group 1      05-1340                                     224 East McCoy Street
    17.31                      Group 1      05-1340                                     1400 North Wayne Street
    17.32                      Group 1      05-1340                                     1350 - 1358 South Centerville
    17.33                      Group 1      05-1340                                     1110 West Broadway
    17.34                      Group 1      05-1340                                     3005 Wiley Boulevard SW
    17.35                      Group 1      05-1340                                     1100 North Barlow Road
    17.36                      Group 1      05-1340                                     2520 - 2532 Walton Boulevard
    17.37                      Group 1      05-1340                                     114 - 130 South Centerville Road
      18                       GROUP 1      05-1016          GCFP                       SEALY INDUSTRIAL PORTFOLIO II
    18.01                      Group 1      05-1016                                     Mustang Creek I & II
    18.02                      Group 1      05-1016                                     310 James Drive East
    18.03                      Group 1      05-1016                                     1725 Hayden Road
    18.04                      Group 1      05-1016                                     1720 Hayden Road
    18.05                      Group 1      05-1016                                     2506-2515 Willowbrook Road
    18.06                      Group 1      05-1016                                     27 Leigh Fisher/20 Founders
    18.07                      Group 1      05-1016                                     1631-1637 Terre Colony Court
    18.08                      Group 1      05-1016                                     21 Leigh Fisher Boulevard
    18.09                      Group 1      05-1016                                     4849 Groveport Road
    18.10                      Group 1      05-1016                                     40 Walter Jones Boulevard
    18.11                      Group 1      05-1016                                     600 London Road
    18.12                      Group 1      05-1016                                     19 Butterfield Trails
    18.13                      Group 1      05-1016                                     27 Concord Street
      19                       Group 1      05-0701          GCFP                       Reid Murdoch Center
      20            2, 3       GROUP 1      00-1001152       GSMC                       JQH HOTEL PORTFOLIO B3
    20.01                      Group 1      GS-3-1                                      Dallas Embassy Suites
    20.02                      Group 1      GS-3-2                                      Sacramento Holiday Inn
    20.03                      Group 1      GS-3-3                                      Charlotte Renaissance
    20.04                      Group 1      GS-3-4                                      Montgomery Embassy Suites
    20.05                      Group 1      GS-3-5                                      Columbia Embassy Suites
    20.06                      Group 1      GS-3-6                                      Jefferson City Capitol Plaza
    20.07                      Group 1      GS-3-7                                      Coral Springs Marriott
    20.08                      Group 1      GS-3-8                                      Cedar Rapids Marriott
------------------------------------------------------------------------------------------------------------------------------------
      21              8        Group 1      05-1192          GCFP                       Atrium at Empire Lakes
      22                       Group 1      09-0002245       GSMC                       Market Street at DC Ranch
      23              8        Group 1      05-1294          GCFP                       Hilton DFW
      24                       Group 1      09-0002326       GSMC                       Shoppes at Woodruff
      25                       Group 1      09-0002325       GSMC                       Surfside Commons
      26                       Group 1      09-0002324       GSMC                       East Towne Center
      27                       Group 1      09-0002323       GSMC                       Plantation Plaza
      28                       Group 1      09-0002322       GSMC                       Sussex Plaza
      29                       Group 1      09-0002321       GSMC                       Smithfield Plaza
      30                       Group 1      09-0002319       GSMC                       River Bend Shops
      31                       Group 1      09-0002320       GSMC                       East Town Plaza
      32                       Group 1      09-0002318       GSMC                       Taylorsville
------------------------------------------------------------------------------------------------------------------------------------
      33                       Group 1      05-1291          GCFP                       Westland Promenade
      34                       Group 1      09-0002100       GSMC                       Murrieta Spectrum
      35                       Group 1      09-0002244       GSMC                       Woodglen Office Park
      36                       Group 1      05-1409          GCFP                       Gateway 801
      37                       GROUP 2      05-1177          GCFP                       OAKWOOD VISTA/PARKWAY VISTA
    37.01                      Group 2      05-1177                                     Oakwood Vista
    37.02                      Group 2      05-1177                                     Parkway Vista
------------------------------------------------------------------------------------------------------------------------------------
      38                       Group 1      05-0781          GCFP                       1733 Ocean Avenue
      39                       Group 1      09-0002197       GSMC                       The Pavilion
      40                       Group 1      05-1478          GCFP                       Saxon Woods
      41              7        Group 1      09-0002198       GSMC                       Independence Market Place
      42            8, 9       Group 2      05-0958          GCFP                       Villa Toscana
------------------------------------------------------------------------------------------------------------------------------------
      43                       Group 1      09-0002293       GSMC                       Round Hill Shopping Center
      44                       Group 1      09-0002268       GSMC                       Century Centre II
      45                       GROUP 1      05-1411          GCFP                       HAWAII AIRPORT HOTELS
    45.01                      Group 1      05-1411                                     Best Western  Plaza
    45.02                      Group 1      05-1411                                     Honolulu Airport  Hotel
      46              3        GROUP 1      05-0683          GCFP                       SHANER HOTEL PORTFOLIO
    46.01                      Group 1      05-0683                                     Newport Harbor Hotel
    46.02                      Group 1      05-0683                                     Pittsburgh Marriott City Center
    46.03                      Group 1      05-0683                                     Jacksonville Holiday Inn Sunspree
    46.04                      Group 1      05-0683                                     Cromwell Crowne Plaza
    46.05                      Group 1      05-0683                                     Edina Residence Inn
    46.06                      Group 1      05-0683                                     Chattanooga Marriot Hotel
    46.07                      Group 1      05-0683                                     Durham Marriott Civic Center
    46.08                      Group 1      05-0683                                     Paramus Crowne Plaza
    46.09                      Group 1      05-0683                                     Charleston Holiday Inn Express
    46.10                      Group 1      05-0683                                     Shreveport Holiday Inn
    46.11                      Group 1      05-0683                                     Augusta Holiday Inn
      47                       GROUP 1      05-0964          GCFP                       OCEAN VIEW / HASEKO
    47.01                      Group 1      05-0964                                     Ocean View Center
    47.02                      Group 1      05-0964                                     Haseko Center
------------------------------------------------------------------------------------------------------------------------------------
      48                       Group 1      05-1252          GCFP                       The Crescent
      49              7        Group 2      09-0002211       GSMC                       Alderbrook Apartments
      50                       Group 2      09-0002212       GSMC                       Summit Apartments
      51                       Group 1      09-0002259       GSMC                       Ocean City Factory Outlets
      52                       Group 1      09-0002274       GSMC                       Wegmans Food Market
------------------------------------------------------------------------------------------------------------------------------------
      53              5        Group 1      05-0144          GCFP                       Manchester Parkade
      54                       Group 1      05-1032          GCFP                       Hoffman Village
      55                       Group 1      05-0474          GCFP                       Nordhoff Industrial Complex
      56                       Group 1      05-1191          GCFP                       Village Center on Seven
      57                       Group 1      09-0002243       GSMC                       EPR - Hamilton
------------------------------------------------------------------------------------------------------------------------------------
      58              8        Group 1      05-1193          GCFP                       5751-5771 Copley Drive
      59              8        Group 1      09-0002215       GSMC                       Sun Tech Commerce Park
      60                       Group 1      05-1216          GCFP                       Coral Springs Financial Plaza
      61                       Group 1      09-0002283       GSMC                       Century Centre I
      62              8        Group 1      09-0002234       GSMC                       Arvida Park of Commerce (3-4-5)
------------------------------------------------------------------------------------------------------------------------------------
      63                       Group 1      05-1366          GCFP                       MacArthur Towne Center
      64                       Group 1      09-0002241       GSMC                       EPR - Deer Valley
      65                       Group 1      09-0002237       GSMC                       EPR - Boise
      66                       Group 1      05-0976          GCFP                       Courtyard Marriott Dadeland
      67                       Group 1      05-1272          GCFP                       40-42 Old Ridgebury
------------------------------------------------------------------------------------------------------------------------------------
      68              8        Group 1      09-0002200       GSMC                       Matthews Corner
      69                       Group 1      05-1312          GCFP                       Pearlridge Shopping Center
      70                       Group 1      05-1412          GCFP                       Bridgewater Hills Corporate Center
      71                       Group 1      09-0002199       GSMC                       Market at Cedar Hill
      72                       Group 2      05-1233          GCFP                       Monte Bello Apartments (Partridge Pointe)
------------------------------------------------------------------------------------------------------------------------------------
      73                       Group 1      05-1502          GCFP                       First Insurance Bank
      74                       Group 1      05-1363          GCFP                       Balentine Park
      75                       Group 1      05-1245          GCFP                       Hilton Garden Inn Tampa
      76                       Group 1      05-1208          GCFP                       Executive Plaza
      77              2        Group 1      09-0002175       GSMC                       The Shops at Falcon Landing
------------------------------------------------------------------------------------------------------------------------------------
      78                       Group 1      05-1176          GCFP                       Pacesetter Shopping Center
      79                       Group 1      05-1335          GCFP                       25025 North Freeway
      80                       Group 1      05-0594          GCFP                       Shaw's Supermarket- Bridgeport
      81                       Group 1      05-1006          GCFP                       Goodman Theater
      82                       Group 1      06-0009          GCFP                       Village Portico
      83                       Group 1      05-1468          GCFP                       Brickell Marketplace
------------------------------------------------------------------------------------------------------------------------------------
      84                       Group 1      05-0479          GCFP                       Fairfield Inn & Suites - Virginia Beach, VA
      85                       Group 2      09-0002216       GSMC                       Hillmoor Apartments
      86                       GROUP 1      05-1278          GCFP                       SHREVE STORAGE PORTFOLIO
    86.01                      Group 1      05-1278                                     University Self Storage
    86.02                      Group 1      05-1278                                     Shreve City Self Storage
    86.03                      Group 1      05-1278                                     Stowaway Personal Storage
    86.04                      Group 1      05-1278                                     Crossroads Self Storage
    86.05                      Group 1      05-1278                                     Line Avenue Self Storage
      87                       Group 1      09-0002238       GSMC                       EPR - Pompano
      88                       Group 1      09-0002240       GSMC                       EPR - Little Rock
------------------------------------------------------------------------------------------------------------------------------------
      89                       Group 1      09-0002264       GSMC                       Sudley Tower
      90              7        Group 1      09-0002249       GSMC                       Santa Clarita Marketplace
      91                       Group 1      05-1358          GCFP                       Tribune Tower
      92            7, 8       Group 1      09-0002260       GSMC                       Sawmill Square Shopping Center
      93                       Group 1      09-0002190       GSMC                       Founders Marketplace
------------------------------------------------------------------------------------------------------------------------------------
      94                       Group 1      05-1033          GCFP                       313 Washington Street
      95                       Group 1      05-1434          GCFP                       Century Springs East
      96                       Group 1      05-1435          GCFP                       Century Springs West
      97                       GROUP 1      05-0944          GCFP                       DRIVE TIME PORTFOLIO
    97.01                      Group 1      05-0944                                     Home Office
    97.02                      Group 1      05-0944                                     Gilbert Servicing Center
      98              7        Group 1      09-0002122       GSMC                       Sunset Plaza
------------------------------------------------------------------------------------------------------------------------------------
      99                       Group 1      09-0002227       GSMC                       Parkway 109 Office Center
     100                       GROUP 1      05-1200          GCFP                       VERIZON NEW ENGLAND TELEPHONE
    100.01                     Group 1      05-1200                                     Verizon Andover
    100.02                     Group 1      05-1200                                     Verizon South Burlington
     101              7        Group 1      09-0002229       GSMC                       East Broad Street Large Retail
     102                       Group 1      09-0002148       GSMC                       Golden Mile Marketplace
     103                       Group 1      09-0002231       GSMC                       Cherry Creek Center
------------------------------------------------------------------------------------------------------------------------------------
     104                       Group 1      09-0002248       GSMC                       Tenth & Pearl Street
     105                       Group 1      05-1319          GCFP                       Dorsey Business Center
     106                       Group 1      09-0002221       GSMC                       Michigan Orthopedic Center
     107              8        Group 1      05-1128          GCFP                       Boynton Beach LA Fitness
     108                       Group 1      09-0002281       GSMC                       Lone Tree Retail Center
------------------------------------------------------------------------------------------------------------------------------------
     109                       GROUP 1      09-0002242       GSMC                       ADVANTAGE PLACE PORTFOLIO
    109.01                     Group 1      09-0002242-1                                Regency Business Park
    109.02                     Group 1      09-0002242-2                                Advantage Place
     110              5        Group 2      09-0002246       GSMC                       Stones River Apartments
     111                       Group 1      05-1334          GCFP                       Southwood Tower
     112              7        Group 1      09-0002225       GSMC                       Shoppes at Rita Ranch
     113                       Group 1      05-1464          GCFP                       Boardwalk Inn & Suites
------------------------------------------------------------------------------------------------------------------------------------
     114                       Group 2      05-1503          GCFP                       Wellington Park Apartments
     115                       Group 1      05-1043          GCFP                       Hampton Inn - Portland, OR
     116                       Group 2      05-1504          GCFP                       Pine Oaks Apartments
     117                       Group 1      05-1248          GCFP                       Brookwood Inn
     118                       GROUP 1      05-1292          GCFP                       TBC CORP PORTFOLIO II
    118.01                     Group 1      05-1292                                     National Tire & Battery Pearland
    118.02                     Group 1      05-1292                                     National Tire & Battery Flower Mound
    118.03                     Group 1      05-1292                                     National Tire & Battery Ft. Worth
    118.04                     Group 1      05-1292                                     Tire Kingdom Summerville
------------------------------------------------------------------------------------------------------------------------------------
     119                       Group 1      09-0002087       GSMC                       Fallbrook Office Center
     120                       Group 1      05-1020          GCFP                       5251-5271 East 2nd Street
     121                       Group 1      09-0002239       GSMC                       EPR - Raleigh
     122                       Group 1      05-1430          GCFP                       Shattuck Executive Center
     123                       GROUP 1      05-1293          GCFP                       TBC CORP PORTFOLIO III
    123.01                     Group 1      05-1293                                     National Tire & Battery Tomball
    123.02                     Group 1      05-1293                                     National Tire & Battery Pasadena
    123.03                     Group 1      05-1293                                     Merchant Tire & Auto Wake Forest
    123.04                     Group 1      05-1293                                     Tire Kingdom Bluffton
------------------------------------------------------------------------------------------------------------------------------------
     124                       Group 1      05-0753          GCFP                       3616-3636 I-10 Service Road
     125              2        Group 1      09-0002282       GSMC                       Holsum Lofts
     126                       Group 2      09-0002287       GSMC                       Mayfair Village Apartments (Fox)
     127                       Group 1      09-0002276       GSMC                       San Antonio Center
     128                       Group 1      05-1170          GCFP                       The Bradbury Building
------------------------------------------------------------------------------------------------------------------------------------
     129              5        Group 1      09-0002278       GSMC                       North Chase I
     130                       Group 1      05-0219          GCFP                       Avery at Morrocroft
     131                       Group 2      05-1337          GCFP                       701 Gramercy
     132                       Group 1      05-1054          GCFP                       2 East Oak Street
     133              8        Group 1      05-1500          GCFP                       Country Bridge Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
     134              2        Group 1      09-0002290       GSMC                       1400 Rocky Ridge Drive
     135              2        Group 1      09-0002224       GSMC                       Pyramid Properties III
     136                       Group 1      05-0440          GCFP                       Belle Promenade
     137              7        Group 1      09-0002262       GSMC                       Acoma Drive Office Building
     138                       Group 1      05-1197          GCFP                       C&R North Pointe Building B
------------------------------------------------------------------------------------------------------------------------------------
     139                       Group 2      09-0002132       GSMC                       Summer's Bend Apartments
     140                       Group 1      09-0002252       GSMC                       Creekside Shopping Center
     141                       Group 1      09-0002299       GSMC                       Crozer Chester POB II
     142                       Group 2      09-0002149       GSMC                       Westwick Manor Apartments
     143                       Group 1      09-0002250       GSMC                       Southside Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
     144              8        Group 1      09-0002257       GSMC                       Lexington Corporate Center
     145                       Group 2      09-0002209       GSMC                       Aspen Court
     146                       Group 1      09-0002232       GSMC                       Lockhill Village
     147                       Group 1      05-1246          GCFP                       SpringHill Suites by Marriott
     148              8        Group 1      09-0002222       GSMC                       Chambers Place Shopping Centre
------------------------------------------------------------------------------------------------------------------------------------
     149                       Group 2      09-0002217       GSMC                       Hillwood Apartments
     150                       Group 1      05-1196          GCFP                       C&R North Pointe Building A
     151              7        Group 1      09-0002230       GSMC                       East Broad Street Small
     152                       Group 1      09-0002214       GSMC                       10 Corporate Circle
     153              8        Group 1      09-0002284       GSMC                       San Benito Plaza
------------------------------------------------------------------------------------------------------------------------------------
     154                       GROUP 1      09-0002195       GSMC                       STORAGE R US
    154.01                     Group 1      09-0002195-1                                Storage R Us of Aiken
    154.02                     Group 1      09-0002195-2                                Storage R Us of Columbia
     155                       Group 1      09-0002207       GSMC                       Palos Heights Walgreens
     156                       Group 1      05-1048          GCFP                       Fort Apache Center
     157              8        Group 1      09-0002312       GSMC                       Park Lane Shopping Center
     158                       Group 1      09-0002308       GSMC                       Union Landing
------------------------------------------------------------------------------------------------------------------------------------
     159                       Group 1      05-1094          GCFP                       Lifeway Center
     160              8        Group 1      09-0002220       GSMC                       Lancaster - Walgreens
     161                       Group 1      05-1318          GCFP                       100 East Walton Street Garage
     162              7        Group 1      09-0002298       GSMC                       Fry's at the Islands
     163                       Group 1      05-1400          GCFP                       Omni 3 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
     164                       Group 1      09-0002120       GSMC                       University Square
     165                       Group 1      05-1320          GCFP                       4170 Douglas Boulevard
     166                       Group 1      09-0002204       GSMC                       Goldridge Office
     167                       Group 1      05-1304          GCFP                       Lake Park Self Storage
     168                       Group 1      05-1402          GCFP                       Omni 2 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
     169                       Group 1      05-1401          GCFP                       Omni 1 Self Storage
     170                       Group 1      09-0002202       GSMC                       Conns/Home Depot Floor Store
     171                       Group 1      09-0002193       GSMC                       Walnut Creek Plaza
     172                       Group 1      09-0002269       GSMC                       Maricopa Fiesta Shopping Center II
     173                       Group 1      09-0002192       GSMC                       Litchfield Stop & Shop Plaza
------------------------------------------------------------------------------------------------------------------------------------
     174                       Group 1      09-0002251       GSMC                       Grand View Center
     175                       Group 2      09-0002288       GSMC                       Mayfair Village Apartments (Chang)
     176              7        Group 1      09-0002226       GSMC                       Southshore Industrial Center
     177                       Group 1      05-0802          GCFP                       Iron Gate Storage at Pearson Airport
     178                       Group 1      09-0002213       GSMC                       Wise Group MOB
------------------------------------------------------------------------------------------------------------------------------------
     179              8        Group 2      09-0002267       GSMC                       La Casa Trail Mobile Home Community
     180                       Group 2      09-0002218       GSMC                       Sabal Palms
     181                       Group 1      05-1115          GCFP                       Arroyo Vista
     182                       Group 1      05-1271          GCFP                       2011 North Capitol Ave
     183                       Group 2      05-1041          GCFP                       Riverest Mobile Home Community
------------------------------------------------------------------------------------------------------------------------------------
     184                       Group 1      05-0803          GCFP                       Iron Gate Storage at Cascade Park
     185                       Group 1      05-1267          GCFP                       Mini U Storage - Warren, MI
     186                       Group 1      09-0002253       GSMC                       Lincoln Plaza
     187                       Group 1      09-0002233       GSMC                       Ellijay Shops
     188                       Group 1      05-0211          GCFP                       Kellogg Warehouse

                    CROSSED WITH             AFFILIATED WITH
   CONTROL           OTHER LOANS               OTHER LOANS
    NUMBER         (CROSSED GROUP)           (RELATED GROUP)                             ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

      1                                                            6801 Northlake Mall Drive
      2                                          GROUP 1
     2.01                                                          555 South 10th Street
     2.02                                                          11301 Financial Centre Parkway
     2.03                                                          204 Centreport Drive
     2.04                                                          670 Verdae Boulevard
     2.05                                                          5151 San Francisco Road Northeast
     2.06                                                          101 East Locust Street
     2.07                                                          111 East 2nd Street
     2.08                                                          1700 Rodeo Drive
     2.09                                                          7312 North Polo Drive
      3
     3.01                                                          3225 158th Avenue SE
     3.02                                                          20610 44th Avenue West
     3.03                                                          9000 SW Washington Square Road
     3.04                                                          4554 Lake Forest Drive
     3.05                                                          19525 Victor Parkway
     3.06                                                          7290 Commerce Center Drive
     3.07                                                          6100 Gateway East
     3.08                                                          7525 E. Hampden Avenue
      4
     4.01                                                          9901 Langs Road
     4.02                                                          3953 McDowell Lane
     4.03                                                          909 South Marlyn Avenue
     4.04                                                          2349 Perring Manor Road
     4.05                                                          37 Alberge Lane
     4.06                                                          1 Orion Court
     4.07                                                          600 Fifth Avenue
     4.08                                                          3340 Lancer Drive
     4.09                                                          2 Driftwood Court
      5                                                            2005 Market Street
----------------------------------------------------------------------------------------------------------------------------------
      6                                          Group 2           15900 La Cantera Parkway
      7                                          Group 2           2435 Kaanapali Parkway
      8
     8.01                                                          134 National Business Parkway
     8.02                                                          870-880 Elkridge Landing Road
     8.03                                                          6940 Columbia Gateway Drive
     8.04                                                          7000 Columbia Gateway Drive
     8.05                                                          8621 Robert Fulton Drive
     8.06                                                          8671 Robert Fulton Drive
     8.07                                                          732 Parkway Drive
     8.08                                                          8661 Robert Fulton Drive
      9                                          Group 4           1625 & 1675 Broadway
      10
    10.01                                                          750 Pilot Road
    10.02                                                          770 Pilot Road
    10.03                                                          680 Pilot Road
    10.04                                                          420 Pilot Road
    10.05                                                          711 Pilot Road
    10.06                                                          731 Pilot Road
    10.07                                                          600 Pilot Road
    10.08                                                          823 Pilot Road
    10.09                                                          500 Pilot Road
    10.10                                                          6600 Bermuda Road
    10.11                                                          815 Pilot Road
    10.12                                                          751 Pilot Road
    10.13                                                          839 Pilot Road
    10.14                                                          831 Pilot Road
----------------------------------------------------------------------------------------------------------------------------------
      11                                         GROUP 3
    11.01                                                          211 East Commerce Avenue
    11.02                                                          200, 320, 330 Hamilton Street
    11.03                                                          101 South Main Street
      12                                                           2424 Erwin Road
      13                                         Group 3           1730 Minor Avenue
      14                                                           10 10th Street
      15                                                           2500 & 2600 Virginia Avenue
----------------------------------------------------------------------------------------------------------------------------------
      16                                         Group 3           1200 6th Avenue
      17
    17.01                                                          173 Tovera Road
    17.02                                                          3540 W Sunshine Street
    17.03                                                          1330 Providence Center Drive
    17.04                                                          503 South Dunlap Road
    17.05                                                          1151 Ryans Road
    17.06                                                          627 12th Avenue NE
    17.07                                                          3410 Avenue I
    17.08                                                          1749 Main Street
    17.09                                                          355 South Willowbrook Road
    17.10                                                          1867 - 1896 US Highway 82 West
    17.11                                                          2474 - 2488 East Wabash
    17.12                                                          1625 - 1633 North Michigan
    17.13                                                          1748 - 1752 Indianapolis
    17.14                                                          3202 Belt Highway
    17.15                                                          201 E Leota Street
    17.16                                                          2216 - 2224 Cassopolis
    17.17                                                          350 - 354 Hoke Street
    17.18                                                          1220 N 200 West
    17.19                                                          354 East Chicago Street
    17.20                                                          12547 State Road 143
    17.21                                                          3697 Portage Road
    17.22                                                          2020 - 2040 North Main Street
    17.23                                                          200 Production Drive
    17.24                                                          12950 Willow Centre Drive
    17.25                                                          1651 - 1659 Highway 10 West
    17.26                                                          1319 Holden Street
    17.27                                                          102 - 106 Peter Pan Road
    17.28                                                          1212 - 1314 Independence Street
    17.29                                                          5615 - 5623 E Arrowhead Parkway
    17.30                                                          224 East McCoy Street
    17.31                                                          1400 North Wayne Street
    17.32                                                          1350 - 1358 South Centerville Road
    17.33                                                          1110 West Broadway
    17.34                                                          3005 Wiley Boulevard SW
    17.35                                                          1100 North Barlow Road
    17.36                                                          2520 - 2532 Walton Boulevard
    17.37                                                          114 - 130 South Centerville Road
      18
    18.01                                                          Profit Row, Currency Circle, Industrial Drive,
                                                                   Mustang Circle and Mustang Court
    18.02                                                          310 James Drive East
    18.03                                                          1725-1745 Hayden Drive
    18.04                                                          1720 Hayden Road
    18.05                                                          2506-2515 Willowbrook Road
    18.06                                                          27-31 Leigh Fisher/20 Founders
    18.07                                                          1631-1637 Terre Colony Court
    18.08                                                          21 Leigh Fisher Boulevard
    18.09                                                          4849 Groveport Road
    18.10                                                          40 Walter Jones Boulevard
    18.11                                                          600 London Road
    18.12                                                          19 Butterfield Trails
    18.13                                                          27 Concord Street
      19                                         Group 7           325 North LaSalle Street
      20                                         GROUP 1
    20.01                                                          2401 Bass Pro Drive
    20.02                                                          300 J Street
    20.03                                                          2800 Coliseum Centre Drive
    20.04                                                          300 Tallapoosa Street
    20.05                                                          200 Stonebridge Drive
    20.06                                                          415 West McCarty Street
    20.07                                                          11775 Heron Bay Boulevard
    20.08                                                          1200 Collins Road
----------------------------------------------------------------------------------------------------------------------------------
      21                                         Group 6           10801 Sixth Street
      22                                                           20551-20977 North Pima Road
      23                                         Group 8           1800 Highway 26 East
      24               Group A                   Group 9           1450 Woodruff Road
      25               Group A                   Group 9           2695-2743 Beaver Run Boulevard
      26               Group A                   Group 9           5570 Sunset Boulevard
      27               Group A                   Group 9           1320-1374 North Fraser Street
      28               Group A                   Group 9           785 North Dual Highway
      29               Group A                   Group 9           1285 North Brightleaf Boulevard
      30               Group A                   Group 9           315 W. Thacker Road
      31               Group A                   Group 9           2146 Old Snow Hill Road
      32               Group A                   Group 9           573 Third Street
----------------------------------------------------------------------------------------------------------------------------------
      33                                                           3890 West 18th Avenue
      34                                                           25115-25175 Madison Avenue
      35                                                           11333 Woodglen Drive, 5640 Nicholson Lane, 11420 and
                                                                   11426-11428 Rockville Pike
      36                                                           801 Gateway
      37
    37.01                                                          100 Ardsley Place
    37.02                                                          100 Parkway Circle South
----------------------------------------------------------------------------------------------------------------------------------
      38                                                           1733 Ocean Avenue
      39                                                           261 Old York Road
      40                                                           550 and 600 Mamaroneck Avenue
      41                                                           23005-23233 Outer Drive
      42                                                           9125 Highway 6 North
----------------------------------------------------------------------------------------------------------------------------------
      43                                                           212 Elks Point Road
      44                                        Group 11           1400 Fashion Island Boulevard
      45
    45.01                                                          3253 North Nimitz Highway
    45.02                                                          3401 North Nimitz Highway
      46
    46.01                                                          49 America's Cup Avenue
    46.02                                                          112 Washington Place
    46.03                                                          1617 North 1st Street
    46.04                                                          100 Berlin Road
    46.05                                                          3400 Edinborough Way
    46.06                                                          Two Carter Plaza
    46.07                                                          201 Foster Street
    46.08                                                          601 From Road
    46.09                                                          100 Civic Center Drive
    46.10                                                          5555 Financial Plaza
    46.11                                                          2155 Gordon Highway
      47
    47.01                                                          707 Richards Street
    47.02                                                          820-825 Miliani Street
----------------------------------------------------------------------------------------------------------------------------------
      48                                                           2311 Highland Avenue
      49               Group B                  Group 10           412 East Novak Lane
      50               Group B                  Group 10           11016 Waller Road East
      51                                                           12741 Ocean Gateway
      52                                                           45131 Columbia Place
----------------------------------------------------------------------------------------------------------------------------------
      53                                                           346-422 Middle Turnpike West, 290 and 308 Broad Street
      54                                                           2501 - 2509 Golf Road & Barrington Road
      55                                                           20500, 20550, 20640, & 20670-20680 Nordhoff Street
      56                                                           46950 Community Plaza Drive
      57                                         Group 5           325 Sloan Avenue
----------------------------------------------------------------------------------------------------------------------------------
      58                                         Group 6           5751, 5761, 5771 Copley Drive
      59                                        Group 12           39-45, 55 & 59 Skyline Drive
      60                                                           3300 North University Drive
      61                                        Group 11           1450 Fashion Island Boulevard
      62                                        Group 12           1001, 1155 & 1225 Broken Sound Parkway
----------------------------------------------------------------------------------------------------------------------------------
      63                                                           2536-2590 Macarthur Road
      64                                         Group 5           3033 West Agua Fria Freeway
      65                                         Group 5           7701 Overland Road
      66                                                           9075 South Dadeland Boulevard
      67                                                           40-42 Old Ridge Road
----------------------------------------------------------------------------------------------------------------------------------
      68                                                           2314 Matthews Township Parkway
      69                                                           98-1005 & 98-1025 Moanalua Road
      70                                        Group 13           700 US Highway 202
      71                                                           229 East FM 1382
      72                                                           4001 South Watt Avenue
----------------------------------------------------------------------------------------------------------------------------------
      73                                                           1100 Ward Avenue
      74                                                           39899 Balentine Drive
      75                                         Group 8           10309 Highland Manor Drive
      76                                                           4605-4645 Southwest Freeway
      77                                                           7325-7495 North Academy Boulevard
----------------------------------------------------------------------------------------------------------------------------------
      78                                                           1581 U.S. Route 202
      79                                                           25025 North I-45 Access Road
      80                                                           500 Sylvan Avenue
      81                                         Group 7           60 W Randolph Street
      82               Group C                  Group 18           201-299 Southwest 8th Street
      83               Group C                  Group 18           10-38 Southwest 8th Street
----------------------------------------------------------------------------------------------------------------------------------
      84                                                           1901 Atlantic Avenue
      85                                        Group 10           1924 & 1942 Southeast Hillmoor Drive
      86
    86.01                                                          1780 & 1790 East Bert Kouns Ind. Loop
    86.02                                                          1333 Shreveport-Barksdale Highway
    86.03                                                          9211 Youree Drive
    86.04                                                          2900 Bert Kouns
    86.05                                                          747 American Way
      87                                         Group 5           2315 North Federal Highway
      88                                         Group 5           18 Colonial Glenn Plaza Drive
----------------------------------------------------------------------------------------------------------------------------------
      89                                                           7900 Sudley Road
      90                                                           26850, 26870, 26880 & 26910 Sierra Highway,
                                                                   18717-18755 Via Princessa Avenue
      91                                                           409 13th Street
      92                                        Group 17           1655 East Cottonwood Street
      93                                                           804 & 848 South Ridge Road
----------------------------------------------------------------------------------------------------------------------------------
      94                                         Group 4           313 Washington Street
      95                                        Group 14           6100 Lake Forrest Drive
      96                                        Group 14           6000 Lake Forrest Drive
      97
    97.01                                                          4020 East Indian School Road
    97.02                                                          1030 North Colorado Street
      98                                                           4157-4219 Sunset Drive
----------------------------------------------------------------------------------------------------------------------------------
      99                                                           328 Newman Springs Road
     100                                        GROUP 13
    100.01                                                         15 Shattuck Road
    100.02                                                         800 Hinesburg Road
     101                                        Group 16           8110-8200 East Broad Street
     102                                                           1306 West Patrick Street
     103                                                           3000 East 3rd Avenue
----------------------------------------------------------------------------------------------------------------------------------
     104                                                           919-951 Pearl Street and 2005-2019 Tenth Avenue
     105                                                           6810 Deerpath Road
     106                                                           5315 Elliott Drive
     107                                                           2278 North Congress Avenue
     108                                                           6660-6730 Lone Tree Way
----------------------------------------------------------------------------------------------------------------------------------
     109
    109.01                                                         900 East Hill Avenue
    109.02                                                         308 North Peters Road
     110                                                           205 Warrior Drive
     111                                                           19221 North I-45
     112                                                           8110, 8130 & 8160 South Houghton Road
     113                                                           301 South Atlantic Avenue
----------------------------------------------------------------------------------------------------------------------------------
     114                                        Group 15           2479 Deer Run
     115                                                           8633 NE Airport Way
     116                                        Group 15           1700 North Galloway Avenue
     117                                                           2306 Elba Street
     118
    118.01                                                         1505 Broadway Street
    118.02                                                         1701 Justin Road
    118.03                                                         5904 Quebec Street
    118.04                                                         103 Angus Drive
----------------------------------------------------------------------------------------------------------------------------------
     119                                                           6700 Fallbrook Avenue
     120                                                           5251-5271 East 2nd Street
     121                                         Group 5           4840 Grove Barton Road
     122                                                           138 River Road
     123
    123.01                                                         14414 Waller Tomball (FM 2920)
    123.02                                                         4821 Fairmont Parkway
    123.03                                                         2220 S. Main Street
    123.04                                                         1176 Fording Island Road
----------------------------------------------------------------------------------------------------------------------------------
     124                                                           3616-3636 I-10 Service Road
     125                                                           231 & 241 West Charleston Boulevard
     126                                        Group 21           409-427 Mayfair Boulevard, 3227-3233 & 3253 Dale Avenue,
                                                                   289-373 South Ashburton Road, 292-378 South Ashburton Road
     127                                                           405 - 423  San Antonio Road
     128                                                           304 South Broadway
----------------------------------------------------------------------------------------------------------------------------------
     129                                                           10127 Morocco Drive
     130                                                           6836 Morrison Boulevard
     131                                                           701 Gramercy Drive
     132                                        Group 19           2 East Oak Street
     133                                                           9050 Highway 64
----------------------------------------------------------------------------------------------------------------------------------
     134                                                           1400 Rocky Ridge Drive
     135                                                           4500-4548 Parkbreeze Court
     136                                                           1700 Promenade Boulevard
     137                                                           14631 North Scottsdale Road
     138                                        Group 20           752 East 1180 South
----------------------------------------------------------------------------------------------------------------------------------
     139                                                           1230 East Walnut Street
     140                                         Group 9           705 East Dixon Boulevard
     141                                                           1 Medical Center Boulevard
     142                                                           258 Stennis Drive
     143                                         Group 9           2108 South Irby Street
----------------------------------------------------------------------------------------------------------------------------------
     144                                                           3225 Neil Armstrong Boulevard
     145                                        Group 10           760 Landmark Drive
     146                                                           2323 Lockhill-Selma Road
     147                                         Group 8           1119 Bullsboro Drive
     148                                                           4840-4896 Chambers Road
----------------------------------------------------------------------------------------------------------------------------------
     149                                        Group 10           12021 McCormick Road
     150                                        Group 20           1276 South 820 East
     151                                        Group 16           8070-8086 East Broad Street
     152                                                           10 Corporate Circle
     153                                                           1145 Ross Street
----------------------------------------------------------------------------------------------------------------------------------
     154
    154.01                                                         1076 Brookhaven Drive
    154.02                                                         441 Clemson Road
     155                                        Group 22           12659 South Ridgeland Avenue
     156                                                           4235 South Fort Apache Road
     157                                                           7839 & 7843 Park Lane
     158                                                           30970 & 31000 Courthouse Drive
----------------------------------------------------------------------------------------------------------------------------------
     159                                                           8735 Lyra Drive
     160                                        Group 22           859 East Main Street
     161                                        Group 19           100 East Walton Street
     162                                                           835 West Warner Road
     163                                                           19120 US Highway 190
----------------------------------------------------------------------------------------------------------------------------------
     164                                                           7414 University Boulevard
     165                                                           4170 Douglas Boulevard
     166                                                           3021 Harbor Lane North
     167                                                           2220 Gillionville Road
     168                                                           74145 LA Highway 25
----------------------------------------------------------------------------------------------------------------------------------
     169                                                           69201 LA Highway 59
     170                                                           2422 South Stemmons Freeway
     171                                                           675 Ygnacio Valley Road
     172                                        Group 17           20924 North John Wayne Parkway
     173                                                           331 West Street
----------------------------------------------------------------------------------------------------------------------------------
     174                                        Group 23           1029 Mutual Way
     175                                        Group 21           3353-3359 Elbern Avenue, 300-356 Mayfair Boulevard, 364-370
                                                                   Mayfair Boulevard & 3319-3325 Dale Avenue
     176                                                           9835-9925 13th Avenue
     177                                        Group 24           2225 East 5th Street
     178                                                           8 Hospital Center Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     179                                                           53 North Mountain Road
     180                                        Group 10           3001 Fountainhead Circle
     181                                                           23042 Arroyo Vista
     182                                                           2011 North Capitol Avenue
     183                                                           49 Crescent Drive
----------------------------------------------------------------------------------------------------------------------------------
     184                                        Group 24           802 NE 112th Avenue
     185                                                           24140 Groesbeck Highway
     186                                        Group 23           2100 Lincoln Street
     187                                                           500 Highland Crossing
     188                                                           5800 Tri County Parkway

   CONTROL                                                                                       GENERAL
    NUMBER                CITY                      STATE                ZIP CODE             PROPERTY TYPE
-------------------------------------------------------------------------------------------------------------------

      1        Charlotte                   North Carolina                 28216         Retail
      2
     2.01      Omaha                       Nebraska                       68102         Hospitality
     2.02      Little Rock                 Arkansas                       72211         Hospitality
     2.03      Greensboro                  North Carolina                 27409         Hospitality
     2.04      Greenville                  South Carolina                 29607         Hospitality
     2.05      Albuquerque                 New Mexico                     87109         Hospitality
     2.06      Des Moines                  Iowa                           50309         Hospitality
     2.07      Davenport                   Iowa                           52801         Hospitality
     2.08      Mesquite                    Texas                          75149         Hospitality
     2.09      Kansas City                 Missouri                       64153         Hospitality
      3
     3.01      Bellevue                    Washington                     98008         Hospitality
     3.02      Lynnwood                    Washington                     98036         Hospitality
     3.03      Tigard                      Oregon                         97223         Hospitality
     3.04      Cincinnati                  Ohio                           45242         Hospitality
     3.05      Livonia                     Michigan                       48152         Hospitality
     3.06      Colorado Springs            Colorado                       80919         Hospitality
     3.07      El Paso                     Texas                          79905         Hospitality
     3.08      Denver                      Colorado                       80231         Hospitality
      4
     4.01      Middle River                Maryland                       21220         Multifamily
     4.02      Baltimore                   Maryland                       21227         Multifamily
     4.03      Essex                       Maryland                       21221         Multifamily
     4.04      Baltimore                   Maryland                       21234         Multifamily
     4.05      Baltimore                   Maryland                       21220         Multifamily
     4.06      Rosedale                    Maryland                       21237         Multifamily
     4.07      Baltimore                   Maryland                       21227         Multifamily
     4.08      Hyattsville                 Maryland                       20782         Multifamily
     4.09      Essex                       Maryland                       21221         Multifamily
      5        Philadelphia                Pennsylvania                   19103         Office
-------------------------------------------------------------------------------------------------------------------
      6        San Antonio                 Texas                          78256         Retail
      7        Lahaina                     Hawaii                         96761         Retail
      8
     8.01      Annapolis Junction          Maryland                       20701         Office
     8.02      Linthicum                   Maryland                       21090         Office
     8.03      Columbia                    Maryland                       21077         Office
     8.04      Columbia                    Maryland                       21046         Office
     8.05      Columbia                    Maryland                       21046         Office
     8.06      Columbia                    Maryland                       21077         Office
     8.07      Hanover                     Maryland                       21076         Office
     8.08      Columbia                    Maryland                       21046         Office
      9        Denver                      Colorado                       80202         Office
      10
    10.01      Las Vegas                   Nevada                         89119         Industrial
    10.02      Las Vegas                   Nevada                         89119         Industrial
    10.03      Las Vegas                   Nevada                         89119         Industrial
    10.04      Las Vegas                   Nevada                         89119         Industrial
    10.05      Las Vegas                   Nevada                         89119         Industrial
    10.06      Las Vegas                   Nevada                         89119         Industrial
    10.07      Las Vegas                   Nevada                         89119         Industrial
    10.08      Las Vegas                   Nevada                         89119         Industrial
    10.09      Las Vegas                   Nevada                         89119         Industrial
    10.10      Las Vegas                   Nevada                         89119         Industrial
    10.11      Las Vegas                   Nevada                         89119         Industrial
    10.12      Las Vegas                   Nevada                         89119         Industrial
    10.13      Las Vegas                   Nevada                         89119         Industrial
    10.14      Las Vegas                   Nevada                         89119         Industrial
-------------------------------------------------------------------------------------------------------------------
      11
    11.01      High Point                  North Carolina                 27260         Office
    11.02      High Point                  North Carolina                 27260         Office
    11.03      High Point                  North Carolina                 27260         Office
      12       Durham                      North Carolina                 27705         Office
      13       Seattle                     Washington                     98101         Office
      14       Atlanta                     Georgia                        30309         Office
      15       Washington                  District Of Columbia           20037         Office
-------------------------------------------------------------------------------------------------------------------
      16       Seattle                     Washington                     98101         Office
      17
    17.01      Alvin                       Texas                          77511         Retail
    17.02      Springfield                 Missouri                       65807         Retail
    17.03      Cedar City                  Utah                           80701         Retail
    17.04      Savoy                       Illinois                       61874         Retail
    17.05      Worthington                 Minnesota                      56187         Retail
    17.06      Norman                      Oklahoma                       73071         Retail
    17.07      Scottsbluff                 Nebraska                       69361         Retail
    17.08      Billings                    Montana                        59105         Retail
    17.09      Coldwater                   Michigan                       49036         Retail
    17.10      Tifton                      Georgia                        31793         Retail
    17.11      Frankfort                   Indiana                        46041         Retail
    17.12      Plymouth                    Indiana                        46563         Retail
    17.13      Greencastle                 Indiana                        46135         Retail
    17.14      St. Joseph                  Missouri                       64503         Retail
    17.15      North Platte                Nebraska                       69101         Retail
    17.16      Elkhart                     Indiana                        46514         Retail
    17.17      Frankfort                   Indiana                        46041         Retail
    17.18      Angola                      Indiana                        46703         Retail
    17.19      Coldwater                   Michigan                       49036         Retail
    17.20      Highland                    Illinois                       62249         Retail
    17.21      South Bend                  Indiana                        46628         Retail
    17.22      Bluffton                    Indiana                        46714         Retail
    17.23      Lafayette                   Louisiana                      70508         Retail
    17.24      Willowbrook                 Texas                          77066         Retail
    17.25      Detroit Lakes               Minnesota                      56501         Retail
    17.26      Le Mars                     Iowa                           51031         Retail
    17.27      Independence                Kansas                         67301         Retail
    17.28      Republic                    Missouri                       64801         Retail
    17.29      Sioux Falls                 South Dakota                   57102         Retail
    17.30      Tomah                       Wisconsin                      54660         Retail
    17.31      Angola                      Indiana                        46703         Retail
    17.32      Sturgis                     Michigan                       49091         Retail
    17.33      Monticello                  Indiana                        47960         Retail
    17.34      Cedar Rapids                Iowa                           52404         Retail
    17.35      Fort Morgan                 Colorado                       80701         Retail
    17.36      Warsaw                      Indiana                        46580         Retail
    17.37      Sturgis                     Michigan                       49091         Retail
      18
    18.01      Forney                      Texas                          75126         Industrial
    18.02      St. Rose                    Louisiana                      70087         Industrial
    18.03      Carrollton                  Texas                          75006         Industrial
    18.04      Carrollton                  Texas                          75006         Industrial
    18.05      Dallas                      Texas                          75220         Industrial
    18.06      El Paso                     Texas                          79906         Industrial
    18.07      Dallas                      Texas                          75212         Industrial
    18.08      El Paso                     Texas                          79906         Industrial
    18.09      Columbus                    Ohio                           43207         Industrial
    18.10      El Paso                     Texas                          79906         Industrial
    18.11      Delaware                    Ohio                           43015         Industrial
    18.12      El Paso                     Texas                          79906         Industrial
    18.13      El Paso                     Texas                          79906         Industrial
      19       Chicago                     Illinois                       60610         Office
      20
    20.01      Grapevine                   Texas                          76051         Hospitality
    20.02      Sacramento                  California                     95814         Hospitality
    20.03      Charlotte                   North Carolina                 28217         Hospitality
    20.04      Montgomery                  Alabama                        36104         Hospitality
    20.05      Columbia                    South Carolina                 29210         Hospitality
    20.06      Jefferson City              Missouri                       65101         Hospitality
    20.07      Coral Springs               Florida                        33076         Hospitality
    20.08      Cedar Rapids                Iowa                           52402         Hospitality
-------------------------------------------------------------------------------------------------------------------
      21       Rancho Cucamonga            California                     91730         Office
      22       Scottsdale                  Arizona                        85254         Retail
      23       Grapevine                   Texas                          76051         Hospitality
      24       Greenville                  South Carolina                 29607         Retail
      25       Surfside Beach              South Carolina                 29575         Retail
      26       Lexington                   South Carolina                 29072         Retail
      27       Georgetown                  South Carolina                 29440         Retail
      28       Seaford                     Delaware                       19973         Retail
      29       Smithfield                  North Carolina                 27577         Retail
      30       Covington                   Virginia                       24426         Retail
      31       Pocomoke                    Maryland                       21851         Retail
      32       Taylorsville                North Carolina                 28681         Retail
-------------------------------------------------------------------------------------------------------------------
      33       Hialeah                     Florida                        33012         Retail
      34       Murrieta                    California                     92562         Retail
      35       Rockville                   Maryland                       20852         Office
      36       South San Francisco         California                     94080         Office
      37
    37.01      Norcross                    Georgia                        30093         Multifamily
    37.02      Atlanta                     Georgia                        30340         Multifamily
-------------------------------------------------------------------------------------------------------------------
      38       Santa Monica                California                     90401         Office
      39       Abington Township           Pennsylvania                   19046         Office
      40       Harrison                    New York                       10528         Office
      41       Allen Park                  Michigan                       48101         Retail
      42       Houston                     Texas                          77095         Multifamily
-------------------------------------------------------------------------------------------------------------------
      43       Zephyr Cove                 Nevada                         89448         Retail
      44       San Mateo                   California                     94404         Office
      45
    45.01      Honolulu                    Hawaii                         96819         Hospitality
    45.02      Honolulu                    Hawaii                         96819         Hospitality
      46
    46.01      Newport                     Rhode Island                   02840         Hospitality
    46.02      Pittsburgh                  Pennsylvania                   15219         Hospitality
    46.03      Jacksonville Beach          Florida                        32250         Hospitality
    46.04      Cromwell                    Connecticut                    06416         Hospitality
    46.05      Edina                       Minnesota                      55435         Hospitality
    46.06      Chattanooga                 Tennessee                      37402         Hospitality
    46.07      Durham                      North Carolina                 27701         Hospitality
    46.08      Paramus                     New Jersey                     07652         Hospitality
    46.09      Charleston                  West Virginia                  25301         Hospitality
    46.10      Shreveport                  Louisiana                      71129         Hospitality
    46.11      Augusta                     Georgia                        30909         Hospitality
      47
    47.01      Honolulu                    Hawaii                         96801         Office
    47.02      Honolulu                    Hawaii                         96801         Office
-------------------------------------------------------------------------------------------------------------------
      48       Birmingham                  Alabama                        35205         Office
      49       Kent                        Washington                     98032         Multifamily
      50       Tacoma                      Washington                     98446         Multifamily
      51       Ocean City                  Maryland                       21842         Retail
      52       Sterling                    Virginia                       20166         Other
-------------------------------------------------------------------------------------------------------------------
      53       Manchester                  Connecticut                    06040         Retail
      54       Hoffman Estates             Illinois                       60194         Retail
      55       Chatsworth                  California                     91311         Industrial
      56       Sterling                    Virginia                       20164         Retail
      57       Hamilton                    New Jersey                     08619         Retail
-------------------------------------------------------------------------------------------------------------------
      58       San Diego                   California                     92111         Office
      59       Lake Mary                   Florida                        32746         Industrial
      60       Coral Springs               Florida                        33065         Office
      61       San Mateo                   California                     94404         Office
      62       Boca Raton                  Florida                        33487         Industrial
-------------------------------------------------------------------------------------------------------------------
      63       Whitehall                   Pennsylvania                   18052         Retail
      64       Phoenix                     Arizona                        85027         Retail
      65       Boise                       Idaho                          83709         Retail
      66       Miami                       Florida                        33156         Hospitality
      67       Danbury                     Connecticut                    06810         Office
-------------------------------------------------------------------------------------------------------------------
      68       Matthews                    North Carolina                 28105         Retail
      69       Aiea                        Hawaii                         96701         Retail
      70       Bridgewater                 New Jersey                     08807         Office
      71       Cedar Hill                  Texas                          75104         Retail
      72       Rosemont                    California                     95826         Multifamily
-------------------------------------------------------------------------------------------------------------------
      73       Honolulu                    Hawaii                         96814         Other
      74       Newark                      California                     94560         Office
      75       Tampa                       Florida                        33610         Hospitality
      76       Houston                     Texas                          77027         Office
      77       Colorado Springs            Colorado                       80920         Retail
-------------------------------------------------------------------------------------------------------------------
      78       Pomona                      New York                       10970         Retail
      79       The Woodlands               Texas                          77380         Office
      80       Bridgeport                  Connecticut                    06606         Retail
      81       Chicago                     Illinois                       60601         Office
      82       Miami                       Florida                        33130         Retail
      83       Miami                       Florida                        33130         Retail
-------------------------------------------------------------------------------------------------------------------
      84       Virginia Beach              Virginia                       23451         Hospitality
      85       Port St Lucie               Florida                        34952         Multifamily
      86
    86.01      Shreveport                  Louisiana                      71105         Self-Storage
    86.02      Shreveport                  Louisiana                      71105         Self-Storage
    86.03      Shreveport                  Louisiana                      71115         Self-Storage
    86.04      Shreveport                  Louisiana                      71118         Self-Storage
    86.05      Shreveport                  Louisiana                      71106         Self-Storage
      87       Pompano Beach               Florida                        33062         Retail
      88       Little Rock                 Arkansas                       72210         Retail
-------------------------------------------------------------------------------------------------------------------
      89       Manassas                    Virginia                       20109         Office
      90       Santa Clarita               California                     91387         Retail
      91       Oakland                     California                     94612         Office
      92       Cottonwood                  Arizona                        86326         Retail
      93       Castle Rock                 Colorado                       80104         Retail
-------------------------------------------------------------------------------------------------------------------
      94       Newton                      Massachusetts                  02458         Office
      95       Atlanta                     Georgia                        30328         Office
      96       Atlanta                     Georgia                        30328         Office
      97
    97.01      Phoenix                     Arizona                        85018         Office
    97.02      Gilbert                     Arizona                        85233         Office
      98       San Angelo                  Texas                          76904         Retail
-------------------------------------------------------------------------------------------------------------------
      99       Red Bank                    New Jersey                     07701         Office
     100
    100.01     Andover                     Massachusetts                  01810         Office
    100.02     South Burlington            Vermont                        05402         Office
     101       Reynoldsburg                Ohio                           43068         Retail
     102       Frederick                   Maryland                       21703         Retail
     103       Denver                      Colorado                       80206         Retail
-------------------------------------------------------------------------------------------------------------------
     104       Boulder                     Colorado                       80302         Retail
     105       Elkridge                    Maryland                       21075         Office
     106       Ypsilanti                   Michigan                       48197         Office
     107       Boynton Beach               Florida                        33426         Retail
     108       Brentwood                   California                     94513         Retail
-------------------------------------------------------------------------------------------------------------------
     109
    109.01     Knoxville                   Tennessee                      37915         Industrial
    109.02     Knoxville                   Tennessee                      37922         Office
     110       Murfreesboro                Tennessee                      37128         Multifamily
     111       The Woodlands               Texas                          77385         Office
     112       Tucson                      Arizona                        85747         Retail
     113       Daytona Beach               Florida                        32118         Hospitality
-------------------------------------------------------------------------------------------------------------------
     114       Lewisville                  Texas                          75067         Multifamily
     115       Portland                    Oregon                         97220         Hospitality
     116       Mesquite                    Texas                          75149         Multifamily
     117       Durham                      North Carolina                 27705         Hospitality
     118
    118.01     Pearland                    Texas                          77581         Retail
    118.02     Flower Mound                Texas                          75028         Retail
    118.03     Fort Worth                  Texas                          76179         Retail
    118.04     Summerville                 South Carolina                 29483         Retail
-------------------------------------------------------------------------------------------------------------------
     119       West Hills                  California                     91307         Office
     120       Long Beach                  California                     90803         Retail
     121       Raleigh                     North Carolina                 27613         Retail
     122       Andover                     Massachusetts                  01810         Office
     123
    123.01     Tomball                     Texas                          77375         Retail
    123.02     Pasadena                    Texas                          77505         Retail
    123.03     Wake Forest                 North Carolina                 27587         Retail
    123.04     Bluffton                    South Carolina                 29910         Retail
-------------------------------------------------------------------------------------------------------------------
     124       Metairie                    Louisiana                      70130         Office
     125       Las Vegas                   Nevada                         89102         Industrial
     126       Columbus                    Ohio                           43213         Multifamily
     127       Mountain View               California                     94040         Retail
     128       Los Angeles                 California                     90013         Office
-------------------------------------------------------------------------------------------------------------------
     129       San Antonio                 Texas                          78216         Office
     130       Charlotte                   North Carolina                 28211         Office
     131       Los Angeles                 California                     90005         Multifamily
     132       Chicago                     Illinois                       60611         Other
     133       Lakeland                    Tennessee                      38002         Retail
-------------------------------------------------------------------------------------------------------------------
     134       Roseville                   California                     95661         Office
     135       Orlando                     Florida                        32808         Office
     136       Marrero                     Louisiana                      70072         Retail
     137       Scottsdale                  Arizona                        85254         Office
     138       American Fork               Utah                           84003         Office
-------------------------------------------------------------------------------------------------------------------
     139       Seguin                      Texas                          78155         Multifamily
     140       Shelby                      North Carolina                 28152         Retail
     141       Upland                      Pennsylvania                   19013         Office
     142       Biloxi                      Mississippi                    39531         Multifamily
     143       Florence                    South Carolina                 29505         Retail
-------------------------------------------------------------------------------------------------------------------
     144       Eagan                       Minnesota                      55121         Industrial
     145       Casper                      Wyoming                        82609         Multifamily
     146       San Antonio                 Texas                          78230         Retail
     147       Newnan                      Georgia                        30265         Hospitality
     148       Denver                      Colorado                       80239         Retail
-------------------------------------------------------------------------------------------------------------------
     149       Jacksonville                Florida                        32225         Multifamily
     150       American Fork               Utah                           84003         Office
     151       Reynoldsburg                Ohio                           43068         Retail
     152       New Castle                  Delaware                       19720         Office
     153       San Benito                  Texas                          78586         Retail
-------------------------------------------------------------------------------------------------------------------
     154
    154.01     Aiken                       South Carolina                 29803         Self-Storage
    154.02     Columbia                    South Carolina                 29229         Self-Storage
     155       Palos Heights               Illinois                       60463         Retail
     156       Las Vegas                   Nevada                         89147         Retail
     157       Dallas                      Texas                          75225         Retail
     158       Union City                  California                     94587         Retail
-------------------------------------------------------------------------------------------------------------------
     159       Columbus                    Ohio                           43240         Retail
     160       Lancaster                   Ohio                           43130         Retail
     161       Chicago                     Illinois                       60611         Other
     162       Gilbert                     Arizona                        85233         Retail
     163       Hammond                     Louisiana                      70403         Self-Storage
-------------------------------------------------------------------------------------------------------------------
     164       Winter Park                 Florida                        32792         Retail
     165       Granite Bay                 California                     95746         Office
     166       Plymouth                    Minnesota                      55447         Office
     167       Albany                      Georgia                        31707         Self-Storage
     168       Covington                   Louisiana                      70435         Self-Storage
-------------------------------------------------------------------------------------------------------------------
     169       Mandeville                  Louisiana                      70471         Self-Storage
     170       Lewisville                  Texas                          75067         Retail
     171       Walnut Creek                California                     94596         Office
     172       Maricopa                    Arizona                        85239         Retail
     173       Litchfield                  Connecticut                    06759         Retail
-------------------------------------------------------------------------------------------------------------------
     174       Appleton                    Wisconsin                      54913         Retail
     175       Columbus                    Ohio                           43213         Multifamily
     176       Plymouth                    Minnesota                      55441         Industrial
     177       Vancouver                   Washington                     98661         Self-Storage
     178       Hilton Head                 South Carolina                 29926         Office
-------------------------------------------------------------------------------------------------------------------
     179       Apache Junction             Arizona                        85220         Mobile Home Park
     180       Melbourne                   Florida                        32934         Multifamily
     181       Rancho Santa Margarita      California                     92688         Industrial
     182       San Jose                    California                     95132         Office
     183       Tavares                     Florida                        32778         Mobile Home Park
-------------------------------------------------------------------------------------------------------------------
     184       Vancouver                   Washington                     98684         Self-Storage
     185       Warren                      Michigan                       48089         Self-Storage
     186       Rhinelander                 Wisconsin                      54501         Retail
     187       East Ellijay                Georgia                        30540         Retail
     188       Schertz                     Texas                          78154         Industrial

   CONTROL             DETAILED                                                                            UNITS, PADS,
    NUMBER           PROPERTY TYPE                     YEAR BUILT                   YEAR RENOVATED         ROOMS, SQ FT
--------------------------------------------------------------------------------------------------------------------------

      1        Regional Mall                              2005                            NAP                   540,854
      2                                                                                                           2,022
     2.01      Full Service                               1997                         2004-2005                    248
     2.02      Full Service                               1997                         2004-2005                    250
     2.03      Full Service                               1989                           2005                       218
     2.04      Full Service                               1993                      1999-2000, 2003                 267
     2.05      Full Service                               1987                        2002, 2005                    309
     2.06      Full Service                               1990                         2004-2005                    233
     2.07      Full Service                               1995                           2003                       221
     2.08      Full Service                               1999                         2004-2005                    160
     2.09      Full Service                               1997                           2005                       116
      3                                                                                                           1,906
     3.01      Full Service                               1990                           2006                       240
     3.02      Full Service                               1992                           2006                       240
     3.03      Full Service                               1986                           2006                       354
     3.04      Full Service                               1988                           2002                       235
     3.05      Full Service                               1989                           2005                       240
     3.06      Full Service                               1985                           2006                       207
     3.07      Full Service                               1976                           2006                       184
     3.08      Full Service                               1980                           2006                       206
      4                                                                                                           5,517
     4.01      Townhouse                                  1972                           2005                     1,212
     4.02      Townhouse                                  1961                           2005                     1,098
     4.03      Townhouse                                  1971                           2005                       650
     4.04      Townhouse                                  1967                           2005                       803
     4.05      Townhouse                                  1972                           2004                       524
     4.06      Townhouse                                  1969                           2005                       356
     4.07      Townhouse                                  1954                           2005                       330
     4.08      Garden                                     1946                           2005                       245
     4.09      Townhouse                                  1967                           1996                       299
      5        General Urban                              1987                           2004                   942,866
------------------------------------------------------------------------------------------------------------------------
      6        Regional Mall                              2005                            NAP                   381,978
      7        Regional Mall             1969-1971, 1973, 1974, 1984, 1988, 1996         1988                   112,261
      8                                                                                                         702,924
     8.01      General Suburban                           1999                                                   93,482
     8.02      General Suburban                           1981                           2003                   105,151
     8.03      General Suburban                           1999                                                  108,909
     8.04      General Suburban                           1999                                                  145,806
     8.05      General Suburban                           2005                                                   85,466
     8.06      General Suburban                           2001                                                   56,350
     8.07      General Suburban                           1983                                                   58,453
     8.08      General Suburban                           2001                                                   49,307
      9        General Urban                              1980                           2005                   767,238
      10                                                                                                        703,603
    10.01      Warehouse / Industrial                     1998                                                   56,416
    10.02      Warehouse / Industrial                     1998                                                   53,178
    10.03      Warehouse / Industrial                     1997                                                   50,950
    10.04      Warehouse / Industrial                     1996                                                   50,536
    10.05      Warehouse                                  1995                                                   75,886
    10.06      Warehouse / Industrial                     1995                                                   64,535
    10.07      Warehouse / Industrial                     1997                                                   37,526
    10.08      Warehouse                                  1994                                                   62,860
    10.09      Warehouse / Industrial                     1996                                                   34,493
    10.10      Warehouse / Industrial                     1986                                                   32,700
    10.11      Warehouse / Industrial                     1994                                                   55,005
    10.12      Warehouse                                  1995                                                   47,235
    10.13      Warehouse                                  1994                                                   47,210
    10.14      Warehouse                                  1994                                                   35,073
------------------------------------------------------------------------------------------------------------------------
      11                                                                                                        699,475
    11.01      General Suburban                           2000                                                  292,512
    11.02      General Suburban                           1969                           1994                   291,435
    11.03      General Suburban                           1972                                                  115,528
      12       General Suburban                           2004                                                  327,160
      13       General Urban                              1989                           2005                   363,243
      14       General Urban                              2001                                                  410,624
      15       General Urban                              1968                           2004                   261,084
------------------------------------------------------------------------------------------------------------------------
      16       General Urban                              1970                           2005                   310,358
      17                                                                                                        636,166
    17.01      Shadow Anchored                            2004                                                   15,040
    17.02      Shadow Anchored                            2001                                                   20,790
    17.03      Shadow Anchored                            2004                                                    8,970
    17.04      Shadow Anchored                            2003                                                   15,963
    17.05      Shadow Anchored                            2001                                                   29,920
    17.06      Shadow Anchored                            2003                                                   19,558
    17.07      Shadow Anchored                            2002                                                   17,100
    17.08      Shadow Anchored                            2003                                                   20,505
    17.09      Shadow Anchored                            2002                                                    9,512
    17.10      Shadow Anchored                            2004                                                   16,324
    17.11      Shadow Anchored                            2004                                                    8,040
    17.12      Shadow Anchored                            1987                                                   11,360
    17.13      Shadow Anchored                            2002                                                   25,202
    17.14      Shadow Anchored                            2002                                                    9,992
    17.15      Shadow Anchored                            2002                                                   10,080
    17.16      Shadow Anchored                            2000                                                   11,600
    17.17      Shadow Anchored                            1989                                                    5,395
    17.18      Shadow Anchored                            2000                                                    9,252
    17.19      Shadow Anchored                            2000                                                    5,326
    17.20      Shadow Anchored                            2002                                                   15,840
    17.21      Shadow Anchored                            2000                                                   16,200
    17.22      Shadow Anchored                            2001                                                   13,104
    17.23      Shadow Anchored                            2001                                                   48,882
    17.24      Shadow Anchored                            2004                                                   20,261
    17.25      Shadow Anchored                            2003                                                   25,849
    17.26      Shadow Anchored                            2003                                                   18,418
    17.27      Shadow Anchored                            2003                                                   22,080
    17.28      Shadow Anchored                            2003                                                   15,000
    17.29      Shadow Anchored                            2003                                                   10,218
    17.30      Shadow Anchored                            2002                                                   18,663
    17.31      Shadow Anchored                            1999                                                   22,850
    17.32      Shadow Anchored                            2002                                                    8,663
    17.33      Shadow Anchored                            2001                                                   14,184
    17.34      Shadow Anchored                            2003                                                   49,594
    17.35      Shadow Anchored                            2004                                                    8,880
    17.36      Shadow Anchored                            2002                                                   25,280
    17.37      Shadow Anchored                            1980                                                   12,271
      18                                                                                                      2,433,843
    18.01      Warehouse                                  1987                                                  863,550
    18.02      Warehouse                                  2000                                                  253,614
    18.03      Warehouse                                  1980                                                  300,000
    18.04      Warehouse                                  1980                                                  216,040
    18.05      Warehouse                                  1980                                                  103,287
    18.06      Warehouse                                  1988                                                  106,300
    18.07      Warehouse                                  1980                                                  110,673
    18.08      Warehouse                                  1986                                                  101,438
    18.09      Warehouse                                  1968                                                  132,100
    18.10      Warehouse                                  1988                                                   99,000
    18.11      Warehouse                                  1980                           2000                    52,441
    18.12      Warehouse                                  1989                                                   56,400
    18.13      Warehouse                                  1988                                                   39,000
      19       General Urban                              1913                           2001                   315,784
      20                                                                                                          2,108
    20.01      Full Service                               1999                           2004                       328
    20.02      Full Service                               1979                           2004                       361
    20.03      Full Service                               1999                            NAP                       274
    20.04      Full Service                               1995                           2004                       236
    20.05      Full Service                               1988                           2004                       213
    20.06      Full Service                               1987                           2003                       254
    20.07      Full Service                               1999                           2005                       223
    20.08      Full Service                               1988                           2004                       219
------------------------------------------------------------------------------------------------------------------------
      21       General Suburban                           1987                           2004                   390,480
      22       Anchored                                2001-2004                          NAP                   240,948
      23       Full Service                               1983                           2004                       395
      24       Anchored                                   1999                            NAP                    82,349
      25       Anchored                                   1996                            NAP                    36,900
      26       Anchored                                   1997                            NAP                    32,600
      27       Anchored                                   1996                            NAP                    31,400
      28       Anchored                                   1997                            NAP                    30,900
      29       Anchored                                   1997                            NAP                    28,150
      30       Anchored                                   1998                            NAP                    32,020
      31       Anchored                                   2000                            NAP                    27,000
      32       Anchored                                   1983                            NAP                    43,146
------------------------------------------------------------------------------------------------------------------------
      33       Anchored                                   1990                           2003                   328,466
      34       Anchored                                   2005                            NAP                   172,451
      35       General Suburban                        1962, 2004                      2004-2005                202,165
      36       General Suburban                           2001                                                  136,075
      37                                                                                                            536
    37.01      Garden                                     2002                                                      312
    37.02      Garden                                     2002                                                      224
------------------------------------------------------------------------------------------------------------------------
      38       General Urban                              2002                           2004                    84,724
      39       General Suburban                           1968                           1997                   342,561
      40       General Suburban                           1969                                                  237,856
      41       Anchored                                   2005                            NAP                   166,057
      42       Garden                                     2004                                                      504
------------------------------------------------------------------------------------------------------------------------
      43       Anchored                                   1998                            NAP                   118,483
      44       General Suburban                           1985                            NAP                   173,270
      45                                                                                                            582
    45.01      Full Service                               1964                           2005                       274
    45.02      Full Service                               1965                           2006                       308
      46                                                                                                          2,247
    46.01      Full Service                               1969                           2003                       133
    46.02      Full Service                               1964                           2003                       402
    46.03      Full Service                               1969                           2005                       143
    46.04      Full Service                               1968                           2005                       215
    46.05      Limited Service                            1990                           2001                       133
    46.06      Full Service                               1985                                                      342
    46.07      Full Service                               1989                                                      187
    46.08      Full Service                               1972                           2003                       120
    46.09      Limited Service                            1972                           2001                       196
    46.10      Full Service                               1982                                                      226
    46.11      Full Service                               1986                                                      150
      47                                                                                                        183,355
    47.01      General Urban                              1988                                                   99,175
    47.02      General Urban                              1979                                                   84,180
------------------------------------------------------------------------------------------------------------------------
      48       General Suburban                           1999                                                  139,654
      49       Garden                                     1999                            NAP                       207
      50       Garden                                     1999                            NAP                       171
      51       Anchored                             1982, 1995-1996                    1995-1996                203,136
      52       Ground Lease                            2002-2003                          NAP                   120,000
------------------------------------------------------------------------------------------------------------------------
      53       Shadow Anchored                            1956                           1997                   305,126
      54       Anchored                                   1988                                                  158,313
      55       Warehouse                                  1978                           1980                   184,713
      56       Shadow Anchored                            1987                           2006                   118,103
      57       Anchored                                   1999                            NAP                    95,466
------------------------------------------------------------------------------------------------------------------------
      58       General Suburban                           1997                                                  101,726
      59       Industrial                              1987, 1998                         NAP                   224,501
      60       General Suburban                           1974                           2002                   123,461
      61       General Suburban                           1985                            NAP                   102,298
      62       Industrial                              1980, 1983                  1990, 1998, 2005             152,491
------------------------------------------------------------------------------------------------------------------------
      63       Anchored                                   1992                           1994                   151,273
      64       Anchored                                   1999                            NAP                   113,768
      65       Anchored                                   1998                            NAP                   140,300
      66       Full Service                               2004                                                      128
      67       General Suburban                           1981                                                  126,855
------------------------------------------------------------------------------------------------------------------------
      68       Anchored                                1996-1997                          NAP                   167,459
      69       Anchored                                   1971                           2005                   134,138
      70       General Suburban                           1986                           2003                   115,558
      71       Anchored                                   1987                            NAP                   128,383
      72       Garden                                     1988                           2005                       240
------------------------------------------------------------------------------------------------------------------------
      73       Ground Lease                               1964                           1983                   210,286
      74       General Suburban                           1985                                                  109,626
      75       Limited Service                            2002                                                      152
      76       General Suburban                           1971                           2005                   306,208
      77       Weak Anchored                              2005                            NAP                    61,632
------------------------------------------------------------------------------------------------------------------------
      78       Anchored                                   1980                           1995                    96,698
      79       General Suburban                           1983                                                  112,350
      80       Anchored                                   1998                                                   54,425
      81       General Urban                              2000                                                   53,642
      82       Anchored                                   1997                                                   28,717
      83       Anchored                                   1997                                                   12,893
------------------------------------------------------------------------------------------------------------------------
      84       Limited Service                            2004                                                      110
      85       Garden                                  1991, 1994                         NAP                       230
      86                                                                                                          2,343
    86.01      Self-Storage                               1985                                                      383
    86.02      Self-Storage                               1997                           2001                       590
    86.03      Self-Storage                               1973                           1998                       583
    86.04      Self-Storage                               1986                                                      408
    86.05      Self-Storage                               1987                           2003                       379
      87       Anchored                                   1998                            NAP                    73,637
      88       Anchored                                   2002                            NAP                    79,330
------------------------------------------------------------------------------------------------------------------------
      89       General Suburban                           1974                           2005                    90,650
      90       Anchored                                1997, 2005                         NAP                    43,875
      91       General Urban                              1906                           2000                    82,298
      92       Anchored                                   1980                           2000                   134,585
      93       Anchored                                   2005                            NAP                    77,226
------------------------------------------------------------------------------------------------------------------------
      94       General Suburban                           1925                           1987                    75,579
      95       General Suburban                           1984                                                   95,357
      96       General Suburban                           1984                                                   96,512
      97                                                                                                         74,301
    97.01      General Suburban                           1966                           2001                    37,228
    97.02      General Suburban                           1995                           1997                    37,073
      98       Anchored                                   2005                            NAP                    89,145
------------------------------------------------------------------------------------------------------------------------
      99       General Suburban                           1984                            NAP                    62,495
     100                                                                                                        139,544
    100.01     General Suburban                           1984                           2003                    85,812
    100.02     General Suburban                           1984                           2000                    53,732
     101       Anchored                                   2005                            NAP                    55,808
     102       Anchored                                   1989                            NAP                    97,359
     103       Anchored                                1979-1980                          NAP                    34,897
------------------------------------------------------------------------------------------------------------------------
     104       Anchored                          1900, 1989, 1993, 1996                   NAP                    46,407
     105       General Suburban                           1987                           2004                    77,797
     106       Medical                                    1995                            NAP                    84,751
     107       Single Tenant                              2005                                                   43,000
     108       Shadow Anchored                            2005                            NAP                    37,329
------------------------------------------------------------------------------------------------------------------------
     109                                                                                                        136,417
    109.01     Industrial                                 1986                            NAP                    95,724
    109.02     General Suburban                           1987                            NAP                    40,693
     110       Garden                                     1986                           1997                       206
     111       General Suburban                           1984                                                   78,626
     112       Shadow Anchored                            2005                            NAP                    32,683
     113       Limited Service                            1988                           2003                       101
------------------------------------------------------------------------------------------------------------------------
     114       Garden                                     1985                                                      260
     115       Limited Service                            1996                           2005                       129
     116       Garden                                     1983                                                      240
     117       Full Service                               1985                           2002                       149
     118                                                                                                         30,867
    118.01     Single Tenant                              2005                                                    8,064
    118.02     Single Tenant                              2005                                                    8,100
    118.03     Single Tenant                              2005                                                    8,047
    118.04     Single Tenant                              2005                                                    6,656
------------------------------------------------------------------------------------------------------------------------
     119       General Suburban                           1981                           2002                    58,023
     120       Unanchored                                 1950                           1989                    13,688
     121       Anchored                                   1998                            NAP                    51,450
     122       General Suburban                           1984                                                   62,806
     123                                                                                                         29,848
    123.01     Single Tenant                              2005                                                    8,047
    123.02     Single Tenant                              2005                                                    8,047
    123.03     Single Tenant                              2005                                                    6,912
    123.04     Single Tenant                              2005                                                    6,842
------------------------------------------------------------------------------------------------------------------------
     124       General Suburban                           1979                           2003                    98,496
     125       Industrial                                 1954                           2005                    46,785
     126       Garden                                  1950-1951                        Ongoing                     192
     127       Anchored                                   1960                           1994                    45,500
     128       General Urban                              1893                           1992                    77,105
------------------------------------------------------------------------------------------------------------------------
     129       General Suburban                           1983                            NAP                    66,618
     130       General Suburban                           1999                                                   41,350
     131       Conventional                               1926                           2004                        84
     132       Parking Garage                             1974                                                   37,800
     133       Anchored                                   1992                                                   64,223
------------------------------------------------------------------------------------------------------------------------
     134       General Suburban                           2005                            NAP                    24,991
     135       General Suburban                           1984                            NAP                    60,003
     136       Shadow Anchored                            2005                                                   39,700
     137       General Suburban                           1986                            NAP                    37,139
     138       General Suburban                           2004                                                   46,885
------------------------------------------------------------------------------------------------------------------------
     139       Garden                                     1981                            NAP                       204
     140       Shadow Anchored                            2000                            NAP                    42,940
     141       Medical                                    1985                            NAP                    45,758
     142       Conventional                               1983                            NAP                       152
     143       Shadow Anchored                            2000                            NAP                    37,411
------------------------------------------------------------------------------------------------------------------------
     144       Industrial                                 1998                            NAP                    76,501
     145       Garden                                     1999                            NAP                       151
     146       Anchored                                   1975                           1996                    69,445
     147       Limited Service                            2000                                                       82
     148       Shadow Anchored                            1984                            NAP                    37,891
------------------------------------------------------------------------------------------------------------------------
     149       Garden                                     1991                            NAP                       100
     150       General Suburban                           2003                                                   46,338
     151       Shadow Anchored                            2005                            NAP                    14,915
     152       General Suburban                           1988                            NAP                    39,384
     153       Shadow Anchored                            2004                            NAP                    28,339
------------------------------------------------------------------------------------------------------------------------
     154                                                                                                            667
    154.01     Self-Storage                               1999                            NAP                       405
    154.02     Self-Storage                               1999                           2005                       262
     155       Anchored                                   2005                            NAP                    14,580
     156       Shadow Anchored                            2005                                                   26,600
     157       Anchored                                2000-2001                          NAP                    11,395
     158       Anchored                                   1999                            NAP                    10,727
------------------------------------------------------------------------------------------------------------------------
     159       Shadow Anchored                            2003                                                   18,112
     160       Anchored                                   2005                            NAP                    14,550
     161       Parking Garage                             1974                           1978                    49,000
     162       Shadow Anchored                            1995                            NAP                    15,361
     163       Self-Storage                               2005                                                  107,595
------------------------------------------------------------------------------------------------------------------------
     164       Shadow Anchored                            1980                           2005                    16,800
     165       General Suburban                           2003                                                   20,500
     166       General Suburban                           1997                            NAP                    32,120
     167       Self-Storage                               2003                           2005                       631
     168       Self-Storage                               2004                                                   75,800
------------------------------------------------------------------------------------------------------------------------
     169       Self-Storage                               2003                                                   66,280
     170       Anchored                                   1990                         2003-2005                 48,600
     171       General Suburban                           1980                            NAP                    32,495
     172       Anchored                                   2005                            NAP                    12,890
     173       Anchored                                1962, 1996                         NAP                    34,471
------------------------------------------------------------------------------------------------------------------------
     174       Anchored                                   1992                            NAP                    53,190
     175       Garden                                  1950-1951                        Ongoing                      92
     176       Warehouse                                  1973                            NAP                    66,735
     177       Self-Storage                               2004                                                      455
     178       Medical                                    2000                            NAP                    11,895
------------------------------------------------------------------------------------------------------------------------
     179       Mobile Home Park                           1983                            NAP                        79
     180       Garden                                     1991                            NAP                        72
     181       Warehouse / Industrial                     1991                           1997                    33,806
     182       General Suburban                           1982                                                   32,113
     183       Mobile Home Park                           1949                           2004                       129
------------------------------------------------------------------------------------------------------------------------
     184       Self-Storage                               1975                           2002                       494
     185       Self-Storage                               2001                                                   40,306
     186       Anchored                                   1994                            NAP                    45,044
     187       Shadow Anchored                            2005                            NAP                    16,800
     188       Warehouse                                  1985                           1996                    40,550

   CONTROL           UNIT            LOAN PER               OWNERSHIP              ORIGINAL          CUT-OFF DATE
    NUMBER        DESCRIPTION        UNIT ($)               INTEREST              BALANCE ($)         BALANCE ($)
----------------------------------------------------------------------------------------------------------------------

      1        Sq Ft                        398.44         Fee Simple                215,500,000          215,500,000
      2        ROOMS                    105,835.81                                   214,000,000          214,000,000
     2.01      Rooms                    138,100.94         Fee Simple
     2.02      Rooms                    134,587.41         Fee Simple
     2.03      Rooms                    147,437.61         Fee Simple
     2.04      Rooms                    118,124.42          Leasehold
     2.05      Rooms                     83,067.82         Fee Simple
     2.06      Rooms                    109,193.73         Fee Simple
     2.07      Rooms                     56,880.20         Fee Simple
     2.08      Rooms                     70,568.06         Fee Simple
     2.09      Rooms                     64,241.27         Fee Simple
      3        ROOMS                     98,373.56                                   187,500,000          187,500,000
     3.01      Rooms                                       Fee Simple
     3.02      Rooms                                       Fee Simple
     3.03      Rooms                                       Fee Simple
     3.04      Rooms                                       Fee Simple
     3.05      Rooms                                       Fee Simple
     3.06      Rooms                                       Fee Simple
     3.07      Rooms                                       Fee Simple
     3.08      Rooms                                       Fee Simple
      4        UNITS                     61,627.70                                   140,000,000          140,000,000
     4.01      Units                                       Fee Simple
     4.02      Units                                       Fee Simple
     4.03      Units                                       Fee Simple
     4.04      Units                                       Fee Simple
     4.05      Units                                       Fee Simple
     4.06      Units                                       Fee Simple
     4.07      Units                                       Fee Simple
     4.08      Units                                       Fee Simple
     4.09      Units                                       Fee Simple
      5        Sq Ft                        137.88         Fee Simple                130,000,000          130,000,000
----------------------------------------------------------------------------------------------------------------------
      6        Sq Ft                        338.39         Fee Simple                130,000,000          129,255,976
      7        Sq Ft                        975.45         Fee Simple                110,000,000          109,504,922
      8        SQ FT                        146.53                                   103,000,000          103,000,000
     8.01      Sq Ft                                       Fee Simple
     8.02      Sq Ft                                       Fee Simple
     8.03      Sq Ft                                       Fee Simple
     8.04      Sq Ft                                       Fee Simple
     8.05      Sq Ft                                       Fee Simple
     8.06      Sq Ft                                       Fee Simple
     8.07      Sq Ft                                       Fee Simple
     8.08      Sq Ft                                       Fee Simple
      9        Sq Ft                        122.65         Fee Simple                 94,100,000           94,100,000
      10       SQ FT                        119.39                                    84,000,000           84,000,000
    10.01      Sq Ft                                       Fee Simple
    10.02      Sq Ft                                       Fee Simple
    10.03      Sq Ft                                       Fee Simple
    10.04      Sq Ft                                       Fee Simple
    10.05      Sq Ft                                       Fee Simple
    10.06      Sq Ft                                       Fee Simple
    10.07      Sq Ft                                       Fee Simple
    10.08      Sq Ft                                       Fee Simple
    10.09      Sq Ft                                       Fee Simple
    10.10      Sq Ft                                       Fee Simple
    10.11      Sq Ft                                       Fee Simple
    10.12      Sq Ft                                       Fee Simple
    10.13      Sq Ft                                       Fee Simple
    10.14      Sq Ft                                       Fee Simple
----------------------------------------------------------------------------------------------------------------------
      11       SQ FT                        115.80                                    81,000,000           81,000,000
    11.01      Sq Ft                                       Fee Simple
    11.02      Sq Ft                                       Fee Simple
    11.03      Sq Ft                                       Fee Simple
      12       Sq Ft                        244.53         Fee Simple                 80,000,000           80,000,000
      13       Sq Ft                        219.41   Fee Simple / Leasehold           79,700,000           79,700,000
      14       Sq Ft                        177.95         Fee Simple                 73,070,000           73,070,000
      15       Sq Ft                        272.33     Both Fee/Leasehold             71,100,000           71,100,000
----------------------------------------------------------------------------------------------------------------------
      16       Sq Ft                        223.13   Fee Simple / Leasehold           69,250,000           69,250,000
      17       SQ FT                        108.05                                    68,740,000           68,740,000
    17.01      Sq Ft                                       Fee Simple
    17.02      Sq Ft                                       Fee Simple
    17.03      Sq Ft                                       Fee Simple
    17.04      Sq Ft                                       Fee Simple
    17.05      Sq Ft                                       Fee Simple
    17.06      Sq Ft                                       Fee Simple
    17.07      Sq Ft                                       Fee Simple
    17.08      Sq Ft                                       Fee Simple
    17.09      Sq Ft                                       Fee Simple
    17.10      Sq Ft                                       Fee Simple
    17.11      Sq Ft                                       Fee Simple
    17.12      Sq Ft                                       Fee Simple
    17.13      Sq Ft                                       Fee Simple
    17.14      Sq Ft                                       Fee Simple
    17.15      Sq Ft                                       Fee Simple
    17.16      Sq Ft                                       Fee Simple
    17.17      Sq Ft                                       Fee Simple
    17.18      Sq Ft                                       Fee Simple
    17.19      Sq Ft                                       Fee Simple
    17.20      Sq Ft                                       Fee Simple
    17.21      Sq Ft                                       Fee Simple
    17.22      Sq Ft                                       Fee Simple
    17.23      Sq Ft                                       Fee Simple
    17.24      Sq Ft                                       Fee Simple
    17.25      Sq Ft                                       Fee Simple
    17.26      Sq Ft                                       Fee Simple
    17.27      Sq Ft                                       Fee Simple
    17.28      Sq Ft                                       Fee Simple
    17.29      Sq Ft                                       Fee Simple
    17.30      Sq Ft                                       Fee Simple
    17.31      Sq Ft                                       Fee Simple
    17.32      Sq Ft                                       Fee Simple
    17.33      Sq Ft                                       Fee Simple
    17.34      Sq Ft                                       Fee Simple
    17.35      Sq Ft                                       Fee Simple
    17.36      Sq Ft                                       Fee Simple
    17.37      Sq Ft                                       Fee Simple
      18       SQ FT                         23.46                                    57,102,000           57,102,000
    18.01      Sq Ft                                       Fee Simple
    18.02      Sq Ft                                       Fee Simple
    18.03      Sq Ft                                       Fee Simple
    18.04      Sq Ft                                       Fee Simple
    18.05      Sq Ft                                       Fee Simple
    18.06      Sq Ft                                        Leasehold
    18.07      Sq Ft                                       Fee Simple
    18.08      Sq Ft                                        Leasehold
    18.09      Sq Ft                                       Fee Simple
    18.10      Sq Ft                                        Leasehold
    18.11      Sq Ft                                       Fee Simple
    18.12      Sq Ft                                        Leasehold
    18.13      Sq Ft                                        Leasehold
      19       Sq Ft                        177.34         Fee Simple                 56,000,000           56,000,000
      20       ROOMS                    114,326.38                                    55,000,000           55,000,000
    20.01      Rooms                     46,587.73         Fee Simple
    20.02      Rooms                     27,076.13         Fee Simple
    20.03      Rooms                     26,992.80         Fee Simple
    20.04      Rooms                     27,128.33         Fee Simple
    20.05      Rooms                     25,621.69         Fee Simple
    20.06      Rooms                     14,687.38         Fee Simple
    20.07      Rooms                     15,862.53         Fee Simple
    20.08      Rooms                     15,621.32         Fee Simple
----------------------------------------------------------------------------------------------------------------------
      21       Sq Ft                        130.34         Fee Simple                 50,895,000           50,895,000
      22       Sq Ft                        197.14         Fee Simple                 47,500,000           47,500,000
      23       Rooms                    117,721.52         Fee Simple                 46,500,000           46,500,000
      24       Sq Ft                        126.97         Fee Simple                 10,456,000           10,456,000
      25       Sq Ft                        140.27         Fee Simple                  5,176,000            5,176,000
      26       Sq Ft                        142.09         Fee Simple                  4,632,000            4,632,000
      27       Sq Ft                        136.05         Fee Simple                  4,272,000            4,272,000
      28       Sq Ft                        121.42         Fee Simple                  3,752,000            3,752,000
      29       Sq Ft                        131.30         Fee Simple                  3,696,000            3,696,000
      30       Sq Ft                        111.68         Fee Simple                  3,576,000            3,576,000
      31       Sq Ft                        114.96         Fee Simple                  3,104,000            3,104,000
      32       Sq Ft                         54.14         Fee Simple                  2,336,000            2,336,000
----------------------------------------------------------------------------------------------------------------------
      33       Sq Ft                        121.78         Fee Simple                 40,000,000           40,000,000
      34       Sq Ft                        225.57         Fee Simple                 38,900,000           38,900,000
      35       Sq Ft                        175.60     Both Fee/Leasehold             35,500,000           35,500,000
      36       Sq Ft                        257.21         Fee Simple                 35,000,000           35,000,000
      37       UNITS                     63,432.84                                    34,000,000           34,000,000
    37.01      Units                                       Fee Simple
    37.02      Units                                       Fee Simple
----------------------------------------------------------------------------------------------------------------------
      38       Sq Ft                        401.30          Leasehold                 34,000,000           34,000,000
      39       Sq Ft                         87.58          Leasehold                 30,000,000           30,000,000
      40       Sq Ft                        121.92          Leasehold                 29,000,000           29,000,000
      41       Sq Ft                        171.63         Fee Simple                 28,500,000           28,500,000
      42       Units                     54,384.92         Fee Simple                 27,410,000           27,410,000
----------------------------------------------------------------------------------------------------------------------
      43       Sq Ft                        219.44         Fee Simple                 26,000,000           26,000,000
      44       Sq Ft                        146.01         Fee Simple                 25,300,000           25,300,000
      45       ROOMS                     42,884.77                                    25,000,000           24,958,938
    45.01      Rooms                                        Leasehold
    45.02      Rooms                                        Leasehold
      46       ROOMS                     47,396.78                                    24,800,000           24,615,228
    46.01      Rooms                                       Fee Simple
    46.02      Rooms                                        Leasehold
    46.03      Rooms                                       Fee Simple
    46.04      Rooms                                       Fee Simple
    46.05      Rooms                                       Fee Simple
    46.06      Rooms                                        Leasehold
    46.07      Rooms                                        Leasehold
    46.08      Rooms                                        Leasehold
    46.09      Rooms                                        Leasehold
    46.10      Rooms                                       Fee Simple
    46.11      Rooms                                       Fee Simple
      47       SQ FT                        119.55                                    21,920,000           21,920,000
    47.01      Sq Ft                                        Leasehold
    47.02      Sq Ft                                        Leasehold
----------------------------------------------------------------------------------------------------------------------
      48       Sq Ft                        150.37         Fee Simple                 21,000,000           21,000,000
      49       Units                     58,743.96         Fee Simple                 12,160,000           12,160,000
      50       Units                     49,356.73         Fee Simple                  8,440,000            8,440,000
      51       Sq Ft                         98.46          Leasehold                 20,000,000           20,000,000
      52       Sq Ft                        165.08         Fee Simple                 19,810,000           19,810,000
----------------------------------------------------------------------------------------------------------------------
      53       Sq Ft                         57.11         Fee Simple                 17,500,000           17,427,059
      54       Sq Ft                        122.42         Fee Simple                 19,380,000           19,380,000
      55       Sq Ft                        100.70         Fee Simple                 18,600,000           18,600,000
      56       Sq Ft                        153.26         Fee Simple                 18,100,000           18,100,000
      57       Sq Ft                        187.41         Fee Simple                 18,000,000           17,891,647
----------------------------------------------------------------------------------------------------------------------
      58       Sq Ft                        174.49         Fee Simple                 17,750,000           17,750,000
      59       Sq Ft                         78.40         Fee Simple                 17,600,000           17,600,000
      60       Sq Ft                        141.75         Fee Simple                 17,500,000           17,500,000
      61       Sq Ft                        165.20         Fee Simple                 16,900,000           16,900,000
      62       Sq Ft                        108.99         Fee Simple                 16,620,000           16,620,000
----------------------------------------------------------------------------------------------------------------------
      63       Sq Ft                        108.57         Fee Simple                 16,500,000           16,423,444
      64       Sq Ft                        140.66         Fee Simple                 16,100,000           16,003,085
      65       Sq Ft                        112.65          Leasehold                 15,900,000           15,804,289
      66       Rooms                    123,046.88         Fee Simple                 15,750,000           15,750,000
      67       Sq Ft                        123.17         Fee Simple                 15,625,000           15,625,000
----------------------------------------------------------------------------------------------------------------------
      68       Sq Ft                         91.07         Fee Simple                 15,250,000           15,250,000
      69       Sq Ft                        111.83          Leasehold                 15,000,000           15,000,000
      70       Sq Ft                        128.12         Fee Simple                 14,805,000           14,805,000
      71       Sq Ft                        112.63         Fee Simple                 14,460,000           14,460,000
      72       Units                     59,583.33         Fee Simple                 14,300,000           14,300,000
----------------------------------------------------------------------------------------------------------------------
      73       Sq Ft                         66.58         Fee Simple                 14,000,000           14,000,000
      74       Sq Ft                        127.71         Fee Simple                 14,000,000           14,000,000
      75       Rooms                     90,953.95         Fee Simple                 13,825,000           13,825,000
      76       Sq Ft                         44.41         Fee Simple                 13,600,000           13,600,000
      77       Sq Ft                        210.93         Fee Simple                 13,000,000           13,000,000
----------------------------------------------------------------------------------------------------------------------
      78       Sq Ft                        129.27         Fee Simple                 12,500,000           12,500,000
      79       Sq Ft                        111.26         Fee Simple                 12,500,000           12,500,000
      80       Sq Ft                        224.16         Fee Simple                 12,200,000           12,200,000
      81       Sq Ft                        214.38          Leasehold                 11,500,000           11,500,000
      82       Sq Ft                        283.80         Fee Simple                  8,150,000            8,150,000
      83       Sq Ft                        255.95         Fee Simple                  3,300,000            3,300,000
----------------------------------------------------------------------------------------------------------------------
      84       Rooms                    101,818.18         Fee Simple                 11,200,000           11,200,000
      85       Units                     47,965.22         Fee Simple                 11,032,000           11,032,000
      86       UNITS                      4,679.90                                    11,000,000           10,965,001
    86.01      Units                                       Fee Simple
    86.02      Units                                       Fee Simple
    86.03      Units                                       Fee Simple
    86.04      Units                                       Fee Simple
    86.05      Units                                       Fee Simple
      87       Sq Ft                        148.48         Fee Simple                 11,000,000           10,933,784
      88       Sq Ft                        136.57         Fee Simple                 10,900,000           10,834,386
----------------------------------------------------------------------------------------------------------------------
      89       Sq Ft                        118.04         Fee Simple                 10,700,000           10,700,000
      90       Sq Ft                        237.04         Fee Simple                 10,400,000           10,400,000
      91       Sq Ft                        125.15         Fee Simple                 10,300,000           10,300,000
      92       Sq Ft                         76.16         Fee Simple                 10,250,000           10,250,000
      93       Sq Ft                        132.60         Fee Simple                 10,240,000           10,240,000
----------------------------------------------------------------------------------------------------------------------
      94       Sq Ft                        134.96         Fee Simple                 10,200,000           10,200,000
      95       Sq Ft                        104.87         Fee Simple                 10,000,000           10,000,000
      96       Sq Ft                        103.61         Fee Simple                 10,000,000           10,000,000
      97       SQ FT                        134.17                                    10,000,000            9,968,889
    97.01      Sq Ft                                       Fee Simple
    97.02      Sq Ft                                       Fee Simple
      98       Sq Ft                        109.04         Fee Simple                  9,720,000            9,720,000
----------------------------------------------------------------------------------------------------------------------
      99       Sq Ft                        153.33         Fee Simple                  9,624,000            9,582,619
     100       SQ FT                         68.44                                     9,550,000            9,550,000
    100.01     Sq Ft                                        Leasehold
    100.02     Sq Ft                                        Leasehold
     101       Sq Ft                        165.64         Fee Simple                  9,244,000            9,244,000
     102       Sq Ft                         94.24         Fee Simple                  9,175,000            9,175,000
     103       Sq Ft                        260.25         Fee Simple                  9,082,000            9,082,000
----------------------------------------------------------------------------------------------------------------------
     104       Sq Ft                        193.94         Fee Simple                  9,000,000            9,000,000
     105       Sq Ft                        109.26         Fee Simple                  8,500,000            8,500,000
     106       Sq Ft                         97.34          Leasehold                  8,250,000            8,250,000
     107       Sq Ft                        190.12         Fee Simple                  8,175,000            8,175,000
     108       Sq Ft                        218.60         Fee Simple                  8,200,000            8,159,969
----------------------------------------------------------------------------------------------------------------------
     109       SQ FT                         57.91                                     7,900,000            7,900,000
    109.01     Sq Ft                         52.85         Fee Simple
    109.02     Sq Ft                         69.82         Fee Simple
     110       Units                     38,285.90         Fee Simple                  7,920,000            7,886,895
     111       Sq Ft                         98.19         Fee Simple                  7,720,000            7,720,000
     112       Sq Ft                        232.54         Fee Simple                  7,600,000            7,600,000
     113       Rooms                     74,257.43         Fee Simple                  7,500,000            7,500,000
----------------------------------------------------------------------------------------------------------------------
     114       Units                     28,846.15         Fee Simple                  7,500,000            7,500,000
     115       Rooms                     57,799.28          Leasehold                  7,500,000            7,456,107
     116       Units                     30,625.00         Fee Simple                  7,350,000            7,350,000
     117       Rooms                     48,553.14         Fee Simple                  7,250,000            7,234,418
     118       SQ FT                        232.95                                     7,200,000            7,190,329
    118.01     Sq Ft                                       Fee Simple
    118.02     Sq Ft                                       Fee Simple
    118.03     Sq Ft                                       Fee Simple
    118.04     Sq Ft                                       Fee Simple
----------------------------------------------------------------------------------------------------------------------
     119       Sq Ft                        123.40         Fee Simple                  7,160,000            7,160,000
     120       Sq Ft                        515.96         Fee Simple                  7,100,000            7,062,506
     121       Sq Ft                        137.17         Fee Simple                  7,100,000            7,057,261
     122       Sq Ft                        111.45         Fee Simple                  7,000,000            7,000,000
     123       SQ FT                        234.21                                     7,000,000            6,990,564
    123.01     Sq Ft                                       Fee Simple
    123.02     Sq Ft                                       Fee Simple
    123.03     Sq Ft                                       Fee Simple
    123.04     Sq Ft                                       Fee Simple
----------------------------------------------------------------------------------------------------------------------
     124       Sq Ft                         69.96         Fee Simple                  6,900,000            6,890,703
     125       Sq Ft                        145.88         Fee Simple                  6,825,000            6,825,000
     126       Units                     34,234.38         Fee Simple                  6,573,000            6,573,000
     127       Sq Ft                        142.86         Fee Simple                  6,500,000            6,500,000
     128       Sq Ft                         84.30         Fee Simple                  6,500,000            6,500,000
----------------------------------------------------------------------------------------------------------------------
     129       Sq Ft                         90.97         Fee Simple                  6,080,000            6,060,553
     130       Sq Ft                        145.10         Fee Simple                  6,000,000            6,000,000
     131       Units                     71,428.57         Fee Simple                  6,000,000            6,000,000
     132       Sq Ft                        155.56         Fee Simple                  5,880,000            5,880,000
     133       Sq Ft                         90.73         Fee Simple                  5,840,000            5,826,748
----------------------------------------------------------------------------------------------------------------------
     134       Sq Ft                        230.08         Fee Simple                  5,750,000            5,750,000
     135       Sq Ft                         94.57         Fee Simple                  5,700,000            5,674,269
     136       Sq Ft                        138.23         Fee Simple                  5,500,000            5,487,666
     137       Sq Ft                        144.73         Fee Simple                  5,375,000            5,375,000
     138       Sq Ft                        111.51         Fee Simple                  5,240,000            5,228,025
----------------------------------------------------------------------------------------------------------------------
     139       Units                     25,612.75         Fee Simple                  5,225,000            5,225,000
     140       Sq Ft                        121.10         Fee Simple                  5,200,000            5,200,000
     141       Sq Ft                        113.64          Leasehold                  5,200,000            5,200,000
     142       Units                     33,654.03         Fee Simple                  5,150,000            5,115,413
     143       Sq Ft                        133.65         Fee Simple                  5,000,000            5,000,000
----------------------------------------------------------------------------------------------------------------------
     144       Sq Ft                         61.19         Fee Simple                  4,692,000            4,681,330
     145       Units                     30,463.58         Fee Simple                  4,600,000            4,600,000
     146       Sq Ft                         65.23         Fee Simple                  4,530,000            4,530,000
     147       Rooms                     53,963.41         Fee Simple                  4,425,000            4,425,000
     148       Sq Ft                        115.33         Fee Simple                  4,370,000            4,370,000
----------------------------------------------------------------------------------------------------------------------
     149       Units                     43,200.00         Fee Simple                  4,320,000            4,320,000
     150       Sq Ft                         93.12         Fee Simple                  4,325,000            4,315,116
     151       Sq Ft                        286.29         Fee Simple                  4,270,000            4,270,000
     152       Sq Ft                        106.49         Fee Simple                  4,200,000            4,194,101
     153       Sq Ft                        145.03         Fee Simple                  4,110,000            4,110,000
----------------------------------------------------------------------------------------------------------------------
     154       UNITS                      6,146.93                                     4,100,000            4,100,000
    154.01     Units                      5,943.21         Fee Simple
    154.02     Units                      6,461.83         Fee Simple
     155       Sq Ft                        274.07         Fee Simple                  3,996,000            3,996,000
     156       Sq Ft                        149.91         Fee Simple                  4,000,000            3,987,564
     157       Sq Ft                        342.26         Fee Simple                  3,900,000            3,900,000
     158       Sq Ft                        363.57         Fee Simple                  3,900,000            3,900,000
----------------------------------------------------------------------------------------------------------------------
     159       Sq Ft                        215.33         Fee Simple                  3,900,000            3,900,000
     160       Sq Ft                        264.12         Fee Simple                  3,843,000            3,843,000
     161       Sq Ft                         77.55         Fee Simple                  3,800,000            3,800,000
     162       Sq Ft                        244.12         Fee Simple                  3,750,000            3,750,000
     163       Sq Ft                         33.98         Fee Simple                  3,665,000            3,656,604
----------------------------------------------------------------------------------------------------------------------
     164       Sq Ft                        207.35         Fee Simple                  3,500,000            3,483,542
     165       Sq Ft                        165.85         Fee Simple                  3,400,000            3,400,000
     166       Sq Ft                        101.74         Fee Simple                  3,267,927            3,267,927
     167       Units                      5,071.32         Fee Simple                  3,200,000            3,200,000
     168       Sq Ft                         42.12         Fee Simple                  3,200,000            3,192,669
----------------------------------------------------------------------------------------------------------------------
     169       Sq Ft                         47.19         Fee Simple                  3,135,000            3,127,818
     170       Sq Ft                         63.41         Fee Simple                  3,100,000            3,081,946
     171       Sq Ft                         92.32         Fee Simple                  3,000,000            3,000,000
     172       Sq Ft                        232.74         Fee Simple                  3,000,000            3,000,000
     173       Sq Ft                         86.82         Fee Simple                  3,000,000            2,992,668
----------------------------------------------------------------------------------------------------------------------
     174       Sq Ft                         53.51         Fee Simple                  2,850,000            2,845,980
     175       Units                     30,658.21         Fee Simple                  2,820,555            2,820,555
     176       Sq Ft                         41.77         Fee Simple                  2,800,000            2,787,710
     177       Units                      5,706.67         Fee Simple                  2,600,000            2,596,534
     178       Sq Ft                        210.17         Fee Simple                  2,500,000            2,500,000
----------------------------------------------------------------------------------------------------------------------
     179       Pads                      31,645.57         Fee Simple                  2,500,000            2,500,000
     180       Units                     34,444.44         Fee Simple                  2,480,000            2,480,000
     181       Sq Ft                         70.67         Fee Simple                  2,400,000            2,388,901
     182       Sq Ft                         71.62         Fee Simple                  2,300,000            2,300,000
     183       Pads                      16,193.44         Fee Simple                  2,100,000            2,088,954
----------------------------------------------------------------------------------------------------------------------
     184       Units                      4,225.11         Fee Simple                  2,100,000            2,087,207
     185       Sq Ft                         49.62         Fee Simple                  2,000,000            2,000,000
     186       Sq Ft                         44.34         Fee Simple                  2,000,000            1,997,206
     187       Sq Ft                         83.05          Leasehold                  1,400,000            1,395,254
     188       Sq Ft                         34.33         Fee Simple                  1,400,000            1,392,238

                   ALLOCATED CUT-OFF                                                   GROSS
   CONTROL           DATE BALANCE            % OF INITIAL           BALLOON           INTEREST           ADMINISTRATIVE
    NUMBER         (MULTI-PROPERTY)          POOL BALANCE           BALANCE           RATE (%)            FEE RATE (%)
-------------------------------------------------------------------------------------------------------------------------

      1                      215,500,000         5.5%                215,500,000      5.41000%              0.02050%
      2                                          5.5%                191,034,389      5.48700%              0.02050%
     2.01                     34,249,033
     2.02                     33,646,852
     2.03                     32,141,400
     2.04                     31,539,219
     2.05                     25,667,956
     2.06                     25,442,139
     2.07                     12,570,524
     2.08                     11,290,890
     2.09                      7,451,987
      3                                          4.8%                177,601,950      6.14000%              0.02050%
     3.01                     43,400,000
     3.02                     30,900,000
     3.03                     27,600,000
     3.04                     23,700,000
     3.05                     19,000,000
     3.06                     17,400,000
     3.07                     15,500,000
     3.08                     10,000,000
      4                                          3.6%                140,000,000      5.22000%              0.05050%
     4.01                     32,611,765
     4.02                     30,058,824
     4.03                     18,323,529
     4.04                     16,017,647
     4.05                     11,941,176
     4.06                      8,852,941
     4.07                      7,823,529
     4.08                      7,782,353
     4.09                      6,588,235
      5                      130,000,000         3.3%                121,049,031      5.66500%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      6                      129,255,976         3.3%                120,927,739      4.98308%              0.02050%
      7                      109,504,922         2.8%                102,022,036      5.38600%              0.02050%
      8                                          2.6%                103,000,000      5.53300%              0.02050%
     8.01                     19,200,000
     8.02                     18,900,000
     8.03                     17,300,000
     8.04                     15,800,000
     8.05                     11,000,000
     8.06                      7,600,000
     8.07                      7,000,000
     8.08                      6,200,000
      9                       94,100,000         2.4%                 94,100,000      5.68500%              0.02050%
      10                                         2.2%                 80,807,719      5.77500%              0.02050%
    10.01                      8,590,000
    10.02                      8,100,000
    10.03                      7,760,000
    10.04                      7,700,000
    10.05                      7,280,000
    10.06                      6,190,000
    10.07                      5,720,000
    10.08                      5,620,000
    10.09                      5,250,000
    10.10                      4,980,000
    10.11                      4,920,000
    10.12                      4,530,000
    10.13                      4,220,000
    10.14                      3,140,000
----------------------------------------------------------------------------------------------------------------------------
      11                                         2.1%                 78,420,858      6.62500%              0.02050%
    11.01                     52,000,000
    11.02                     23,500,000
    11.03                      5,500,000
      12                      80,000,000         2.1%                 74,406,036      5.58000%              0.02050%
      13                      79,700,000         2.0%                 79,700,000      5.54000%              0.02050%
      14                      73,070,000         1.9%                 67,467,102      6.38300%              0.02050%
      15                      71,100,000         1.8%                 65,985,876      5.43000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      16                      69,250,000         1.8%                 69,250,000      5.54000%              0.02050%
      17                                         1.8%                 68,740,000      6.50000%              0.02050%
    17.01                      5,942,224
    17.02                      4,962,152
    17.03                      3,437,105
    17.04                      3,227,650
    17.05                      3,023,309
    17.06                      2,822,806
    17.07                      2,403,357
    17.08                      2,370,245
    17.09                      2,318,987
    17.10                      2,281,218
    17.11                      2,256,849
    17.12                      2,192,192
    17.13                      1,855,496
    17.14                      1,824,236
    17.15                      1,807,016
    17.16                      1,712,263
    17.17                      1,701,555
    17.18                      1,660,118
    17.19                      1,635,341
    17.20                      1,605,403
    17.21                      1,500,614
    17.22                      1,471,702
    17.23                      1,376,483
    17.24                      1,236,531
    17.25                      1,155,136
    17.26                      1,148,835
    17.27                      1,076,636
    17.28                      1,076,308
    17.29                      1,069,617
    17.30                      1,028,130
    17.31                      1,020,806
    17.32                        985,794
    17.33                        969,040
    17.34                        785,945
    17.35                        754,740
    17.36                        658,688
    17.37                        385,475
      18                                         1.5%                 53,267,846      5.79500%              0.02050%
    18.01                     14,058,203
    18.02                     10,883,770
    18.03                      7,104,683
    18.04                      5,139,558
    18.05                      3,703,505
    18.06                      2,796,525
    18.07                      2,494,197
    18.08                      2,418,615
    18.09                      2,380,825
    18.10                      2,267,452
    18.11                      1,851,753
    18.12                      1,171,516
    18.13                        831,399
      19                      56,000,000         1.4%                 50,039,473      5.45300%              0.02050%
      20                                         1.4%                 49,097,623      5.48700%              0.02050%
    20.01                     15,280,776
    20.02                      9,774,483
    20.03                      7,396,026
    20.04                      6,402,287
    20.05                      5,457,420
    20.06                      3,730,595
    20.07                      3,537,344
    20.08                      3,421,069
----------------------------------------------------------------------------------------------------------------------------
      21                      50,895,000         1.3%                 48,979,316      5.82600%              0.02050%
      22                      47,500,000         1.2%                 42,490,120      5.50000%              0.02050%
      23                      46,500,000         1.2%                 45,460,581      6.25700%              0.02050%
      24                      10,456,000         0.3%                  9,375,017      5.60000%              0.02050%
      25                       5,176,000         0.1%                  4,640,884      5.60000%              0.02050%
      26                       4,632,000         0.1%                  4,153,125      5.60000%              0.02050%
      27                       4,272,000         0.1%                  3,830,344      5.60000%              0.02050%
      28                       3,752,000         0.1%                  3,364,104      5.60000%              0.02050%
      29                       3,696,000         0.1%                  3,313,893      5.60000%              0.02050%
      30                       3,576,000         0.1%                  3,206,298      5.60000%              0.02050%
      31                       3,104,000         0.1%                  2,783,096      5.60000%              0.02050%
      32                       2,336,000         0.1%                  2,094,495      5.60000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      33                      40,000,000         1.0%                 35,077,986      5.55000%              0.02050%
      34                      38,900,000         1.0%                 34,148,634      5.59000%              0.02050%
      35                      35,500,000         0.9%                 35,500,000      5.78000%              0.02050%
      36                      35,000,000         0.9%                 32,641,848      5.77700%              0.02050%
      37                                         0.9%                 30,749,988      6.05200%              0.02050%
    37.01                     20,000,000
    37.02                     14,000,000
----------------------------------------------------------------------------------------------------------------------------
      38                      34,000,000         0.9%                 32,663,580      5.63000%              0.02050%
      39                      30,000,000         0.8%                 26,029,582      5.11000%              0.02050%
      40                      29,000,000         0.7%                 26,064,663      5.74000%              0.02050%
      41                      28,500,000         0.7%                 25,548,346      5.59000%              0.06050%
      42                      27,410,000         0.7%                 27,410,000      5.28000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      43                      26,000,000         0.7%                 23,332,283      5.66300%              0.02050%
      44                      25,300,000         0.6%                 21,689,873      5.55000%              0.06050%
      45                                         0.6%                 19,903,771      6.86500%              0.02050%
    45.01                     12,978,648
    45.02                     11,980,290
      46                                         0.6%                 19,013,814      5.71000%              0.02050%
    46.01                      4,985,363
    46.02                      2,908,128
    46.03                      2,908,128
    46.04                      2,503,068
    46.05                      2,440,750
    46.06                      2,388,820
    46.07                      2,025,304
    46.08                      1,454,064
    46.09                      1,339,816
    46.10                        830,894
    46.11                        830,894
      47                                         0.6%                 19,778,813      5.93500%              0.02050%
    47.01                     12,480,000
    47.02                      9,440,000
----------------------------------------------------------------------------------------------------------------------------
      48                      21,000,000         0.5%                 19,652,116      6.03000%              0.02050%
      49                      12,160,000         0.3%                 10,580,204      5.22000%              0.02050%
      50                       8,440,000         0.2%                  7,343,497      5.22000%              0.02050%
      51                      20,000,000         0.5%                 17,408,939      5.24000%              0.02050%
      52                      19,810,000         0.5%                 19,810,000      5.46000%              0.06050%
----------------------------------------------------------------------------------------------------------------------------
      53                      17,427,059         0.4%                 14,748,041      5.79500%              0.02050%
      54                      19,380,000         0.5%                 17,012,866      5.59000%              0.02050%
      55                      18,600,000         0.5%                 17,279,370      5.50000%              0.02050%
      56                      18,100,000         0.5%                 16,271,150      5.74600%              0.02050%
      57                      17,891,647         0.5%                 13,827,196      5.77000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      58                      17,750,000         0.5%                 16,560,872      5.81200%              0.02050%
      59                      17,600,000         0.5%                 17,600,000      5.66000%              0.02050%
      60                      17,500,000         0.4%                 15,350,268      5.56000%              0.02050%
      61                      16,900,000         0.4%                 14,488,492      5.55000%              0.06050%
      62                      16,620,000         0.4%                 15,438,188      5.49000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      63                      16,423,444         0.4%                 10,699,708      5.72500%              0.02050%
      64                      16,003,085         0.4%                 12,367,658      5.77000%              0.02050%
      65                      15,804,289         0.4%                 12,214,024      5.77000%              0.02050%
      66                      15,750,000         0.4%                 13,916,873      5.87000%              0.02050%
      67                      15,625,000         0.4%                 13,743,943      6.54500%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      68                      15,250,000         0.4%                 14,134,751      5.34000%              0.02050%
      69                      15,000,000         0.4%                 14,410,524      5.61000%              0.02050%
      70                      14,805,000         0.4%                 13,802,389      5.73200%              0.02050%
      71                      14,460,000         0.4%                 12,915,673      5.43000%              0.07050%
      72                      14,300,000         0.4%                 14,300,000      5.62000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      73                      14,000,000         0.4%                 14,000,000      5.39500%              0.02050%
      74                      14,000,000         0.4%                 12,593,245      5.77800%              0.02050%
      75                      13,825,000         0.4%                 13,517,040      6.27000%              0.02050%
      76                      13,600,000         0.3%                 12,685,565      5.79000%              0.02050%
      77                      13,000,000         0.3%                 11,253,844      5.02000%              0.05050%
----------------------------------------------------------------------------------------------------------------------------
      78                      12,500,000         0.3%                 11,093,408      5.12500%              0.02050%
      79                      12,500,000         0.3%                 11,078,976      6.00500%              0.02050%
      80                      12,200,000         0.3%                 11,183,916      5.22000%              0.02050%
      81                      11,500,000         0.3%                 10,275,327      5.45000%              0.02050%
      82                       8,150,000         0.2%                  8,150,000      5.94500%              0.02050%
      83                       3,300,000         0.1%                  3,300,000      5.94500%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      84                      11,200,000         0.3%                  8,940,825      5.78000%              0.02050%
      85                      11,032,000         0.3%                  9,745,407      4.91000%              0.02050%
      86                                         0.3%                  8,432,301      5.71000%              0.02050%
    86.01                      2,960,329
    86.02                      2,680,497
    86.03                      2,209,201
    86.04                      1,597,988
    86.05                      1,516,985
      87                      10,933,784         0.3%                  8,449,952      5.77000%              0.02050%
      88                      10,834,386         0.3%                  8,373,135      5.77000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      89                      10,700,000         0.3%                  9,561,060      5.45000%              0.02050%
      90                      10,400,000         0.3%                  8,902,092      5.49000%              0.02050%
      91                      10,300,000         0.3%                  9,175,677      6.23700%              0.02050%
      92                      10,250,000         0.3%                  9,524,499      5.52000%              0.05050%
      93                      10,240,000         0.3%                  8,969,998      5.50000%              0.07050%
----------------------------------------------------------------------------------------------------------------------------
      94                      10,200,000         0.3%                 10,200,000      5.81000%              0.02050%
      95                      10,000,000         0.3%                 10,000,000      5.97000%              0.02050%
      96                      10,000,000         0.3%                 10,000,000      5.97000%              0.02050%
      97                                         0.3%                  7,709,138      5.87500%              0.02050%
    97.01                      5,881,644
    97.02                      4,087,244
      98                       9,720,000         0.2%                  8,961,516      4.98000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
      99                       9,582,619         0.2%                  8,070,132      5.63000%              0.02050%
     100                                         0.2%                  8,713,650      6.60500%              0.02050%
    100.01                     6,685,000
    100.02                     2,865,000
     101                       9,244,000         0.2%                  8,554,170      5.23000%              0.02050%
     102                       9,175,000         0.2%                  8,041,351      5.52000%              0.02050%
     103                       9,082,000         0.2%                  8,459,934      5.69000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     104                       9,000,000         0.2%                  9,000,000      5.53000%              0.07050%
     105                       8,500,000         0.2%                  7,934,137      5.84600%              0.02050%
     106                       8,250,000         0.2%                  7,327,420      5.16000%              0.06050%
     107                       8,175,000         0.2%                  7,633,672      5.86800%              0.02050%
     108                       8,159,969         0.2%                  5,218,614      5.25000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     109                                         0.2%                  7,900,000      5.57000%              0.07050%
    109.01                     5,058,772
    109.02                     2,841,228
     110                       7,886,895         0.2%                  6,671,533      5.78000%              0.02050%
     111                       7,720,000         0.2%                  6,819,012      5.85500%              0.02050%
     112                       7,600,000         0.2%                  7,037,762      5.28000%              0.05050%
     113                       7,500,000         0.2%                  7,500,000      6.45000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     114                       7,500,000         0.2%                  6,575,503      5.96500%              0.02050%
     115                       7,456,107         0.2%                  5,797,733      5.95500%              0.02050%
     116                       7,350,000         0.2%                  6,443,993      5.96500%              0.02050%
     117                       7,234,418         0.2%                  6,153,390      6.03500%              0.02050%
     118                                         0.2%                  6,085,117      5.89500%              0.02050%
    118.01                     1,996,330
    118.02                     1,987,090
    118.03                     1,757,626
    118.04                     1,449,283
----------------------------------------------------------------------------------------------------------------------------
     119                       7,160,000         0.2%                  7,160,000      5.34000%              0.02050%
     120                       7,062,506         0.2%                  5,945,111      5.58000%              0.02050%
     121                       7,057,261         0.2%                  5,454,061      5.77000%              0.02050%
     122                       7,000,000         0.2%                  6,641,195      5.88000%              0.02050%
     123                                         0.2%                  5,909,930      5.86000%              0.02050%
    123.01                     1,994,912
    123.02                     1,788,899
    123.03                     1,675,778
    123.04                     1,530,974
----------------------------------------------------------------------------------------------------------------------------
     124                       6,890,703         0.2%                  5,826,370      5.86500%              0.02050%
     125                       6,825,000         0.2%                  6,452,883      5.56000%              0.02050%
     126                       6,573,000         0.2%                  5,765,956      5.56000%              0.07050%
     127                       6,500,000         0.2%                  6,500,000      5.40000%              0.02050%
     128                       6,500,000         0.2%                  5,907,130      5.28500%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     129                       6,060,553         0.2%                  5,103,392      5.66000%              0.07050%
     130                       6,000,000         0.2%                  5,145,725      5.55000%              0.02050%
     131                       6,000,000         0.2%                  5,389,461      5.70700%              0.02050%
     132                       5,880,000         0.2%                  5,467,535      5.56300%              0.02050%
     133                       5,826,748         0.1%                  4,907,866      5.70300%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     134                       5,750,000         0.1%                  5,056,499      5.66000%              0.02050%
     135                       5,674,269         0.1%                  4,741,346      5.37000%              0.02050%
     136                       5,487,666         0.1%                  4,632,198      5.77500%              0.02050%
     137                       5,375,000         0.1%                  4,728,096      5.68000%              0.02050%
     138                       5,228,025         0.1%                  4,397,882      5.66000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     139                       5,225,000         0.1%                  4,437,929      5.21200%              0.02050%
     140                       5,200,000         0.1%                  4,654,148      5.53000%              0.02050%
     141                       5,200,000         0.1%                  4,838,064      5.61000%              0.02050%
     142                       5,115,413         0.1%                  4,277,200      5.32000%              0.02050%
     143                       5,000,000         0.1%                  4,475,143      5.53000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     144                       4,681,330         0.1%                  3,941,545      5.69000%              0.02050%
     145                       4,600,000         0.1%                  3,980,394      5.00000%              0.02050%
     146                       4,530,000         0.1%                  4,204,880      5.44000%              0.07050%
     147                       4,425,000         0.1%                  4,326,430      6.27000%              0.02050%
     148                       4,370,000         0.1%                  3,828,932      5.51000%              0.08050%
----------------------------------------------------------------------------------------------------------------------------
     149                       4,320,000         0.1%                  3,821,030      4.97000%              0.02050%
     150                       4,315,116         0.1%                  3,629,931      5.66000%              0.02050%
     151                       4,270,000         0.1%                  3,951,353      5.23000%              0.02050%
     152                       4,194,101         0.1%                  3,504,148      5.47000%              0.02050%
     153                       4,110,000         0.1%                  3,821,249      5.56000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     154                                         0.1%                  3,708,409      6.06000%              0.07050%
    154.01                     2,407,002
    154.02                     1,692,998
     155                       3,996,000         0.1%                  3,996,000      5.59000%              0.02050%
     156                       3,987,564         0.1%                  3,372,765      5.81000%              0.02050%
     157                       3,900,000         0.1%                  3,475,264      5.32000%              0.02050%
     158                       3,900,000         0.1%                  3,633,261      5.68000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     159                       3,900,000         0.1%                  3,485,642      5.46000%              0.02050%
     160                       3,843,000         0.1%                  3,843,000      5.57000%              0.02050%
     161                       3,800,000         0.1%                  3,533,441      5.56300%              0.02050%
     162                       3,750,000         0.1%                  3,289,343      5.56000%              0.02050%
     163                       3,656,604         0.1%                  3,074,593      5.64500%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     164                       3,483,542         0.1%                  2,891,079      5.15000%              0.02050%
     165                       3,400,000         0.1%                  3,019,250      6.09000%              0.02050%
     166                       3,267,927         0.1%                  2,872,842      5.65000%              0.02050%
     167                       3,200,000         0.1%                  2,723,452      5.71000%              0.02050%
     168                       3,192,669         0.1%                  2,684,502      5.64500%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     169                       3,127,818         0.1%                  2,629,973      5.64500%              0.02050%
     170                       3,081,946         0.1%                  2,555,107      5.08000%              0.09050%
     171                       3,000,000         0.1%                  2,585,975      4.85000%              0.02050%
     172                       3,000,000         0.1%                  2,786,473      5.49000%              0.07050%
     173                       2,992,668         0.1%                  2,485,949      5.25000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     174                       2,845,980         0.1%                  2,375,004      5.43200%              0.06050%
     175                       2,820,555         0.1%                  2,474,243      5.56000%              0.02050%
     176                       2,787,710         0.1%                  2,339,993      5.52000%              0.02050%
     177                       2,596,534         0.1%                  2,202,281      5.97000%              0.02050%
     178                       2,500,000         0.1%                  2,332,861      5.82000%              0.07050%
----------------------------------------------------------------------------------------------------------------------------
     179                       2,500,000         0.1%                  2,336,315      5.93000%              0.07050%
     180                       2,480,000         0.1%                  2,192,595      4.95000%              0.02050%
     181                       2,388,901         0.1%                  1,988,169      5.24000%              0.02050%
     182                       2,300,000         0.1%                  2,145,333      5.79000%              0.02050%
     183                       2,088,954         0.1%                  1,759,494      5.60000%              0.02050%
----------------------------------------------------------------------------------------------------------------------------
     184                       2,087,207         0.1%                  1,771,030      5.81800%              0.02050%
     185                       2,000,000         0.1%                  1,759,335      5.67500%              0.02050%
     186                       1,997,206         0.1%                  1,671,226      5.52000%              0.06050%
     187                       1,395,254         0.0%                  1,163,889      5.35000%              0.07050%
     188                       1,392,238         0.0%                  1,163,290      5.33300%              0.02050%

                                       MONTHLY                   ANNUAL                PARI PASSU         PARI PASSU
   CONTROL        NET INTEREST          DEBT                      DEBT                MONTHLY DEBT       ANNUAL DEBT
    NUMBER          RATE (%)         SERVICE ($)                SERVICE ($)            SERVICE ($)        SERVICE ($)
-----------------------------------------------------------------------------------------------------------------------

      1             5.38950%              985,039.53         11,820,474.36
      2             5.46650%            1,213,323.57         14,559,882.84
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
      3             6.11950%            1,224,161.92         14,689,943.04
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
      4             5.16950%            1,499,541.67         17,994,500.00             617,458.33         7,409,500.00
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      5             5.64450%              751,639.67          9,019,676.04
-----------------------------------------------------------------------------------------------------------------------
      6             4.96258%              691,148.64          8,293,783.68
      7             5.36550%              616,722.91          7,400,674.92
      8             5.51250%              481,511.89          5,778,142.64
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
     8.07
     8.08
      9             5.66450%              451,990.40          5,423,884.79
      10            5.75450%              491,536.06          5,898,432.72
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
-----------------------------------------------------------------------------------------------------------------------
      11            6.60450%              518,651.88          6,223,822.56
    11.01
    11.02
    11.03
      12            5.55950%              458,254.77          5,499,057.24
      13            5.51950%              373,058.73          4,476,704.72
      14            6.36250%              473,570.08          5,682,840.96
      15            5.40950%              400,580.88          4,806,970.56
-----------------------------------------------------------------------------------------------------------------------
      16            5.51950%              324,144.50          3,889,734.03
      17            6.47950%              377,513.08          4,530,156.94
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
      18            5.77450%              334,865.93          4,018,391.16
    18.01
    18.02
    18.03
    18.04
    18.05
    18.06
    18.07
    18.08
    18.09
    18.10
    18.11
    18.12
    18.13
      19            5.43250%              316,312.45          3,795,749.40
      20            5.46650%            1,366,406.45         16,396,877.40             311,835.50         3,742,026.00
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
-----------------------------------------------------------------------------------------------------------------------
      21            5.80550%              299,471.16          3,593,653.92
      22            5.47950%              269,699.78          3,236,397.36
      23            6.23650%              286,520.23          3,438,242.76
      24            5.57950%               60,025.70            720,308.40
      25            5.57950%               29,714.33            356,571.96
      26            5.57950%               26,591.34            319,096.08
      27            5.57950%               24,524.65            294,295.80
      28            5.57950%               21,539.44            258,473.28
      29            5.57950%               21,217.96            254,615.52
      30            5.57950%               20,529.07            246,348.84
      31            5.57950%               17,819.41            213,832.92
      32            5.57950%               13,410.49            160,925.88
-----------------------------------------------------------------------------------------------------------------------
      33            5.52950%              228,372.02          2,740,464.24
      34            5.56950%              223,071.47          2,676,857.64
      35            5.75950%              173,366.55          2,080,398.60
      36            5.75650%              204,851.22          2,458,214.64
      37            6.03150%              204,985.25          2,459,823.00
    37.01
    37.02
-----------------------------------------------------------------------------------------------------------------------
      38            5.60950%              195,830.52          2,349,966.24
      39            5.08950%              163,069.32          1,956,831.84
      40            5.71950%              169,051.95          2,028,623.40
      41            5.52950%              163,432.82          1,961,193.84
      42            5.25950%              122,279.06          1,467,348.67
-----------------------------------------------------------------------------------------------------------------------
      43            5.64250%              150,295.05          1,803,540.60
      44            5.48950%              144,445.29          1,733,343.48
      45            6.84450%              174,547.64          2,094,571.68
    45.01
    45.02
      46            5.68950%              672,439.94          8,069,279.28             155,419.48         1,865,033.76
    46.01
    46.02
    46.03
    46.04
    46.05
    46.06
    46.07
    46.08
    46.09
    46.10
    46.11
      47            5.91450%              130,506.85          1,566,082.20
    47.01
    47.02
-----------------------------------------------------------------------------------------------------------------------
      48            6.00950%              126,310.93          1,515,731.16
      49            5.19950%               66,922.20            803,066.40
      50            5.19950%               46,449.29            557,391.48
      51            5.21950%              110,316.90          1,323,802.80
      52            5.39950%               91,387.38          1,096,648.56
-----------------------------------------------------------------------------------------------------------------------
      53            5.77450%              102,626.07          1,231,512.84
      54            5.56950%              111,134.33          1,333,611.96
      55            5.47950%              105,608.75          1,267,305.00
      56            5.72550%              105,580.70          1,266,968.40
      57            5.74950%              113,456.79          1,361,481.48
-----------------------------------------------------------------------------------------------------------------------
      58            5.79150%              104,284.34          1,251,412.08
      59            5.63950%               84,166.30          1,009,995.60
      60            5.53950%              100,022.86          1,200,274.32
      61            5.48950%               96,487.17          1,157,846.04
      62            5.46950%               94,262.27          1,131,147.24
-----------------------------------------------------------------------------------------------------------------------
      63            5.70450%              115,608.41          1,387,300.92
      64            5.74950%              101,480.80          1,217,769.60
      65            5.74950%              100,220.16          1,202,641.92
      66            5.84950%               93,116.87          1,117,402.44
      67            6.52450%               99,223.49          1,190,681.88
-----------------------------------------------------------------------------------------------------------------------
      68            5.31950%               85,063.16          1,020,757.92
      69            5.58950%               86,206.46          1,034,477.52
      70            5.71150%               86,228.74          1,034,744.88
      71            5.35950%               81,468.35            977,620.20
      72            5.59950%               67,901.83            814,821.94
-----------------------------------------------------------------------------------------------------------------------
      73            5.37450%               63,815.86            765,790.28
      74            5.75750%               81,949.39            983,392.68
      75            6.24950%               85,302.82          1,023,633.84
      76            5.76950%               79,711.83            956,541.96
      77            4.96950%               69,945.80            839,349.60
-----------------------------------------------------------------------------------------------------------------------
      78            5.10450%               68,060.87            816,730.44
      79            5.98450%               74,984.00            899,808.00
      80            5.19950%               67,142.34            805,708.08
      81            5.42950%               64,935.43            779,225.16
      82            5.92450%               40,937.24            491,246.91
      83            5.92450%               16,575.82            198,909.79
-----------------------------------------------------------------------------------------------------------------------
      84            5.75950%               70,663.10            847,957.20
      85            4.88950%               58,616.84            703,402.08
      86            5.68950%               68,936.06            827,232.72
    86.01
    86.02
    86.03
    86.04
    86.05
      87            5.74950%               69,334.71            832,016.52
      88            5.74950%               68,704.39            824,452.68
-----------------------------------------------------------------------------------------------------------------------
      89            5.42950%               60,418.18            725,018.16
      90            5.46950%               58,984.82            707,817.84
      91            6.21650%               63,331.81            759,981.72
      92            5.46950%               58,327.06            699,924.72
      93            5.42950%               58,141.59            697,699.08
-----------------------------------------------------------------------------------------------------------------------
      94            5.78950%               50,070.90            600,850.83
      95            5.94950%               50,440.97            605,291.67
      96            5.94950%               50,440.97            605,291.67
      97            5.85450%               63,668.21            764,018.52
    97.01
    97.02
      98            4.95950%               52,060.32            624,723.84
-----------------------------------------------------------------------------------------------------------------------
      99            5.60950%               55,431.56            665,178.72
     100            6.58450%               65,110.27            781,323.24
    100.01
    100.02
     101            5.20950%               50,931.26            611,175.12
     102            5.49950%               52,209.83            626,517.96
     103            5.66950%               52,654.43            631,853.16
-----------------------------------------------------------------------------------------------------------------------
     104            5.45950%               42,051.04            504,612.48
     105            5.82550%               50,123.28            601,479.36
     106            5.09950%               45,098.01            541,176.12
     107            5.84750%               48,321.64            579,859.68
     108            5.22950%               55,255.22            663,062.64
-----------------------------------------------------------------------------------------------------------------------
     109            5.49950%               37,178.46            446,141.52
    109.01
    109.02
     110            5.75950%               46,370.02            556,440.24
     111            5.83450%               45,568.08            546,816.96
     112            5.22950%               42,108.81            505,305.72
     113            6.42950%               40,872.40            490,468.75
-----------------------------------------------------------------------------------------------------------------------
     114            5.94450%               44,797.66            537,571.92
     115            5.93450%               48,116.50            577,398.00
     116            5.94450%               43,901.71            526,820.52
     117            6.01450%               43,630.69            523,568.28
     118            5.87450%               42,682.79            512,193.48
    118.01
    118.02
    118.03
    118.04
-----------------------------------------------------------------------------------------------------------------------
     119            5.31950%               32,304.53            387,654.36
     120            5.55950%               40,670.11            488,041.32
     121            5.74950%               44,752.40            537,028.80
     122            5.85950%               41,430.02            497,160.24
     123            5.83950%               41,340.56            496,086.72
    123.01
    123.02
    123.03
    123.04
-----------------------------------------------------------------------------------------------------------------------
     124            5.84450%               40,772.02            489,264.24
     125            5.53950%               39,008.92            468,107.04
     126            5.48950%               37,568.59            450,823.08
     127            5.37950%               29,656.25            355,875.00
     128            5.26450%               36,034.28            432,411.36
-----------------------------------------------------------------------------------------------------------------------
     129            5.58950%               35,134.38            421,612.56
     130            5.52950%               35,222.86            422,674.32
     131            5.68650%               34,850.65            418,207.80
     132            5.54250%               33,618.78            403,425.36
     133            5.68250%               33,906.49            406,877.88
-----------------------------------------------------------------------------------------------------------------------
     134            5.63950%               33,227.42            398,729.04
     135            5.34950%               31,900.60            382,807.20
     136            5.75450%               32,183.91            386,206.92
     137            5.65950%               31,128.43            373,541.16
     138            5.63950%               30,280.29            363,363.48
-----------------------------------------------------------------------------------------------------------------------
     139            5.19150%               28,729.79            344,757.48
     140            5.50950%               29,622.98            355,475.76
     141            5.58950%               29,884.90            358,618.80
     142            5.29950%               28,662.19            343,946.28
     143            5.50950%               28,483.63            341,803.56
-----------------------------------------------------------------------------------------------------------------------
     144            5.66950%               27,202.66            326,431.92
     145            4.97950%               24,693.79            296,325.48
     146            5.36950%               25,550.57            306,606.84
     147            6.24950%               27,303.07            327,636.84
     148            5.42950%               24,839.81            298,077.72
-----------------------------------------------------------------------------------------------------------------------
     149            4.94950%               23,111.56            277,338.72
     150            5.63950%               24,992.80            299,913.60
     151            5.20950%               23,526.23            282,314.76
     152            5.44950%               23,768.14            285,217.68
     153            5.53950%               23,491.08            281,892.96
-----------------------------------------------------------------------------------------------------------------------
     154            5.98950%               24,739.95            296,879.40
    154.01
    154.02
     155            5.56950%               18,873.24            226,478.88
     156            5.78950%               23,495.60            281,947.20
     157            5.29950%               21,705.34            260,464.08
     158            5.65950%               22,586.21            271,034.52
-----------------------------------------------------------------------------------------------------------------------
     159            5.43950%               22,045.99            264,551.88
     160            5.54950%               18,085.67            217,028.04
     161            5.54250%               21,726.42            260,717.04
     162            5.53950%               21,433.47            257,201.64
     163            5.62450%               21,144.11            253,729.32
-----------------------------------------------------------------------------------------------------------------------
     164            5.12950%               19,110.92            229,331.04
     165            6.06950%               20,581.87            246,982.44
     166            5.62950%               18,863.64            226,363.68
     167            5.68950%               20,054.13            240,649.56
     168            5.62450%               18,461.43            221,537.16
-----------------------------------------------------------------------------------------------------------------------
     169            5.62450%               18,086.43            217,037.16
     170            4.98950%               16,793.37            201,520.44
     171            4.82950%               15,830.76            189,969.12
     172            5.41950%               17,014.85            204,178.20
     173            5.22950%               16,566.11            198,793.32
-----------------------------------------------------------------------------------------------------------------------
     174            5.37150%               16,060.61            192,727.32
     175            5.53950%               16,121.14            193,453.68
     176            5.49950%               15,933.25            191,199.00
     177            5.94950%               15,538.20            186,458.40
     178            5.74950%               14,700.68            176,408.16
-----------------------------------------------------------------------------------------------------------------------
     179            5.85950%               14,876.44            178,517.28
     180            4.92950%               13,237.50            158,850.00
     181            5.21950%               13,238.02            158,856.24
     182            5.76950%               13,480.67            161,768.04
     183            5.57950%               12,055.66            144,667.92
-----------------------------------------------------------------------------------------------------------------------
     184            5.79750%               12,345.90            148,150.80
     185            5.65450%               11,576.34            138,916.08
     186            5.45950%               11,380.89            136,570.68
     187            5.27950%                7,817.79             93,813.48
     188            5.31250%                7,802.98             93,635.76

                                                           INTEREST                           ORIGINAL INTEREST
   CONTROL                                                  ACCRUAL                              ONLY PERIOD
    NUMBER                AMORTIZATION TYPE                 METHOD           SEASONING              (MOS.)
--------------------------------------------------------------------------------------------------------------------

      1                     Interest Only                 Actual/360             0                   119
      2            INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             5                    35
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
      3            INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             1                    24
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
      4                     INTEREST ONLY                 ACTUAL/360             8                    84
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      5            Interest Only, Then Amortizing         Actual/360             2                    60
--------------------------------------------------------------------------------------------------------------------
      6                      Amortizing                   Actual/360             5                    0
      7                      Amortizing                   Actual/360             4                    0
      8                     INTEREST ONLY                 ACTUAL/360             4                   120
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
     8.07
     8.08
      9                     Interest Only                 Actual/360             1                    60
      10           INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             2                    24
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
--------------------------------------------------------------------------------------------------------------------
      11           INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             4                    24
    11.01
    11.02
    11.03
      12           Interest Only, Then Amortizing         Actual/360             3                    60
      13                    Interest Only                 Actual/360             4                    60
      14           Interest Only, Then Amortizing         Actual/360             2                    60
      15           Interest Only, Then Amortizing         Actual/360             4                    60
--------------------------------------------------------------------------------------------------------------------
      16                    Interest Only                 Actual/360             4                    60
      17                    INTEREST ONLY                 ACTUAL/360             0                    60
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
      18           INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             3                    60
    18.01
    18.02
    18.03
    18.04
    18.05
    18.06
    18.07
    18.08
    18.09
    18.10
    18.11
    18.12
    18.13
      19           Interest Only, Then Amortizing         Actual/360             1                    36
      20           INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             5                    35
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
--------------------------------------------------------------------------------------------------------------------
      21           Interest Only, Then Amortizing         Actual/360             2                    48
      22           Interest Only, Then Amortizing         Actual/360             3                    36
      23           Interest Only, Then Amortizing         Actual/360             2                    36
      24           Interest Only, Then Amortizing         Actual/360             0                    36
      25           Interest Only, Then Amortizing         Actual/360             0                    36
      26           Interest Only, Then Amortizing         Actual/360             0                    36
      27           Interest Only, Then Amortizing         Actual/360             0                    36
      28           Interest Only, Then Amortizing         Actual/360             0                    36
      29           Interest Only, Then Amortizing         Actual/360             0                    36
      30           Interest Only, Then Amortizing         Actual/360             0                    36
      31           Interest Only, Then Amortizing         Actual/360             0                    36
      32           Interest Only, Then Amortizing         Actual/360             0                    36
--------------------------------------------------------------------------------------------------------------------
      33           Interest Only, Then Amortizing         Actual/360             1                    24
      34           Interest Only, Then Amortizing         Actual/360             4                    24
      35                    Interest Only                 Actual/360             2                    60
      36           Interest Only, Then Amortizing         Actual/360             3                    60
      37           INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             3                    36
    37.01
    37.02
--------------------------------------------------------------------------------------------------------------------
      38           Interest Only, Then Amortizing         Actual/360             2                    84
      39           Interest Only, Then Amortizing         Actual/360             4                    24
      40           Interest Only, Then Amortizing         Actual/360             1                    36
      41           Interest Only, Then Amortizing         Actual/360             0                    36
      42                    Interest Only                 Actual/360             4                    84
--------------------------------------------------------------------------------------------------------------------
      43           Interest Only, Then Amortizing         Actual/360             1                    36
      44           Interest Only, Then Amortizing         Actual/360             2                    12
      45                     AMORTIZING                   ACTUAL/360             1                    0
    45.01
    45.02
      46                     AMORTIZING                   ACTUAL/360             5                    0
    46.01
    46.02
    46.03
    46.04
    46.05
    46.06
    46.07
    46.08
    46.09
    46.10
    46.11
      47           INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             4                    36
    47.01
    47.02
--------------------------------------------------------------------------------------------------------------------
      48           Interest Only, Then Amortizing         Actual/360             3                    60
      49           Interest Only, Then Amortizing         Actual/360             5                    24
      50           Interest Only, Then Amortizing         Actual/360             5                    24
      51           Interest Only, Then Amortizing         Actual/360             2                    24
      52                    Interest Only                 Actual/360             1                   120
--------------------------------------------------------------------------------------------------------------------
      53                     Amortizing                   Actual/360             4                    0
      54           Interest Only, Then Amortizing         Actual/360             4                    24
      55           Interest Only, Then Amortizing         Actual/360             4                    60
      56           Interest Only, Then Amortizing         Actual/360             4                    36
      57                     Amortizing                   Actual/360             4                    0
--------------------------------------------------------------------------------------------------------------------
      58           Interest Only, Then Amortizing         Actual/360             2                    36
      59                    Interest Only                 Actual/360             3                    60
      60           Interest Only, Then Amortizing         Actual/360             1                    24
      61           Interest Only, Then Amortizing         Actual/360             2                    12
      62           Interest Only, Then Amortizing         Actual/360             3                    60
--------------------------------------------------------------------------------------------------------------------
      63                     Amortizing                   Actual/360             2                    0
      64                     Amortizing                   Actual/360             4                    0
      65                     Amortizing                   Actual/360             4                    0
      66           Interest Only, Then Amortizing         Actual/360             4                    24
      67           Interest Only, Then Amortizing         Actual/360             2                    12
--------------------------------------------------------------------------------------------------------------------
      68           Interest Only, Then Amortizing         Actual/360             4                    60
      69           Interest Only, Then Amortizing         Actual/360             1                    24
      70           Interest Only, Then Amortizing         Actual/360             0                    60
      71           Interest Only, Then Amortizing         Actual/360             4                    36
      72                    Interest Only                 Actual/360             3                    66
--------------------------------------------------------------------------------------------------------------------
      73                    Interest Only                 Actual/360             2                   120
      74           Interest Only, Then Amortizing         Actual/360             2                    36
      75           Interest Only, Then Amortizing         Actual/360             3                    36
      76           Interest Only, Then Amortizing         Actual/360             4                    60
      77           Interest Only, Then Amortizing         Actual/360             2                    24
--------------------------------------------------------------------------------------------------------------------
      78           Interest Only, Then Amortizing         Actual/360             4                    36
      79           Interest Only, Then Amortizing         Actual/360             2                    24
      80           Interest Only, Then Amortizing         Actual/360             5                    30
      81           Interest Only, Then Amortizing         Actual/360             1                    36
      82                    Interest Only                 Actual/360             1                   120
      83                    Interest Only                 Actual/360             1                   120
--------------------------------------------------------------------------------------------------------------------
      84           Interest Only, Then Amortizing         Actual/360             5                    12
      85           Interest Only, Then Amortizing         Actual/360             5                    36
      86                     AMORTIZING                   ACTUAL/360             2                    0
    86.01
    86.02
    86.03
    86.04
    86.05
      87                     Amortizing                   Actual/360             4                    0
      88                     Amortizing                   Actual/360             4                    0
--------------------------------------------------------------------------------------------------------------------
      89           Interest Only, Then Amortizing         Actual/360             2                    36
      90           Interest Only, Then Amortizing         Actual/360             3                    12
      91           Interest Only, Then Amortizing         Actual/360             1                    24
      92           Interest Only, Then Amortizing         Actual/360             1                    60
      93           Interest Only, Then Amortizing         Actual/360             4                    24
--------------------------------------------------------------------------------------------------------------------
      94                    Interest Only                 Actual/360             2                    60
      95                    Interest Only                 Actual/360             2                    84
      96                    Interest Only                 Actual/360             2                    84
      97                     AMORTIZING                   ACTUAL/360             2                    0
    97.01
    97.02
      98           Interest Only, Then Amortizing         Actual/360             5                    60
--------------------------------------------------------------------------------------------------------------------
      99                     Amortizing                   Actual/360             4                    0
     100                     AMORTIZING                   ACTUAL/360             0                    0
    100.01
    100.02
     101           Interest Only, Then Amortizing         Actual/360             2                    60
     102           Interest Only, Then Amortizing         Actual/360             3                    24
     103           Interest Only, Then Amortizing         Actual/360             3                    60
--------------------------------------------------------------------------------------------------------------------
     104                    Interest Only                 Actual/360             1                   120
     105           Interest Only, Then Amortizing         Actual/360             1                    60
     106           Interest Only, Then Amortizing         Actual/360             3                    36
     107           Interest Only, Then Amortizing         Actual/360             3                    60
     108                     Amortizing                   Actual/360             2                    0
--------------------------------------------------------------------------------------------------------------------
     109                    INTEREST ONLY                 ACTUAL/360             3                    60
    109.01
    109.02
     110                     Amortizing                   Actual/360             4                    0
     111           Interest Only, Then Amortizing         Actual/360             2                    24
     112           Interest Only, Then Amortizing         Actual/360             1                    60
     113                    Interest Only                 Actual/360             1                    60
--------------------------------------------------------------------------------------------------------------------
     114           Interest Only, Then Amortizing         Actual/360             2                    18
     115                     Amortizing                   Actual/360             4                    0
     116           Interest Only, Then Amortizing         Actual/360             2                    18
     117                     Amortizing                   Actual/360             2                    0
     118                     AMORTIZING                   ACTUAL/360             1                    0
    118.01
    118.02
    118.03
    118.04
--------------------------------------------------------------------------------------------------------------------
     119                    Interest Only                 Actual/360             6                    60
     120                     Amortizing                   Actual/360             5                    0
     121                     Amortizing                   Actual/360             4                    0
     122           Interest Only, Then Amortizing         Actual/360             2                    36
     123                     AMORTIZING                   ACTUAL/360             1                    0
    123.01
    123.02
    123.03
    123.04
--------------------------------------------------------------------------------------------------------------------
     124                     Amortizing                   Actual/360             1                    0
     125           Interest Only, Then Amortizing         Actual/360             2                    12
     126           Interest Only, Then Amortizing         Actual/360             2                    24
     127                    Interest Only                 Actual/360             2                   120
     128           Interest Only, Then Amortizing         Actual/360             4                    48
--------------------------------------------------------------------------------------------------------------------
     129                     Amortizing                   Actual/360             3                    0
     130           Interest Only, Then Amortizing         Actual/360             9                    24
     131           Interest Only, Then Amortizing         Actual/360             2                    36
     132           Interest Only, Then Amortizing         Actual/360             3                    60
     133                     Amortizing                   Actual/360             2                    0
--------------------------------------------------------------------------------------------------------------------
     134           Interest Only, Then Amortizing         Actual/360             0                    24
     135                     Amortizing                   Actual/360             4                    0
     136                     Amortizing                   Actual/360             2                    0
     137           Interest Only, Then Amortizing         Actual/360             1                    24
     138                     Amortizing                   Actual/360             2                    0
--------------------------------------------------------------------------------------------------------------------
     139           Interest Only, Then Amortizing         Actual/360             3                    12
     140           Interest Only, Then Amortizing         Actual/360             2                    36
     141           Interest Only, Then Amortizing         Actual/360             1                    60
     142                     Amortizing                   Actual/360             6                    0
     143           Interest Only, Then Amortizing         Actual/360             2                    36
--------------------------------------------------------------------------------------------------------------------
     144                     Amortizing                   Actual/360             2                    0
     145           Interest Only, Then Amortizing         Actual/360             5                    24
     146           Interest Only, Then Amortizing         Actual/360             3                    60
     147           Interest Only, Then Amortizing         Actual/360             3                    36
     148           Interest Only, Then Amortizing         Actual/360             4                    24
--------------------------------------------------------------------------------------------------------------------
     149           Interest Only, Then Amortizing         Actual/360             4                    36
     150                     Amortizing                   Actual/360             2                    0
     151           Interest Only, Then Amortizing         Actual/360             2                    60
     152                     Amortizing                   Actual/360             1                    0
     153           Interest Only, Then Amortizing         Actual/360             1                    60
--------------------------------------------------------------------------------------------------------------------
     154           INTEREST ONLY, THEN AMORTIZING         ACTUAL/360             2                    36
    154.01
    154.02
     155                    Interest Only                 Actual/360             1                   120
     156                     Amortizing                   Actual/360             3                    0
     157           Interest Only, Then Amortizing         Actual/360             1                    36
     158           Interest Only, Then Amortizing         Actual/360             0                    60
--------------------------------------------------------------------------------------------------------------------
     159           Interest Only, Then Amortizing         Actual/360             4                    36
     160                    Interest Only                 Actual/360             4                   120
     161           Interest Only, Then Amortizing         Actual/360             3                    60
     162           Interest Only, Then Amortizing         Actual/360             1                    24
     163                     Amortizing                   Actual/360             2                    0
--------------------------------------------------------------------------------------------------------------------
     164                     Amortizing                   Actual/360             4                    0
     165           Interest Only, Then Amortizing         Actual/360             2                    24
     166           Interest Only, Then Amortizing         Actual/360             4                    24
     167           Interest Only, Then Amortizing         Actual/360             1                    36
     168                     Amortizing                   Actual/360             2                    0
--------------------------------------------------------------------------------------------------------------------
     169                     Amortizing                   Actual/360             2                    0
     170                     Amortizing                   Actual/360             5                    0
     171           Interest Only, Then Amortizing         Actual/360             5                    24
     172           Interest Only, Then Amortizing         Actual/360             1                    60
     173                     Amortizing                   Actual/360             2                    0
--------------------------------------------------------------------------------------------------------------------
     174                     Amortizing                   Actual/360             1                    0
     175           Interest Only, Then Amortizing         Actual/360             2                    24
     176                     Amortizing                   Actual/360             4                    0
     177                     Amortizing                   Actual/360             1                    0
     178           Interest Only, Then Amortizing         Actual/360             4                    60
--------------------------------------------------------------------------------------------------------------------
     179           Interest Only, Then Amortizing         Actual/360             2                    60
     180           Interest Only, Then Amortizing         Actual/360             4                    36
     181                     Amortizing                   Actual/360             4                    0
     182           Interest Only, Then Amortizing         Actual/360             2                    60
     183                     Amortizing                   Actual/360             5                    0
--------------------------------------------------------------------------------------------------------------------
     184                     Amortizing                   Actual/360             6                    0
     185           Interest Only, Then Amortizing         Actual/360             3                    24
     186                     Amortizing                   Actual/360             1                    0
     187                     Amortizing                   Actual/360             3                    0
     188                     Amortizing                   Actual/360             5                    0

                     REMAINING             ORIGINAL TERM TO               REMAINING                  ORIGINAL
   CONTROL         INTEREST ONLY               MATURITY                    TERM TO              AMORTIZATION TERM
    NUMBER         PERIOD (MOS.)                (MOS.)                 MATURITY (MOS.)                (MOS.)
-----------------------------------------------------------------------------------------------------------------------

      1                 119                      119                         119                        0
      2                 30                       120                         115                       360
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
      3                 23                        60                         59                        300
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
      4                 76                        84                         76                         0
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      5                 58                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
      6                  0                        56                         51                        360
      7                  0                        60                         56                        360
      8                 116                      120                         116                        0
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
     8.07
     8.08
      9                 59                        60                         59                         0
      10                22                        60                         58                        360
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
-----------------------------------------------------------------------------------------------------------------------
      11                20                        60                         56                        360
    11.01
    11.02
    11.03
      12                57                       120                         117                       360
      13                56                        60                         56                         0
      14                58                       120                         118                       324
      15                56                       120                         116                       360
-----------------------------------------------------------------------------------------------------------------------
      16                56                        60                         56                         0
      17                60                        60                         60                         0
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
      18                57                       120                         117                       360
    18.01
    18.02
    18.03
    18.04
    18.05
    18.06
    18.07
    18.08
    18.09
    18.10
    18.11
    18.12
    18.13
      19                35                       120                         119                       360
      20                30                       120                         115                       360
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
-----------------------------------------------------------------------------------------------------------------------
      21                46                        84                         82                        360
      22                33                       120                         117                       360
      23                34                        60                         58                        360
      24                36                       120                         120                       360
      25                36                       120                         120                       360
      26                36                       120                         120                       360
      27                36                       120                         120                       360
      28                36                       120                         120                       360
      29                36                       120                         120                       360
      30                36                       120                         120                       360
      31                36                       120                         120                       360
      32                36                       120                         120                       360
-----------------------------------------------------------------------------------------------------------------------
      33                23                       120                         119                       360
      34                20                       120                         116                       360
      35                58                        60                         58                         0
      36                57                       120                         117                       360
      37                33                       120                         117                       360
    37.01
    37.02
-----------------------------------------------------------------------------------------------------------------------
      38                82                       120                         118                       360
      39                20                       120                         116                       360
      40                35                       120                         119                       360
      41                36                       120                         120                       360
      42                80                        84                         80                         0
-----------------------------------------------------------------------------------------------------------------------
      43                35                       120                         119                       360
      44                10                       120                         118                       360
      45                 0                       120                         119                       300
    45.01
    45.02
      46                 0                       120                         115                       300
    46.01
    46.02
    46.03
    46.04
    46.05
    46.06
    46.07
    46.08
    46.09
    46.10
    46.11
      47                32                       120                         116                       360
    47.01
    47.02
-----------------------------------------------------------------------------------------------------------------------
      48                57                       120                         117                       360
      49                19                       120                         115                       360
      50                19                       120                         115                       360
      51                22                       120                         118                       360
      52                119                      120                         119                        0
-----------------------------------------------------------------------------------------------------------------------
      53                 0                       120                         116                       360
      54                20                       120                         116                       360
      55                56                       120                         116                       360
      56                32                       120                         116                       360
      57                 0                       120                         116                       300
-----------------------------------------------------------------------------------------------------------------------
      58                34                        96                         94                        360
      59                57                        60                         57                         0
      60                23                       120                         119                       360
      61                10                       120                         118                       360
      62                57                       120                         117                       360
-----------------------------------------------------------------------------------------------------------------------
      63                 0                       120                         118                       240
      64                 0                       120                         116                       300
      65                 0                       120                         116                       300
      66                20                       120                         116                       360
      67                10                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
      68                56                       120                         116                       360
      69                23                        60                         59                        360
      70                60                       120                         120                       360
      71                32                       120                         116                       360
      72                63                        66                         63                         0
-----------------------------------------------------------------------------------------------------------------------
      73                118                      120                         118                        0
      74                34                       120                         118                       360
      75                33                        60                         57                        360
      76                56                       120                         116                       360
      77                22                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
      78                32                       120                         116                       360
      79                22                       120                         118                       360
      80                25                        96                         91                        360
      81                35                       120                         119                       360
      82                119                      120                         119                        0
      83                119                      120                         119                        0
-----------------------------------------------------------------------------------------------------------------------
      84                 7                       120                         115                       300
      85                31                       120                         115                       360
      86                 0                       120                         118                       300
    86.01
    86.02
    86.03
    86.04
    86.05
      87                 0                       120                         116                       300
      88                 0                       120                         116                       300
-----------------------------------------------------------------------------------------------------------------------
      89                34                       120                         118                       360
      90                 9                       120                         117                       360
      91                23                       120                         119                       360
      92                59                       120                         119                       360
      93                20                       120                         116                       360
-----------------------------------------------------------------------------------------------------------------------
      94                58                        60                         58                         0
      95                82                        84                         82                         0
      96                82                        84                         82                         0
      97                 0                       120                         118                       300
    97.01
    97.02
      98                55                       120                         115                       360
-----------------------------------------------------------------------------------------------------------------------
      99                 0                       120                         116                       360
     100                 0                        60                         60                        300
    100.01
    100.02
     101                58                       120                         118                       360
     102                21                       120                         117                       360
     103                57                       120                         117                       360
-----------------------------------------------------------------------------------------------------------------------
     104                119                      120                         119                        0
     105                59                       120                         119                       360
     106                33                       120                         117                       360
     107                57                       120                         117                       360
     108                 0                       120                         118                       240
-----------------------------------------------------------------------------------------------------------------------
     109                57                        60                         57                         0
    109.01
    109.02
     110                 0                       120                         116                       360
     111                22                       120                         118                       360
     112                59                       120                         119                       360
     113                59                        60                         59                         0
-----------------------------------------------------------------------------------------------------------------------
     114                16                       120                         118                       360
     115                 0                       120                         116                       300
     116                16                       120                         118                       360
     117                 0                       120                         118                       360
     118                 0                       120                         119                       360
    118.01
    118.02
    118.03
    118.04
-----------------------------------------------------------------------------------------------------------------------
     119                54                        60                         54                         0
     120                 0                       120                         115                       360
     121                 0                       120                         116                       300
     122                34                        84                         82                        360
     123                 0                       120                         119                       360
    123.01
    123.02
    123.03
    123.04
-----------------------------------------------------------------------------------------------------------------------
     124                 0                       120                         119                       360
     125                10                        60                         58                        360
     126                22                       120                         118                       360
     127                118                      120                         118                        0
     128                44                       120                         116                       360
-----------------------------------------------------------------------------------------------------------------------
     129                 0                       120                         117                       360
     130                15                       120                         111                       336
     131                34                       120                         118                       360
     132                57                       120                         117                       360
     133                 0                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
     134                24                       120                         120                       360
     135                 0                       120                         116                       360
     136                 0                       120                         118                       360
     137                23                       120                         119                       360
     138                 0                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
     139                 9                       120                         117                       360
     140                34                       120                         118                       360
     141                59                       120                         119                       360
     142                 0                       120                         114                       360
     143                34                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
     144                 0                       120                         118                       360
     145                19                       120                         115                       360
     146                57                       120                         117                       360
     147                33                        60                         57                        360
     148                20                       120                         116                       360
-----------------------------------------------------------------------------------------------------------------------
     149                32                       120                         116                       360
     150                 0                       120                         118                       360
     151                58                       120                         118                       360
     152                 0                       120                         119                       360
     153                59                       120                         119                       360
-----------------------------------------------------------------------------------------------------------------------
     154                34                       120                         118                       360
    154.01
    154.02
     155                119                      120                         119                        0
     156                 0                       120                         117                       360
     157                35                       120                         119                       360
     158                60                       120                         120                       360
-----------------------------------------------------------------------------------------------------------------------
     159                32                       120                         116                       360
     160                116                      120                         116                        0
     161                57                       120                         117                       360
     162                23                       120                         119                       360
     163                 0                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
     164                 0                       120                         116                       360
     165                22                       120                         118                       360
     166                20                       120                         116                       360
     167                35                       120                         119                       300
     168                 0                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
     169                 0                       120                         118                       360
     170                 0                       120                         115                       360
     171                19                       120                         115                       360
     172                59                       120                         119                       360
     173                 0                       120                         118                       360
-----------------------------------------------------------------------------------------------------------------------
     174                 0                       120                         119                       360
     175                22                       120                         118                       360
     176                 0                       120                         116                       360
     177                 0                       120                         119                       360
     178                56                       120                         116                       360
-----------------------------------------------------------------------------------------------------------------------
     179                58                       120                         118                       360
     180                32                       120                         116                       360
     181                 0                       120                         116                       360
     182                58                       120                         118                       360
     183                 0                       120                         115                       360
-----------------------------------------------------------------------------------------------------------------------
     184                 0                       120                         114                       360
     185                21                       120                         117                       360
     186                 0                       120                         119                       360
     187                 0                       120                         117                       360
     188                 0                       120                         115                       360

                       REMAINING
   CONTROL         AMORTIZATION TERM                               FIRST                LAST IO             FIRST P&I
    NUMBER              (MOS.)               NOTE DATE         PAYMENT DATE          PAYMENT DATE          PAYMENT DATE
----------------------------------------------------------------------------------------------------------------------------

      1                    0                 2/15/2006           4/6/2006              2/6/2016
      2                   360                9/26/2005           11/6/2005             9/6/2008             10/6/2008
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
      3                   300                1/9/2006            3/6/2006              2/6/2008              3/6/2008
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
      4                    0                 6/30/2005           8/6/2005              7/6/2012
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      5                   360               12/28/2005           2/6/2006              1/6/2011              2/6/2011
----------------------------------------------------------------------------------------------------------------------------
      6                   355                9/9/2005            11/6/2005                                  11/6/2005
      7                   356                11/1/2005           12/6/2005                                  12/6/2005
      8                    0                10/17/2005           12/6/2005             11/6/2015
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
     8.07
     8.08
      9                    0                 1/10/2006           3/6/2006              2/6/2011
      10                  360               12/29/2005           2/6/2006              1/6/2008              2/6/2008
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
----------------------------------------------------------------------------------------------------------------------------
      11                  360                10/7/2005           12/6/2005             11/6/2007            12/6/2007
    11.01
    11.02
    11.03
      12                  360               11/17/2005           1/6/2006              12/6/2010             1/6/2011
      13                   0                10/20/2005           12/6/2005             11/6/2010
      14                  324                12/8/2005           2/6/2006              1/6/2011              2/6/2011
      15                  360                10/7/2005           12/6/2005             11/6/2010            12/6/2010
----------------------------------------------------------------------------------------------------------------------------
      16                   0                10/20/2005           12/6/2005             11/6/2010
      17                   0                 1/26/2006           4/6/2006              3/6/2011
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
      18                  360                12/1/2005           1/6/2006              12/6/2010             1/6/2011
    18.01
    18.02
    18.03
    18.04
    18.05
    18.06
    18.07
    18.08
    18.09
    18.10
    18.11
    18.12
    18.13
      19                  360                1/31/2006           3/6/2006              2/6/2009              3/6/2009
      20                  360                9/26/2005           11/6/2005             9/6/2008             10/6/2008
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
----------------------------------------------------------------------------------------------------------------------------
      21                  360               12/14/2005           2/6/2006              1/6/2010              2/6/2010
      22                  360               11/22/2005           1/6/2006              12/6/2008             1/6/2009
      23                  360               12/14/2005           2/6/2006              1/6/2009              2/6/2009
      24                  360                2/15/2006           4/6/2006              3/6/2009              4/6/2009
      25                  360                2/2/2006            4/6/2006              3/6/2009              4/6/2009
      26                  360                2/2/2006            4/6/2006              3/6/2009              4/6/2009
      27                  360                2/2/2006            4/6/2006              3/6/2009              4/6/2009
      28                  360                2/15/2006           4/6/2006              3/6/2009              4/6/2009
      29                  360                2/2/2006            4/6/2006              3/6/2009              4/6/2009
      30                  360                2/15/2006           4/6/2006              3/6/2009              4/6/2009
      31                  360                2/2/2006            4/6/2006              3/6/2009              4/6/2009
      32                  360                2/15/2006           4/6/2006              3/6/2009              4/6/2009
----------------------------------------------------------------------------------------------------------------------------
      33                  360                1/25/2006           3/6/2006              2/6/2008              3/6/2008
      34                  360               10/31/2005           12/6/2005             11/6/2007            12/6/2007
      35                   0                 12/9/2005           2/6/2006              1/6/2011
      36                  360               11/29/2005           1/6/2006              12/6/2010             1/6/2011
      37                  360                12/2/2005           1/6/2006              12/6/2008             1/6/2009
    37.01
    37.02
----------------------------------------------------------------------------------------------------------------------------
      38                  360               12/20/2005           2/6/2006              1/6/2013              2/6/2013
      39                  360               10/20/2005           12/6/2005             11/6/2007            12/6/2007
      40                  360                1/11/2006           3/6/2006              2/6/2009              3/6/2009
      41                  360                2/10/2006           4/1/2006              3/1/2009              4/1/2009
      42                   0                10/17/2005           12/6/2005             11/6/2012
----------------------------------------------------------------------------------------------------------------------------
      43                  360                1/9/2006            3/6/2006              2/6/2009              3/6/2009
      44                  360               12/27/2005           2/6/2006              1/6/2007              2/6/2007
      45                  299                1/18/2006           3/6/2006                                    3/6/2006
    45.01
    45.02
      46                  295                9/21/2005           11/6/2005                                  11/6/2005
    46.01
    46.02
    46.03
    46.04
    46.05
    46.06
    46.07
    46.08
    46.09
    46.10
    46.11
      47                  360               10/24/2005           12/6/2005             11/6/2008            12/6/2008
    47.01
    47.02
----------------------------------------------------------------------------------------------------------------------------
      48                  360                12/1/2005           1/6/2006              12/6/2010             1/6/2011
      49                  360                9/29/2005           11/6/2005             10/6/2007            11/6/2007
      50                  360                9/29/2005           11/6/2005             10/6/2007            11/6/2007
      51                  360               12/30/2005           2/6/2006              1/6/2008              2/6/2008
      52                   0                 1/20/2006           3/1/2006              2/1/2016
----------------------------------------------------------------------------------------------------------------------------
      53                  356               10/12/2005           12/6/2005                                  12/6/2005
      54                  360               10/12/2005           12/6/2005             11/6/2007            12/6/2007
      55                  360                11/2/2005           12/6/2005             11/6/2010            12/6/2010
      56                  360               10/19/2005           12/6/2005             11/6/2008            12/6/2008
      57                  296               10/28/2005           12/6/2005                                  12/6/2005
----------------------------------------------------------------------------------------------------------------------------
      58                  360                12/7/2005           2/6/2006              1/6/2009              2/6/2009
      59                   0                 11/7/2005           1/6/2006              12/6/2010
      60                  360                1/12/2006           3/6/2006              2/6/2008              3/6/2008
      61                  360               12/27/2005           2/6/2006              1/6/2007              2/6/2007
      62                  360                12/1/2005           1/6/2006              12/6/2010             1/6/2011
----------------------------------------------------------------------------------------------------------------------------
      63                  238               12/29/2005           2/6/2006                                    2/6/2006
      64                  296               10/28/2005           12/6/2005                                  12/6/2005
      65                  296               10/28/2005           12/6/2005                                  12/6/2005
      66                  360               10/18/2005           12/6/2005             11/6/2007            12/6/2007
      67                  360               12/13/2005           2/6/2006              1/6/2007              2/6/2007
----------------------------------------------------------------------------------------------------------------------------
      68                  360               10/11/2005           12/6/2005             11/6/2010            12/6/2010
      69                  360                1/18/2006           3/6/2006              2/6/2008              3/6/2008
      70                  360                2/10/2006           4/6/2006              3/6/2011              4/6/2011
      71                  360               10/19/2005           12/6/2005             11/6/2008            12/6/2008
      72                   0                 11/9/2005           1/6/2006              6/6/2011
----------------------------------------------------------------------------------------------------------------------------
      73                   0                12/19/2005           2/6/2006              1/6/2016
      74                  360               12/19/2005           2/6/2006              1/6/2009              2/6/2009
      75                  360                12/2/2005           1/6/2006              12/6/2008             1/6/2009
      76                  360               10/31/2005           12/6/2005             11/6/2010            12/6/2010
      77                  360               12/19/2005           2/6/2006              1/6/2008              2/6/2008
----------------------------------------------------------------------------------------------------------------------------
      78                  360               10/17/2005           12/6/2005             11/6/2008            12/6/2008
      79                  360                12/2/2005           2/6/2006              1/6/2008              2/6/2008
      80                  360                9/22/2005           11/6/2005             4/6/2008              5/6/2008
      81                  360                1/26/2006           3/6/2006              2/6/2009              3/6/2009
      82                   0                 1/10/2006           3/6/2006              2/6/2016
      83                   0                 1/10/2006           3/6/2006              2/6/2016
----------------------------------------------------------------------------------------------------------------------------
      84                  300                9/30/2005           11/6/2005             10/6/2006            11/6/2006
      85                  360                9/20/2005           11/6/2005             10/6/2008            11/6/2008
      86                  298               12/28/2005           2/6/2006                                    2/6/2006
    86.01
    86.02
    86.03
    86.04
    86.05
      87                  296               10/28/2005           12/6/2005                                  12/6/2005
      88                  296               10/28/2005           12/6/2005                                  12/6/2005
----------------------------------------------------------------------------------------------------------------------------
      89                  360                1/3/2006            2/6/2006              1/6/2009              2/6/2009
      90                  360               11/30/2005           1/6/2006              12/6/2006             1/6/2007
      91                  360                1/11/2006           3/6/2006              2/6/2008              3/6/2008
      92                  360                2/1/2006            3/6/2006              2/6/2011              3/6/2011
      93                  360               10/20/2005           12/6/2005             11/6/2007            12/6/2007
----------------------------------------------------------------------------------------------------------------------------
      94                   0                 12/6/2005           2/6/2006              1/6/2011
      95                   0                12/15/2005           2/6/2006              1/6/2013
      96                   0                12/15/2005           2/6/2006              1/6/2013
      97                  298                1/4/2006            2/6/2006                                    2/6/2006
    97.01
    97.02
      98                  360                10/5/2005           11/6/2005             10/6/2010            11/6/2010
----------------------------------------------------------------------------------------------------------------------------
      99                  356               10/28/2005           12/6/2005                                  12/6/2005
     100                  300                2/17/2006           4/6/2006                                    4/6/2006
    100.01
    100.02
     101                  360               12/13/2005           2/6/2006              1/6/2011              2/6/2011
     102                  360               11/21/2005           1/6/2006              12/6/2007             1/6/2008
     103                  360               11/17/2005           1/6/2006              12/6/2010             1/6/2011
----------------------------------------------------------------------------------------------------------------------------
     104                   0                 1/25/2006           3/1/2006              2/1/2016
     105                  360                1/13/2006           3/6/2006              2/6/2011              3/6/2011
     106                  360               11/15/2005           1/1/2006              12/1/2008             1/1/2009
     107                  360                12/1/2005           1/6/2006              12/6/2010             1/6/2011
     108                  238               12/21/2005           2/6/2006                                    2/6/2006
----------------------------------------------------------------------------------------------------------------------------
     109                   0                11/15/2005           1/1/2006              12/1/2010
    109.01
    109.02
     110                  356                11/4/2005           12/6/2005                                  12/6/2005
     111                  360                12/2/2005           2/6/2006              1/6/2008              2/6/2008
     112                  360                1/13/2006           3/6/2006              2/6/2011              3/6/2011
     113                   0                 1/18/2006           3/6/2006              2/6/2011
----------------------------------------------------------------------------------------------------------------------------
     114                  360                1/5/2006            2/6/2006              7/6/2007              8/6/2007
     115                  296                11/1/2005           12/6/2005                                  12/6/2005
     116                  360                1/5/2006            2/6/2006              7/6/2007              8/6/2007
     117                  358               12/29/2005           2/6/2006                                    2/6/2006
     118                  359                1/11/2006           3/6/2006                                    3/6/2006
    118.01
    118.02
    118.03
    118.04
----------------------------------------------------------------------------------------------------------------------------
     119                   0                 9/1/2005            10/6/2005             9/6/2010
     120                  355                9/28/2005           11/6/2005                                  11/6/2005
     121                  296               10/28/2005           12/6/2005                                  12/6/2005
     122                  360               12/22/2005           2/6/2006              1/6/2009              2/6/2009
     123                  359                2/2/2006            3/6/2006                                    3/6/2006
    123.01
    123.02
    123.03
    123.04
----------------------------------------------------------------------------------------------------------------------------
     124                  359                2/1/2006            3/6/2006                                    3/6/2006
     125                  360               12/29/2005           2/6/2006              1/6/2007              2/6/2007
     126                  360               12/21/2005           2/6/2006              1/6/2008              2/6/2008
     127                   0                12/29/2005           2/6/2006              1/6/2016
     128                  360               10/25/2005           12/6/2005             11/6/2009            12/6/2009
----------------------------------------------------------------------------------------------------------------------------
     129                  357               11/29/2005           1/1/2006                                    1/1/2006
     130                  336                5/31/2005           7/6/2005              6/6/2007              7/6/2007
     131                  360               12/13/2005           2/6/2006              1/6/2009              2/6/2009
     132                  360               11/22/2005           1/6/2006              12/6/2010             1/6/2011
     133                  358               12/20/2005           2/6/2006                                    2/6/2006
----------------------------------------------------------------------------------------------------------------------------
     134                  360                2/10/2006           4/6/2006              3/6/2008              4/6/2008
     135                  356                11/1/2005           12/6/2005                                  12/6/2005
     136                  358                12/9/2005           2/6/2006                                    2/6/2006
     137                  360                2/1/2006            3/6/2006              2/6/2008              3/6/2008
     138                  358               12/19/2005           2/6/2006                                    2/6/2006
----------------------------------------------------------------------------------------------------------------------------
     139                  360                12/1/2005           1/6/2006              12/6/2006             1/6/2007
     140                  360               12/20/2005           2/6/2006              1/6/2009              2/6/2009
     141                  360                1/31/2006           3/6/2006              2/6/2011              3/6/2011
     142                  354                8/19/2005           10/6/2005                                  10/6/2005
     143                  360               12/20/2005           2/6/2006              1/6/2009              2/6/2009
----------------------------------------------------------------------------------------------------------------------------
     144                  358                12/8/2005           2/6/2006                                    2/6/2006
     145                  360                9/29/2005           11/6/2005             10/6/2007            11/6/2007
     146                  360               11/22/2005           1/6/2006              12/6/2010             1/6/2011
     147                  360                12/2/2005           1/6/2006              12/6/2008             1/6/2009
     148                  360               10/21/2005           12/1/2005             11/1/2007            12/1/2007
----------------------------------------------------------------------------------------------------------------------------
     149                  360               10/18/2005           12/6/2005             11/6/2008            12/6/2008
     150                  358               12/19/2005           2/6/2006                                    2/6/2006
     151                  360               12/13/2005           2/6/2006              1/6/2011              2/6/2011
     152                  359                1/12/2006           3/6/2006                                    3/6/2006
     153                  360                1/17/2006           3/1/2006              2/1/2011              3/1/2011
----------------------------------------------------------------------------------------------------------------------------
     154                  360               12/14/2005           2/6/2006              1/6/2009              2/6/2009
    154.01
    154.02
     155                   0                 1/12/2006           3/6/2006              2/6/2016
     156                  357                11/8/2005           1/6/2006                                    1/6/2006
     157                  360                1/17/2006           3/6/2006              2/6/2009              3/6/2009
     158                  360                2/9/2006            4/6/2006              3/6/2011              4/6/2011
----------------------------------------------------------------------------------------------------------------------------
     159                  360               10/21/2005           12/6/2005             11/6/2008            12/6/2008
     160                   0                 11/2/2005           12/6/2005             11/6/2015
     161                  360               11/22/2005           1/6/2006              12/6/2010             1/6/2011
     162                  360                1/13/2006           3/6/2006              2/6/2008              3/6/2008
     163                  358               12/21/2005           2/6/2006                                    2/6/2006
----------------------------------------------------------------------------------------------------------------------------
     164                  356               10/28/2005           12/6/2005                                  12/6/2005
     165                  360                12/5/2005           2/6/2006              1/6/2008              2/6/2008
     166                  360               10/14/2005           12/6/2005             11/6/2007            12/6/2007
     167                  300                1/19/2006           3/6/2006              2/6/2009              3/6/2009
     168                  358               12/21/2005           2/6/2006                                    2/6/2006
----------------------------------------------------------------------------------------------------------------------------
     169                  358               12/21/2005           2/6/2006                                    2/6/2006
     170                  355                9/27/2005           11/1/2005                                  11/1/2005
     171                  360                9/27/2005           11/6/2005             10/6/2007            11/6/2007
     172                  360                1/19/2006           3/6/2006              2/6/2011              3/6/2011
     173                  358               12/15/2005           2/6/2006                                    2/6/2006
----------------------------------------------------------------------------------------------------------------------------
     174                  359                1/12/2006           3/1/2006                                    3/1/2006
     175                  360               12/21/2005           2/6/2006              1/6/2008              2/6/2008
     176                  356                11/1/2005           12/6/2005                                  12/6/2005
     177                  359                1/17/2006           3/6/2006                                    3/6/2006
     178                  360                11/3/2005           12/6/2005             11/6/2010            12/6/2010
----------------------------------------------------------------------------------------------------------------------------
     179                  360               12/29/2005           2/6/2006              1/6/2011              2/6/2011
     180                  360               10/18/2005           12/6/2005             11/6/2008            12/6/2008
     181                  356               10/28/2005           12/6/2005                                  12/6/2005
     182                  360               12/30/2005           2/6/2006              1/6/2011              2/6/2011
     183                  355                10/4/2005           11/6/2005                                  11/6/2005
----------------------------------------------------------------------------------------------------------------------------
     184                  354                8/11/2005           10/6/2005                                  10/6/2005
     185                  360               11/21/2005           1/6/2006              12/6/2007             1/6/2008
     186                  359                1/12/2006           3/1/2006                                    3/1/2006
     187                  357               11/18/2005           1/6/2006                                    1/6/2006
     188                  355                8/25/2005           11/6/2005                                  11/6/2005

                                                                                                      GRACE
   CONTROL                               PAYMENT           ARD                                        PERIOD-
    NUMBER         MATURITY DATE          DATE          (YES / NO)                                   LATE FEE
------------------------------------------------------------------------------------------------------------------------------------

      1              2/6/2016               6               No                                          0
      2              10/6/2015              6               NO                3 DAYS GRACE NO MORE THAN TWO TIMES PER CALENDAR YEAR
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
      3              2/6/2011               6               NO                                          0
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
      4              7/6/2012               6               NO                                          0
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      5              1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      6              6/6/2010               6               No                                          0
      7              11/6/2010              6               No                                          0
      8              11/6/2015              6               NO                                          0
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
     8.07
     8.08
      9              2/6/2011               6               No                                          0
      10             1/6/2011               6               NO                                          0
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
------------------------------------------------------------------------------------------------------------------------------------
      11             11/6/2010              6               NO                                          0
    11.01
    11.02
    11.03
      12             12/6/2015              6               No                                          0
      13             11/6/2010              6               No                                          0
      14             1/6/2016               6               No                                          0
      15             11/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      16             11/6/2010              6               No                                          0
      17             3/6/2011               6               NO                                          0
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
      18             12/6/2015              6               NO                                          0
    18.01
    18.02
    18.03
    18.04
    18.05
    18.06
    18.07
    18.08
    18.09
    18.10
    18.11
    18.12
    18.13
      19             2/6/2016               6               No                                          0
      20             10/6/2015              6               NO                3 DAYS GRACE NO MORE THAN TWO TIMES PER CALENDAR YEAR
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
------------------------------------------------------------------------------------------------------------------------------------
      21             1/6/2013               6               No                                          0
      22             12/6/2015              6               No                                          0
      23             1/6/2011               6               No                                          0
      24             3/6/2016               6               No                                          0
      25             3/6/2016               6               No                                          0
      26             3/6/2016               6               No                                          0
      27             3/6/2016               6               No                                          0
      28             3/6/2016               6               No                                          0
      29             3/6/2016               6               No                                          15
      30             3/6/2016               6               No                                          0
      31             3/6/2016               6               No                                          0
      32             3/6/2016               6               No                                          15
------------------------------------------------------------------------------------------------------------------------------------
      33             2/6/2016               6               No                                          0
      34             11/6/2015              6               No                                          0
      35             1/6/2011               6               No                                          0
      36             12/6/2015              6               No                                          0
      37             12/6/2015              6               NO                                          0
    37.01
    37.02
------------------------------------------------------------------------------------------------------------------------------------
      38             1/6/2016               6               No                                          0
      39             11/6/2015              6               No                                          0
      40             2/6/2016               6               No                                          0
      41             3/1/2016               1               No                                          5
      42             11/6/2012              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      43             2/6/2016               6               No                                          0
      44             1/6/2016               6               No                                          0
      45             2/6/2016               6               NO                                          0
    45.01
    45.02
      46             10/6/2015              6               NO                                          0
    46.01
    46.02
    46.03
    46.04
    46.05
    46.06
    46.07
    46.08
    46.09
    46.10
    46.11
      47             11/6/2015              6               NO                                          0
    47.01
    47.02
------------------------------------------------------------------------------------------------------------------------------------
      48             12/6/2015              6               No                                          0
      49             10/6/2015              6               No                                          0
      50             10/6/2015              6               No                                          0
      51             1/6/2016               6               No                                          0
      52             2/1/2016               1               No                                          5
------------------------------------------------------------------------------------------------------------------------------------
      53             11/6/2015              6               No                                          0
      54             11/6/2015              6               No                                          0
      55             11/6/2015              6               No                                          0
      56             11/6/2015              6               No                                          0
      57             11/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      58             1/6/2014               6               No                                          0
      59             12/6/2010              6               No                                          0
      60             2/6/2016               6               No                                          0
      61             1/6/2016               6               No                                          0
      62             12/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      63             1/6/2016               6               No                                          0
      64             11/6/2015              6               No                                          0
      65             11/6/2015              6               No                                          0
      66             11/6/2015              6               No                                          0
      67             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      68             11/6/2015              6               No                                          15
      69             2/6/2011               6               No                                          0
      70             3/6/2016               6               No                                          0
      71             11/6/2015              6               No                                          0
      72             6/6/2011               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      73             1/6/2016               6               No                                          0
      74             1/6/2016               6               No                                          0
      75             12/6/2010              6               No                                          0
      76             11/6/2015              6               No                                          5
      77             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      78             11/6/2015              6               No                                          5
      79             1/6/2016               6               No                                          0
      80             10/6/2013              6               No                                          0
      81             2/6/2016               6               No                                          0
      82             2/6/2016               6                                                           0
      83             2/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      84             10/6/2015              6               No                                          0
      85             10/6/2015              6               No                                          0
      86             1/6/2016               6               NO                                          0
    86.01
    86.02
    86.03
    86.04
    86.05
      87             11/6/2015              6               No                                          0
      88             11/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      89             1/6/2016               6               No                                          0
      90             12/6/2015              6               No                                          0
      91             2/6/2016               6               No                                          0
      92             2/6/2016               6               No                                          0
      93             11/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      94             1/6/2011               6               No                                          0
      95             1/6/2013               6               No                                          0
      96             1/6/2013               6               No                                          0
      97             1/6/2016               6               NO                                          0
    97.01
    97.02
      98             10/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
      99             11/6/2015              6               No                                          0
     100             3/6/2011               6               NO                                          0
    100.01
    100.02
     101             1/6/2016               6               No                                          0
     102             12/6/2015              6               No                                          0
     103             12/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     104             2/1/2016               1               No                                          5
     105             2/6/2016               6               No                                          0
     106             12/1/2015              1               No                                          5
     107             12/6/2015              6               No                                          5
     108             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     109             12/1/2010              1               NO                                          5
    109.01
    109.02
     110             11/6/2015              6               No                                          0
     111             1/6/2016               6               No                                          0
     112             2/6/2016               6               No                                          0
     113             2/6/2011               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     114             1/6/2016               6               No                                          0
     115             11/6/2015              6               No                                          0
     116             1/6/2016               6               No                                          0
     117             1/6/2016               6               No                                          0
     118             2/6/2016               6               NO                                          0
    118.01
    118.02
    118.03
    118.04
------------------------------------------------------------------------------------------------------------------------------------
     119             9/6/2010               6               No                                          0
     120             10/6/2015              6               No                                          0
     121             11/6/2015              6               No                                          15
     122             1/6/2013               6               No                                          0
     123             2/6/2016               6               NO                                          0
    123.01
    123.02
    123.03
    123.04
------------------------------------------------------------------------------------------------------------------------------------
     124             2/6/2016               6               No                                          0
     125             1/6/2011               6               No                                          0
     126             1/6/2016               6               No                                          0
     127             1/6/2016               6               No                                          0
     128             11/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     129             12/1/2015              1               No                                          5
     130             6/6/2015               6               No                                          15
     131             1/6/2016               6               No                                          0
     132             12/6/2015              6               No                                          0
     133             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     134             3/6/2016               6               No                                          0
     135             11/6/2015              6               No                                          0
     136             1/6/2016               6               No                                          0
     137             2/6/2016               6               No                                          0
     138             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     139             12/6/2015              6               No                                          0
     140             1/6/2016               6               No                                          15
     141             2/6/2016               6               No                                          0
     142             9/6/2015               6               No                                          15
     143             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     144             1/6/2016               6               No                                          0
     145             10/6/2015              6               No                                          0
     146             12/6/2015              6               No                                          0
     147             12/6/2010              6               No                                          0
     148             11/1/2015              1               No                                          5
------------------------------------------------------------------------------------------------------------------------------------
     149             11/6/2015              6               No                                          0
     150             1/6/2016               6               No                                          0
     151             1/6/2016               6               No                                          0
     152             2/6/2016               6               No                                          0
     153             2/1/2016               1               No                                          5
------------------------------------------------------------------------------------------------------------------------------------
     154             1/6/2016               6               NO                                          0
    154.01
    154.02
     155             2/6/2016               6               No                                          0
     156             12/6/2015              6               No                                          0
     157             2/6/2016               6               No                                          0
     158             3/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     159             11/6/2015              6               No                                          0
     160             11/6/2015              6               No                                          0
     161             12/6/2015              6               No                                          0
     162             2/6/2016               6               No                                          0
     163             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     164             11/6/2015              6               No                                          0
     165             1/6/2016               6               No                                          0
     166             11/6/2015              6               No                                          0
     167             2/6/2016               6               No                                          0
     168             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     169             1/6/2016               6               No                                          0
     170             10/1/2015              1               No                                          5
     171             10/6/2015              6               No                                          0
     172             2/6/2016               6               No                                          0
     173             1/6/2016               6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     174             2/1/2016               1               No                                          5
     175             1/6/2016               6               No                                          0
     176             11/6/2015              6               No                                          0
     177             2/6/2016               6               No                                          0
     178             11/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     179             1/6/2016               6               No                                          0
     180             11/6/2015              6               No                                          0
     181             11/6/2015              6               No                                          0
     182             1/6/2016               6               No                                          0
     183             10/6/2015              6               No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     184             9/6/2015               6               No                                          0
     185             12/6/2015              6               No                                          0
     186             2/1/2016               1               No                                          5
     187             12/6/2015              6               No                                          0
     188             10/6/2015              6               No                                          0

                                              GRACE
   CONTROL                                   PERIOD-
    NUMBER                                   DEFAULT                                          PREPAYMENT PROVISION (1)
-----------------------------------------------------------------------------------------------------------------------------------

      1                                         0                                           Lockout/24_Defeasance/90_0%/5
      2                                         0                                           LOCKOUT/29_DEFEASANCE/84_0%/7
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
      3                                        10                                           LOCKOUT/25_DEFEASANCE/31_0%/4
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
      4                                         0                                           LOCKOUT/32_DEFEASANCE/48_0%/4
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      5                                         0                                           Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      6             3 days grace no more than two times in a 12 month period                Lockout/29_Defeasance/20_0%/7
      7             3 days grace no more than two times in a 12 month period                Lockout/28_Defeasance/25_0%/7
      8                                         0                                           LOCKOUT/28_DEFEASANCE/88_0%/4
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
     8.07
     8.08
      9                                         0                                           Lockout/25_Defeasance/32_0%/3
      10                                        0                                           LOCKOUT/26_DEFEASANCE/30_0%/4
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
-----------------------------------------------------------------------------------------------------------------------------------
      11                                        0                                           LOCKOUT/28_DEFEASANCE/28_0%/4
    11.01
    11.02
    11.03
      12                                        0                                           Lockout/27_Defeasance/89_0%/4
      13                                        0                                           Lockout/28_Defeasance/28_0%/4
      14                                        0                                           Lockout/26_Defeasance/90_0%/4
      15                                        0                                           Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      16                                        0                                           Lockout/28_Defeasance/28_0%/4
      17                                        0                                           LOCKOUT/24_DEFEASANCE/33_0%/3
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
      18                                        0                                           LOCKOUT/27_DEFEASANCE/90_0%/3
    18.01
    18.02
    18.03
    18.04
    18.05
    18.06
    18.07
    18.08
    18.09
    18.10
    18.11
    18.12
    18.13
      19                                        0                                           Lockout/25_Defeasance/92_0%/3
      20                                        0                                           LOCKOUT/29_DEFEASANCE/84_0%/7
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
-----------------------------------------------------------------------------------------------------------------------------------
      21                                        0                                           Lockout/26_Defeasance/54_0%/4
      22                                        0                                           Lockout/27_>YM or 1%/89_0%/4
      23                                        0                                           Lockout/26_Defeasance/30_0%/4
      24                                        0                                           Lockout/24_Defeasance/92_0%/4
      25                                        0                                           Lockout/24_Defeasance/92_0%/4
      26                                        0                                           Lockout/24_Defeasance/92_0%/4
      27                                        0                                           Lockout/24_Defeasance/92_0%/4
      28                                        0                                           Lockout/24_Defeasance/92_0%/4
      29                                        0                                           Lockout/24_Defeasance/92_0%/4
      30                                        0                                           Lockout/24_Defeasance/92_0%/4
      31                                        0                                           Lockout/24_Defeasance/92_0%/4
      32                                        0                                           Lockout/24_Defeasance/92_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      33                                        0                                           Lockout/25_Defeasance/91_0%/4
      34                                        0                                           Lockout/28_Defeasance/88_0%/4
      35                                        0                                           Lockout/26_Defeasance/30_0%/4
      36                                        0                                           Lockout/27_Defeasance/90_0%/3
      37                                        0                                           LOCKOUT/27_DEFEASANCE/89_0%/4
    37.01
    37.02
-----------------------------------------------------------------------------------------------------------------------------------
      38                                        0                                           Lockout/26_Defeasance/90_0%/4
      39                                        0                                           Lockout/28_Defeasance/88_0%/4
      40                                        0                                           Lockout/25_Defeasance/91_0%/4
      41                                        5                                           Lockout/24_Defeasance/92_0%/4
      42                                        0                                           Lockout/28_Defeasance/52_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      43                                        0                                           Lockout/25_Defeasance/91_0%/4
      44                                        0                                           Lockout/26_Defeasance/90_0%/4
      45                                        0                                           LOCKOUT/25_DEFEASANCE/92_0%/3
    45.01
    45.02
      46                                        0                                           LOCKOUT/29_DEFEASANCE/88_0%/3
    46.01
    46.02
    46.03
    46.04
    46.05
    46.06
    46.07
    46.08
    46.09
    46.10
    46.11
      47                                        0                                           LOCKOUT/28_DEFEASANCE/88_0%/4
    47.01
    47.02
-----------------------------------------------------------------------------------------------------------------------------------
      48                                        0                                           Lockout/27_Defeasance/89_0%/4
      49                                        0                                           Lockout/29_Defeasance/87_0%/4
      50                                        0                                           Lockout/29_Defeasance/87_0%/4
      51                                        0                                           Lockout/26_Defeasance/87_0%/7
      52                                        5                                           Lockout/25_Defeasance/90_0%/5
-----------------------------------------------------------------------------------------------------------------------------------
      53                                        0                                           Lockout/28_Defeasance/89_0%/3
      54                                        0                                           Lockout/28_Defeasance/89_0%/3
      55                                        0                                           Lockout/28_Defeasance/89_0%/3
      56                                        0                                           Lockout/28_Defeasance/88_0%/4
      57                                        0                                           Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      58                                        0                                           Lockout/26_Defeasance/66_0%/4
      59                                        0                                           Lockout/27_Defeasance/29_0%/4
      60                                        0                                           Lockout/25_Defeasance/91_0%/4
      61                                        0                                           Lockout/26_Defeasance/90_0%/4
      62                                        0                                           Lockout/27_Defeasance/89_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      63                                        0                                           Lockout/26_Defeasance/90_0%/4
      64                                        0                                           Lockout/28_Defeasance/88_0%/4
      65                                        0                                           Lockout/28_Defeasance/88_0%/4
      66                                        0                                           Lockout/28_Defeasance/88_0%/4
      67                                        0                                           Lockout/26_Defeasance/91_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
      68                                        0                                           Lockout/28_Defeasance/88_0%/4
      69                                        0                                           Lockout/25_Defeasance/31_0%/4
      70                                        0                                           Lockout/24_Defeasance/92_0%/4
      71                                        0                                           Lockout/28_Defeasance/88_0%/4
      72                                        0                                           Lockout/27_Defeasance/32_0%/7
-----------------------------------------------------------------------------------------------------------------------------------
      73                                        0                                           Lockout/26_Defeasance/90_0%/4
      74                                        0                                           Lockout/26_Defeasance/91_0%/3
      75                                        0                                           Lockout/27_Defeasance/29_0%/4
      76                                        0                                           Lockout/28_Defeasance/88_0%/4
      77                                        0                                           Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      78                                        0                                           Lockout/28_Defeasance/88_0%/4
      79                                        0                                           Lockout/26_Defeasance/90_0%/4
      80                                        0                                           Lockout/29_Defeasance/62_0%/5
      81                                        0                                           Lockout/25_Defeasance/92_0%/3
      82                                        0                                           Lockout/25_Defeasance/91_0%/4
      83                                        0                                           Lockout/25_Defeasance/91_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      84                                        0                                           Lockout/29_Defeasance/87_0%/4
      85                                        0                                           Lockout/29_Defeasance/87_0%/4
      86                                        0                                           LOCKOUT/26_DEFEASANCE/90_0%/4
    86.01
    86.02
    86.03
    86.04
    86.05
      87                                        0                                           Lockout/28_Defeasance/88_0%/4
      88                                        0                                           Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      89                                        0                                           Lockout/26_Defeasance/90_0%/4
      90                                        0                                           Lockout/27_Defeasance/89_0%/4
      91                                        0                                           Lockout/25_Defeasance/91_0%/4
      92                                        0                                           Lockout/25_Defeasance/91_0%/4
      93                                        0                                           Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      94                                        0                                           Lockout/26_Defeasance/31_0%/3
      95                                        0                                           Lockout/26_Defeasance/55_0%/3
      96                                        0                                           Lockout/26_Defeasance/55_0%/3
      97                                        0                                           LOCKOUT/26_DEFEASANCE/91_0%/3
    97.01
    97.02
      98                                        0                                           Lockout/29_Defeasance/87_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
      99                                        0                                           Lockout/28_Defeasance/88_0%/4
     100                                        0                                         > YM OR 8%/24_DEFEASANCE/33_0%/3
    100.01
    100.02
     101                                        0                                           Lockout/26_Defeasance/90_0%/4
     102                                        0                                           Lockout/27_Defeasance/89_0%/4
     103                                        0                                           Lockout/27_Defeasance/88_0%/5
-----------------------------------------------------------------------------------------------------------------------------------
     104                                        5                                          Lockout/25_Defeasance/82_0%/13
     105                                        0                                           Lockout/25_Defeasance/91_0%/4
     106                                        5                                           Lockout/27_Defeasance/89_0%/4
     107                                        0                                           Lockout/27_Defeasance/90_0%/3
     108                                        0                                           Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     109                                        5                                           LOCKOUT/27_DEFEASANCE/29_0%/4
    109.01
    109.02
     110                                        0                                           Lockout/28_Defeasance/88_0%/4
     111                                        0                                           Lockout/26_Defeasance/90_0%/4
     112                                        0                                           Lockout/25_Defeasance/91_0%/4
     113                                        0                                           Lockout/25_Defeasance/31_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     114                                        0                                           Lockout/26_Defeasance/90_0%/4
     115                                        0                                           Lockout/28_Defeasance/88_0%/4
     116                                        0                                           Lockout/26_Defeasance/90_0%/4
     117                                        0                                           Lockout/26_Defeasance/90_0%/4
     118                                        0                                           LOCKOUT/36_> YM OR 1%/80_0%/4
    118.01
    118.02
    118.03
    118.04
-----------------------------------------------------------------------------------------------------------------------------------
     119                                        0                                           Lockout/30_Defeasance/26_0%/4
     120                                        0                                           Lockout/29_Defeasance/87_0%/4
     121                                        0                                           Lockout/28_Defeasance/88_0%/4
     122                                        0                                           Lockout/26_Defeasance/54_0%/4
     123                                        0                                           LOCKOUT/36_> YM OR 1%/80_0%/4
    123.01
    123.02
    123.03
    123.04
-----------------------------------------------------------------------------------------------------------------------------------
     124                                        0                                           Lockout/25_Defeasance/91_0%/4
     125                                        0                                           Lockout/26_>YM or 1%/30_0%/4
     126                                        0                                           Lockout/26_Defeasance/90_0%/4
     127                                        0                                           Lockout/26_Defeasance/90_0%/4
     128                                        0                                           Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     129                                        5                                           Lockout/27_Defeasance/89_0%/4
     130                                        0                                         Lockout/36_> YM+1% or 2%/80_0%/4
     131                                        0                                           Lockout/26_Defeasance/91_0%/3
     132                                        0                                           Lockout/27_Defeasance/89_0%/4
     133                                        0                                           Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     134                                        0                                           Lockout/24_Defeasance/92_0%/4
     135                                        0                                           Lockout/28_Defeasance/88_0%/4
     136                                        0                                           Lockout/26_Defeasance/90_0%/4
     137                                        0                                           Lockout/25_Defeasance/91_0%/4
     138                                        0                                           Lockout/59_> YM or 1%/57_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     139                                        0                                           Lockout/27_Defeasance/89_0%/4
     140                                        0                                           Lockout/26_Defeasance/90_0%/4
     141                                        0                                           Lockout/25_Defeasance/91_0%/4
     142                                        0                                           Lockout/30_Defeasance/86_0%/4
     143                                        0                                           Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     144                                        0                                           Lockout/26_Defeasance/90_0%/4
     145                                        0                                           Lockout/29_Defeasance/87_0%/4
     146                                        0                                           Lockout/23_>YM or 1%/93_0%/4
     147                                        0                                           Lockout/27_Defeasance/29_0%/4
     148                                        5                                           Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     149                                        0                                           Lockout/28_Defeasance/88_0%/4
     150                                        0                                           Lockout/59_> YM or 1%/57_0%/4
     151                                        0                                           Lockout/26_Defeasance/90_0%/4
     152                                        0                                           Lockout/25_Defeasance/91_0%/4
     153                                        5                                           Lockout/25_Defeasance/91_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     154                                        0                                           LOCKOUT/26_DEFEASANCE/90_0%/4
    154.01
    154.02
     155                                        0                                           Lockout/25_Defeasance/91_0%/4
     156                                        0                                           Lockout/27_Defeasance/89_0%/4
     157                                        0                                           Lockout/25_Defeasance/91_0%/4
     158                                        0                                           Lockout/24_Defeasance/92_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     159                                        0                                           Lockout/28_Defeasance/88_0%/4
     160                                        0                                           Lockout/28_Defeasance/88_0%/4
     161                                        0                                           Lockout/27_Defeasance/89_0%/4
     162                                        0                                           Lockout/25_Defeasance/91_0%/4
     163                                        0                                           Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     164                                        0                                           Lockout/28_Defeasance/88_0%/4
     165                                        0                                           Lockout/26_Defeasance/91_0%/3
     166                                        0                                           Lockout/28_Defeasance/88_0%/4
     167                                        0                                           Lockout/36_> YM or 1%/80_0%/4
     168                                        0                                           Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     169                                        0                                           Lockout/26_Defeasance/90_0%/4
     170                                        5                                           Lockout/29_>YM or 1%/87_0%/4
     171                                        0                                           Lockout/29_Defeasance/87_0%/4
     172                                        0                                           Lockout/25_Defeasance/91_0%/4
     173                                        0                                           Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     174                                        5                                           Lockout/25_Defeasance/91_0%/4
     175                                        0                                           Lockout/26_Defeasance/90_0%/4
     176                                        0                                           Lockout/28_Defeasance/88_0%/4
     177                                        0                                           Lockout/25_Defeasance/91_0%/4
     178                                        0                                           Lockout/28_>YM or 1%/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     179                                        0                                           Lockout/26_Defeasance/90_0%/4
     180                                        0                                           Lockout/28_Defeasance/88_0%/4
     181                                        0                                           Lockout/28_Defeasance/88_0%/4
     182                                        0                                           Lockout/59_> YM or 1%/57_0%/4
     183                                        0                                           Lockout/29_Defeasance/87_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     184                                        0                                           Lockout/30_Defeasance/86_0%/4
     185                                        0                                           Lockout/27_Defeasance/90_0%/3
     186                                        5                                           Lockout/25_Defeasance/91_0%/4
     187                                        0                                           Lockout/27_Defeasance/89_0%/4
     188                                        0                                           Lockout/58_> YM or 1%/58_0%/4

                     THIRD                THIRD               SECOND               SECOND
   CONTROL        MOST RECENT          MOST RECENT          MOST RECENT         MOST RECENT         MOST RECENT
    NUMBER          NOI ($)             NOI DATE              NOI ($)             NOI DATE            NOI ($)
--------------------------------------------------------------------------------------------------------------------

      1               N/A                  N/A                  N/A                 N/A                 NAP
      2            21,366,578          12/31/2003           22,545,855           12/31/2004          25,635,204
     2.01          4,256,465           12/31/2003            4,004,201           12/31/2004          4,442,932
     2.02          3,276,878           12/31/2003            3,401,465           12/31/2004          4,314,437
     2.03          3,855,445           12/31/2003            3,597,466           12/31/2004          4,003,231
     2.04          2,699,188           12/31/2003            2,909,217           12/31/2004          3,117,676
     2.05          2,036,013           12/31/2003            2,972,454           12/31/2004          3,293,765
     2.06          2,649,997           12/31/2003            2,831,449           12/31/2004          2,923,872
     2.07           819,875            12/31/2003            1,174,787           12/31/2004          1,465,190
     2.08          1,050,458           12/31/2003            1,015,267           12/31/2004          1,324,564
     2.09           722,259            12/31/2003             639,549            12/31/2004           749,537
      3            16,820,902          12/31/2003           17,546,681           12/31/2004          19,804,422
     3.01          4,197,571           12/31/2003            4,008,410           12/31/2004          4,430,060
     3.02          2,272,613           12/31/2003            2,777,600           12/31/2004          3,400,777
     3.03          2,596,682           12/31/2003            2,578,188           12/31/2004          2,516,680
     3.04          2,132,418           12/31/2003            2,170,048           12/31/2004          2,501,534
     3.05          1,658,679           12/31/2003            2,013,779           12/31/2004          2,038,472
     3.06          1,727,699           12/31/2003            1,724,867           12/31/2004          1,912,623
     3.07          1,373,330           12/31/2003            1,671,730           12/31/2004          1,744,783
     3.08           861,910            12/31/2003             602,059            12/31/2004          1,259,493
      4            16,605,300          12/31/2003           24,347,634           12/31/2004          25,413,828
     4.01          4,705,727           12/31/2003            5,369,247           12/31/2004          5,813,525
     4.02          3,086,664           12/31/2003            5,230,087           12/31/2004          5,479,419
     4.03          2,698,797           12/31/2003            3,109,608           12/31/2004          3,221,148
     4.04          1,485,542           12/31/2003            2,742,816           12/31/2004          2,750,643
     4.05          1,365,912           12/31/2003            2,322,999           12/31/2004          2,397,607
     4.06           859,750            12/31/2003            1,434,616           12/31/2004          1,572,487
     4.07           882,506            12/31/2003            1,553,591           12/31/2004          1,655,669
     4.08           885,209            12/31/2003            1,430,725           12/31/2004          1,356,761
     4.09           635,193            12/31/2003            1,153,945           12/31/2004          1,166,569
      5            10,915,275          12/31/2003           11,203,189           12/31/2004          11,543,928
--------------------------------------------------------------------------------------------------------------------
      6               N/A                  N/A                  N/A                 N/A                 NAP
      7            10,516,848          12/31/2003           11,045,178           12/31/2004             NAP
      8            4,591,539           12/31/2003            5,934,105           12/31/2004          7,606,602
     8.01          1,562,615           12/31/2003            1,607,194           12/31/2004          1,775,824
     8.02           -187,982           12/31/2003             337,715            12/31/2004          1,441,388
     8.03          1,422,227           12/31/2003            1,504,676           12/31/2004          1,319,135
     8.04          1,289,209           12/31/2003            1,257,491           12/31/2004          1,364,518
     8.05             N/A                  N/A                  N/A                 N/A                 NAP
     8.06            2,102             12/31/2003             336,175            12/31/2004           634,144
     8.07           501,816            12/31/2003             682,832            12/31/2004           776,941
     8.08            1,552             12/31/2003             208,022            12/31/2004           294,652
      9            8,327,954           12/31/2003            7,500,722           12/31/2004          8,054,013
      10           6,361,313           12/31/2003            6,146,755           12/31/2004          6,814,213
    10.01           892,283            12/31/2003             901,731            12/31/2004           568,946
    10.02           706,645            12/31/2003             577,999            12/31/2004           494,573
    10.03           506,599            12/31/2003             456,192            12/31/2004           603,896
    10.04           762,281            12/31/2003             641,662            12/31/2004           678,805
    10.05           378,211            12/31/2003             368,827            12/31/2004           629,953
    10.06           627,692            12/31/2003             598,066            12/31/2004           557,968
    10.07           477,658            12/31/2003             475,275            12/31/2004           464,803
    10.08           235,064            12/31/2003             231,902            12/31/2004           457,508
    10.09           355,410            12/31/2003             408,769            12/31/2004           447,529
    10.10           153,999            12/31/2003             130,599            12/31/2004           397,736
    10.11           401,067            12/31/2003             456,517            12/31/2004           556,957
    10.12           285,171            12/31/2003             394,194            12/31/2004           394,097
    10.13           324,035            12/31/2003             283,799            12/31/2004           312,724
    10.14           255,198            12/31/2003             221,223            12/31/2004           248,718
--------------------------------------------------------------------------------------------------------------------
      11           8,406,738           12/31/2003            8,607,392           12/31/2004          9,167,794
    11.01          4,689,655           12/31/2003            4,673,150           12/31/2004          5,059,438
    11.02          2,919,720           12/31/2003            2,758,143           12/31/2004          2,894,826
    11.03           797,363            12/31/2003            1,176,099           12/31/2004          1,213,530
      12              N/A                  N/A                  N/A                 N/A                 NAP
      13           7,300,856           12/31/2003            3,811,018           12/31/2004          3,096,253
      14           1,435,694           12/31/2003            3,815,865           12/31/2004             NAP
      15           5,343,207           12/31/2003            5,598,291           12/31/2004          5,839,715
--------------------------------------------------------------------------------------------------------------------
      16           5,960,548           12/31/2003            5,465,389           12/31/2004          4,886,786
      17              N/A                  N/A               4,033,599           12/31/2004          4,953,337
    17.01             N/A                  N/A                15,317             12/31/2004           113,454
    17.02             N/A                  N/A                109,254            12/31/2004           146,307
    17.03             N/A                  N/A                  N/A                 N/A                 NAP
    17.04             N/A                  N/A                163,181            12/31/2004           120,580
    17.05             N/A                  N/A                  874              12/31/2004            79,542
    17.06             N/A                  N/A                38,558             12/31/2004            82,185
    17.07             N/A                  N/A                123,558            12/31/2004           138,170
    17.08             N/A                  N/A                173,167            12/31/2004           245,338
    17.09             N/A                  N/A                107,897            12/31/2004            94,161
    17.10             N/A                  N/A                  N/A                 N/A                96,964
    17.11             N/A                  N/A                54,669             12/31/2004            65,683
    17.12             N/A                  N/A                86,625             12/31/2004           124,650
    17.13             N/A                  N/A                277,319            12/31/2004           276,866
    17.14             N/A                  N/A                63,639             12/31/2004            97,066
    17.15             N/A                  N/A                93,428             12/31/2004            90,833
    17.16             N/A                  N/A                54,480             12/31/2004           141,472
    17.17             N/A                  N/A                22,659             12/31/2004            51,220
    17.18             N/A                  N/A                54,749             12/31/2004            38,481
    17.19             N/A                  N/A                68,338             12/31/2004            73,714
    17.20             N/A                  N/A                195,133            12/31/2004           174,215
    17.21             N/A                  N/A                169,791            12/31/2004           223,441
    17.22             N/A                  N/A                117,708            12/31/2004           149,253
    17.23             N/A                  N/A                449,057            12/31/2004           375,531
    17.24             N/A                  N/A                24,706             12/31/2004           141,325
    17.25             N/A                  N/A                119,631            12/31/2004           188,417
    17.26             N/A                  N/A                34,109             12/31/2004            61,786
    17.27             N/A                  N/A                110,972            12/31/2004            73,663
    17.28             N/A                  N/A                110,219            12/31/2004           113,122
    17.29             N/A                  N/A                46,894             12/31/2004            60,998
    17.30             N/A                  N/A                163,554            12/31/2004           177,220
    17.31             N/A                  N/A                148,611            12/31/2004           197,860
    17.32             N/A                  N/A                94,605             12/31/2004           105,043
    17.33             N/A                  N/A                130,377            12/31/2004           128,680
    17.34             N/A                  N/A                267,250            12/31/2004           286,816
    17.35             N/A                  N/A                75,196             12/31/2004            70,358
    17.36             N/A                  N/A                184,241            12/31/2004           258,580
    17.37             N/A                  N/A                83,833             12/31/2004            90,341
      18           5,266,597           12/31/2003            4,766,590           12/31/2004          5,480,808
    18.01          1,517,546           12/31/2003            1,593,478           12/31/2004          1,614,281
    18.02           755,717            12/31/2003            1,135,460           12/31/2004          1,166,947
    18.03           743,019            12/31/2003             28,208             12/31/2004           442,071
    18.04            60,566            12/31/2003             60,206             12/31/2004            59,249
    18.05           278,106            12/31/2003             200,669            12/31/2004           352,736
    18.06           316,706            12/31/2003             277,385            12/31/2004           336,401
    18.07           201,810            12/31/2003             175,963            12/31/2004           248,479
    18.08           329,251            12/31/2003             321,604            12/31/2004           322,385
    18.09           312,421            12/31/2003             256,238            12/31/2004           262,374
    18.10           275,976            12/31/2003             265,063            12/31/2004           234,964
    18.11           143,842            12/31/2003             142,082            12/31/2004           145,615
    18.12           203,583            12/31/2003             188,485            12/31/2004           183,890
    18.13           128,054            12/31/2003             121,749            12/31/2004           111,416
      19              N/A                  N/A                  N/A                 N/A                 NAP
      20           26,501,392          12/31/2003           26,717,398           12/31/2004          28,171,224
    20.01          7,152,293           12/31/2003            7,867,411           12/31/2004          8,142,906
    20.02          4,868,333           12/31/2003            4,805,118           12/31/2004          3,773,027
    20.03          2,822,776           12/31/2003            3,060,335           12/31/2004          3,494,770
    20.04          3,086,752           12/31/2003            3,224,329           12/31/2004          3,651,549
    20.05          3,207,380           12/31/2003            3,260,196           12/31/2004          3,161,763
    20.06          2,150,786           12/31/2003            1,720,802           12/31/2004          2,045,845
    20.07           959,416            12/31/2003            1,220,923           12/31/2004          1,791,896
    20.08          2,253,656           12/31/2003            1,558,284           12/31/2004          2,109,468
--------------------------------------------------------------------------------------------------------------------
      21            207,710            12/31/2003            1,884,672           12/31/2004          3,877,088
      22              N/A                  N/A                  N/A                 N/A              3,611,678
      23           5,731,828           12/31/2003            4,630,039           12/31/2004          5,197,189
      24            723,681            12/31/2003             775,911            12/31/2004           781,282
      25            438,459            12/31/2003             436,275            12/31/2004           459,071
      26            377,463            12/31/2003             414,942            12/31/2004           410,212
      27            386,957            12/31/2003             372,136            12/31/2004           345,465
      28            334,327            12/31/2003             332,132            12/31/2004           327,383
      29            331,513            12/31/2003             279,921            12/31/2004           245,907
      30            329,202            12/31/2003             321,994            12/31/2004           299,910
      31            265,839            12/31/2003             253,843            12/31/2004           258,718
      32            221,738            12/31/2003             69,916             12/31/2004            76,642
--------------------------------------------------------------------------------------------------------------------
      33           2,981,802           12/31/2003            3,314,051           12/31/2004          3,977,589
      34              N/A                  N/A                  N/A                 N/A                 NAP
      35           1,043,778           12/31/2003            2,187,342           12/31/2004          2,486,926
      36           4,724,668           12/31/2003            5,076,477           12/31/2004          5,022,281
      37              N/A                  N/A               2,432,273           12/31/2004          2,321,905
    37.01             N/A                  N/A               1,454,535           12/31/2004          1,439,881
    37.02             N/A                  N/A                977,738            12/31/2004           882,024
--------------------------------------------------------------------------------------------------------------------
      38              N/A                  N/A                  N/A                 N/A                 NAP
      39           3,574,296           12/31/2003            3,251,955           12/31/2004          3,097,012
      40           2,894,352           12/31/2003            2,329,234           12/31/2004          2,029,171
      41              N/A                  N/A                  N/A                 N/A                 NAP
      42              N/A                  N/A                343,760            12/31/2004          1,456,949
--------------------------------------------------------------------------------------------------------------------
      43           1,943,892           12/31/2003            2,174,128           12/31/2004          2,042,278
      44           4,901,013           12/31/2003               N/A                 N/A              2,583,435
      45            596,722            12/31/2003            1,242,590           12/31/2004          4,703,946
    45.01           755,582            12/31/2003            1,075,368           12/31/2004          2,565,346
    45.02           -158,860           12/31/2003             167,222            12/31/2004          2,138,600
      46           12,896,271          12/31/2003           14,313,250           12/31/2004          15,583,428
    46.01          2,665,304           12/31/2003            3,063,587           12/31/2004          2,746,202
    46.02          1,550,278           12/31/2003            1,632,690           12/31/2004          1,845,512
    46.03          1,204,061           12/31/2003             804,870            12/31/2004          1,281,180
    46.04           956,805            12/31/2003            1,320,182           12/31/2004           929,890
    46.05          1,112,470           12/31/2003            1,374,655           12/31/2004          1,465,794
    46.06          1,737,030           12/31/2003            1,328,464           12/31/2004          2,056,317
    46.07          1,025,382           12/31/2003            1,195,162           12/31/2004          1,249,050
    46.08           -95,367            12/31/2003             818,711            12/31/2004           744,829
    46.09           875,998            12/31/2003            1,002,898           12/31/2004           861,998
    46.10          1,000,456           12/31/2003             754,380            12/31/2004          1,229,879
    46.11           863,854            12/31/2003            1,017,651           12/31/2004          1,172,777
      47           1,741,754           12/31/2003            2,054,613           12/31/2004          2,130,982
    47.01           983,094            12/31/2003            1,127,465           12/31/2004          1,089,579
    47.02           758,660            12/31/2003             927,148            12/31/2004          1,041,403
--------------------------------------------------------------------------------------------------------------------
      48           1,858,329           12/31/2003            1,847,855           12/31/2004          2,056,426
      49            763,329            12/31/2003             770,605            12/31/2004           845,908
      50            587,815            12/31/2003             540,121            12/31/2004           548,594
      51           2,265,155           12/31/2003            2,331,911           12/31/2004          2,208,981
      52              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
      53           1,550,003           12/31/2003            1,697,341           12/31/2004          1,686,191
      54              N/A                  N/A               1,692,607           12/31/2004          1,626,088
      55           1,594,543           12/31/2003            1,646,002           12/31/2004          1,686,575
      56           1,615,730           12/31/2003            1,620,559           12/31/2004          1,791,289
      57              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
      58           1,812,804           12/31/2003            1,735,457           12/31/2004          1,697,034
      59           1,371,225           12/31/2003            1,512,008           12/31/2004          1,595,980
      60           1,294,019           12/31/2003            1,417,771           12/31/2004          1,268,295
      61           3,030,649           12/31/2003            3,295,742           12/31/2004          2,548,849
      62           1,689,164           12/31/2003            1,549,417           12/31/2004          1,821,954
--------------------------------------------------------------------------------------------------------------------
      63              N/A                  N/A                  N/A                 N/A                 NAP
      64              N/A                  N/A                  N/A                 N/A                 NAP
      65              N/A                  N/A                  N/A                 N/A                 NAP
      66              N/A                  N/A                  N/A                 N/A              1,423,832
      67           1,278,588           12/31/2003            1,404,935           12/31/2004             NAP
--------------------------------------------------------------------------------------------------------------------
      68           1,401,972           12/31/2003            1,422,702           12/31/2004          1,263,562
      69              N/A                  N/A                  N/A                 N/A                 NAP
      70              N/A                  N/A               -287,864            12/31/2004          1,405,520
      71            746,282            12/31/2003             456,288            12/31/2004          1,044,840
      72           1,158,575           12/31/2003            1,206,521           12/31/2004          1,337,476
--------------------------------------------------------------------------------------------------------------------
      73              N/A                  N/A                  N/A                 N/A                 NAP
      74              N/A                  N/A               1,790,698           12/31/2004          1,424,644
      75            927,369            12/31/2003            1,367,137           12/31/2004          1,655,531
      76           1,441,061           12/31/2003            1,453,200           12/31/2004          1,403,787
      77              N/A                  N/A                  N/A                 N/A              1,613,254
--------------------------------------------------------------------------------------------------------------------
      78            710,689            12/31/2003             780,462            12/31/2004           910,954
      79           1,123,796           12/31/2003             896,800            12/31/2004          1,271,112
      80           1,011,444           12/31/2003             903,225            12/31/2004             NAP
      81            575,872            12/31/2003             694,045            12/31/2004           720,192
      82            502,791            12/31/2003             532,482            12/31/2004           527,742
      83            241,427            12/31/2003             260,811            12/31/2004           265,378
--------------------------------------------------------------------------------------------------------------------
      84              N/A                  N/A                  N/A                 N/A              1,348,326
      85              N/A                  N/A               1,089,760           12/31/2004          1,152,596
      86            995,891            12/31/2003            1,067,299           12/31/2004          1,120,812
    86.01           298,461            12/31/2003             281,919            12/31/2004           319,624
    86.02           225,633            12/31/2003             239,560            12/31/2004           258,814
    86.03           230,038            12/31/2003             238,785            12/31/2004           244,856
    86.04           165,702            12/31/2003             171,482            12/31/2004           154,881
    86.05            76,057            12/31/2003             135,553            12/31/2004           142,637
      87              N/A                  N/A                  N/A                 N/A                 NAP
      88              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
      89            916,149            12/31/2003            1,148,134           12/31/2004          1,199,461
      90            643,181            12/31/2003             633,765            12/31/2004           689,131
      91            945,946            12/31/2003             999,767            12/31/2004          1,173,412
      92              N/A                  N/A                614,219            12/31/2004           646,523
      93              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
      94           1,005,436           12/31/2003             937,624            12/31/2004          1,012,899
      95              N/A                  N/A                734,908            12/31/2004           734,858
      96              N/A                  N/A                483,850            12/31/2004           606,791
      97           1,038,565           12/31/2003            1,059,337           12/31/2004          1,091,381
    97.01           614,400            12/31/2003             626,688            12/31/2004           645,645
    97.02           424,165            12/31/2003             432,649            12/31/2004           445,736
      98              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
      99            848,854            12/31/2003             848,876            12/31/2004           755,679
     100              N/A                  N/A                  N/A                 N/A                 NAP
    100.01            N/A                  N/A                  N/A                 N/A                 NAP
    100.02            N/A                  N/A                  N/A                 N/A                 NAP
     101              N/A                  N/A                  N/A                 N/A                 NAP
     102            960,907            12/31/2003            1,097,860           12/31/2004          1,081,880
     103            759,672            12/31/2003             835,885            12/31/2004           777,688
--------------------------------------------------------------------------------------------------------------------
     104           1,100,492           12/31/2003            1,138,545           12/31/2004          1,107,972
     105            645,997            12/31/2003             789,844            12/31/2004           608,694
     106           1,161,162           12/31/2003            1,254,028           12/31/2004          1,111,216
     107              N/A                  N/A                  N/A                 N/A                 NAP
     108              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
     109            981,976            12/31/2003             948,397            12/31/2004           819,763
    109.01          591,803            12/31/2003             649,128            12/31/2004           561,644
    109.02          390,173            12/31/2003             299,269            12/31/2004           258,120
     110            754,013            12/31/2003             760,548            12/31/2004           775,741
     111              N/A                  N/A                  N/A                 N/A               584,395
     112              N/A                  N/A                  N/A                 N/A                 NAP
     113            787,041            12/31/2003             840,409            12/31/2004           798,760
--------------------------------------------------------------------------------------------------------------------
     114            607,104            12/31/2003             492,595            12/31/2004           510,178
     115            828,774            12/31/2003             867,149            12/31/2004           954,396
     116            639,023            12/31/2003             508,422            12/31/2004           568,382
     117           1,151,599           12/31/2003            1,061,394           12/31/2004          1,141,435
     118              N/A                  N/A                  N/A                 N/A                 NAP
    118.01            N/A                  N/A                  N/A                 N/A                 NAP
    118.02            N/A                  N/A                  N/A                 N/A                 NAP
    118.03            N/A                  N/A                  N/A                 N/A                 NAP
    118.04            N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
     119            688,049            12/31/2003             683,431            12/31/2004           723,854
     120            540,018            12/31/2003             587,224            12/31/2004           596,872
     121              N/A                  N/A                  N/A                 N/A                 NAP
     122            950,335            12/31/2003            1,083,174           12/31/2004           885,087
     123              N/A                  N/A                  N/A                 N/A                 NAP
    123.01            N/A                  N/A                  N/A                 N/A                 NAP
    123.02            N/A                  N/A                  N/A                 N/A                 NAP
    123.03            N/A                  N/A                  N/A                 N/A                 NAP
    123.04            N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
     124            858,641            12/31/2003             884,448            12/31/2004           824,398
     125              N/A                  N/A                  N/A                 N/A                 NAP
     126           1,027,983           12/31/2003             721,504            12/31/2004           271,578
     127            690,179            12/31/2003             723,977            12/31/2004           685,684
     128              N/A                  N/A                473,912            12/31/2004           532,504
--------------------------------------------------------------------------------------------------------------------
     129            510,644            12/31/2003             602,855            12/31/2004           569,290
     130            447,220            12/31/2003             432,376            12/31/2004             NAP
     131              N/A                  N/A                383,292            12/31/2004           445,938
     132            493,354            12/31/2003             552,431            12/31/2004             NAP
     133            549,357            12/31/2003             545,207            12/31/2004           503,815
--------------------------------------------------------------------------------------------------------------------
     134              N/A                  N/A                  N/A                 N/A                 NAP
     135              N/A                  N/A                534,135            12/31/2004           492,529
     136              N/A                  N/A                  N/A                 N/A                 NAP
     137              N/A                  N/A                  N/A                 N/A               159,013
     138              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
     139            601,533            12/31/2003             551,424            12/31/2004           574,333
     140              N/A                  N/A                460,388            12/31/2004           426,875
     141              N/A                  N/A                  N/A                 N/A                 NAP
     142            432,690            12/31/2003             501,997            12/31/2004           527,948
     143              N/A                  N/A                460,445            12/31/2004           437,210
--------------------------------------------------------------------------------------------------------------------
     144            535,686            12/31/2003             447,793            12/31/2004           443,459
     145            391,821            12/31/2003             350,847            12/31/2004           405,926
     146            305,142            12/31/2003             323,138            12/31/2004           364,831
     147            391,163            12/31/2003             413,029            12/31/2004           472,831
     148            350,139            12/31/2003             403,275            12/31/2004           460,740
--------------------------------------------------------------------------------------------------------------------
     149            454,996            12/31/2003             378,456            12/31/2004           398,882
     150              N/A                  N/A                199,030            12/31/2004           279,925
     151              N/A                  N/A                  N/A                 N/A                 NAP
     152            426,853            12/31/2003             311,642            12/31/2004           246,384
     153              N/A                  N/A                120,125            12/31/2004           353,981
--------------------------------------------------------------------------------------------------------------------
     154            208,905            12/31/2003             263,907            12/31/2004           383,006
    154.01          186,178            12/31/2003             226,556            12/31/2004           253,392
    154.02           22,727            12/31/2003             37,351             12/31/2004           129,614
     155              N/A                  N/A                  N/A                 N/A                 NAP
     156              N/A                  N/A                  N/A                 N/A                 NAP
     157            356,185            12/31/2003             347,313            12/31/2004           299,429
     158            269,835            12/31/2003             289,912            12/31/2004           322,741
--------------------------------------------------------------------------------------------------------------------
     159              N/A                  N/A                224,022            12/31/2004           230,719
     160              N/A                  N/A                  N/A                 N/A                 NAP
     161              N/A                  N/A                  N/A                 N/A                 NAP
     162            296,425            12/31/2003             306,191            12/31/2004           311,233
     163              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
     164              N/A                  N/A                  N/A                 N/A                 NAP
     165              N/A                  N/A                  N/A                 N/A               104,320
     166            221,660            12/31/2003             162,445            12/31/2004           246,763
     167              N/A                  N/A                78,862             12/31/2004           245,897
     168              N/A                  N/A                  N/A                 N/A                 NAP
--------------------------------------------------------------------------------------------------------------------
     169              N/A                  N/A                100,313            12/31/2004           233,349
     170              N/A                  N/A                  N/A                 N/A                 NAP
     171            495,708            12/31/2003             606,348            12/31/2004           552,490
     172              N/A                  N/A                  N/A                 N/A                 NAP
     173            368,155            12/31/2003             413,626            12/31/2004           374,918
--------------------------------------------------------------------------------------------------------------------
     174            334,794            12/31/2003             390,213            12/31/2004           419,628
     175           1,027,983           12/31/2003             721,504            12/31/2004           114,327
     176            291,638            12/31/2003             212,776            12/31/2004           272,425
     177              N/A                  N/A                 3,755             12/31/2004            22,123
     178            239,208            12/31/2003             263,936            12/31/2004           297,081
--------------------------------------------------------------------------------------------------------------------
     179            209,198            12/31/2003             208,409            12/31/2004           222,322
     180            124,215            12/31/2003             209,464            12/31/2004           249,154
     181            292,081            12/31/2003             291,940            12/31/2004           322,938
     182            526,190            12/31/2003             281,214            12/31/2004           216,484
     183            204,738            12/31/2003             206,918            12/31/2004           127,837
--------------------------------------------------------------------------------------------------------------------
     184            207,963            12/31/2003             220,401            12/31/2004           220,913
     185              N/A                  N/A                203,310            12/31/2004           179,070
     186            216,750            12/31/2003             273,106            12/31/2004           291,263
     187              N/A                  N/A                  N/A                 N/A                 NAP
     188            257,250            12/31/2003             253,200            12/31/2004           261,300

   CONTROL            MOST RECENT            UNDERWRITTEN        UNDERWRITTEN         UNDERWRITTEN NET
    NUMBER             NOI DATE                EGI ($)           EXPENSES ($)        OPERATING INCOME ($)
---------------------------------------------------------------------------------------------------------

      1                   NAP                      27,093,177           8,190,612             18,902,565
      2               12/31/2005                   84,230,235          58,185,778             26,044,458
     2.01             12/31/2005                   12,321,246           7,762,106              4,559,141
     2.02             12/31/2005                   11,510,872           7,218,161              4,292,711
     2.03             12/31/2005                   11,234,808           7,228,128              4,006,680
     2.04             12/31/2005                   11,166,775           7,932,856              3,233,919
     2.05             12/31/2005                   11,921,530           8,558,020              3,363,509
     2.06             12/31/2005                   10,179,871           7,208,882              2,970,990
     2.07             12/31/2005                    7,912,079           6,422,283              1,489,796
     2.08             12/31/2005                    5,268,808           3,903,472              1,365,336
     2.09             12/31/2005                    2,714,246           1,951,869                762,378
      3               11/30/2005                   71,945,086          50,028,647             21,916,439
     3.01             11/30/2005                   11,876,885           7,137,960              4,738,925
     3.02             11/30/2005                   10,683,397           7,057,102              3,626,295
     3.03             11/30/2005                   12,583,754           9,148,503              3,435,251
     3.04             11/30/2005                    9,309,459           6,652,996              2,656,463
     3.05             11/30/2005                    8,479,919           6,247,220              2,232,699
     3.06             11/30/2005                    6,852,873           4,849,133              2,003,740
     3.07             11/30/2005                    6,191,341           4,349,062              1,842,279
     3.08             11/30/2005                    5,967,458           4,586,671              1,380,787
      4               10/31/2005                   45,353,947          18,357,636             26,996,311
     4.01             10/31/2005                   10,152,527           3,985,039              6,167,488
     4.02             10/31/2005                    8,702,047           3,240,463              5,461,584
     4.03             10/31/2005                    5,646,840           2,233,790              3,413,050
     4.04             10/31/2005                    6,246,202           2,905,779              3,340,423
     4.05             10/31/2005                    4,076,237           1,458,304              2,617,933
     4.06             10/31/2005                    2,809,276           1,163,271              1,646,005
     4.07             10/31/2005                    2,725,411           1,089,686              1,635,725
     4.08             10/31/2005                    2,827,390           1,318,586              1,508,804
     4.09             10/31/2005                    2,168,017             962,718              1,205,299
      5               10/31/2005                   24,489,609          11,276,548             13,213,061
---------------------------------------------------------------------------------------------------------
      6                   NAP                      25,033,296           7,360,751             17,672,545
      7                   NAP                      18,451,437           5,453,434             12,998,003
      8                8/31/2005                   13,257,802           3,591,728              9,666,074
     8.01              8/31/2005                    2,546,984             602,613              1,944,371
     8.02              8/31/2005                    2,256,112             540,120              1,715,992
     8.03              8/31/2005                    2,347,563             858,756              1,488,807
     8.04              8/31/2005                    1,864,930             376,979              1,487,951
     8.05                 NAP                       1,575,612             606,665                968,947
     8.06              8/31/2005                    1,035,984             239,698                796,286
     8.07              8/31/2005                      894,875             153,725                741,150
     8.08              8/31/2005                      735,742             213,172                522,570
      9                9/30/2005                   15,684,030           6,601,774              9,082,256
      10              11/30/2005                    8,919,803           1,463,259              7,456,544
    10.01             11/30/2005                    1,012,459             148,203                864,256
    10.02             11/30/2005                      832,297             129,522                702,775
    10.03             11/30/2005                      821,850             120,073                701,777
    10.04             11/30/2005                      832,344             126,539                705,805
    10.05             11/30/2005                      738,801             143,044                595,757
    10.06             11/30/2005                      812,322             119,997                692,325
    10.07             11/30/2005                      550,139              94,407                455,732
    10.08             11/30/2005                      529,604              98,102                431,502
    10.09             11/30/2005                      511,709              82,293                429,416
    10.10             11/30/2005                      477,948              76,722                401,226
    10.11             11/30/2005                      642,576             103,196                539,380
    10.12             11/30/2005                      464,832              89,242                375,590
    10.13             11/30/2005                      382,733              72,567                310,166
    10.14             11/30/2005                      310,189              59,352                250,837
---------------------------------------------------------------------------------------------------------
      11         6/30/2005 & 9/30/2005             14,260,970           5,035,141              9,225,829
    11.01              9/30/2005                    8,519,769           3,178,701              5,341,068
    11.02              9/30/2005                    3,625,424             916,283              2,709,141
    11.03              6/30/2005                    2,115,777             940,157              1,175,620
      12                  NAP                       8,970,000           2,324,732              6,645,268
      13               5/31/2005                    9,152,193           2,803,675              6,348,518
      14                  NAP                      13,243,218           4,591,850              8,651,368
      15               7/31/2005                   10,702,407           4,523,436              6,178,971
---------------------------------------------------------------------------------------------------------
      16               5/31/2005                    7,993,088           2,721,631              5,271,457
      17               6/30/2005                    7,818,030           1,786,447              6,031,583
    17.01              6/30/2005                      192,279              59,143                133,137
    17.02              6/30/2005                      221,609              41,022                180,588
    17.03                 NAP                         137,996              23,611                114,385
    17.04              6/30/2005                      220,110              69,741                150,369
    17.05              6/30/2005                      281,619              82,415                199,204
    17.06              6/30/2005                      237,305              42,022                195,283
    17.07              6/30/2005                      231,382              41,526                189,856
    17.08              6/30/2005                      286,703              57,200                229,503
    17.09              6/30/2005                      126,865              38,169                 88,696
    17.10              6/30/2005                      193,095              33,522                159,573
    17.11              6/30/2005                      112,722              19,536                 93,185
    17.12              6/30/2005                      147,990              25,848                122,142
    17.13              6/30/2005                      328,658              65,429                263,228
    17.14              6/30/2005                      103,962              24,603                 79,359
    17.15              6/30/2005                      125,309              33,848                 91,460
    17.16              6/30/2005                      178,524              40,447                138,078
    17.17              6/30/2005                       59,806              17,322                 42,484
    17.18              6/30/2005                       78,747              22,694                 56,054
    17.19              6/30/2005                       83,069              19,276                 63,793
    17.20              6/30/2005                      237,814              54,426                183,388
    17.21              6/30/2005                      264,637              69,551                195,087
    17.22              6/30/2005                      176,274              36,744                139,530
    17.23              6/30/2005                      551,434              80,412                471,022
    17.24              6/30/2005                      280,027              80,839                199,188
    17.25              6/30/2005                      314,056              66,198                247,858
    17.26              6/30/2005                      192,028              42,127                149,900
    17.27              6/30/2005                      171,857              55,612                116,244
    17.28              6/30/2005                      183,435              44,017                139,418
    17.29              6/30/2005                      143,218              41,693                101,525
    17.30              6/30/2005                      259,670              67,338                192,333
    17.31              6/30/2005                      241,725              36,450                205,274
    17.32              6/30/2005                      118,600              28,030                 90,570
    17.33              6/30/2005                      172,647              40,752                131,895
    17.34              6/30/2005                      578,829             138,935                439,894
    17.35              6/30/2005                       92,289              27,040                 65,249
    17.36              6/30/2005                      338,016              65,529                272,486
    17.37              6/30/2005                      153,723              53,377                100,346
      18               8/31/2005                    8,566,944           2,568,915              5,998,029
    18.01              8/31/2005                    2,482,410             736,117              1,746,293
    18.02              8/31/2005                    1,564,409             349,836              1,214,573
    18.03              8/31/2005                      871,698             284,868                586,830
    18.04              8/31/2005                      628,273             209,932                418,341
    18.05              8/31/2005                      519,079             164,820                354,259
    18.06              8/31/2005                      432,392             151,760                280,632
    18.07              8/31/2005                      373,771             117,389                256,382
    18.08              8/31/2005                      452,688             132,415                320,273
    18.09              8/31/2005                      396,277              83,961                312,316
    18.10              8/31/2005                      455,291             157,585                297,706
    18.11              8/31/2005                      207,164              55,621                151,543
    18.12              8/31/2005                            0              57,337                -57,337
    18.13              8/31/2005                      183,492              67,274                116,218
      19                  NAP                       7,692,447           1,947,224              5,745,223
      20              12/31/2005                   97,294,291          68,950,670             28,343,620
    20.01             12/31/2005                   21,676,947          13,518,002              8,158,944
    20.02             12/31/2005                   12,427,547           8,614,484              3,813,063
    20.03             12/31/2005                   12,967,657           9,439,800              3,527,857
    20.04             12/31/2005                   10,767,249           7,111,870              3,655,379
    20.05             12/31/2005                   11,323,621           8,174,318              3,149,303
    20.06             12/31/2005                    7,203,662           5,339,321              1,864,341
    20.07             12/31/2005                   10,854,644           8,865,201              1,989,443
    20.08             12/31/2005                   10,072,964           7,887,673              2,185,290
---------------------------------------------------------------------------------------------------------
      21               8/31/2005                    7,840,715           3,123,145              4,717,570
      22               9/30/2005                    6,919,987           2,647,026              4,272,961
      23               9/30/2005                   25,843,693          20,147,673              5,696,020
      24               9/30/2005                    1,125,656             204,247                921,409
      25               9/30/2005                      591,629             108,397                483,232
      26               9/30/2005                      565,073             143,512                421,561
      27               9/30/2005                      525,488             128,762                396,726
      28               9/30/2005                      420,375              78,603                341,772
      29               9/30/2005                      431,171              84,291                346,880
      30               9/30/2005                      364,601              55,386                309,215
      31               9/30/2005                      373,846              92,671                281,175
      32               9/30/2005                      283,457              76,838                206,619
---------------------------------------------------------------------------------------------------------
      33              11/30/2005                    5,201,670           1,584,379              3,617,291
      34                  NAP                       4,403,982           1,064,229              3,339,754
      35               9/30/2005                    5,390,816           2,073,554              3,317,262
      36               8/31/2005                    6,456,985           1,890,461              4,566,524
      37               8/31/2005                    5,053,847           1,993,318              3,060,529
    37.01              8/31/2005                    2,937,621           1,106,823              1,830,798
    37.02              8/31/2005                    2,116,226             886,495              1,229,731
---------------------------------------------------------------------------------------------------------
      38                  NAP                       4,938,223           2,093,318              2,844,905
      39              10/31/2005                    6,397,646           3,253,457              3,144,190
      40              12/31/2005                    5,684,620           2,690,430              2,994,190
      41                  NAP                       3,306,640             993,985              2,312,655
      42               8/31/2005                    5,005,977           2,529,032              2,476,945
---------------------------------------------------------------------------------------------------------
      43              12/31/2005                    2,786,071             504,492              2,281,579
      44               9/30/2005                    3,926,637           1,655,580              2,271,057
      45              11/30/2005                   21,849,735          17,270,267              4,579,468
    45.01             11/30/2005                   11,397,800           8,806,223              2,591,577
    45.02             11/30/2005                   10,451,935           8,464,044              1,987,891
      46              10/31/2005                   73,183,245          56,360,887             16,822,358
    46.01             10/31/2005                    6,845,312           4,189,539              2,655,773
    46.02             10/31/2005                   14,618,641          12,933,925              1,684,716
    46.03             10/31/2005                    7,207,129           4,939,080              2,268,049
    46.04             10/31/2005                    9,386,260           7,396,754              1,989,506
    46.05             10/31/2005                    3,983,287           2,530,039              1,453,248
    46.06             10/31/2005                   10,243,550           8,562,413              1,681,137
    46.07             10/31/2005                    5,000,816           3,760,104              1,240,712
    46.08             10/31/2005                    4,710,080           3,728,747                981,333
    46.09             10/31/2005                    3,124,254           2,215,062                909,192
    46.10             10/31/2005                    4,735,792           3,880,200                855,592
    46.11             10/31/2005                    3,328,124           2,225,024              1,103,100
      47               9/30/2005                    4,495,772           2,344,165              2,151,607
    47.01              9/30/2005                    2,330,465           1,219,619              1,110,846
    47.02              9/30/2005                    2,165,307           1,124,546              1,040,761
---------------------------------------------------------------------------------------------------------
      48              10/31/2005                    3,098,796             973,615              2,125,181
      49               6/30/2005                    1,950,302             973,617                976,685
      50               6/30/2005                    1,374,632             656,464                718,169
      51              10/31/2005                    3,669,719           1,180,996              2,488,723
      52                  NAP                       1,670,328                   0              1,670,328
---------------------------------------------------------------------------------------------------------
      53               5/31/2005                    3,237,557           1,199,067              2,038,490
      54               7/31/2005                    2,679,842           1,044,937              1,634,905
      55               8/31/2005                    1,967,920             319,846              1,648,074
      56               7/30/2005                    2,211,481             560,532              1,650,949
      57                  NAP                       2,675,010             710,834              1,964,176
---------------------------------------------------------------------------------------------------------
      58               8/31/2005                    2,101,550             466,977              1,634,573
      59               8/31/2005                    2,854,571           1,013,502              1,841,069
      60              10/31/2005                    2,816,164           1,264,299              1,551,865
      61              10/31/2005                    2,620,141           1,052,297              1,567,844
      62               8/31/2005                    2,088,412             527,502              1,560,909
---------------------------------------------------------------------------------------------------------
      63                  NAP                       2,177,427             559,762              1,617,665
      64                  NAP                       2,180,182             441,334              1,738,848
      65                  NAP                       2,610,251             933,294              1,676,958
      66              12/15/2005                    4,714,476           2,657,015              2,057,461
      67                  NAP                       2,496,295             919,525              1,576,770
---------------------------------------------------------------------------------------------------------
      68               6/30/2005                    1,797,291             381,876              1,415,415
      69                  NAP                       3,646,113           1,794,945              1,851,168
      70              11/30/2005                    2,101,846             670,467              1,431,379
      71              10/31/2005                    1,729,840             472,169              1,257,671
      72               7/31/2005                    2,298,821             956,238              1,342,583
---------------------------------------------------------------------------------------------------------
      73                  NAP                         916,723                   0                916,723
      74              10/31/2005                    2,417,362             811,961              1,605,401
      75               7/31/2005                    5,075,809           3,228,865              1,846,944
      76               9/30/2005                    3,691,014           2,210,004              1,481,010
      77              10/31/2005                    1,786,838             367,653              1,419,185
---------------------------------------------------------------------------------------------------------
      78               7/31/2005                    1,731,228             686,365              1,044,863
      79              10/31/2005                    2,078,850             897,911              1,180,939
      80                  NAP                       1,293,423             216,318              1,077,105
      81               7/31/2005                    1,512,312             432,089              1,080,223
      82               9/30/2005                      904,337             315,202                589,135
      83               9/30/2005                      532,991             255,886                277,105
---------------------------------------------------------------------------------------------------------
      84              10/31/2005                    3,672,778           2,238,378              1,434,400
      85               7/31/2005                    1,941,187             832,030              1,109,157
      86               9/30/2005                    1,974,838             707,052              1,267,786
    86.01              9/30/2005                      514,804             192,682                322,122
    86.02              9/30/2005                      490,307             162,899                327,408
    86.03              9/30/2005                      433,992             153,243                280,749
    86.04              9/30/2005                      288,067             109,793                178,274
    86.05              9/30/2005                      247,668              88,435                159,233
      87                  NAP                       1,682,665             242,929              1,439,736
      88                  NAP                       1,470,856             224,746              1,246,110
---------------------------------------------------------------------------------------------------------
      89               9/30/2005                    1,851,425             800,764              1,050,660
      90               9/30/2005                      877,127             247,959                629,169
      91              12/31/2005                    1,840,608             871,630                968,978
      92               8/31/2005                    1,156,857             290,203                866,654
      93                  NAP                       1,458,206             592,151                866,055
---------------------------------------------------------------------------------------------------------
      94              10/31/2005                    1,823,618             823,236              1,000,382
      95              10/31/2005                    1,629,065             698,649                930,416
      96              10/31/2005                    1,599,099             669,754                929,345
      97              11/30/2005                    1,599,568             557,085              1,042,483
    97.01             11/30/2005                      852,184             230,511                621,673
    97.02             11/30/2005                      747,384             326,574                420,810
      98                  NAP                       1,174,282             375,846                798,436
---------------------------------------------------------------------------------------------------------
      99               9/30/2005                    1,499,946             619,682                880,264
     100                  NAP                       2,548,718             752,228              1,796,490
    100.01                NAP                       1,650,107             449,969              1,200,138
    100.02                NAP                         898,611             302,259                596,352
     101                  NAP                       1,051,189             357,216                693,974
     102               9/30/2005                    1,428,401             485,060                943,341
     103               8/31/2005                    1,058,030             249,178                808,852
---------------------------------------------------------------------------------------------------------
     104               9/30/2005                    1,307,658             343,767                963,891
     105              10/31/2005                    1,523,361             719,702                803,659
     106               7/31/2005                    2,135,469           1,099,469              1,035,999
     107                  NAP                         989,798             256,100                733,698
     108                  NAP                       1,164,188             243,150                921,037
---------------------------------------------------------------------------------------------------------
     109               9/30/2005                    1,489,535             584,037                905,498
    109.01             9/30/2005                      919,710             265,728                653,982
    109.02             9/30/2005                      569,825             318,309                251,516
     110               8/31/2005                    1,506,488             776,166                730,322
     111              10/31/2005                    1,397,539             670,578                726,961
     112                  NAP                         767,680             202,853                564,827
     113              12/31/2005                    2,553,590           1,614,475                939,115
---------------------------------------------------------------------------------------------------------
     114               9/30/2005                    1,668,987             938,535                730,452
     115              10/31/2005                    3,669,468           2,725,060                944,408
     116               9/30/2005                    1,675,701             977,269                698,432
     117               9/30/2005                    2,956,031           1,840,571              1,115,460
     118                  NAP                         720,970              21,629                699,341
    118.01                NAP                         200,172               6,005                194,167
    118.02                NAP                         200,105               6,003                194,102
    118.03                NAP                         177,360               5,321                172,039
    118.04                NAP                         143,333               4,300                139,033
---------------------------------------------------------------------------------------------------------
     119              10/31/2005                    1,176,054             388,520                787,534
     120               6/30/2005                      767,007             168,813                598,194
     121                  NAP                       1,042,226              88,543                953,684
     122              10/31/2005                    1,426,947             584,413                842,534
     123                  NAP                         691,971              20,759                671,212
    123.01                NAP                         197,570               5,927                191,643
    123.02                NAP                         177,167               5,315                171,852
    123.03                NAP                         165,610               4,968                160,642
    123.04                NAP                         151,624               4,549                147,075
---------------------------------------------------------------------------------------------------------
     124               6/30/2005                    1,370,387             582,281                788,106
     125                  NAP                         863,415             154,497                708,919
     126              11/30/2005                    1,248,242             619,106                629,136
     127              11/30/2005                      986,903             198,531                788,372
     128               7/31/2005                    1,520,456             873,544                646,912
---------------------------------------------------------------------------------------------------------
     129               10/1/2005                    1,054,808             433,305                621,503
     130                  NAP                         884,182             290,159                594,023
     131               9/30/2005                      955,380             293,176                662,204
     132                  NAP                         730,688             210,710                519,978
     133              10/31/2005                      772,726             249,220                523,506
---------------------------------------------------------------------------------------------------------
     134                  NAP                         722,756             200,649                522,107
     135              11/30/2005                      729,467             142,379                587,088
     136                  NAP                         660,716             135,604                525,112
     137              10/31/2005                      703,603             277,430                426,173
     138                  NAP                         773,937             215,487                558,450
---------------------------------------------------------------------------------------------------------
     139               9/15/2005                    1,228,476             686,750                541,727
     140              10/31/2005                      584,243             111,545                472,698
     141                  NAP                       1,153,246             643,130                510,117
     142               6/30/2005                      956,615             433,951                522,664
     143               9/30/2005                      520,021              85,050                434,970
---------------------------------------------------------------------------------------------------------
     144               8/31/2005                      676,491             234,134                442,357
     145               6/30/2005                      826,330             406,213                420,116
     146              10/31/2005                      662,590             223,643                438,947
     147               7/31/2005                    1,639,543           1,083,744                555,799
     148               7/31/2005                      600,857             161,622                439,235
---------------------------------------------------------------------------------------------------------
     149               9/30/2005                      914,044             481,966                432,077
     150               9/30/2005                      672,165             211,253                460,912
     151                  NAP                         469,902             135,506                334,396
     152               7/31/2005                      719,762             311,373                408,389
     153               9/30/2005                      518,757             145,745                373,011
---------------------------------------------------------------------------------------------------------
     154               8/31/2005                      657,505             242,721                414,784
    154.01             8/31/2005                      388,832             126,394                262,438
    154.02             8/31/2005                      268,673             116,327                152,346
     155                  NAP                         392,253              11,768                380,486
     156                  NAP                         738,878             162,550                576,328
     157               6/30/2005                      746,520             233,945                512,575
     158               9/30/2005                      437,931              81,535                356,396
---------------------------------------------------------------------------------------------------------
     159               8/31/2005                      425,230              91,684                333,546
     160                  NAP                         377,176              11,315                365,860
     161                  NAP                         606,250             236,635                369,615
     162              11/30/2005                      449,193             164,639                284,554
     163                  NAP                         623,837             250,100                373,737
---------------------------------------------------------------------------------------------------------
     164                  NAP                         512,334              86,913                425,421
     165               7/31/2005                      572,761             179,788                392,973
     166               7/31/2005                      521,674             214,905                306,769
     167              11/30/2005                      512,362             184,750                327,612
     168                  NAP                         587,679             238,927                348,752
---------------------------------------------------------------------------------------------------------
     169              10/31/2005                      560,606             236,639                323,967
     170                  NAP                         489,567             109,406                380,161
     171              10/31/2005                      797,752             266,042                531,711
     172                  NAP                         318,564              55,019                263,545
     173              11/30/2005                      485,960             154,600                331,360
---------------------------------------------------------------------------------------------------------
     174              10/31/2005                      529,410             143,193                386,217
     175              11/30/2005                      554,810             289,874                264,935
     176              11/30/2005                      389,214             143,869                245,345
     177               3/31/2005                      434,942             164,241                270,701
     178              11/30/2005                      309,917              76,602                233,315
---------------------------------------------------------------------------------------------------------
     179               9/22/2005                      293,243              70,852                222,391
     180               9/30/2005                      633,172             375,248                257,923
     181               6/30/2005                      390,463              74,598                315,865
     182               9/30/2005                      449,192             183,576                265,616
     183               6/30/2005                      340,525             135,409                205,116
---------------------------------------------------------------------------------------------------------
     184               3/31/2005                      454,741             221,372                233,369
     185               8/31/2005                      372,383             141,761                230,622
     186              10/31/2005                      403,176             138,319                264,857
     187                  NAP                         269,857              44,736                225,121
     188               6/30/2005                      250,739              85,106                165,633

                     UNDERWRITTEN
   CONTROL          REPLACEMENT /          UNDERWRITTEN        UNDERWRITTEN NET         UNDERWRITTEN NCF
    NUMBER         FF&E RESERVE ($)          TI / LC            CASH FLOW ($)               DSCR (X)
--------------------------------------------------------------------------------------------------------------

      1                          81,128            429,157               18,392,280           1.56
      2                       3,369,209                  0               22,675,249           1.56
     2.01                       492,850                  0                4,066,291
     2.02                       460,435                  0                3,832,276
     2.03                       449,392                  0                3,557,287
     2.04                       446,671                  0                2,787,248
     2.05                       476,861                  0                2,886,647
     2.06                       407,195                  0                2,563,795
     2.07                       316,483                  0                1,173,312
     2.08                       210,752                  0                1,154,584
     2.09                       108,570                  0                  653,809
      3                       1,857,801                  0               20,058,638           1.37
     3.01                       238,979                  0                4,499,946
     3.02                       259,240                  0                3,367,055
     3.03                       353,206                  0                3,082,045
     3.04                       243,450                  0                2,413,013
     3.05                       235,836                  0                1,996,863
     3.06                       179,459                  0                1,824,281
     3.07                       163,333                  0                1,678,946
     3.08                       184,298                  0                1,196,489
      4                       1,379,250                  0               25,617,061           1.42
     4.01                       303,000                  0                5,864,488
     4.02                       274,500                  0                5,187,084
     4.03                       162,500                  0                3,250,550
     4.04                       200,750                  0                3,139,673
     4.05                       131,000                  0                2,486,933
     4.06                        89,000                  0                1,557,005
     4.07                        82,500                  0                1,553,225
     4.08                        61,250                  0                1,447,554
     4.09                        74,750                  0                1,130,549
      5                         188,573            997,483               12,027,005           1.33
--------------------------------------------------------------------------------------------------------------
      6                          57,261            389,906               17,225,378           2.08
      7                          22,452            240,363               12,735,188           1.72
      8                         140,585            702,927                8,822,563           1.53
     8.01                        18,696             93,482                1,832,193
     8.02                        21,030            105,151                1,589,811
     8.03                        21,782            108,910                1,358,115
     8.04                        29,161            145,806                1,312,984
     8.05                        17,093             85,466                  866,388
     8.06                        11,270             56,350                  728,666
     8.07                        11,691             58,454                  671,005
     8.08                         9,861             49,308                  463,401
      9                         304,095            734,885                8,243,276           1.52
      10                        104,980            272,998                7,078,566           1.20
    10.01                         8,462             28,208                  827,586
    10.02                         7,977             26,590                  668,208
    10.03                         7,643             25,476                  668,658
    10.04                         7,580             25,268                  672,957
    10.05                        10,822             22,006                  562,929
    10.06                         9,680             27,040                  655,605
    10.07                         5,629             16,624                  433,479
    10.08                         9,429             15,212                  406,861
    10.09                         5,174             16,936                  407,306
    10.10                         4,905             16,350                  379,971
    10.11                         8,251             21,726                  509,403
    10.12                         7,085             12,706                  355,799
    10.13                         7,082             11,000                  292,084
    10.14                         5,261              7,856                  237,720
--------------------------------------------------------------------------------------------------------------
      11                        139,895            186,094                8,899,840           1.43
    11.01                        58,502             77,822                5,204,744
    11.02                        58,287             77,536                2,573,318
    11.03                        23,106             30,736                1,121,778
      12                         49,074                  0                6,596,194           1.20
      13                         72,649            341,212                5,934,657           1.33
      14                         82,125            244,563                8,324,680           1.46
      15                         52,217            484,703                5,642,051           1.21
--------------------------------------------------------------------------------------------------------------
      16                         62,072            353,837                5,155,548           1.33
      17                         95,425            207,188                5,728,970           1.26
    17.01                         2,256              4,433                  126,448
    17.02                         3,119              6,456                  171,013
    17.03                         1,346              3,225                  109,815
    17.04                         2,394              5,103                  142,871
    17.05                         4,488              7,760                  186,956
    17.06                         2,934              6,379                  185,970
    17.07                         2,565              5,789                  181,502
    17.08                         3,076              6,649                  219,778
    17.09                         1,427              3,128                   84,141
    17.10                         2,449              4,187                  152,938
    17.11                         1,206              2,767                   89,212
    17.12                         1,704              3,817                  116,621
    17.13                         3,780              8,371                  251,077
    17.14                         1,499              3,022                   74,838
    17.15                         1,512              3,178                   86,770
    17.16                         1,740              4,034                  132,304
    17.17                           809              1,532                   40,143
    17.18                         1,388              2,598                   52,068
    17.19                           799              1,853                   61,141
    17.20                         2,376              5,459                  175,553
    17.21                         2,430              5,733                  186,923
    17.22                         1,966              4,452                  133,113
    17.23                         7,332             18,200                  445,490
    17.24                         3,039              6,067                  190,082
    17.25                         3,877              8,329                  235,652
    17.26                         2,763              5,760                  141,377
    17.27                         3,312              5,180                  107,753
    17.28                         2,250              4,466                  132,702
    17.29                         1,533              3,115                   96,877
    17.30                         2,799              6,175                  183,358
    17.31                         3,428              6,633                  195,214
    17.32                         1,299              2,899                   86,371
    17.33                         2,128              4,573                  125,194
    17.34                         7,439             21,416                  411,039
    17.35                         1,332              2,621                   61,296
    17.36                         3,792              8,413                  260,282
    17.37                         1,841              3,416                   95,090
      18                        242,784            237,587                5,517,658           1.37
    18.01                        85,755              2,802                1,657,736
    18.02                        25,361             59,525                1,129,687
    18.03                        30,000             37,017                  519,813
    18.04                        21,604             26,605                  370,132
    18.05                        10,329             25,117                  318,813
    18.06                        10,630             11,763                  258,239
    18.07                        11,067             16,012                  229,303
    18.08                        10,144             12,543                  297,586
    18.09                        13,210             19,892                  279,214
    18.10                         9,900             12,376                  275,430
    18.11                         5,244              9,059                  137,240
    18.12                         5,640                  0                  -62,977
    18.13                         3,900              4,876                  107,442
      19                         63,157            319,299                5,627,767           1.48
      20                      3,891,772                  0               24,451,849           1.49
    20.01                       867,078                  0                7,291,867
    20.02                       497,102                  0                3,315,961
    20.03                       518,706                  0                3,009,150
    20.04                       430,690                  0                3,224,689
    20.05                       452,945                  0                2,696,358
    20.06                       288,146                  0                1,576,194
    20.07                       434,186                  0                1,555,257
    20.08                       402,919                  0                1,782,371
--------------------------------------------------------------------------------------------------------------
      21                         78,096            214,764                4,524,710           1.26
      22                         26,504            205,693                4,040,764           1.25
      23                      1,033,748                  0                4,662,272           1.36
      24                          8,235             44,929                  868,245           1.21
      25                         19,926             25,170                  438,136           1.21
      26                         21,842             22,509                  377,210           1.21
      27                         16,328             26,028                  354,371           1.21
      28                          4,326             20,841                  316,605           1.21
      29                          2,815             19,201                  324,864           1.21
      30                          3,202             18,800                  287,213           1.21
      31                          2,700             15,652                  262,823           1.21
      32                          8,198             15,215                  183,206           1.21
--------------------------------------------------------------------------------------------------------------
      33                         49,270            156,029                3,456,992           1.26
      34                         17,245             74,226                3,248,282           1.21
      35                         50,541            195,268                3,071,452           1.48
      36                         27,215            229,129                4,310,180           1.75
      37                        109,432                  0                2,951,097           1.20
    37.01                        63,960                  0                1,766,838
    37.02                        45,472                  0                1,184,259
--------------------------------------------------------------------------------------------------------------
      38                         16,945             33,890                2,794,071           1.19
      39                         35,284            320,748                2,788,158           1.42
      40                         47,571            237,856                2,708,763           1.34
      41                         16,606             49,441                2,246,609           1.26
      42                        126,000                  0                2,350,945           1.60
--------------------------------------------------------------------------------------------------------------
      43                         24,881             40,194                2,216,504           1.23
      44                         15,594            168,000                2,087,463           1.20
      45                        873,989                  0                3,705,479           1.77
    45.01                       455,912                  0                2,135,665
    45.02                       418,077                  0                1,569,814
      46                      2,927,329                  0               13,895,029           1.72
    46.01                       273,812                  0                2,381,961
    46.02                       584,746                  0                1,099,970
    46.03                       288,285                  0                1,979,764
    46.04                       375,450                  0                1,614,056
    46.05                       159,331                  0                1,293,917
    46.06                       409,742                  0                1,271,395
    46.07                       200,033                  0                1,040,679
    46.08                       188,403                  0                  792,930
    46.09                       124,970                  0                  784,222
    46.10                       189,432                  0                  666,160
    46.11                       133,125                  0                  969,975
      47                         36,641            195,857                2,086,609           1.33
    47.01                        19,835            107,634                1,067,127
    47.02                        16,806             88,223                1,019,482
--------------------------------------------------------------------------------------------------------------
      48                         27,931             69,828                2,027,422           1.34
      49                            503                  0                  976,182           1.21
      50                         42,750                  0                  675,419           1.21
      51                         34,533            160,795                2,293,396           1.73
      52                              0                  0                1,670,328           1.52
--------------------------------------------------------------------------------------------------------------
      53                         45,769            173,577                1,819,144           1.48
      54                         34,829             59,316                1,760,760           1.32
      55                         22,166             68,458                1,557,450           1.23
      56                         11,810             63,237                1,575,902           1.24
      57                          9,547                  0                1,954,629           1.44
--------------------------------------------------------------------------------------------------------------
      58                         20,345            100,587                1,533,641           1.23
      59                         31,430            145,424                1,664,215           1.65
      60                         24,692            105,333                1,461,840           1.22
      61                         15,345             67,461                1,485,038           1.28
      62                         25,923             77,850                1,457,135           1.29
--------------------------------------------------------------------------------------------------------------
      63                         22,691             26,357                1,568,617           1.13
      64                         11,377                  0                1,727,471           1.42
      65                         14,030                  0                1,662,928           1.38
      66                        188,579                  0                1,868,882           1.67
      67                         25,371            126,855                1,559,544           1.31
--------------------------------------------------------------------------------------------------------------
      68                         30,143             44,578                1,340,695           1.31
      69                         20,143            110,888                1,720,137           1.66
      70                         23,112             80,146                1,328,121           1.28
      71                         12,838             71,142                1,173,691           1.20
      72                         60,000                  0                1,282,583           1.57
--------------------------------------------------------------------------------------------------------------
      73                              0                  0                  916,723           1.20
      74                         21,925            143,456                1,465,020           1.49
      75                        203,032                  0                1,643,912           1.61
      76                         61,242            218,994                1,205,774           1.26
      77                          6,163             37,266                1,375,756           1.64
--------------------------------------------------------------------------------------------------------------
      78                         14,505             22,601                1,007,757           1.23
      79                         22,470             90,438                1,068,031           1.19
      80                          8,164                  0                1,068,941           1.33
      81                          9,842             43,902                1,026,479           1.32
      82                          4,308             21,598                  563,229           1.20
      83                          1,934             11,334                  263,837           1.20
--------------------------------------------------------------------------------------------------------------
      84                        146,911                  0                1,287,489           1.52
      85                         55,890                  0                1,053,267           1.50
      86                         21,191                  0                1,246,596           1.51
    86.01                         3,465                  0                  318,657
    86.02                         5,338                  0                  322,070
    86.03                         5,275                  0                  275,474
    86.04                         3,683                  0                  174,591
    86.05                         3,429                  0                  155,804
      87                          7,364                  0                1,432,372           1.72
      88                          7,933                  0                1,238,177           1.50
--------------------------------------------------------------------------------------------------------------
      89                         19,037            111,269                  920,355           1.27
      90                          5,305             38,282                  585,582           1.21
      91                              0             63,270                  905,708           1.19
      92                         16,150             52,605                  797,899           1.19
      93                          7,329             21,554                  837,173           1.20
--------------------------------------------------------------------------------------------------------------
      94                         15,116             89,533                  965,733           1.61
      95                         19,071            112,019                  863,612           1.43
      96                         19,302            112,416                  831,913           1.37
      97                         14,861             37,152                  990,470           1.30
    97.01                         7,446             18,614                  595,613
    97.02                         7,415             18,538                  394,857
      98                          8,915             27,770                  761,751           1.25
--------------------------------------------------------------------------------------------------------------
      99                         14,999             50,780                  814,485           1.22
     100                         37,204             75,054                1,684,232           2.16
    100.01                       18,738             45,652                1,135,748
    100.02                       18,466             29,402                  548,484
     101                          5,581             20,167                  668,226           1.26
     102                         14,604             52,023                  876,713           1.40
     103                          6,979             42,581                  759,291           1.20
--------------------------------------------------------------------------------------------------------------
     104                          9,281             46,414                  908,195           1.80
     105                         13,225             92,591                  727,843           1.21
     106                         12,713            134,352                  888,935           1.64
     107                          6,450             17,643                  709,605           1.22
     108                          3,733             34,300                  883,005           1.33
--------------------------------------------------------------------------------------------------------------
     109                         38,224            104,334                  762,940           1.71
    109.01                       13,401             54,077                  586,503
    109.02                       24,823             50,256                  176,436
     110                         52,884                  0                  677,437           1.22
     111                         15,725             74,890                  658,846           1.20
     112                          3,268             32,882                  528,677           1.21
     113                        102,144                  0                  836,971           1.71
--------------------------------------------------------------------------------------------------------------
     114                         65,000                  0                  665,452           1.24
     115                        128,431                  0                  815,977           1.41
     116                         60,000                  0                  638,432           1.21
     117                        118,241                  0                  997,219           1.90
     118                          3,087              6,174                  690,080           1.35
    118.01                          806              1,612                  191,749
    118.02                          810              1,620                  191,672
    118.03                          805              1,610                  169,624
    118.04                          666              1,332                  137,035
--------------------------------------------------------------------------------------------------------------
     119                         17,407             72,214                  697,913           1.80
     120                          2,053             11,686                  588,955           1.21
     121                          5,145                  0                  948,539           1.77
     122                         12,561             62,806                  767,167           1.54
     123                          2,985              5,974                  662,255           1.33
    123.01                          805              1,610                  189,228
    123.02                          805              1,609                  169,438
    123.03                          691              1,384                  158,567
    123.04                          684              1,369                  145,022
--------------------------------------------------------------------------------------------------------------
     124                         17,309             79,029                  691,768           1.41
     125                          7,018             39,785                  662,116           1.41
     126                         63,360                  0                  565,776           1.25
     127                          6,825             33,042                  748,504           2.10
     128                         15,421            115,309                  601,182           1.39
--------------------------------------------------------------------------------------------------------------
     129                         13,324             69,149                  539,030           1.28
     130                          8,270             41,350                  544,403           1.29
     131                         21,750                  0                  640,454           1.53
     132                          3,780                  0                  516,198           1.28
     133                          9,633             15,979                  497,894           1.22
--------------------------------------------------------------------------------------------------------------
     134                          2,499             22,398                  497,209           1.25
     135                         18,601             44,132                  524,355           1.37
     136                          5,955             11,910                  507,247           1.31
     137                          8,171             35,173                  382,829           1.22
     138                          9,377             41,644                  507,429           1.40
--------------------------------------------------------------------------------------------------------------
     139                         64,668                  0                  477,059           1.38
     140                          4,294             26,299                  442,106           1.24
     141                          6,864             35,392                  467,861           1.30
     142                         44,080                  0                  478,584           1.39
     143                          3,741             18,885                  412,345           1.21
--------------------------------------------------------------------------------------------------------------
     144                         11,475             41,340                  389,542           1.19
     145                         32,078                  0                  388,038           1.31
     146                         10,417             33,763                  394,767           1.29
     147                         65,582                  0                  490,217           1.50
     148                          7,199             31,131                  400,905           1.34
--------------------------------------------------------------------------------------------------------------
     149                         23,500                  0                  408,577           1.47
     150                          9,268             43,308                  408,336           1.36
     151                          1,492             11,740                  321,164           1.20
     152                         12,627             28,254                  367,509           1.29
     153                          2,834             21,035                  349,143           1.24
--------------------------------------------------------------------------------------------------------------
     154                         10,267                  0                  404,517           1.36
    154.01                        6,075                  0                  256,363
    154.02                        4,192                  0                  148,154
     155                          1,456                  0                  379,030           1.67
     156                          3,990             23,259                  549,079           1.95
     157                          2,279             15,265                  495,031           1.90
     158                          1,609             14,334                  340,454           1.26
--------------------------------------------------------------------------------------------------------------
     159                          2,717             11,482                  319,347           1.21
     160                          1,455                  0                  364,405           1.68
     161                          4,900                  0                  364,715           1.40
     162                          2,919             14,656                  266,979           1.20
     163                         10,760                  0                  362,977           1.43
--------------------------------------------------------------------------------------------------------------
     164                          1,680             23,633                  400,109           1.74
     165                          4,100                  1                  388,872           1.57
     166                          5,460             29,672                  271,637           1.20
     167                          7,897                  0                  319,715           1.33
     168                          7,580                  0                  341,172           1.54
--------------------------------------------------------------------------------------------------------------
     169                          6,628                  0                  317,339           1.46
     170                          4,860             13,271                  362,030           1.80
     171                          7,474             44,594                  479,643           2.52
     172                          1,289              6,689                  255,567           1.25
     173                         10,686              9,489                  311,185           1.57
--------------------------------------------------------------------------------------------------------------
     174                          7,979             33,959                  344,279           1.79
     175                         31,372                  0                  233,563           1.21
     176                         16,684             19,596                  209,066           1.36
     177                          4,941                  0                  265,760           1.43
     178                          1,427             15,283                  216,606           1.23
--------------------------------------------------------------------------------------------------------------
     179                          2,765                  0                  219,626           1.23
     180                         15,264                  0                  242,659           1.53
     181                          4,733             13,472                  297,660           1.87
     182                         12,203             20,195                  233,218           1.44
     183                          6,450                  0                  198,666           1.37
--------------------------------------------------------------------------------------------------------------
     184                          7,515                  0                  225,854           1.52
     185                          4,031                  0                  226,591           1.63
     186                          6,757             31,464                  226,636           1.66
     187                          1,680             17,281                  206,160           2.20
     188                          4,055              5,586                  155,992           1.67

   CONTROL                                                        CUT-OFF DATE        BALLOON
    NUMBER        APPRAISAL VALUE ($)        APPRAISAL DATE          LTV (%)          LTV (%)        OCCUPANCY (%)
-----------------------------------------------------------------------------------------------------------------------

      1                       290,000,000      1/18/2006              74.3%            74.3%             95.4%
      2                       284,900,000                             75.1%            63.6%             70.4%
     2.01                      45,500,000       8/5/2005                                                 77.9%
     2.02                      44,700,000      8/10/2005                                                 75.1%
     2.03                      42,700,000       8/3/2005                                                 75.3%
     2.04                      41,900,000       8/8/2005                                                 71.4%
     2.05                      34,100,000       8/4/2005                                                 65.5%
     2.06                      34,400,000       8/8/2005                                                 68.8%
     2.07                      16,700,000      8/29/2005                                                 62.5%
     2.08                      15,000,000       8/4/2005                                                 69.8%
     2.09                       9,900,000       8/8/2005                                                 65.4%
      3                       238,600,000                             78.6%            74.4%             72.7%
     3.01                      54,400,000      12/1/2005                                                 77.3%
     3.02                      39,200,000      11/21/2005                                                79.8%
     3.03                      37,100,000      12/1/2005                                                 67.6%
     3.04                      29,500,000      11/23/2005                                                73.2%
     3.05                      24,100,000      11/2/2005                                                 68.0%
     3.06                      21,700,000      11/3/2005                                                 73.3%
     3.07                      19,700,000      11/29/2005                                                80.9%
     3.08                      12,900,000      11/4/2005                                                 64.9%
      4                       447,680,000                             75.9%            75.9%             94.0%
     4.01                      96,700,000      5/26/2005                                                 93.7%
     4.02                     101,600,000      5/27/2005                                                 93.2%
     4.03                      53,730,000      5/26/2005                                                 94.8%
     4.04                      54,200,000       3/1/2005                                                 95.5%
     4.05                      41,570,000      5/26/2005                                                 92.4%
     4.06                      27,590,000      5/26/2005                                                 96.4%
     4.07                      25,400,000      5/27/2005                                                 93.0%
     4.08                      23,600,000      5/12/2005                                                 98.0%
     4.09                      23,290,000      5/26/2005                                                 90.3%
      5                       180,000,000      12/1/2005              72.2%            67.2%             95.3%
-----------------------------------------------------------------------------------------------------------------------
      6                       285,000,000       9/1/2005              45.4%            42.4%             92.8%
      7                       180,000,000      10/17/2005             60.8%            56.7%             96.6%
      8                       132,700,000                             77.6%            77.6%             95.7%
     8.01                      24,600,000      9/21/2005                                                100.0%
     8.02                      24,500,000      9/21/2005                                                100.0%
     8.03                      22,200,000      9/23/2005                                                 95.1%
     8.04                      21,600,000      9/23/2005                                                100.0%
     8.05                      14,200,000      9/23/2005                                                 76.2%
     8.06                       9,200,000      9/20/2005                                                100.0%
     8.07                       8,500,000      9/20/2005                                                100.0%
     8.08                       7,900,000      9/20/2005                                                 90.4%
      9                       118,800,000       1/1/2006              79.2%            79.2%             88.7%
      10                      110,300,000                             76.2%            73.3%             94.8%
    10.01                      10,800,000      12/1/2005                                                 35.2%
    10.02                      10,100,000      12/1/2005                                                100.0%
    10.03                       9,800,000      12/1/2005                                                100.0%
    10.04                       9,900,000      12/1/2005                                                100.0%
    10.05                       9,500,000      12/1/2005                                                100.0%
    10.06                      10,500,000      12/1/2005                                                100.0%
    10.07                       6,500,000      12/1/2005                                                100.0%
    10.08                       8,000,000      12/1/2005                                                100.0%
    10.09                       6,300,000      12/1/2005                                                100.0%
    10.10                       5,800,000      12/1/2005                                                100.0%
    10.11                       9,000,000      12/1/2005                                                100.0%
    10.12                       6,100,000      12/1/2005                                                100.0%
    10.13                       4,500,000      12/1/2005                                                100.0%
    10.14                       3,500,000      12/1/2005                                                100.0%
-----------------------------------------------------------------------------------------------------------------------
      11                      101,500,000                             79.8%            77.3%             87.3%
    11.01                      65,000,000      9/28/2005                                                100.0%
    11.02                      29,000,000      9/28/2005                                                100.0%
    11.03                       7,500,000      9/28/2005                                                 23.0%
      12                      100,500,000      10/10/2005             79.6%            74.0%             95.3%
      13                      100,000,000      9/30/2005              79.7%            79.7%             82.2%
      14                       99,400,000      10/19/2005             73.5%            67.9%             61.4%
      15                       95,400,000       9/3/2005              72.6%            69.2%             94.2%
-----------------------------------------------------------------------------------------------------------------------
      16                       86,700,000      9/30/2005              79.9%            79.9%             87.1%
      17                       85,925,000                             80.0%            80.0%             88.6%
    17.01                       7,600,000      2/15/2006                                                 90.0%
    17.02                       6,450,000      2/15/2006                                                100.0%
    17.03                       3,740,000      2/15/2006                                                100.0%
    17.04                       4,070,000      2/15/2006                                                100.0%
    17.05                       3,325,000      2/15/2006                                                 51.4%
    17.06                       3,350,000      2/15/2006                                                100.0%
    17.07                       2,610,000      2/15/2006                                                100.0%
    17.08                       2,620,000      2/15/2006                                                 87.3%
    17.09                       2,650,000      2/15/2006                                                100.0%
    17.10                       2,425,000      2/15/2006                                                 75.2%
    17.11                       2,460,000      2/15/2006                                                100.0%
    17.12                       2,450,000      2/15/2006                                                100.0%
    17.13                       2,440,000      2/15/2006                                                100.0%
    17.14                       2,010,000      2/15/2006                                                100.0%
    17.15                       2,410,000      2/15/2006                                                100.0%
    17.16                       1,980,000      2/15/2006                                                100.0%
    17.17                       1,710,000      2/15/2006                                                 75.0%
    17.18                       2,300,000      2/15/2006                                                 93.5%
    17.19                       2,090,000      2/15/2006                                                100.0%
    17.20                       2,080,000      2/15/2006                                                100.0%
    17.21                       1,510,000      2/15/2006                                                100.0%
    17.22                       2,000,000      2/15/2006                                                100.0%
    17.23                       1,690,000      2/15/2006                                                 84.2%
    17.24                       1,100,000      2/15/2006                                                 53.7%
    17.25                       3,100,000      2/15/2006                                                100.0%
    17.26                       1,210,000      2/15/2006                                                100.0%
    17.27                       1,220,000      2/15/2006                                                 77.0%
    17.28                       1,260,000      2/15/2006                                                 76.8%
    17.29                       1,170,000      2/15/2006                                                 74.9%
    17.30                       1,740,000      2/15/2006                                                100.0%
    17.31                       3,330,000      2/15/2006                                                 66.7%
    17.32                       1,475,000      2/15/2006                                                100.0%
    17.33                       1,200,000      2/15/2006                                                100.0%
    17.34                         740,000      2/15/2006                                                 81.0%
    17.35                         890,000      2/15/2006                                                100.0%
    17.36                         810,000      2/15/2006                                                 94.6%
    17.37                         710,000      2/15/2006                                                 91.0%
      18                       75,900,000                             75.2%            70.2%             93.6%
    18.01                      18,600,000      10/1/2005                                                 92.7%
    18.02                      14,600,000      10/14/2005                                               100.0%
    18.03                       9,400,000      10/11/2005                                               100.0%
    18.04                       6,800,000      10/11/2005                                               100.0%
    18.05                       4,900,000      10/11/2005                                                93.2%
    18.06                       3,700,000      10/21/2005                                                72.9%
    18.07                       3,300,000      10/11/2005                                               100.0%
    18.08                       3,200,000      10/25/2005                                               100.0%
    18.09                       3,150,000      10/18/2005                                               100.0%
    18.10                       3,000,000      10/21/2005                                               100.0%
    18.11                       2,450,000      10/14/2005                                               100.0%
    18.12                       1,600,000      10/21/2005                                                0.0%
    18.13                       1,200,000      10/21/2005                                               100.0%
      19                       77,500,000      10/1/2005              72.3%            64.6%             83.4%
      20                      352,900,000                             68.3%            57.6%             67.0%
    20.01                      93,800,000       8/5/2005                                                 79.1%
    20.02                      60,000,000       8/8/2005                                                 60.8%
    20.03                      45,400,000       8/2/2005                                                 63.3%
    20.04                      39,300,000       8/4/2005                                                 68.7%
    20.05                      33,500,000      8/10/2005                                                 75.6%
    20.06                      22,900,000      8/10/2005                                                 58.1%
    20.07                      37,000,000       8/2/2005                                                 63.6%
    20.08                      21,000,000      8/10/2005                                                 67.3%
-----------------------------------------------------------------------------------------------------------------------
      21                       66,600,000      9/21/2005              76.4%            73.5%            100.0%
      22                       59,700,000       2/1/2006              79.6%            71.2%             95.3%
      23                       68,000,000       1/1/2006              68.4%            66.9%             66.1%
      24                       13,070,000      12/22/2005             79.9%            71.6%             96.6%
      25                        6,470,000      12/28/2005             79.9%            71.6%            100.0%
      26                        5,860,000      12/8/2005              79.9%            71.6%            100.0%
      27                        5,340,000      12/28/2005             79.9%            71.6%            100.0%
      28                        4,690,000      12/15/2005             79.9%            71.6%            100.0%
      29                        4,620,000      12/27/2005             79.9%            71.6%            100.0%
      30                        4,470,000      12/19/2005             79.9%            71.6%             84.4%
      31                        3,880,000      12/15/2005             79.9%            71.6%             88.9%
      32                        2,920,000      12/9/2005              79.9%            71.6%             81.0%
-----------------------------------------------------------------------------------------------------------------------
      33                       51,000,000      11/17/2005             78.4%            68.8%             95.3%
      34                       51,200,000      11/1/2005              76.0%            66.7%             96.4%
      35                       50,400,000      11/15/2005             70.4%            70.4%             88.2%
      36                       54,000,000       1/2/2006              64.8%            60.4%             90.7%
      37                       46,000,000                             73.9%            66.8%             97.2%
    37.01                      27,000,000      9/26/2005                                                 97.4%
    37.02                      19,000,000      9/26/2005                                                 96.9%
-----------------------------------------------------------------------------------------------------------------------
      38                       42,500,000      8/10/2005              80.0%            76.9%             87.3%
      39                       37,600,000      8/26/2005              79.8%            69.2%             91.5%
      40                       35,400,000      12/14/2005             81.9%            73.6%             89.7%
      41                       38,800,000       1/1/2006              67.0%            58.9%             85.8%
      42                       40,560,000      11/1/2005              67.6%            67.6%             98.4%
-----------------------------------------------------------------------------------------------------------------------
      43                       34,500,000      12/1/2005              75.4%            67.6%             99.7%
      44                       42,000,000      11/17/2005             60.2%            51.6%             86.4%
      45                       57,500,000                             43.4%            34.6%             87.9%
    45.01                      26,500,000      11/16/2005                                                89.5%
    45.02                      31,000,000      11/16/2005                                                86.4%
      46                      162,600,000                             65.5%            50.6%             64.9%
    46.01                      29,600,000      7/12/2005                                                 50.8%
    46.02                      22,900,000      7/11/2005                                                 60.8%
    46.03                      12,400,000       7/1/2005                                                 73.1%
    46.04                      14,400,000      7/11/2005                                                 56.0%
    46.05                      14,300,000      7/12/2005                                                 81.1%
    46.06                      18,500,000       8/1/2005                                                 65.1%
    46.07                      14,200,000      7/12/2005                                                 60.1%
    46.08                      11,400,000      7/20/2005                                                 67.5%
    46.09                       9,200,000      7/11/2005                                                 61.7%
    46.10                       7,900,000      7/13/2005                                                 70.4%
    46.11                       7,800,000      7/13/2005                                                 77.8%
      47                       31,000,000                             70.7%            63.8%             81.0%
    47.01                      16,000,000      9/22/2005                                                 84.7%
    47.02                      15,000,000      9/22/2005                                                 76.6%
-----------------------------------------------------------------------------------------------------------------------
      48                       26,500,000      11/7/2005              79.2%            74.2%             99.1%
      49                       15,350,000       7/1/2005              79.5%            69.2%             93.7%
      50                       10,550,000       7/1/2005              79.5%            69.2%             98.2%
      51                       37,500,000      12/1/2005              53.3%            46.4%             97.0%
      52                       29,000,000      11/22/2005             68.3%            68.3%            100.0%
-----------------------------------------------------------------------------------------------------------------------
      53                       25,800,000      7/25/2005              67.5%            57.2%             71.9%
      54                       23,900,000      8/15/2005              81.1%            71.2%             89.5%
      55                       24,750,000      10/20/2005             75.2%            69.8%            100.0%
      56                       23,000,000      8/23/2005              78.7%            70.7%             98.8%
      57                       27,300,000      10/15/2005             65.5%            50.6%            100.0%
-----------------------------------------------------------------------------------------------------------------------
      58                       23,350,000      9/26/2005              76.0%            70.9%            100.0%
      59                       23,000,000      9/16/2005              76.5%            76.5%             94.3%
      60                       23,000,000      12/27/2005             76.1%            66.7%             95.3%
      61                       23,000,000      11/17/2005             73.5%            63.0%             84.9%
      62                       20,800,000      12/8/2005              79.9%            74.2%             93.1%
-----------------------------------------------------------------------------------------------------------------------
      63                       21,000,000      11/29/2005             78.2%            51.0%             98.4%
      64                       25,600,000      10/15/2005             62.5%            48.3%            100.0%
      65                       23,700,000      10/7/2005              66.7%            51.5%            100.0%
      66                       21,000,000       9/1/2005              75.0%            66.3%             80.6%
      67                       17,500,000      11/8/2005              89.3%            78.5%             93.4%
-----------------------------------------------------------------------------------------------------------------------
      68                       21,800,000      8/22/2005              70.0%            64.8%             97.0%
      69                       31,500,000      11/27/2005             47.6%            45.7%             67.4%
      70                       22,500,000      12/28/2005             65.8%            61.3%            100.0%
      71                       18,400,000      8/24/2005              78.6%            70.2%             97.2%
      72                       20,700,000      7/27/2005              69.1%            69.1%             93.8%
-----------------------------------------------------------------------------------------------------------------------
      73                       18,000,000      12/28/2005             77.8%            77.8%            100.0%
      74                       19,900,000      11/18/2005             70.4%            63.3%             93.5%
      75                       19,300,000      10/1/2005              71.6%            70.0%             74.3%
      76                       18,850,000      9/25/2005              72.1%            67.3%             79.1%
      77                       21,060,000      7/30/2005              61.7%            49.4%             86.0%
-----------------------------------------------------------------------------------------------------------------------
      78                       16,000,000      9/22/2005              78.1%            69.3%             96.0%
      79                       16,850,000      9/14/2005              74.2%            65.8%             98.8%
      80                       15,400,000      6/30/2005              79.2%            72.6%            100.0%
      81                       15,400,000      11/1/2005              74.7%            66.7%             87.7%
      82                       11,600,000      12/5/2005              62.2%            62.2%             90.4%
      83                        6,800,000      12/5/2005              62.2%            62.2%            100.0%
-----------------------------------------------------------------------------------------------------------------------
      84                       16,800,000      8/26/2005              66.7%            53.2%             79.9%
      85                       13,600,000       9/2/2005              81.1%            71.7%             99.6%
      86                       14,890,000                             73.6%            56.6%             89.7%
    86.01                       4,020,000      11/4/2005                                                 94.0%
    86.02                       3,640,000      11/4/2005                                                 94.9%
    86.03                       3,000,000      11/4/2005                                                 90.7%
    86.04                       2,170,000      11/4/2005                                                 88.7%
    86.05                       2,060,000      11/4/2005                                                 77.0%
      87                       20,000,000      10/15/2005             54.7%            42.2%            100.0%
      88                       18,200,000      10/18/2005             59.5%            46.0%            100.0%
-----------------------------------------------------------------------------------------------------------------------
      89                       15,000,000      11/21/2005             71.3%            63.7%             92.6%
      90                       13,200,000      10/29/2005             53.8%            58.6%            100.0%
      91                       15,100,000      11/10/2005             68.2%            60.8%            100.0%
      92                       12,820,000      2/23/2006              76.4%            74.3%             93.0%
      93                       13,520,000      12/25/2005             75.7%            66.3%             98.5%
-----------------------------------------------------------------------------------------------------------------------
      94                       12,900,000      11/11/2005             79.1%            79.1%             98.7%
      95                       12,600,000      12/1/2005              79.4%            79.4%             88.4%
      96                       12,550,000      12/1/2005              79.7%            79.7%             88.7%
      97                       13,600,000                             73.3%            56.7%            100.0%
    97.01                       8,100,000      10/24/2005                                               100.0%
    97.02                       5,500,000      10/24/2005                                               100.0%
      98                       12,200,000      10/1/2005              77.9%            73.5%             92.6%
-----------------------------------------------------------------------------------------------------------------------
      99                       12,200,000      9/22/2005              78.5%            66.1%            100.0%
     100                       20,000,000                             47.8%            43.6%            100.0%
    100.01                     14,000,000      12/29/2005                                               100.0%
    100.02                      6,000,000      12/23/2005                                               100.0%
     101                       11,500,000      9/27/2005              69.7%            74.4%             87.2%
     102                       13,900,000       6/2/2005              66.0%            57.9%             94.3%
     103                       12,300,000      9/29/2005              73.8%            68.8%             92.6%
-----------------------------------------------------------------------------------------------------------------------
     104                       15,800,000      10/28/2005             57.0%            57.0%             98.2%
     105                       11,300,000      12/5/2005              75.2%            70.2%             91.3%
     106                       12,700,000      9/26/2005              65.0%            57.7%             94.7%
     107                       10,900,000       9/2/2005              75.0%            70.0%            100.0%
     108                       13,810,000      11/2/2005              59.1%            37.8%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     109                       11,400,000                             69.3%            69.3%             81.6%
    109.01                      7,300,000      10/11/2005                                                82.1%
    109.02                      4,100,000      10/11/2005                                                80.4%
     110                       10,100,000      10/13/2005             78.1%            66.1%             96.6%
     111                        9,750,000      9/14/2005              79.2%            69.9%            100.0%
     112                        9,500,000      11/1/2005              68.9%            74.1%             82.2%
     113                       11,600,000      11/30/2005             64.7%            64.7%             67.8%
-----------------------------------------------------------------------------------------------------------------------
     114                        9,500,000      11/24/2005             78.9%            69.2%             93.1%
     115                       10,500,000      9/15/2005              71.0%            55.2%             79.4%
     116                        9,250,000      11/29/2005             79.5%            69.7%             94.2%
     117                       10,900,000      11/8/2005              66.4%            56.5%             68.4%
     118                        9,950,000                             72.3%            61.2%            100.0%
    118.01                      2,800,000      11/19/2005                                               100.0%
    118.02                      2,750,000      11/18/2005                                               100.0%
    118.03                      2,400,000      11/18/2005                                               100.0%
    118.04                      2,000,000      11/22/2005                                               100.0%
-----------------------------------------------------------------------------------------------------------------------
     119                        9,000,000       3/2/2005              79.6%            79.6%             97.8%
     120                       10,600,000      8/20/2005              66.6%            56.1%            100.0%
     121                       12,200,000      10/27/2005             57.8%            44.7%            100.0%
     122                       10,100,000      11/22/2005             69.3%            65.8%             97.9%
     123                        9,700,000                             72.1%            60.9%            100.0%
    123.01                      2,800,000       1/3/2006                                                100.0%
    123.02                      2,500,000       1/3/2006                                                100.0%
    123.03                      2,300,000       1/9/2006                                                100.0%
    123.04                      2,100,000      1/10/2006                                                100.0%
-----------------------------------------------------------------------------------------------------------------------
     124                       10,500,000       2/7/2006              65.6%            55.5%             91.6%
     125                        9,300,000      12/21/2005             73.4%            67.2%             94.1%
     126                        8,217,000      10/28/2005             80.0%            70.2%             95.8%
     127                       12,800,000      11/17/2005             50.8%            50.8%            100.0%
     128                        9,000,000      9/29/2005              72.2%            65.6%             95.4%
-----------------------------------------------------------------------------------------------------------------------
     129                        7,600,000      10/28/2005             79.7%            67.1%             92.3%
     130                        7,700,000      3/30/2005              77.9%            66.8%             74.7%
     131                        8,338,500      11/3/2005              72.0%            64.6%             96.6%
     132                        7,600,000      10/20/2005             77.4%            71.9%            100.0%
     133                        7,300,000      10/4/2005              79.8%            67.2%             97.8%
-----------------------------------------------------------------------------------------------------------------------
     134                        7,400,000       1/1/2006              77.7%            67.3%            100.0%
     135                        7,240,000      10/2/2005              78.4%            64.1%             86.0%
     136                        6,900,000      11/30/2005             79.5%            67.1%             97.7%
     137                        7,200,000      12/1/2005              62.5%            59.1%             79.4%
     138                        6,340,000      10/4/2005              82.5%            69.4%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     139                        6,700,000      6/22/2005              78.0%            66.2%             88.7%
     140                        6,500,000      11/1/2005              80.0%            71.6%             96.7%
     141                        6,550,000      12/15/2005             79.4%            73.9%            100.0%
     142                        6,450,000      6/29/2005              79.3%            66.3%             91.4%
     143                        6,250,000      11/2/2005              80.0%            71.6%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     144                        6,420,000      11/3/2005              72.9%            61.4%            100.0%
     145                        5,750,000      6/29/2005              80.0%            69.2%             97.4%
     146                        5,670,000      10/4/2005              79.9%            74.2%             88.0%
     147                        6,700,000      10/1/2005              66.0%            64.6%             75.5%
     148                        5,500,000      11/27/2005             79.5%            69.6%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     149                        5,450,000      8/31/2005              79.3%            70.1%             99.0%
     150                        5,390,000      10/4/2005              80.1%            67.3%            100.0%
     151                        5,400,000      9/27/2005              74.7%            73.2%             89.6%
     152                        5,250,000      9/21/2005              79.9%            66.7%             96.5%
     153                        5,140,000      12/9/2005              80.0%            74.3%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     154                        5,570,000                             73.6%            66.6%             80.1%
    154.01                      3,270,000      9/14/2005                                                 83.5%
    154.02                      2,300,000      9/16/2005                                                 74.8%
     155                        6,350,000       9/6/2005              62.9%            62.9%            100.0%
     156                       10,450,000       2/6/2006              38.2%            32.3%             84.2%
     157                        7,500,000      12/14/2005             52.0%            46.3%            100.0%
     158                        5,800,000      1/13/2006              67.2%            62.6%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     159                        5,000,000       9/2/2005              78.0%            69.7%             88.9%
     160                        6,175,000      9/21/2005              62.2%            62.2%            100.0%
     161                        5,700,000      10/20/2005             66.7%            62.0%            100.0%
     162                        4,410,000      12/8/2005              73.7%            74.6%             89.6%
     163                        4,875,000      11/17/2005             75.0%            63.1%             83.9%
-----------------------------------------------------------------------------------------------------------------------
     164                        5,670,000      11/1/2005              61.4%            51.0%            100.0%
     165                        6,400,000      10/26/2005             53.1%            47.2%            100.0%
     166                        4,200,000       9/7/2005              77.8%            68.4%             91.2%
     167                        4,860,000      11/30/2005             65.8%            56.0%             80.1%
     168                        4,000,000      11/17/2005             79.8%            67.1%             98.1%
-----------------------------------------------------------------------------------------------------------------------
     169                        4,000,000      11/17/2005             78.2%            65.7%             98.7%
     170                        6,300,000       9/7/2005              48.9%            40.6%            100.0%
     171                        7,600,000      8/26/2005              39.5%            34.0%             91.9%
     172                        3,760,000      11/10/2005             79.8%            74.1%            100.0%
     173                        4,500,000      8/29/2005              66.5%            55.2%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     174                        5,170,000      11/5/2005              55.0%            45.9%            100.0%
     175                        3,805,000      10/28/2005             74.1%            65.0%             96.7%
     176                        2,860,000      9/19/2005              78.4%            63.6%             78.4%
     177                        3,280,000       5/3/2005              79.2%            67.1%             73.2%
     178                        3,125,000      9/27/2005              80.0%            74.7%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     179                        4,000,000      11/29/2005             62.5%            58.4%             98.7%
     180                        3,150,000       9/1/2005              78.7%            69.6%             97.2%
     181                        5,000,000       9/9/2005              47.8%            39.8%            100.0%
     182                        5,300,000      12/1/2005              43.4%            40.5%            100.0%
     183                        2,800,000       8/2/2005              74.6%            62.8%            100.0%
-----------------------------------------------------------------------------------------------------------------------
     184                        3,200,000       5/3/2005              65.2%            55.3%             98.7%
     185                        2,700,000      10/13/2005             74.1%            65.2%             77.6%
     186                        3,140,000      11/5/2005              63.6%            53.2%            100.0%
     187                        2,450,000      10/8/2005              56.9%            47.5%            100.0%
     188                        1,950,000       8/5/2005              71.4%            59.7%            100.0%

   CONTROL                                                                                  LARGEST TENANT
    NUMBER         OCCUPANCY DATE                       LARGEST TENANT                           SQ FT
---------------------------------------------------------------------------------------------------------------

      1              2/15/2006        Dick's Sporting Goods                                        75,000
      2
     2.01            12/31/2005       NAP                                                               0
     2.02            12/31/2005       NAP                                                               0
     2.03            12/31/2005       NAP                                                               0
     2.04            12/31/2005       NAP                                                               0
     2.05            12/31/2005       NAP                                                               0
     2.06            12/31/2005       NAP                                                               0
     2.07            12/31/2005       NAP                                                               0
     2.08            12/31/2005       NAP                                                               0
     2.09            12/31/2005       NAP                                                               0
      3
     3.01            12/31/2005       NAP                                                               0
     3.02            12/31/2005       NAP                                                               0
     3.03            12/31/2005       NAP                                                               0
     3.04            12/31/2005       NAP                                                               0
     3.05            12/31/2005       NAP                                                               0
     3.06            12/31/2005       NAP                                                               0
     3.07            12/31/2005       NAP                                                               0
     3.08            12/31/2005       NAP                                                               0
      4
     4.01            11/17/2005       NAP                                                               0
     4.02            11/17/2005       NAP                                                               0
     4.03            11/17/2005       NAP                                                               0
     4.04            11/17/2005       NAP                                                               0
     4.05            11/17/2005       NAP                                                               0
     4.06            11/17/2005       NAP                                                               0
     4.07            11/17/2005       NAP                                                               0
     4.08            11/17/2005       NAP                                                               0
     4.09            11/17/2005       NAP                                                               0
      5              12/27/2005       Delaware Management Holdings, Inc.                          263,682
----------------------------------------------------------------------------------------------------------
      6              9/16/2005        Gap                                                          12,679
      7              12/1/2005        Hula Grill                                                   13,400
      8
     8.01             9/9/2005        Booz Allen Hamilton, Inc.                                    93,482
     8.02             9/9/2005        Northrop Grumman Systems                                     99,524
     8.03             9/9/2005        Ameritrade Holding Corp.                                     42,603
     8.04             9/9/2005        Honeywell International                                     145,806
     8.05             9/9/2005        Cadmus Journal Services                                      65,143
     8.06             9/9/2005        Nucletron Corporation                                        28,693
     8.07             9/9/2005        SAIC                                                         40,385
     8.08             9/9/2005        Rohde & Schwarz, Inc.                                        34,336
      9               1/1/2006        Noble Energy, Inc.                                           76,930
      10
    10.01             2/1/2006        Lillian Vernon Corp.                                         19,833
    10.02             2/1/2006        FCC National Bank/ JP Morgan Chase                           24,925
    10.03             2/1/2006        Wynn Design & Development                                    25,086
    10.04             2/1/2006        ClientLogic Corp.                                            50,536
    10.05             2/1/2006        Corporate Express, Inc.                                      24,133
    10.06             2/1/2006        Converse Professional Group                                  20,854
    10.07             2/1/2006        United Coin Machine Company                                  23,818
    10.08             2/1/2006        International Gaming Technologies Inc.                       42,841
    10.09             2/1/2006        William Lyon Homes                                           16,048
    10.10             2/1/2006        ClientLogic Corp.                                            17,493
    10.11             2/1/2006        International Gaming Technologies Inc.                       32,411
    10.12             2/1/2006        SigmaTron International                                      47,235
    10.13             2/1/2006        Franklin Machine Products                                    24,344
    10.14             2/1/2006        International Gaming Technologies Inc.                       35,073
----------------------------------------------------------------------------------------------------------
      11
    11.01            9/28/2005        Berkline                                                     91,591
    11.02             9/1/2005        Hekman                                                       43,321
    11.03             9/1/2005        Nobles                                                       10,300
      12             11/17/2005       Duke University                                             227,896
      13             8/30/2005        Group Health Cooperative                                     78,332
      14             6/22/2005        PriceWaterhouseCoopers LLP                                  112,685
      15             11/1/2005        Schmeltzer, Aptaker & Shepard, PC                            33,732
----------------------------------------------------------------------------------------------------------
      16             8/30/2005        GSA (EPA)                                                   141,770
      17
    17.01            11/1/2005        Rent-A-Center Texas                                           4,480
    17.02            11/1/2005        Dollar Tree 2758                                              9,240
    17.03            11/1/2005        Wm Moore dba Dollar Store Express                             3,770
    17.04            11/1/2005        Dollar Tree Store 2460                                        7,980
    17.05            11/1/2005        Dollar Tree Stores 2386                                       8,039
    17.06            11/1/2005        Lion and Lamb Ministries                                      5,262
    17.07            11/1/2005        Maurices (clothing)                                           4,200
    17.08            11/1/2005        Wagbrick, Inc./Hallmark Store                                 3,600
    17.09            11/1/2005        CATO Corp                                                     3,908
    17.10            11/1/2005        Jenny's Fashions dba Liliah Beaute                            3,000
    17.11            11/1/2005        Radio Shack 0-6958-1                                          2,400
    17.12            11/1/2005        MGA 0512 (Movie Gallery)                                      4,600
    17.13            11/1/2005        Fashion Bug 3516                                              8,000
    17.14            11/1/2005        Dollar Tree Stores 2397                                       8,000
    17.15            11/1/2005        Dollar Tree Store 2394                                        6,329
    17.16            11/1/2005        Gabriel Eye Institute, PC                                     5,100
    17.17            11/1/2005        Manpower                                                      1,600
    17.18            11/1/2005        US Dept of Agriculture                                        2,824
    17.19            11/1/2005        Flagstar Bank                                                 2,000
    17.20            11/1/2005        National Rent to Own                                          4,500
    17.21            11/1/2005        Fashion Bug 3425                                              8,000
    17.22            11/1/2005        Fashion Bug 3423                                              8,000
    17.23            11/1/2005        Dollar Tree Store                                             8,750
    17.24            11/1/2005        CATO Corporation                                              4,056
    17.25            11/1/2005        Dollar Tree Store 2591                                        9,000
    17.26            11/1/2005        Dollar Tree                                                   8,330
    17.27            11/1/2005        Dollar Tree Store 2570                                       10,000
    17.28            11/1/2005        CATO Corp                                                     3,840
    17.29            11/1/2005        CATO Corporation                                              4,056
    17.30            11/1/2005        Dollar Tree 2058                                              5,200
    17.31            11/1/2005        Physical Therapy                                              5,165
    17.32            11/1/2005        CATO Corp                                                     3,973
    17.33            11/1/2005        Dollar Tree Store 1572                                        5,200
    17.34            11/1/2005        Dollar Tree Store 2313                                        9,500
    17.35            11/1/2005        Dollar Tree Store 2750                                        8,880
    17.36            11/1/2005        Fashion Bug 3599                                              7,000
    17.37            11/1/2005        Child's Play Resale, Inc.                                     2,225
      18
    18.01            9/15/2005        Inwood Furniture                                             96,000
    18.02            9/15/2005        Owens & Minor Distribution, Inc.                            108,807
    18.03            9/15/2005        Haber Fabrics Corp.                                         300,000
    18.04            9/15/2005        Universal Battery Corp.                                     148,840
    18.05            9/15/2005        Central Consolidated, Inc.                                   16,800
    18.06            9/15/2005        Steward EFI Texas, LLC                                       43,030
    18.07            9/15/2005        Summit Direct Mail, Inc.                                     65,139
    18.08            9/15/2005        Packaging Corporation of America                            101,438
    18.09            9/15/2005        Premier Industries, Inc.                                    132,100
    18.10            9/15/2005        Lucchese, Inc.                                               99,000
    18.11            9/15/2005        Gooseberry Patch Co.                                         52,441
    18.12            9/15/2005        NAP                                                               0
    18.13            9/15/2005        TOTOKU Electronics                                           39,000
      19             11/1/2005        Encyclopedia Britannica, Inc.                                75,326
      20
    20.01            12/31/2005       NAP                                                               0
    20.02            12/31/2005       NAP                                                               0
    20.03            12/31/2005       NAP                                                               0
    20.04            12/31/2005       NAP                                                               0
    20.05            12/31/2005       NAP                                                               0
    20.06            12/31/2005       NAP                                                               0
    20.07            12/31/2005       NAP                                                               0
    20.08            12/31/2005       NAP                                                               0
----------------------------------------------------------------------------------------------------------
      21              9/2/2005        AMC Mortgage Services                                       265,755
      22             11/1/2005        Safeway Ground Lease                                         56,400
      23             9/30/2005        NAP                                                               0
      24             12/1/2005        Staples                                                      24,049
      25             12/1/2005        CATO                                                          6,000
      26             12/1/2005        Dollar Tree                                                   7,000
      27             12/1/2005        CATO                                                          6,500
      28             12/1/2005        Advance Auto Parts                                            8,000
      29             12/1/2005        CATO                                                          5,400
      30             12/1/2005        CATO                                                          4,720
      31             12/1/2005        Movie Gallery                                                 5,000
      32             12/1/2005        Peebles                                                      15,000
----------------------------------------------------------------------------------------------------------
      33             10/31/2005       Winn-Dixie Stores, Inc.                                      59,919
      34             11/30/2005       Ashley Furniture Superstore                                  50,974
      35             10/11/2005       Social & Health Services                                     61,493
      36             12/1/2005        Actuate (sublease to Genentech)                              50,429
      37
    37.01            9/30/2005        NAP                                                               0
    37.02            9/30/2005        NAP                                                               0
----------------------------------------------------------------------------------------------------------
      38             11/30/2005       Rand Corporation                                             35,388
      39             12/14/2005       Youbill, Inc.                                                12,862
      40             12/28/2005       Allstate                                                     29,384
      41             12/1/2005        Jo-Anne Fabrics                                              34,821
      42             10/11/2005       NAP                                                               0
----------------------------------------------------------------------------------------------------------
      43             12/13/2005       Safeway                                                      39,398
      44             11/30/2005       Akamai Technologies                                          31,493
      45
    45.01            11/30/2005       NAP                                                               0
    45.02            11/30/2005       NAP                                                               0
      46
    46.01            10/31/2005       NAP                                                               0
    46.02            10/31/2005       NAP                                                               0
    46.03            10/31/2005       NAP                                                               0
    46.04            10/31/2005       NAP                                                               0
    46.05            10/31/2005       NAP                                                               0
    46.06            10/31/2005       NAP                                                               0
    46.07            10/31/2005       NAP                                                               0
    46.08            10/31/2005       NAP                                                               0
    46.09            10/31/2005       NAP                                                               0
    46.10            10/31/2005       NAP                                                               0
    46.11            10/31/2005       NAP                                                               0
      47
    47.01            1/31/2006        Dick Pacific Construction Co.                                21,086
    47.02            1/31/2006        State of Hawaii                                              29,007
----------------------------------------------------------------------------------------------------------
      48             11/28/2005       Sirote and Permutt                                           87,316
      49              9/1/2005        NAP                                                               0
      50             8/25/2005        NAP                                                               0
      51             12/31/2005       Superfresh                                                   35,000
      52             12/31/2005       Wegman's                                                    120,000
----------------------------------------------------------------------------------------------------------
      53              8/2/2005        Concord Buying Group (AJ Wright)                             26,625
      54             7/18/2005        Dominick's Finer Foods, Inc.                                 70,922
      55             4/27/2005        Balfab Manufacturing                                         60,043
      56             10/1/2005        Pasha Home Fashions                                          13,364
      57             11/30/2005       AMC                                                          95,466
----------------------------------------------------------------------------------------------------------
      58             7/11/2005        XO Communications                                            51,049
      59             10/31/2005       PTG Industries                                               18,000
      60             12/14/2005       State Farm Mutual Automobile Insurance C                     24,370
      61             12/15/2005       Fisher Investments                                           74,215
      62             9/16/2005        Siemens Network                                              31,517
----------------------------------------------------------------------------------------------------------
      63             12/10/2005       Giant Food Stores / Value City Furniture                     48,800
      64             11/30/2005       AMC                                                         113,768
      65             11/30/2005       Regal Cinemas                                               140,300
      66             11/30/2005       NAP                                                               0
      67             11/1/2005        GE Commercial Finance                                        33,331
----------------------------------------------------------------------------------------------------------
      68              9/1/2005        Delhaize sublet to Hobby Lobby                               53,844
      69             11/16/2005       INspiration Furniture                                        25,052
      70             12/28/2005       Biovail Pharmaceuticals, Inc.                               115,558
      71             10/31/2005       Jo-Ann Fabric                                                35,240
      72             9/30/2005        NAP                                                               0
----------------------------------------------------------------------------------------------------------
      73             12/1/2005        Pacific Office Properties Trust, LLC                        210,286
      74             11/1/2005        Clay 600, Inc., dba Bay Business Centers                     10,156
      75             7/31/2005        NAP                                                               0
      76             10/1/2005        Smart Financial Credit Union                                 40,434
      77             12/12/2005       Archiver's                                                    6,510
----------------------------------------------------------------------------------------------------------
      78              8/2/2005        The Stop & Shop Supermarket Company                          52,052
      79             9/30/2005        Tetra Technologies                                           73,027
      80              7/1/2005        Shaw's Supermarket, Inc.                                     54,425
      81             11/1/2005        Theatre District Business Center, LLC                        12,634
      82             11/1/2005        CVS Pharmacy                                                 10,523
      83             11/21/2005       Burger King                                                   3,269
----------------------------------------------------------------------------------------------------------
      84             10/31/2005       NAP                                                               0
      85              9/7/2005        NAP                                                               0
      86
    86.01            10/31/2005       NAP                                                               0
    86.02            10/31/2005       NAP                                                               0
    86.03            10/31/2005       NAP                                                               0
    86.04            10/31/2005       NAP                                                               0
    86.05            10/31/2005       NAP                                                               0
      87             11/30/2005       Muvico                                                       73,637
      88             11/30/2005       Rave                                                         79,330
----------------------------------------------------------------------------------------------------------
      89             9/30/2005        Northrop Grumman                                             15,264
      90             12/31/2005       Kragen Auto Parts                                             8,000
      91             11/23/2005       Alameda Newspaper Group                                      60,559
      92             9/30/2005        Safeway                                                      46,459
      93             10/6/2005        King Soopers                                                 63,016
----------------------------------------------------------------------------------------------------------
      94             10/31/2005       Gilmartin, Fitzsimmons & Ross, PC                            12,640
      95             9/30/2005        Acterna LLC                                                  16,468
      96             9/30/2005        The Denmark Group, Inc.                                       6,118
      97
    97.01            12/27/2005       DriveTime Sales and Finance Corporation                      37,228
    97.02            12/27/2005       DT Credit Corporation                                        37,073
      98             12/15/2005       Ross                                                         30,185
----------------------------------------------------------------------------------------------------------
      99             11/30/2005       First Montauk Security Corp.                                 27,255
     100
    100.01           12/20/2005       Verizon New England                                          85,812
    100.02           12/20/2005       Verizon New England                                          53,732
     101             11/30/2005       Office Max                                                   19,987
     102             12/31/2005        Toys R Us                                                   45,000
     103             11/30/2005       Cooks Mart                                                    6,412
----------------------------------------------------------------------------------------------------------
     104             9/30/2005        Time4Media                                                   10,607
     105             11/15/2005       The Johns Hopkins University                                 21,713
     106             11/30/2005       Orthopedic Surgery Associates                                15,717
     107             12/1/2005        LA Fitness International, LLC                                43,000
     108             12/31/2005       Hollywood Video                                               6,320
----------------------------------------------------------------------------------------------------------
     109
    109.01           11/1/2005        City of Knoxville                                             8,693
    109.02           11/1/2005        ASEN Marketing Group                                          9,209
     110             9/30/2005        NAP                                                               0
     111             11/1/2005        LGI Holdings, LLC                                            21,251
     112             1/13/2006        Coldwell Banker & Title                                       4,521
     113             12/31/2005       NAP                                                               0
----------------------------------------------------------------------------------------------------------
     114             12/7/2005        NAP                                                               0
     115             10/31/2005       NAP                                                               0
     116             12/12/2005       NAP                                                               0
     117             9/30/2005        NAP                                                               0
     118
    118.01           12/12/2005       NTB-Pearland                                                  8,064
    118.02           12/14/2005       NTB - Flower Mound                                            8,100
    118.03           12/14/2005       NTB-Fort Worth                                                8,047
    118.04           12/14/2005       Tire Kingdom                                                  6,656
----------------------------------------------------------------------------------------------------------
     119             10/31/2005       Fallbrook Mortgage                                           12,728
     120             7/31/2005        JMB 516, Inc dba Shorehouse Cafe                              3,118
     121             11/30/2005       Raleigh Grande Theater                                       51,450
     122             12/1/2005        John Hancock                                                 17,296
     123
    123.01           1/17/2006        NTW, Inc.                                                     8,047
    123.02           1/17/2006        NTW, Inc.                                                     8,047
    123.03           1/17/2006        Merchant's, Inc.                                              6,912
    123.04           1/17/2006        Tire Kingdom, Inc.                                            6,842
----------------------------------------------------------------------------------------------------------
     124             12/28/2005       Atmos Energy of Louisiana                                    24,285
     125             11/22/2005       One 11                                                       12,890
     126             12/7/2005        NAP                                                               0
     127             12/31/2005       Ross Stores                                                  25,500
     128             9/21/2005        City of LA-LAPD Dept of Internal Affairs                     40,591
----------------------------------------------------------------------------------------------------------
     129             10/31/2005       Drug Enforcement Agency (DEA)                                31,930
     130             12/20/2005       SunTrust                                                     18,655
     131             12/17/2005       NAP                                                               0
     132             10/28/2005       Valet Parking Services, Inc.                                 37,800
     133             11/4/2005        Kroger                                                       50,922
----------------------------------------------------------------------------------------------------------
     134             12/31/2005       Pac-Cap Mgmt                                                  9,797
     135             11/30/2005       Orange County Sheriff                                        34,304
     136             7/12/2005        Shoe Show Store                                               8,000
     137             1/18/2006        Spirit Financial                                             13,298
     138             12/1/2005        Mentoring of America                                         24,337
----------------------------------------------------------------------------------------------------------
     139             11/18/2005       NAP                                                               0
     140             12/16/2005       Hibbett Sports                                                6,000
     141             12/31/2005       KCDC                                                         11,022
     142             10/31/2005       NAP                                                               0
     143             12/31/2005       Byessence                                                     4,500
----------------------------------------------------------------------------------------------------------
     144             11/30/2005       Qualtech International                                       29,673
     145             10/31/2005       NAP                                                               0
     146             11/7/2005        HEB                                                          29,316
     147             7/31/2005        NAP                                                               0
     148             11/30/2005       Russell Simpson Medical Clinic                                5,355
----------------------------------------------------------------------------------------------------------
     149             10/31/2005       NAP                                                               0
     150             10/20/2005       Certiport                                                    24,319
     151             11/30/2005       Hottie Body                                                   2,800
     152             9/30/2005        Entrix, Inc.                                                 10,499
     153             12/31/2005       Childrens Rehab Clinic                                        5,700
----------------------------------------------------------------------------------------------------------
     154
    154.01           10/31/2005       NAP                                                               0
    154.02           10/31/2005       NAP                                                               0
     155             12/31/2005       Walgreens                                                    14,560
     156             10/10/2005       Scandals, Inc.                                                8,400
     157             12/12/2005       Panera Bread Co.                                              5,000
     158             12/31/2005       Mancini's Sleepworld                                          6,926
----------------------------------------------------------------------------------------------------------
     159             9/13/2005        Lifeway Christian Resources                                  12,000
     160             11/30/2005       Walgreens                                                    14,550
     161             10/31/2005       Valet Parking Services Inc.                                  49,000
     162             12/31/2005       Blockbuster                                                   6,300
     163             12/15/2005       NAP                                                               0
----------------------------------------------------------------------------------------------------------
     164             12/1/2005        Payless Shoes                                                 3,000
     165             12/1/2005        CLC, Inc.                                                    20,500
     166             10/31/2005       Children's Workshop                                           8,704
     167             10/31/2005       NAP                                                               0
     168             12/15/2005       NAP                                                               0
----------------------------------------------------------------------------------------------------------
     169             12/15/2005       NAP                                                               0
     170             11/30/2005       Conn's Appliances                                            30,000
     171             10/31/2005       Nottingham & Ball                                             6,392
     172             12/31/2005       Anytime Fitness                                               4,000
     173             12/31/2005       Stop & Shop                                                  24,331
----------------------------------------------------------------------------------------------------------
     174             12/31/2005       Hancock Fabrics                                              23,500
     175             12/7/2005        NAP                                                               0
     176             11/30/2005       National Map Marketing, Inc.                                  6,730
     177             12/31/2005       NAP                                                               0
     178             11/30/2005       Savannah Cardiology                                           4,265
----------------------------------------------------------------------------------------------------------
     179             9/30/2005        NAP                                                               0
     180             10/7/2005        NAP                                                               0
     181             8/31/2005        Palomar Products                                             33,806
     182             10/31/2005       Proto Services                                               18,480
     183              8/1/2005        NAP                                                               0
----------------------------------------------------------------------------------------------------------
     184             11/29/2005       NAP                                                               0
     185             11/1/2005        NAP                                                               0
     186             12/31/2005       J.C. Penney                                                  22,204
     187             11/30/2005       Town & Country Home Furnishings                               7,000
     188              7/1/2005        Keebler Company                                              40,550

                                                                                               SECOND
   CONTROL         LARGEST TENANT                           SECOND                         LARGEST TENANT
    NUMBER        LEASE EXPIRATION                      LARGEST TENANT                          SQ FT
----------------------------------------------------------------------------------------------------------

      1               1/31/2021        AMC Theater                                                 59,600
      2
     2.01                              NAP                                                              0
     2.02                              NAP                                                              0
     2.03                              NAP                                                              0
     2.04                              NAP                                                              0
     2.05                              NAP                                                              0
     2.06                              NAP                                                              0
     2.07                              NAP                                                              0
     2.08                              NAP                                                              0
     2.09                              NAP                                                              0
      3
     3.01                              NAP                                                              0
     3.02                              NAP                                                              0
     3.03                              NAP                                                              0
     3.04                              NAP                                                              0
     3.05                              NAP                                                              0
     3.06                              NAP                                                              0
     3.07                              NAP                                                              0
     3.08                              NAP                                                              0
      4
     4.01                              NAP                                                              0
     4.02                              NAP                                                              0
     4.03                              NAP                                                              0
     4.04                              NAP                                                              0
     4.05                              NAP                                                              0
     4.06                              NAP                                                              0
     4.07                              NAP                                                              0
     4.08                              NAP                                                              0
     4.09                              NAP                                                              0
      5               9/30/2012        NF Clearing, Inc.                                          118,908
----------------------------------------------------------------------------------------------------------
      6               9/16/2017        Express                                                      9,940
      7               3/31/2009        Leilani's on the Beach                                       9,647
      8
     8.01             9/30/2009        NAP                                                              0
     8.02            12/31/2009        USA ACOE                                                     5,627
     8.03             3/31/2010        Magellan Behavioral Health                                  34,421
     8.04             1/31/2011        NAP                                                              0
     8.05             10/6/2017        NAP                                                              0
     8.06             8/31/2010        First American Credit                                       27,657
     8.07             8/31/2008        Baltimore Gas & Electric                                    15,645
     8.08             5/31/2010        Konover Construction Corp.                                  10,226
      9               3/31/2012        Keybank National Association                                60,319
      10
    10.01             3/31/2010        NAP                                                              0
    10.02             4/30/2009        EB Catalog Company                                          12,172
    10.03             6/30/2007        IKON Office Solutions                                       17,819
    10.04            11/30/2007        NAP                                                              0
    10.05             5/31/2009        D A/V Inc.                                                  18,305
    10.06            11/30/2011        Builder's Showcase                                          18,947
    10.07             4/30/2009        First Performance Recovery Corp.                            13,708
    10.08             7/31/2007        Option One Mortgage                                         20,019
    10.09             9/30/2009        Entravision Communications Corp.                            11,680
    10.10            11/30/2007        IBM                                                         15,207
    10.11             7/31/2007        Leco Corporation                                            10,163
    10.12            10/31/2009        NAP                                                              0
    10.13             6/30/2009        International Gaming Technologies Inc.                      22,866
    10.14             7/31/2007        NAP                                                              0
----------------------------------------------------------------------------------------------------------
      11
    11.01             4/30/2014        American Leather                                            18,100
    11.02             3/31/2010        Harden                                                      16,709
    11.03             3/3/2008         Drakeford                                                    4,323
      12             10/31/2019        Duke University Health System                               53,155
      13              6/30/2015        Swedish Health Services                                     59,103
      14             10/31/2012        Federal Deposit Insurance Corp.                             84,113
      15              6/1/2011         Saudi Arabian Cultural                                      32,451
----------------------------------------------------------------------------------------------------------
      16              7/31/2006        GSA (USCOA)                                                 46,308
      17
    17.01             6/30/2009        Citi Financial                                               2,500
    17.02             2/28/2009        CATO Corp                                                    4,123
    17.03            11/25/2010        Lighthouse Coffee Shop                                       1,349
    17.04             3/31/2008        CATO Corp                                                    3,950
    17.05             1/31/2008        Movie Gallery                                                3,600
    17.06             4/30/2010        Martial Arts School                                          3,230
    17.07             7/12/2009        Rent-A-Center 03594                                          4,000
    17.08             2/28/2009        Payless Shoe Source                                          2,800
    17.09             10/1/2009        Radio Shack 01-6758                                          2,404
    17.10            10/19/2009        Larry's Giant Subs                                           2,002
    17.11             3/31/2009        Cashland                                                     1,600
    17.12                MTM           Tan Stand                                                    2,400
    17.13             3/31/2007        Dollar Tree Store 1958                                       5,323
    17.14             1/31/2008        Advance America 695                                          1,125
    17.15             1/31/2008        GameStop                                                     2,001
    17.16             9/30/2009        Malibu Properties                                            4,000
    17.17             8/31/2008        Victor Hernandez                                             1,350
    17.18             3/31/2010        Vert Inc                                                     1,820
    17.19            11/30/2008        BAB Systems, Inc. dba Big Apple Bagels                       1,770
    17.20             3/31/2008        Movie Palace                                                 3,264
    17.21             3/31/2006        Dollar Tree Store 1725                                       7,000
    17.22             3/31/2006        King Buffet                                                  3,904
    17.23             8/31/2006        Sicily's Restaurant                                          5,200
    17.24             1/31/2008        Dollar Store                                                 3,114
    17.25            10/31/2008        Bachman, Inc/Home Improvement                                5,100
    17.26             9/7/2010         The  CATO Corp                                               3,600
    17.27             8/31/2008        CATO Corp                                                    6,992
    17.28             1/31/2009        Tel a Rent                                                   2,400
    17.29             1/31/2009        Radio Shack 9940                                             2,400
    17.30             7/31/2007        Movie Gallery                                                3,600
    17.31            12/31/2006        Brown-N-Bare Tanning                                         3,693
    17.32            10/31/2009        Blue Ray Beach                                               2,520
    17.33             5/14/2010        CATO Corp                                                    4,698
    17.34            10/31/2007        Rent-A-Center East                                           4,313
    17.35             1/31/2009        NAP                                                              0
    17.36             3/31/2008        Vickie L. Simmons dba H & R Block                            3,040
    17.37             7/31/2006        The Little Sugar Shack, LLC and Kristine                     1,500
      18
    18.01             3/31/2006        Offices-to-Go                                               57,500
    18.02             3/31/2009        FedEx Ground Package System, Inc.                           94,807
    18.03             9/30/2011        NAP                                                              0
    18.04            12/31/2009        Ball, Bounce and Sports Inc.                                67,200
    18.05             9/30/2008        Auto Sports of Dallas, Inc.                                 16,800
    18.06             1/31/2007        ComData Network, Inc.                                       34,500
    18.07             1/31/2009        Dallas County Juvenile Dept.                                45,534
    18.08             8/31/2006        NAP                                                              0
    18.09             6/30/2010        NAP                                                              0
    18.10             5/31/2010        NAP                                                              0
    18.11             6/30/2011        NAP                                                              0
    18.12                              NAP                                                              0
    18.13             6/30/2006        NAP                                                              0
      19              9/30/2016        Chinn's Chicago Crabhouse, L.L.C.                           33,500
      20
    20.01                              NAP                                                              0
    20.02                              NAP                                                              0
    20.03                              NAP                                                              0
    20.04                              NAP                                                              0
    20.05                              NAP                                                              0
    20.06                              NAP                                                              0
    20.07                              NAP                                                              0
    20.08                              NAP                                                              0
----------------------------------------------------------------------------------------------------------
      21              6/30/2011        State Farm Insurance Co.                                    51,673
      22              6/30/2020        Wachovia Securities                                         15,646
      23                               NAP                                                              0
      24              5/1/2014         Dollar Tree                                                  7,300
      25              1/31/2009        Shoe Show                                                    4,500
      26              7/1/2010         Hollywood Video                                              6,800
      27              1/1/2008         Shoe Show                                                    4,500
      28              4/1/2007         CATO                                                         6,500
      29              1/1/2007         La Cocina                                                    4,000
      30              1/1/2009         Dollar Tree                                                  4,300
      31              3/31/2009        CATO                                                         4,800
      32              11/1/2015        Dollar Tree                                                 10,586
----------------------------------------------------------------------------------------------------------
      33             12/14/2014        The Sports Authority                                        40,040
      34              8/1/2015         CompUSA                                                     36,001
      35              4/1/2013         Georgetown University                                       31,052
      36              5/31/2011        France Telecom R&D                                          39,958
      37
    37.01                              NAP                                                              0
    37.02                              NAP                                                              0
----------------------------------------------------------------------------------------------------------
      38              5/6/2014         Maguire Properties                                          17,207
      39             10/31/2007        PA Heart & Vascular                                         12,050
      40              2/28/2007        Synergy Workplaces                                          24,902
      41              10/1/2015        Staples                                                     20,421
      42                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
      43              12/1/2017        United States Post Office                                   13,232
      44              6/30/2010        Talaris (aka Reardon)                                       21,504
      45
    45.01                              NAP                                                              0
    45.02                              NAP                                                              0
      46
    46.01                              NAP                                                              0
    46.02                              NAP                                                              0
    46.03                              NAP                                                              0
    46.04                              NAP                                                              0
    46.05                              NAP                                                              0
    46.06                              NAP                                                              0
    46.07                              NAP                                                              0
    46.08                              NAP                                                              0
    46.09                              NAP                                                              0
    46.10                              NAP                                                              0
    46.11                              NAP                                                              0
      47
    47.01             2/28/2011        Price Okamoto & Hime                                         8,311
    47.02             2/28/2011        Sterling & Tucker                                            6,253
----------------------------------------------------------------------------------------------------------
      48              9/30/2014        Brice Building Company                                      23,097
      49                               NAP                                                              0
      50                               NAP                                                              0
      51              9/1/2008         Bass                                                         8,500
      52              2/1/2028         NAP                                                              0
----------------------------------------------------------------------------------------------------------
      53              5/31/2014        State of Connecticut                                        25,906
      54              2/28/2007        The Putting Edge                                            12,000
      55              1/31/2007        Electro Adapter                                             51,736
      56             11/17/2008        Village 7 Self Storage                                       7,122
      57              1/1/2024         NAP                                                              0
----------------------------------------------------------------------------------------------------------
      58             10/31/2013        AON Service Corporation                                     24,671
      59              12/1/2006        Audiovox Electronics                                        16,200
      60             11/30/2007        The Keyes Company                                            8,934
      61              5/2/2020         Allen Lund                                                   3,573
      62              7/1/2006         ADT Security (TYCO)                                         31,212
----------------------------------------------------------------------------------------------------------
      63             11/30/2014        Jo-Anne Fabrics                                             31,000
      64              1/1/2024         NAP                                                              0
      65              1/1/2018         NAP                                                              0
      66                               NAP                                                              0
      67              4/30/2008        GE Commercial Equipment Financing                           31,898
----------------------------------------------------------------------------------------------------------
      68              1/31/2017        Linens N Things                                             35,639
      69              1/1/2014         Borders                                                     22,603
      70             10/31/2014        NAP                                                              0
      71             12/31/2014        Conns Electronics                                           31,829
      72                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
      73             12/31/2080        NAP                                                              0
      74              6/30/2006        Yama & Vida Marifat/Bahadour Zarrin                          9,603
      75                               NAP                                                              0
      76             12/31/2014        Berwanger, Inc.                                             24,869
      77              8/31/2012        Jason's Deli                                                 6,000
----------------------------------------------------------------------------------------------------------
      78              8/31/2020        Paint N Place, Inc. dba Pomona Hardware                      5,081
      79              3/14/2009        Chase Bank                                                  13,043
      80              2/28/2024        NAP                                                              0
      81              5/31/2014        Kralovec, Jambois, & Schwartz                               10,541
      82              8/9/2017         Siena USA - Moe's SW Grill                                   1,984
      83              2/13/2017        Smarthouse Salon, Inc.                                       1,991
----------------------------------------------------------------------------------------------------------
      84                               NAP                                                              0
      85                               NAP                                                              0
      86
    86.01                              NAP                                                              0
    86.02                              NAP                                                              0
    86.03                              NAP                                                              0
    86.04                              NAP                                                              0
    86.05                              NAP                                                              0
      87              1/1/2018         NAP                                                              0
      88              1/1/2024         NAP                                                              0
----------------------------------------------------------------------------------------------------------
      89             10/31/2006        Weichert Realtors                                           12,507
      90              4/1/2007         Woody's Unfinished Furniture                                 7,840
      91              1/31/2010        Madison Park                                                 3,277
      92              5/31/2010        Office Max                                                  23,477
      93              9/30/2025        Village South Wine & Spirits, LLC                            3,900
----------------------------------------------------------------------------------------------------------
      94              1/31/2007        Achievement Technologies, Inc.                               9,518
      95             10/31/2008        A.G. Edwards and Sons Inc.                                   8,569
      96             10/31/2010        Dorey Publishing Company                                     6,056
      97
    97.01            12/31/2018        NAP                                                              0
    97.02            12/31/2018        NAP                                                              0
      98              1/15/2016        Bed Bath and Beyond                                         20,000
----------------------------------------------------------------------------------------------------------
      99              1/31/2010        Torcon (Owner)                                              18,879
     100
    100.01            1/1/2010         NAP                                                              0
    100.02            1/1/2010         NAP                                                              0
     101              9/1/2015         Pet Supply Plus                                              8,800
     102              1/1/2008          Wonder Book & Video                                        11,000
     103              6/1/2008         Cherry Creek Dance                                           4,058
----------------------------------------------------------------------------------------------------------
     104              6/30/2007        Porzak, Browning, Bushong                                    7,117
     105             10/31/2012        Sylvan Learning Centers, LLC                                16,324
     106              2/28/2018        Community Orthopedic Surgery                                13,327
     107              6/30/2020        NAP                                                              0
     108              11/1/2014        CSK Auto                                                     6,204
----------------------------------------------------------------------------------------------------------
     109
    109.01           12/31/2008        Amputee Coalition                                            6,910
    109.02           12/31/2008        Tennessee Orthopedic                                         6,015
     110                               NAP                                                              0
     111              2/29/2008        Invocon                                                     12,861
     112              9/30/2010        Pizza Hut                                                    3,000
     113                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
     114                               NAP                                                              0
     115                               NAP                                                              0
     116                               NAP                                                              0
     117                               NAP                                                              0
     118
    118.01           10/31/2030        NAP                                                              0
    118.02           12/31/2030        NAP                                                              0
    118.03           12/31/2030        NAP                                                              0
    118.04            4/30/2030        NAP                                                              0
----------------------------------------------------------------------------------------------------------
     119              12/1/2008        Freedom Mortgage                                             3,836
     120             12/31/2006        Starbucks Corporation                                        2,546
     121              1/1/2018         NAP                                                              0
     122              6/30/2008        Yankee Alliance                                             11,923
     123
    123.01           12/31/2030        NAP                                                              0
    123.02            6/30/2030        NAP                                                              0
    123.03            1/31/2031        NAP                                                              0
    123.04            8/31/2030        NAP                                                              0
----------------------------------------------------------------------------------------------------------
     124              1/31/2013        Ellsworth Group                                             13,768
     125              2/1/2011         Henrikson/Butler                                             3,427
     126                               NAP                                                              0
     127              2/1/2011         Beverages, & More                                           17,000
     128              1/31/2007        Urban Partners, LLC                                         10,340
----------------------------------------------------------------------------------------------------------
     129              7/21/2010        U.S. Customs                                                12,075
     130              1/31/2010        Central Carolina Bank                                        3,697
     131                               NAP                                                              0
     132              7/31/2017        Gibson's LLC                                                     0
     133              1/31/2012        Ames Taping Tools                                            3,325
----------------------------------------------------------------------------------------------------------
     134              6/30/2020        Colliers International                                       5,458
     135             12/31/2008        National Dentex                                             11,699
     136              2/28/2010        Rent-A-Center East, Inc.                                     5,000
     137              8/1/2011         Burns & Wilcox                                              10,287
     138              8/31/2010        Net Vision                                                  12,777
----------------------------------------------------------------------------------------------------------
     139                               NAP                                                              0
     140              7/1/2009         Dollar Tree                                                  5,000
     141              8/31/2011        Orthopaedic Assoc                                           10,067
     142                               NAP                                                              0
     143              3/31/2011        Dollar Tree                                                  4,500
----------------------------------------------------------------------------------------------------------
     144             10/31/2009        Lisec America                                               18,128
     145                               NAP                                                              0
     146             11/30/2011        AutoZone                                                     8,400
     147                               NAP                                                              0
     148              8/31/2010        Chambers Place Liquors                                       5,200
----------------------------------------------------------------------------------------------------------
     149                               NAP                                                              0
     150              12/1/2009        Franson Noble                                                7,883
     151              10/1/2010        Camille Sidewalk Cafe                                        2,500
     152              3/1/2008         Emory Hill                                                  10,192
     153              1/31/2010        Rent A Center                                                4,000
----------------------------------------------------------------------------------------------------------
     154
    154.01                             NAP                                                              0
    154.02                             NAP                                                              0
     155              11/1/2030        NAP                                                              0
     156              9/14/2015        RE/MAX Advantage                                             4,550
     157             10/31/2009        Rejuvenex Medical                                            3,489
     158              11/1/2010        Sprint                                                       3,801
----------------------------------------------------------------------------------------------------------
     159              9/30/2013        Original Mattress Factory                                    4,107
     160              8/1/2030         NAP                                                              0
     161             12/31/2016        NAP                                                              0
     162              2/1/2011         Delia Cleaners                                               1,800
     163                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
     164              8/31/2010        Moe's Southwest Grill                                        2,800
     165             12/31/2014        NAP                                                              0
     166              8/31/2009        Edina Realty                                                 7,600
     167                               NAP                                                              0
     168                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
     169                               NAP                                                              0
     170              9/1/2018         Home Depot                                                  18,600
     171              3/31/2007        Vendl Financial                                              2,880
     172             11/25/2010        BBQ and Patio Furniture                                      2,200
     173              12/1/2020        Rite Aid Store                                              10,140
----------------------------------------------------------------------------------------------------------
     174             12/31/2012        Fashion Bug                                                 10,200
     175                               NAP                                                              0
     176              6/30/2006        H2K, Inc.                                                    5,735
     177                               NAP                                                              0
     178             11/30/2010        Neuro Group, LLC (Neurological Institute)                    4,014
----------------------------------------------------------------------------------------------------------
     179                               NAP                                                              0
     180                               NAP                                                              0
     181             11/30/2015        NAP                                                              0
     182             12/31/2007        Kleinfelder                                                  8,314
     183                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
     184                               NAP                                                              0
     185                               NAP                                                              0
     186              3/31/2009        Fashion Bug                                                 10,200
     187              5/31/2008        One Source Business Products                                 2,800
     188              5/31/2011        NAP                                                              0

                       SECOND                                                                    THIRD
   CONTROL         LARGEST TENANT                            THIRD                          LARGEST TENANT
    NUMBER        LEASE EXPIRATION                       LARGEST TENANT                          SQ FT
-----------------------------------------------------------------------------------------------------------
      1               1/31/2018        Borders Books Music Cafe                                    20,001
      2
     2.01                              NAP                                                              0
     2.02                              NAP                                                              0
     2.03                              NAP                                                              0
     2.04                              NAP                                                              0
     2.05                              NAP                                                              0
     2.06                              NAP                                                              0
     2.07                              NAP                                                              0
     2.08                              NAP                                                              0
     2.09                              NAP                                                              0
      3
     3.01                              NAP                                                              0
     3.02                              NAP                                                              0
     3.03                              NAP                                                              0
     3.04                              NAP                                                              0
     3.05                              NAP                                                              0
     3.06                              NAP                                                              0
     3.07                              NAP                                                              0
     3.08                              NAP                                                              0
      4
     4.01                              NAP                                                              0
     4.02                              NAP                                                              0
     4.03                              NAP                                                              0
     4.04                              NAP                                                              0
     4.05                              NAP                                                              0
     4.06                              NAP                                                              0
     4.07                              NAP                                                              0
     4.08                              NAP                                                              0
     4.09                              NAP                                                              0
      5               8/31/2013        Stradley, Ronon Stevens & Young                             83,058
----------------------------------------------------------------------------------------------------------
      6               9/16/2010        Pottery Barn                                                 9,765
      7              12/31/2017        Rusty Harpoon                                                4,991
      8
     8.01                              NAP                                                              0
     8.02             9/30/2008        NAP                                                              0
     8.03             7/31/2011        BMC Software, Inc.                                           9,539
     8.04                              NAP                                                              0
     8.05                              NAP                                                              0
     8.06            11/30/2011        NAP                                                              0
     8.07             7/31/2010        Ventura Solutions                                            2,423
     8.08             2/28/2011        NAP                                                              0
      9               3/31/2010        Mincom, Inc.                                                52,963
      10
    10.01                              NAP                                                              0
    10.02             6/30/2009        CHSI of Nevada                                              10,353
    10.03             7/31/2008        Anita Brooks Design Associates                               8,045
    10.04                              NAP                                                              0
    10.05            11/30/2009        KB Homes                                                    12,212
    10.06             7/31/2009        Cyberscan Technology                                         9,031
    10.07             7/31/2014        NAP                                                              0
    10.08            11/30/2009        NAP                                                              0
    10.09            11/30/2007        Lucchesi, Galati Architects, Inc.                            6,765
    10.10             4/30/2008        NAP                                                              0
    10.11            12/31/2007        Richardson Partnership                                       5,727
    10.12                              NAP                                                              0
    10.13            12/31/2007        NAP                                                              0
    10.14                              NAP                                                              0
----------------------------------------------------------------------------------------------------------
      11
    11.01             4/30/2009        Gamma Arredamenti                                            7,225
    11.02             6/30/2008        Wildwood Lamp/Barnes                                        15,558
    11.03             9/1/2007         NAP                                                              0
      12             10/31/2019        Master Lease                                                28,584
      13              4/30/2015        Cancer Research & Biostatistics Project                     28,756
      14              7/31/2012        Homeland Security/USA                                       14,795
      15              3/1/2011         The Washington Opera                                        17,448
----------------------------------------------------------------------------------------------------------
      16              1/30/2008        GSA (SBA)                                                   19,875
      17
    17.01             6/30/2008        GMD Electronics                                              2,000
    17.02             1/31/2008        Radio Shack 01-8440                                          2,500
    17.03             1/24/2010        Check 'n Go                                                  1,300
    17.04             1/31/2009        Radio Shack 01-4190                                          2,442
    17.05            12/31/2007        Radio Shack 01--6166                                         2,400
    17.06             5/31/2010        U S Cellular                                                 1,815
    17.07             2/28/2008        Payless Shoe Source                                          2,720
    17.08             6/9/2013         GameStop                                                     2,472
    17.09             1/31/2008        Linda Schwerflager dba Back to Nature                        2,100
    17.10             6/19/2010        H&R Block                                                    1,600
    17.11             6/5/2008         Mama Ine's Mexican Bakery                                    1,500
    17.12            11/30/2006        Pizza NEI (PAPA JOHN'S)                                      1,600
    17.13            11/29/2006        Hibbett Sporting Goods                                       4,524
    17.14            12/29/2007        Dreamers                                                       867
    17.15             1/31/2010        Quizno's                                                     1,750
    17.16            10/30/2010        Rx Optical Laboratories                                      2,500
    17.17                MTM           Advance America 478                                          1,095
    17.18                              Lighthouse Books and Gifts                                   1,200
    17.19             6/14/2008        Instant Cash Advance Corp                                    1,556
    17.20             2/3/2008         Dollar Mania                                                 2,200
    17.21             3/31/2006        Creditcorp of IN                                             1,200
    17.22             6/30/2009        Precision Print & Copy                                       1,200
    17.23             5/19/2009        Blockbuster Video                                            5,000
    17.24             3/29/2009        Jeny Nguyen                                                  2,067
    17.25             7/31/2009        Hunan Spring Restaurant                                      4,476
    17.26             1/31/2009        Advance America                                              2,000
    17.27             1/31/2009        NAP                                                              0
    17.28            11/30/2006        Mailbox It                                                   1,608
    17.29             1/31/2009        Advance America 891                                          1,200
    17.30             9/30/2007        If the Shoe Fits                                             2,500
    17.31             8/31/2006        Rx Optical Laboratories                                      2,500
    17.32            11/13/2007        Cottonwood Financials                                        2,170
    17.33             1/31/2009        Blockbuster Monticello West                                  4,286
    17.34             7/31/2008        The  CATO Corp                                               4,087
    17.35                              NAP                                                              0
    17.36             4/30/2008        Shoe Show of Rocky Mount                                     2,840
    17.37             1/31/2007        Subway                                                       1,419
      18
    18.01             1/31/2008        Corrugated Services LP                                      23,000
    18.02             2/28/2014        Sara Lee Coffee & Tea                                       50,000
    18.03                              NAP                                                              0
    18.04             8/31/2008        NAP                                                              0
    18.05             4/30/2006        Dallas Light Bulb Delivery, Inc.                            14,820
    18.06             7/31/2008        NAP                                                              0
    18.07             8/31/2010        NAP                                                              0
    18.08                              NAP                                                              0
    18.09                              NAP                                                              0
    18.10                              NAP                                                              0
    18.11                              NAP                                                              0
    18.12                              NAP                                                              0
    18.13                              NAP                                                              0
      19              6/30/2013        Morton's                                                    20,716
      20
    20.01                              NAP                                                              0
    20.02                              NAP                                                              0
    20.03                              NAP                                                              0
    20.04                              NAP                                                              0
    20.05                              NAP                                                              0
    20.06                              NAP                                                              0
    20.07                              NAP                                                              0
    20.08                              NAP                                                              0
----------------------------------------------------------------------------------------------------------
      21              8/30/2008        North American Medical Management                           24,943
      22              11/1/2014        Mid First Bank                                              11,244
      23                               NAP                                                              0
      24              2/1/2007         Christian Bookstore                                          5,700
      25              10/1/2006        Dollar Tree                                                  4,000
      26              9/1/2007         Shoe Show                                                    4,500
      27              7/1/2006         Dollar Tree                                                  4,000
      28              1/1/2008         Dollar Tree                                                  4,000
      29              1/1/2010         Shoe Show                                                    3,150
      30              2/1/2008         Video Warehouse                                              4,000
      31              1/1/2007         Dollar Tree                                                  4,000
      32              11/1/2010        Curves for Women                                             2,800
----------------------------------------------------------------------------------------------------------
      33              8/31/2010        Florida Career College, Inc.                                31,900
      34              10/1/2020        Leisure Living                                              25,693
      35              2/1/2014         Forrestor Construction                                      14,677
      36              3/30/2012        Genentech                                                   28,582
      37
    37.01                              NAP                                                              0
    37.02                              NAP                                                              0
----------------------------------------------------------------------------------------------------------
      38              5/30/2016        New Urban West                                              11,637
      39              8/31/2017        Kalnin Graphics, Inc.                                       10,832
      40              5/31/2012        ComStock                                                    38,360
      41              11/1/2015        K&G Menswear                                                20,060
      42                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
      43              8/1/2010         National Surgical Center                                     9,453
      44              2/1/2007         RCN Telecom                                                 11,500
      45
    45.01                              NAP                                                              0
    45.02                              NAP                                                              0
      46
    46.01                              NAP                                                              0
    46.02                              NAP                                                              0
    46.03                              NAP                                                              0
    46.04                              NAP                                                              0
    46.05                              NAP                                                              0
    46.06                              NAP                                                              0
    46.07                              NAP                                                              0
    46.08                              NAP                                                              0
    46.09                              NAP                                                              0
    46.10                              NAP                                                              0
    46.11                              NAP                                                              0
      47
    47.01             9/15/2006        Oliver Lau                                                   8,023
    47.02            10/31/2007        Leong & Fong, Certified Public Accountants                   3,768
----------------------------------------------------------------------------------------------------------
      48             10/31/2009        New York Life Insurance Company                             16,927
      49                               NAP                                                              0
      50                               NAP                                                              0
      51              9/1/2010         Dress Barn                                                   8,500
      52                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
      53             10/31/2006        Dollar Tree                                                 15,136
      54              8/31/2013        Chang Enterprises, Inc.                                      8,400
      55              7/31/2010        LuminentOIC                                                 49,920
      56              8/31/2006        Goodyear Tire & Rubber Co.                                   5,880
      57                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
      58             12/14/2006        Nextel of California, Inc.                                  13,207
      59              11/1/2007        Wells Fargo Financial                                       16,057
      60              9/30/2012        Nations Business Capital, Inc.                               7,088
      61              1/31/2009        Tak Imaging                                                  3,994
      62              3/1/2008         QEP                                                         20,500
----------------------------------------------------------------------------------------------------------
      63              9/30/2007        Barnes & Noble                                              19,937
      64                               NAP                                                              0
      65                               NAP                                                              0
      66                               NAP                                                              0
      67             10/31/2006        Shemin Nurseries, Inc                                       12,884
----------------------------------------------------------------------------------------------------------
      68              1/1/2012         HH Gregg                                                    35,410
      69              1/31/2016        Price Busters                                               16,977
      70                               NAP                                                              0
      71              9/29/2014        Boot Town                                                   12,896
      72                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
      73                               NAP                                                              0
      74              7/14/2007        Vitas Healthcare Corp.                                       5,947
      75                               NAP                                                              0
      76              6/30/2012        Claunch and Miller, Inc.                                    14,240
      77             10/31/2015        Buffalo Wild Wings                                           5,400
----------------------------------------------------------------------------------------------------------
      78              6/30/2009        Manny's Deli Corporation                                     4,862
      79              3/31/2007        Benchmark Technologies                                      11,790
      80                               NAP                                                              0
      81             12/31/2012        Encore Banquets, LLC                                         6,857
      82              2/3/2007         McDonald's Corp.                                             1,925
      83             11/30/2011        Meba LLC                                                     1,762
----------------------------------------------------------------------------------------------------------
      84                               NAP                                                              0
      85                               NAP                                                              0
      86
    86.01                              NAP                                                              0
    86.02                              NAP                                                              0
    86.03                              NAP                                                              0
    86.04                              NAP                                                              0
    86.05                              NAP                                                              0
      87                               NAP                                                              0
      88                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
      89              3/31/2010        Spherecom Ent., Inc.                                         6,732
      90              2/1/2007         Hallmark                                                     3,294
      91             10/31/2010        Proactive Business Solutions                                 3,277
      92              1/31/2015        Beall's Outlet                                              10,069
      93              9/30/2010        Tasty House                                                  2,600
----------------------------------------------------------------------------------------------------------
      94             10/31/2009        Washington Mutual Bank, FA                                   8,568
      95              6/30/2008        Williamson and Associates                                    6,216
      96              7/31/2008        Quirk & Quirk, PC                                            5,910
      97
    97.01                              NAP                                                              0
    97.02                              NAP                                                              0
      98              1/16/2016        Petco                                                       15,000
----------------------------------------------------------------------------------------------------------
      99              9/1/2015         CSI International                                            5,665
     100
    100.01                             NAP                                                              0
    100.02                             NAP                                                              0
     101              10/1/2015        Calif Fitness Express                                        7,000
     102              7/1/2010          Kehne's Carpet                                             10,000
     103              3/31/2008        Paul Garcia                                                  3,209
----------------------------------------------------------------------------------------------------------
     104             12/31/2006        Bacaro                                                       4,982
     105             12/31/2006        NAP                                                              0
     106              2/28/2018        Michigan Orthopedic Surgery Center                          11,407
     107                               NAP                                                              0
     108              5/1/2015         Golf USA                                                     3,600
----------------------------------------------------------------------------------------------------------
     109
    109.01            4/30/2006        Sexual Assault Crisis                                        6,878
    109.02            2/28/2008        Jenzabar, Inc.                                               3,226
     110                               NAP                                                              0
     111             10/31/2009        Master Lease                                                11,576
     112              7/31/2015        Rita Ranch Pet Hospital                                      2,000
     113                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
     114                               NAP                                                              0
     115                               NAP                                                              0
     116                               NAP                                                              0
     117                               NAP                                                              0
     118
    118.01                             NAP                                                              0
    118.02                             NAP                                                              0
    118.03                             NAP                                                              0
    118.04                             NAP                                                              0
----------------------------------------------------------------------------------------------------------
     119              7/31/2007        Thomas Lee                                                   3,291
     120             12/31/2013        White House|Black Market Inc.                                2,050
     121                               NAP                                                              0
     122              2/28/2010        Pulse                                                        7,312
     123
    123.01                             NAP                                                              0
    123.02                             NAP                                                              0
    123.03                             NAP                                                              0
    123.04                             NAP                                                              0
----------------------------------------------------------------------------------------------------------
     124             10/31/2011        Miranda Warwick Milazzo                                      9,877
     125             10/15/2007        Central AZ Supply                                            2,974
     126                               NAP                                                              0
     127              8/1/2011         Fantastic Hair & Nails                                       1,500
     128              3/31/2007        Sprint Spectrum LP                                           3,200
----------------------------------------------------------------------------------------------------------
     129              7/19/2006        Department of Labor                                          5,036
     130              6/30/2011        Charlotte Radiology                                          3,587
     131                               NAP                                                              0
     132              2/10/2025        NAP                                                              0
     133             12/14/2008        Pay Less Tobacco #2                                          1,733
----------------------------------------------------------------------------------------------------------
     134              6/30/2012        Alliance Title Company                                       4,210
     135              8/31/2015        Harvest Meat Company                                         5,600
     136              8/31/2010        Cato Fashions/Cato Plus                                      4,500
     137              1/1/2019         Metrocities Mortgage                                         5,908
     138              9/30/2010        Oakley Networks                                              9,771
----------------------------------------------------------------------------------------------------------
     139                               NAP                                                              0
     140              8/1/2009         China Town Restaurant                                        5,000
     141              8/31/2015        Cardiology Associates                                        6,742
     142                               NAP                                                              0
     143              3/31/2009        CATO                                                         4,240
----------------------------------------------------------------------------------------------------------
     144              6/30/2008        Hanson Building Materials, Inc.                             14,486
     145                               NAP                                                              0
     146              6/30/2011        Sarita's Mexican Food                                        4,200
     147                               NAP                                                              0
     148             12/31/2010        Mail Boxes Express                                           3,333
----------------------------------------------------------------------------------------------------------
     149                               NAP                                                              0
     150              5/1/2008         Network General                                              6,094
     151              9/1/2010         Nextel                                                       1,900
     152              11/1/2016        The Fair Isaacs Companies                                    9,841
     153              6/1/2009         Cato                                                         3,900
----------------------------------------------------------------------------------------------------------
     154
    154.01                             NAP                                                              0
    154.02                             NAP                                                              0
     155                               NAP                                                              0
     156              6/22/2015        Epoch Investments, LLC dba Bajio Grill                       2,800
     157              9/14/2015        Citi Bank                                                    1,513
     158              12/1/2010        NAP                                                              0
----------------------------------------------------------------------------------------------------------
     159              1/31/2011        NAP                                                              0
     160                               NAP                                                              0
     161                               NAP                                                              0
     162              2/1/2009         Bagel Nosh                                                   1,800
     163                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
     164              7/31/2015        Subway                                                       1,600
     165                               NAP                                                              0
     166              5/31/2007        Memorial Blood Center                                        2,739
     167                               NAP                                                              0
     168                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
     169                               NAP                                                              0
     170              3/1/2012         NAP                                                              0
     171              5/1/2007         Ernst Wintter, CPA                                           2,313
     172              9/26/2010        Maricopa Wells Veterinarian                                  2,080
     173              6/1/2011         NAP                                                              0
----------------------------------------------------------------------------------------------------------
     174              1/31/2009        Rogans Shoes                                                 8,250
     175                               NAP                                                              0
     176              5/31/2007        Sympathy Florists, Inc.                                      4,919
     177                               NAP                                                              0
     178             11/30/2010        Coastal Carolina Urology (Scionti)                           2,131
----------------------------------------------------------------------------------------------------------
     179                               NAP                                                              0
     180                               NAP                                                              0
     181                               NAP                                                              0
     182              4/30/2011        North American Title                                         5,319
     183                               NAP                                                              0
----------------------------------------------------------------------------------------------------------
     184                               NAP                                                              0
     185                               NAP                                                              0
     186              1/31/2010        Sam Goody's                                                  5,290
     187              4/30/2008        Beds                                                         2,800
     188                               NAP                                                              0

                        THIRD              ENVIRONMENTAL                              ENVIRONMENTAL
   CONTROL         LARGEST TENANT             PHASE I            ENVIRONMENTAL           PHASE II           ENGINEERING
    NUMBER        LEASE EXPIRATION          REPORT DATE            PHASE II            REPORT DATE          REPORT DATE
----------------------------------------------------------------------------------------------------------------------------

      1               2/28/2021              2/13/2006                No                                     1/18/2006
      2
     2.01                                   10/18/2005                No                                    10/18/2005
     2.02                                   10/18/2005                No                                    10/18/2005
     2.03                                   10/12/2005                No                                    10/12/2005
     2.04                                   10/18/2005                No                                    10/18/2005
     2.05                                   10/18/2005                No                                    10/18/2005
     2.06                                   10/12/2005                No                                    10/18/2005
     2.07                                   10/18/2005                No                                    10/18/2005
     2.08                                   10/18/2005                No                                    10/18/2005
     2.09                                   10/12/2005                No                                    10/12/2005
      3
     3.01                                    1/12/2006                No                                     1/12/2006
     3.02                                    1/11/2006                No                                     1/12/2006
     3.03                                    1/12/2006                No                                     1/12/2006
     3.04                                    1/12/2006                No                                     1/12/2006
     3.05                                    1/12/2006                No                                     1/12/2006
     3.06                                    1/12/2006                No                                     1/12/2006
     3.07                                    1/12/2006                No                                     1/12/2006
     3.08                                    1/12/2006                No                                     1/12/2006
      4
     4.01                                    5/31/2005                No                                     5/31/2005
     4.02                                    6/10/2005                No                                     6/10/2005
     4.03                                    6/1/2005                 No                                     6/1/2005
     4.04                                    4/5/2005                 No                                     4/5/2005
     4.05                                    5/31/2005                No                                     5/31/2005
     4.06                                    5/31/2005                No                                     5/31/2005
     4.07                                    5/31/2005                No                                     5/31/2005
     4.08                                    6/7/2005                 No                                     6/7/2005
     4.09                                    5/31/2005                No                                     5/31/2005
      5              12/31/2017             12/12/2005                No                                    12/12/2005
----------------------------------------------------------------------------------------------------------------------------
      6               9/16/2017              8/15/2005                No                                     8/15/2005
      7               3/31/2006             10/26/2005                No                                    10/25/2005
      8
     8.01                                    10/5/2005                No                                     10/3/2005
     8.02                                    10/5/2005                No                                     10/4/2005
     8.03             2/28/2010              10/5/2005                No                                     10/3/2005
     8.04                                    10/5/2005                No                                     10/3/2005
     8.05                                    9/30/2005                No                                     10/3/2005
     8.06                                    9/30/2005                No                                     10/3/2005
     8.07             8/31/2008              10/5/2005                No                                     10/3/2005
     8.08                                    9/30/2005                No                                     10/3/2005
      9               2/28/2007              12/7/2005                No                                    12/28/2005
      10
    10.01                                   12/19/2005                No                                    12/20/2005
    10.02            11/30/2010             12/19/2005                No                                    12/20/2005
    10.03             1/31/2007             12/19/2005                No                                    12/20/2005
    10.04                                   12/19/2005                No                                    12/20/2005
    10.05             7/31/2007             12/19/2005                No                                    12/20/2005
    10.06            10/31/2010             12/19/2005                No                                    12/20/2005
    10.07                                   12/19/2005                No                                    12/20/2005
    10.08                                   12/19/2005                No                                    12/20/2005
    10.09            12/31/2007             12/19/2005                No                                    12/20/2005
    10.10                                   12/19/2005                No                                    12/20/2005
    10.11            11/30/2009             12/19/2005                No                                    12/20/2005
    10.12                                   12/19/2005                No                                    12/20/2005
    10.13                                   12/19/2005                No                                    12/20/2005
    10.14                                   12/19/2005                No                                    12/20/2005
----------------------------------------------------------------------------------------------------------------------------
      11
    11.01             4/30/2009              8/29/2005                Yes               9/26/2005            8/5/2005
    11.02             8/31/2010              8/29/2005                Yes               9/26/2005            8/5/2005
    11.03                                    8/29/2005                No                                     8/5/2005
      12             11/16/2006             10/27/2005                No                                    10/27/2005
      13              4/30/2010              9/30/2005                No                                     9/30/2005
      14              2/28/2016             10/25/2005                No                                    10/25/2005
      15              8/1/2007               10/6/2005                No                                     10/6/2005
----------------------------------------------------------------------------------------------------------------------------
      16              2/28/2006              9/30/2005                No                                     9/30/2005
      17
    17.01             9/30/2009             11/22/2005                No                                    11/16/2005
    17.02             8/31/2007             11/22/2005                No                                    11/22/2005
    17.03            10/21/2008             11/22/2005                No                                    11/22/2005
    17.04             4/30/2008             11/22/2005                No                                    11/22/2005
    17.05             9/30/2007             11/22/2005                No                                    11/22/2005
    17.06             4/30/2009             11/22/2005                No                                    11/22/2005
    17.07             8/10/2008             11/22/2005                No                                    11/22/2005
    17.08             1/31/2010             11/22/2005                No                                    11/22/2005
    17.09             7/25/2006             11/22/2005                No                                    11/22/2005
    17.10             4/30/2007             11/22/2005                No                                    11/22/2005
    17.11             2/28/2009             11/22/2005                No                                    11/22/2005
    17.12                MTM                11/22/2005                No                                    11/22/2005
    17.13                                   11/22/2005                No                                    11/22/2005
    17.14             12/2/2007             11/22/2005                No                                    11/22/2005
    17.15             8/14/2007             11/22/2005                No                                    11/22/2005
    17.16             12/5/2015             11/22/2005                No                                    11/22/2005
    17.17            10/31/2007             11/22/2005                No                                    11/22/2005
    17.18             2/1/2007              11/22/2005                No                                    11/22/2005
    17.19             6/30/2008             11/22/2005                No                                    11/22/2005
    17.20             2/3/2008              11/22/2005                No                                    11/22/2005
    17.21            12/31/2006             11/22/2005                No                                    11/22/2005
    17.22             8/31/2009             11/22/2005                No                                    11/22/2005
    17.23            12/31/2008             11/22/2005                No                                    11/18/2005
    17.24             3/1/2010              11/22/2005                No                                    11/17/2005
    17.25            12/31/2015             11/22/2005                No                                    11/18/2005
    17.26                                   11/22/2005                No                                    11/22/2005
    17.27                                   11/22/2005                No                                    11/22/2005
    17.28             8/31/2006             11/22/2005                No                                    11/22/2005
    17.29             5/13/2008             11/22/2005                No                                    11/22/2005
    17.30            12/16/2006             11/22/2005                No                                    11/22/2005
    17.31             4/11/2014             11/22/2005                No                                    11/22/2005
    17.32             9/30/2008             11/22/2005                No                                    11/22/2005
    17.33            12/31/2006             11/22/2005                No                                    11/22/2005
    17.34             1/24/2008             11/22/2005                No                                    11/22/2005
    17.35                                   11/22/2005                No                                    11/22/2005
    17.36             3/31/2008             11/22/2005                No                                    11/22/2005
    17.37             4/30/2007             11/22/2005                No                                    11/22/2005
      18
    18.01             6/30/2006             12/19/2005                No                                    12/19/2005
    18.02             7/31/2007             12/19/2005                No                                    12/19/2005
    18.03                                   12/19/2005                No                                    12/19/2005
    18.04                                   12/19/2005                No                                    12/19/2005
    18.05             6/30/2006             12/19/2005                No                                    12/19/2005
    18.06                                   12/19/2005                No                                    12/19/2005
    18.07                                   12/19/2005                No                                    12/19/2005
    18.08                                   12/19/2005                No                                    12/19/2005
    18.09                                   12/19/2005                No                                    12/19/2005
    18.10                                   12/19/2005                No                                    12/19/2005
    18.11                                   12/19/2005                No                                    12/19/2005
    18.12                                   12/19/2005                No                                    12/19/2005
    18.13                                   12/19/2005                No                                    12/19/2005
      19             11/30/2016              9/8/2005                 No                                     9/9/2005
      20
    20.01                                    10/6/2005                No                                     10/6/2005
    20.02                                    10/6/2005                No                                     10/6/2005
    20.03                                    10/6/2005                No                                     10/6/2005
    20.04                                    10/6/2005                No                                     10/6/2005
    20.05                                    10/6/2005                No                                     10/6/2005
    20.06                                    10/6/2005                Yes               11/3/2005            10/6/2005
    20.07                                    10/6/2005                No                                     10/6/2005
    20.08                                    10/6/2005                No                                     10/6/2005
----------------------------------------------------------------------------------------------------------------------------
      21              4/6/2010               9/15/2005                No                                     9/16/2005
      22              1/1/2011               11/7/2005                No                                    10/26/2005
      23                                     1/5/2006                 No                                     1/5/2006
      24              8/1/2010              12/30/2005                No                                    12/30/2005
      25              9/1/2006              12/30/2005                No                                    12/30/2005
      26              5/1/2007               1/2/2006                 No                                    12/30/2005
      27              7/1/2006              12/30/2005                No                                    12/30/2005
      28              3/1/2007               1/24/2006                No                                    12/30/2005
      29              4/1/2007              12/27/2005                No                                    12/30/2005
      30              3/1/2010              12/23/2005                No                                    12/30/2005
      31              4/1/2007               1/24/2006                No                                    12/30/2005
      32              1/1/2009              12/30/2005                No                                    12/30/2005
----------------------------------------------------------------------------------------------------------------------------
      33              7/31/2013             11/28/2005                Yes                1/4/2006           11/22/2005
      34              8/1/2015              10/14/2005                No                                     10/4/2005
      35              6/1/2007              12/14/2005                No                                    11/14/2005
      36             10/31/2009             11/28/2005                No                                    11/28/2005
      37
    37.01                                   10/28/2005                No                                     10/4/2005
    37.02                                    10/4/2005                No                                     10/3/2005
----------------------------------------------------------------------------------------------------------------------------
      38              12/9/2015              8/15/2005                No                                     8/11/2005
      39              4/30/2007              9/9/2005                 No                                     9/14/2005
      40             10/31/2006             12/21/2005                No                                    12/21/2005
      41              12/1/2015             11/11/2005                No                                     9/26/2005
      42                                     7/13/2005                No                                     7/13/2005
----------------------------------------------------------------------------------------------------------------------------
      43              4/1/2008              12/22/2005                No                                     12/1/2005
      44              2/1/2007              11/28/2005                No                                    11/29/2005
      45
    45.01                                   11/28/2005                No                                    11/28/2005
    45.02                                   11/29/2005                No                                    11/28/2005
      46
    46.01                                    7/21/2005                No                                     7/21/2005
    46.02                                    7/21/2005                No                                     7/21/2005
    46.03                                    7/21/2005                No                                     7/21/2005
    46.04                                    7/21/2005                Yes                9/6/2005            7/22/2005
    46.05                                    7/21/2005                No                                     7/21/2005
    46.06                                    7/21/2005                No                                     7/21/2005
    46.07                                    7/21/2005                No                                     7/21/2005
    46.08                                    7/21/2005                No                                     7/21/2005
    46.09                                    7/21/2005                No                                     7/21/2005
    46.10                                    7/21/2005                No                                     7/21/2005
    46.11                                    7/21/2005                Yes                9/6/2005            7/21/2005
      47
    47.01            12/31/2014              11/9/2005                No                                     11/9/2005
    47.02             5/31/2007              11/9/2005                No                                     11/9/2005
----------------------------------------------------------------------------------------------------------------------------
      48              8/31/2011             11/14/2005                No                                    11/14/2005
      49                                     9/22/2005                Yes               11/7/2005            8/19/2005
      50                                     9/22/2005                No                                     8/19/2005
      51              1/1/2008               1/11/2006                No                                    11/25/2005
      52                                     12/5/2005                No                                        NAP
----------------------------------------------------------------------------------------------------------------------------
      53              8/31/2010              8/11/2005                No                                     9/1/2005
      54              4/14/2008              8/15/2005                No                                     8/12/2005
      55              7/13/2014              7/14/2005                No                                     7/15/2005
      56             10/31/2006              10/7/2005                Yes               10/7/2005           10/12/2005
      57                                    10/26/2005                No                                    10/21/2005
----------------------------------------------------------------------------------------------------------------------------
      58              5/31/2008              9/28/2005                No                                     9/29/2005
      59              9/1/2006              10/19/2005                No                                     9/20/2005
      60              6/30/2008              1/11/2006                No                                     12/9/2005
      61             12/31/2006             11/28/2005                No                                    11/29/2005
      62              4/1/2011              11/30/2005                No                                    10/18/2005
----------------------------------------------------------------------------------------------------------------------------
      63              1/31/2011              1/25/2006                No                                    12/14/2005
      64                                     11/1/2005                No                                    10/17/2005
      65                                     11/1/2005                No                                    10/17/2005
      66                                     8/31/2005                No                                     8/29/2005
      67              3/31/2009             10/26/2005                No                                    10/26/2005
----------------------------------------------------------------------------------------------------------------------------
      68              4/30/2015              9/13/2005                No                                     9/7/2005
      69             12/31/2015             11/30/2005                No                                    11/30/2005
      70                                     1/18/2006                No                                     1/18/2006
      71             10/31/2015              9/13/2005                No                                     9/6/2005
      72                                     4/13/2005                No                                     8/15/2005
----------------------------------------------------------------------------------------------------------------------------
      73                                    11/14/2005                No                                     8/18/2005
      74              8/31/2011             11/28/2005                No                                    11/11/2005
      75                                    12/21/2005                No                                    12/19/2005
      76              6/14/2009              10/3/2005                No                                    10/12/2005
      77              8/31/2015              10/4/2005                No                                    11/16/2005
----------------------------------------------------------------------------------------------------------------------------
      78              4/30/2015              9/29/2005                No                                     9/29/2005
      79              1/31/2008             11/21/2005                No                                    11/17/2005
      80                                     7/13/2005                No                                     7/14/2005
      81              8/31/2010             10/14/2005                No                                    10/14/2005
      82              8/1/2017               1/11/2006                No                                    11/29/2005
      83              2/28/2009              1/11/2006                No                                    11/29/2005
----------------------------------------------------------------------------------------------------------------------------
      84                                     9/8/2005                 No                                     9/9/2005
      85                                     9/15/2005                No                                     9/2/2005
      86
    86.01                                   11/11/2005                No                                    11/11/2005
    86.02                                   11/11/2005                No                                    11/11/2005
    86.03                                   11/11/2005                No                                    11/11/2005
    86.04                                   11/11/2005                No                                    11/11/2005
    86.05                                   11/11/2005                No                                    11/11/2005
      87                                     11/7/2005                No                                    10/19/2005
      88                                    10/19/2005                No                                    10/21/2005
----------------------------------------------------------------------------------------------------------------------------
      89             12/31/2008              12/5/2005                No                                    12/14/2005
      90              2/1/2008              11/15/2005                No                                     11/2/2005
      91              6/30/2009              12/1/2005                No                                    11/22/2005
      92              4/30/2010             12/21/2005                No                                    11/23/2005
      93              1/20/2010              9/13/2005                No                                     8/30/2005
----------------------------------------------------------------------------------------------------------------------------
      94              6/30/2009              7/27/2005                Yes               11/7/2005           11/17/2005
      95              2/28/2011             12/13/2005                No                                    11/29/2005
      96              7/31/2011             12/13/2005                No                                    11/29/2005
      97
    97.01                                   10/24/2005                No                                    10/24/2005
    97.02                                   10/19/2005                No                                    10/24/2005
      98              1/31/2016              6/30/2005                No                                     6/8/2005
----------------------------------------------------------------------------------------------------------------------------
      99              1/31/2010             10/10/2005                No                                     9/28/2005
     100
    100.01                                   11/3/2005                No                                     11/3/2005
    100.02                                   11/3/2005                No                                     11/4/2005
     101              10/1/2015              11/7/2005                No                                     12/5/2005
     102              6/1/2006               5/17/2005                No                                     7/15/2005
     103              7/1/2006               9/28/2005                No                                     9/28/2005
----------------------------------------------------------------------------------------------------------------------------
     104              9/30/2008             11/22/2005                No                                     11/2/2005
     105                                     1/3/2006                 No                                    11/30/2005
     106              2/28/2010             10/14/2005                No                                    10/11/2005
     107                                     8/30/2005                No                                     8/29/2005
     108              11/1/2009             12/15/2005                No                                     11/7/2005
----------------------------------------------------------------------------------------------------------------------------
     109
    109.01           12/31/2010              9/16/2005                No                                     11/3/2005
    109.02            1/31/2008              9/14/2005                No                                     11/3/2005
     110                                    10/31/2005                No                                    10/21/2005
     111             11/20/2010             10/20/2005                No                                    10/24/2005
     112              7/31/2010              11/7/2005                No                                    12/13/2005
     113                                    12/13/2005                No                                    12/14/2005
----------------------------------------------------------------------------------------------------------------------------
     114                                     9/27/2005                No                                     9/27/2005
     115                                     9/27/2005                No                                     9/30/2005
     116                                    12/12/2005                No                                     9/27/2005
     117                                     12/5/2005                No                                     12/5/2005
     118
    118.01                                  12/13/2005                No                                    12/13/2005
    118.02                                  12/13/2005                No                                    12/13/2005
    118.03                                  12/13/2005                No                                    12/13/2005
    118.04                                  12/13/2005                No                                    12/13/2005
----------------------------------------------------------------------------------------------------------------------------
     119              7/1/2007               3/11/2005                No                                     3/7/2005
     120              5/31/2009             10/13/2005                No                                    10/13/2005
     121                                     11/3/2005                No                                    10/19/2005
     122             10/31/2007             11/29/2005                No                                    11/28/2005
     123
    123.01                                   1/6/2006                 No                                     1/5/2006
    123.02                                   1/6/2006                 No                                     1/5/2006
    123.03                                   1/5/2006                 No                                     1/6/2006
    123.04                                   1/5/2006                 No                                     1/6/2006
----------------------------------------------------------------------------------------------------------------------------
     124             12/31/2007              2/13/2006                No                                     2/13/2006
     125              6/1/2010              12/20/2005                No                                    10/27/2005
     126                                     1/11/2006                No                                     12/2/2005
     127              6/1/2007               12/5/2005                No                                     12/5/2005
     128              4/30/2006             10/27/2005                No                                     10/7/2005
----------------------------------------------------------------------------------------------------------------------------
     129              1/31/2014              11/4/2005                No                                     11/7/2005
     130             12/31/2009              4/7/2005                 No                                     4/7/2005
     131                                    11/11/2005                No                                    11/11/2005
     132                                     7/26/2005                No                                    10/26/2005
     133              3/31/2008              9/30/2005                No                                     9/30/2005
----------------------------------------------------------------------------------------------------------------------------
     134              7/31/2010              1/19/2006                No                                    12/28/2005
     135             11/30/2012             10/14/2005                No                                     9/28/2005
     136              1/31/2010              7/14/2005                No                                     7/14/2005
     137              11/1/2010              12/9/2005                No                                    11/29/2005
     138             11/30/2010             11/23/2005                No                                    10/11/2005
----------------------------------------------------------------------------------------------------------------------------
     139                                     7/15/2005                No                                    11/28/2005
     140              10/1/2009             11/30/2005                No                                    11/22/2005
     141              8/31/2013              1/20/2006                No                                    12/27/2005
     142                                     7/13/2005                No                                     7/20/2005
     143              1/31/2009             11/14/2005                No                                    11/18/2005
----------------------------------------------------------------------------------------------------------------------------
     144              6/30/2009             11/30/2005                No                                    11/30/2005
     145                                     9/23/2005                No                                     8/22/2005
     146              3/31/2011              8/24/2005                No                                     8/24/2005
     147                                    12/21/2005                No                                    12/19/2005
     148              6/30/2009              9/12/2005                No                                     9/12/2005
----------------------------------------------------------------------------------------------------------------------------
     149                                    10/24/2005                No                                     9/15/2005
     150              10/1/2010             11/23/2005                No                                    10/11/2005
     151              9/1/2010               11/7/2005                No                                     12/2/2005
     152              8/1/2007               9/23/2005                No                                     9/23/2005
     153              1/31/2010              12/8/2005                No                                     12/9/2005
----------------------------------------------------------------------------------------------------------------------------
     154
    154.01                                   9/13/2005                No                                     8/15/2005
    154.02                                   9/13/2005                No                                     8/15/2005
     155                                     9/15/2005                No                                     1/23/2006
     156              1/28/2013              11/7/2005                No                                     11/7/2005
     157              9/19/2011             12/14/2005                No                                    12/14/2005
     158                                     1/19/2006                No                                     1/4/2006
----------------------------------------------------------------------------------------------------------------------------
     159                                     9/8/2005                 No                                     9/9/2005
     160                                    10/31/2005                No                                     10/7/2005
     161                                     11/1/2005                No                                    10/26/2005
     162              3/31/2006             12/26/2005                No                                    12/26/2005
     163                                    12/30/2005                No                                    11/30/2005
----------------------------------------------------------------------------------------------------------------------------
     164              6/30/2010             10/22/2005                No                                     9/15/2005
     165                                     11/7/2005                No                                     11/7/2005
     166              1/1/2008               10/4/2005                No                                9/16/2005, 10/7/2005
     167                                    11/18/2005                No                                    11/18/2005
     168                                    12/30/2005                No                                    11/30/2005
----------------------------------------------------------------------------------------------------------------------------
     169                                    12/30/2005                No                                    11/30/2005
     170                                     9/9/2005                 No                                     9/9/2005
     171              8/1/2007               9/15/2005                No                                     9/1/2005
     172              9/26/2010              8/22/2005                No                                    11/10/2005
     173                                     9/7/2005                 No                                     9/2/2005
----------------------------------------------------------------------------------------------------------------------------
     174              1/31/2011             12/12/2005                No                                     11/9/2005
     175                                     1/11/2006                No                                     12/2/2005
     176              6/30/2008             10/25/2005                No                                     10/7/2005
     177                                     6/3/2005                 No                                     6/6/2005
     178              11/1/2010              9/27/2005                No                                     9/21/2005
----------------------------------------------------------------------------------------------------------------------------
     179                                    12/12/2005                No                                     12/1/2005
     180                                    10/24/2005                No                                     9/15/2005
     181                                     11/1/2005                No                                     11/1/2005
     182              7/31/2010              12/2/2005                No                                    11/29/2005
     183                                     8/19/2005                No                                     8/17/2005
----------------------------------------------------------------------------------------------------------------------------
     184                                     7/26/2005                No                                     7/26/2005
     185                                    10/27/2005                No                                    10/25/2005
     186              1/31/2010             12/12/2005                No                                     11/9/2005
     187              3/31/2009             10/26/2005                No                                    10/13/2005
     188                                     8/19/2005                No                                     8/19/2005

                                                 EARTHQUAKE                                UPFRONT ACTUAL
   CONTROL          SEISMIC                      INSURANCE         UPFRONT ACTUAL           REPLACEMENT
    NUMBER        REPORT DATE      PML (%)        REQUIRED       REPAIR RESERVE ($)         RESERVES ($)
---------------------------------------------------------------------------------------------------------

      1                                              No                         0                      0
      2                                                                         0                      0
     2.01                                            No
     2.02                                            No
     2.03                                            No
     2.04                                            No
     2.05                                            No
     2.06                                            No
     2.07                                            No
     2.08                                            No
     2.09                                            No
      3                                                                         0              7,500,000
     3.01          1/12/2006          14             No
     3.02          1/11/2006          12             No
     3.03          1/12/2006          12             No
     3.04                                            No
     3.05                                            No
     3.06                                            No
     3.07                                            No
     3.08                                            No
      4                                                                   632,803             10,385,885
     4.01                                            No
     4.02                                            No
     4.03                                            No
     4.04                                            No
     4.05                                            No
     4.06                                            No
     4.07                                            No
     4.08                                            No
     4.09                                            No
      5                                              No                         0                      0
---------------------------------------------------------------------------------------------------------
      6                                              No                         0                      0
      7                                              No                         0                      0
      8                                                                         0                      0
     8.01                                            No
     8.02                                            No
     8.03                                            No
     8.04                                            No
     8.05                                            No
     8.06                                            No
     8.07                                            No
     8.08                                            No
      9                                              No                   169,400                      0
      10                                                                        0                  8,795
    10.01                                            No
    10.02                                            No
    10.03                                            No
    10.04                                            No
    10.05                                            No
    10.06                                            No
    10.07                                            No
    10.08                                            No
    10.09                                            No
    10.10                                            No
    10.11                                            No
    10.12                                            No
    10.13                                            No
    10.14                                            No
---------------------------------------------------------------------------------------------------------
      11                                                                  542,744                 11,660
    11.01                                            No
    11.02                                            No
    11.03                                            No
      12                                             No                         0                      0
      13           9/30/2005          14             No                 1,713,022                      0
      14                                             No                         0                      0
      15                                             No                   750,000                  3,733
---------------------------------------------------------------------------------------------------------
      16           9/30/2005          15             No                   697,104                      0
      17                                                                   85,386                      0
    17.01                                            No
    17.02                                            No
    17.03                                            No
    17.04                                            No
    17.05                                            No
    17.06                                            No
    17.07                                            No
    17.08                                            No
    17.09                                            No
    17.10                                            No
    17.11                                            No
    17.12                                            No
    17.13                                            No
    17.14                                            No
    17.15                                            No
    17.16                                            No
    17.17                                            No
    17.18                                            No
    17.19                                            No
    17.20                                            No
    17.21                                            No
    17.22                                            No
    17.23                                            No
    17.24                                            No
    17.25                                            No
    17.26                                            No
    17.27                                            No
    17.28                                            No
    17.29                                            No
    17.30                                            No
    17.31                                            No
    17.32                                            No
    17.33                                            No
    17.34                                            No
    17.35                                            No
    17.36                                            No
    17.37                                            No
      18                                                                  232,692                      0
    18.01                                            No
    18.02                                            No
    18.03                                            No
    18.04                                            No
    18.05                                            No
    18.06                                            No
    18.07                                            No
    18.08                                            No
    18.09                                            No
    18.10                                            No
    18.11                                            No
    18.12                                            No
    18.13                                            No
      19                                             No                         0                      0
      20                                                                        0                      0
    20.01                                            No
    20.02          9/6/2005           14             No
    20.03                                            No
    20.04                                            No
    20.05                                            No
    20.06                                            No
    20.07                                            No
    20.08                                            No
---------------------------------------------------------------------------------------------------------
      21           9/16/2005          17             No                         0                  4,881
      22                                             No                         0                      0
      23                                             No                 1,797,012                      0
      24                                             No                         0                    412
      25                                             No                         0                  1,661
      26                                             No                         0                  1,820
      27                                             No                     5,000                  1,361
      28                                             No                         0                    361
      29                                             No                         0                    235
      30                                             No                         0                    218
      31                                             No                         0                    360
      32                                             No                    30,000                    683
---------------------------------------------------------------------------------------------------------
      33                                             No                   699,050                      0
      34           10/5/2005       10%, 15%          No                         0                  2,156
      35                                             No                    50,563                  2,527
      36          11/28/2005          16             No                   102,938                      0
      37                                                                        0                      0
    37.01                                            No
    37.02                                            No
---------------------------------------------------------------------------------------------------------
      38           8/11/2005          12             No                    12,500                      0
      39                                             No                         0                  3,076
      40                                             No                    25,750              1,200,000
      41                                             No                         0                      0
      42                                             No                         0                567,000
---------------------------------------------------------------------------------------------------------
      43          12/19/2005          11             No                         0                  2,073
      44          11/29/2005          17             No                         0                      0
      45                                                                1,178,900              2,269,389
    45.01                                            No
    45.02                                            No
      46                                                                  350,751              1,770,000
    46.01                                            No
    46.02                                            No
    46.03                                            No
    46.04                                            No
    46.05                                            No
    46.06                                            No
    46.07                                            No
    46.08                                            No
    46.09                                            No
    46.10                                            No
    46.11                                            No
      47                                                                1,345,426                237,253
    47.01                                            No
    47.02                                            No
---------------------------------------------------------------------------------------------------------
      48                                             No                         0                      0
      49           9/12/2005          11             No                     8,188                  4,555
      50           9/12/2005         <10%            No                     8,688                  3,563
      51                                             No                         0                  2,878
      52                                             No                         0                      0
---------------------------------------------------------------------------------------------------------
      53                                             No                   123,306                      0
      54                                             No                    18,938                      0
      55           7/14/2005          16             No                         0                      0
      56                                             No                         0                      0
      57                                             No                         0                      0
---------------------------------------------------------------------------------------------------------
      58           9/29/2005          15             No                         0                  1,695
      59                                             No                    18,500                  2,619
      60                                             No                         0                      0
      61          11/29/2005          17             No                         0                      0
      62                                             No                         0                  2,100
---------------------------------------------------------------------------------------------------------
      63                                             No                         0                      0
      64                                             No                         0                      0
      65                                             No                         0                      0
      66                                             No                         0                      0
      67                                             No                     2,063                100,000
---------------------------------------------------------------------------------------------------------
      68                                             No                    17,063                  1,395
      69                                             No                         0                      0
      70                                             No                    17,063                      0
      71                                             No                         0                 38,515
      72           8/15/2005          9              No                         0                      0
---------------------------------------------------------------------------------------------------------
      73                                             No                         0                      0
      74          11/28/2005          16             No                         0                      0
      75                                             No                         0                      0
      76                                             No                         0                      0
      77                                             No                         0                      0
---------------------------------------------------------------------------------------------------------
      78                                             No                    46,375                      0
      79                                             No                    16,875                 14,000
      80                                             No                         0                      0
      81                                             No                         0                      0
      82                                             No                         0                      0
      83                                             No                         0                      0
---------------------------------------------------------------------------------------------------------
      84                                             No                         0                      0
      85                                             No                     6,250                  4,658
      86                                                                   28,563                      0
    86.01                                            No
    86.02                                            No
    86.03                                            No
    86.04                                            No
    86.05                                            No
      87                                             No                         0                      0
      88                                             No                         0                      0
---------------------------------------------------------------------------------------------------------
      89                                             No                         0                  1,586
      90           11/7/2005          15             No                         0                 13,184
      91          11/23/2005          21            Yes                         0                300,000
      92                                             No                    28,125                  1,346
      93                                             No                         0                      0
---------------------------------------------------------------------------------------------------------
      94                                             No                   500,000                      0
      95                                             No                         0                      0
      96                                             No                         0                      0
      97                                                                        0                      0
    97.01                                            No
    97.02                                            No
      98                                             No                         0                    743
---------------------------------------------------------------------------------------------------------
      99                                             No                         0                  1,250
     100                                                                        0                      0
    100.01                                           No
    100.02                                           No
     101                                             No                         0                      0
     102                                             No                    16,000                  1,217
     103                                             No                         0                    582
---------------------------------------------------------------------------------------------------------
     104                                             No                         0                      0
     105                                             No                         0                      0
     106                                             No                         0                  1,059
     107                                             No                         0                      0
     108          11/14/2005         <10%            No                         0                    311
---------------------------------------------------------------------------------------------------------
     109                                                                        0                      0
    109.01                                           No
    109.02                                           No
     110                                             No                         0                  4,407
     111                                             No                   262,500                  2,657
     112                                             No                         0                    272
     113                                             No                         0                      0
---------------------------------------------------------------------------------------------------------
     114                                             No                    16,200                      0
     115           9/28/2005          9              No                         0                 10,849
     116                                             No                     9,743                      0
     117                                             No                         0                  4,375
     118                                                                      625                      0
    118.01                                           No
    118.02                                           No
    118.03                                           No
    118.04                                           No
---------------------------------------------------------------------------------------------------------
     119           3/7/2005           16             No                    11,950                  1,451
     120          10/13/2005          18             No                         0                    456
     121                                             No                         0                      0
     122                                             No                         0                100,000
     123                                                                        0                      0
    123.01                                           No
    123.02                                           No
    123.03                                           No
    123.04                                           No
---------------------------------------------------------------------------------------------------------
     124                                             No                   152,224                  1,638
     125                                             No                         0                    585
     126                                             No                   103,450                  5,280
     127           12/5/2005          16             No                         0                      0
     128          10/14/2005          18             No                         0                      0
---------------------------------------------------------------------------------------------------------
     129                                             No                         0                  1,110
     130                                             No                         0                      0
     131          11/11/2005          19             No                     2,625                 17,900
     132                                             No                    92,813                      0
     133                                             No                         0                 20,000
---------------------------------------------------------------------------------------------------------
     134          12/30/2005         <10%            No                         0                    208
     135                                             No                         0                      0
     136                                             No                         0                      0
     137                                             No                         0                      0
     138          10/11/2005          10             No                         0                    782
---------------------------------------------------------------------------------------------------------
     139                                             No                   257,500                  5,406
     140                                             No                         0                    358
     141                                             No                         0                  1,550
     142                                             No                    44,235                  3,673
     143                                             No                         0                    312
---------------------------------------------------------------------------------------------------------
     144                                             No                         0                      0
     145                                             No                     1,250                  2,673
     146                                             No                   263,750                    868
     147                                             No                         0                      0
     148                                             No                   151,750                    600
---------------------------------------------------------------------------------------------------------
     149                                             No                         0                  2,042
     150          10/11/2005          10             No                         0                    781
     151                                             No                         0                      0
     152                                             No                         0                  1,052
     153                                             No                         0                    236
---------------------------------------------------------------------------------------------------------
     154                                                                        0                    826
    154.01                                           No
    154.02                                           No
     155                                             No                         0                      0
     156                                             No                         0                      0
     157                                             No                         0                      0
     158           1/4/2006           12             No                         0                    134
---------------------------------------------------------------------------------------------------------
     159                                             No                         0                      0
     160                                             No                         0                      0
     161                                             No                         0                      0
     162                                             No                         0                    243
     163                                             No                   275,000                  1,793
---------------------------------------------------------------------------------------------------------
     164                                             No                         0                      0
     165           11/7/2005          12             No                         0                      0
     166                                             No                    13,125                    455
     167                                             No                         0                      0
     168                                             No                         0                  1,263
---------------------------------------------------------------------------------------------------------
     169                                             No                         0                  1,104
     170                                             No                     6,084                      0
     171           8/23/2005       26%, 29%         Yes                         0                      0
     172                                             No                         0                     91
     173                                             No                         0                    891
---------------------------------------------------------------------------------------------------------
     174                                             No                         0                    665
     175                                             No                    50,013                  2,614
     176                                             No                         0                  1,390
     177           6/3/2005           12             No                         0                      0
     178                                             No                         0                    119
---------------------------------------------------------------------------------------------------------
     179                                             No                         0                  5,991
     180                                             No                    19,375                  1,272
     181           11/1/2005          14             No                     4,126                      0
     182           12/2/2005          17             No                         0                      0
     183                                             No                         0                  1,613
---------------------------------------------------------------------------------------------------------
     184           7/26/2005          10             No                         0                      0
     185                                             No                         0                      0
     186                                             No                         0                    563
     187                                             No                         0                    140
     188                                                                        0                    608

                   MONTHLY ACTUAL                                                                 MONTHLY
   CONTROL          REPLACEMENT            UPFRONT         MONTHLY            MONTHLY            INSURANCE
    NUMBER          RESERVES ($)         TI / LC ($)     TI / LC ($)       TAX ESCROW ($)        ESCROW ($)
---------------------------------------------------------------------------------------------------------------

      1                           0               0                0                     0                0
      2                           0               0                0                     0                0
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
      3                     210,329               0                0               169,117           77,829
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
      4                     118,590               0                0               238,887           95,721
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      5                           0         382,000                0               232,436           29,323
------------------------------------------------------------------------------------------------------------
      6                           0               0                0                     0                0
      7                           0               0                0                     0                0
      8                           0               0                0                     0                0
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
     8.07
     8.08
      9                      12,787       2,767,238                0               103,188           13,011
      10                      8,795       1,990,191           43,975                51,667            7,116
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
------------------------------------------------------------------------------------------------------------
      11                     11,660          14,580           14,580                80,000           12,290
    11.01
    11.02
    11.03
      12                      2,726         400,000                0                57,463            7,958
      13                      6,054       2,544,762                0                37,333            8,171
      14                      6,844               0                0                80,400            6,523
      15                      3,733               0                0                86,144            7,435
------------------------------------------------------------------------------------------------------------
      16                      5,173       3,168,469                0                39,627            6,784
      17                      7,950               0           39,748                87,898           22,158
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
      18                     20,281         250,000           20,282                96,477           16,283
    18.01
    18.02
    18.03
    18.04
    18.05
    18.06
    18.07
    18.08
    18.09
    18.10
    18.11
    18.12
    18.13
      19                      5,263       3,096,877                0                85,777                0
      20                          0               0                0                     0                0
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
------------------------------------------------------------------------------------------------------------
      21                      4,881       3,500,000           21,151                60,743            4,819
      22                          0       1,135,713                0                58,086            9,312
      23                          0               0                0                     0                0
      24                        412               0                0                 6,899              443
      25                      1,661               0                0                 2,360              564
      26                      1,820               0                0                 6,862              191
      27                      1,361               0                0                 4,345              478
      28                        361               0                0                 1,413              310
      29                        235               0                0                 2,369              151
      30                        218               0                0                 1,183              525
      31                        360               0                0                 1,748              190
      32                        683               0                0                 1,426              211
------------------------------------------------------------------------------------------------------------
      33                      5,474         450,000                0                55,981                0
      34                      2,156               0                0                13,120            2,169
      35                      2,527               0                0                24,047            4,416
      36                      2,268               0                0                20,355           23,942
      37                     11,167               0                0                41,935            9,716
    37.01
    37.02
------------------------------------------------------------------------------------------------------------
      38                      1,747       2,000,000           60,107                18,208            8,000
      39                      3,076         250,000                0                57,047            6,720
      40                          0       3,967,143                0                70,000            3,800
      41                          0         717,869                0                 7,787            5,292
      42                          0               0                0                84,565           13,994
------------------------------------------------------------------------------------------------------------
      43                      2,073           4,847            4,847                 5,952            1,738
      44                          0         350,000                0                     0                0
      45                          0               0                0                25,333           27,003
    45.01
    45.02
      46                    292,557               0                0               212,400           84,471
    46.01
    46.02
    46.03
    46.04
    46.05
    46.06
    46.07
    46.08
    46.09
    46.10
    46.11
      47                      6,361       3,575,000           15,267                55,175           17,423
    47.01
    47.02
------------------------------------------------------------------------------------------------------------
      48                          0          94,000            5,819                23,688            3,969
      49                      4,555               0                0                17,007            3,496
      50                      3,563               0                0                12,775            2,340
      51                      2,878           6,667            6,667                13,228                0
      52                          0               0                0                     0                0
------------------------------------------------------------------------------------------------------------
      53                      7,618               0           38,079                44,500                0
      54                      1,979         600,000                0                72,836            2,319
      55                      2,309         218,125            4,618                12,026            3,120
      56                      7,251         100,000            6,889                15,511            4,080
      57                          0               0                0                     0                0
------------------------------------------------------------------------------------------------------------
      58                      1,695         200,000            6,358                21,670            1,468
      59                      2,619          11,038           11,038                20,581            4,029
      60                      2,058         400,000                0                23,542           12,701
      61                          0               0                0                     0                0
      62                      2,100         226,500            6,500                17,098            2,630
------------------------------------------------------------------------------------------------------------
      63                      1,891               0                0                24,261            2,521
      64                          0               0                0                     0                0
      65                          0               0                0                     0                0
      66                      6,666               0                0                12,865                0
      67                      2,114       1,100,000                0                21,642            2,866
------------------------------------------------------------------------------------------------------------
      68                      1,395         300,000                0                14,310            1,528
      69                      1,677         200,000            5,589                     0                0
      70                      1,926               0                0                20,911            2,156
      71                          0               0                0                22,945            1,036
      72                      5,000               0                0                18,583            5,126
------------------------------------------------------------------------------------------------------------
      73                          0               0                0                     0                0
      74                      1,827         250,000            9,135                12,469            1,530
      75                          0               0                0                     0                0
      76                      5,000          50,000           25,000                32,385                0
      77                          0               0                0                 6,335                0
------------------------------------------------------------------------------------------------------------
      78                      1,615               0            2,605                25,000                0
      79                      1,873          18,667            9,333                15,205            1,887
      80                          0               0                0                     0                0
      81                        894               0            4,470                19,021                0
      82                          0               0                0                12,262            4,863
      83                          0               0                0                13,895            3,196
------------------------------------------------------------------------------------------------------------
      84                     12,359               0                0                 9,526            6,912
      85                      4,658               0                0                18,102            9,642
      86                      3,264               0                0                15,970            2,631
    86.01
    86.02
    86.03
    86.04
    86.05
      87                          0               0                0                     0                0
      88                          0               0                0                     0                0
------------------------------------------------------------------------------------------------------------
      89                      1,586         175,000                0                 8,353            1,305
      90                          0               0                0                 6,090            1,834
      91                          0           7,500            7,500                15,238           13,060
      92                      1,346               0                0                 8,599            1,304
      93                          0               0                0                     0                0
------------------------------------------------------------------------------------------------------------
      94                      1,378         350,000                0                18,659            1,647
      95                      1,589         523,855            6,667                11,333            1,373
      96                      1,609         328,650            6,667                 9,250            1,357
      97                      1,672         250,000            6,192                12,872            3,623
    97.01
    97.02
      98                        743               0                0                15,213            3,905
------------------------------------------------------------------------------------------------------------
      99                      1,250           4,167            4,167                13,980            2,339
     100                          0               0           22,644                     0                0
    100.01
    100.02
     101                          0         232,319            1,072                18,724            2,425
     102                      1,217          14,583           14,583                15,790            2,296
     103                        582           1,454            1,454                 7,197              858
------------------------------------------------------------------------------------------------------------
     104                          0               0                0                     0                0
     105                      1,297         300,000                0                 7,296            3,164
     106                      1,059           5,833            5,833                16,748            2,275
     107                        538               0                0                14,388            3,600
     108                        311               0                0                     0                0
------------------------------------------------------------------------------------------------------------
     109                          0               0                0                     0                0
    109.01
    109.02
     110                      4,407               0                0                 9,848            4,167
     111                      1,329          13,104            6,552                13,444            1,741
     112                        272           1,667            1,667                   562            1,184
     113                      8,512               0                0                11,845            9,612
------------------------------------------------------------------------------------------------------------
     114                      5,417               0                0                12,687            5,802
     115                     11,969               0                0                14,006            5,685
     116                      5,000               0                0                14,593            5,356
     117                      9,853               0                0                 7,586            4,634
     118                          0               0                0                     0                0
    118.01
    118.02
    118.03
    118.04
------------------------------------------------------------------------------------------------------------
     119                      1,451               0                0                 6,619            1,350
     120                        228           2,308            1,154                 3,143            1,946
     121                          0               0                0                     0                0
     122                      1,048         500,000                0                 9,738              885
     123                          0               0                0                     0                0
    123.01
    123.02
    123.03
    123.04
------------------------------------------------------------------------------------------------------------
     124                      1,638         200,000           11,035                 5,790            1,728
     125                        585           3,333            3,333                 1,860            1,254
     126                      5,280               0                0                 9,288            2,105
     127                          0               0                0                 8,163            1,412
     128                      1,349         850,000                0                 9,616            5,674
------------------------------------------------------------------------------------------------------------
     129                      1,110         400,000                0                 9,282              840
     130                        689               0            3,333                 5,821              439
     131                      1,450               0                0                 4,814            2,728
     132                        347               0                0                18,441              531
     133                        803               0                0                 9,443            1,233
------------------------------------------------------------------------------------------------------------
     134                        208           1,867            1,867                 3,147              588
     135                          0           1,750            1,750                 3,633              767
     136                        331               0            1,667                 5,780            1,697
     137                          0               0                0                     0                0
     138                        391           7,788            3,894                 5,465              713
------------------------------------------------------------------------------------------------------------
     139                      5,406               0                0                14,143            2,864
     140                        358               0                0                 4,447              146
     141                      1,550           4,167            4,167                13,396            1,936
     142                      3,673               0                0                 5,352            3,669
     143                        312               0                0                 2,682              156
------------------------------------------------------------------------------------------------------------
     144                          0               0            1,668                11,334              375
     145                      2,673               0                0                 3,427            3,026
     146                        868               0                0                 9,230            1,042
     147                          0               0                0                     0                0
     148                        600           1,579            1,579                 3,400              697
------------------------------------------------------------------------------------------------------------
     149                      2,042               0                0                 6,201            4,164
     150                        390           7,782            3,891                 5,465              713
     151                          0         107,786              968                 7,327              726
     152                      1,052           3,083            3,083                 3,449              795
     153                        236           1,181            1,181                 2,727            1,567
------------------------------------------------------------------------------------------------------------
     154                        826               0                0                 4,249            1,447
    154.01
    154.02
     155                          0               0                0                     0                0
     156                          0               0                0                 6,539              801
     157                          0               0                0                 6,496              919
     158                        134               0                0                 3,505              344
------------------------------------------------------------------------------------------------------------
     159                        226               0              528                     0                0
     160                          0               0                0                     0                0
     161                        408               0                0                 9,957            1,049
     162                        243         320,000            1,330                 3,005              342
     163                        897               0                0                 1,667            1,444
------------------------------------------------------------------------------------------------------------
     164                          0               0                0                     0                0
     165                          0         205,000                0                     0                0
     166                        455           2,083            2,083                 8,809              547
     167                        987               0                0                 1,636              775
     168                        632               0                0                 1,667            1,444
------------------------------------------------------------------------------------------------------------
     169                        552               0                0                 1,667            1,018
     170                          0               0                0                 5,800              859
     171                          0               0                0                 3,225            1,559
     172                         91          81,953                0                   308              320
     173                        891               0                0                 3,990              763
------------------------------------------------------------------------------------------------------------
     174                        665           3,517            3,517                 5,869            2,307
     175                      2,614               0                0                 4,350            1,009
     176                      1,390          24,388            1,888                 7,290              685
     177                          0               0                0                 2,096              667
     178                        119           2,083            2,083                 1,604            1,418
------------------------------------------------------------------------------------------------------------
     179                          0               0                0                     0                0
     180                      1,272               0                0                 4,939            3,004
     181                          0               0                0                     0                0
     182                          0               0                0                     0                0
     183                        538               0                0                 2,853              419
------------------------------------------------------------------------------------------------------------
     184                          0               0                0                 2,754              590
     185                          0               0                0                 2,936              343
     186                        563           2,810            2,810                 2,842            1,886
     187                        140           1,333            1,333                 1,057              230
     188                        608          15,000                0                 3,518              203

   CONTROL
   NUMBER                                        BORROWER NAME
-------------- -----------------------------------------------------------------------------------

      1                                        TRG Charlotte LLC
      2                                      ATRIUM FINANCE III, LP

    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
                 NESBITT LYNWOOD PROPERTY LLC; NESBITT PORTLAND PROPERTY LLC; NESBITT COLORADO
               SPRINGS PROPERTY LLC; NESBITT DENVER PROPERTY LLC; NESBITT EL PASO PROPERTY L.P.;
                 NESBITT LIVONIA PROPERTY LLC; NESBITT BLUE ASH PROPERTY LLC; NESBITT BELLEVUE
      3                                           PROPERTY LLC
    3.01
    3.02
    3.03
    3.04
    3.05
    3.06
    3.07
    3.08
                           SRH/LA COVE VILLAGE APARTMENTS, LLC; SRH/LA DUTCH VILLAGE
                        APARTMENTS, LLC; SRH/LA FONTANA APARTMENTS, LLC; SRH/LA HAMILTON
                          MANOR APARTMENTS, LLC; SRH/LA HIGHLAND #179 APARTMENTS, LLC;
                           SRH/LA HIGHLAND #241 APARTMENTS, LLC; SRH/LA HIGHLAND #689
                         APARTMENTS, LLC; SRH/LA PLEASANTVIEW APARTMENTS, LLC;
                     SRH/LA RIVERVIEW APARTMENTS, LLC; SRH/LA WHISPERING WOODS #250
                                   APARTMENTS, LLC; SRH/LA WHISPERING
                         WOODS #299 APARTMENTS, LLC; SRH/LA WHITEMARSH I, II, V
                     APARTMENTS, LLC; SRH/LA WHITEMARSH III APARTMENTS, LLC; SRH/LA
                          WHITEMARSH IVA APARTMENTS, LLC; SRH/LA WHITEMARSH IVB
                       APARTMENTS, LLC; SRH/LA HARBOR POINT I, II IV APARTMENTS, LLC;
      4                             SRH/LA HARBOR POINT III APARTMENTS, LLC
    4.01
    4.02
    4.03
    4.04
    4.05
    4.06
    4.07
    4.08
    4.09
      5                        Commerce Square Partners-Philadelphia Plaza, L.P.
-------------- -----------------------------------------------------------------------------------
      6                              La Cantera Retail Limited Partnership
      7                                           WV Sub, LLC
                 134, LLC; ASI, LLC; 7000 CG, LLC; 7320 PD, LLC; 8621 RFD, LLC; 8661 RFD, LLC;
      8                                          6940 CGD, LLC
    8.01
    8.02
    8.03
    8.04
    8.05
    8.06
    8.07
    8.08
      9                                 Transwestern Broadreach WTC, LLC
     10                            CIP AIRPORT INDUSTRIAL/FLEX PORTFOLIO, LLC

    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
-------------- -----------------------------------------------------------------------------------
     11                                  HP SHOWPLACE INVESTORS IV, LLC

    11.01
    11.02
    11.03

     12                                       Brickman Durham LLC
     13                                      Met Park East IV, LLC
     14                                        ACP/Millennium LLC
     15                                   BentleyForbes Watergate, LLC
-------------- -----------------------------------------------------------------------------------
     16                                        Park Place IV, LLC
     17                                COLDWATER PORTFOLIO PARTNERS, LLC

    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
     18                                    SEALY SW PROPERTIES, L.P.

    18.01
    18.02
    18.03
    18.04
    18.05
    18.06
    18.07
    18.08
    18.09
    18.10
    18.11
    18.12
    18.13
     19                                         Reid Murdoch LLC
     20                                       ATRIUM FINANCE I, LP

    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
-------------- -----------------------------------------------------------------------------------
     21         ARI- Atrium Office Building, LLC; ARI - AOB 1, LLC; ARI - AOB 2,
                LLC; ARI - AOB 3, LLC; ARI - AOB 4, LLC; ARI - AOB 5, LLC; ARI -
                AOB 6, LLC; ARI - AOB 7, LLC;

                                                ARI - AOB 8, LLC
     22                                      DMB Market Street LLC
                 Somera DFW Lakes Owner LP; BRZI-DFW Lakes Owner, LP; TBZI-DFW Lakes Owner, LP;
     23                        BFZI-DFW Lakes Owner, LP; PCZI-DFW Lakes Owner, LP
     24                                  Greenville (Woodruff) WMB, LLC
     25                                Surfside Beach (Surfside) WMB, LLC
     26                                 Lexington (East Towne) WMB, LLC
     27                                 Georgetown (Plantation) WMB, LLC
     28                                    Seaford (Sussex) WMB, LLC
     29                                 Smithfield (Smithfield) WMB, LLC
     30                                  Covington (Riverbend) WMB, LLC
     31                                     Pocomoke Guarantor, LLC
     32                               Taylorsville (Taylorsville) WMB, LLC
-------------- -----------------------------------------------------------------------------------
     33                              Westland Promenade Limited Partnership
     34                                     Murrieta Spectrum, L.P.
     35                                   Woodglen Associates, L.L.C.
     36                                   Broadway 801 Gateway Fee LLC
     37                            PARKWAY VISTA, I, LP; OAKWOOD VISTA, I, LP
    37.01
    37.02

-------------- -----------------------------------------------------------------------------------
     38                                 Maguire Partners-1733 Ocean, LLC
     39                                    1996 Pavilion Assoc., L.P.
     40           550 Mamaroneck Avenue Associates, LLC; 600 Mamaroneck Avenue Associates, LLC
     41                               Outer Drive 39 Development Co., LLC

                  Passco Villa Toscana S, LLC; Villa Toscana TIC 4, LP; Villa Toscana TIC 1, LP;
                  Villa Toscana TIC 2, LP; Villa Toscana TIC 3, LP; Passco Villa Toscana H, LLC;
                   Villa Toscana TIC 15, LP; Villa Toscana TIC 9, LP; Villa Toscana TIC 20, LP;
                   Villa Toscana TIC 10, LP; Villa Toscana TIC 11, LP; Villa Toscana TIC 24, LP;
                   Villa Toscana TIC 19, LP; Villa Toscana TIC 14, LP; Villa Toscana TIC 23, LP;
                 Villa Toscana TIC 21, LP; Villa Toscana TIC 5, LP; Villa Toscana TIC 7, LP; Villa
                   Toscana TIC 16, LP; Villa Toscana TIC 17, LP; Villa Toscana TIC 6, LP; Villa
                   Toscana TIC 22, LP; Villa Toscana TIC 27, LP; Villa Toscana TIC 26, LP; Villa
                   Toscana TIC 8, LP; Villa Toscana TIC 13, LP; Villa Toscana TIC 18, LP; Villa
                   Toscana TIC 28, LP; Villa Toscana TIC 29, LP; Villa Toscana TIC 30, LP; Villa
                   Toscana TIC 32, LP; Villa Toscana TIC 31, LP; Villa Toscana TIC 25, LP; Villa
     42                                        Toscana TIC 33, LP
-------------- -----------------------------------------------------------------------------------
     43                                    Zephyr Cove Investors LLC
     44                                     1400 Fashion Island LLC
     45                                    E & B HONOLULU HOTELS LLC
    45.01
    45.02

               SHANER PITTSBURGH HOTEL LIMITED PARTNERSHIP; SHANER TRADE CENTER HOTEL ASSOCIATES
     46                  LIMITED PARTNERSHIP; SHANER SPE ASSOCIATES LIMITED PARTNERSHIP

    46.01
    46.02
    46.03
    46.04
    46.05
    46.06
    46.07
    46.08
    46.09
    46.10
    46.11
     47                       OVC PROPERTIES, LLC; MILILANI STREET PROPERTIES, LLC
    47.01
    47.02

-------------- -----------------------------------------------------------------------------------
     48                                         LAL Crescent LLC
     49                                Wyosea Alderbrook Associates, LLC
     50                                  Wyosea Summit Associates, LLC
     51                        Ocean City Factory Outlets Acceptance Company, LLC
     52                                        WG Sterling VA LLC
-------------- -----------------------------------------------------------------------------------
     53                                      L&J Manchester II LLC
     54                              Tampa Rinaldi Porter Ranch Center, LLC
     55                                 Nordhoff Investment Company, LLC
     56                                     Market Center Seven, LLC
     57                                        EPT Hamilton, Inc.
-------------- -----------------------------------------------------------------------------------
     58         ARI - Copley Business Center, LLC; ARI - CBC 1, LLC; ARI - CBC
                 2, LLC; ARI - CBC 3, LLC; ARI - CBC 4, LLC; ARI - CBC 5, LLC; ARI - CBC 6, LLC;
                  ARI - CBC 7, LLC; ARI - CBC 8, LLC; ARI - CBC 9, LLC; ARI - CBC 10, LLC; ARI -
                 CBC 11, LLC; ARI - CBC 12, LLC; ARI - CBC 13, LLC; ARI - CBC 14, LLC; ARI - CBC
                 15, LLC; ARI - CBC 16, LLC; ARI - CBC 17, LLC; ARI - CBC 18, LLC; ARI - CBC 19,
                 LLC; ARI - CBC 20, LLC; ARI - CBC 21, LLC; ARI - CBC 22, LLC; ARI - CBC 23, LLC;
                ARI - CBC 24, LLC; ARI - CBC 25, LLC; ARI - CBC 26, LLC; ARI - CBC 27, LLC; ARI -
                 CBC 28, LLC; ARI - CBC 29, LLC; ARI - CBC 30, LLC; ARI - CBC 31, LLC; ARI - CBC
                         32, LLC; ARI - CBC 33, LLC; ARI - CBC 34, LLC; ARI - CBC 35, LLC

     59           Butters Real Estate Fund III, LTD., MB WAMU Vista, LLC and STJ Suntech, LLC
     60                                   Amera Financial Plaza, Ltd.
     61                                     1450 Mariners Island LLC
     62                            Mountain High APOC, LLC and TSL APOC, LLC
-------------- -----------------------------------------------------------------------------------
     63                                      Kimschott Whitehall LP
     64                                      EPT Deer Valley, Inc.
     65                                         EPT Boise, Inc.
     66                                        DC Hotels, L.L.C.
     67                                  Danbury General Partners, LLC
-------------- -----------------------------------------------------------------------------------
     68                   USA Matthews Corner, LLC, USA Matthews Corners 1, LLC, USA
                 Matthews Corners 2, LLC, USA Matthews Corners 3, LLC, USA Matthews Corners 4,
                                               LLC, USA Matthews

                 Corners 5, LLC, USA Matthews Corners 6, LLC, USA Matthews 7, LLC, USA Matthews 8,
                 LLC, USA Matthews 9, LLC, USA Matthews Corners 10, LLC, USA Matthews Corners 11,

                   LLC, USA Matthews Corners 13, LLC, USA Matthews Corners 14, LLC, USA Matthews
                 Corners 15, LLC, USA Matthews Corners 16, LLC, USA Matthews Corners 17, LLC, USA
                 Matthews Corners 18, LLC, USA Matthews Corners 21, LLC, USA Matthews Corners 22,
                   LLC, USA Matthews Corners 23, LLC, USA Matthews Corners 24, LLC, USA Matthews
                                 Corners 26, LLC and USA Matthews Corners 29, LLC

     69                                  Inspiration International, LLC
     70                                  NK - Bridgewater Property LLC
     71                                       RPI Cedar Hill, Ltd.
     72                                   Monte Bello Apartments, LLC
-------------- -----------------------------------------------------------------------------------
     73                                       101 Park Avenue, LLC
     74                                         Balentine, L.P.
     75                                       GI Tampa Realco, LLC
     76                                     EP Office Holdings, L.P.
     77                                       Falcon Landing, LLC
-------------- -----------------------------------------------------------------------------------
     78                                   Pacesetter/Ramapo Associates
     79                               Rancho Pacific Tetra Woodlands, LLC
     80                                        Windsor (USA) Inc.
     81                                       Goodman/Friedman LLC
     82                                    South Florida Centers, LLC
     83                                   City Center Properties, LLC
-------------- -----------------------------------------------------------------------------------
     84                              Windjammer Investment Associates, LLC
     85                                     8530 Cedros Avenue, LLC
     86                                 SHREVE STORAGE EQUITIES, L.L.C.

    86.01
    86.02
    86.03
    86.04
    86.05

     87                                        EPT Pompano, Inc.
     88                                      EPT Little Rock, Inc.
-------------- -----------------------------------------------------------------------------------
     89                                     Sudley Road (7900), LLC
     90                                   Via Princessa Partners L.P.
     91                                     19951 Roscoe Blvd., LLC
     92           Granite Cottonwood, L.L.C., CTC Tomlinson, L.L.C. and CTC Ellington, L.L.C.
     93                                      Flamingo Partners LLC
-------------- -----------------------------------------------------------------------------------
     94                               Transwestern 313 Washington, L.L.C.
     95                               Brookwood Century Springs East, LLC
     96                               Brookwood Century Springs West, LLC
     97                                         VERDE SPE-I, LLC
    97.01
    97.02

     98                                     Rancho Sunset Plaza, LP
-------------- -----------------------------------------------------------------------------------
     99                                            TWHQ, LLC
     100                  WRT-SOUTH BURLINGTON PROPERTY LLC; WRT-ANDOVER PROPERTY LLC
   100.01
   100.02

     101                                        Weston III, LLC
     102                                      Patapsco Landing LLC
     103                                   Next Cherry Creek, L.L.C.
-------------- -----------------------------------------------------------------------------------
     104                                      10th and Pearl, LLC
     105                                         Dorsey IV LLC
     106                             Michigan Orthopedic Center Properties

                 Gemini Boynton Beach S, LLC; Gemini Boynton Beach 1, LLC; Gemini Boynton Beach 2,
                   LLC; Gemini Boynton Beach 3, LLC; Gemini Boynton Beach 4, LLC; Gemini Boynton
                  Beach 5, LLC; Gemini Boynton Beach 6, LLC; Gemini Boynton Beach 7, LLC; Gemini
                  Boynton Beach 8, LLC; Gemini Boynton Beach 9, LLC; Gemini Boynton Beach H, LLC;
                 Gemini Boynton Beach 10, LLC; Gemini Boynton Beach 11, LLC; Gemini Boynton Beach
                  12, LLC; Gemini Boynton Beach 13, LLC; Gemini Boynton Beach 14, LLC; Gemini
     107                      Boynton Beach 15, LLC; Gemini Boynton Beach 16, LLC
     108                                     Lone Tree Center, LLC
-------------- -----------------------------------------------------------------------------------
     109                     WESTMINSTER ADVANTAGE LLC AND WESTMINSTER REGENCY LLC
   109.01
   109.02

     110                                    HFT Stones River I, LLC
     111                                      RP Southwood, L. P.
     112                                    Rita & Houghton, L.L.C.
     113                                  BRAY & GILLESPIE XXXVI, LLC
-------------- -----------------------------------------------------------------------------------
     114                             Wellington Real Estate Partners, L.P.
     115                                       Pollin Hotels, LLC
     116                              Pine Oaks Real Estate Partners, L.P.
     117                                   HHC Brookwood Durham, LLC
               PAVILION NTB-FM 407, LP; PAVILION NTB-FORT WORTH, LP; PAVILION
     NTB-PEARLAND EAST, 118 LP; PAVILION TK-SUMMERVILLE, LLC

   118.01
   118.02
   118.03
   118.04

-------------- -----------------------------------------------------------------------------------
     119                                     Calabasas Village, LLC
     120                                      5251 Associates, Ltd
     121                                   EPT Raleigh Theatres, Inc.
     122                                 Meritage-Andover Holdings LLC
                 PAVILION NTB-TOMBALL, LP; PAVILION NTB-PASADENA, LP; PAVILION TK-WAKE FOREST,
     123                                 LLC; PAVILION TK-BLUFFTON, LLC

   123.01
   123.02
   123.03
   123.04

-------------- -----------------------------------------------------------------------------------
     124                             Kuebel Fuchs Properties No. 1, L.L.C.
     125                                   LaPour Grand Central, LLC
     126                                       Fox Brothers, LLC
     127                               Machado-San Antonio Partners, LLC
     128                                  Downtown Properties IX, LLC
-------------- -----------------------------------------------------------------------------------
     129                                   Northchase I Venture, LLC
     130                                    Avery at Morrocroft, LLC
     131                                  Gramercy Drive Partners, LP
     132                                       Next East Oak, LLC
     133                     CB Associates, LLC; CB-MEstate, LLC; CB-EMassell, LLC
-------------- -----------------------------------------------------------------------------------
     134                                 Roseville Parkway Retail, LLC
     135                                  Pyramid Properties III, LLP
     136                                  Belle Promenade Shops I, LLC
     137                                        Acoma Drive, LLC
     138                            C&R North Point Project Building B, LLC
-------------- -----------------------------------------------------------------------------------
     139                   Frontier Land Limited d/b/a Summers Frontier Land Limited
     140                                  Shelby (Creekside) WMS, LLC
     141                                   Willow View Partnership LP
     142                                     Westwick Ventures, LLC
     143                                 Florence (Southside) WMS, LLC
-------------- -----------------------------------------------------------------------------------
     144         Smith Realty Company - 3225 Neil Armstrong Blvd., L.L.P. and Michael M. Levine
                and Maxine Levine as Trustees of the Michael and Maxine Levine Family Trust 2001
     145                               Wyosea Aspen Court Associates, LLC
     146                                    Lockhill Partners, Ltd.
     147                                     SHS Newnan Realco, LLC
     148                      HGW Courtyard LLC and RLW Commercial Property I, LLC
-------------- -----------------------------------------------------------------------------------
     149                               397 South Sierra Madre Street, LLC
     150                            C&R North Point Project Building A, LLC
     151                                         Weston V, LLC
     152                                        Corporate II LLC
     153              Duel San Benito, LP, Dounel San Benito, LP and San Benito Plaza, LP
-------------- -----------------------------------------------------------------------------------
     154                                   STORAGE R US OF AIKEN, LLC
   154.01
   154.02

     155                                     RAP Palos Heights, LLC
     156                                      Sawtelle Associates
                 Skillman Oram Partners, L.P., EKN Park Lane, L.P., KMN Park Lane, L.P. and GJN
     157                                        Park Lane, L.P.
     158                               Austin-Cravings Union Landing, LLC
-------------- -----------------------------------------------------------------------------------
     159                                      Lifeway Center, LLC
     160                         RAP Lancaster I, LLC and RAP Lancaster II, LLC
     161                                        Next Walton, LLC
     162                                     Gilbert Investors, LLC
     163                                     Omni Storage III, LLC
-------------- -----------------------------------------------------------------------------------
     164                   University Square One, LLC and University Square Two, LLC
               Offerman 4170 Douglas Blvd - B, LLC; Offerman 4170 Douglas Blvd- R, LLC; Offerman
     165                                   4170 Douglas Blvd - S, LLC
     166                                  Harbor Lane of Plymouth, LLC
     167                                     Lake Park Storage, LLC
     168                                      Omni Storage II, LLC
-------------- -----------------------------------------------------------------------------------
     169                                       Omni Storage, LLC
     170                                 International Properties, Ltd.
     171                  Financial Plaza Investors, A California Limited Partnership
     172                                   John Wayne Fazzari, L.L.C.
     173                                   Litchfield Developers, LLC
-------------- -----------------------------------------------------------------------------------
     174                               Grand View Center Associates, LLC
     175                                     P&A Enterprises, Inc.
     176                                       TriCor Properties
     177                                   Iron Gate Partners 2, LLC
     178                                       Wise Group, L.L.C.
-------------- -----------------------------------------------------------------------------------
     179                 Arlington Investments Group, L.L.C. and Oberlin Group, L.L.C.
     180                                   1326 Valencia Street, LLC
     181                              Hogan Arroyo Vista Investments, LLC
     182                                        FPG Company, LLC
     183                                       Riverest MHC, LLC
-------------- -----------------------------------------------------------------------------------
     184                                      ESMS Partners, L.P.
     185                                Mini U Storage Groesbeck III, LP
     186                                 Lincoln Plaza Associates, LLC
     187                               Highland Small Shop Partners, LLC
     188                                FHS Associates-San Antonio, L.P.

   CONTROL               LOAN                               CASH            GROUND           GROUND LEASE
    NUMBER             PURPOSE            LOCKBOX        MANAGEMENT        LEASE Y/N       EXPIRATION DATE
---------------------------------------------------------------------------------------------------------------

      1               Refinance             Hard         Springing            No
      2              ACQUISITION            HARD          IN PLACE
     2.01                                                                     No
     2.02                                                                     No
     2.03                                                                     No
     2.04                                                                     Yes             2/14/2046
     2.05                                                                     No
     2.06                                                                     No
     2.07                                                                     No
     2.08                                                                     No
     2.09                                                                     No
      3               REFINANCE             HARD          IN PLACE
     3.01                                                                     No
     3.02                                                                     No
     3.03                                                                     No
     3.04                                                                     No
     3.05                                                                     No
     3.06                                                                     No
     3.07                                                                     No
     3.08                                                                     No
      4               REFINANCE             SOFT         SPRINGING
     4.01                                                                     No
     4.02                                                                     No
     4.03                                                                     No
     4.04                                                                     No
     4.05                                                                     No
     4.06                                                                     No
     4.07                                                                     No
     4.08                                                                     No
     4.09                                                                     No
      5               Refinance             Hard         Springing            No
---------------------------------------------------------------------------------------------------------------
      6               Refinance             Hard         Springing            No
      7              Acquisition            Hard         Springing            No
      8               REFINANCE             HARD         SPRINGING
     8.01                                                                     No
     8.02                                                                     No
     8.03                                                                     No
     8.04                                                                     No
     8.05                                                                     No
     8.06                                                                     No
     8.07                                                                     No
     8.08                                                                     No
      9              Acquisition            Hard          In Place            No
      10             ACQUISITION            HARD         SPRINGING
    10.01                                                                     No
    10.02                                                                     No
    10.03                                                                     No
    10.04                                                                     No
    10.05                                                                     No
    10.06                                                                     No
    10.07                                                                     No
    10.08                                                                     No
    10.09                                                                     No
    10.10                                                                     No
    10.11                                                                     No
    10.12                                                                     No
    10.13                                                                     No
    10.14                                                                     No
---------------------------------------------------------------------------------------------------------------
      11             ACQUISITION            HARD         SPRINGING
    11.01                                                                     No
    11.02                                                                     No
    11.03                                                                     No
      12             Acquisition            Hard         Springing            No
      13             Acquisition            Hard         Springing            Yes             5/21/2045
      14             Acquisition            Hard          In Place            No
      15             Acquisition            Hard          In Place            Yes             2/28/2065
---------------------------------------------------------------------------------------------------------------
      16             Acquisition            Hard         Springing            Yes             6/16/2047
      17             ACQUISITION            SOFT          IN PLACE
    17.01                                                                     No
    17.02                                                                     No
    17.03                                                                     No
    17.04                                                                     No
    17.05                                                                     No
    17.06                                                                     No
    17.07                                                                     No
    17.08                                                                     No
    17.09                                                                     No
    17.10                                                                     No
    17.11                                                                     No
    17.12                                                                     No
    17.13                                                                     No
    17.14                                                                     No
    17.15                                                                     No
    17.16                                                                     No
    17.17                                                                     No
    17.18                                                                     No
    17.19                                                                     No
    17.20                                                                     No
    17.21                                                                     No
    17.22                                                                     No
    17.23                                                                     No
    17.24                                                                     No
    17.25                                                                     No
    17.26                                                                     No
    17.27                                                                     No
    17.28                                                                     No
    17.29                                                                     No
    17.30                                                                     No
    17.31                                                                     No
    17.32                                                                     No
    17.33                                                                     No
    17.34                                                                     No
    17.35                                                                     No
    17.36                                                                     No
    17.37                                                                     No
      18             ACQUISITION            HARD         SPRINGING
    18.01                                                                     No
    18.02                                                                     No
    18.03                                                                     No
    18.04                                                                     No
    18.05                                                                     No
    18.06                                                                     Yes             8/31/2031
    18.07                                                                     No
    18.08                                                                     Yes             8/31/2031
    18.09                                                                     No
    18.10                                                                     Yes             8/31/2031
    18.11                                                                     No
    18.12                                                                     Yes             8/31/2031
    18.13                                                                     Yes             8/31/2031
      19              Refinance             Hard         Springing            No
      20              REFINANCE             HARD          IN PLACE
    20.01                                                                     No
    20.02                                                                     No
    20.03                                                                     No
    20.04                                                                     No
    20.05                                                                     No
    20.06                                                                     No
    20.07                                                                     No
    20.08                                                                     No
---------------------------------------------------------------------------------------------------------------
      21             Acquisition            Hard         Springing            No
      22              Refinance              No             NAP               No
      23             Acquisition            Soft         Springing            No
      24             Acquisition             No             NAP               No
      25             Acquisition             No             NAP               No
      26             Acquisition             No             NAP               No
      27             Acquisition             No             NAP               No
      28             Acquisition             No             NAP               No
      29             Acquisition             No             NAP               No
      30             Acquisition             No             NAP               No
      31             Acquisition             No             NAP               No
      32             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
      33              Refinance             Hard         Springing            No
      34              Refinance              No             NAP               No
      35              Refinance              No             NAP               Yes              7/1/2062
      36             Acquisition            Soft         Springing            No
      37              REFINANCE             SOFT         SPRINGING
    37.01                                                                     No
    37.02                                                                     No
---------------------------------------------------------------------------------------------------------------
      38              Refinance             Hard         Springing            Yes             10/15/2086
      39              Refinance              No             NAP               Yes             7/20/2013
      40             Acquisition            Hard          In Place            Yes             9/30/2027
      41              Refinance              No             NAP               No
      42             Acquisition            Hard         Springing            No
---------------------------------------------------------------------------------------------------------------
      43             Acquisition             No             NAP               No
      44              Refinance              No             NAP               No
      45              REFINANCE             HARD          IN PLACE
    45.01                                                                     Yes             12/31/2045
    45.02                                                                     Yes             12/31/2045
      46              REFINANCE             HARD         SPRINGING
    46.01                                                                     No
    46.02                                                                     Yes             10/31/2051
    46.03                                                                     No
    46.04                                                                     No
    46.05                                                                     No
    46.06                                                                     Yes             7/14/2025
    46.07                                                                     Yes             10/9/2062
    46.08                                                                     Yes             10/31/2064
    46.09                                                                     Yes             8/31/2013
    46.10                                                                     No
    46.11                                                                     No
      47             ACQUISITION            HARD         SPRINGING
    47.01                                                                     Yes             10/31/2039
    47.02                                                                     Yes             7/31/2052
---------------------------------------------------------------------------------------------------------------
      48             Acquisition            Hard         Springing            No
      49              Refinance              No             NAP               No
      50              Refinance              No             NAP               No
      51              Refinance              No             NAP               Yes             12/30/2083
      52             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
      53              Refinance             Soft         Springing            No
      54             Acquisition            Hard          In Place            No
      55             Acquisition            Hard         Springing            No
      56             Acquisition             No             NAP               No
      57              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
      58             Acquisition            Soft         Springing            No
      59             Acquisition             No             NAP               No
      60             Acquisition             No             NAP               No
      61              Refinance              No             NAP               No
      62             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
      63             Acquisition             No             NAP               No
      64              Refinance              No             NAP               No
      65              Refinance              No             NAP               Yes             11/30/2017
      66              Refinance              No             NAP               No
      67             Acquisition            Hard         Springing            No
---------------------------------------------------------------------------------------------------------------
      68             Acquisition             No             NAP               No
      69              Refinance             Soft          In Place            Yes             4/30/2028
      70             Acquisition            Hard         Springing            No
      71              Refinance              No             NAP               No
      72             Acquisition            Soft          In Place            No
---------------------------------------------------------------------------------------------------------------
      73             Acquisition            Hard         Springing            No
      74              Refinance             Soft         Springing            No
      75             Acquisition            Soft          In Place            No
      76             Acquisition             No             NAP               No
      77              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
      78              Refinance             Hard         Springing            No
      79              Refinance              No             NAP               No
      80             Acquisition            Hard         Springing            No
      81              Refinance             Hard         Springing            Yes             8/29/2098
      82             Acquisition             No             NAP               No
      83             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
      84              Refinance              No             NAP               No
      85              Refinance              No             NAP               No
      86              REFINANCE              NO             NAP
    86.01                                                                     No
    86.02                                                                     No
    86.03                                                                     No
    86.04                                                                     No
    86.05                                                                     No
      87              Refinance              No             NAP               No
      88              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
      89              Refinance              No             NAP               No
      90              Refinance              No             NAP               No
      91             Acquisition            Soft         Springing            No
      92             Acquisition             No             NAP               No
      93              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
      94             Acquisition            Hard          In Place            No
      95             Acquisition             No             NAP               No
      96             Acquisition             No             NAP               No
      97              REFINANCE             HARD         SPRINGING
    97.01                                                                     No
    97.02                                                                     No
      98             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
      99             Acquisition             No             NAP               No
     100             ACQUISITION            HARD         SPRINGING
    100.01                                                                    Yes              1/2/2010
    100.02                                                                    Yes              1/2/2010
     101             Acquisition             No             NAP               No
     102             Acquisition             No             NAP               No
     103             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
     104             Acquisition             No             NAP               No
     105              Refinance              No             NAP               No
     106              Refinance              No             NAP               Yes             5/31/2043
     107             Acquisition             No             NAP               No
     108              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     109             ACQUISITION             NO             NAP
    109.01                                                                    No
    109.02                                                                    No
     110             Acquisition             No             NAP               No
     111             Acquisition             No             NAP               No
     112              Refinance              No             NAP               No
     113             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
     114             Acquisition             No             NAP               No
     115              Refinance             Hard         Springing            Yes             12/31/2050
     116             Acquisition             No             NAP               No
     117              Refinance              No             NAP               No
     118              REFINANCE             HARD         SPRINGING
    118.01                                                                    No
    118.02                                                                    No
    118.03                                                                    No
    118.04                                                                    No
---------------------------------------------------------------------------------------------------------------
     119              Refinance              No             NAP               No
     120              Refinance              No             NAP               No
     121              Refinance              No             NAP               No
     122             Acquisition            Hard         Springing            No
     123              REFINANCE              NO             NAP
    123.01                                                                    No
    123.02                                                                    No
    123.03                                                                    No
    123.04                                                                    No
---------------------------------------------------------------------------------------------------------------
     124              Refinance              No             NAP               No
     125              Refinance              No             NAP               No
     126             Acquisition             No             NAP               No
     127              Refinance              No             NAP               No
     128              Refinance             Hard         Springing            No
---------------------------------------------------------------------------------------------------------------
     129             Acquisition             No             NAP               No
     130              Refinance              No             NAP               No
     131             Acquisition            Soft         Springing            No
     132             Acquisition             No             NAP               No
     133             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
     134              Refinance              No             NAP               No
     135              Refinance              No             NAP               No
     136              Refinance              No             NAP               No
     137              Refinance              No             NAP               No
     138              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     139              Refinance              No             NAP               No
     140              Refinance              No             NAP               No
     141             Acquisition             No             NAP               Yes             2/28/2027
     142              Refinance              No             NAP               No
     143              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     144             Acquisition             No             NAP               No
     145              Refinance              No             NAP               No
     146             Acquisition             No             NAP               No
     147             Acquisition            Soft         Springing            No
     148              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     149             Acquisition             No             NAP               No
     150              Refinance              No             NAP               No
     151             Acquisition             No             NAP               No
     152             Acquisition             No             NAP               No
     153             Acquisition             No             NAP               No
---------------------------------------------------------------------------------------------------------------
     154              REFINANCE              NO             NAP
    154.01                                                                    No
    154.02                                                                    No
     155             Acquisition             No             NAP               No
     156             Acquisition             No             NAP               No
     157             Acquisition             No             NAP               No
     158              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     159              Refinance              No             NAP               No
     160             Acquisition             No             NAP               No
     161              Refinance              No             NAP               No
     162              Refinance              No             NAP               No
     163              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     164             Acquisition             No             NAP               No
     165             Acquisition            Soft         Springing            No
     166             Acquisition             No             NAP               No
     167              Refinance              No             NAP               No
     168              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     169              Refinance              No             NAP               No
     170             Acquisition             No             NAP               No
     171              Refinance              No             NAP               No
     172              Refinance              No             NAP               No
     173              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     174              Refinance              No             NAP               No
     175             Acquisition             No             NAP               No
     176              Refinance              No             NAP               No
     177              Refinance              No             NAP               No
     178              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     179              Refinance              No             NAP               No
     180             Acquisition             No             NAP               No
     181              Refinance              No             NAP               No
     182             Acquisition             No             NAP               No
     183              Refinance              No             NAP               No
---------------------------------------------------------------------------------------------------------------
     184              Refinance              No             NAP               No
     185              Refinance              No             NAP               No
     186              Refinance              No             NAP               No
     187              Refinance              No             NAP               Yes             9/30/2044
     188              Refinance              No             NAP               No

   CONTROL                      ANNUAL GROUND                       B NOTE              MEZZANINE
    NUMBER                    LEASE PAYMENT ($)                   BALANCE ($)        DEBT BALANCE($)
---------------------------------------------------------------------------------------------------------

      1

      2

     2.01
     2.02
     2.03

     2.04      $80,000 and Percentage Rent as required

     2.05
     2.06
     2.07
     2.08
     2.09

      3
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
      4                                                                                       20,000,000
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      5

---------------------------------------------------------------------------------------------------------
      6                                                               50,000,000
      7
      8
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
     8.07
     8.08
      9

      10
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
---------------------------------------------------------------------------------------------------------
      11

    11.01
    11.02
    11.03

      12

      13                                                39,500
      14                                                               8,090,000               8,090,000
      15                                                93,575
---------------------------------------------------------------------------------------------------------
      16                                                17,694
      17                                                               4,700,000
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
    17.15
    17.16
    17.17
    17.18
    17.19
    17.20
    17.21
    17.22
    17.23
    17.24
    17.25
    17.26
    17.27
    17.28
    17.29
    17.30
    17.31
    17.32
    17.33
    17.34
    17.35
    17.36
    17.37
      18
    18.01
    18.02
    18.03
    18.04
    18.05
    18.06                                               40,690
    18.07
    18.08                                               32,173
    18.09

    18.10                                               59,304
    18.11
    18.12                                               20,224
    18.13                                               13,135
      19

      20
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
---------------------------------------------------------------------------------------------------------
      21                                                                                       5,000,000
      22
      23
      24
      25
      26
      27
      28
      29
      30
      31
      32
---------------------------------------------------------------------------------------------------------
      33
      34

      35                                                86,418
      36
      37

    37.01
    37.02

---------------------------------------------------------------------------------------------------------
      38                                               684,000
      39                                                48,440
      40                                               460,000
      41
      42

---------------------------------------------------------------------------------------------------------
      43

      44

      45

    45.01                                              388,553
    45.02                                              688,834
      46                                                              11,101,025
    46.01

    46.02                                               35,100
    46.03
    46.04
    46.05

    46.06                                              300,000
    46.07                                               30,000
    46.08                                               30,000
    46.09                                               60,000
    46.10
    46.11

      47

    47.01                                              283,047
    47.02                                              193,000
---------------------------------------------------------------------------------------------------------
      48
      49
      50

      51                                               130,493
      52
---------------------------------------------------------------------------------------------------------
      53                                                               1,991,664
      54
      55
      56
      57

---------------------------------------------------------------------------------------------------------
      58
      59
      60
      61
      62

---------------------------------------------------------------------------------------------------------
      63
      64

      65                                               514,800
      66
      67

---------------------------------------------------------------------------------------------------------
      68

      69                                               222,220
      70
      71

      72                                                                                       7,834,125
---------------------------------------------------------------------------------------------------------
      73
      74
      75
      76
      77

---------------------------------------------------------------------------------------------------------
      78
      79
      80

      81                                                     1
      82
      83

---------------------------------------------------------------------------------------------------------
      84

      85

      86
    86.01
    86.02
    86.03
    86.04
    86.05
      87
      88

---------------------------------------------------------------------------------------------------------
      89
      90
      91
      92
      93

---------------------------------------------------------------------------------------------------------
      94

      95

      96

      97

    97.01
    97.02

      98

---------------------------------------------------------------------------------------------------------
      99

     100

    100.01                                              99,920
    100.02                                              51,584
     101
     102
     103

---------------------------------------------------------------------------------------------------------
     104
     105

     106                                                73,355
     107
     108

---------------------------------------------------------------------------------------------------------
     109

    109.01
    109.02

     110                                                                 495,000
     111
     112
     113

---------------------------------------------------------------------------------------------------------
     114

     115                                               250,000
     116
     117

     118

    118.01
    118.02
    118.03
    118.04

---------------------------------------------------------------------------------------------------------
     119

     120

     121

     122

     123

    123.01
    123.02
    123.03
    123.04

---------------------------------------------------------------------------------------------------------
     124
     125
     126
     127
     128

---------------------------------------------------------------------------------------------------------
     129                                                                 380,000
     130
     131
     132
     133

---------------------------------------------------------------------------------------------------------
     134
     135
     136
     137
     138

---------------------------------------------------------------------------------------------------------
     139
     140

     141                                                75,000
     142
     143

---------------------------------------------------------------------------------------------------------
     144
     145
     146
     147
     148

---------------------------------------------------------------------------------------------------------
     149
     150
     151
     152
     153

---------------------------------------------------------------------------------------------------------
     154

    154.01
    154.02

     155
     156
     157
     158

---------------------------------------------------------------------------------------------------------
     159
     160
     161
     162
     163

---------------------------------------------------------------------------------------------------------
     164
     165
     166
     167
     168

---------------------------------------------------------------------------------------------------------
     169
     170
     171
     172
     173

---------------------------------------------------------------------------------------------------------
     174
     175
     176
     177
     178

---------------------------------------------------------------------------------------------------------
     179
     180
     181
     182
     183

---------------------------------------------------------------------------------------------------------
     184
     185
     186

     187                                                48,000
     188

   CONTROL          TERRORISM INSURANCE                                   EARNOUT         P&I AFTER         CONTROL
    NUMBER               REQUIRED                 EARNOUT (Y/N)          AMOUNT ($)        EARNOUT          NUMBER
------------------------------------------------------------------------------------------------------------------------

      1                     Yes                         No                                                     1
      2                                                 NO                                                     2
     2.01                   Yes                                                                              2.01
     2.02                   Yes                                                                              2.02
     2.03                   Yes                                                                              2.03
     2.04                   Yes                                                                              2.04
     2.05                   Yes                                                                              2.05
     2.06                   Yes                                                                              2.06
     2.07                   Yes                                                                              2.07
     2.08                   Yes                                                                              2.08
     2.09                   Yes                                                                              2.09
      3                                                 NO                                                     3
     3.01                   Yes                                                                              3.01
     3.02                   Yes                                                                              3.02
     3.03                   Yes                                                                              3.03
     3.04                   Yes                                                                              3.04
     3.05                   Yes                                                                              3.05
     3.06                   Yes                                                                              3.06
     3.07                   Yes                                                                              3.07
     3.08                   Yes                                                                              3.08
      4                                                 NO                                                     4
     4.01                   Yes                                                                              4.01
     4.02                   Yes                                                                              4.02
     4.03                   Yes                                                                              4.03
     4.04                   Yes                                                                              4.04
     4.05                   Yes                                                                              4.05
     4.06                   Yes                                                                              4.06
     4.07                   Yes                                                                              4.07
     4.08                   Yes                                                                              4.08
     4.09                   Yes                                                                              4.09
      5                     Yes                         No                                                     5
------------------------------------------------------------------------------------------------------------------------
      6                     Yes                         No                                                     6
      7                     Yes                         No                                                     7
      8                                                 NO                                                     8
     8.01                   Yes                                                                              8.01
     8.02                   Yes                                                                              8.02
     8.03                   Yes                                                                              8.03
     8.04                   Yes                                                                              8.04
     8.05                   Yes                                                                              8.05
     8.06                   Yes                                                                              8.06
     8.07                   Yes                                                                              8.07
     8.08                   Yes                                                                              8.08
      9                     Yes                         No                                                     9
      10                                                NO                                                    10
    10.01                   Yes                                                                              10.01
    10.02                   Yes                                                                              10.02
    10.03                   Yes                                                                              10.03
    10.04                   Yes                                                                              10.04
    10.05                   Yes                                                                              10.05
    10.06                   Yes                                                                              10.06
    10.07                   Yes                                                                              10.07
    10.08                   Yes                                                                              10.08
    10.09                   Yes                                                                              10.09
    10.10                   Yes                                                                              10.1
    10.11                   Yes                                                                              10.11
    10.12                   Yes                                                                              10.12
    10.13                   Yes                                                                              10.13
    10.14                   Yes                                                                              10.14
------------------------------------------------------------------------------------------------------------------------
      11                                                NO                                                    11
    11.01                   Yes                                                                              11.01
    11.02                   Yes                                                                              11.02
    11.03                   Yes                                                                              11.03
      12                    Yes                         No                                                    12
      13                    Yes                         No                                                    13
      14                    Yes                         No                                                    14
      15                    Yes                        Yes                   1,851,000       390,152.26       15
------------------------------------------------------------------------------------------------------------------------
      16                    Yes                         No                                                    16
      17                                                NO                                                    17
    17.01                   Yes                                                                              17.01
    17.02                   Yes                                                                              17.02
    17.03                   Yes                                                                              17.03
    17.04                   Yes                                                                              17.04
    17.05                   Yes                                                                              17.05
    17.06                   Yes                                                                              17.06
    17.07                   Yes                                                                              17.07
    17.08                   Yes                                                                              17.08
    17.09                   Yes                                                                              17.09
    17.10                   Yes                                                                              17.1
    17.11                   Yes                                                                              17.11
    17.12                   Yes                                                                              17.12
    17.13                   Yes                                                                              17.13
    17.14                   Yes                                                                              17.14
    17.15                   Yes                                                                              17.15
    17.16                   Yes                                                                              17.16
    17.17                   Yes                                                                              17.17
    17.18                   Yes                                                                              17.18
    17.19                   Yes                                                                              17.19
    17.20                   Yes                                                                              17.2
    17.21                   Yes                                                                              17.21
    17.22                   Yes                                                                              17.22
    17.23                   Yes                                                                              17.23
    17.24                   Yes                                                                              17.24
    17.25                   Yes                                                                              17.25
    17.26                   Yes                                                                              17.26
    17.27                   Yes                                                                              17.27
    17.28                   Yes                                                                              17.28
    17.29                   Yes                                                                              17.29
    17.30                   Yes                                                                              17.3
    17.31                   Yes                                                                              17.31
    17.32                   Yes                                                                              17.32
    17.33                   Yes                                                                              17.33
    17.34                   Yes                                                                              17.34
    17.35                   Yes                                                                              17.35
    17.36                   Yes                                                                              17.36
    17.37                   Yes                                                                              17.37
      18                                                NO                                                    18
    18.01                   Yes                                                                              18.01
    18.02                   Yes                                                                              18.02
    18.03                   Yes                                                                              18.03
    18.04                   Yes                                                                              18.04
    18.05                   Yes                                                                              18.05
    18.06                   Yes                                                                              18.06
    18.07                   Yes                                                                              18.07
    18.08                   Yes                                                                              18.08
    18.09                   Yes                                                                              18.09
    18.10                   Yes                                                                              18.1
    18.11                   Yes                                                                              18.11
    18.12                   Yes                                                                              18.12
    18.13                   Yes                                                                              18.13
      19                    Yes                         No                                                    19
      20                                                NO                                                    20
    20.01                   Yes                                                                              20.01
    20.02                   Yes                                                                              20.02
    20.03                   Yes                                                                              20.03
    20.04                   Yes                                                                              20.04
    20.05                   Yes                                                                              20.05
    20.06                   Yes                                                                              20.06
    20.07                   Yes                                                                              20.07
    20.08                   Yes                                                                              20.08
------------------------------------------------------------------------------------------------------------------------
      21                    Yes                         No                                                    21
      22                    Yes                         No                                                    22
      23                    Yes                         No                                                    23
      24                    Yes                         No                                                    24
      25                    Yes                         No                                                    25
      26                    Yes                         No                                                    26
      27                    Yes                         No                                                    27
      28                    Yes                         No                                                    28
      29                    Yes                         No                                                    29
      30                    Yes                         No                                                    30
      31                    Yes                         No                                                    31
      32                    Yes                         No                                                    32
------------------------------------------------------------------------------------------------------------------------
      33                    Yes                         No                                                    33
      34                    Yes                         No                                                    34
      35                    Yes                         No                                                    35
      36                    Yes                         No                                                    36
      37                                                NO                                                    37
    37.01                   Yes                                                                              37.01
    37.02                   Yes                                                                              37.02
------------------------------------------------------------------------------------------------------------------------
      38                    Yes                         No                                                    38
      39                    Yes                         No                                                    39
      40                    Yes                         No                                                    40
      41                    Yes                        Yes                   2,500,000       149,096.63       41
      42                    Yes                         No                                                    42
------------------------------------------------------------------------------------------------------------------------
      43                    Yes                         No                                                    43
      44                    Yes                         No                                                    44
      45                                                NO                                                    45
    45.01                   Yes                                                                              45.01
    45.02                   Yes                                                                              45.02
      46                                                NO                                                    46
    46.01                   Yes                                                                              46.01
    46.02                   Yes                                                                              46.02
    46.03                   Yes                                                                              46.03
    46.04                   Yes                                                                              46.04
    46.05                   Yes                                                                              46.05
    46.06                   Yes                                                                              46.06
    46.07                   Yes                                                                              46.07
    46.08                   Yes                                                                              46.08
    46.09                   Yes                                                                              46.09
    46.10                   Yes                                                                              46.1
    46.11                   Yes                                                                              46.11
      47                                                NO                                                    47
    47.01                   Yes                                                                              47.01
    47.02                   Yes                                                                              47.02
------------------------------------------------------------------------------------------------------------------------
      48                    Yes                         No                                                    48
      49                    Yes                         No                                                    49
      50                    Yes                         No                                                    50
      51                    Yes                         No                                                    51
      52                    NAP                         No                                                    52
------------------------------------------------------------------------------------------------------------------------
      53                    Yes                         No                                                    53
      54                    Yes                         No                                                    54
      55                    Yes                         No                                                    55
      56                    Yes                         No                                                    56
      57                    Yes                         No                                                    57
------------------------------------------------------------------------------------------------------------------------
      58                    Yes                         No                                                    58
      59                    Yes                         No                                                    59
      60                    Yes                         No                                                    60
      61                    Yes                         No                                                    61
      62                    Yes                         No                                                    62
------------------------------------------------------------------------------------------------------------------------
      63                    Yes                         No                                                    63
      64                    Yes                         No                                                    64
      65                    Yes                         No                                                    65
      66                    Yes                         No                                                    66
      67                    Yes                         No                                                    67
------------------------------------------------------------------------------------------------------------------------
      68                    Yes                         No                                                    68
      69                    Yes                         No                                                    69
      70                    Yes                         No                                                    70
      71                    Yes                         No                                                    71
      72                    Yes                         No                                                    72
------------------------------------------------------------------------------------------------------------------------
      73                    Yes                         No                                                    73
      74                    Yes                         No                                                    74
      75                    Yes                         No                                                    75
      76                    Yes                         No                                                    76
      77                    Yes                         No                                                    77
------------------------------------------------------------------------------------------------------------------------
      78                    Yes                         No                                                    78
      79                    Yes                         No                                                    79
      80                    Yes                         No                                                    80
      81                    Yes                         No                                                    81
      82                    Yes                         No                                                    82
      83                    Yes                         No                                                    83
------------------------------------------------------------------------------------------------------------------------
      84                    Yes                         No                                                    84
      85                    Yes                         No                                                    85
      86                                                NO                                                    86
    86.01                   Yes                                                                              86.01
    86.02                   Yes                                                                              86.02
    86.03                   Yes                                                                              86.03
    86.04                   Yes                                                                              86.04
    86.05                   Yes                                                                              86.05
      87                    Yes                         No                                                    87
      88                    Yes                         No                                                    88
------------------------------------------------------------------------------------------------------------------------
      89                    Yes                         No                                                    89
      90                    Yes                        Yes                   3,300,000        40,268.48       90
      91                    Yes                         No                                                    91
      92                    Yes                        Yes                     450,000        55,766.36       92
      93                    Yes                         No                                                    93
------------------------------------------------------------------------------------------------------------------------
      94                    Yes                         No                                                    94
      95                    Yes                         No                                                    95
      96                    Yes                         No                                                    96
      97                                                NO                                                    97
    97.01                   Yes                                                                              97.01
    97.02                   Yes                                                                              97.02
      98                    Yes                        Yes                     220,000        50,882.00       98
------------------------------------------------------------------------------------------------------------------------
      99                    Yes                         No                                                    99
     100                                                                                                      100
    100.01                  Yes                                                                             100.01
    100.02                  Yes                                                                             100.02
     101                    Yes                        Yes                   1,224,000        44,187.44       101
     102                    Yes                         No                                                    102
     103                    Yes                         No                                                    103
------------------------------------------------------------------------------------------------------------------------
     104                    Yes                         No                                                    104
     105                    Yes                         No                                                    105
     106                    Yes                         No                                                    106
     107                    Yes                         No                                                    107
     108                    Yes                         No                                                    108
------------------------------------------------------------------------------------------------------------------------
     109                                                NO                                                    109
    109.01                  Yes                                                                             109.01
    109.02                  Yes                                                                             109.02
     110                    Yes                         No                                                    110
     111                    Yes                         No                                                    111
     112                    Yes                        Yes                   1,050,000        36,291.15       112
     113                    Yes                         No                                                    113
------------------------------------------------------------------------------------------------------------------------
     114                    Yes                         No                                                    114
     115                    Yes                         No                                                    115
     116                    Yes                         No                                                    116
     117                    Yes                         No                                                    117
     118                                                NO                                                    118
    118.01                  Yes                                                                             118.01
    118.02                  Yes                                                                             118.02
    118.03                  Yes                                                                             118.03
    118.04                  Yes                                                                             118.04
------------------------------------------------------------------------------------------------------------------------
     119                    Yes                         No                                                    119
     120                    Yes                         No                                                    120
     121                    Yes                         No                                                    121
     122                    Yes                         No                                                    122
     123                                                NO                                                    123
    123.01                  Yes                                                                             123.01
    123.02                  Yes                                                                             123.02
    123.03                  Yes                                                                             123.03
    123.04                  Yes                                                                             123.04
------------------------------------------------------------------------------------------------------------------------
     124                    Yes                         No                                                    124
     125                    Yes                         No                                                    125
     126                    Yes                         No                                                    126
     127                    Yes                         No                                                    127
     128                    Yes                         No                                                    128
------------------------------------------------------------------------------------------------------------------------
     129                    Yes                         No                                                    129
     130                    Yes                         No                                                    130
     131                    Yes                         No                                                    131
     132                    Yes                         No                                                    132
     133                    Yes                         No                                                    133
------------------------------------------------------------------------------------------------------------------------
     134                    Yes                         No                                                    134
     135                    Yes                         No                                                    135
     136                    Yes                         No                                                    136
     137                    Yes                        Yes                     875,000        26,061.01       137
     138                    Yes                         No                                                    138
------------------------------------------------------------------------------------------------------------------------
     139                    Yes                         No                                                    139
     140                    Yes                         No                                                    140
     141                    Yes                         No                                                    141
     142                    Yes                         No                                                    142
     143                    Yes                         No                                                    143
------------------------------------------------------------------------------------------------------------------------
     144                    Yes                         No                                                    144
     145                    Yes                         No                                                    145
     146                    Yes                         No                                                    146
     147                    Yes                         No                                                    147
     148                    Yes                         No                                                    148
------------------------------------------------------------------------------------------------------------------------
     149                    Yes                         No                                                    149
     150                    Yes                         No                                                    150
     151                    Yes                        Yes                     235,000        22,231.46       151
     152                    Yes                         No                                                    152
     153                    Yes                         No                                                    153
------------------------------------------------------------------------------------------------------------------------
     154                                                NO                                                    154
    154.01                  Yes                                                                             154.01
    154.02                  Yes                                                                             154.02
     155                    Yes                         No                                                    155
     156                    Yes                         No                                                    156
     157                    Yes                         No                                                    157
     158                    Yes                         No                                                    158
------------------------------------------------------------------------------------------------------------------------
     159                    Yes                         No                                                    159
     160                    Yes                         No                                                    160
     161                    Yes                         No                                                    161
     162                    Yes                        Yes                     500,000        18,575.67       162
     163                    Yes                         No                                                    163
------------------------------------------------------------------------------------------------------------------------
     164                    Yes                         No                                                    164
     165                    Yes                         No                                                    165
     166                    Yes                         No                                                    166
     167                    Yes                         No                                                    167
     168                    Yes                         No                                                    168
------------------------------------------------------------------------------------------------------------------------
     169                    Yes                         No                                                    169
     170                    Yes                         No                                                    170
     171                    Yes                         No                                                    171
     172                    Yes                         No                                                    172
     173                    Yes                         No                                                    173
------------------------------------------------------------------------------------------------------------------------
     174                    Yes                         No                                                    174
     175                    Yes                         No                                                    175
     176                    Yes                        Yes                     545,000        12,831.95       176
     177                    Yes                         No                                                    177
     178                    Yes                         No                                                    178
------------------------------------------------------------------------------------------------------------------------
     179                    Yes                         No                                                    179
     180                    Yes                         No                                                    180
     181                    Yes                         No                                                    181
     182                    Yes                         No                                                    182
     183                    Yes                         No                                                    183
------------------------------------------------------------------------------------------------------------------------
     184                    Yes                         No                                                    184
     185                    Yes                         No                                                    185
     186                    Yes                         No                                                    186
     187                    Yes                         No                                                    187
     188                    Yes                         No                                                    188

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

   CONTROL         LOAN
    NUMBER        NUMBER                       PROPERTY NAME
--------------------------------------------------------------------------------
      4        05-0650          Maryland Multifamily Portfolio
     4.01      05-0650          Commons at White Marsh Apartments
     4.02      05-0650          Highland Village Townhomes
     4.03      05-0650          Harbor Point Estates
     4.04      05-0650          Dutch Village Townhomes
     4.05      05-0650          Whispering Woods Townhomes
     4.06      05-0650          Fontana Village Townhomes
     4.07      05-0650          Riverview Townhomes
     4.08      05-0650          Hamilton Manor
     4.09      05-0650          Cove Village Apartments
      37       05-1177          OAKWOOD VISTA/PARKWAY VISTA
    37.01      05-1177          Oakwood Vista
    37.02      05-1177          Parkway Vista
      42       05-0958          Villa Toscana
      49       09-0002211       Alderbrook Apartments
      50       09-0002212       Summit Apartments
--------------------------------------------------------------------------------
      72       05-1233          Monte Bello Apartments (Partridge Pointe)
      85       09-0002216       Hillmoor Apartments
     110       09-0002246       Stones River Apartments
     114       05-1503          Wellington Park Apartments
     116       05-1504          Pine Oaks Apartments
--------------------------------------------------------------------------------
     126       09-0002287       Mayfair Village Apartments (Fox)
     131       05-1337          701 Gramercy
     139       09-0002132       Summer's Bend Apartments
     142       09-0002149       Westwick Manor Apartments
     145       09-0002209       Aspen Court
--------------------------------------------------------------------------------
     149       09-0002217       Hillwood Apartments
     175       09-0002288       Mayfair Village Apartments (Chang)
     179       09-0002267       La Casa Trail Mobile Home Community
     180       09-0002218       Sabal Palms
     183       05-1041          Riverest Mobile Home Community

   CONTROL
    NUMBER                      STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      4
     4.01      9901 Langs Road
     4.02      3953 McDowell Lane
     4.03      909 South Marlyn Avenue
     4.04      2349 Perring Manor Road
     4.05      37 Alberge Lane
     4.06      1 Orion Court
     4.07      600 Fifth Avenue
     4.08      3340 Lancer Drive
     4.09      2 Driftwood Court
      37
    37.01      100 Ardsley Place
    37.02      100 Parkway Circle South
      42       9125 Highway 6 North
      49       412 East Novak Lane
      50       11016 Waller Road East
------------------------------------------------------------------------------------------------------------------------------------
      72       4001 South Watt Avenue
      85       1924 & 1942 Southeast Hillmoor Drive
     110       205 Warrior Drive
     114       2479 Deer Run
     116       1700 North Galloway Avenue
------------------------------------------------------------------------------------------------------------------------------------
     126       409-427 Mayfair Boulevard, 3227-3233 & 3253 Dale Avenue, 289-373 South Ashburton Road, 292-378 South Ashburton Road
     131       701 Gramercy Drive
     139       1230 East Walnut Street
     142       258 Stennis Drive
     145       760 Landmark Drive
------------------------------------------------------------------------------------------------------------------------------------
     149       12021 McCormick Road
     175       3353-3359 Elbern Avenue, 300-356 Mayfair Boulevard, 364-370 Mayfair Boulevard & 3319-3325 Dale Avenue
     179       53 North Mountain Road
     180       3001 Fountainhead Circle
     183       49 Crescent Drive

   CONTROL                                                                             PROPERTY          INITIAL POOL
    NUMBER           CITY               COUNTY            STATE       ZIP CODE           TYPE             BALANCE ($)
-------------------------------------------------------------------------------------------------------------------------

      4                                                                                                      140,000,000
     4.01      Middle River        Baltimore          Maryland          21220         Multifamily
     4.02      Baltimore           Baltimore          Maryland          21227         Multifamily
     4.03      Essex               Baltimore          Maryland          21221         Multifamily
     4.04      Baltimore           Baltimore          Maryland          21234         Multifamily
     4.05      Baltimore           Baltimore          Maryland          21220         Multifamily
     4.06      Rosedale            Baltimore          Maryland          21237         Multifamily
     4.07      Baltimore           Baltimore          Maryland          21227         Multifamily
     4.08      Hyattsville         Prince George's    Maryland          20782         Multifamily
     4.09      Essex               Baltimore          Maryland          21221         Multifamily
      37                                                                                                      34,000,000
    37.01      Norcross            Gwinnett           Georgia           30093         Multifamily
    37.02      Atlanta             Dekalb             Georgia           30340         Multifamily
      42       Houston             Harris             Texas             77095         Multifamily             27,410,000
      49       Kent                King               Washington        98032         Multifamily             12,160,000
      50       Tacoma              Pierce             Washington        98446         Multifamily              8,440,000
-------------------------------------------------------------------------------------------------------------------------
      72       Rosemont            Sacramento         California        95826         Multifamily             14,300,000
      85       Port St Lucie       Saint Lucie        Florida           34952         Multifamily             11,032,000
     110       Murfreesboro        Rutherford         Tennessee         37128         Multifamily              7,886,895
     114       Lewisville          Denton             Texas             75067         Multifamily              7,500,000
     116       Mesquite            Dallas             Texas             75149         Multifamily              7,350,000
-------------------------------------------------------------------------------------------------------------------------
     126       Columbus            Franklin           Ohio              43213         Multifamily              6,573,000
     131       Los Angeles         Los Angeles        California        90005         Multifamily              6,000,000
     139       Seguin              Guadalupe          Texas             78155         Multifamily              5,225,000
     142       Biloxi              Harrison           Mississippi       39531         Multifamily              5,115,413
     145       Casper              Natrona            Wyoming           82609         Multifamily              4,600,000
-------------------------------------------------------------------------------------------------------------------------
     149       Jacksonville        Duval              Florida           32225         Multifamily              4,320,000
     175       Columbus            Franklin           Ohio              43213         Multifamily              2,820,555
     179       Apache Junction     Maricopa           Arizona           85220      Mobile Home Park            2,500,000
     180       Melbourne           Brevard            Florida           32934         Multifamily              2,480,000
     183       Tavares             Lake               Florida           32778      Mobile Home Park            2,088,954

                       INITIAL
   CONTROL          POOL BALANCE        CUT-OFF DATE      SCHEDULED MATURITY      UNDERWRITTEN
    NUMBER       PER UNIT OR PAD ($)         LTV               DATE LTV               DSCR
-------------------------------------------------------------------------------------------------

      4                  61,627.70          75.9%               75.9%                 1.42
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
      37                 63,432.84          73.9%               66.8%                 1.20
    37.01
    37.02
      42                 54,384.92          67.6%               67.6%                 1.60
      49                 58,743.96          79.5%               69.2%                 1.21
      50                 49,356.73          79.5%               69.2%                 1.21
-------------------------------------------------------------------------------------------------
      72                 59,583.33          69.1%               69.1%                 1.57
      85                 47,965.22          81.1%               71.7%                 1.50
     110                 38,285.90          78.1%               66.1%                 1.22
     114                 28,846.15          78.9%               69.2%                 1.24
     116                 30,625.00          79.5%               69.7%                 1.21
-------------------------------------------------------------------------------------------------
     126                 34,234.38          80.0%               70.2%                 1.25
     131                 71,428.57          72.0%               64.6%                 1.53
     139                 25,612.75          78.0%               66.2%                 1.38
     142                 33,654.03          79.3%               66.3%                 1.39
     145                 30,463.58          80.0%               69.2%                 1.31
-------------------------------------------------------------------------------------------------
     149                 43,200.00          79.3%               70.1%                 1.47
     175                 30,658.21          74.1%               65.0%                 1.21
     179                 31,645.57          62.5%               58.4%                 1.23
     180                 34,444.44          78.7%               69.6%                 1.53
     183                 16,193.44          74.6%               62.8%                 1.37

    CONTROL             UTILITIES PAID                          STUDIOS AVG.                       1 BEDROOM
    NUMBER                BY TENANT              # UNITS      RENT PER MO. ($)      # UNITS     RENT PER MO. ($)     # UNITS
--------------------------------------------------------------------------------------------------------------------------------

       4
     4.01                Electric/Gas               0                0                193             622              803
     4.02          Electric/Water/Gas/Sewer         0                0                13              645             1,068
     4.03                Electric/Gas               0                0                 0               0               400
     4.04          Electric/Water/Gas/Sewer         0                0                221             563              523
     4.05          Electric/Water/Gas/Sewer         0                0                 8              555              458
     4.06          Electric/Water/Gas/Sewer         0                0                 8              505              340
     4.07          Electric/Water/Gas/Sewer         0                0                65              644              200
     4.08                    None                   0                0                118             831              127
     4.09          Electric/Water/Gas/Sewer         0                0                10              545              279
      37
     37.01              Electric/Water              0                0                176             687              108
     37.02              Electric/Water              0                0                91              673              115
      42                Electric/Water              0                0                268             717              204
      49                   Electric                 0                0                40              635              132
      50                   Electric                 0                0                40              599               96
--------------------------------------------------------------------------------------------------------------------------------
      72                   Electric                 0                0                60              742              152
      85                 Electric/Gas               0                0                 0               0                0
      110            Electric/Water/Sewer           0                0                34              595              172
      114               Electric/Water              0                0                112             469              132
      116               Electric/Water             32               510               80              585              128
--------------------------------------------------------------------------------------------------------------------------------
      126          Electric/Gas/Water/Sewer         0                0                15              475              162
      131                  Electric                17               725               67              942               0
      139            Electric/Water/Sewer           0                0                96              561               88
      142                  Electric                 0                0                 0               0               152
      145                Electric/Gas               0                0                40              405              110
--------------------------------------------------------------------------------------------------------------------------------
      149                  Electric                 0                0                 0               0                0
      175          Electric/Gas/Water/Sewer         0                0                 1              475               90
      179            Electric/Water/Sewer           0                0                27              295               52
      180                Electric/Gas               0                0                 0               0                0
      183               Electric/Water              0                0                129             185               0

CONTROL       2 BEDROOM                     3 BEDROOM                    4 BEDROOM                     5 BEDROOM       NUMBER OF
NUMBER     RENT PER MO. ($)   # UNITS    RENT PER MO. ($)   # UNITS   RENT PER MO. ($)    # UNITS   RENT PER MO. ($)   ELEVATORS
------------------------------------------------------------------------------------------------------------------------------------

   4
 4.01            744            216            845             0             0               0              0              0
 4.02            755             17            912             0             0               0              0              0
 4.03            710            250            821             0             0               0              0              0
 4.04            668             59            817             0             0               0              0              0
 4.05            635             58            888             0             0               0              0              0
 4.06            625             8             795             0             0               0              0              0
 4.07            715             65            837             0             0               0              0              0
 4.08           1,002            0              0              0             0               0              0              0
 4.09            640             10            765             0             0               0              0              0
  37
 37.01           818             28            852             0             0               0              0              0
 37.02           845             18            964             0             0               0              0              0
  42             991             32           1,259            0             0               0              0              0
  49             671             35           1,063            0             0               0              0              0
  50             687             35            815             0             0               0              0              0
------------------------------------------------------------------------------------------------------------------------------------
  72             855             28           1,050            0             0               0              0              0
  85              0             230            702             0             0               0              0              0
  110            692             0              0              0             0               0              0              0
  114            611             16            800             0             0               0              0              0
  116            707             0              0              0             0               0              0              0
------------------------------------------------------------------------------------------------------------------------------------
  126            558             15            680             0             0               0              0              0
  131             0              0              0              0             0               0              0              0
  139            636             20            799             0             0               0              0              0
  142            565             0              0              0             0               0              0              0
  145            518             1             600             0             0               0              0              0
------------------------------------------------------------------------------------------------------------------------------------
  149             0             100            754             0             0               0              0              0
  175            524             1             680             0             0               0              0              0
  179            305             0              0              0             0               0              0              0
  180             0              72            714             0             0               0              0              0
  183             0              0              0              0             0               0              0              0

1     The Open Period is inclusive of the Maturity Date.

2     The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value. For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage

3     that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure. The
      Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
      April 2006 thru the payment in March 2007. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
      Underwritten DSCR on NCF is based on the required amortization schedule
      and

4     interest payments for the 12-month period beginning with the payment in
      April 2006 through the payment in March 2007.

5     For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

6     The related mezzanine loan includes a $7,000,000 future advance obligation to be funded by the holder of the mezzanine loan on or before August 1,
      2006. The advance will be used to fund a tenant leasing reserve account, which account must, in order to avoid a default under the mortgage loan documents, be funded in the amount of $7,000,000 by August 1, 2006.

7     The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

8     Borrowing entity utilizes a tenant-in-common structure.

9     The interest rate is equal to 4.530% through November 5, 2006; 4.655%
      through November 5, 2007; 4.780% through November 5, 2008; 4.905% through
      November 5, 2009; 5.160% through November 5, 2010; and 5.280% thereafter.
      The Monthly Payment, Annual Payment and DSCR are calculated based on the final interest rate of 5.280%.

                                    ANNEX C-2

                  CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

                             DATE              BALANCE
                        -------------    -------------------
                           03/23/06         187,800,000.00
                           04/10/06         187,800,000.00
                           05/10/06         187,800,000.00
                           06/10/06         187,800,000.00
                           07/10/06         187,800,000.00
                           08/10/06         187,800,000.00
                           09/10/06         187,800,000.00
                           10/10/06         187,800,000.00
                           11/10/06         187,800,000.00
                           12/10/06         187,800,000.00
                           01/10/07         187,800,000.00
                           02/10/07         187,800,000.00
                           03/10/07         187,800,000.00
                           04/10/07         187,800,000.00
                           05/10/07         187,800,000.00
                           06/10/07         187,800,000.00
                           07/10/07         187,800,000.00
                           08/10/07         187,800,000.00
                           09/10/07         187,800,000.00
                           10/10/07         187,800,000.00
                           11/10/07         187,800,000.00
                           12/10/07         187,800,000.00
                           01/10/08         187,800,000.00
                           02/10/08         187,800,000.00
                           03/10/08         187,800,000.00
                           04/10/08         187,800,000.00
                           05/10/08         187,800,000.00
                           06/10/08         187,800,000.00
                           07/10/08         187,800,000.00
                           08/10/08         187,800,000.00
                           09/10/08         187,800,000.00
                           10/10/08         187,800,000.00
                           11/10/08         187,800,000.00
                           12/10/08         187,800,000.00
                           01/10/09         187,800,000.00
                           02/10/09         187,800,000.00
                           03/10/09         187,800,000.00
                           04/10/09         187,800,000.00
                           05/10/09         187,800,000.00
                           06/10/09         187,800,000.00
                           07/10/09         187,800,000.00
                           08/10/09         187,800,000.00
                           09/10/09         187,800,000.00
                           10/10/09         187,800,000.00
                           11/10/09         187,800,000.00
                           12/10/09         187,800,000.00
                           01/10/10         187,800,000.00
                           02/10/10         187,800,000.00
                           03/10/10         187,800,000.00
                           04/10/10         187,800,000.00
                           05/10/10         187,800,000.00
                           06/10/10         187,800,000.00
                           07/10/10         187,800,000.00
                           08/10/10         187,800,000.00
                           09/10/10         187,800,000.00
                           10/10/10         187,800,000.00
                           11/10/10         187,800,000.00
                           12/10/10         187,800,000.00
                           01/10/11         187,800,000.00
                           02/10/11         187,800,000.00
                           03/10/11         187,090,714.92
                           04/10/11         184,742,420.14
                           05/10/11         182,070,470.85
                           06/10/11         179,697,759.68
                           07/10/11         177,002,066.38
                           08/10/11         174,604,703.94
                           09/10/11         172,195,682.81
                           10/10/11         169,464,679.45
                           11/10/11         167,030,657.72
                           12/10/11         164,275,342.24
                           01/10/12         161,816,079.40
                           02/10/12         159,344,855.95
                           03/10/12         156,245,112.83
                           04/10/12         153,746,787.82
                           05/10/12         150,928,939.80
                           06/10/12         148,404,754.98
                           07/10/12         145,561,759.25
                           08/10/12         143,011,465.78
                           09/10/12         140,448,767.63
                           10/10/12         137,568,319.14
                           11/10/12         134,979,141.78
                           12/10/12         132,072,943.23
                           01/10/13         129,456,520.97
                           02/10/13         126,858,441.72
                           03/10/13         123,349,357.81
                           04/10/13         120,721,586.55
                           05/10/13         117,782,546.15
                           06/10/13         115,127,713.70
                           07/10/13         112,162,357.37
                           08/10/13         109,480,203.49
                           09/10/13         106,785,011.76
                           10/10/13          92,596,492.17
                           11/10/13          89,890,461.58
                           12/10/13          86,877,476.80
                           01/10/14          67,582,756.76
                           02/10/14          64,857,013.99
                           03/10/14          61,248,645.24
                           04/10/14          58,492,095.73
                           05/10/14          55,433,349.86
                           06/10/14          52,648,519.85
                           07/10/14          49,562,272.27
                           08/10/14          46,748,889.70
                           09/10/14          43,921,825.60
                           10/10/14          40,794,506.99
                           11/10/14          37,938,484.04
                           12/10/14          34,783,004.05
                           01/10/15          31,897,743.66
                           02/10/15          28,998,451.16
                           03/10/15          25,232,563.29
                           04/10/15          22,300,849.34
                           05/10/15          19,071,762.69
                           06/10/15          10,964,358.14
                           07/10/15           7,717,554.86
                           08/10/15           4,736,306.38
                           09/10/15                  --

                                      C-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX C-3

                  THE SHOPS AT LACANTERA AMORTIZATION SCHEDULE

       DATE               PRINCIPAL               INTEREST           GROSS DEBT SERVICE             BALANCE
  -------------         -------------           ------------        --------------------       ------------------

     10/06/05                                                                                    130,000,000.00
     11/06/05            132,684.06              557,827.78             690,511.84               129,867,315.94
     12/06/05            151,925.15              539,282.35             691,207.51               129,715,390.79
     01/06/06            133,951.12              556,606.52             690,557.65               129,581,439.67
     02/06/06            134,547.47              556,031.74             690,579.21               129,446,892.20
     03/06/06            190,916.50              501,700.75             692,617.25               129,255,975.70
     04/06/06            135,996.41              554,635.18             690,631.60               129,119,979.28
     05/06/06            155,144.93              536,178.99             691,323.92               128,964,834.36
     06/06/06            137,292.56              553,385.90             690,678.46               128,827,541.80
     07/06/06            156,404.84              534,964.63             691,369.47               128,671,136.95
     08/06/06            138,600.08              552,125.65             690,725.73               128,532,536.87
     09/06/06            139,217.12              551,530.92             690,748.04               128,393,319.74
     10/06/06            158,275.62              533,161.49             691,437.11               128,235,044.13
     11/06/06            140,541.55              550,254.38             690,795.93               128,094,502.58
     12/06/06            159,563.02              531,920.63             691,483.66               127,934,939.56
     01/06/07            141,877.59              548,966.64             690,844.23               127,793,061.97
     02/06/07            142,509.23              548,357.84             690,867.07               127,650,552.74
     03/06/07            198,139.78              494,738.63             692,878.41               127,452,412.96
     04/06/07            144,025.78              546,896.13             690,921.90               127,308,387.18
     05/06/07            162,949.87              528,656.24             691,606.11               127,145,437.31
     06/06/07            145,392.41              545,578.90             690,971.31               127,000,044.90
     07/06/07            164,278.31              527,375.83             691,654.14               126,835,766.59
     08/06/07            146,771.05              544,250.11             691,021.16               126,688,995.54
     09/06/07            147,424.47              543,620.31             691,044.78               126,541,571.07
     10/06/07            166,253.57              525,471.99             691,725.55               126,375,317.50
     11/06/07            148,820.94              542,274.33             691,095.27               126,226,496.56
     12/06/07            167,611.01              524,163.62             691,774.63               126,058,885.54
     01/06/08            150,229.68              540,916.52             691,146.21               125,908,655.86
     02/06/08            150,898.50              540,271.89             691,170.39               125,757,757.37
     03/06/08            187,690.71              504,809.91             692,500.62               125,570,066.66
     04/06/08            152,405.88              538,819.01             691,224.89               125,417,660.78
     05/06/08            171,095.75              520,804.88             691,900.62               125,246,565.03
     06/06/08            153,846.09              537,430.87             691,276.96               125,092,718.94
     07/06/08            172,495.71              519,455.53             691,951.24               124,920,223.24
     08/06/08            155,298.94              536,030.54             691,329.49               124,764,924.29
     09/06/08            155,990.33              535,364.16             691,354.48               124,608,933.97
     10/06/08            174,580.01              517,446.59             692,026.60               124,434,353.95
     11/06/08            157,462.01              533,945.69             691,407.69               124,276,891.95
     12/06/08            176,010.56              516,067.76             692,078.32               124,100,881.39
     01/06/09            158,946.61              532,514.76             691,461.37               123,941,934.78
     02/06/09            159,654.23              531,832.72             691,486.95               123,782,280.55
     03/06/09            213,694.53              479,746.26             693,440.80               123,568,586.01
     04/06/09            161,316.36              530,230.69             691,547.05               123,407,269.66
     05/06/09            179,757.18              512,456.60             692,213.78               123,227,512.47
     06/06/09            162,834.80              528,767.15             691,601.95               123,064,677.68
     07/06/09            181,233.18              511,033.96             692,267.15               122,883,444.49
     08/06/09            164,366.57              527,290.76             691,657.33               122,719,077.92
     09/06/09            165,098.32              526,585.47             691,683.79               122,553,979.60
     10/06/09            183,433.44              508,913.26             692,346.70               122,370,546.16
     11/06/09            166,649.96              525,089.92             691,739.89               122,203,896.20
     12/06/09            184,941.72              507,459.51             692,401.23               122,018,954.48
     01/06/10            168,215.23              523,581.25             691,796.48               121,850,739.25
     02/06/10            168,964.12              522,859.44             691,823.55               121,681,775.13
     03/06/10            222,140.90              471,605.28             693,746.18               121,459,634.23
     04/06/10            170,705.29              521,181.21             691,886.51               121,288,928.94
     05/06/10            188,883.70              503,660.05             692,543.75               121,100,045.24
     06/06/10            172,306.16              519,638.22             691,944.30               120,927,739.07

                                     C-3-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                                       GG6

                      Structural and Collateral Term Sheet
                          $3,593,754,000 (Approximate)

                      GS MORTGAGE SECURITIES TRUST 2006-GG6
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-GG6

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                       Mortgage Loan Sellers and Sponsors

                         Commerzbank AG, New York Branch
                              Mortgage Loan Seller

                       Wachovia Bank, National Association
                                 Master Servicer

                            ING Clarion Partners, LLC
                                Special Servicer

                                  March 7, 2006

[LOGO]RBS GREENWICH CAPITAL                                 GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers

CREDIT SUISSE                                                MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES

                                       D-1

GSMS 2006-GG6
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                                                                                          ASSUMED
                                 APPROX.         APPROX.    APPROX. % OF    WEIGHTED                       FINAL
                               CERTIFICATE       CREDIT     CUT-OFF DATE     AVERAGE      PRINCIPAL     DISTRIBUTION
   CLASS     S&P     FITCH       BALANCE         SUPPORT       BALANCE      LIFE (1)      WINDOW (1)      DATE (1)      RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

A-1          AAA      AAA      $102,000,000      30.000%        2.615%        3.01      04/06 - 06/10       06/10         Fixed
A-2          AAA      AAA    $1,052,000,000      30.000%       26.968%        4.72      06/10 - 03/11       03/11       Fixed (4)
A-3          AAA      AAA       $75,600,000      30.000%        1.938%        6.80      01/13 - 01/13       01/13      Variable (5)
A-AB         AAA      AAA      $187,800,000      30.000%        4.814%        7.46      03/11 - 09/15       09/15       Fixed (4)
A-4          AAA      AAA    $1,001,467,000      30.000%       25.672%        9.62      09/15 - 12/15       12/15       Fixed (4)
A-1A         AAA      AAA      $311,801,000      30.000%        7.993%        7.49      04/06 - 12/15       12/15       Fixed (4)
A-M          AAA      AAA      $390,095,000      20.000%       10.000%        9.78      12/15 - 01/16       01/16       Fixed (4)
A-J          AAA      AAA      $292,572,000      12.500%        7.500%        9.83      01/16 - 02/16       02/16      Variable (6)
B            AA+      AA+       $19,504,000      12.000%        0.500%        9.88      02/16 - 02/16       02/16      Variable (7)
C            AA        AA       $48,762,000      10.750%        1.250%        9.88      02/16 - 02/16       02/16      Variable (7)
D            AA-      AA-       $39,010,000      9.750%         1.000%        9.88      02/16 - 02/16       02/16      Variable (7)
E            A+        A+       $29,257,000      9.000%         0.750%        9.88      02/16 - 02/16       02/16      Variable (7)
F             A        A        $43,886,000      7.875%         1.125%        9.88      02/16 - 02/16       02/16      Variable (7)
------------------------------------------------------------------------------------------------------------------------------------

NON - OFFERED CERTIFICATES

                              APPROX. CERTIFICATE                       APPROX. % OF    WEIGHTED
                              BALANCE / NOTIONAL     APPROX. CREDIT     CUT-OFF DATE    AVERAGE
   CLASS     S&P     FITCH          AMOUNT               SUPPORT          BALANCE       LIFE (1)
---------------------------------------------------------------------------------------------------

G (2)        A-        A-          $39,009,000           6.875%             1.000%        9.88
H (2)       BBB+      BBB+         $39,010,000           5.875%             1.000%        9.88
J (2)       BBB       BBB          $43,886,000           4.750%             1.125%        9.88
K (2)       BBB-      BBB-         $43,885,000           3.625%             1.125%        9.88
L (2)        BB+      BB+          $24,381,000           3.000%             0.625%        9.88
M (2)        BB        BB          $14,629,000           2.625%             0.375%        9.88
N (2)        BB-      BB-          $19,505,000           2.125%             0.500%        9.89
O (2)        B+        B+           $4,876,000           2.000%             0.125%        9.96
P (2)         B        B            $9,752,000           1.750%             0.250%        9.96
Q (2)        B-        B-          $14,629,000           1.375%             0.375%        9.96
S (2)        NR        NR          $53,638,520           0.000%             1.375%        9.96
X-P (2,3)    AAA      AAA       $3,810,055,000              N/A                N/A         N/A
X-C (2,3)    AAA      AAA       $3,900,954,520              N/A                N/A         N/A
---------------------------------------------------------------------------------------------------

                                  ASSUMED
                                   FINAL
                 PRINCIPAL      DISTRIBUTION
   CLASS        WINDOW (1)        DATE (1)        RATE TYPE
-------------------------------------------------------------

G (2)          02/16 - 02/16        02/16        Variable (7)
H (2)          02/16 - 02/16        02/16        Variable (7)
J (2)          02/16 - 02/16        02/16        Variable (7)
K (2)          02/16 - 02/16        02/16        Variable (7)
L (2)          02/16 - 02/16        02/16         Fixed (4)
M (2)          02/16 - 02/16        02/16         Fixed (4)
N (2)          02/16 - 03/16        03/16         Fixed (4)
O (2)          03/16 - 03/16        03/16         Fixed (4)
P (2)          03/16 - 03/16        03/16         Fixed (4)
Q (2)          03/16 - 03/16        03/16         Fixed (4)
S (2)          03/16 - 03/16        03/16         Fixed (4)
X-P (2,3)                N/A          N/A            (3)
X-C (2,3)                N/A          N/A            (3)
-------------------------------------------------------------

(1)   As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD, PREPAYMENT AND MATURITY
      CONSIDERATIONS" in the prospectus supplement.

(2)   Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(3)   The class X-P and class X-C certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X-P and class X-C certificates as described in the prospectus supplement. The interest rate applicable to each component of the class X-P and class X-C certificates for each payment date will equal the rate specified in the prospectus supplement. The notional amount of the class X certificates in the aggregate will be initially $3,900,954,520, which will be equal to the aggregate initial principal balance of the class A-1, class A-2, class
      A-3, class A-AB, class A-4, class A-1A, class A-M class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates.

(4)   For any distribution date, the pass-through rates on the class A-2, class
      A-AB, class A-4, class A-1A, class A-M, class L, class M, class N, class
      O, class P, class Q and class S certificates will equal a rate equal to the lesser of a specified pass-through rate and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months).

(5)   For any distribution date the pass-through rate on the class A-3 certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus 0.074%.

(6)   For any distribution date the pass-through rate on the class A-J certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus 0.031%.

(7)   For any distribution date the pass-through rate on the class B, class C, class D, class E, class F, class G, class H, class J and class K certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months).

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO]RBS GREENWICH CAPITAL                                    [GRAPHIC OMITTED]

                                       D-2

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS (1)                                          TOTAL POOL      LOAN GROUP 1 (3)     LOAN GROUP 2 (4)

Initial mortgage pool balance.................................    $3,900,954,521       $3,589,152,703         $311,801,818
Number of mortgage loans......................................               188                  168                   20
Number of mortgaged properties................................               315                  286                   29
Percentage of investment grade shadow rated loans (2).........               6.1%                 6.7%                 0.0%
Weighted average underwritten debt service coverage ratio.....              1.43x                1.44x                1.39x
Weighted average cut-off date loan-to-value ratio.............              72.7%                72.5%                75.4%
Average cut-off date principal balance........................       $20,749,758          $21,364,004          $15,590,091
Weighted average mortgage interest rate.......................             5.654%               5.677%               5.394%
Loans with single tenant percentage...........................               3.4%                 3.7%                 0.0%

(1)   Unless otherwise noted, references in this term sheet include the senior pari passu companion loan in the trust secured by the Maryland Multifamily
      Portfolio, JQH Hotel Portfolio B3 and the Shaner Hotel Portfolio
      Properties, do not include the related senior pari passu companion loan(s)
      that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, any related subordinate companion loan.

(2)   The Shops at LaCantera and Whalers Village are investment grade loans. S&P and Fitch have confirmed that these loans, in the context of their inclusion in the trust, have credit characteristics consistent with that of an obligation rated investment grade.

(3)   Loan Group 1 consists of 168 non-multifamily loans.

(4)   Loan Group 2 consists of 18 multifamily loans and 2 mobile home park loans.

---------------------------------------------------------------------------------------------------------
TEN LARGEST LOANS

                                       CUT-OFF DATE        % OF INITIAL                      PROPERTY
                                    PRINCIPAL BALANCE        MORTGAGE         PROPERTY          SIZE
          LOAN NAME                        ($)             POOL BALANCE         TYPE         SF / ROOM
---------------------------------------------------------------------------------------------------------

Northlake Mall                          $215,500,000            5.5%           Retail          540,854
JQH Hotel Portfolio D                    214,000,000            5.5          Hospitality         2,022
Windsor Capital Embassy
Suites Portfolio                         187,500,000            4.8          Hospitality         1,906
Maryland Multifamily Portfolio           140,000,000            3.6          Multifamily         5,517
One Commerce Square                      130,000,000            3.3            Office          942,866
The Shops at LaCantera (1)               129,255,976            3.3            Retail          381,978
Whalers Village (1)                      109,504,922            2.8            Retail          112,261
COPT Portfolio                           103,000,000            2.6            Office          702,924
1625 & 1675 Broadway                      94,100,000            2.4            Office          767,238
Hughes Airport Center Portfolio           84,000,000            2.2          Industrial        703,603
                                      --------------           ----
TOTAL/WTD. AVG.                       $1,406,860,898           36.1%
---------------------------------------------------------------------------------------------------------

                                     CUT-OFF
                                  LOAN BALANCE                DATE LTV     SHADOW RATINGS
          LOAN NAME               PER SF/ROOM         DSCR    RATIO (%)    (S&P / FITCH)
------------------------------------------------------------------------------------------

Northlake Mall                          $398          1.56x     74.3%
JQH Hotel Portfolio D               $105,836          1.56x     75.1%
Windsor Capital Embassy
Suites Portfolio                     $98,374          1.37x     78.6%
Maryland Multifamily Portfolio       $61,628          1.42x     75.9%
One Commerce Square                     $138          1.33x     72.2%
The Shops at LaCantera (1)              $338          2.08x     45.4%          AAA / A+
Whalers Village (1)                     $975          1.72x     60.8%         AA / BBB+
COPT Portfolio                          $147          1.53x     77.6%
1625 & 1675 Broadway                    $123          1.52x     79.2%
Hughes Airport Center Portfolio         $119          1.20x     76.2%
TOTAL/WTD. AVG.                                       1.53X     71.9%
------------------------------------------------------------------------------------------

(1)   S&P and Fitch have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

PROPERTY TYPES

                                                                                                                       WTD. AVG.
                         NUMBER OF MORTGAGED    AGGREGATE CUT-OFF DATE       % OF INITIAL                             CUT-OFF DATE
     PROPERTY TYPE           PROPERTIES         PRINCIPAL BALANCE ($)    MORTGAGE POOL BALANCE     WTD. AVG. DSCR    LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                             70                $1,451,443,431             37.2%                   1.38x            75.4%
Retail                            116                 1,222,272,796             31.3                    1.49x            68.3%
Hospitality                        46                   619,964,692             15.9                    1.50x            72.8%
Multifamily                        27                   307,212,863              7.9                    1.39x            75.5%
Industrial                         36                   217,055,951              5.6                    1.32x            75.5%
Other                               4                    43,490,000              1.1                    1.37x            72.4%
Self-Storage                       14                    34,925,833              0.9                    1.47x            74.0%
Mobile Home Park                    2                     4,588,954              0.1                    1.29x            68.0%
                                  ---                --------------            -----
TOTAL/WTD. AVG.                   315                $3,900,954,521            100.0%                   1.43X            72.7%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                                                                                       WTD. AVG.
                         NUMBER OF MORTGAGED    AGGREGATE CUT-OFF DATE       % OF INITIAL                             CUT-OFF DATE
   PROPERTY LOCATION         PROPERTIES         PRINCIPAL BALANCE ($)    MORTGAGE POOL BALANCE     WTD. AVG. DSCR    LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

North Carolina                     16                  $466,512,187             12.0%                   1.46x            75.7%
Texas                              37                   405,076,644             10.4                    1.60x            64.3%
California                         25                   358,240,860              9.2                    1.37x            70.4%
Maryland                           22                   319,279,000              8.2                    1.47x            74.2%
Washington                          8                   248,533,741              6.4                    1.33x            79.3%
Florida                            19                   194,878,023              5.0                    1.44x            73.9%
Hawaii                              7                   185,383,861              4.8                    1.64x            59.8%
Pennsylvania                        5                   184,531,572              4.7                    1.33x            74.1%
Colorado                            9                   167,946,740              4.3                    1.48x            76.1%
Other (1)                         167                 1,370,571,893             35.1                    1.38x            74.2%
                                  ---                --------------            -----
TOTAL/WTD. AVG.                   315                $3,900,954,521            100.0%                   1.43X            72.7%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 36 states and the District of Columbia.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO]RBS GREENWICH CAPITAL                                    [GRAPHIC OMITTED]

                                       D-3

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                 AGGREGATE
RANGE OF CUT-OFF DATE          NUMBER OF       CUT-OFF DATE    CUT-OFF DATE
BALANCES ($)                 MORTGAGE LOANS       BALANCE         BALANCE
----------------------------------------------------------------------------
1,392,238 - 2,499,999              10            $20,465,760        0.5%
2,500,000 - 4,999,999              43            156,778,065        4.0
5,000,000 - 6,999,999              22            128,477,942        3.3
7,000,000 - 9,999,999              28            228,614,994        5.9
10,000,000 - 14,999,999            27            320,361,171        8.2
15,000,000 - 19,999,999            18            307,434,524        7.9
20,000,000 - 39,999,999            16            456,104,167       11.7
40,000,000 - 59,999,999             7            352,997,000        9.0
60,000,000 - 69,999,999             2            137,990,000        3.5
70,000,000 - 89,999,999             6            468,870,000       12.0
90,000,000 - 109,999,999            3            306,604,922        7.9
110,000,000 -149,999,999            3            399,255,976       10.2
150,000,000 -215,500,000            3            617,000,000       15.8
                                  ---         --------------      -----
  TOTAL                           188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF DSCR
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                 AGGREGATE
                               NUMBER OF       CUT-OFF DATE    CUT-OFF DATE
RANGE OF DSCR (X)            MORTGAGE LOANS       BALANCE         BALANCE
----------------------------------------------------------------------------
1.13 - 1.19                         6            $88,154,774        2.3%
1.20 - 1.29                        72          1,067,990,905       27.4
1.30 - 1.39                        33            832,705,168       21.3
1.40 - 1.49                        23            601,267,583       15.4
1.50 - 1.59                        18            736,318,931       18.9
1.60 - 1.69                        13            134,263,444        3.4
1.70 - 1.79                        11            253,799,657        6.5
1.80 - 1.89                         4             21,630,847        0.6
1.90 - 1.99                         3             15,121,982        0.4
2.00 - 2.29                         4            146,701,230        3.8
2.30 - 2.52                         1              3,000,000        0.1
                                  ---         --------------      -----
  TOTAL                           188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                 AGGREGATE
                               NUMBER OF       CUT-OFF DATE    CUT-OFF DATE
AMORTIZATION TYPE            MORTGAGE LOANS       BALANCE         BALANCE
----------------------------------------------------------------------------
Interest Only, Then
Amortizing                        114         $2,325,161,482       59.6%
Interest Only                      25            986,459,000       25.3
Amortizing                         49            589,334,039       15.1
                                  ---         --------------      -----
  TOTAL                           188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF LOCKBOXES
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                 AGGREGATE
                               NUMBER OF       CUT-OFF DATE    CUT-OFF DATE
LOCKBOX TYPE                 MORTGAGE LOANS       BALANCE         BALANCE
----------------------------------------------------------------------------
Hard                               42         $2,339,357,389       60.0%
Soft                               15           $440,667,059       11.3%
----------------------------------------------------------------------------

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                  AGGREGATE
                               NUMBER OF       CUT-OFF DATE     CUT-OFF DATE
RANGE OF LTV (%)             MORTGAGE LOANS       BALANCE          BALANCE
----------------------------------------------------------------------------
38.20 - 50.00                       9           $193,523,325        5.0%
50.01 - 60.00                      12             94,426,636        2.4
60.01 - 65.00                      15            247,202,755        6.3
65.01 - 70.00                      28            401,324,726       10.3
70.01 - 75.00                      35            853,777,571       21.9
75.01 - 80.00                      83          2,026,119,367       51.9
80.01 - 89.30                       6             84,580,142        2.2
                                  ---         --------------      -----
  TOTAL                           188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                  AGGREGATE
RANGE OF MORTGAGE              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE
RATES (%)                    MORTGAGE LOANS       BALANCE          BALANCE
----------------------------------------------------------------------------
4.850% - 5.000%                     7           $164,407,976        4.2%
5.001% - 5.250%                    17            295,396,026        7.6
5.251% - 5.500%                    32          1,001,302,178       25.7
5.501% - 5.750%                    72          1,206,214,015       30.9
5.751% - 6.000%                    42            608,405,970       15.6
6.001% - 6.500%                    14            494,094,418       12.7
6.501% - 6.865%                     4            131,133,938        3.4
                                  ---         --------------      -----
TOTAL                             188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                  AGGREGATE
RANGE OF ORIGINAL              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE
TERMS TO MATURITY (MOS)      MORTGAGE LOANS       BALANCE          BALANCE
----------------------------------------------------------------------------
56 - 60                            21         $1,085,035,898       27.8%
61 - 119                           10            505,055,000       12.9
120 - 120                         157          2,310,863,623       59.2
                                  ---         --------------      -----
TOTAL                             188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                  AGGREGATE
RANGE OF REMAINING             NUMBER OF       CUT-OFF DATE     CUT-OFF DATE
TERMS TO MATURITY (MOS)      MORTGAGE LOANS       BALANCE          BALANCE
----------------------------------------------------------------------------
51 - 60                            21         $1,085,035,898       27.8%
61 - 110                            9            289,555,000        7.4
111 - 115                          17            380,595,492        9.8
116 - 116                          36            569,192,482       14.6
117 - 117                          20            369,182,372        9.5
118 - 118                          41            550,832,921       14.1
119 - 120                          44            656,560,356       16.8
                                  ---         --------------      -----
TOTAL                             188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                  AGGREGATE
RANGE OF REMAINING             NUMBER OF       CUT-OFF DATE     CUT-OFF DATE
AMORTIZATION TERMS (MOS)     MORTGAGE LOANS       BALANCE          BALANCE
----------------------------------------------------------------------------
Interest Only                      25           $986,459,000       25.3%
238 - 299                          13            181,072,028        4.6
300 - 359                          41            689,232,010       17.7
360 - 360                         109          2,044,191,482       52.4
                                  ---         --------------      -----
TOTAL                             188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
----------------------------------------------------------------------------
PREPAYMENT PROVISIONS                                          PERCENTAGE OF
                                                                  AGGREGATE
                               NUMBER OF       CUT-OFF DATE     CUT-OFF DATE
                             MORTGAGE LOANS       BALANCE          BALANCE
----------------------------------------------------------------------------
Defeasance                        174         $3,790,351,302       97.2%
Greater of YM or 1%                12             95,053,219        2.4
YM/Defeasance                       1              9,550,000        0.2
Greater of YM +1% or 2%             1              6,000,000        0.2
                                  ---         --------------      -----
TOTAL                             188         $3,900,954,521      100.0%
----------------------------------------------------------------------------

DISTRIBUTION OF ESCROW TYPES
----------------------------------------------------------------------------
                                                               PERCENTAGE OF
                                                                  AGGREGATE
                               NUMBER OF       CUT-OFF DATE     CUT-OFF DATE
ESCROW TYPE (1)              MORTGAGE LOANS       BALANCE          BALANCE
----------------------------------------------------------------------------
Real Estate Tax                   153         $2,743,975,407       70.3%
Insurance                         147         $2,639,241,865       67.7%
Replacement Reserve               136         $2,465,078,984       63.2%
TI/LC (2)                          82         $1,696,687,153       58.7%
----------------------------------------------------------------------------

(1)   Includes initial and ongoing reserves and escrows.

(2)   The TI/LC percentage of initial mortgage pool balance does not include mortgage loans secured by multifamily, hospitality, manufactured housing community, other or self storage properties.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO]RBS GREENWICH CAPITAL                                    [GRAPHIC OMITTED]

                                       D-4

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

      The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.

                                                                         SUBORDINATE        PARI PASSU
                                          ORIGINAL                    COMPANION ORIGINAL     COMPANION       ORIGINAL      ORIGINAL
                                         PRINCIPAL     % OF INITIAL          LOAN          ORIGINAL LOAN    WHOLE LOAN    WHOLE LOAN
           MORTGAGE LOAN                LOAN BALANCE   POOL BALANCE        BALANCE            BALANCE           LTV          DSCR
------------------------------------    ------------   ------------   ------------------   -------------    ----------    ----------

Maryland Multifamily Portfolio......    $140,000,000       3.6%               N/A           $200,000,000       75.9%         1.42x
The Shops at LaCantera..............    $130,000,000       3.3%         $50,000,000 (1)          N/A           63.2%         1.46x
Millennium in Midtown...............     $73,070,000       1.9%          $8,090,000 (2)          N/A           81.6%         1.32x
SilverCreek Portfolio Phase I.......     $68,740,000       1.8%          $4,700,000 (3)          N/A           85.5%         1.18x
JQH Hotel Portfolio B3..............     $55,000,000       1.4%              N/A            $186,000,000       68.3%         1.49x
Shaner Hotel Portfolio..............     $24,800,000       0.6%         $11,200,000 (4)      $82,500,000       72.9%         1.56x
Manchester Parkade..................     $17,500,000       0.4%          $2,000,000 (5)          N/A           75.6%         1.33x
Stones River Apartments.............      $7,920,000       0.2%            $495,000 (6)          N/A           83.3%         1.09x
North Chase I.......................      $6,080,000       0.2%            $380,000 (7)          N/A           85.0%         1.14x

(1)   The Shops at LaCantera Subordinate Companion Loan has an interest rate of
      5.656%.

(2)   The Millennium in Midtown Subordinate Companion Loan has an interest rate of 6.383%.

(3)   The SilverCreek Portfolio Phase I Subordinate Companion Loan has an
      interest rate of 6.500%.

(4)   The Shaner Hotel Portfolio Subordinate Companion Loan has an interest rate of 5.710%.

(5)   The Manchester Parkade Subordinate Companion Loan has an interest rate of
      5.795%.

(6)   The Stones River Apartments Subordinate Companion Loan has an interest rate of 12.750%.

(7)   The North Chase I Subordinate Companion Loan has an interest rate of
      12.750%.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO]RBS GREENWICH CAPITAL                                    [GRAPHIC OMITTED]

                                       D-5

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
------------------------------------------------------------------------------------------------------------------------------------
                                                          TOTAL POOL (1)
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               APRIL          APRIL         APRIL        APRIL         APRIL         APRIL         APRIL
RESTRICTIONS                             2006           2007          2008         2009          2010          2011          2012
------------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                  99.76%         99.76%        98.34%       97.75%        94.59%        96.18%        91.50%
> of YM or 1%                             0.00%          0.00%         1.66%        2.10%         2.09%         3.09%         3.10%
> of YM or 8%                             0.24%          0.24%         0.00%        0.00%         0.00%         0.00%         0.00%
> of YM + 1% or 2%                        0.00%          0.00%         0.00%        0.15%         0.15%         0.21%         0.21%
------------------------------------------------------------------------------------------------------------------------------------
Open                                      0.00%          0.00%         0.00%        0.00%         3.18%         0.52%         5.20%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (2)                               100.00%        100.00%       100.00%      100.00%       100.00%       100.00%       100.00%
  Balance of Mortgage Loans ($mm)      3,900.95       3,891.85      3,879.53     3,855.91      3,823.96      2,740.81      2,693.74
% OF CUT-OFF BALANCE                    100.00%         99.77%        99.45%       98.85%        98.03%        70.26%        69.05%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                              APRIL          APRIL         APRIL        APRIL
RESTRICTIONS                            2013           2014          2015         2016
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                  96.38%         96.35%        85.47%        0.00%
> of YM or 1%                             3.39%          3.42%         3.41%        0.00%
> of YM or 8%                             0.00%          0.00%         0.00%        0.00%
> of YM + 1% or 2%                        0.22%          0.23%         0.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                                      0.00%          0.00%        11.11%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (2)                               100.00%        100.00%       100.00%        0.00%
  Balance of Mortgage Loans ($mm)      2,415.76       2,351.48      2,313.16         0.00
% OF CUT-OFF BALANCE                     61.93%         60.28%        59.30%        0.00%
------------------------------------------------------------------------------------------------------------------------------------

      (1)   Table calculated using modeling assumptions as described in the prospectus supplement.

      (2)   Differences in totals may exist due to rounding.

------------------------------------------------------------------------------------------------------------------------------------
                                                         LOAN GROUP 1 (1)
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               APRIL          APRIL         APRIL        APRIL         APRIL         APRIL         APRIL
RESTRICTIONS                             2006           2007          2008         2009          2010          2011          2012
------------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                  99.73%         99.74%        98.20%       97.56%        94.11%        96.29%        96.30%
> of YM or 1%                             0.00%          0.00%         1.80%        2.28%         2.27%         3.48%         3.47%
> of YM or 8%                             0.27%          0.26%         0.00%        0.00%         0.00%         0.00%         0.00%
> of YM + 1% or 2%                        0.00%          0.00%         0.00%        0.16%         0.16%         0.23%         0.23%
------------------------------------------------------------------------------------------------------------------------------------
Open                                      0.00%          0.00%         0.00%        0.00%         3.45%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (2)                               100.00%        100.00%       100.00%      100.00%       100.00%       100.00%       100.00%
  Balance of Mortgage Loans ($mm)      3,589.15       3,580.26      3,568.48     3,546.02      3,515.78      2,434.44      2,403.60
% OF CUT-OFF BALANCE                    100.00%         99.75%        99.42%       98.80%        97.96%        67.83%        66.97%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                              APRIL          APRIL         APRIL        APRIL
RESTRICTIONS                            2013           2014          2015         2016
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                  96.19%         96.16%        84.71%        0.00%
> of YM or 1%                             3.57%          3.60%         3.59%        0.00%
> of YM or 8%                             0.00%          0.00%         0.00%        0.00%
> of YM + 1% or 2%                        0.24%          0.24%         0.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                                      0.00%          0.00%        11.70%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (2)                               100.00%        100.00%       100.00%        0.00%
  Balance of Mortgage Loans ($mm)      2,295.08       2,232.98      2,196.97         0.00
% OF CUT-OFF BALANCE                     63.94%         62.21%        61.21%        0.00%
------------------------------------------------------------------------------------------------------------------------------------

      (1)   Table calculated using modeling assumptions as described in the prospectus supplement.

      (2)   Differences in totals may exist due to rounding.

------------------------------------------------------------------------------------------------------------------------------------
                                                         LOAN GROUP 2 (1)
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               APRIL          APRIL         APRIL        APRIL         APRIL         APRIL         APRIL
RESTRICTIONS                             2006           2007          2008         2009          2010          2011          2012
------------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                 100.00%        100.00%       100.00%      100.00%       100.00%        95.33%        51.75%
> of YM or 1%                             0.00%          0.00%         0.00%        0.00%         0.00%         0.00%         0.00%
> of YM or 8%                             0.00%          0.00%         0.00%        0.00%         0.00%         0.00%         0.00%
> of YM + 1% or 2%                        0.00%          0.00%         0.00%        0.00%         0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                                      0.00%          0.00%         0.00%        0.00%         0.00%         4.67%        48.25%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (2)                               100.00%        100.00%       100.00%      100.00%       100.00%       100.00%       100.00%
  Balance of Mortgage Loans ($mm)        311.80         311.59        311.05       309.90        308.18        306.37        290.14
% OF CUT-OFF BALANCE                    100.00%         99.93%        99.76%       99.39%        98.84%        98.26%        93.05%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                              APRIL          APRIL         APRIL        APRIL
RESTRICTIONS                            2013           2014          2015         2016
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                 100.00%        100.00%       100.00%        0.00%
> of YM or 1%                             0.00%          0.00%         0.00%        0.00%
> of YM or 8%                             0.00%          0.00%         0.00%        0.00%
> of YM + 1% or 2%                        0.00%          0.00%         0.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                                      0.00%          0.00%         0.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (2)                               100.00%        100.00%       100.00%        0.00%
  Balance of Mortgage Loans ($mm)        120.67         118.50        116.20         0.00
% OF CUT-OFF BALANCE                     38.70%         38.00%        37.27%        0.00%
------------------------------------------------------------------------------------------------------------------------------------

      (1)   Table calculated using modeling assumptions as described in the prospectus supplement.

      (2)   Differences in totals may exist due to rounding.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO]RBS GREENWICH CAPITAL                                    [GRAPHIC OMITTED]

                                       D-6

GSMS 2006-GG6
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                 Sequential Pay REMIC

CUT-OFF DATE               With respect to each mortgage loan, the later of the due date in March 2006 for that mortgage loan or the date of origination of that mortgage loan. All mortgage loan characteristics are based on balances as of the cut-off date after application of all payments due on or before such date (whether or not received). All percentages presented in this term sheet are approximate.

MORTGAGE POOL              The mortgage pool consists of 188 mortgage loans with an aggregate cut-off date balance of $3,900,954,521, subject to a variance of +/- 5%. The mortgage loans are secured by 315 mortgaged real properties located throughout 45 states and the
                           District of Columbia. Loan Group 1 is comprised of 168 loans and Loan Group 2 is comprised of 20 loans.

ISSUING ENTITY             GS Mortgage Securities Trust 2006-GG6

DEPOSITOR                  GS Mortgage Securities Corporation II

SPONSORS                   Greenwich Capital Financial Products, Inc. and Goldman Sachs Mortgage Company

MORTGAGE LOAN SELLERS      Greenwich Capital Financial Products, Inc., Goldman Sachs Mortgage Company and
                           Commerzbank AG, New York Branch

UNDERWRITERS               Greenwich Capital Markets, Inc. and Goldman, Sachs & Co., as Co-Lead Bookrunning
                           Managers

                           Credit Suisse Securities (USA) LLC, Merrill Lynch & Co., Morgan Stanley & Co.
                           Incorporated and Wachovia Capital Markets, LLC, as Co-Managers

TRUSTEE                    Wells Fargo Bank, N. A.

MASTER SERVICER            Wachovia Bank, National Association

SPECIAL SERVICER           ING Clarion Partners, LLC

RATING AGENCIES            Fitch, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill
                           Companies, Inc.

DENOMINATIONS              $10,000 minimum for the offered certificates.

CLOSING DATE               On or about March 23, 2006

SETTLEMENT TERMS           Book-entry through DTC for all offered certificates.

DETERMINATION DATE         The sixth day of each month, or if such sixth day is not a business day, the next business day.

DISTRIBUTION DATE          The tenth day of each month, or if any tenth day is not a business day, the next business day, provided that the distribution date will be at least four business days following the determination date.

DISTRIBUTIONS              Each class of offered certificates will be entitled on each distribution date to interest accrued at its pass-through rate for that distribution date on the outstanding certificate balance of the class during the prior calendar month.
                           Interest on the offered certificates will be calculated on the basis of twelve
                           30-day months and a 360-day year.

                           Generally, the interest from the Available Distribution Amount related to Loan
                           Group 1 will be used to pay interest to class A-1, class A-2, class A-3, class A-AB and class A-4, pro rata, until paid in full. Generally, the interest from the
                           Available Distribution Amount related to Loan Group 2 will be used to pay interest to the class A-1A until paid in full. Generally, any remaining Available
                           Distribution Amount will be used to pay interest to class X-P and class X-C, pro rata, until paid in full. If any of the above Available Distribution Amounts are not sufficient to pay interest on class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1A, class X-P and class X-C, then the entire Available
                           Distribution Amount will be used to pay interest pro rata to those certificates.

                           Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates as follows:

                                  (1) to class A-AB, the amount necessary to reduce the aggregate certificate balance of the class A-AB certificates to the class A-AB planned principal balance;

                                  (2) to class A-1, until paid in full, all amounts of Available Distribution
                           Amount remaining after the distributions pursuant to clause (1);

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO]RBS GREENWICH CAPITAL                                    [GRAPHIC OMITTED]

                                       D-7

GSMS 2006-GG6
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                  (3) to class A-2, until paid in full, all amounts of Available Distribution
                           Amount remaining after the distributions pursuant to clauses (1) and (2);

                                  (4) to class A-3, until paid in full, all amounts of Available Distribution
                           Amount remaining after the distributions pursuant to clauses (1), (2) and (3);

                                  (5) to class A-AB, until paid in full, all amounts of Available
                           Distribution Amount remaining after the distributions pursuant to clauses (1), (2),
                           (3) and (4); and

                                  (6) to class A-4, until paid in full, all amounts of Available Distribution
                           Amount remaining after the distributions pursuant to clauses (1), (2), (3), (4) and
                           (5).

                           After class A-1, A-2, A-3, A-AB and A-4 are paid all amounts to which they are entitled, the remaining Available Distribution Amount related to Loan Group 1 will be used to pay principal to class A-1A until paid in full.

                           Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay principal to the class A-1A until paid in full, then to pay principal to the class A-1, A-2, A-3, A-AB and A-4 in the same manner as principal distributions are made to those classes with respect to amounts related to Loan Group 1 as discussed above, until paid in full.

                           After class A-1, A-2, A-3, A-AB, A-4 and class A-1A are paid all amounts to which they are entitled, the remaining Available Distribution Amount related to both Loan
                           Groups will be used to pay interest and principal sequentially to the class A-M,
                           A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates.

                           Notwithstanding the foregoing, on and after the date the certificate balances of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates have been reduced to zero, principal will be paid pro rata based on their certificate balances to class A-1, A-2, A-3, A-AB, A-4 and class A-1A without regard to loan groups.

LOSSES                     Realized Losses and Additional Trust Fund Expenses, if any, will be allocated to the class S, class Q, class P, class O, class N, class M, class L, class K, class
                           J, class H, class G, class F, class E, class D, class C, class B, class A-J and class A-M certificates, in that order, and then, pro rata, to the class A-1, class
                           A-2, class A-3, class A-AB, class A-4 and class A-1A certificates (without regard to the class A-AB planned principal balance and without regard to loan groups).

PREPAYMENT PREMIUMS        Any prepayment premiums or yield maintenance charges collected will be distributed
AND YIELD MAINTENANCE      to certificateholders on the distribution date following the prepayment. On each
CHARGES                    distribution date, the holders of any class of offered certificates and class G, class H, class J and class K certificates that are then entitled to principal distributions will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of the prepayment premiums or yield maintenance charges net of workout fees and liquidation fees, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date from the group of which that mortgage loan is a part on that payment date, and the denominator of which is the Total Principal Payment Amount from the group of which that mortgage loan is a part on that payment date.

                           The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed 100% to the holders of the class X-C certificates.

ADVANCES                   The master servicer and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes and insurance premiums, but only to the extent that those advances are not deemed non-recoverable and in the case of P&I advances subject to any appraisal reductions that may occur.

APPRAISAL REDUCTIONS       An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any
                           P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates in reverse alphabetical order of the classes. A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist, which would cause such mortgage loan to be a required appraisal loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO]RBS GREENWICH CAPITAL                                    [GRAPHIC OMITTED]

                                       D-8

GSMS 2006-GG6
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

OPTIONAL TERMINATION       The master servicer, the special servicer and certain certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the payment date on which the stated
                           principal balance of the mortgage loans then outstanding is less than 1.0% of the initial mortgage pool balance. The purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans (or fair market value in the case of REO Properties), plus accrued and unpaid interest and certain other additional trust fund expenses, as described in the prospectus supplement. In addition, after the certificate balance of the class A-1 through class F certificates has been reduced to zero, the trust may also be terminated, subject to the consent of the master servicer (in its sole discretion), if all of the remaining series 2006-GG6 certificates (excluding class R and class LR) are held by a single certificateholder, and that certificateholder exchanges all of the then outstanding series 2006-GG6 certificates (excluding class R and class LR) for the mortgage loans remaining in the trust.

CONTROLLING CLASS          The class of sequential pay certificates (a) which bears the latest alphabetical class designation (other than the class X-P, class X-C, class R and class LR certificates) and (b) which has a certificate balance greater than 25% of its original certificate balance; provided, however, that if no class of sequential pay certificates satisfies clause (b) above, the controlling class will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation (other than the class X-P, class X-C, class R and class LR certificates); provided, further, with respect to certain issues related to the mortgage loans that are part of a split structure, the holder of the majority interest of the related subordinated or pari passu companion loan may have certain consultation or approval rights with respect to servicing matters, as described in the prospectus supplement.

TENANTS                    References in this term sheet to the rating of a tenant may refer to the rating of a parent of the actual tenant and the rated entity may not be an actual party to that lease. The rated parent may not guarantee the lease.

ERISA                      The offered certificates are expected to be ERISA eligible.

SMMEA                      The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1A, class A-M, class A-J, class B, class C and class D certificates are expected to be
                           "mortgage-related securities" for the purposes of SMMEA so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO]RBS GREENWICH CAPITAL                                    [GRAPHIC OMITTED]

                                       D-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                      GS MORTGAGE SECURITIES CORPORATION II
                                     SELLER
                        COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES (ISSUABLE IN SERIES)

GS Mortgage Securities Corporation II from time to time will offer Commercial
Mortgage Pass-Through Certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to the mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of GS Mortgage Securities
Corporation II or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                              --------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

                              --------------------

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 3 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS" IN
THE RELATED PROSPECTUS SUPPLEMENT.

                              --------------------

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF
DISTRIBUTION" on page 73 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

                              --------------------

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

                              --------------------

August 30, 2005

                                        1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF
THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS
SUPPLEMENT.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" beginning on page 77 in this prospectus.

      In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS
Mortgage Securities Corporation II.

                              --------------------

      If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad
Street, New York, New York 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 75 of this prospectus.

                              --------------------

                                        2

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

      Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF
THE MORTGAGE LOANS" "--Certain Laws and Regulations," "--Type of Mortgaged
Property" and "--Americans With Disabilities Act" in this prospectus.

      It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

      Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.

LIMITED LIQUIDITY.

      There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.

                                        3

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

      The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates.
Prepayments on the mortgage loans will be influenced by:

o     the prepayment provisions of the related mortgage notes;

o     a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

o     In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

      Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period.
See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of
Certain Provisions--Prepayment Provisions." We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

      The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates.
If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

      Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

      The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

      o     what proceedings are required for foreclosure;

                                        4

      o     whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

      o     whether and to what extent recourse to the borrower is permitted;
            and

      o     what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

      In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans. Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL
ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

      Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for
Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

      Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the "owner"
or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS--Environmental Risks."

RISK OF EARLY TERMINATION.

      The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

                            THE PROSPECTUS SUPPLEMENT

      The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

      o     any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

      o     whether the trust will be treated for federal income tax purposes as one or more grantor trusts, FASITs or REMICs;

      o     the identity of each class within a series;

                                        5

      o     the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

      o     certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

      o     the identity of the master servicer;

      o     the identity of the special servicer, if any, and the
            characteristics of any specially serviced mortgage loans;

      o     the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

      o     the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

      o     the final scheduled distribution date of each class of offered certificates;

      o     the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

      o     the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

      o     the extent of subordination of any subordinate certificates;

      o     for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

      o     the distribution dates for each class of offered certificates;

      o     the representations and warranties to be made by us or another entity relating to the mortgage loans;

      o     information with respect to the terms of the subordinate
            certificates or residual certificates, if any;

      o     additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

      o     additional information with respect to the plan of distribution;

      o     whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust
            Company or another depository;

      o     if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or
            cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including
            affiliates, representing 20% or more of the aggregate principal balance of the mortgage loans in the trust fund, financial statements for those mortgaged properties as well as specific information with respect to these mortgage loans, mortgaged properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default,

                                        6

            cross-collateralization or similar provisions relating to, those mortgaged properties and the concentration of credit risk on those mortgaged properties;

      o     if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or
            cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including its affiliates, representing 10% or more, but less than 20%, of the aggregate principal balance of the mortgage loans in the trust fund, selected financial information with respect to these mortgaged properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, these mortgaged properties and the concentration of credit risk on those mortgaged properties;

      o     if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

      o     if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

      o     if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE
            MORTGAGE LOANS" in this prospectus;

      o     the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

      o     whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement
            Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.

                                   THE SELLER

      GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004.
Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.

      Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in the Agreement.

      The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person's testator or intestate is

                                        7

or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee.
Insofar as indemnification for liabilities arising under the Securities Act of
1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 USE OF PROCEEDS

      The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered in this Prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                        DESCRIPTION OF THE CERTIFICATES*

      The certificates of each series will be issued pursuant to a separate
Pooling and Servicing Agreement (the "Agreement")** to be entered into among the
Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for
that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration
Statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that Prospectus Supplement and any additional provisions of the related Agreement.

      At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of the rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the
Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

GENERAL

     The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in

_______________________

*     Whenever used in this Prospectus the terms "certificates," "trust fund"
and "mortgage pool" will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

**    In the case of a Funding Note (as described below), some or all of the provisions described in this Prospectus as being part of the Agreement may be found in other contractual documents connected with the Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement"
as used in this Prospectus will include the other contractual documents. The
Prospectus Supplement for a series in which a Funding Note is used will describe the other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to those provisions.

                                        8

the trust (collectively, the "Trust Fund") for each series will consist of the following, to the extent provided in the Agreement:

              (i)   the pool of mortgage loans conveyed to the Trustee pursuant to the Agreement;

             (ii)   all payments on or collections in respect of the mortgage
      loans due on or after the date specified in the related prospectus supplement;

            (iii)   all property acquired by foreclosure or deed in lieu of
      foreclosure with respect to the mortgage loans; and

             (iv)   all other assets or rights, such as a Funding Note, as are described in the related prospectus supplement.

      In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT
ENHANCEMENT" in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

      The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. For example, if so indicated in the prospectus supplement, at the time the mortgage loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the mortgage loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the mortgage pool (a
"Funding Note"), and the debt instrument may be conveyed to the Trust Fund as the medium for holding the mortgage pool.

      If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence.
The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

      The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

              (i)   mortgage principal prepayment effects on the weighted
      average lives of the classes;

             (ii)   the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

            (iii)   the degree to which an investor's yield is sensitive to
      principal prepayments.

                                        9

      The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

      If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

      If the certificates of a class are transferable only on the books of The
Depository Trust Company (the "Depository"), no person acquiring a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus.
The Seller has been informed by the Depository that its nominee will be Cede &
Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

      If the certificates of a class are transferable only on the books of the
Depository, each beneficial owner's ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial
Intermediary's ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of the
Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

      The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

      If the offered certificates are transferable on the books of the
Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

      Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The
Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the
Depository's normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

                                       10

      The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

      In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

      Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates
("Certificateholders" or "Holders") by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the
"Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the
Trustee, by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off
Date and determination date in respect of each series of certificates.

      With respect to each series of certificates on each Distribution Date, the
Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

      The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

ACCOUNTS

      It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given
Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

      It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of
Certificateholders. As more fully described in the related prospectus

                                       11

supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

                  (1)   all payments on account of principal, including
            principal prepayments, on the mortgage loans;

                  (2)   all payments on account of interest on the mortgage
            loans and all Prepayment Premiums;

                  (3)   all proceeds from any insurance policy relating to a
            mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

                  (4)   all proceeds from the liquidation of a mortgage loan
            ("Liquidation Proceeds"), including the sale of any Mortgaged
            Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

                  (5)   all proceeds received in connection with the taking of a
            Mortgaged Property by eminent domain;

                  (6)   any amounts required to be deposited in connection with
            the application of co-insurance clauses, flood damage to REO
            Properties and blanket policy deductibles;

                  (7)   any amounts required to be deposited from income with
            respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

                  (8)   any amounts received from borrowers which represent
            recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

      The Special Servicer, if any, will be required to remit immediately to the
Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment
Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO
Properties, as more fully described in the related Agreement.

      As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection
Account to, among other things:

              (i)   remit certain amounts for the related Distribution Date into the Distribution Account;

             (ii)   to the extent specified in the related prospectus
      supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

            (iii)   pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

             (iv)   reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if
      applicable, the Special Servicer, as described in the Agreement.

      The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption

                                       12

on or before the business day preceding the next succeeding Master Servicer
Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the
business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted
Investments either will constitute additional servicing compensation for the
Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

      It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged
Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

              (i)   make remittances to the Collection Account as required by
      the Agreement;

             (ii)   pay taxes, assessments, insurance premiums, other amounts
      necessary for the proper operation, management and maintenance of the REO
      Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

            (iii)   provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

      The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master
Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the
REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the
Trust Fund or by the person described in the prospectus supplement.

      "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

      As described in the related prospectus supplement for a series of certificates where the underlying mortgage loans are held through a Funding
Note, some of the accounts described above may be held by the issuer or collateral trustee of the Funding Note.

AMENDMENT

      Unless otherwise specified in the related prospectus supplement, the
Agreement for each series will provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders:

              (i)   to cure any ambiguity;

             (ii)   to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

            (iii)   to make other provisions with respect to matters or
      questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

             (iv)   for the other reasons specified in the related prospectus
      supplement.

                                       13

      To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the
Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

      o     reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected
            Certificateholder;

      o     reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the
            Holders of all certificates then outstanding;

      o     alter the servicing standard set forth in the related Agreement.

      Further, the Agreement for each series may provide that the parties to the
Agreement, at any time and from time to time, without the consent of the
Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit"
(a "REMIC"), a "financial asset securitization investment trust" (a "FASIT") or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

      The Agreement relating to each series may provide that no amendment to the
Agreement will be made unless there has been delivered in accordance with the
Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC, FASIT or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the
Trust Fund under the provisions of the Code.

      The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

      As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

              (i)   the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

             (ii)   the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

            (iii)   the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

             (iv)   mutual consent of the parties and all Certificateholders.

      With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final

                                       14

distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

      Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement)
will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

              (i)   information as to principal and interest distributions,
      principal amounts, Advances and scheduled principal balances of the mortgage loans;

             (ii)   updated information regarding the mortgage loans and a
      loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

            (iii)   financial information relating to the underlying Mortgaged
      Properties;

             (iv)   information with respect to delinquent mortgage loans;

              (v)   information on mortgage loans which have been modified; and

             (vi)   information with respect to REO Properties.

      The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders" in this prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission")
the periodic reports with respect to each Trust Fund as are required under the
Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Act. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.

THE TRUSTEE

      The Seller will select a bank or trust company to act as trustee (the
"Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the
Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                               THE MORTGAGE POOLS

GENERAL

      Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts")
for the sale of or financial leases and other similar arrangements equivalent to the mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily

                                       15

residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a
"Mortgaged Property"). Each mortgage loan, lease or Installment Contract is referred to as a mortgage loan in this prospectus.

      Mortgage loans will be of one or more of the following types:

                  1.    mortgage loans with fixed interest rates;

                  2.    mortgage loans with adjustable interest rates;

                  3.    mortgage loans with principal balances that fully
            amortize over their remaining terms to maturity;

                  4.    mortgage loans whose principal balances do not fully
            amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

                  5.    mortgage loans that provide for recourse against only
            the Mortgaged Properties;

                  6.    mortgage loans that provide for recourse against the
            other assets of the related borrowers; and

                  7.    any other types of mortgage loans described in the
            related prospectus supplement.

      Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

      Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN
LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in this prospectus.

      Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

      The mortgage loans generally will not be insured or guaranteed by the
United States, any governmental agency or any private mortgage insurer. Any insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

      The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

              (i)   the aggregate principal balance of the mortgage loans and
      the largest, smallest and average principal balance of the mortgage loans;

                                       16

             (ii)   the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

            (iii)   the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

             (iv)   the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

              (v)   the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

             (vi)   the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

            (vii)   the geographic distribution of the Mortgaged Properties
      underlying the mortgage loans;

           (viii)   the minimum interest rates, margins, adjustment caps,
      adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

             (ix)   the debt service coverage ratios relating to the mortgage
      loans;

              (x)   information with respect to the prepayment provisions, if
      any, of the mortgage loans;

             (xi)   information as to the payment characteristics of the
      mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

            (xii)   payment delinquencies, if any, relating to the mortgage
      loans.

      If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Seller may disclose the above-specified information by mortgage loan group.

      In the event that the mortgage loans consist of financial leases or
Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

      In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K")
with the Securities and Exchange Commission within 15 days after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

      The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

                                       17

      The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

ASSIGNMENT OF MORTGAGE LOANS

      At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans (or, in the case of a structure using a Funding
Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the
Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage
Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

      In addition, the Seller will, as to each mortgage loan, deliver to the
Trustee, to the extent required by the Agreement:

              (i)   the mortgage note, endorsed to the order of the Trustee
      without recourse;

             (ii)   the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

            (iii)   any assumption, modification or substitution agreements
      relating to the mortgage loan;

             (iv)   a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

              (v)   if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

             (vi)   a copy of any recorded UCC-1 financing statements and
      related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage;
      and

            (vii)   any other documents as may be described in the Agreement
      (the documents, collectively, the "Mortgage Loan File").

      Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents;
provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the
Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the
Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

                                       18

      The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the
Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the
Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the
extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the "Repurchase Price").
This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

      The related prospectus supplement will describe procedures for the review and holding of mortgage loans in the case of a structure using a Funding Note.

REPRESENTATIONS AND WARRANTIES

      To the extent specified in the related prospectus supplement, the
Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the
Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement.
Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the
Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master
Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Seller to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Seller.

      The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the
Collection Account.

      If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage
Loans") in substitution for any one or more of the mortgage loans ("Defective
Mortgage Loans") initially included in the Trust Fund (or in the mortgage pool underlying a Funding Note) but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the
Certificateholders, or as to which a document in the related Mortgage Loan File

                                       19

is defective in any material respect. The required characteristics of any
Substitute Mortgage Loan will generally include, among other things, that the
Substitute Mortgage Loan on the date of substitution, will:

              (i)   have an outstanding principal balance, after deduction of
      all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

             (ii)   have a Mortgage Interest Rate not less than (and not more
      than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage
      Loan;

            (iii)   have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

             (iv)   comply with all of the representations and warranties set
      forth in the Agreement as of the date of substitution.

      If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the
Responsible Party or the Seller as more fully described in the prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master
Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

      If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the
Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer
(and not the Master Servicer) will then be responsible for:

                  o     negotiating modifications, waivers, amendments and other
                        forbearance arrangements with the borrower of any
                        Specially Serviced Mortgage Loan, subject to the
                        limitations described under"--Modifications, Waivers and
                        Amendments" below;

                  o     foreclosing on the Specially Serviced Mortgage Loan if
                        no suitable arrangements can be made to cure the default
                        in the manner specified in the related prospectus
                        supplement; and

                  o     supervising the management and operation of the related
                        Mortgaged Property if acquired through foreclosure or a
                        deed in lieu of foreclosure.

      The Special Servicer may have other business relationships with the Seller and its affiliates.

      If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

      The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Seller and its affiliates.

                                       20

SERVICING STANDARDS

      The Master Servicer and, except when acting at the direction of any
Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the
Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related prospectus supplement, the Master
Servicer and Special Servicer, if any, may also be required to service and administer the mortgage loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.

OPERATING ADVISOR

      If so specified in the related prospectus supplement, an advisor (the
"Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii)
the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced
Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and
(iv) the information, recommendations and reports to be provided to the
Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

      The Master Servicer and, with respect to any Specially Serviced Mortgage
Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related
Agreement, follow the collection procedures as it deems necessary or desirable.
Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

      It is expected that the Agreement for each series will provide that the
Master Servicer establish and maintain an escrow account in which the Master
Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master
Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in

                                       21

the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the
Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

INSURANCE

      The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related
Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a
Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

      The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master
Servicer or, if so specified in the related prospectus supplement, the Special
Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

      The related Agreement may provide that the Master Servicer or the Special
Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the
Trust Fund. Alternatively, if permitted in the related Agreement, the Master
Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

      In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the
Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including

                                       22

earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The standard hazard insurance policies typically will contain a
"coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the
Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

      In addition, to the extent required by the related Mortgage, the Master
Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any,
from the Collection Account, with interest on the costs, as provided by the
Agreement.

      Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      The Agreement for each series may require that the Master Servicer and the
Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special
Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or
Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer's principal compensation for its activities under the
Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing
Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the
Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

      In addition, the Agreement for a series may provide that the Master
Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF
THE CERTIFICATES--Accounts" in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

                                       23

      If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

      The exact amount or method of calculating the servicing fee of the Special
Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

      In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

ADVANCES

      The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the
Collection Account to the extent and in the manner described in the related prospectus supplement.

      If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master
Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

      If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

      Subject to the terms and conditions set forth in the Agreement, the
Special Servicer, if any, may modify, waive or amend the terms of any Specially
Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

      Subject to the terms and conditions set forth in the Agreement, the
Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

                                       24

      The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

      The Agreement for each series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the
Agreement by the Master Servicer or Special Servicer, as the case may be.

      In addition, the Agreement will provide that the Master Servicer and the
Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of the officer's knowledge, the Master Servicer or
Special Servicer, as the case may be, has fulfilled its obligations under the
Agreement throughout the year or, if there has been a default in the fulfillment of any obligation, specifying each default and the nature and status of the default, and, in the case of a series of certificates as to which a REMIC or
FASIT election has been made, whether the Master Servicer or the Special
Servicer, as the case may be, has received a challenge from the Internal Revenue
Service as to the status of the Trust Fund as a REMIC or FASIT.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE

      The Agreement for each series will provide that neither the Master
Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master
Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement.
The Agreement will further provide that the Master Servicer, the Special
Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

      Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor
Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

      The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the

                                       25

Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

EVENTS OF DEFAULT

      Events of default (each, an "Event of Default") with respect to the Master
Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

            (i)     with respect to the Master Servicer, any failure by the
      Master Servicer to deposit in the Collection Account or remit to the
      Trustee for deposit in the Distribution Account for distribution to
      Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

            (ii)    with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the
      Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

            (iii)   with respect to the Master Servicer and the Special
      Servicer, if any, any failure on the part of the Master Servicer or the
      Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related
      Agreement after written notice of the failure has been given to the applicable party;

            (iv)    with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

            (v)     with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the
      case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

            (vi)    with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special
      Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

      As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as
the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

                                       26

                               CREDIT ENHANCEMENT

GENERAL

      If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing.

      Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement,
Certificateholders will bear their allocable share of deficiencies.

      If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus,
(c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding the provider.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates
(the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the
Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of
Subordinate Certificates.

      A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior
Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate
Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

      The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable

                                       27

reserve fund will be used to make distributions to Holders of Senior
Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

      If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the
Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

LETTER OF CREDIT

      If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the "Letter of Credit
Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates
(the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.

CERTIFICATE GUARANTEE INSURANCE

      If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference"
payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the applicable series.

RESERVE FUNDS

      If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood

                                       28

of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

      Moneys deposited in any reserve fund will be invested in Permitted
Investments at the direction of the Seller or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the
Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the
Trustee to make draws on the reserve fund, if any, will be an asset of the Trust
Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                 SWAP AGREEMENT

      If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding the counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related prospectus supplement.

      Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

      Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the
Trust Fund, or a series of payments over time.

      Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level

                                       29

specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

      Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                              YIELD CONSIDERATIONS

GENERAL

      The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly
Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

      The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged
Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing
Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon
Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Enforceability of Certain Provisions" in this prospectus.

                                       30

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

      The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease
(or increase) in the rate of principal payments.

      The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

      There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust
Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

MORTGAGES AND DEEDS OF TRUST GENERALLY

      The mortgage loans (other than financial leases and Installment Contracts)
for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's

                                       31

authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid.
Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

      Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

      The mortgage loans for a series may also consist of Installment Contracts.
Under an Installment Contract the seller (referred to in this Section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

                                       32

FINANCIAL LEASES

      The mortgage loans for a series also may consist of financial leases.
Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.
Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of

                                       33

the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor.
All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

      Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at the sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire the tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

      Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

                                       34

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of
Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531
(1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in
Durrett.

      For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.
Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See
"--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate

                                       35

loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

      Under the REMIC provisions of the Code (if applicable) and the related
Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the
Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the
Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of
Redemption" below.

      Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation;
Bankruptcy Laws" below.

                                       36

ENVIRONMENTAL RISKS

      Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. The environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii)
may give rise to any environmental claim or demand (each condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental
Condition.

      It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an
"owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who without participating in the management of a ...
facility, holds indicia of ownership primarily to protect his security interest"
(the "secured creditor exemption").

      Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender
Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability
Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout"
steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

      The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender
Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise.
Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

      At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the
Mortgaged Properties was conducted.

                                       37

      The related Agreement will provide that the Master Servicer or the Special
Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special
Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials
Guidelines) and/or historic recognized environmental conditions (as defined in
Guideline E1527-00 of the American Society for Testing and Materials Guidelines)
based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.
This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given
Trust Fund will become liable for any Environmental Condition affecting a
Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible
Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see
"--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

RIGHTS OF REDEMPTION

      In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust.
Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.
Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

                                       38

      Borrowers under Installment Contracts generally do not have the benefits of redemption periods that may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment
Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

      The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors.
The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

      Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged
Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

                                       39

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the
Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to the effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a
Trustee's exercise of the remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See"--Leases and Rents."

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. The remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances

                                       40

provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the
Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after the rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset.
To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders.
Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce restrictions against a subordinated lender.

      In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general

                                       41

partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of a partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. These state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In this case, the respective
Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, this occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

STATUTORY LIABILITIES

      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

      Prepayment Provisions

      Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury
Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired,

                                       42

and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

      Due-on-Sale Provisions

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a
"due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

      The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee's option)
become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

      Acceleration on Default

      Some of the mortgage loans for a series will include a "debt acceleration"
clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

      Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the

                                       43

notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment
Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

      Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public
Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the
California Military Code. Application of the Relief Act or the California
Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

      Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

      Forfeitures in Drug and RICO Proceedings

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to
Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws.
In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct

                                       44

from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that the defense will be successful.

APPLICABILITY OF USURY LAWS

      State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as
"interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the
Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial)
first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or
(ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII").
Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal

                                       45

savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15,
1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

LEASES AND RENTS

      Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing;
however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance"
clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

      Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender.
For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                       46

CERTAIN LAWS AND REGULATIONS

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i)
hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition,
Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent
"readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), as well as regulations (the "REMIC Regulations") promulgated by the
U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

                                       47

      For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust
Fund which does not include the retained interest payments. References to a
"holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

      This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "--Federal Income Tax Consequences for REMIC Certificates" and as a grantor trust under "--Federal Income Tax
Consequences for Certificates as to which No REMIC Election is Made." If an election is made instead to treat a Trust Fund as a FASIT, the applicable federal income tax consequences will be discussed in the related prospectus supplement.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the
Trust Fund as one or more REMICs within the meaning of Code Section 860D. A
Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i)
the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be
"regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the REMIC
Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and
Installment Contracts.

STATUS OF REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the
Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of
Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where

                                       48

multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and
"permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Day. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until

                                       49

the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal
Revenue Service (the "Service").

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the
Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

                                       50

TAXATION OF REGULAR CERTIFICATES

      General

      In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the
"Regular Certificateholder") as they accrue, and principal payments on a Regular
Certificate will be treated as a return of capital to the extent of the Regular
Certificateholder's basis in the Regular Certificate allocable to that Regular
Certificate (other than accrued market discount not yet reported as income).
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

      Original Issue Discount

      Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1273 and 1275 and in part on the provisions of the 1986 Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the
Regular Certificates. To the extent the issues are not addressed in the regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID
Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price". The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution
Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if the interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement,

                                       51

because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated
interest, in which case the stated redemption price at maturity of the Regular
Certificates includes all distributions of interest as well as principal on the
Regular Certificates. Likewise, the Seller intends to treat an "interest only"
class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first
Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986
Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular
Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See
"--Election to Treat All Interest Under the Constant Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the
Trustee will treat the monthly period ending on the day before each Distribution
Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular
Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the
Prepayment Assumption. Other than as discussed below with respect to a Random
Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
redemption price at maturity, over (ii) the adjusted issue price of the Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular
Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual

                                       52

period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

      In the case of a Random Lot Certificate, it is anticipated that the
Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the original issue discount accruing on each Random Lot
Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot
Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot
Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.
Investors are advised to consult their tax advisors as to this treatment.

      Acquisition Premium

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed

                                       53

rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that this class may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest
Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the
OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated
redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, it is anticipated that the
Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

      Market Discount

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the
Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as

                                       54

distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986
Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular
Certificate over the interest distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the
Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium

      A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds the Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize the premium under the constant yield method. Final Treasury Regulations issued under Code Section
171 do not by their terms apply to prepayable debt instruments such as the
Regular Certificates. However, the Conference Committee Report to the 1986 Act
indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate rather than as a separate deduction item. See "--Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

                                       55

      Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making this election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

      If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. The gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular
Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section
582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

                                       56

      Treatment of Losses

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section
166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular
Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular
Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The
Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates.
While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the
Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. The taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular
Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the
Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on

                                       57

Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual
Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular
Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching or unrelated deductions against which to offset the income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return. In addition, a Residual
Certificateholder's taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual
Certificates.

      Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a
Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC
Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual
Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual
Certificateholder only to offset any income generated by the same REMIC Pool.

                                       58

      A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of
Residual Certificateholders described above under "--Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual
Certificate sells or otherwise disposes of the non-economic Residual
Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Holders of Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense

      Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "--Taxation of Regular Certificates--Premium" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC
Pool's basis in the mortgage loans is generally the fair market value of the

                                       59

mortgage loans immediately after their transfer to the REMIC Pool. The REMIC
Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular
Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to
September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income

      A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a
Residual Certificate over the daily accruals for the quarterly period of (i)
120% of the long-term applicable Federal rate that would have applied to the
Residual Certificate (if it were a debt instrument) on the Startup Day under
Code Section 1274(d), multiplied by (ii) the adjusted issue price of the
Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the
REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual
Certificates diminishes.

      The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual
Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual
Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of the Residual
Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

                                       60

      In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual
Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent
(including a broker, nominee or other middleman) for a Disqualified
Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

      In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period the person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      For these purposes, (i) "Disqualified Organization" means the United
States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521)
that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii)
"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in
Treasury regulations, any person holding an interest in a Pass-Through

                                       61

Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a
Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual
Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related
Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing the information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined below under
"--Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified
Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and
(iv) the transfer satisfies one of the following two tests:

            (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment), (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is

                                       62

      calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

            (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under"--Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any statements are false.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable
Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Sale or Exchange of a Residual Certificate

      Upon the sale or exchange of a Residual Certificate, the Residual
Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under
"--Taxation of Residual Certificates--Basis and Losses") of the Residual
Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that
Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC
Pool may be treated as a sale or exchange of a Residual Certificateholder's
Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder's Residual Certificate
remaining when its interest in the REMIC Pool terminates, and if the Residual
Certificateholder holds the Residual Certificate as a capital asset under Code
Section 1221,

                                       63

then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a
Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any
REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark-to-Market Regulations

      Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual
Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on
Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

                                       64

      Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68

                                       65

provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC.
The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of
Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from the distributions under
Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If the statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.
In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a
U.S. Person.

      Treasury regulations that were effective January 1, 2001 provide revised methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

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      Residual Certificates

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust
Fund or segregated pool of assets in that Trust Fund (as to which a separate
REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income." If the
amounts paid to Residual Certificateholders who are Non-U.S. Persons are
effectively connected with the conduct of a trade or business within the United
States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United
States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning
Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or the Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular
Certificateholder's federal income tax liability. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service
Publication 938 with respect to a particular series of Regular Certificates.
Holders through nominees must request the information from the nominee.

      The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the

                                       67

close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                      AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General

      In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund)
with respect to a series of Certificates that are not designated as "Stripped
Certificates", as described below, as a REMIC (Certificates of this series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader,
Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i).

      Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a "Standard Certificateholder") in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under
"--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard
Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment
Premiums, assumption fees, and late payment charges received by the Master
Servicer, in accordance with Standard Certificateholder's method of accounting.
A Standard Certificateholder generally will be able to deduct its share of the
Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in
Code Section 67, including deductions under Code Section 212 for the Servicing
Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped

                                       68

bond" and "stripped coupon" rules of the Code, as described below under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees,"
respectively.

      Tax Status

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

                  1.    A Standard Certificate owned by a "domestic building and
            loan association" within the meaning of Code Section 7701(a)(19)
            will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

                  2.    A Standard Certificate owned by a real estate investment
            trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to the extent within the meaning of Code Section 856(c)(3)(B).

                  3.    A Standard Certificate owned by a REMIC will be
            considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code
            Section 860G(a)(3)(A) to the extent that the assets of the related
            Trust Fund consist of "qualified mortgages" within the meaning of
            Code Section 860G(a)(3).

                  4.    A certificate owned by a "financial asset securitization
            investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of
            Code Section 860L(c) to the extent that the assets of the trust estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

      Premium and Discount

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Premium."

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a

                                       69

Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

      Recharacterization of Servicing Fees

      If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

      Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as "stripped coupons" and "stripped bonds".
Subject to the de minimis rule discussed below under "--Stripped Certificates,"
each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master
Servicer, or as including such portion as a second class of equitable interest.
Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and

                                       70

the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section
582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Investors that recognize a loss on a sale or exchange of the Standard
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

      General

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates".

      The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
Certificates--Recharacterization of Servicing Fees" above) and (iii)
certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under
"--Standard Certificates--General," subject to the limitation described in that section.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor

                                       71

trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.
Any market discount would be reportable as described under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Market
Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

      Status of Stripped Certificates

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See
"--Standard Certificates--Tax Status" above.

      Taxation of Stripped Certificates

      Original Issue Discount. Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity

                                       72

will include the aggregate amount of the payments to be made on the Stripped
Certificate to the Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments)
that the holder will not recover a portion of its adjusted basis in the Stripped
Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped
Certificates.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Investors that recognize a loss on a sale or exchange of the Stripped
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or
(iii) a separate installment obligation for each mortgage loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment

                                       73

obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or
Stripped Certificateholder at any time during the year, the information
(prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the
Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the
Trustee will also file the original issue discount information with the Service.
If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

      On June 20, 2002, the IRS published proposed regulations that will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on original issue discount recognized by the Standard
Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

                                       74

                            STATE TAX CONSIDERATIONS

      In addition to the Federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA
Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to the Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code
Plans.

      Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the
Seller, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an
ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

      Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or an affiliate of the
Seller, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

      Further, if the assets included in a Trust Fund were deemed to constitute
"plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust
Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code defines the term "plan assets."

                                       75

      The U.S. Department of Labor (the "Department") has issued regulations
(the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest"
(such as a certificate) in the entity.

      Certain exceptions are provided in the Regulations, through which an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the
Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, employee benefit plans not subject to ERISA
(for example, governmental plans) and entities whose underlying assets include plan assets by reason of a Plan's investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

      Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund.
Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). This Underwriter's Exemption
can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter's
Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL INTERESTS

      The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections
511-515 and 860E. Further, prior to the purchase of an interest in a Residual
Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual
Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates."

      DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON
PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT
INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND
CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA
AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

      THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY
THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT
LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                       76

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of certificates that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in
SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities,"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds created pursuant to or existing under the laws of the United States or of any state including the District of Columbia and Puerto Rico whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented in these securities, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of

                                       77

loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the
"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift
Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

      All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC, the OTS and the NCUA. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through certificates and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of certificates as "mortgage related securities", no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

      Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

THE APPRAISAL REGULATIONS

      Pursuant to Title XI of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC
and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. ss.ss. 225.61-225.67),
national banks (12 C.F.R. ss.ss. 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The

                                       78

Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers
(each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this Prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a
FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

      No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA
Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

                              PLAN OF DISTRIBUTION

      The certificates offered by this Prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of the series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Seller of the sale.

      The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

            1.    By negotiated firm commitment underwriting and public
                  reoffering by underwriters specified in the applicable
                  prospectus supplement;

            2.    By placements by the Seller with investors through dealers;
                  and

            3.    By direct placements by the Seller with investors.

      As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all the certificates if any are purchased. The Seller and, if specified in the

                                       79

prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the
Securities Act or will contribute to payments required to be made in respect of these liabilities.

      In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

      If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of the certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

      The place and time of delivery for each series of certificates offered in this Prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

      If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from the transactions. Goldman, Sachs & Co. may act as principal or agent in the transactions.

      If specified in the prospectus supplement relating to certificates of a particular series offered in this Prospectus, the Seller, any affiliate of the
Seller or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.
The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of

                                       80

sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d)
of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the offered certificates of a series will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus
(not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents). Requests for the copies should be directed to the office of the Secretary, 85 Broad Street, New
York, New York 10004 (phone: 212/902-1000).

      This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our
Registration Statement. For further information, please see our Registration
Statement and the accompanying exhibits which we have filed with the Commission.
This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the
Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549,
and at the Regional Offices of the Commission at Suite 1300, 233 Broadway, New
York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661. Copies of the material can be obtained from the Public
Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates. You can obtain information on the operation of the
Public Reference Section by calling 1-800-732-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the
Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad
Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention:
Prospectus Department.

                                       81

                                  LEGAL MATTERS

      The validity of the certificates offered by this Prospectus and certain federal income tax matters will be passed upon for the Seller by Cadwalader,
Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

                                       82

                             INDEX OF DEFINED TERMS

1

1986 Act...............................................................      50
1998 Policy Statement..................................................      78

A

ADA....................................................................      47
Advances...............................................................      24
Agreement..............................................................       8
Appraisal Regulations..................................................      78

B

Balloon Payments.......................................................      30
Bankruptcy Code........................................................      35
beneficial owner.......................................................      10

C

CERCLA.................................................................      37
Certificateholders.....................................................      11
Closing Date...........................................................      17
Code...................................................................      47
Code Plans.............................................................      75
Collection Account.....................................................      11
Commission.............................................................      15
Cut-Off Date...........................................................      11

D

Defective Mortgage Loans...............................................      19
Department.............................................................      76
Depository.............................................................      10
Distribution Account...................................................      11
Distribution Date......................................................      11

E

EDGAR..................................................................      15
ERISA..................................................................      75
ERISA Plans............................................................      75
Event of Default.......................................................      26
Exchange Act...........................................................      15

F

FASIT..................................................................      14
Financial Intermediary.................................................      10
FIRREA.................................................................      78
FIRREA Appraisal.......................................................      79
Form 8-K...............................................................      17
Funding Note...........................................................       9

G

Garn Act...............................................................      43

H

Holders................................................................      11

I

Installment Contracts..................................................      15
Insurance Proceeds.....................................................      12

L

Lender Liability Act...................................................      37
Letter of Credit Bank..................................................      28
Letter of Credit Percentage............................................      28
Liquidation Proceeds...................................................      12

M

Master Servicer........................................................      20
Master Servicer Remittance Date........................................      13
Mortgage Loan File.....................................................      18
Mortgage Loan Schedule.................................................      18
Mortgaged Property.....................................................      16
Mortgages..............................................................      15

N

NCUA...................................................................  45, 78
Non-SMMEA Certificates.................................................      77

O

OCC....................................................................      77
OID Regulations........................................................      51
Operating Advisor......................................................      21
OTS....................................................................      78

P

Plans..................................................................      75
Prepayment Assumption..................................................      52
Prepayment Premium.....................................................      12

R

Random Lot Certificates................................................      51
Regular Certificateholder..............................................      51
Regular Certificates...................................................      48
Regulations............................................................      76
REMIC..................................................................      14

                                       83

REMIC Certificates.....................................................      48
REMIC Pool.............................................................      48
REMIC Regulations......................................................      47
REO Account............................................................      13
REO Property...........................................................      12
Repurchase Price.......................................................      19
Residual Certificateholders............................................      57
Residual Certificates..................................................      48
Responsible Party......................................................      19

S

Securities Act.........................................................       8
Seller.................................................................       7
Senior Certificates....................................................      27
Service................................................................      50
Simple Interest Loans..................................................      16
SMMEA..................................................................      77
Special Servicer.......................................................      20
Specially Serviced Mortgage Loans......................................      20
Standard Certificateholder.............................................      68
Subordinate Certificates...............................................      27
Substitute Mortgage Loans..............................................      19

T

Title V................................................................      45
Title VIII.............................................................      45
Treasury...............................................................      47
Trust Fund.............................................................       9
Trustee................................................................      15

U

U.S. Person............................................................      63
Underwriter's Exemption................................................      76

                                       84

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                   SUBJECT TO COMPLETION, DATED MARCH 7, 2006
                      GS MORTGAGE SECURITIES CORPORATION II

                               Commercial Mortgage
                            Pass-Through Certificates
                                 Series 2006-GG6

                                  GSMS06GG6.xls
                         (Microsoft Excel, Version 5.0)

      The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "GSMS06GG6.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B, Annex C-1 and Annex D to this prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement.
To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage
Pool" in this prospectus supplement and in Annex A, Annex B, Annex C-1 and Annex
D to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

      Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

_______________
(1) Microsoft Excel is a registered trademark of Microsoft Corporation

--------------------------------------------------------------------------------

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                            -------------------------

                              PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                        ------

Annex C-1--Certain Characteristics of the Mortgage Loans.................C-1-1
Annex C-2--Class A-AB Planned Principal Balance Schedule.................C-2-1
Annex C-3--The Shops at LaCantera Amortization Schedule..................C-3-1
Annex D--Structural and Collateral Term Sheet..............................D-1

                                   PROSPECTUS

      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS
EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING
IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO AN UNSOLD ALLOTMENT
OR SUBSCRIPTION.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 $3,593,754,000
                                  (APPROXIMATE)

                      GS Mortgage Securities Trust 2006-GG6
                               (as Issuing Entity)

                                   GS MORTGAGE
                            SECURITIES CORPORATION II
                                 (AS DEPOSITOR)

                               Commercial Mortgage
                           Pass-Through Certificates,
                                 Series 2006-GG6

               Class A-1                       $   102,000,000
               Class A-2                       $ 1,052,000,000
               Class A-3                       $    75,600,000
               Class A-AB                      $   187,800,000
               Class A-4                       $ 1,001,467,000
               Class A-1A                      $   311,801,000
               Class A-M                       $   390,095,000
               Class A-J                       $   292,572,000
               Class B                         $    19,504,000
               Class C                         $    48,762,000
               Class D                         $    39,010,000
               Class E                         $    29,257,000
               Class F                         $    43,886,000

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                          [LOGO] RBS GREENWICH CAPITAL

                              GOLDMAN, SACHS & CO.

                                  CREDIT SUISSE
                               MERRILL LYNCH & CO.
                                 MORGAN STANLEY
                               WACHOVIA SECURITIES

                                  March 7, 2006

--------------------------------------------------------------------------------